                                 Filed with the Securities and Exchange Commission on April 28, 2003
                                                     Registration No. 333-97939
====================================================================================================================================
                                                 SECURITIES AND EXCHANGE COMMISSION
                                                       WASHINGTON, D.C. 20549

                                                   Post-effective Amendment No. 1
                                                            On Form S-2

                                      Registration Statement Under The Securities Act of 1933*

                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (Exact name of registrant as specified in its charter)

                                                         CONNECTICUT
                               (State or other jurisdiction of incorporation or organization)

                                                             63
                                  (Primary Standard Industrial Classification Code Number)

                                                         06-1241288
                                            (I.R.S. Employer Identification No.)

                               ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                          KATHLEEN A. CHAPMAN, CORPORATE SECRETARY
                               ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888
            (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                          Copy To:
                                                     SCOTT K. RICHARDSON, ESQ.
                                                           CHIEF COUNSEL
                                   One Corporate Drive, Shelton, Connecticut 06484 (203) 925-3830

                                  Approximate date of commencement of proposed sale to the public:
                   May 1, 2003 or as soon as practicable after the effective date of this Registration Statement

If any of the  securities  being  registered  on this form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the Securities Act of 1933 check the following:  X .

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of the Form, check the following:  ___.

                                                  Calculation of Registration Fee
====================================================================================================================================
            Title of each                                 Proposed              Proposed
              class of                                     maximum               maximum
             securities              Amount               offering              aggregate             Amount of
                to be                 to be                 price               offering            registration
             registered            registered             per unit               price**                 fee
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------------------------------------------------------------------------------------------------------------------------------------
          Annuity Contracts                                                         $                    $0
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*Pursuant to Rule 429 under the Securities Act of 1934, the prospectus contained in this Registration Statement also relates to annuity contracts which are covered by our earlier registration statements, including Registration File Numbers 33-86918,
33-91402, 333-00941, 333-25733 and 333-53596.
**The proposed  aggregate  offering price is estimated solely for determining the registration  fee. The amount to be registered and the proposed maximum  offering price per unit are not applicable  since these securities are not issued in predetermined  amounts or units.
====================================================================================================================================

ASAP2

as2
                                CROSS REFERENCE SHEET PURSUANT TO REGULATION S-K, ITEM 501

         S-2 Item No.                                                                            Prospectus Heading

1.       Forepart of the Registration Statement and                             Facing Page, Cross Reference Sheet,
         Outside Front Cover Page of Prospectus                                            Outside Front Cover Page

2.       Inside Front Cover and Outside Back Cover of Prospectus                             Available Information,
                                                                             Incorporation of Certain Documents by
                                                        Reference, How Will I Receive Statements, Table of Contents

3.       Summary Information, Risk Factors and Ratio of Earnings              Investment Options, Fees and Charges,
                                                                                        Managing Your Account Value

4.       Use of Proceeds                                    Managing Your Account Value, What are Separate Accounts

5.       Determination of the Offering Price                          Fees and Charges, Managing Your Account Value

6.       Dilution                                                                                    Not applicable

7.       Selling Security Holders                                                                    Not applicable

8.       Plan of Distribution                                 Who Distributes Annuities Offered by American Skandia

9.       Description of Securities to be Registered                    Investment Options, Purchasing Your Annuity,
                                                               Valuing Your Investment, What are Separate Accounts,
                                                                                      Rights, Benefits and Services

10.      Interests of named Expert and Counsel                                                       Not Applicable

11.      Information with Respect to the Registrant                                        Who Is American Skandia?

12.      Incorporation of Certain Documents by Reference            Incorporation of Certain Documents by Reference

13.      Disclosure of Commission Position on Indemnification for                                   Indemnification
         Securities Act Liabilities

                                                                                                    Part II Heading

14.      Other Expenses of Issuance                                                      Other Expenses of Issuance
         and Distribution                                                                          and Distribution

15.      Indemnification of Directors and Officers                        Indemnification of Directors and Officers

16.      Exhibits                                                                                         Exhibits

17.      Undertakings                                                                                  Undertakings

                                                                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                                                     One Corporate Drive, Shelton, Connecticut 06484

This  Prospectus  describes a flexible  premium  deferred  annuity  (the  "Annuity")  offered by  American  Skandia  Life  Assurance
Corporation  ("American  Skandia",  "we",  "our" or "us").  The Annuity may be offered as an  individual  annuity  contract or as an interest in a group annuity.  This  Prospectus  describes the important  features of the Annuity and what you should consider before purchasing the Annuity.  We have also filed a Statement of Additional  Information  that is available from us, without charge,  upon your  request.  The contents of the  Statement of  Additional  Information  are  described on page 62. The Annuity or certain of its investment  options  and/or  features may not be available in all states.  Various  rights and benefits may differ between states to meet  applicable laws and/or  regulations.  In particular,  please refer to Appendix D for a description of certain  provisions that apply to Annuities sold to New York  residents.  Certain terms are  capitalized in this  Prospectus.  Those terms are either defined in the Glossary of Terms or in the context of the particular section.

====================================================================================================================================
American  Skandia offers several  different  annuities  which your investment  professional  may be authorized to offer to you. Each annuity has different  features and benefits that may be  appropriate  for you based on your financial  situation,  your age and how you intend to use the annuity.  The different features and benefits include variations in death benefit  protection,  the ability to access your  annuity's  account value and the charges that you will be subject to if you choose to surrender  the annuity.  The fees and charges may also be different between each annuity.
====================================================================================================================================

If you are purchasing the Annuity as a replacement  for existing  variable  annuity or variable life coverage,  you should  consider any  surrender or penalty  charges you may incur when  replacing  your  existing  coverage and that this Annuity may be subject to a contingent  deferred  sales charge if you elect to surrender  the Annuity or take a partial  withdrawal.  You should  consider  your need to access the Annuity's Account Value and whether the annuity's liquidity features will satisfy that need.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This Annuity is frequently  used for  retirement  planning  because it allows you to accumulate  retirement  savings and also offers annuity payment options when you are ready to begin  receiving  income.  The Annuity also offers one or more death benefits that can protect  your  retirement  savings if you die during a period of  declining  markets.  It may be used as an  investment  vehicle for
"qualified"  investments,  including an IRA,  SEP-IRA,  Roth IRA or Tax  Sheltered  Annuity (or  403(b)).  It may also be used as an investment  vehicle  for  "non-qualified"  investments.  The  Annuity  allows  you to  invest  your  money in a number  of  variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a  "non-qualified"  investment,  you  generally  are not taxed on any  investment  gains the Annuity earns until you make a  withdrawal  or begin to receive  annuity  payments.  This  feature,  referred to as  "tax-deferral",  can be beneficial to the growth of your Account Value  because money that would  otherwise be needed to pay taxes on investment  gains each year remains invested and can earn additional money.  However,  because the Annuity is designed for long-term  retirement savings, a
10%  penalty  tax may be  applied  on  withdrawals  you make  before  you  reach age 59 1/2.  Annuities  purchased  as a  non-qualified investment  are not subject to the maximum  contribution  limits  that may apply to a qualified  investment,  and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified"  investment,  you should consider that the Annuity does not provide any tax advantages in addition to the  preferential  treatment  already  available  through your  retirement  plan under the Internal  Revenue Code. An
Annuity may offer  features  and  benefits in addition to  providing  tax  deferral  that other  investment  vehicles may not offer, including  death benefit  protection for your  beneficiaries,  lifetime income  options,  and the ability to make transfers  between numerous  variable  investment  options  offered  under the Annuity.  You should  consult with your  investment  professional  as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.
------------------------------------------------------------------------------------------------------------------------------------
These  annuities are NOT deposits or obligations  of, or issued,  guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S.  government,  the Federal  Deposit  Insurance  Corporation  (FDIC),  the Federal  Reserve Board or any other agency.  An investment in this annuity involves investment risks, including possible loss of value.
------------------------------------------------------------------------------------------------------------------------------------

THESE  SECURITIES  HAVE NOT BEEN  APPROVED  OR  DISAPPROVED  BY THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES  COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION  TO THE CONTRARY IS A CRIMINAL  OFFENSE.  PLEASE READ THIS  PROSPECTUS AND THE CURRENT  PROSPECTUS FOR THE UNDERLYING
MUTUAL FUNDS.  KEEP THEM FOR FUTURE REFERENCE.
                                            FOR FURTHER INFORMATION CALL 1-800-766-4530.
Prospectus Dated: May 1, 2003                                                 Statement of Additional Information Dated: May 1, 2003
ASAP2-PROS- (05/2003)                                                                                                     ASAPIIPROS
PLEASE SEE OUR PRIVACY POLICY ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

|X|      This Annuity is a "flexible  premium  deferred  annuity." It is called  "flexible  premium"  because you have  considerable flexibility in the timing and amount of premium  payments.  Generally,  investors  "defer"  receiving  annuity payments until after an accumulation period.
|X|      This  Annuity  offers  both  variable  and fixed  investment  options.  If you  allocate  your  Account  Value to  variable investment  options,  the value of your  Annuity  will vary daily to reflect the  investment  performance  of the  underlying investment  options.  Fixed investment  options of different  durations are offered that are guaranteed by us, but may have a
       Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.
|X|      The Annuity features two distinct phases - the accumulation  period and the payout period.  During the accumulation  period your Account Value is allocated to one or more investment options.  The variable  investment  options,  each a Sub-account of
       American Skandia Life Assurance  Corporation  Variable Account B, invest in an underlying  mutual fund portfolio.  Currently, portfolios of the following  underlying mutual funds are being offered:  American Skandia Trust,  Montgomery Variable Series,
       Wells Fargo Variable Trust, Rydex Variable Trust,  INVESCO Variable Investment Funds, Inc., Evergreen Variable Annuity Trust,
       ProFunds VP, First Defined Portfolio Fund LLC and The Prudential Series Fund, Inc.
|X|      During the payout period,  commonly called  "annuitization,"  you can elect to receive  annuity  payments (1) for life; (2)
       for life with a  guaranteed  minimum  number  of  payments;  (3)  based on joint  lives;  or (4) for a  guaranteed  number of payments.  We currently make annuity payments available on a fixed or variable basis.
|X|      This Annuity  offers a basic Death  Benefit.  It also offers  optional  Death  Benefits  that provide an enhanced  level of protection for your beneficiary(ies) for an additional charge.
|X|      You are allowed to withdraw a limited  amount of money from your  Annuity on an annual  basis  without any  charges.  Other product features allow you to access your Account Value as necessary, although a charge may apply.
|X|      Transfers  between  investment  options are tax-free.  Currently,  you may make twenty  transfers each year free of charge.
       We also  offer  several  programs  that  enable you to manage  your  Account  Value as your  financial  needs and  investment performance change.

HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through licensed,  registered  investment  professionals.  You must complete an application and submit a minimum initial  purchase  payment of $1,000.  We may allow you to make a lower  initial  purchase  payment  provided  you  establish a bank drafting  program  under  which  purchase  payments  received  in the first  Annuity  Year  total at least  $1,000.  There is no age restriction to purchase the Annuity.  However, the basic Death Benefit provides greater protection for persons under age 90.

   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED

APPENDIX G - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT AND THE GUARANTEED MINIMUM
DEATH BENEFIT......................................................................................................................1

                                                         GLOSSARY OF TERMS

Many terms used within this  Prospectus  are described  within the text where they appear.  The  description  of those terms are not repeated in this Glossary of Terms.

Account Value:  The value of each  allocation to a Sub-account or a Fixed  Allocation  prior to the Annuity Date, plus any earnings, and/or less any losses,  distributions  and charges.  The Account Value is  calculated  before we assess any  applicable  Contingent
Deferred Sales Charge ("CDSC") and/or any Annual  Maintenance  Fee. The Account Value is determined  separately for each Sub-account and for each Fixed  Allocation,  and then totaled to determine the Account Value for your entire Annuity.  The Account Value of each
Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Annuitization:  The  application  of Account Value to one of the  available  annuity  options for the  Annuitant to begin  receiving periodic payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence.  A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed  Allocation:  An allocation of Account Value that is to be credited a fixed rate of interest for a specified  Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim  Value:  The value of a Fixed  Allocation  on any date other  than the  Maturity  Date.  The  Interim  Value is equal to the initial value allocated to the Fixed Allocation plus all interest  credited to the Fixed Allocation as of the date calculated,  less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market  value  adjustment  used in the  determination  of Account  Value of each Fixed  Allocation  on any day other than the
Maturity Date of such Fixed Allocation.

Owner: With an Annuity issued as an individual  annuity  contract,  the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity.  With an Annuity issued as a certificate  under a group annuity  contract,  the "Owner"
refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender  Value:  The value of your Annuity  available upon surrender  prior to the Annuity Date. It equals the Account Value as of the date we price the  surrender  minus any  applicable  CDSC,  Annual  Maintenance  Fee, Tax Charge and the charge for any optional benefits.

Unit:  A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day:  Every day the New York Stock  Exchange is open for trading or any other day the  Securities and Exchange  Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and charges for the  Annuity.  Some fees and charges are assessed  against your Annuity  while others are assessed  against  assets  allocated  to the variable  investment  options.  The fees and charges that are assessed  against the
Annuity  include the  Contingent  Deferred  Sales  Charge,  Transfer Fee and Annual  Maintenance  Fee. The charges that are assessed against the variable  investment  options are the Insurance Charge,  which is the combination of a mortality and expense risk charge and a charge for  administration  of the Annuity,  and the charge for any optional  benefits you elect.  Each underlying mutual fund portfolio  assesses a charge for investment  management,  other expenses and with some mutual funds, a 12b-1 charge.  The prospectus for each  underlying  mutual fund  provides more  detailed  information  about the expenses for the  underlying  mutual  funds.  Tax charges  may vary by state and in  certain  states a premium  tax  charge  may be  applicable.  All of these  fees and  charges  are described in more detail within this Prospectus.

The  following  table  provides a summary of the fees and charges you will incur if you  surrender  the Annuity or transfer  Account
Value among investment options.  These fees and charges are described in more detail within this Prospectus.

----------------------------------------------------------------------------------------------------------------------------------------
                                                   YOUR TRANSACTION FEES AND CHARGES
---------------------------------------------------------------------------------------------------------------------------------------
                                                    (assessed against the Annuity)
----------------------------------------------------------------------------------------------------------------------------------------
---------------------------------- -----------------------------------------------------------------------------------------------------
           FEE/CHARGE                                                        Amount Deducted
---------------------------------- -----------------------------------------------------------------------------------------------------
----------------------------------
Contingent Deferred Sales Charge*                                                  7.5%
                                        The charge is a percentage of each applicable Purchase Payment deducted upon surrender or withdrawal. The period is measured from the date each Purchase Payment is allocated.
---------------------------------- -----------------------------------------------------------------------------------------------------
----------------------------------
Transfer Fee                                                                      $10.00
                                                           (Deducted after the 20th transfer each Annuity Year)
---------------------------------- -----------------------------------------------------------------------------------------------------

*    The following are the Contingent Deferred Sales Charges (as a percentage of each applicable Purchase Payment) upon surrender or withdrawal.

-------- ------ ------ ----- ------ ------ ----- -------
 Yr. 1   Yr. 2  Yr. 3  Yr.   Yr. 5  Yr. 6  Yr.   Yr. 8+
                        4                   7
-------- ------ ------ ----- ------ ------ ----- -------
-------- ------ ------ ----- ------ ------ ----- -------
 7.5%    7.0%   6.0%   5.0%  4.0%   3.0%   2.0%   0.0%
-------- ------ ------ ----- ------ ------ ----- -------

The  following  table  provides a summary of the periodic  fees and charges you will incur while you own the Annuity,  excluding the underlying mutual fund Portfolio annual expenses.  These fees and charges are described in more detail within this Prospectus.

----------------------------------------------------------------------------------------------------------------------------------------
                                                    YOUR PERIODIC FEES AND CHARGES
----------------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------------
                                            ANNUAL FEES/CHARGES ASSESSED AGAINT THE ANNUITY
----------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------- ------------------------------------------------------------------
                             FEE/CHARGE                                                        Amount Deducted
--------------------------------------------------------------------- ------------------------------------------------------------------
--------------------------------------------------------------------- ------------------------------------------------------------------
Annual Maintenance Fee                                                              Smaller of $30 or 2% of Account Value
                                                                        (Assessed annually on the Annuity's anniversary date or upon surrender)
--------------------------------------------------------------------- ------------------------------------------------------------------
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                                               ANNUAL FEES/CHARGES OF THE SUB-ACCOUNTS*
                                 (as a percentage of the average daily net assets of the Sub-accounts)
--------------------------------------------------------------------- ------------------------------------------------------------------
                             FEE/CHARGE                                                        Amount Deducted
--------------------------------------------------------------------- ------------------------------------------------------------------
Mortality & Expense Risk Charge                                                                     1.25%
--------------------------------------------------------------------- ------------------------------------------------------------------
Administration Charge                                                                               0.15%
--------------------------------------------------------------------- ------------------------------------------------------------------
--------------------------------------------------------------------- ------------------------------------------------------------------
Total Annual Charges of the Sub-accounts**                                     1.40% per year of the value of each Sub-account
--------------------------------------------------------------------- ------------------------------------------------------------------
*    These charges are deducted daily and apply to Variable Investment Options only.
**   The combination of the Mortality and Expense Risk Charges and  Administration  Charge is referred to as the "Insurance  Charge"
elsewhere in this Prospectus.

The following table provides a summary of the fees and charges you will incur if you elect any of the following optional benefits.  These fees and charges are described in more detail within this Prospectus.

----------------------------------------------------------------------------------------------------------------------------------------
                                                YOUR OPTIONAL BENEFIT FEES AND CHARGES
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
                                     Optional Benefit                                         Optional Benefit    Total Annual Charge*
                                                                                                    Fee/
                                                                                                   Charge
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
GUARANTEED RETURN OPTION                                                                                                  1.65%
We offer a program  that  guarantees  a  "return  of  premium"  at a future  date,  while     0.25% of average
allowing you to allocate all or a portion of your Account  Value to the  Sub-accounts  of   daily net assets of
your choice.                                                                                  the Sub-accounts
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT                                                                             1.65%
We offer an Optional  Death  Benefit that provides an enhanced  level of  protection  for     0.25% of average
your  beneficiary(ies)  by providing  amounts in addition to the basic Death Benefit that   daily net assets of
can be used to offset  federal  and state  taxes  payable  on any  taxable  gains in your     the Sub-accounts
Annuity at the time of your death.
------------------------------------------------------------------------------------------- --------------------- ----------------------
------------------------------------------------------------------------------------------- --------------------- ----------------------
HIGHEST ANNIVERSARY VALUE DEATH BENEFIT
We offer an Optional  Death  Benefit that provides an enhanced  level of  protection  for     0.25% of average
your  beneficiary(ies)  by  providing a death  benefit  equal to the greater of the basic   daily net assets of           1.65%
Death Benefit or the Highest Anniversary Value.                                               the Sub-accounts
------------------------------------------------------------------------------------------- --------------------- ----------------------
----------------------------------------------------------------------------------------------------------------------------------------
Please  refer to the section of the  Prospectus  that  describes  each  optional  benefit for a complete  description  of the  benefit, including any restrictions or limitations that may apply.
----------------------------------------------------------------------------------------------------------------------------------------
*  The Total Annual Charge includes the Insurance Charge  assessed against the Annuity.  If you elect more than one optional benefit, the Total Annual Charge includes the charge for each optional benefit.

The  following  table  provides  the range  (minimum  and maximum) of the total  annual  expenses  for the  underlying  mutual funds
("Portfolios")  as of December 31, 2002.  Each figure is stated as a percentage  of the  underlying  Portfolio's  average  daily net assets.

----------------------------------------------------------------------------------------------------------------------------------------
                                               Total Annual Portfolio Operating Expenses
----------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------- -------------------------------------------- --------------------------------------------
                                                                 Minimum                                      Maximum
---------------------------------------------- -------------------------------------------- --------------------------------------------
---------------------------------------------- -------------------------------------------- --------------------------------------------
Total Portfolio Operating Expense                                0.14% *                                       3.14%
---------------------------------------------- -------------------------------------------- --------------------------------------------
*    The minimum total annual  portfolio  operating  expenses are those of a Portfolio  that may invest in mutual funds,  which also charge their own operating expenses.  Thus, the total annual portfolio operating expenses may be higher than indicated.

The following are the investment  management  fees, other expenses,  12b-1 fees (if  applicable),  and the total annual expenses for each underlying  mutual fund  ("Portfolio") as of December 31, 2002,  except as noted.  Each figure is stated as a percentage of the underlying  Portfolio's  average daily net assets.  For certain of the  underlying  Portfolios,  a portion of the  management fee is being waived and/or other  expenses are being  partially  reimbursed.  "N/A"  indicates that no portion of the management fee and/or other expenses is being waived and/or  reimbursed.  The "Net Annual  Portfolio  Operating  Expenses"  reflect the combination of the underlying  Portfolio's  investment  management  fee,  other  expenses  and any  12b-1  fees,  net of any fee  waivers  and  expense reimbursements.  The  following  expenses are deducted by the  underlying  Portfolio  before it provides  American  Skandia with the daily net asset  value.  Any  footnotes  about  expenses  appear  after the list of all the  Portfolios.  The  underlying  Portfolio information  was provided by the underlying  mutual funds and has not been  independently  verified by us. See the  prospectuses  or statements of additional  information of the  underlying  Portfolios for further  details.  The current  prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-766-4530.

---------------------------------------------------------------------------------------------------------------------------------------
                                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                               (as a percentage of the average net assets of the underlying Portfolios)
---------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Portfolio
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimburse-mentExpenses

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
American Skandia Trust: 1
  AST Strong International Equity                     0.88%          0.21%          0.12%         1.21%         0.00%        1.21%
  AST William Blair International Growth              1.00%          0.23%          0.10%         1.33%         0.10%        1.23%
  AST American Century International Growth           1.00%          0.25%          0.00%         1.25%         0.00%        1.25%
  AST DeAM International Equity                       1.00%          0.44%          0.00%         1.44%         0.15%        1.29%
  AST MFS Global Equity                               1.00%          0.41%          0.00%         1.41%         0.00%        1.41%
  AST PBHG Small-Cap Growth                           0.90%          0.22%          0.11%         1.23%         0.00%        1.23%
  AST DeAM Small-Cap Growth                           0.95%          0.20%          0.00%         1.15%         0.15%        1.00%
  AST Federated Aggressive Growth                     0.95%          0.43%          0.00%         1.38%         0.03%        1.35%
  AST Goldman Sachs Small-Cap Value                   0.95%          0.21%          0.11%         1.27%         0.00%        1.27%
  AST Gabelli Small-Cap Value                         0.90%          0.19%          0.01%         1.10%         0.00%        1.10%
  AST DeAM Small-Cap Value                            0.95%          0.53%          0.00%         1.48%         0.33%        1.15%
  AST Goldman Sachs Mid-Cap Growth                    1.00%          0.26%          0.07%         1.33%         0.10%        1.23%
  AST Neuberger Berman Mid-Cap Growth                 0.90%          0.20%          0.06%         1.16%         0.00%        1.16%
  AST Neuberger Berman Mid-Cap Value                  0.90%          0.17%          0.09%         1.16%         0.00%        1.16%
  AST Alger All-Cap Growth                            0.95%          0.19%          0.15%         1.29%         0.00%        1.29%
  AST Gabelli All-Cap Value                           0.95%          0.24%          0.00%         1.19%         0.00%        1.19%
  AST T. Rowe Price Natural Resources                 0.90%          0.23%          0.03%         1.16%         0.00%        1.16%
  AST Alliance Growth                                 0.90%          0.20%          0.03%         1.13%         0.00%        1.13%
  AST MFS Growth                                      0.90%          0.18%          0.10%         1.18%         0.00%        1.18%
  AST Marsico Capital Growth                          0.90%          0.16%          0.04%         1.10%         0.01%        1.09%
  AST Goldman Sachs Concentrated Growth               0.90%          0.15%          0.04%         1.09%         0.06%        1.03%
  AST DeAM Large-Cap Growth                           0.85%          0.23%          0.00%         1.08%         0.10%        0.98%
  AST DeAM Large-Cap Value                            0.85%          0.24%          0.04%         1.13%         0.10%        1.03%
  AST Alliance/Bernstein Growth + Value               0.90%          0.23%          0.00%         1.13%         0.00%        1.13%
  AST Sanford Bernstein Core Value                    0.75%          0.25%          0.00%         1.00%         0.00%        1.00%
  AST Cohen & Steers Realty                           1.00%          0.23%          0.03%         1.26%         0.00%        1.26%
  AST Sanford Bernstein Managed Index 500             0.60%          0.16%          0.08%         0.84%         0.00%        0.84%
  AST American Century Income & Growth                0.75%          0.23%          0.00%         0.98%         0.00%        0.98%
  AST Alliance Growth and Income                      0.75%          0.15%          0.08%         0.98%         0.02%        0.96%
  AST MFS Growth with Income                          0.90%          0.28%          0.01%         1.19%         0.00%        1.19%
  AST INVESCO Capital Income                          0.75%          0.17%          0.03%         0.95%         0.00%        0.95%
  AST DeAM Global Allocation                          0.10%          0.04%          0.00%         0.14%         0.00%        0.14%
  AST American Century Strategic Balanced             0.85%          0.25%          0.00%         1.10%         0.00%        1.10%
  AST T. Rowe Price Asset Allocation                  0.85%          0.26%          0.00%         1.11%         0.00%        1.11%
  AST T. Rowe Price Global Bond                       0.80%          0.26%          0.00%         1.06%         0.00%        1.06%
  AST Federated High Yield                            0.75%          0.19%          0.00%         0.94%         0.00%        0.94%
  AST Lord Abbett Bond-Debenture                      0.80%          0.24%          0.00%         1.04%         0.00%        1.04%
  AST DeAM Bond                                       0.85%          0.23%          0.00%         1.08%         0.15%        0.93%
  AST PIMCO Total Return Bond                         0.65%          0.15%          0.00%         0.80%         0.02%        0.78%
  AST PIMCO Limited Maturity Bond                     0.65%          0.18%          0.00%         0.83%         0.00%        0.83%
  AST Money Market                                    0.50%          0.13%          0.00%         0.63%         0.05%        0.58%

Montgomery Variable Series:
  Emerging Markets                                    1.25%          0.43%           0.00%         1.68%        0.00%        1.68%

Wells Fargo Variable Trust:
  Equity Value                                        0.55%          0.48%          0.25%         1.28%         0.28%        1.00%
  Equity Income                                       0.55%          0.30%          0.25%         1.10%         0.10%        1.00%

Rydex Variable Trust:
  Nova                                                 0.75%         0.97%           0.00%         1.72%         0.00%        1.72%
  Ursa                                                 0.90%         0.89%           0.00%         1.79%         0.00%        1.79%
  OTC                                                  0.75%         0.99%           0.00%         1.74%         0.00%        1.74%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Portfolio
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimburse-mentExpenses

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

INVESCO Variable Investment Funds, Inc.:
  Dynamics                                             0.75%         0.37%           0.00%         1.12%         0.00%        1.12%
  Technology                                           0.75%         0.36%           0.00%         1.11%         0.00%        1.11%
  Health Sciences                                      0.75%         0.32%           0.00%         1.07%         0.00%        1.07%
  Financial Services                                   0.75%         0.34%           0.00%         1.09%         0.00%        1.09%
  Telecommunications                                   0.75%         0.47%           0.00%         1.22%         0.00%        1.22%

Evergreen Variable Annuity Trust:
  Global Leaders                                       0.87%         0.31%           0.00%         1.18%         0.18%        1.00%
  Special Equity                                       0.92%         0.26%           0.00%         1.18%         0.15%        1.03%
  Omega                                                0.52%         0.18%           0.00%         0.70%         0.00%        0.70%

ProFund VP:
  Europe 30                                            0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Asia 30                                              0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Japan                                                0.75%         1.06%           0.25%         2.06%         0.08%        1.98%
  Banks                                                0.75%         1.11%           0.25%         2.11%         0.13%        1.98%
  Basic Materials                                      0.75%         1.21%           0.25%         2.21%         0.23%        1.98%
  Biotechnology                                        0.75%         1.16%           0.25%         2.16%         0.18%        1.98%
  Consumer Cyclical                                    0.75%         1.65%           0.25%         2.65%         0.67%        1.98%
  Consumer Non-Cyclical                                0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Energy                                               0.75%         1.16%           0.25%         2.16%         0.18%        1.98%
  Financial                                            0.75%         1.14%           0.25%         2.14%         0.16%        1.98%
  Healthcare                                           0.75%         1.14%           0.25%         2.14%         0.16%        1.98%
  Industrial                                           0.75%         1.65%           0.25%         2.65%         0.67%        1.98%
  Internet                                             0.75%         1.04%           0.25%         2.04%         0.06%        1.98%
  Pharmaceuticals                                      0.75%         1.12%           0.25%         2.12%         0.14%        1.98%
  Precious Metals                                      0.75%         0.98%           0.25%         1.98%          N/A         1.98%
  Real Estate                                          0.75%         1.13%           0.25%         2.13%         0.15%        1.98%
  Semiconductor                                        0.75%         1.33%           0.25%         2.33%         0.35%        1.98%
  Technology                                           0.75%         1.27%           0.25%         2.27%         0.29%        1.98%
  Telecommunications                                   0.75%         1.19%           0.25%         2.19%         0.21%        1.98%
  Utilities                                            0.75%         1.17%           0.25%         2.17%         0.19%        1.98%
  Bull                                                 0.75%         0.91%           0.25%         1.91%          N/A         1.91%
  Bear                                                 0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  UltraBull 2                                          0.75%         1.12%           0.25%         2.12%         0.27%        1.85%
  OTC                                                  0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Short OTC                                            0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  UltraOTC                                             0.75%         1.08%           0.25%         2.08%         0.13%        1.95%
  Mid-Cap Value                                        0.75%         1.25%           0.25%         2.25%         0.27%        1.98%
  Mid-Cap Growth                                       0.75%         1.22%           0.25%         2.22%         0.24%        1.98%
  UltraMid-Cap                                         0.75%         1.36%           0.25%         2.36%         0.38%        1.98%
  Small-Cap Value                                      0.75%         1.45%           0.25%         2.45%         0.47%        1.98%
  Small-Cap Growth                                     0.75%         1.20%           0.25%         2.20%         0.22%        1.98%
  UltraSmall-Cap                                       0.75%         1.15%           0.25%         2.15%         0.17%        1.98%
  U.S. Government Plus                                 0.50%         0.96%           0.25%         1.71%          N/A         1.71%
  Rising Rates Opportunity                             0.75%         1.13%           0.25%         2.13%         0.15%        1.98%

First Defined Portfolio Fund LLC:
  First Trust(R)10 Uncommon Values                     0.60%          2.29%          0.25%         3.14%         1.95%        1.37%

The Prudential Series Fund, Inc.:
SP Jennison International Growth                      0.85%          0.70%          0.25%         1.80%         0.16%        1.64%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

1        The  Investment  Manager of American  Skandia  Trust (the  "Trust") has agreed to  reimburse  and/or waive fees for certain
     Portfolios  until at least April 30, 2004. The caption "Total Annual  Portfolio  Operating  Expenses"  reflects the Portfolios'
     fees and expenses before such waivers and reimbursements,  while the caption "Net Annual Portfolio Operating Expenses" reflects the effect of such waivers and  reimbursements.  The Trust adopted a  Distribution  Plan (the  "Distribution  Plan") under Rule
     12b-1 of the  Investment  Company Act of 1940 to permit an affiliate  of the Trust's  Investment  Manager to receive  brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these  commissions to promote  the sale of shares of such  Portfolios.  While the  brokerage  commission  rates and  amounts  paid by the  various
     Portfolios  are not  expected  to increase as a result of the  Distribution  Plan,  the staff of the  Securities  and  Exchange
     Commission takes the position that commission  amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios.  The Distribution Fee estimates are derived and annualized from data regarding  commission  amounts directed under the Distribution  Plan.  Although there are no maximum amounts  allowable,  actual  commission  amounts directed under the Distribution  Plan will vary and the amounts  directed during the last full fiscal year of the Plan's  operations may differ from the amounts listed in the above chart.
2        Effective  May 1, 2003,  the ProFunds VP Bull Plus  portfolio  changed its name to ProFund VP UltraBull to reflect a change in its investment objective.

EXPENSE EXAMPLES
These  examples  are  designed to assist you in  understanding  the various  expenses  you may incur with the Annuity  over  certain periods of time based on specific  assumptions.  The examples  reflect the  Contingent  Deferred  Sales Charges  (when  applicable),
Annual  Maintenance Fee (when  applicable),  Insurance  Charge,  and the maximum total annual portfolio  operating  expenses for the underlying  Portfolio  (shown  above),  as well as the charges for the optional  benefits  that are offered  under the Annuity.  The
Securities and Exchange Commission ("SEC") requires these examples.

Below are  examples  showing  what you would pay in  expenses at the end of the stated time  periods  for each  Sub-account  had you invested $10,000 in the Annuity and received a 5% annual return on assets, and elected all optional benefits available.

The examples  shown assume that:  (a) you only allocate  Account Value to the  Sub-account  with the maximum total annual  portfolio operating expenses for the underlying  Portfolio (shown above),  not to a Fixed Allocation;  (b) the Insurance Charge is assessed as
1.40% per year; (c) the Annual  Maintenance Fee (when applicable) is reflected as an asset-based  charge based on an assumed average contract  size;  (d) you make no  withdrawals  of Account  Value during the period shown;  (e) you make no  transfers,  withdrawals, surrender  or other  transactions  for which we charge a fee during the period  shown;  (f) no tax charge  applies;  (g) the maximum total annual portfolio  operating  expenses for the underlying  Portfolio  (shown above) are reflected;  and (h) the charge for each optional benefit is reflected as an additional charge equal to 0.25% per year,  respectively,  for the Guaranteed Return Option, the
Enhanced  Beneficiary  Protection and the Highest Anniversary Value Death Benefit.  Amounts shown in the examples are rounded to the nearest dollar.

Expense  Examples  are  provided as follows:  1.) if you  surrender  the  Annuity at the end of the stated time  period;  2.) if you annuitize at the end of the stated time period; and 3.) if you do not surrender your Annuity.

THE EXAMPLES ARE  ILLUSTRATIVE  ONLY - THEY SHOULD NOT BE CONSIDERED A  REPRESENTATION  OF PAST OR FUTURE EXPENSES OF THE UNDERLYING
MUTUAL FUNDS OR THEIR  PORTFOLIOS - ACTUAL  EXPENSES WILL BE LESS THAN THOSE SHOWN IF YOU DO NOT ELECT ALL OF THE OPTIONAL  BENEFITS
AVAILABLE OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

If you surrender your contract at the end of the applicable time period:

            ----------------------------- --------------------------- --------------------------- --------------------------
                       1 year                      3 years                     5 years                    10 years
            ----------------------------- --------------------------- --------------------------- --------------------------
            ----------------------------- --------------------------- --------------------------- --------------------------
                        1299                         2236                        3110                       5338
            ----------------------------- --------------------------- --------------------------- --------------------------

If you annuitize at the end of the applicable time period:

            ----------------------------- --------------------------- --------------------------- --------------------------
                       1 year                      3 years                     5 years                    10 years
            ----------------------------- --------------------------- --------------------------- --------------------------
            ----------------------------- --------------------------- --------------------------- --------------------------
                        549                          1636                        2710                       5338
            ----------------------------- --------------------------- --------------------------- --------------------------

If you do not surrender your contract:

            ----------------------------- --------------------------- --------------------------- --------------------------
                       1 year                      3 years                     5 years                    10 years
            ----------------------------- --------------------------- --------------------------- --------------------------
            ----------------------------- --------------------------- --------------------------- --------------------------
                        549                          1636                        2710                       5338
            ----------------------------- --------------------------- --------------------------- --------------------------

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable  investment option is a Sub-account of American Skandia Life Assurance  Corporation  Variable Account B (see "What are
Separate  Accounts" for more detailed  information.)  Each Sub-account  invests  exclusively in one Portfolio.  You should carefully read the prospectus for any Portfolio in which you are interested.  The following chart  classifies each of the Portfolios  based on our  assessment  of their  investment  style (as of the date of this  Prospectus).  The chart also  provides a  description  of each
Portfolio's  investment  objective (in italics) and a short,  summary description of their key policies to assist you in determining which Portfolios may be of interest to you. There is no guarantee that any underlying Portfolio will meet its investment objective.

The name of the  advisor/sub-advisor  for each Portfolio  appears next to the description.  Those Portfolios whose name includes the prefix "AST" are Portfolios of American  Skandia Trust.  The investment  manager for AST is American  Skandia  Investment  Services,
Incorporated,  an affiliated company of American Skandia.  However, a sub-advisor,  as noted below, is engaged to conduct day-to-day investment decisions.

The Portfolios are not publicly traded mutual funds.  They are only available as investment  options in variable  annuity  contracts and variable  life  insurance  policies  issued by insurance  companies,  or in some cases,  to  participants  in certain  qualified retirement  plans.  However,  some of the Portfolios  available as Sub-accounts  under the Annuity are managed by the same portfolio advisor or  sub-advisor  as a retail  mutual fund of the same or similar name that the  Portfolio may have been modeled after at its inception.  Certain retail mutual funds may also have been modeled after a Portfolio.  While the  investment  objective and policies of the retail  mutual  funds and the  Portfolios  may be  substantially  similar,  the  actual  investments  will  differ to varying degrees.  Differences  in the  performance  of the funds can be  expected,  and in some cases could be  substantial.  You should not compare the  performance  of a publicly  traded mutual fund with the  performance  of any  similarly  named  Portfolio  offered as a
Sub-account.  Details about the  investment  objectives,  policies,  risks,  costs and management of the Portfolios are found in the prospectuses  for the underlying  mutual funds.  The current  prospectus and statement of additional  information for the underlying
Portfolios can be obtained by calling 1-800-766-4530.

====================================================================================================================================
Effective  March 16, 2001,  the Nova,  Ursa and OTC  portfolios of Rydex  Variable  Trust will no longer be offered as  Sub-accounts under the  Annuity.  Owners of  Annuities  issued on or after March 16, 2001 will not be allowed to  allocate  Account  Value to the
Rydex Nova, Rydex Ursa or Rydex OTC  Sub-accounts.  Except as noted below,  Owners of Annuities issued before March 16, 2001, and/or their authorized  investment  professionals,  will no longer be able to allocate additional Account Value or make transfers into the
Rydex Nova, Rydex Ursa or Rydex OTC  Sub-accounts.  Annuity Owners and/or their  authorized  investment  professionals  who elect to transfer  Account Value out of the Rydex  Sub-accounts on or after March 16, 2001 will not be allowed to transfer Account Value into the Rydex Sub-accounts at a later date. Bank drafting,  dollar cost averaging,  asset allocation and rebalancing  programs that were effective  before  March 16, 2001 and  included  one or more of the Rydex  Sub-accounts  will be allowed to  continue.  However,  no changes involving the Rydex Sub-accounts may be made to such programs.
====================================================================================================================================

====================================================================================================================================
Effective  close of business June 28, 2002, the AST Goldman Sachs  Small-Cap  Value  portfolio is no longer offered as a Sub-account under the  Annuity,  except as noted below.  Annuity  contracts  with Account  Value  allocated to the AST Goldman  Sachs  Small-Cap
Value  Sub-account  on or before June 28, 2002 may continue to allocate  Account Value and make transfers into the AST Goldman Sachs
Small-Cap  Value  Sub-account,  including any bank drafting,  dollar cost  averaging,  asset  allocation and  rebalancing  programs.
Owners of Annuities  issued after June 28, 2002 will not be allowed to allocate  Account  Value to the AST Goldman  Sachs  Small-Cap
Value Sub-account.
====================================================================================================================================
====================================================================================================================================

====================================================================================================================================
====================================================================================================================================
The AST Goldman Sachs Small-Cap Value  Sub-account may be offered to new Owners at some future date;  however,  at the present time,
American Skandia has no intention to do so.
====================================================================================================================================

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST Strong  International  Equity: seeks long-term capital growth by investing in a diversified      Strong Capital
      EQUITY        portfolio  of  international  equity  securities  the issuers of which are  considered  to have    Management, Inc.
                    strong  earnings  momentum.  The  Portfolio  seeks to meet its  objective by  investing,  under normal  market  conditions,  at least 80% of its total  assets in a  diversified  portfolio  of equity  securities  of  companies  located or operating in  developed  non-U.S.  countries  and emerging  markets  of the  world.  The  Sub-advisor  intends  to  focus  on  companies  with an
                    above-average   potential  for  long-term  growth  and  attractive  relative  valuations.   The
                    Sub-advisor selects companies based on five key factors: growth,  valuation,  management,  risk and sentiment.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST William Blair  International  Growth (f/k/a AST Janus  Overseas  Growth):  seeks  long-term     William Blair &
      EQUITY        growth of capital.  The  Portfolio  pursues its  objective  primarily  through  investments  in    Company, L.L.C.
                    equity  securities  of issuers  located  outside  the United  States.  The  Portfolio  normally invests at least 80% of its total assets in securities of issuers from at least five  different countries,  excluding the United States.  The Portfolio invests primarily in companies selected for their growth  potential.  Securities are generally  selected  without regard to any defined allocation among countries,  geographic regions or industry sectors, or other similar selection procedure.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST American Century  International  Growth:  seeks capital growth.  The Portfolio will seek to
      EQUITY        achieve its investment  objective by investing  primarily in equity securities of international companies  that the  Sub-advisor  believes  will  increase  in value  over time.  Under  normal conditions,  the  Portfolio  will  invest at least 65% of its  assets in equity  securities  of issuers from at least three  countries  outside of the United States.  The  Sub-advisor  uses a growth  investment  strategy it developed  that looks for  companies  with earnings and revenue
                    growth.  The  Sub-advisor  will  consider  a  number  of other  factors  in  making  investment      American Century
                    selections,  including the prospects for relative  economic  growth among countries or regions,        Investment
                    economic and political  conditions,  expected inflation rates,  currency exchange  fluctuations     Management, Inc.
                    and tax considerations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM  International  Equity:  seeks capital growth.  The Portfolio pursues its objective by investing  at least 80% of the value of its assets in the equity  securities  of  companies  in developed  non-U.S.  countries that are represented in the MSCI EAFE(R)Index. The target of this
  INTER-NATIONAL    Portfolio  is to track the  performance  of the MSCI  EAFE(R)Index  within  4% with a  standard      Deutsche Asset
      EQUITY        deviation  expected of +/- 4%. The  Sub-advisor  considers  a number of factors in  determining     Management, Inc.
                    whether to invest in a stock,  including  earnings growth rate,  analysts'  estimates of future earnings and industry-relative price multiples.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Global Equity:  seeks capital growth.  Under normal circumstances the Portfolio invests
                    at least 80% of its assets in equity securities of U.S. and foreign issuers  (including issuers      Massachusetts
  GLOBAL EQUITY     in developing  countries).  The Portfolio  generally seeks to purchase  securities of companies    Financial Services
                    with relatively large market capitalizations relative to the market in which they are traded.           Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST PBHG  Small-Cap  Growth:  seeks  capital  growth.  The  Portfolio  pursues its objective by primarily  investing  at  least  80% of the  value  of its  assets  in  the  common  stocks  of
                    small-sized  companies,  whose market  capitalizations are similar to market capitalizations of     Pilgrim Baxter &
 SMALL CAP GROWTH   the  companies  in the  Russell  2000(R)Index at the time of the  Portfolio's  investment.  The     Associates, Ltd.
                    Sub-advisor  expects to focus primarily on those  securities  whose market  capitalizations  or annual revenues are less than $1billion at the time of purchase.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP GROWTH   AST DeAM  Small-Cap  Growth:  seeks maximum  growth of  investors'  capital from a portfolio of growth  stocks of  smaller  companies.  The  Portfolio  pursues  its  objective,  under  normal circumstances,  by  primarily  investing  at  least  80%  of its  total  assets  in the  equity
                    securities  of  small-sized   companies  included  in  the  Russell  2000  Growth(R)Index.  The
                    Sub-advisor  employs  an  investment  strategy  designed  to  maintain  a  portfolio  of equity      Deutsche Asset
                    securities  which  approximates  the market risk of those  stocks  included in the Russell 2000     Management, Inc.
                    Growth(R)Index, but which attempts to outperform the Russell 2000 Growth(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    SMALL CAP       AST Federated  Aggressive  Growth:  seeks capital growth.  The Portfolio pursues its investment
     GROWTH         objective by investing in the stocks of small  companies  that are traded on national  security
                    exchanges,  NASDAQ stock  exchange and the  over-the-counter-market.  Small  companies  will be    Federated Investment
                    defined as  companies  with market  capitalizations  similar to  companies  in the Russell 2000   Counseling/Federated
                    Index or the Standard & Poor's  Small Cap 600 Index.  Up to 25% of the  Portfolio's  net assets    Global Investment
                    may be invested in foreign securities, which are typically denominated in foreign currencies.       Management Corp.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Goldman Sachs Small-Cap Value:  seeks long-term  capital  appreciation.  The Portfolio will seek its objective through  investments  primarily in equity securities that are believed to be undervalued in the marketplace.  The Portfolio  primarily seeks companies that are small-sized,
                    based on the value of their  outstanding  stock.  The  Portfolio  will  have a  non-fundamental   Goldman Sachs Asset
 SMALL CAP VALUE    policy to invest, under normal circumstances,  at least 80% of the value of its assets in small        Management
                    capitalization  companies.  The 80%  investment  requirement  applies at the time the Portfolio invests  its  assets.  The  Portfolio  generally  defines  small  capitalization  companies  as companies with a capitalization of $5 billion or less.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST Gabelli Small-Cap Value:  seeks to provide long-term capital growth by investing  primarily in  small-capitalization  stocks  that  appear to be  undervalued.  The  Portfolio  will have a non-fundamental policy to invest, under normal circumstances,  at least 80% of the value of its assets in small capitalization  companies.  The 80% investment  requirement applies at the time the  Portfolio  invests  its assets.  The  Portfolio  generally  defines  small  capitalization companies as those with a capitalization  of $1.5 billion or less.  Reflecting a value approach
                    to  investing,  the Portfolio  will seek the stocks of companies  whose current stock prices do        GAMCO
                    not appear to adequately reflect their underlying value as measured by assets,  earnings,  cash     Investors, Inc.
                    flow or business franchises.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP VALUE    AST DeAM Small-Cap Value:  seeks maximum growth of investors'  capital.  The Portfolio  pursues      Deutsche Asset
                    its  objective,  under normal  market  conditions,  by primarily  investing at least 80% of its      Management, Inc.
                    total assets in the equity  securities of small-sized  companies  included in the Russell 2000(R)
                    Value Index. The Sub-advisor  employs an investment  strategy  designed to maintain a portfolio of equity  securities  which  approximates  the market  risk of those  stocks  included  in the
                    Russell 2000(R)Value Index, but which attempts to outperform the Russell 2000(R)Value Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP GROWTH    AST Goldman Sachs Mid-Cap  Growth (f/k/a AST Janus Mid-Cap  Growth):  seeks  long-term  capital   Goldman Sachs Asset
                    growth.  The  Portfolio  pursues its  investment  objective,  by investing  primarily in equity    Management
                    securities selected for their growth potential,  and normally invests at least 80% of the value of its assets in medium capitalization  companies. For purposes of the Portfolio,  medium-sized companies  are those whose market  capitalizations  (measured at the time of  investment)  fall within the range of  companies  in the  Standard & Poor's  MidCap  400 Index.  The  Sub-advisor seeks  to  identify  individual  companies  with  earnings  growth  potential  that  may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP GROWTH    AST Neuberger  Berman Mid-Cap  Growth:  seeks capital growth.  Under normal market  conditions,     Neuberger Berman
                    the Portfolio  primarily invests at least 80% of its net assets in the common stocks of mid-cap      Management Inc.
                    companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that fall within the range of the Russell Midcap(R)Index,  at the time of investment,  are considered mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of large-cap companies as well as in small-cap  companies.  The Sub-advisor looks for fast-growing companies that are in new or rapidly evolving industries.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MID-CAP VALUE    AST Neuberger Berman Mid-Cap Value: seeks capital growth.  Under normal market conditions,  the     Neuberger Berman
                    Portfolio  primarily  invests at least 80% of its net  assets in the  common  stocks of mid-cap      Management Inc.
                    companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that fall within the range of the Russell  Midcap(R)Index at the time of investment  are  considered mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of large-cap  companies as well as in small-cap  companies.  Under the Portfolio's  value-oriented investment  approach,  the Sub-advisor looks for well-managed  companies whose stock prices are undervalued and that may rise in price before other investors realize their worth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      ALL-CAP       AST Alger All-Cap Growth:  seeks long-term  capital growth.  The Portfolio invests primarily in        Fred Alger
      GROWTH        equity securities,  such as common or preferred stocks, that are listed on U.S. exchanges or in      Management, Inc.
                    the  over-the-counter  market.  The Portfolio may invest in the equity  securities of companies of all sizes,  and may emphasize  either  larger or smaller  companies at a given time based on the Sub-advisor's assessment of particular companies and market conditions.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Gabelli  All-Cap  Value:  seeks  capital  growth.  The  Portfolio  pursues its objective by investing primarily in readily marketable equity securities including common stocks,  preferred stocks and  securities  that may be converted at a later time into common stock.  The Portfolio
      ALL-CAP       may invest in the  securities  of companies of all sizes,  and may  emphasize  either larger or
       VALUE        smaller  companies  at a  given  time  based  on the  Sub-advisor's  assessment  of  particular  GAMCO Investors, Inc.
                    companies and market  conditions.  The Portfolio  focuses on companies that appear  underpriced relative  to their  private  market  value  ("PMV").  PMV is the  value  that  the  Portfolio's
                    Sub-advisor believes informed investors would be willing to pay for a company.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST T. Rowe Price Natural  Resources:  seeks  long-term  capital growth  primarily  through the common stocks of companies  that own or develop  natural  resources  (such as energy  products, precious  metals and forest  products)  and other basic  commodities.  The  Portfolio  normally invests  primarily (at least 80% of its total assets) in the common stocks of natural  resource
      SECTOR        companies whose earnings and tangible  assets could benefit from  accelerating  inflation.  The      T. Rowe Price
                    Portfolio looks for companies that have the ability to expand production,  to maintain superior     Associates, Inc.
                    exploration  programs  and  production   facilities,   and  the  potential  to  accumulate  new
                    resources.  At least 50% of Portfolio assets will be invested in U.S. securities,  up to 50% of total assets also may be invested in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance  Growth:  seeks long-term  capital growth.  The Portfolio  invests at least 80% of its total assets in the equity  securities of a limited  number of large,  carefully  selected, high-quality  U.S.  companies  that are judged  likely to  achieve  superior  earnings  growth.
 LARGE CAP GROWTH   Normally,  about 40-60  companies will be  represented in the Portfolio,  with the 25 companies     Alliance Capital
                    most  highly  regarded  by  the  Sub-advisor  usually  constituting  approximately  70%  of the     Management, L.P.
                    Portfolio's  net assets.  An emphasis is placed on identifying  companies  whose  substantially above average prospective earnings growth is not fully reflected in current market valuations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST MFS  Growth:  seeks  long-term  capital  growth  and future  income.  Under  normal  market conditions,  the  Portfolio  invests  at least 80% of its total  assets  in common  stocks  and related securities,  such as preferred stocks,  convertible securities and depositary receipts,
                    of companies that the  Sub-advisor  believes offer better than average  prospects for long-term       Massachusetts
                    growth.  The Sub-advisor seeks to purchase  securities of companies that it considers  well-run    Financial Services
                    and  poised  for  growth.  The  Portfolio  may  invest up to 35% of its net  assets in  foreign         Company
                    securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST Marsico  Capital  Growth:  seeks capital  growth.  Income  realization is not an investment objective  and  any  income  realized  on  the  Portfolio's  investments,  therefore,  will  be incidental to the Portfolio's  objective.  The Portfolio will pursue its objective by investing primarily in common stocks of larger,  more  established  companies.  In selecting  investments for the Portfolio,  the Sub-advisor uses an approach that combines "top down" economic analysis with "bottom up" stock selection.  The "top down" approach identifies  sectors,  industries and
                    companies that should benefit from the trends the  Sub-advisor  has observed.  The  Sub-advisor     Marsico Capital
                    then looks for individual  companies with earnings growth  potential that may not be recognized     Management, LLC
                    by the market at large, a "bottom up" stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Goldman Sachs Concentrated  Growth (f/k/a AST JanCap Growth):  seeks growth of capital in a
                    manner  consistent  with  the  preservation  of  capital.   Realization  of  income  is  not  a
                    significant  investment  consideration and any income realized on the Portfolio's  investments, therefore,  will be  incidental to the  Portfolio's  objective.  The Portfolio  will pursue its
 LARGE CAP GROWTH   objective  by investing  primarily  in equity  securities  of  companies  that the  Sub-advisor   Goldman Sachs Asset
                    believes have  potential to achieve  capital  appreciation  over the  long-term.  The Portfolio        Management
                    seeks to achieve  its  investment  objective  by  investing,  under  normal  circumstances,  in approximately  30 - 45 companies  that are  considered by the  Sub-advisor to be positioned for long-term growth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM  Large-Cap  Growth:  seeks  maximum  growth of capital by  investing  primarily in the growth stocks of larger  companies.  The Portfolio  pursues its objective,  under normal market conditions,  by primarily  investing at least 80% of its total assets in the equity  securities
 LARGE CAP GROWTH   of large-sized  companies  included in the Russell 1000(R)Growth Index. The Sub-advisor  employs      Deutsche Asset
                    an  investment   strategy   designed  to  maintain  a  portfolio  of  equity  securities  which     Management, Inc.
                    approximates  the market risk of those stocks  included in the Russell 1000(R)Growth Index,  but which attempts to outperform the Russell 1000(R)Growth Index through active stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Large-Cap Value (f/k/a AST Janus Strategic Value):  seeks maximum growth of capital by investing  primarily  in the value  stocks of  larger  companies.  The  Portfolio  pursues  its objective,  under normal market conditions, by primarily investing at least 80% of the value of
                    its assets in the equity  securities  of  large-sized  companies  included in the Russell 1000(R)    Deutsche Asset
  LARGE CAP VALUE   Value Index. The Sub-advisor  employs an investment  strategy  designed to maintain a portfolio     Management, Inc.
                    of equity  securities  which  approximates  the market  risk of those  stocks  included  in the
                    Russell  1000(R)Value Index,  but which  attempts to  outperform  the Russell  1000(R)Value Index through active stock selection.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    LARGE CAP       AST Alliance/Bernstein  Growth + Value: seeks capital growth by investing  approximately 50% of     Alliance Capital
     BLEND          its assets in growth  stocks of large  companies and  approximately  50% of its assets in value    Management, L.P.
                    stocks of large  companies.  The Portfolio will invest primarily in commons tocks of large U.S.
                    companies  included in the Russell  1000(R)Index (the "Russell  1000(R)").  The Russell 1000(R)is a
                    market  capitalization-weighted  index that measures the  performance of the 1,000 largest U.S.
                    companies.  Normally,  about 60-85  companies will be represented in the Portfolio,  with 25-35 companies  primarily from the Russell 1000(R)Growth Index constituting  approximately 50% of the
                    Portfolio's  net assets and 35-50  companies  primarily  from the  Russell  1000(R)Value  Index
                    constituting  the  remainder  of  the  Portfolio's  net  assets.   There  will  be  a  periodic
                    rebalancing  of each  segment's  assets  to take  account  of market  fluctuations  in order to maintain the approximately equal allocation.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  LARGE CAP VALUE   AST Sanford  Bernstein Core Value:  seeks  long-term  capital growth by investing  primarily in   Sanford C. Bernstein
                    common stocks.  The  Sub-advisor  expects that the majority of the  Portfolio's  assets will be         & Co., LLC
                    invested in the common stocks of large  companies  that appear to be  undervalued.  Among other things, the Portfolio seeks to identify compelling buying opportunities  created when companies are undervalued on the basis of investor  reactions to near-term problems or circumstances even though their long-term  prospects  remain sound. The Sub-advisor  seeks to identify  individual companies with earnings growth potential that may not be recognized by the market at large.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   REAL ESTATE      AST Cohen & Steers Realty:  seeks to maximize  total return  through  investment in real estate
     (REIT)         securities.  The  Portfolio  pursues  its  investment  objective  by  investing,  under  normal circumstances,  at least 80% of its net assets in  securities  of real  estate  issuers.  Under normal  circumstances,  the Portfolio will invest substantially all of its assets in the equity
                    securities of real estate companies,  i.e., a company that derives at least 50% of its revenues     Cohen & Steers
                    from the ownership,  construction,  financing, management or sale of real estate or that has at   Capital Management,
                    least  50% of its  assets in real  estate.  Real  estate  companies  may  include  real  estate           Inc.
                    investment trusts or REITs.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Sanford Bernstein Managed Index 500: will invest, under normal circumstances,  at least 80%
                    of its net assets in  securities  included in the Standard & Poor's 500  Composite  Stock Price
                    Index  (the  "S&P(R)500 ").  The  Portfolio  seeks  to  outperform  the S&P 500  through  stock selection  resulting  in  different  weightings  of common  stocks  relative to the index.  The
                    Portfolio will invest  primarily in the common stocks of companies  included in the S&P 500. In seeking  to  outperform  the S&P  500,  the  Sub-advisor  starts  with a  portfolio  of  stocks
  MANAGED INDEX     representative  of the holdings of the index.  It then uses a set of  fundamental  quantitative   Sanford C. Bernstein
                    criteria  that are designed to indicate  whether a particular  stock will  predictably  perform        & Co., LLC
                    better or worse than the S&P 500. Based on these criteria,  the Sub-advisor  determines whether the  Portfolio  should  over-weight,  under-weight  or hold a  neutral  position  in the  stock relative  to the  proportion  of the S&P 500  that  the  stock  represents.  In  addition,  the
                    Sub-advisor  also  may  determine  that  based on the  quantitative  criteria,  certain  equity securities that are not included in the S&P 500 should be held by the Portfolio.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST American  Century Income & Growth:  seeks capital growth with current income as a secondary objective.  The Portfolio  invests  primarily in common stocks that offer potential for capital
      GROWTH        growth,  and may,  consistent  with its  investment  objective,  invest  in stocks  that  offer     American Century
       AND          potential for current income.  The  Sub-advisor  utilizes a quantitative  management  technique        Investment
      INCOME        with a goal of building an equity  portfolio  that  provides  better  returns  than the S&P 500     Management, Inc.
                    Index without taking on significant  additional risk and while  attempting to create a dividend yield that will be greater than the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Alliance Growth and Income:  seeks long-term  growth of capital and income while attempting to avoid excessive  fluctuations in market value. The Portfolio  normally will invest in common
      GROWTH        stocks  (and  securities   convertible  into  common  stocks).  The  Sub-advisor  will  take  a
       AND          value-oriented  approach,  in that it will  try to keep  the  Portfolio's  assets  invested  in     Alliance Capital
      INCOME        securities that are selling at reasonable  valuations in relation to their fundamental business     Management, L.P.
                    prospects.  The  stocks  that the  Portfolio  will  normally  invest in are  those of  seasoned companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Growth with  Income:  seeks long term growth of capital  with a secondary  objective to seek  reasonable  current  income.  Under normal market  conditions,  the Portfolio  invests at least 65% of its net assets in common stocks and related securities,  such as preferred stocks,
      GROWTH        convertible  securities  and  depositary  receipts.  The stocks in which the Portfolio  invests      Massachusetts
       AND          generally  will pay  dividends.  While the Portfolio  may invest in companies of any size,  the    Financial Services
      INCOME        Portfolio  generally  focuses  on  companies  with  larger  market   capitalizations  that  the         Company
                    Sub-advisor  believes have  sustainable  growth  prospects and attractive  valuations  based on current and  expected  earnings  or cash flow.  The  Portfolio  may invest up to 20% of its net assets in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     AST INVESCO Capital Income (f/k/a AST INVESCO Equity Income):  seeks capital growth and current   INVESCO Funds Group,
                    income  while  following  sound  investment  practices.  The  Portfolio  seeks to  achieve  its         Inc.
                    objective by investing in  securities  that are expected to produce  relatively  high levels of income and consistent,  stable returns.  The Portfolio normally will invest at least 65% of its assets in  dividend-paying  common and preferred stocks of domestic and foreign issuers.  Up to
                    30% of the  Portfolio's  assets may be  invested in equity  securities  that do not pay regular dividends.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
     BALANCED       AST DeAM Global  Allocation:  seeks a high level of total  return by  investing  primarily in a      Deutsche Asset
                    diversified  portfolio  of  mutual  funds.  The  Portfolio  seeks  to  achieve  its  investment    Management, Inc.
                    objective  by  investing  in  several  other  AST  Portfolios  ("Underlying  Portfolios").  The
                    Portfolio intends its strategy of investing in combinations of Underlying  Portfolios to result in  investment  diversification  that an  investor  could  otherwise  achieve  only by  holding numerous  investments.  The  Portfolio  is  expected  to be  invested  in  at  least  six  such
                    Underlying  Portfolios at any time. It is expected that the  investment  objectives of such AST
                    Portfolios will be diversified.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST  American  Century  Strategic  Balanced:  seeks  capital  growth and  current  income.  The
                    Sub-advisor  intends  to  maintain  approximately  60%  of the  Portfolio's  assets  in  equity
                    securities and the remainder in bonds and other fixed income  securities.  Both the Portfolio's     American Century
     BALANCED       equity and fixed  income  investments  will  fluctuate  in value.  The equity  securities  will        Investment
                    fluctuate  depending on the  performance of the companies that issued them,  general market and     Management, Inc.
                    economic  conditions,  and investor  confidence.  The fixed income investments will be affected primarily by rising or falling interest rates and the credit quality of the issuers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
ASSET ALLOCA-TION   AST T. Rowe Price Asset Allocation:  seeks a high level of total return by investing  primarily      T. Rowe Price
                    in a  diversified  portfolio  of fixed income and equity  securities.  The  Portfolio  normally     Associates, Inc.
                    invests  approximately  60% of its total  assets in equity  securities  and 40% in fixed income securities.  The Sub-advisor  concentrates common stock investments in larger, more established companies,  but the  Portfolio may include small and  medium-sized  companies  with good growth prospects.  The fixed income portion of the Portfolio will be allocated among  investment grade securities, high yield or "junk" bonds, foreign high quality debt securities and cash reserves.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   GLOBAL BOND      AST T. Rowe Price Global  Bond:  seeks to provide  high  current  income and capital  growth by      T. Rowe Price
                    investing  in  high-quality  foreign and U.S.  dollar-denominated  bonds.  The  Portfolio  will      International, Inc.
                    invest at least 80% of its total  assets in all types of high  quality  bonds  including  those issued  or  guaranteed  by U.S.  or  foreign  governments  or  their  agencies  and by  foreign authorities,  provinces and  municipalities  as well as investment  grade  corporate  bonds and mortgage and  asset-backed  securities of U.S. and foreign  issuers.  The  Portfolio  generally invests in countries where the combination of fixed-income  returns and currency exchange rates appears attractive,  or, if the currency trend is unfavorable,  where the Sub-advisor  believes that the currency risk can be minimized  through  hedging.  The Portfolio may also invest up to
                    20% of its assets in the aggregate in below  investment-grade,  high-risk bonds ("junk bonds").
                    In addition,  the  Portfolio may invest up to 30% of its assets in  mortgage-backed  (including derivatives,  such as collateralized mortgage obligations and stripped mortgage securities) and asset-backed securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 HIGH YIELD BOND    AST Federated  High Yield:  seeks high current  income by investing  primarily in a diversified   Federated Investment
                    portfolio of fixed income  securities.  The Portfolio will invest at least 80% of its assets in        Counseling
                    fixed  income  securities  rated BBB and below.  These  fixed  income  securities  may  include
                    preferred  stocks,   convertible  securities,   bonds,   debentures,   notes,  equipment  lease
                    certificates  and equipment trust  certificates.  A fund that invests  primarily in lower-rated fixed  income  securities  will be subject to greater risk and share price  fluctuation  than a typical  fixed income fund,  and may be subject to an amount of risk that is  comparable  to or greater than many equity funds.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST Lord Abbett  Bond-Debenture:  seeks high  current  income and the  opportunity  for capital  Lord, Abbett & Co. LLC appreciation  to produce a high total  return.  To pursue its  objective,  the  Portfolio  will invest,  under  normal  circumstances,  at least 80% of the value of its assets in fixed income securities and normally  invests  primarily in high yield and investment grade debt securities, securities  convertible  in common stock and  preferred  stocks.  The  Portfolio  may find good value in high yield  securities,  sometimes  called  "lower-rated  bonds" or "junk  bonds," and frequently  may have more than half of its assets  invested in those  securities.  At least 20%
                    of the  Portfolio's  assets  must be  invested  in any  combination  of  investment  grade debt securities,  U.S.  Government  securities  and cash  equivalents.  The  Portfolio may also make significant  investments  in  mortgage-backed  securities.  Although the  Portfolio  expects to maintain  a  weighted  average  maturity  in the  range of five to twelve  years,  there are no restrictions  on the overall  Portfolio or on individual  securities.  The Portfolio may invest up to 20% of its net assets in equity securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Bond:  seeks a high level of income,  consistent  with the  preservation  of  capital.
                    Under  normal  circumstances,  the  Portfolio  invests  at least  80% of its  total  assets  in
                    intermediate-term  U.S.  Treasury,   corporate,   mortgage-backed  and  asset-backed,   taxable
       BOND         municipal and tax-exempt  municipal bonds. The Portfolio  invests primarily in investment grade      Deutsche Asset
                    fixed  income  securities  rated  within  the  top  three  rating  categories  of a  nationally     Management, Inc.
                    recognized  rating  organization.  Fixed  income  securities  may be issued by U.S. and foreign corporations or entities including banks and various government entities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Total Return Bond:  seeks to maximize total return  consistent  with  preservation of capital  and  prudent  investment  management.  The  Portfolio  will  invest  in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
                    the  Portfolio  generally  will  vary  within a three-  to  six-year  time  frame  based on the     Pacific Investment
                    Sub-advisor's forecast for interest rates.                                                       Management Company LLC
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Limited  Maturity Bond: seeks to maximize total return  consistent with  preservation of capital  and prudent  investment  management.  The  Portfolio  will invest in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
                    the  Portfolio  generally  will  vary  within  a one- to  three-year  time  frame  based on the    Pacific Investment
                    Sub-advisor's forecast for interest rates.                                                       Management Company LLC
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MONEY MARKET     AST Money  Market:  seeks high  current  income and  maintain  high  levels of  liquidity.  The      Wells Capital
                    Portfolio  attempts to  accomplish  its  objective by  maintaining  a  dollar-weighted  average     Management, Inc.
                    maturity  of not  more  than 90 days  and by  investing  in  securities  which  have  effective maturities of not more than 397 days.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 EMERGING MARKETS   Montgomery  Variable Series - Emerging  Markets:  seeks long-term capital  appreciation,  under
                    normal  conditions  by investing at least 80% of its total assets in stocks of companies of any   Gartmore Global Asset
                    size based in the world's developing  economies.  Under normal market  conditions,  investments        Management
                    are  maintained  in at least six countries at all times and no more than 35% of total assets in  Trust/Gartmore Global
                    any single one of them.                                                                                 Partners
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP EQUITY   WFVT Equity Value:  seeks long-term  capital  appreciation and  above-average  dividend income.    Wells Fargo Funds
                    The  Portfolio  pursues its  objective by  investing  primarily  in equity  securities  of U.S.     Management, LLC
                    companies  with strong  return  potential  based on current  market  valuations.  Under  normal circumstances,  the Portfolio  invests at least 80% of its assets in equity securities with the same  characteristics  as common stocks, and in preferred stocks,  warrants,  and securities of foreign companies through ADRs and similar investments.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     WFVT Equity Income:  seeks long-term capital  appreciation and  above-average  dividend income.    Wells Fargo Funds
                    The  Portfolio  pursues its  objective  primarily by  investing in the common  stocks of large,    Management, LLC
                    domestic companies with  above-average  return potential based on current market valuations and above-average  dividend income. Under normal market conditions,  the Portfolio invests at least
                    80% of its total assets in income producing  equity  securities and in issues of companies with market capitalizations of $3 billion or more.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    Rydex Variable Trust - Nova: seeks to provide  investment results that match the performance of a specific  benchmark  on a daily  basis.  The  Portfolio's  current  benchmark  is 150% of the performance  of the S&P 500(R)Index  (the  "underlying  index").  If the  Portfolio  meets  its objective,  the value of the Portfolio's  shares will tend to increase on a daily basis by 150%
   STRATEGIC OR     of the value of any increase in the underlying  index.  When the value of the underlying  index
     TACTICAL       declines,  the value of the Portfolio's shares should also decrease on a daily basis by 150% of
   ALLOCA-TION      the value of any decrease in the underlying  index (e.g., if the underlying  index goes down by   Rydex Global Advisors
                    5%,  the  value  of the  Portfolio's  shares  should  go down by 7.5% on that  day).  Unlike  a  (f/k/a PADCO Advisors
                    traditional  index  fund,  as its  primary  investment  strategy,  the  Portfolio  invests to a        II, Inc.)
                    significant  extent in leveraged  instruments,  such as swap agreements,  futures contracts and options on securities, futures contracts, and stock indices, as well as equity securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Rydex Variable Trust - Ursa: seeks to provide investment results that will inversely  correlate to the performance of the S&P 500(R)Index (the "underlying  index").  If the Portfolio meets its objective,  the value of the  Portfolio's  shares will tend to increase  during  times when the value  of the  underlying  index is  decreasing.  When the  value  of the  underlying  index is increasing,  however,  the value of the Portfolio's  shares should decrease on a daily basis by
   STRATEGIC OR     an inversely  proportionate  amount (e.g., if the underlying  index goes up by 5%, the value of
     TACTICAL       the  Portfolio's  shares should go down by 5% on that day).  Unlike a  traditional  index fund,
   ALLOCA-TION      the Portfolio's  benchmark is to perform exactly  opposite the underlying  index,  and the Ursa    Rydex Global Advisors
                    Fund will not own the securities  included in the  underlying  index.  Instead,  as its primary  (f/k/a PADCO Advisors
                    investment  strategy,  the  Portfolio  invests  to a  significant  extent  in  short  sales  of        II, Inc.)
                    securities or futures  contracts and in options on  securities,  futures  contracts,  and stock indices.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Rydex Variable Trust - OTC: seeks to provide  investment results that correspond to a benchmark for  over-the-counter  securities.  The Portfolio's  current benchmark is the NASDAQ 100 Index(R)
                    (the "underlying  index").  If the Portfolio meets its objective,  the value of the Portfolio's shares  should  increase  on a daily  basis by the amount of any  increase  in the value of the
   STRATEGIC OR     underlying index.  However,  when the value of the underlying index declines,  the value of the  Rydex Global Advisors
     TACTICAL       Portfolio's  shares  should also  decrease  on a daily  basis by the amount of the  decrease in  (f/k/a PADCO Advisors
   ALLOCA-TION      value of the underlying  index.  The Portfolio  invests  principally in securities of companies        II, Inc.)
                    included in the underlying  index. It also may invest in other  instruments  whose  performance is  expected  to  correspond  to that of the  underlying  index,  and may engage in futures and options transactions and enter into swap agreements.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    INVESCO Variable  Investment  Funds - Dynamics:  seek long-term  capital growth.  The Portfolio   INVESCO Funds Group,
                    invests at least 65% of its assets in common  stocks of mid-sized  companies.  INVESCO  defines          Inc.
                    mid-sized  companies as companies  that are included in the Russell  Midcap Growth Index at the time of purchase,  or if not  included in that Index,  have market  capitalizations  of between
                    $2.5 billion and $15 billion at the time of purchase.  The core of the Portfolio's  investments are in securities of established  companies that are leaders in attractive  growth markets with a history of strong  returns.  The  remainder  of the  Portfolio is invested in  securities  of companies  that show  accelerating  growth,  driven by product  cycles,  favorable  industry or sector  conditions,  and other  factors  that  INVESCO  believes  will  lead to rapid  sales or earnings growth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO Variable  Investment Funds - Technology:  seeks capital growth.  The Portfolio normally   INVESCO Funds Group,
                    invests  80% of its net assets in the  equity  securities  and  equity-related  instruments  of          Inc.
                    companies  engaged in  technology-related  industries.  These include,  but are not limited to, various applied technologies, hardware, software, semiconductors,  telecommunications equipment and services and service-related  companies in information  technology.  Many of these products and services are subject to rapid obsolescence,  which may lower market value of the securities of the  companies  in this  sector.  At any given time,  20% of the  Portfolio's  assets is not required to be invested in the sector.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Health  Sciences:  seeks capital  growth.  The Portfolio   INVESCO Funds Group,
                    normally  invests at least 80% of its net assets in the equity  securities  and  equity-related           Inc.
                    instrumentsof  companies that develop,  produce or distribute  products or services  related to health care. These companies  include,  but are not limited to, medical  equipment or supplies, pharmaceuticals,  biotechnology and healthcare  providers and service  companies.  At any given time, 20% of the Portfolio's assets is not required to be invested in the sector.
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO Variable  Investment Funds - Financial  Services:  seeks capital growth.  The Portfolio   INVESCO Funds Group,
                    normally  invests at least 80% of its net assets in the equity  securities  and  equity-related           Inc.
                    instruments of companies  involved in the financial  services sector.  These companies include, but are not  limited  to,  banks  (regional  and  money-centers),  insurance  companies  (life,
                    property  and  casualty,  and  multiline),   investment  and  miscellaneous  industries  (asset
                    managers,  brokerage  firms,  and  government-sponsored  agencies)  and  suppliers to financial services  companies.  At any given time,  20% of the  Portfolio's  assets is not required to be invested in the sector.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds -  Telecommunications:  seeks  capital  growth and current   INVESCO Funds Group,
                    income.  The  Portfolio  normally  invests 80% of its net assets in the equity  securities  and           Inc.
                    equity-related  instruments  of  companies  engaged in the  design,  development,  manufacture, distribution,  or sale of  communications  services  and  equipment,  and  companies  that  are involved in supplying equipment or services to such companies.  The  telecommunications  sector
                    includes,   but  is  not  limited  to,  companies  that  offer  telephone  services,   wireless
                    communications,  satellite communications,  television and movie programming,  broadcasting and
                    Internet access. Many of these products and services are subject to rapid  obsolescence,  which may lower the market value of the  securities  of the  companies  in this sector.  At any given time, 20% of the Portfolio's assets is not required to be invested in the sector.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  GLOBAL EQUITY     Evergreen VA Global Leaders:  seeks to provide  investors with long-term  capital  growth.  The
                    Portfolio  normally  invests as least 65% of its assets in a diversified  portfolio of U.S. and
                    non-U.S.   equity  securities  of  companies  located  in  the  world's  major   industrialized
                    countries.  The Portfolio  will invest in no less than three  countries,  which may include the
                    U.S.,  but may invest more than 25% of its assets in one country.  The  Portfolio  invests only   Evergreen Investment
                    in the best 100  companies,  which are  selected by the  Portfolio's  manager  based on as high   Management Company,
                    return on equity,  consistent  earnings growth,  established  market presence and industries or           LLC
                    sectors with significant growth prospects.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
-------------------
 SMALL CAP EQUITY   Evergreen VA Special Equity:  seeks capital  growth.  The Portfolio  normally  invests at least
                    80% of its assets in common  stocks of small  U.S.  companies  (i.e.,  companies  whose  market capitalizations  fall within the range of the Russell  2000(R)Index,  at the time of  purchase).
                    The remaining 20% of the  Portfolio's  assets may be represented by cash or invested in various   Evergreen Investment
                    cash  equivalents.  The Portfolio's  manager selects stocks of companies which it believes have   Management Company,
                    the potential for accelerated growth in earnings and price.                                               LLC
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    Evergreen VA Omega:  seeks long-term capital growth.  The Portfolio invests primarily in common stocks and  securities  convertible  into  common  stocks of U.S.  companies  across all market
                    capitalizations.  The  Portfolio's  managers  employ  a  growth  style  of  equity  management.   Evergreen Investment
                    "Growth" stocks are stocks of companies that the Portfolio's  managers believe have anticipated   Management Company,
                    earnings ranging from steady to accelerated growth.                                                       LLC
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    ProFund  VP  Europe  30:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
    EQUITY          correspond to the daily  performance of the ProFunds  Europe 30 Index.  The ProFunds  Europe 30
                    Index,  created by ProFund  Advisors,  is composed of 30 companies whose principal  offices are located  in Europe  and whose  securities  are  traded on U.S.  exchanges  or on the  NASDAQ as depositary  receipts or ordinary  shares.  The  component  companies in the ProFunds  Europe 30
                    Index are  determined  annually  based upon their U.S.  dollar-traded  volume.  Their  relative weights are determined based on a modified market capitalization method.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    ProFund VP Asia 30: seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
     EQUITY         to the daily  performance  of the ProFunds Asia 30 Index.  The ProFunds Asia 30 Index,  created by ProFund Advisors,  is composed of 30 of the companies whose principal offices are located in the Asia/Pacific region,  excluding Japan, and whose securities are traded on U.S. exchanges or on the NASDAQ as  depository  receipts or  ordinary  shares.  The  component  companies  in the
                    ProFunds Asia 30 Index are  determined  annually  based upon their U.S.  dollar-traded  volume.
                    Their relative weights are determined based on the modified market capitalization method.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Japan: seeks daily investment results,  before fees and expenses, that correspond to the daily  performance  of the Nikkei 225 Stock  Average.  Since the  Japanese  markets are not open when  ProFund VP Japan  values its  shares,  ProFund VP Japan  determines  its  success in
  INTER-NATIONAL    meeting this  investment  objective by comparing its daily return on a given day with the daily   ProFund Advisors LLC
      EQUITY        performance of related  futures  contracts  traded in the United  States.  The Nikkei 225 Stock
                    Average is a price-weighted  index of 225 large,  actively traded Japanese stocks traded on the
                    Tokyo Stock Exchange.  The Index is computed and distributed by the Nihon Keizai Shimbun.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Banks: seeks daily investment results,  before fees and expenses, that correspond to   ProFund Advisors LLC
                    the daily  performance  of the Dow Jones U.S.  Banks  Sector  Index.  The Dow Jones U.S.  Banks
                    Index measures the  performance of the banking  industry of the U.S.  equity market.  Component companies  include all  regional  and major U.S.  domiciled  international  banks,  savings and loans, savings banks,  thrifts,  building  associations and societies.  Investment and merchant banks are excluded.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Basic Materials:  seeks daily  investment  results,  before fees and expenses,  that correspond to the daily  performance of the Dow Jones U.S. Basic  Materials  Sector Index.  The
                    Dow Jones U.S. Basic  materials  Sector Index measures the  performance of the basic  materials
      SECTOR        economic sector of the U.S. equity market.  Component  companies are involved in the production   ProFund Advisors LLC
                    of aluminum,  commodity chemicals,  specialty chemicals,  forest products,  non-ferrous metals, paper products, precious metals and steel.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP  Biotechnology:  seeks daily  investment  results,  before fees and  expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Biotechnology  Index. The Dow Jones
                    U.S.  Biotechnology  Index measures the performance of the  biotechnology  industry of the U.S.
      SECTOR        equity  market.  Component  companies  include  those engaged in genetic  research,  and/or the   ProFund Advisors LLC
                    marketing  and  development  of  recombinant  DNA  products.  Makers  of  artificial  blood and contract biotechnology researchers are also included in the Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Consumer Cyclical:  seeks daily investment results,  before fees and expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Consumer Cyclical Sector Index. The
                    Dow Jones U.S.  Consumer  Cyclical  Sector  Index  measures  the  performance  of the  consumer
      SECTOR        cyclical  economic  sector of the U.S. equity market.  Component  companies  include  airlines,   ProFund Advisors LLC
                    auto manufacturers,  auto parts, tires, casinos,  consumer  electronics,  recreational products and services,  restaurants,  lodging, toys, home construction, home furnishings and appliances, footwear, clothing and fabrics.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Consumer  Non-Cyclical:  seeks daily investment  results,  before fees and expenses,   ProFund Advisors LLC
                    that correspond to the daily  performance of the Dow Jones U.S.  Consumer  Non-Cyclical  Sector
                    Index. The Dow Jones U.S.  Consumer  Non-Cyclical  Sector Index measures the performance of the consumer  non-cyclical  economic sector of the U.S. equity market.  Component companies include beverage  companies,  consumer service  companies,  durable and non-durable  household  product manufacturers, cosmetic companies, food products and agriculture and tobacco products.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Energy:  seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance of the Dow Jones U.S. Energy Sector Index.  The Dow Jones U.S. Energy
                    Sector  Index  measures  the  performance  of the  energy  sector  of the U.S.  equity  market.
                    Component  companies include oil drilling  equipment and services,  coal, oil  companies-major, oil companies-secondary,  pipelines, liquid, solid or gaseous fossil fuel producers and service companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Financial:  seeks  daily  investment  results,  before  fees  and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the Dow Jones U.S.  Financial  Sector  Index.  The Dow
                    Jones U.S.  Financial Sector Index measures the performance of the financial  services economic sector of the U.S.  equity market.  Component  companies  include  regional  banks,  major U.S.
                    domiciled  international banks, full line, life, and property and casualty insurance companies, companies that invest,  directly or indirectly in real estate,  diversified financial companies such  as  Fannie  Mae,  credit  card  insurers,  check  cashing  companies,  mortgage  lenders, investment  advisers and securities  broker-dealers,  investment banks,  merchant banks, online brokers, publicly traded stock exchanges.
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Healthcare:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Healthcare  Sector Index.  The Down
                    Jones U.S.  healthcare Sector Index measures the performance of the healthcare  economic sector of the U.S. equity market.  Component  companies  include health care providers,  biotechnology companies, medical supplies, advanced medical devices and pharmaceuticals.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Industrial:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the Dow Jones U.S.  Industrial  Sector Index.  The Dow
                    Jones U.S.  Industrial Sector Index measures the performance of the industrial  economic sector
                    of  the  U.S.  equity  market.   Component   companies   include  building   materials,   heavy
                    construction,  factory  equipment,  heavy machinery,  industrial  services,  pollution control,
                    containers  and  packaging,   industrial  diversified,   air  freight,  marine  transportation,
                    railroads,  trucking,  land-transportation  equipment,  shipbuilding,  transportation services, advanced industrial equipment, electric components and equipment, and aerospace.
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Internet:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to the daily  performance  of the Dow  Jones  U.S.  Internet  Index.  The Dow  Jones  Composite
                    Internet Index measures the  performance of stocks in the U.S. equity markets that generate the majority  of their  revenues  from the  Internet.  The  Index is  composed  of two  sub-groups:
                    Internet  Commerce - companies that derive the majority of their revenues from providing  goods and/or services through an open network,  such as a web site; and Internet Services - companies that derive the majority of their revenues from  providing  access to the Internet or providing services to people using the Internet.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Pharmaceuticals:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Pharmaceuticals  Sector Index.  The
                    Dow Jones U.S.  Pharmaceuticals Index measures the performance of the pharmaceuticals  industry of the U.S.  equity  market.  Component  companies  include  the  makers  of  prescription  and over-the-counter  drugs, such as aspirin, cold remedies,  birth control pills, and vaccines, as well as companies engaged in contract drug research..
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Precious Metals:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the  Philadelphia  Stock Exchange Gold & Silver Sector
                    Index.  The  Philadelphia  Stock Exchange Gold and Silver Sector Index measures the performance of the gold and  silver  mining  industry  of the global  equity  market.  Component  companies include  companies  involved in the mining and production of gold,  silver,  and other precious metals,  precious  stones and pearls.  The Index does not include  producers  of  commemorative medals and coins that are made of these metals.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Real  Estate:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the Dow Jones U.S.  Real Estate  Index.  The Dow Jones
                    U.S. Real Estate Index measures the  performance of the real estate industry of the U.S. equity
                    market.   Component  companies  include  those  that  invest  directly  or  indirectly  through
                    development,   management  or  ownership  of  shopping  malls,  apartment  buildings,   housing
                    developments  and, real estate  investment  trusts ("REITs") that invest in apartments,  office and  retail  properties.  REITs are  passive  investment  vehicles  that  invest  primarily  in income-producing real estate or real estate related loans or interests.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Semiconductor:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Semiconductor  Index. The Dow Jones
                    U.S.  Semiconductor  Index measures the performance of the  semiconductor  industry of the U.S.
                    equity market.  Component  companies are engaged in the production of semiconductors  and other integrated chips, as well as other related products such as circuit boards and motherboards.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Technology:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the Dow Jones U.S.  Technology  Sector Index.  The Dow
                    Jones U.S.  Technology  Sector Index measures the  performance of the technology  sector of the
                    U.S.  equity  market.  Component  companies  include  those  involved in  computers  and office
                    equipment,  software,   communications  technology,   semiconductors,   diversified  technology
                    services and internet services.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Telecommunications:  seeks daily investment results,  before fees and expenses, that   ProFund Advisors LLC
                    correspond to the daily performance of the Dow Jones U.S.  Telecommunications Sector Index. The
                    Dow  Jones  U.S.   Telecommunications   Sector   Index   measures   the   performance   of  the
                    telecommunications  economic  sector of the U.S.  equity market.  Component  companies  include fixed line communications and wireless communications companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Utilities:  seeks  daily  investment  results,  before  fees  and  expenses,  that correspond to the daily  performance  of the Dow Jones U.S.  Utilities  Sector  Index.  The Dow
      SECTOR        Jones U.S.  Utilities Sector Index measures the performance of the utilities economic sector of   ProFund Advisors LLC
                    the U.S. equity market.  Component  companies  include  electric  utilities,  gas utilities and water utilities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
THE PROFUND VP PORTFOLIOS  DESCRIBED  BELOW ARE AVAILABLE AS  SUB-ACCOUNTS  TO ALL ANNUITY  OWNERS.  EACH  PORTFOLIO  PURSUES AN INVESTMENT
STRATEGY THAT SEEKS TO PROVIDE DAILY  INVESTMENT  RESULTS,  BEFORE FEES AND EXPENSES,  THAT MATCH A WIDELY  FOLLOWED  INDEX,  INCREASE BY A
SPECIFIED FACTOR RELATIVE TO THE INDEX,  MATCH THE INVERSE OF THE INDEX OR THE INVERSE OF THE INDEX MULTIPLIED BY A SPECIFIED  FACTOR.  THE
INVESTMENT  STRATEGY OF SOME OF THE PORTFOLIOS MAY MAGNIFY (BOTH POSITIVELY AND NEGATIVELY) THE DAILY INVESTMENT  RESULTS OF THE APPLICABLE
INDEX.  IT IS RECOMMENDED  THAT ONLY THOSE ANNUITY OWNERS WHO ENGAGE A FINANCIAL  ADVISOR TO ALLOCATE THEIR ACCOUNT VALUE USING A STRATEGIC
OR TACTICAL  ASSET  ALLOCATION  STRATEGY  INVEST IN THESE  PORTFOLIOS.  WE HAVE  ARRANGED THE  PORTFOLIOS  BASED ON THE INDEX ON WHICH IT'S
INVESTMENT STRATEGY IS BASED.
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--------------------------------------------------------------------------------------------------------------------------------------------
The S&P 500 Index(R)is a widely used measure of large-cap  U.S. stock market  performance.  It includes a  representative  sample of leading companies in leading  industries.  Companies  are selected for inclusion in the Index by Standard & Poor's(R)for being U.S.  companies  with adequate liquidity, appropriate market capitalization financial viability and public float.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bull: seeks daily investment results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
     S&P 500        the daily performance of the S&P 500(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
     S&P 500        ProFund VP Bear: seeks daily investment results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
                    the inverse  (opposite) of the daily  performance of the S&P 500(R)Index.  If ProFund VP Bear is successful in meeting its objective,  its net asset value should gain  approximately  the same, on a  percentage  basis,  as any  decrease  in the S&P 500(R)Index when the Index  declines on a given  day.  Conversely,  its  net  asset  value  should  lose  approximately  the  same,  on a percentage basis, as any increase in the Index when the Index rises on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
     S&P 500        ProFund VP UltraBull (f/k/a ProFund VP Bull Plus): seeks daily investment results,  before fees   ProFund Advisors LLC
                    and expenses,  that correspond to twice (200%) the daily  performance of the S&P 500(R)Index. If the ProFund VP UltraBull is  successful  in meeting its  objective,  its net asset value should gain  approximately  twice as much, on a percentage basis, as the S&P 500(R)Index when the Index rises on a given day.  Conversely,  its net asset  value  should  lose  approximately  twice as much,  on a percentage  basis,  as the Index when the Index  declines on a given day.  Prior to
                    May 1, 2003,  ProFund VP UltraBull was named "ProFund VP Bull Plus" and sought daily investment results that corresponded to one and one-half times the daily performance of the S&P 500(R)Index
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The NASDAQ-100 Index(R)is a market capitalization  weighted index that includes 100 of the largest domestic and international  non-financial companies listed on The NASDAQ Stock Market.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP OTC: seeks daily investment  results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
                    the daily  performance  of the NASDAQ-100  Index(R).  "OTC" in the name of ProFund VP OTC reflers to  securities  that do not  trade on a U.S.  securities  exchange,  as  registered  under  the
                    Securities Exchange Act of 1934.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund  VP  Short  OTC:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the inverse  (opposite) of the daily  performance  of the NASDAQ-100  Index(R).  If
                    ProFund VP Short OTC is  successful in meeting its  objective,  its net asset value should gain approximately  the same, on a percentage  basis, as any decrease in the NASDAQ-100  Index(R)when the Index declines on a given day.  Conversely,  its net asset value should lose  approximately the same, on a percentage  basis,  as any increase in the Index when the Index rises on a given day.  "OTC" in the name of  ProFund VP Short OTC  refers to  securities  that do not trade on a
                    U.S. securities exchange, as registered under the Securities Exchange Act of 1934.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP UltraOTC:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to twice  (200%) the daily  performance  of the NASDAQ- 100  Index(R).  If ProFund VP  UltraOTC is
                    successful in meeting its  objective,  its net asset value should gain  approximately  twice as much,  on a percentage  basis,  as the  NASDAQ-100  Index(R)when the Index rises on a given day.
                    Conversely,  its net asset  value  should lose  approximately  twice as much,  on a  percentage basis,  as the Index when the Index  declines  on a given day.  "OTC" in the name of ProFund VP
                    UltraOTC refers to securities that do not trade on a U.S.  securities  exchange,  as registered under the Securities Exchange Act of 1934.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P MidCap 400 Index(R)is a widely used  measure of  mid-sized  company  U.S.  stock  market  performance.  Companies  are  selected for inclusion  in the Index by  Standard & Poor's(R)for being U.S.  companies  with  adequate  liquidity,  appropriate  market  capitalization, financial viability and public float.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  S&P MIDCAP 400    ProFund VP Mid-Cap  Value:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the  daily  performance  of the  S&P  MidCap  400/Barra  Value  Index(R).  The S&P
                    MidCap400/Barra  Value Index(R)is designed to differentiate  between fast growing  companies and slower  growing or  undervalued  companies.  Standard & Poor's and Barra  cooperate to employ a price-to-book value calculation whereby the market  capitalization of the S&P MidCap 400 Index(R)
                    is divided equally between growth and value.  The index is rebalanced twice per year.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  S&P MIDCAP 400    ProFund VP Mid-Cap  Growth:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the S&P MidCap 400/Barra Growth Index(R).  The S&P MidCap
                    400/Barra Growth Index(R)is designed to differentiate  between fast growing companies and slower growing  or  undervalued  companies.  Standard  &  Poor's  and  Barra  cooperate  to  employ  a price-to-book value calculation whereby the market  capitalization of the S&P MidCap 400 Index(R)
                    is divided equally between growth and value.  The Index is rebalanced twice per year..
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  S&P MIDCAP 400    ProFund VP  UltraMid-Cap:  seeks  daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond to twice (200%) the daily  performance  of the S&P MidCap 400 Index(R).  If ProFund VP
                    UltraMid-Cap  is  successful  in  meeting  its  objective,  its net  asset  value  should  gain approximately  twice as much,  on a  percentage  basis,  as the S&P MidCap 400 Index(R)when the
                    Index rises on a given day.  Conversely,  its net asset value should lose  approximately  twice as much, on a percentage basis, as the Index when the Index declines on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P SmallCap 600 Index(R)consists of 600 domestic  stocks chosen for market size,  liquidity,  and industry group  representation.  The
Index comprises stocks from the industrial, utility, financial, and transportation sectors.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Value:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P  SmallCap  600/Barra  Value  Index(R).  The S&P
                    SmallCap  600/Barra Value Index(R)is designed to  differentiate  between fast growing  companies and slower growing or undervalued  companies.  Standard & Poor's and Barra cooperate to employ a price-to-book  value  calculation  whereby the market  capitalization  of the S&P  SmallCap 600
                    Index(R)is divided equally between growth and value.  The Index is rebalanced twice per year.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Growth:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P SmallCap  600/Barra  Growth  Index(R).  The S&P
                    SmallCap  600/Barra Growth Index(R)is designed to differentiate  between fast growing companies and slower growing or undervalued  companies.  Standard & Poor's and Barra  cooperate to employ a price-to-book  value calculation  whereby the market  capitalization-of  the S&P SmallCap 600
                    Index(R)is divided equally between growth and value.  The Index is rebalanced twice per year.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The Russell 2000 Index(R)measures the performance of the 2,000 small companies in the Russell 3000 Index(R)representing  approximately 8% of the total market  capitalization  of the Russell 3000 Index(R),  which in turn  represents  approximately  98% of the investable  U.S. equity market.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   RUSSELL 2000     ProFund VP  UltraSmall-Cap:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to twice (200%) the daily  performance  of the Russell  2000(R)Index.  If ProFund VP
                    UltraSmall-Cap  is  successful  in meeting  its  objective,  its net asset  value  should  gain approximately  twice as much, on a percentage  basis, as the Russell 2000 Index(R)when the Index rises on a given day.  Conversely,  its net asset  value  should  lose  approximately  twice as much, on a percentage basis, as the Index when the Index declines on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 U.S. GOV'T BOND    ProFund VP U.S.  Government  Plus: seeks daily  investment  results,  before fees and expenses,   ProFund Advisors LLC
                    that  correspond  to one and  one-quarter  times  (125%) the daily  price  movement of the most recently  issued  30-year U.S.  Treasury  Bond ("Long  Bond").  In  accordance  with its stated
                    objective,  the net asset value of ProFund VP U.S. Government Plus generally should decrease as interest  rates  rise.  If  ProFund  VP U.S.  Government  Plus is  successful  in  meeting  its objective,  its net asset value should gain  approximately  one and one-quarter times (125%) as much,  on a  percentage  basis,  as any  daily  increase  in the  Long  Bond  on a  given  day.
                    Conversely,  its net asset value should lose  approximately one and one-quarter (125%) as much, on a percentage basis, as any daily decrease in the Long Bond on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 U.S. GOV'T BOND    ProFund VP Rising Rates Opportunity:  seeks daily investment results, before fees and expenses,   ProFund Advisors LLC
                    that correspond to one and one-quarter  times (125%) the inverse  (opposite) of the daily price movement of the most recently  issued Long Bond. In accordance with its stated  objective,  the net asset value of ProFund VP rising Rates  Opportunity  generally  should decrease as interest rates fall. If ProFund VP Rising Rates  Opportunity  is  successful  in meeting its  objective, its net asset value should gain  approximately  one and one-quarter  times (125%) as much, on a percentage  basis, as any daily decrease in the Long Bond on a given day.  Conversely,  its net asset  value  should  lose  approximately  one and  one-quarter  times  (125%)  as  much,  on a percentage basis, as any daily increase in the Long Bond on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

--------------------- ---------------------------------------------------------------------------------------------- -----------------------
       STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                        PORTFOLIO
        TYPE                                                                                                                ADVISOR/
                                                                                                                          SUB-ADVISOR
--------------------- ----------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------

Each  portfolio of the First Defined  Portfolio Fund LLC invests in the securities of a relatively few number of issuers or in a particular sector of the economy.  Since the assets of each  portfolio are invested in a limited number of issuers or a limited sector of the economy, the net asset value of the portfolio may be more susceptible to a single adverse economic,  political or regulatory occurrence.  Certain of the  portfolios  may also be subject to  additional  market risk due to their  policy of  investing  based on an  investment  strategy  and generally not buying or selling  securities in response to market  fluctuations.  Each  portfolio's  relative lack of diversity and limited ongoing management may subject Owners to greater market risk than other portfolios.

The stock selection date for each of the strategy  Portfolios of the First Defined  Portfolio Fund LLC is on or about December 31st of each year. The holdings for each strategy  Portfolio  will be adjusted  annually on or about  December 31st in accordance  with the  Portfolio's investment  strategy.  At that time,  the  percentage  relationship  among the shares of each issuer held by the Portfolio is  established.
Through the next one-year  period that  percentage  will be  maintained  as closely as  practicable  when the  Portfolio  makes  subsequent purchases and sales of the securities.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    LARGE CAP       First Trust(R)10 Uncommon  Values:  seeks to provide  above-average  capital  appreciation.  The   First Trust Advisors
      BLEND         Portfolio  seeks to achieve its  objective  by  investing  primarily  in the ten common  stocks           L.P.
                    selected by the Investment  Policy Committee of Lehman Brothers Inc.  ("Lehman  Brothers") with the assistance of the Research  Department of Lehman  Brothers which, in their opinion have the greatest  potential for capital  appreciation  during the next year. The stocks included in the
                    Portfolio  are adjusted  annually on or about July 1st in  accordance  with the  selections  of
                    Lehman Brothers.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    The  Prudential  Series  Fund,  Inc.  - SP  Jennison  International  Growth:  seeks to  provide
                    long-term   growth  of  capital.   The   Portfolio   pursues  its  objective  by  investing  in
                    equity-related  securities of foreign  issuers that the  Sub-advisor  believes will increase in value over a period of years.  The  Portfolio  invests  primarily  in the common stock of large and  medium-sized  foreign  companies.  Under normal  circumstances,  the Portfolio  invests at
      INTER-        least 65% of its total  assets in common  stock of foreign  companies  operating or based in at
 NATIONAL EQUITY    least five different  countries.  The Portfolio  looks  primarily for stocks of companies whose      Prudential
                    earnings are growing at a faster rate than other companies and that have  above-average  growth     Investments LLC/
                    in earnings and cash flow, improving profitability,  strong balance sheets, management strength   Jennison Associates
                    and strong  market  share for its  products.  The  Portfolio  also tries to buy such  stocks at           LLC
                    attractive prices in relation to their growth prospects.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill  Companies,  Inc. and have been licensed for use by American Skandia Investment Services,  Incorporated.  The Portfolio is not sponsored,  endorsed,  sold or promoted by Standard & Poor's and  Standard & Poor's  makes no  representation  regarding  the  advisability  of investing in the
Portfolio.

The First Trust(R)10 Uncommon Values  portfolio is not sponsored or created by Lehman  Brothers,  Inc.  ("Lehman  Brothers").  Lehman
Brothers' only  relationship  to First Trust is the licensing of certain  trademarks  and trade names of Lehman  Brothers and of the
"10 Uncommon  Values" which is  determined,  composed and calculated by Lehman  Brothers  without regard to First Trust or the First
Trust(R)10 Uncommon Values portfolio.

Dow Jones has no  relationship  to the ProFunds VP, other than the  licensing of the Dow Jones sector  indices and its service marks for use in  connection  with the ProFunds VP. The ProFunds VP are not  sponsored,  endorsed,  sold, or promoted by Standard & Poor's or NASDAQ,  and neither  Standard & Poor's nor NASDAQ  makes any  representations  regarding  the  advisability  of investing in the
ProFunds VP.

WHAT ARE THE FIXED INVESTMENT OPTIONS?
We offer fixed  investment  options of  different  durations  during the  accumulation  period.  These  "Fixed  Allocations"  earn a guaranteed  fixed rate of interest for a specified  period of time,  called the "Guarantee  Period." In most states,  we offer Fixed
Allocations  with Guarantee  Periods from 1 to 10 years.  We may also offer special  purpose Fixed  Allocations for use with certain optional  investment  programs.  We guarantee the fixed rate for the entire Guarantee Period.  However,  if you withdraw or transfer
Account Value before the end of the Guarantee  Period,  we will adjust the value of your  withdrawal or transfer based on a formula, called a "Market Value  Adjustment."  The Market Value  Adjustment  can either be positive or negative,  depending on the rates that are currently  being  credited on Fixed  Allocations.  Please refer to the section  entitled  "How does the Market Value  Adjustment
Work?" for a description  of the formula along with examples of how it is  calculated.  You may allocate  Account Value to more than one Fixed Allocation at a time.

Fixed  Allocations  may not be available in all states.  Availability  of Fixed  Allocations  is subject to change and may differ by state and by the annuity product you purchase.  Please call American Skandia at  1-800-766-4530  to determine  availability of Fixed
Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Contingent  Deferred  Sales Charge:  We do not deduct a sales charge from Purchase  Payments you make to your Annuity.  However,  we may deduct a Contingent  Deferred  Sales Charge or CDSC if you  surrender  your Annuity or when you make a partial  withdrawal.  The
CDSC reimburses us for expenses related to sales and distribution of the Annuity,  including  commissions,  marketing  materials and other  promotional  expenses.  The CDSC is calculated as a percentage of your Purchase Payment being surrendered or withdrawn during the applicable  Annuity Year.  For purposes of  calculating  the CDSC, we consider the year following the date we receive a Purchase
Payment as Year 1. The amount of the CDSC  applicable  to each  Purchase  Payment  decreases  over time,  measured from the date the
Purchase Payment is applied.  The CDSC percentages are shown below.

                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           YEARS                1      2      3      4      5     6      7     8+
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           CHARGE (%)          7.5    7.0    6.0    5.0    4.0   3.0    2.0     0
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

Each Purchase  Payment has its own CDSC period.  When you make a  withdrawal,  we assume that the oldest  Purchase  Payment is being withdrawn  first so that the lowest CDSC is deducted  from the amount  withdrawn.  After seven (7) complete  years from the date you make a Purchase Payment,  no CDSC will be assessed if you withdraw or surrender that Purchase Payment.  Under certain  circumstances you can  withdraw a limited  amount of Account  Value  without  paying a CDSC.  This is  referred  to as a "Free  Withdrawal."  Free
Withdrawals  are not treated as a withdrawal of Purchase  Payments for purposes of calculating  the CDSC on a subsequent  withdrawal or  surrender.  Withdrawals  of amounts  greater than the maximum  Free  Withdrawal  amount are treated as a withdrawal  of Purchase
Payments and will be assessed a CDSC.  For purposes of  calculating  the CDSC on a surrender or a partial  withdrawal,  the Purchase
Payments being  withdrawn may be greater than your remaining  Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior  withdrawals  under the Free  Withdrawal  provision or if your Account  Value has declined in value due to negative market performance.

We may  waive  the CDSC  under  certain  medically-related  circumstances  or when  taking a Minimum  Distribution  from an  Annuity purchased  as a  "qualified"  investment.  Free  Withdrawals,  Medically-Related  Surrenders  and  Minimum  Distributions  are  each explained more fully in the section entitled "Access to Your Account Value".

Exceptions to the Contingent Deferred Sales Charge
We do not apply the CDSC  provision on Annuities  owned by a member of the  designated  class,  including:  (a) any parent  company, affiliate  or  subsidiary  of  ours;  (b) an  officer,  director,  employee,  retiree,  sales  representative,  or in the case of an affiliated  broker-dealer,  registered  representative of such company; (c) a director,  officer or trustee of any underlying mutual fund; (d) a director,  officer or employee of any investment manager,  sub-advisor,  transfer agent, custodian,  auditing,  legal or administrative  services provider that is providing  investment  management,  advisory,  transfer agency,  custodianship,  auditing, legal and/or administrative services to an underlying mutual fund or any affiliate of such firm; (e) a director,  officer,  employee or registered  representative  of a broker-dealer or insurance agency that has a then current selling  agreement with us and/or with
American Skandia Marketing,  Incorporated;  (f) a director,  officer, employee or authorized representative of any firm providing us or our affiliates with regular legal,  actuarial,  auditing,  underwriting,  claims,  administrative,  computer support,  marketing, office or other  services;  (g) the then current spouse of any such person noted in (b) through (f),  above;  (h) the parents of any such person noted in (b) through (g),  above;  (i) the  child(ren) or other legal  dependent  under the age of 21 of any such person noted in (b) through (h) above; and (j) the siblings of any such persons noted in (b) through (h) above.

You must  notify us at the time you apply for an  Annuity  if you are a member of the  designated  class.  American  Skandia  is not responsible  for monitoring  whether you qualify as a member of the designated  class.  If you fail to inform us that you qualify as a member of the designated class, your Annuity will not be eligible for this exception to the CDSC.

Transfer  Fee:  Currently,  you may make twenty (20) free  transfers  between  investment  options each Annuity Year. We will charge
$10.00 for each  transfer  after the  twentieth in each Annuity  Year.  We do not consider  transfers  made as part of a dollar cost averaging  program when we count the twenty free  transfers.  Transfers made as part of a rebalancing,  market timing or third party investment  advisory  service will be subject to the  twenty-transfer  limit.  However,  all transfers  made on the same day will be treated as one (1)  transfer.  Renewals or transfers of Account Value from a Fixed  Allocation  at the end of its  Guarantee  Period
are not  subject  to the  Transfer  Fee and are not  counted  toward  the twenty  free  transfers.  We may reduce the number of free transfers  allowable  each  Annuity  Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of electronic  means to transmit  your  transfer  requests.  We may  eliminate  the  Transfer  Fee for  transfer  requests  transmitted electronically or through other means that reduce our processing costs.

Annual  Maintenance Fee: During the accumulation  period we deduct an Annual  Maintenance Fee. The Annual  Maintenance Fee is $30.00
or 2% of your Account Value invested in the variable  investment  options,  whichever is less. This fee will be deducted annually on the  anniversary  of the Issue Date of your Annuity or, if you surrender  your Annuity  during the Annuity Year, the fee is deducted at the time of surrender.  We may increase the Annual  Maintenance  Fee.  However,  any increase will only apply to Annuities issued after the date of the increase.

Tax  Charges:  Several  states and some  municipalities  charge  premium  taxes or similar  taxes.  The amount of tax will vary from jurisdiction  to  jurisdiction  and is subject to change.  The tax charge  currently  ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed,  but may also decide to deduct tax charges from each  Purchase  Payment at the time of a withdrawal  or surrender of your Annuity or at the time you elect to begin  receiving  annuity  payments.  We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance  Charge:  We deduct an  Insurance  Charge  daily  against the average  daily assets  allocated  to the  Sub-accounts.  The
Insurance  Charge is the  combination  of the Mortality & Expense Risk Charge (1.25%) and the  Administration  Charge  (0.15%).  The
total charge is equal to 1.40% on an annual basis.  The Insurance  Charge is intended to compensate  American  Skandia for providing the insurance  benefits under the Annuity,  including the Annuity's  basic death benefit that provides  guaranteed  benefits to your beneficiaries  even if the market  declines  and the risk that persons we  guarantee  annuity  payments to will live longer than our assumptions.  The charge also covers  administrative costs associated with providing the Annuity benefits,  including preparation of the contract,  confirmation  statements,  annual account statements and annual reports, legal and accounting fees as well as various related  expenses.  Finally,  the charge  covers the risk that our  assumptions  about the mortality  risks and expenses  under this
Annuity are  incorrect and that we have agreed not to increase  these  charges over time despite our actual  costs.  We may increase the portion of the total  Insurance  Charge that is deducted for  administrative  costs;  however,  any increase  will only apply to
Annuities issued after the date of the increase.

American  Skandia may make a profit on the Insurance  Charge if, over time,  the actual cost of providing the  guaranteed  insurance obligations  under the Annuity are less than the amount we deduct for the  Insurance  Charge.  To the extent we make a profit on the
Insurance  Charge,  such profit may be used for any other  corporate  purpose,  including  payment of other  expenses  that American
Skandia incurs in promoting, distributing, issuing and administering the Annuity.

The  Insurance  Charge is not deducted  against  assets  allocated  to a Fixed  Allocation.  However,  the amount we credit to Fixed
Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.

Optional  Benefits:  If you elect to purchase one or more optional  benefits,  we will deduct an additional  charge on a daily basis from your  Account  Value  allocated  to the  Sub-accounts.  The charge for each  optional  benefit is  deducted  in addition to the
Insurance Charge due to the increased  insurance risk associated with the optional  benefits.  The additional  charge is included in the  daily  calculation  of the Unit  Price for each  Sub-account.  Please  refer to the  section  entitled  "Death  Benefit"  for a description of the charge for each Optional Death Benefit.  Please refer to the section  entitled  "Managing Your Account Value - Do you offer  programs  designed  to  guarantee  a "return  of  premium"  at a future  date?" for a  description  of the charge for the
Guaranteed Return Option.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?
We do not assess any charges directly  against the Portfolios.  However,  each Portfolio  charges a total annual fee comprised of an investment  management  fee,  operating  expenses  and any  distribution  and service  (12b-1)  fees that may apply.  These fees are deducted  daily by each  Portfolio  before it provides  American  Skandia with the net asset value as of the close of business  each day.  More  detailed  information  about fees and  charges  can be found in the  prospectuses  for the  Portfolios.  Please also see
"Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fee or expenses are deducted when determining the rate we credit to a Fixed  Allocation.  However,  for some of the same reasons that we deduct the Insurance  Charge against Account Value allocated to the  Sub-accounts,  we also take into  consideration mortality,  expense,  administration,  profit and other factors in determining  the interest  rates we credit to Fixed  Allocations.
Any CDSC or Tax Charge applies to amounts that are taken from the variable  investment  options or the Fixed  Allocations.  A Market
Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?
In certain states a tax is due if and when you exercise your right to receive  periodic  annuity  payments.  The amount payable will depend on the applicable  jurisdiction  and on the annuity  payment  option you select.  If you select a fixed payment  option,  the amount of each fixed payment will depend on the Account  Value of your Annuity when you elected to  annuitize.  There is no specific charge  deducted  from these  payments;  however,  the amount of each  annuity  payment  reflects  assumptions  about our  insurance expenses.  If you select a variable  payment option that we may offer,  then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate  certain  fees and charges or alter the manner in which the  particular  fee or charge is  deducted.  For example,  we may  reduce  the  amount of the CDSC or the length of time it  applies,  reduce or  eliminate  the amount of the Annual
Maintenance  Fee or reduce the  portion of the total  Insurance  Charge that is deducted  as an  Administration  Charge.  Generally, these types of changes will be based on a reduction to our sales,  maintenance or  administrative  expenses due to the nature of the individual or group  purchasing  the Annuity.  Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities  purchased by an Owner;  (c) the amount of Purchase  Payments or likelihood of additional
Purchase Payments;  and/or (d) other transactions where sales,  maintenance or administrative  expenses are likely to be reduced. We will not discriminate  unfairly between Annuity  purchasers if and when we reduce the portion of the Insurance Charge  attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial  Purchase  Payment:  You must make a minimum initial  Purchase  Payment of $1,000.  However,  if you decide to make payments under a systematic  investment or "bank drafting"  program,  we will accept a lower initial Purchase  Payment provided that,  within the first Annuity Year, you make at least $1,000 in total Purchase Payments.

Where allowed by law,  initial  Purchase  Payments in excess of $1,000,000  require our approval prior to  acceptance.  We may apply certain limitations and/or  restrictions on the Annuity as a condition of our acceptance,  including limiting the liquidity features or the Death Benefit protection provided under the Annuity,  limiting the right to make additional  Purchase Payments,  changing the number of transfers  allowable  under the Annuity or restricting  the  Sub-accounts  that are available.  Other  limitations  and/or restrictions may apply.

Except as noted below,  Purchase  Payments  must be submitted by check drawn on a U.S.  bank, in U.S.  dollars,  and made payable to
American  Skandia.  Purchase  Payments  may also be  submitted  via 1035  exchange  or  direct  transfer  of  funds.  Under  certain circumstances,  Purchase  Payments may be transmitted to American  Skandia via wiring funds through your  investment  professional's broker-dealer  firm.  Additional  Purchase Payments may also be applied to your Annuity under an arrangement  called "bank drafting"
where you  authorize  us to deduct  money  directly  from your bank  account.  We may reject any  payment  if it is  received  in an unacceptable form.  Our acceptance of a check is subject to our ability to collect funds.

Age  Restrictions:  There is no age  restriction  to purchase  the  Annuity.  However,  the basic  Death  Benefit  provides  greater protection  for  persons  under age 90. You should  consider  your need to access  your  Account  Value and  whether  the  Annuity's liquidity  features  will satisfy that need.  If you take a  distribution  prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary  income  taxes on any gain.  The  availability  of certain  optional  benefits may vary based on the age of the
Owner on the Issue Date of the Annuity.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

|X|      Owner:  The  Owner(s)  holds all rights  under the  Annuity.  You may name more than one Owner in which case all  ownership
         -----
       rights are held  jointly.  However,  this  Annuity does not provide a right of  survivorship.  Refer to the Glossary of Terms for a complete description of the term "Owner."
|X|      Annuitant:  The  Annuitant is the person we agree to make annuity  payments to and upon whose life we continue to make such
         ---------
       payments.  You must name an Annuitant who is a natural  person.  We do not accept a designation  of joint  Annuitants  during the accumulation  period. Where allowed by law, you may name one or more Contingent  Annuitants.  A Contingent Annuitant will become the Annuitant if the Annuitant  dies before the Annuity Date.  Please refer to the discussion of  "Considerations  for
       Contingent Annuitants" in the Tax Considerations section of the Prospectus.
|X|      Beneficiary:  The  Beneficiary  is the  person(s) or entity you name to receive the death  benefit.  If no  beneficiary  is
         -----------
       named the death benefit will be paid to you or your estate.

Your right to make  certain  designations  may be limited if your  Annuity is to be used as an IRA or other  "qualified"  investment that is given  beneficial  tax treatment  under the Code.  You should seek  competent tax advice on the income,  estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner,  Annuitant and  Beneficiary  designations  by sending us a request in writing.  Where allowed by law, such changes will be subject to our acceptance.  Some of the changes we will not accept include, but are not limited to:
|X|      a new  Owner  subsequent  to  the  death  of the  Owner  or  the  first  of  any  joint  Owners  to  die,  except  where  a spouse-Beneficiary has become the Owner as a result of an Owner's death;
|X|      a new Annuitant subsequent to the Annuity Date;
|X|      for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
|X|      a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is co-owned by spouses,  we will assume that the sole primary  Beneficiary is the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative  Beneficiary  designation,  upon the death of either spousal
Owner,  the surviving  spouse may elect to assume  ownership of the Annuity instead of taking the Death Benefit  payment.  The Death
Benefit  that would have been  payable  will be the new  Account  Value of the  Annuity as of the date of due proof of death and any required  proof of a spousal  relationship.  As of the date the  assumption  is effective,  the  surviving  spouse will have all the rights and  benefits  that would be  available  under the Annuity to a new  purchaser  of the same  attained  age.  For  purposes of determining  any future Death Benefit for the beneficiary of the surviving  spouse,  the new Account Value will be considered as the initial Purchase  Payment.  No CDSC will apply to the new Account Value.  However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the surviving spouse is named as a Contingent  Annuitant,  upon the death of the Annuitant, the  surviving  spouse  will  become the  Annuitant.  No Death  Benefit is payable  upon the death of the  Annuitant.  However,  the
Account  Value  of the  Annuity  as of the  date of due  proof of death of the  Annuitant  (and any  required  proof of the  spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?

If after  purchasing  your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel  period.  This is often  referred  to as a  "free-look."  Depending  on the state in which you purchased your Annuity and, in some states,  if you purchased the Annuity as a replacement  for a prior  contract,  the right to cancel period may be ten (10) days,  twenty-one (21) days or longer,  measured from the time that you received your Annuity.  If you return your Annuity during the  applicable  period,  we will refund your current  Account Value plus any tax charge  deducted.  This amount may be higher or lower than your  original  Purchase  Payment.  Where  required by law, we will return your  current  Account
Value or the amount of your  initial  Purchase  Payment,  whichever  is  greater.  The same  rules may apply to an  Annuity  that is purchased as an IRA. In any situation  where we are required to return the greater of your  Purchase  Payment or Account  Value,  we may  allocate  your  Account  Value to the AST Money  Market  Sub-account  during the right to cancel  period  and for a  reasonable additional amount of time to allow for delivery of your Annuity.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The  minimum  amount  that we accept as an  additional  Purchase  Payment  is $100  unless you  participate  in  American  Skandia's
Systematic  Investment Plan or a periodic  purchase  payment  program.  We will allocate any additional  Purchase  Payments you make according to your most recent allocation instructions, unless you request new allocations when you submit a new Purchase Payment.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make  additional  Purchase  Payments to your Annuity by  authorizing  us to deduct money directly from your bank account and
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applying it to your  Annuity.  This type of program is often called "bank  drafting".  We call our bank drafting  program  "American
Skandia's  Systematic  Investment  Plan."  Purchase  Payments  made  through  bank  drafting  may only be  allocated to the variable investment  options when applied.  Bank  drafting  allows you to invest in your Annuity with a lower initial  Purchase  Payment,  as long as you  authorize  payments  that will equal at least  $1,000  during the first 12 months of your  Annuity.  We may  suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable  financial  institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of qualified  investments.  If your employer  sponsors such a program, we may agree to accept periodic  Purchase  Payments through a salary  reduction  program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $1,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase  Payment:  Once we accept your  application,  we invest your net Purchase Payment in the Annuity.  The net Purchase
Payment is your initial  Purchase  Payment minus any tax charges that may apply.  On your  application we ask you to provide us with instructions  for  allocating  your Account  Value.  You can allocate  Account Value to one or more variable  investment  options or
Fixed Allocations.

In those  states  where we are  required  to return your  Purchase  Payment if you  exercise  your right to return the  Annuity,  we initially  allocate  all  amounts  that  you  choose  to  allocate  to the  variable  investment  options  to the AST  Money  Market
Sub-account.  At the end of the  right to cancel  period  we will  reallocate  your  Account  Value  according  to your most  recent allocation  instructions.  Where permitted by law, we will allocate your Purchase Payments  according to your initial  instructions, without  temporarily  allocating  to the AST Money Market  Sub-account.  To do this,  we will ask that you execute our form called a
"return  waiver" that authorizes us to allocate your Purchase  Payment to your chosen  Sub-accounts  immediately.  If you submit the
"return  waiver" and then decide to return your Annuity  during the right to cancel  period,  you will receive your current  Account
Value which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent  Purchase  Payments:  We will allocate any additional  Purchase  Payments you make  according to your current  allocation instructions.  If any rebalancing or asset  allocation  programs are in effect,  the allocation  should conform with such a program.
We assume that your current  allocation  instructions  are valid for subsequent  Purchase  Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
During the accumulation period you may transfer Account Value between investment  options.  Transfers are not subject to taxation on any gain.  We  currently  limit the  number of  Sub-accounts  you can  invest in at any one time to twenty  (20).  However,  you can invest in an unlimited  number of Fixed  Allocations.  We may require a minimum of $500 in each  Sub-account  you  allocate  Account
Value to at the time of any  allocation  or transfer.  If you request a transfer  and, as a result of the  transfer,  there would be less than $500 in the Sub-account,  we may transfer the remaining  Account Value in the Sub-account pro rata to the other investment options to which you transferred.

We may  impose  specific  restrictions  on  financial  transactions  for  certain  Portfolios  based on the  Portfolio's  investment restrictions.  Currently,  any purchase,  redemption or transfer involving the Rydex or ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable  securities exchange (generally,  3:00 p.m. Eastern time)
to be processed on the current  Valuation Day. The "cut-off" time for such financial  transactions  involving a Rydex or ProFunds VP
Sub-account  will be  extended  to1/2hour prior to any  announced  closing  (generally,  3:30 p.m.  Eastern  time) for  transactions submitted electronically through American Skandia's Internet website (www.americanskandia.com).

Currently,  we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year,  including transfers made as part of any rebalancing,  market timing,  asset allocation or similar program which you have authorized.  Transfers made as part of a dollar cost  averaging  program do not count toward the twenty free  transfer  limit.  Renewals or transfers of Account  Value from a Fixed
Allocation at the end of its Guarantee  Period are not subject to the transfer  charge.  We may reduce the number of free  transfers allowable  each  Annuity Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of  electronic means to transmit your transfer  requests.  We may eliminate the Transfer Fee for transfer  requests  transmitted  electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of  transfers  in any Annuity  Year for all  existing  or new Owners.  We also  reserve the right to limit the number of  transfers in any Annuity  Year or to refuse any  transfer  request for an Owner or certain  Owners if:
(a) we believe that excessive  trading or a specific  transfer request or group of transfer  requests may have a detrimental  effect on Unit Values or the share prices of the  Portfolios;  or (b) we are informed by one or more of the Portfolios that the purchase or redemption  of shares must be  restricted  because of  excessive  trading or a specific  transfer or group of transfers is deemed to have a detrimental  effect on the share prices of affected  Portfolios.  Without  limiting the above, the most likely scenario where either of the above could occur would be if the aggregate  amount of a trade or trades  represented a relatively large proportion of the total assets of a particular  Portfolio.  Under such a circumstance,  we will process  transfers  according to our rules then in effect and provide  notice if the  transfer  request was denied.  If a transfer  request is denied,  a new  transfer  request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation  period.  Dollar Cost Averaging  allows you to  systematically  transfer an amount  each month from one  investment  option to one or more other  investment  options.  You can choose to  transfer  earnings only,  principal  plus  earnings  or a flat  dollar  amount.  Dollar  Cost  Averaging  allows you to invest  regularly  each  month, regardless  of the current unit value (or price) of the  Sub-account(s)  you invest in. This enables you to purchase more units when the market  price is low and fewer  units  when the market  price is high.  This may  result in a lower  average  cost of units over time.  However,  there is no guarantee that Dollar Cost  Averaging will result in a profit or protect  against a loss in a declining market.  We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable  investment  options or Fixed  Allocations.  Dollar Cost Averaging from Fixed  Allocations is subject to a number of rules that include, but are not limited to the following:
|X|      You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X|      You may only Dollar Cost Average  earnings or principal  plus  earnings.  If  transferring  principal  plus  earnings,  the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X|      Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE:  When a Dollar Cost Averaging  program is established  from a Fixed  Allocation,  the fixed rate of interest we credit to your
Account  Value is applied to a declining  balance due to the  transfers of Account  Value to the  Sub-accounts  during the Guarantee
Period.  This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

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American  Skandia may offer Fixed  Allocations  with Guarantee  Periods of 5 months or 11 months  exclusively  for use with a Dollar
Cost Averaging  program ("DCA Fixed  Allocations").  DCA Fixed  Allocations are designed to automatically  transfer Account Value in either 6 or 12 payments under a Dollar Cost  Averaging  program.  DCA Fixed  Allocations  may only be established  with your initial
Purchase  Payment or  additional  Purchase  Payments.  You may not transfer  existing  Account Value to a DCA Fixed  Allocation.  We reserve the right to terminate offering these special purpose Fixed Allocations at any time.
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Account  Value  allocated to the DCA Fixed  Allocation  will be  transferred  to the  Sub-accounts  you choose under the Dollar Cost
Averaging  program.  Dollar  Cost  Averaging  transfers  will  begin  on the day  following  the date the DCA  Fixed  Allocation  is established  and each month following until the entire  principal  amount plus earnings is transferred.  If you terminate the Dollar
Cost Averaging  program  before the entire  principal  amount plus earnings has been  transferred  to the  Sub-account(s),  you must transfer all remaining  Account Value to any other  investment  option.  Unless you provide  alternate  instructions at the time you terminate the Dollar Cost  Averaging  program,  Account Value will be  transferred  to the AST Money Market  Sub-account.  Transfers from Fixed Allocations as part of a Dollar Cost Averaging program are not subject to a Market Value  Adjustment.  However,  a Market
Value  Adjustment  will apply if you terminate the Dollar Cost Averaging  program before the entire  principal  amount plus earnings has been transferred to the Sub-account(s).

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes. During the accumulation  period,  we offer automatic  rebalancing  among the variable  investment  options you choose.  You can choose to have your Account  Value  rebalanced  quarterly,  semi-annually,  or annually.  On the  appropriate  date,  your  variable investment  options are  rebalanced  to the  allocation  percentages  you request.  For example,  over time the  performance  of the variable  investment  options will differ,  causing your percentage  allocations to shift. With automatic  rebalancing,  we transfer the appropriate amount from the "overweighted"  Sub-accounts to the  "underweighted"  Sub-accounts to return your allocations to the percentages  you request.  If you request a transfer  from or into any variable  investment  option  participating  in the automatic rebalancing  program,  we will assume that you wish to change your rebalancing  percentages as well, and will  automatically  adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum  Account Value of at least $10,000 to enroll in automatic  rebalancing.  All  rebalancing  transfers made on the same day as part of an automatic  rebalancing  program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers.  We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER ANY ASSET ALLOCATION PROGRAMS?
Yes.  During  the  accumulation  period,  we offer two  different  asset  allocation  programs  designed  for  American  Skandia  by
Morningstar  Associates,  LLC. Each program is available to Annuity  Owners at no additional  charge.  Each program is designed as a tool to enable you and your  investment  professional  to develop an asset  allocation  program that is  appropriate  for you.  Your investment  professional will help you to complete an investor questionnaire that will help you and your investment  professional to determine  whether  participating  in a program is  appropriate  for you and to determine your  investment  style from which you can choose the available model  portfolios.  We offer one program where you and your investment  professional  choose from the available
Sub-accounts  for each asset  class in the model  portfolio  you have chosen  based on your  answers to the  questionnaire.  You may change your  selected  Sub-accounts  at any time.  We offer a second  program  where the  Sub-accounts  for each asset class in each model  portfolio are designated  based on an objective  evaluation of the available  Sub-accounts.  If you elect the second program, the selected  Sub-accounts within a model portfolio may change  periodically.  Under both programs,  assets allocated to the program are  rebalanced  on a periodic  basis based on suggested  changes to the  allocation  percentages  for an asset class within a model portfolio  or based  on  changes  in the  value of the  Sub-accounts.  Each  asset  allocation  program  is  subject  to  additional limitations and restrictions which are more fully described in the enrollment form for the programs.

Asset  allocation  is a  sophisticated  method of  diversification  which  allocates  assets among asset  classes in order to manage investment risk and enhance  returns over the long term.  However,  asset  allocation does not guarantee a profit or protect against a loss.  You are not obligated to  participate  or to invest  according to the program  recommendations.  American  Skandia does not intend to provide any  personalized  investment  advice in connection  with these programs and you should not rely on these programs as providing  individualized  investment  recommendations  to you. The asset allocation  programs do not guarantee better investment results.  We reserve the right to  terminate  or change the asset  allocation  programs at any time.  You should  consult  with your investment professional before electing any asset allocation program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
Yes. We offer two different  programs for investors who wish to invest in the variable  investment  options but also wish to protect their  principal,  at least as of a specific date in the future.  You may not want to use either of these  programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program
We offer a balanced  investment  program where a portion of your Account Value is allocated to a Fixed  Allocation and the remaining
Account  Value is  allocated  to the  variable  investment  options  that you  select.  When you enroll in the  Balanced  Investment
Program,  you choose the duration that you wish the program to last.  This  determines the duration of the Guarantee  Period for the
Fixed  Allocation.  Based on the fixed rate for the  Guarantee  Period  chosen,  we calculate the portion of your Account Value that must be allocated to the Fixed  Allocation to grow to a specific  "principal  amount" (such as your initial  Purchase  Payment).  We determine  the amount based on the rates then in effect for the Guarantee  Period you choose.  If you continue the program until the end of the Guarantee  Period and make no withdrawals or transfers,  at the end of the Guarantee  Period,  the Fixed  Allocation will have grown to equal the  "principal  amount".  Withdrawals or transfers  from the Fixed  Allocation  before the end of the Guarantee
Period will  terminate the program and may be subject to a Market Value  Adjustment.  You can transfer the Account Value that is not allocated to the Fixed  Allocation  between any of the Sub-accounts  available under the Annuity.  Account Value you allocate to the variable  investment  options is subject to market  fluctuations  and may  increase or decrease in value.  We do not deduct a charge for participating in the Balanced Investment Program.

         Example
         Assume  you invest  $100,000.  You  choose a 10-year  program  and  allocate  a portion  of your  Account  Value to a Fixed
         Allocation  with a 10-year  Guarantee  Period.  The rate for the  10-year  Guarantee  Period is 5.33%*.  Based on the fixed interest rate for the Guarantee  Period chosen,  the factor is 0.594948 for determining how much of your Account Value will be  allocated  to the Fixed  Allocation.  That  means  that  $59,495  will be  allocated  to the Fixed  Allocation  and the remaining  Account Value  ($41,505)  will be allocated to the variable  investment  options.  Assuming that you do not make any  withdrawals  from the Fixed  Allocation,  it will grow to $100,000 at the end of the  Guarantee  Period.  Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

*        The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return Option (GRO)SM
We also offer a seven-year  program  where we monitor your Account Value daily and  systematically  transfer  amounts  between Fixed
Allocations and the variable  investment  options you choose.  American Skandia guarantees that at the end of the seventh (7th) year from  commencement  of the program (or any program  restart date),  you will receive no less than your Account Value on the date you elected to  participate  in the program  ("commencement  value").  On the program  maturity date, if your Account Value is below the commencement  value,  American  Skandia will apply additional  amounts to your Annuity so that it is equal to commencement  value or your  Account  Value on the date you elect to restart the program  duration.  Any amounts  added to your  Annuity will be applied to the AST Money Market Sub-account,  unless you provide us with alternative  instructions.  We will notify you of any amounts added to your Annuity  under the program.  We do not consider  amounts  added to your Annuity to be  "investment  in the contract" for income tax purposes.

Account Value is only  transferred  to and  maintained in Fixed  Allocations  to the extent we, in our sole  discretion,  deem it is
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necessary to support our  guarantee  under the program.  This differs  from the Balanced  Investment  Program  where a set amount is allocated to a Fixed Allocation  regardless of the performance of the underlying  Sub-accounts.  With the Guaranteed  Return Option, your  Annuity  is able to  participate  in the  upside  potential  of the  Sub-accounts  while  only  transferring  amounts to Fixed
Allocations  to  protect  against  significant  market  downturns.   NOTE:  If  a  significant  amount  of  your  Account  Value  is systematically  transferred to Fixed  Allocations  during prolonged  market declines,  less of your Account Value may be immediately available to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each business day we monitor the  performance of your Account Value to determine  whether it is greater than,  equal to or below our
"reallocation  trigger",  described  below.  Based on the  performance  of the  Sub-accounts  in which you choose to  allocate  your
Account  Value  relative  to the  reallocation  trigger,  we may  transfer  some or all of  your  Account  Value  to or from a Fixed
Allocation.  You have  complete  discretion  over the  allocation  of your  Account  Value that  remains  allocated  in the variable investment options.  However, we reserve the right to restrict certain Portfolios if you participate in the program.

|X|      Account  Value  greater than or equal to  reallocation  trigger:  Your Account  Value in the  variable  investment  options remains allocated according to your most recent  instructions.  If a portion of Account Value was previously allocated to a Fixed  Allocation,  those amounts may be transferred  from the Fixed  Allocation and re-allocated to the variable investment options pro-rata according to your current allocations.  A Market Value Adjustment will apply.

|X|      Account  Value  below  reallocation  trigger:  A portion  of your  Account  Value in the  variable  investment  options  is transferred  to a new  Fixed  Allocation.  These  amounts  are  transferred  on a  pro-rata  basis  from the  variable investment  options.  The new Fixed  Allocation  will have a Guarantee  Period equal to the remaining  duration in the
              Guaranteed  Return  Option.  The Account  Value  applied to the new Fixed  Allocation  will be credited with the fixed interest rate then being  applied to a new Fixed  Allocation  of the next higher  yearly  duration.  The Account Value will remain invested in the Fixed Allocation  until the maturity date of the program unless,  at an earlier date, your
              Account  Value is at or above the  reallocation  trigger and amounts can be  transferred  to the  variable  investment options (as described above) while maintaining the guarantee protection under the program.

American  Skandia uses an allocation  mechanism  based on  assumptions  of expected and maximum  market  volatility to determine the reallocation  trigger.  The allocation  mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose.  American  Skandia reserves the right to change the allocation  mechanism and the reallocation  trigger at its discretion,  subject to regulatory  approval where required.  Any change to the allocation  mechanism and/or the reallocation trigger will only apply to programs that begin after the change is effective.

Program Termination
The Guaranteed  Return Option will  terminate on its maturity  date. You can elect to participate in a new Guaranteed  Return Option or re-allocate  your Account Value at that time.  Upon  termination,  any Account Value allocated to the Fixed  Allocations  will be transferred to the AST Money Market Sub-account, unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option
This program is subject to certain rules and restrictions, including, but not limited to the following:
|X|      You may  terminate  the  Guaranteed  Return  Option at any time.  American  Skandia  does not provide any  guarantees  upon termination of the program.
|X|      Withdrawals  from your  Annuity  while the  program is in effect  will reduce the  guaranteed  amount  under the program in proportion  to your Account Value at the time of the  withdrawal.  Withdrawals  will be subject to all other  provisions of the
     Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.
|X|      Additional  Purchase  Payments  applied  to the  Annuity  while the  program  is in effect  will only  increase  the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.
|X|      Annuity Owners cannot transfer Account Value to or from a Fixed  Allocation  while  participating in the program and cannot participate  in any dollar cost  averaging  program  that  transfers  Account  Value from a Fixed  Allocation  to the  variable investment options.
|X|      Transfers from Fixed  Allocations will be subject to the Market Value Adjustment  formula under the Annuity;  however,  the
     0.10%  "cushion"  feature of the  formula  will not apply.  A Market  Value  Adjustment  may be either  positive  or  negative.
     Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X|      Transfers from the Sub-accounts to Fixed Allocations or from Fixed  Allocations to the Sub-accounts  under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X|      The  Guaranteed  Return  Option  will  terminate:  (a) upon the death of the  Owner or the  Annuitant  (in an entity  owned contract); and (b) as of the date Account Value is applied to begin annuity payments.
|X|      You can elect to restart the seven (7) year  program  duration on any  anniversary  of the Issue Date of the  Annuity.  The
     Account  Value on the date the restart is  effective  will become the new  commencement  value.  You can only elect the program once per Annuity Year.

Charges under the Program
We deduct a charge equal to 0.25% per year to  participate  in the  Guaranteed  Return  Option.  The annual charge is deducted daily against your Account Value  allocated to the  Sub-accounts.  Account Value allocated to Fixed  Allocations  under the program is not subject to the charge.  The charge is deducted to  compensate  American  Skandia for:  (a) the risk that your  Account  Value on the maturity date of the program is less than the amount guaranteed; and (b) administration of the program.

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     Effective  November 18, 2002,  American  Skandia  changed the manner in which the annual charge for the  Guaranteed  Return
     Option is deducted  to the method  described  above.  The annual  charge for the  Guaranteed  Return  Option for Owners who elected the benefit  between May 1, 2001 and  November 15, 2002 and  subsequent  to November 19, 2002 in those states where the daily deduction of the charge has not been approved, is deducted annually,  in arrears,  according to the prospectus in effect as of the date the program was elected.  Owners who  terminate  and then  re-elect the  Guaranteed  Return Option or elect to restart the  Guaranteed  Return  Option at any time after  November 18, 2002 will be subject to the charge  method described above.
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MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?
Yes. You may  authorize  your  investment  professional  to direct the  allocation  of your Account  Value and to request  financial transactions  between  investment  options while you are living,  subject to our rules.  You must contact us immediately if and when you revoke such authority.  We will not be responsible for acting on instructions  from your investment  professional if you fail to inform us that such  person's  authority has been revoked.  We may also  suspend,  cancel or limit these  privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide  administrative  support to  licensed,  registered  investment  professionals  or  investment advisors who you authorize to make financial  transactions on your behalf.  These investment  professionals  may be firms or persons who also are  appointed by us as  authorized  sellers of the  Annuity.  However,  we do not offer advice about how to allocate  your
Account Value under any  circumstance.  Any investment  professionals  you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any  recommendations  such investment  professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require  investment  professionals or investment  advisors,  who are authorized by multiple contract owners to make financial transactions,  to enter into an administrative  agreement with American Skandia as a condition of our accepting transactions on your behalf. The  administrative  agreement may impose  limitations on the investment  professional's or investment  advisor's ability to request financial  transactions on your behalf.  These limitations are intended to minimize the detrimental  impact of an investment professional  who is in a position to transfer  large  amounts of money for multiple  clients in a  particular  Portfolio or type of
portfolio  or  to  comply  with  specific   restrictions  or  limitations  imposed  by  a  Portfolio(s)  on  American  Skandia.  The administrative agreement may limit the available investment options,  require advance notice of large transactions,  or impose other trading limitations on your investment  professional.  Your investment  professional will be informed of all such restrictions on an ongoing  basis.  We may also require that your  investment  professional  transmit all financial  transactions  using the electronic trading  functionality  available  through our Internet  website  (www.americanskandia.com).  Limitations that we may impose on your investment  professional  or  investment  advisor  under  the  terms of the  administrative  agreement  do not  apply  to  financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?

We credit the fixed  interest  rate to the Fixed  Allocation  throughout  a set period of time called a  "Guarantee  Period."  Fixed
Allocations  currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed  Allocations of different  durations available in the future,  including Fixed Allocations offered exclusively for use with certain optional investment  programs.  Fixed
Allocations  may not be  available  in all states and may not always be  available  for all  Guarantee  Periods  depending on market factors and other considerations.

The interest rate credited to a Fixed  Allocation is the rate in effect when the Guarantee  Period begins and does not change during the  Guarantee  Period.  The rates are an  effective  annual rate of  interest.  We  determine  the  interest  rates for the various
Guarantee  Periods.  At the time that we confirm your Fixed  Allocation,  we will advise you of the interest  rate in effect and the date your Fixed  Allocation  matures.  We may change the rates we credit new Fixed  Allocations  at any time. Any change in interest rate does not affect Fixed  Allocations  that were in effect  before the date of the change.  To inquire as to the current rates for
Fixed Allocations, please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:
|X|      when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X|      upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
|X|      when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish  different  interest rates for Fixed  Allocations  offered to a class of Owners who choose to participate in various optional  investment  programs we make available.  This may include,  but is not limited to, Owners who elect to use Fixed  Allocations  under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment  program (see "Do you offer programs  designed to guarantee a "Return of Premium" at a future date?").  The interest rate credited to Fixed  Allocations  offered to this class of  purchasers  may be different  than those offered to other  purchasers  who choose the same Guarantee  Period but who do not  participate  in an optional  investment  program.  Any such program is at our sole discretion.

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American  Skandia may offer Fixed  Allocations  with Guarantee  Periods of 3 months or 6 months  exclusively for use as a short-term
Fixed  Allocation  ("Short-term  Fixed  Allocations").  Short-term  Fixed  Allocations  may only be  established  with your  initial
Purchase Payment or additional  Purchase  Payments.  You may not transfer  existing Account Value to a Short-term Fixed  Allocation.
We reserve the right to terminate offering these special purpose Fixed Allocations at any time.
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On the Maturity Date of the Short-term Fixed Allocation,  the Account Value will be transferred to the  Sub-account(s) you choose at the inception of the program.  If no  instructions  are provided,  such Account  Value will be  transferred  to the AST Money Market
Sub-account.  Short-term  Fixed  Allocations  may not be renewed on the Maturity  Date. If you surrender the Annuity or transfer any
Account Value from the Short-term Fixed Allocation to any other investment  option before the end of the Guarantee  Period, a Market
Value Adjustment will apply.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific  formula for determining the fixed interest rates for Fixed  Allocations.  Generally the interest rates we offer for Fixed  Allocations will reflect the investment  returns available on the types of investments we make to support our fixed rate  guarantees.  These  investment  types may include cash,  debt  securities  guaranteed by the United States  government and its agencies and  instrumentalities,  money market instruments,  corporate debt obligations of different durations,  private placements, asset-backed  obligations  and municipal  bonds. In determining  rates we also consider  factors such as the length of the Guarantee
Period for the Fixed  Allocation,  regulatory  and tax  requirements,  liquidity of the markets for the type of investments we make, commissions,  administrative and investment  expenses,  our insurance risks in relation to the Fixed  Allocations,  general economic trends and competition.  Some of these  considerations  are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed  Allocation in an existing  Annuity at a rate not less than the rate we are then crediting to
Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The  interest  rate we credit  for a Fixed  Allocation  is  subject  to a  minimum.  Please  refer to the  Statement  of  Additional
Information.  In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
If you transfer or withdraw Account Value from a Fixed Allocation  before the end of its Guarantee  Period, we will adjust the value of your investment based on a formula,  called a "Market Value  Adjustment" or "MVA".  The Market Value Adjustment  formula compares the interest  rates  credited for Fixed  Allocations  at the time you  invested,  to interest  rates being  credited when you make a transfer or withdrawal.  The amount of any Market Value  Adjustment can be either positive or negative,  depending on the rates that are currently  being  credited on Fixed  Allocations.  In certain  states the amount of any Market Value  Adjustment  may be limited under state law or  regulation.  If your  Annuity is governed by the laws of that state,  any Market Value  Adjustment  that applies will be subject to our rules for complying with such law or regulation.

MVA Formula
The MVA formula is applied  separately  to each Fixed  Allocation  to  determine  the  Account  Value of the Fixed  Allocation  on a
particular date.  The formula is as follows:

                                                     [(1+I) / (1+J+0.0010)]N/12

                                                               where:

                  I is the fixed  interest rate we guaranteed to credit to the Fixed  Allocation as of its starting date;

                  J is the fixed  interest  rate for your class of  annuities at the time of the  withdrawal  for a new Fixed  Allocation  with a Guarantee  Period  equal to the  remaining  number of years in your original Guarantee Period;

                  N is the number of months remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/12.

If the transfer or withdrawal  does not occur on the yearly or monthly  anniversary  of the beginning of the Fixed  Allocation,  the numbers used in `J' and `N' will be rounded to the next highest integer.

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For purposes of the DCA Fixed  Allocations and Short-term  Fixed  Allocations,  the Market Value  Adjustment  formula is modified as follows:  The  definition  of "J" within the MVA formula will be equal to the fixed rate of interest  for new DCA Fixed  Allocations of the applicable 5 or 11 month  Guarantee  Period or new  Short-term  Fixed  Allocations  of the applicable 3 or 6 month  Guarantee
Period.  If American  Skandia no longer offers DCA Fixed  Allocations  or  Short-term  Fixed  Allocations  on the date that a Market
Value Adjustment is being  calculated,  the definition of "J" within the MVA formula will be equal to the fixed rate of interest for the applicable Fixed Allocations on the date that the Fixed Allocation program was terminated.
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MVA Examples
The following hypothetical examples show the effect of the MVA in determining Account Value.  Assume the following:
|X|      You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.
|X|      The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).
|X|      You make no  withdrawals  or transfers  until you decided to withdraw the entire Fixed  Allocation  after exactly three (3)
         years, therefore 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA
Assume that at the time you request the withdrawal,  the fixed interest rate for a new Fixed  Allocation with a Guarantee  Period of
24 months is 3.5% (J = 3.5%).  Based on these assumptions, the MVA would be calculated as follows:

                                  MVA Factor = [(1+I)/(I+J+0.0010)]N/12 = [1.05/1.036]2 = 1.027210
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $59,456.20.

Example of Negative MVA
Assume that at the time you request the withdrawal,  the fixed interest rate for a new Fixed  Allocation with a Guarantee  Period of
24 months is 6.0% (J = 6.0%).  Based on these assumptions, the MVA would be calculated as follows:

                                 MVA Factor = [(1+I)/(1+J+0.0010)]N/12 = [1.05/1.061)]2 = 0.979372
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $56,687.28.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity  Date" for a Fixed  Allocation is the last day of the Guarantee  Period.  Before the Maturity  Date, you may choose to renew the Fixed  Allocation  for a new  Guarantee  Period of the same or  different  length or you may  transfer all or part of that
Fixed Allocation's  Account Value to another Fixed Allocation or to one or more  Sub-accounts.  We will notify you before the end of the  Guarantee  Period  about the fixed  interest  rates that we are  currently  crediting to all Fixed  Allocations  that are being offered.  The rates  being  credited to Fixed  Allocations  may change  before the  Maturity  Date.  We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

If you do not  specify  how you want a Fixed  Allocation  to be  allocated  on its  Maturity  Date,  it will be renewed  for a Fixed
Allocation of the same duration if then available.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the accumulation  period you can access your Account Value through Partial  Withdrawals,  Systematic  Withdrawals,  and where required for tax  purposes,  Minimum  Distributions.  You can also  surrender  your Annuity at any time.  We may deduct a portion of the Account Value being  withdrawn or surrendered  as a CDSC. If you surrender your Annuity,  in addition to any CDSC, we may deduct the Annual  Maintenance  Fee,  any Tax Charge that  applies  and the charge for any  optional  benefits.  We may also apply a Market
Value  Adjustment  to any Fixed  Allocations.  Certain  amounts may be  available to you each Annuity Year that are not subject to a
CDSC.  These are called "Free  Withdrawals."  In addition,  under certain  circumstances,  we may waive the CDSC for surrenders made for  qualified  medical  reasons  or for  withdrawals  made to  satisfy  Minimum  Distribution  requirements.  Unless  you notify us differently,  withdrawals  are taken  pro-rata  based on the Account  Value in the  investment  options at the time we receive  your withdrawal request.  Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A  distribution  during the  accumulation  period is deemed to come first from any "gain" in your  Annuity and second as a return of your "tax basis",  if any.  Distributions  from your Annuity are generally  subject to ordinary income taxation on the amount of any investment gain unless the distribution  qualifies as a non-taxable  exchange or transfer.  If you take a distribution  prior to the taxpayer's  age 59 1/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the  annuitization  period,  a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the  payment.  The Code and  regulations  have  "exclusionary  rules" that we use to  determine  what portion of each annuity  payment  should be  treated as a return of any tax basis you have in the  Annuity.  Once the tax basis in the  Annuity  has been distributed,  the remaining  annuity payments are taxable as ordinary income.  The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation period.

|X|      To meet  liquidity  needs,  you can withdraw a limited  amount from your Annuity during each of Annuity Years 1-7 without a
         CDSC  being  applied.  We call this the "Free  Withdrawal"  amount.  The Free  Withdrawal  amount is not  available  if you choose to surrender your Annuity.  Amounts  withdrawn as a Free  Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent withdrawal or surrender of the Annuity.  The minimum Free Withdrawal you may request is $100.

|X|      You can also make  withdrawals in excess of the Free Withdrawal  amount.  We call this a "Partial  Withdrawal."  The amount that you may withdraw  will depend on the Annuity's  Surrender  Value.  The Surrender  Value is equal to your Account Value minus any CDSC,  the Annual  Maintenance  Fee,  the Tax Charge,  any charges for  optional  benefits  and any Market  Value
         Adjustment  that may apply to any Fixed  Allocations.  After any Partial  Withdrawal,  your  Annuity  must have a Surrender
         Value of at least $1,000,  or we may treat the Partial  Withdrawal  request as a request to fully  surrender  your Annuity.
         The minimum Partial Withdrawal you may request is $100.

When we determine if a CDSC applies to Partial  Withdrawals  and  Systematic  Withdrawals,  we will first  determine  what,  if any, amounts  qualify as a Free  Withdrawal.  Those amounts are not subject to the CDSC.  Partial  Withdrawals or Systematic  Withdrawals
of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

You may request a withdrawal  for an exact dollar amount after  deduction of any CDSC that applies  (called a "net  withdrawal")  or request a gross  withdrawal  from which we will deduct any CDSC that applies,  resulting in less money being payable to you than the amount you  requested.  If you request a net  withdrawal,  the amount  deducted  from your Account Value to pay the CDSC may also be subject to a CDSC.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms  necessary  to make a withdrawal  from your  Annuity,  call  1-800-766-4530  or visit our  Internet  Website at
www.americanskandia.com.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?
The Free  Withdrawal  provision that applies to your Annuity  depends on its Issue Date and your residence  state. We began offering a new Free  Withdrawal  provision in most states as of May 1, 1996. The Free Withdrawal  provision also varies  depending on whether your Annuity is used as a funding  vehicle for a qualified  plan under Section 401 of the Code.  As of the date of this  Prospectus, we are no longer offering the Annuity for use with Section 401 plans.

Annuities Issued on or after May 1, 1996
The maximum Free Withdrawal amount during any Annuity Year is the greater of:
1.       the "Growth" in the Annuity; or
2.       10% of Purchase  Payments  that, as of the date of the  withdrawal,  have been invested for less than the CDSC period (with your Annuity, seven (7) years), minus any prior Free Withdrawals,  or amounts deemed to come from Free Withdrawals,  during the then current Annuity Year.
3.       The "emergency  amount"  available  each Annuity Year minus any prior Free  Withdrawals or amounts deemed to come from Free
     Withdrawals.  The  "emergency  amount" on the Issue Date is 10% of the  initial  Purchase  Payment.  At the  beginning  of each subsequent  Annuity Year, the "emergency  amount" is increased by 10% of all Purchase Payments that have been invested for less than the CDSC period,  subject to a maximum of 50%. During any Annuity Year, the "emergency  amount" is increased by 10% of all
     Purchase Payments applied during the Annuity Year.

Annuities Issued before May 1, 1996
The maximum Free Withdrawal amount during any Annuity Year is the greater of:
1.       the "Growth" in the Annuity; or
2.       10% of Purchase  Payments  that, as of the date of the  withdrawal,  have been invested for less than the CDSC period (with your Annuity, seven (7) years), minus any prior Free Withdrawals,  or amounts deemed to come from Free Withdrawals,  during the then current Annuity Year.
3.       The "emergency  amount"  available  each Annuity Year on or after Annuity Year 1 is 35% of all Purchase  Payments that have been invested for less than the CDSC period (with your Annuity,  seven (7) years) minus the sum of all prior withdrawals of any type.

Annuities used as funding vehicles for Section 401 Plans
The maximum Free Withdrawal amount during any Annuity Year is the same as above based on the Issue Date of the Annuity.  However,
Item (2) of each provision is as follows:

2.       20% of Purchase  Payments  that, as of the date of the  withdrawal,  have been invested for less than the CDSC period (with your Annuity, seven (7) years), minus any prior Free Withdrawals,  or amounts deemed to come from Free Withdrawals,  during the then current Annuity Year.

Under each provision  above,  "Growth" equals the current Account Value less all Purchase  Payments that have been invested for less than the CDSC period and have not been  previously  withdrawn.  "Growth" does not include any additional  amounts we applied to your
Annuity based on your Purchase Payments.

NOTE:  Free  withdrawals  do not reduce the amount of any CDSC that would apply upon a partial  withdrawal or subsequent  surrender.
The minimum Free Withdrawal you may request is $100.  We may apply a Market Value Adjustment to any Fixed Allocations.

Examples
The following hypothetical examples assume that your Annuity was issued on or after May 1, 1996.

1.       Assume you make an initial Purchase  Payment of $10,000 and make no additional  Purchase  Payments.  Assume that in Annuity
     Year 3, due to positive investment  performance,  your Account Value is $12,500. If you have made no previous Free Withdrawals, the maximum Free Withdrawal  amount in Annuity Year 3 would be the greater of Growth  (Account Value minus Purchase  Payments =
     $2,500),  10% of Purchase  Payments  ($1,000) or 30% of Purchase  Payments  ($3,000).  Your maximum Free  Withdrawal  amount in
     Annuity Year 3 would be $3,000.

2.       Assume you make an initial Purchase  Payment of $10,000 and make no additional  Purchase  Payments.  Assume that in Annuity
     Year 3, due to positive  investment  performance,  your  Account  Value is $12,500.  Assume you choose to withdraw  the Growth, equal to $2,500 in Annuity Year 3. Assume  further that in Annuity Year 5, your Account  Value has  increased to $11,000 due to positive investment  performance.  The maximum Free Withdrawal amount in Annuity Year 5 would be the greater of Growth (Account
     Value minus Purchase  Payments = $1,000),  10% of Purchase  Payments  ($1,000) or 50% of Purchase Payments minus the sum of any prior Free Withdrawals ($5,000 - $2,500 = $2,500).

3.   Assume you make an initial Purchase Payment of $10,000 and make no additional  Purchase  Payments.  Assume that in Annuity Year
     3, due to positive investment  performance,  your Account Value is $12,500.  Assume you take the maximum Free Withdrawal amount in Annuity Year 3 ($3,000) as described in Item 1 above.  Further  assume that in Annuity Year 4, you choose to surrender  your
     Annuity.  Assume that your Account  Value in Annuity Year 4 has  increased to $10,500 due to positive  investment  performance.
     Upon  surrender,  we will deduct a CDSC of 5% based on the number of years that your Purchase  Payment has been invested  times the amount of your Purchase Payment that has not been previously withdrawn.  The amount of the previous Free Withdrawal was not subject to a CDSC when withdrawn.  Therefore,  upon surrender, the amount of the entire Purchase Payment is subject to the CDSC
     (5.0% of $10,000 = $500). You would receive $10,000 minus the Annual Maintenance Fee.

When we determine if a CDSC applies to Partial  Withdrawals  and  Systematic  Withdrawals,  we will first  determine  what,  if any, amounts qualify as a Free  Withdrawal.  Those amounts are not subject to the CDSC.  Partial  Withdrawal or Systematic  Withdrawal of
amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?
A CDSC may be assessed  against a Partial  Withdrawal  during the accumulation  period.  Whether a CDSC applies and the amount to be charged  depends on whether the Partial  Withdrawal  exceeds  any Free  Withdrawal  amount and, if so, the number of years that have elapsed since the Purchase Payment being withdrawn has been invested in the Annuity.

1.   If you request a Partial  Withdrawal we determine if the amount you requested is available as a Free  Withdrawal (in which case it would not be subject to a CDSC);
2.   If the amount requested exceeds the available Free Withdrawal amount:
|X|      First,  we withdraw the amount from  Purchase  Payments  that have been  invested  for longer than the CDSC period,  if any
         (with your Annuity, seven (7) years);
|X|      Second,  we withdraw the  remaining  amount from the Purchase  Payments  that are still  subject to a CDSC. We withdraw the
         "oldest" of your Purchase Payments first so that the lowest CDSC will apply to the amount withdrawn.

     Any CDSC will only apply to the amount withdrawn that exceeds the Free Withdrawal amount.

     For purposes of calculating the CDSC on a partial  withdrawal,  the Purchase  Payments being withdrawn may be greater than your remaining  Account  Value or the  amount of your  withdrawal  request.  This is most  likely  to occur if you have  made  prior withdrawals  under the Free  Withdrawal  provision  or if your  Account  Value has  declined  in value due to  negative  market performance.

3.   If the amount  requested  exceeds the amounts  available under Item #2 above,  we withdraw the remaining  amount from any other
     Account Value.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Yes. We call these "Systematic  Withdrawals." You can receive  Systematic  Withdrawals of earnings only,  principal plus earnings or a flat dollar  amount.  Systematic  Withdrawals  may be subject to a CDSC. We will  determine  whether a CDSC applies and the amount in the same way as we would for a Partial Withdrawal.

Systematic  Withdrawals  can be made  from  Account  Value  allocated  to the  variable  investment  options  or Fixed  Allocations.
Generally,  Systematic  Withdrawals  from Fixed  Allocations  are  limited  to  earnings  accrued  after the  program of  Systematic
Withdrawals  begins, or payments of fixed dollar amounts that do not exceed such earnings.  Systematic  Withdrawals are available on a monthly,  quarterly,  semi-annual  or annual basis.  The Surrender  Value of your Annuity must be at least $20,000  before we will allow you to begin a program of Systematic Withdrawals.

The minimum  amount for each  Systematic  Withdrawal is $100. If any scheduled  Systematic  Withdrawal is for less than $100, we may postpone  the  withdrawal  and add the  expected  amount to the amount  that is to be  withdrawn  on the next  scheduled  Systematic
Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
Yes. If your Annuity is used as a funding  vehicle for certain  retirement  plans that receive  special tax treatment under Sections
401,  403(b) or 408 of the Code,  Section  72(t) of the Code may provide an exception to the 10% penalty tax on  distributions  made prior to age 59 1/2if you elect to  receive  distributions  as a series of  "substantially  equal  periodic  payments".  Distributions received under this provision in any Annuity Year that exceed the maximum amount  available as a free  withdrawal will be subject to a CDSC. We may apply a Market Value  Adjustment  to any Fixed  Allocations.  To request a program that complies with Section  72(t), you must provide us with certain  required  information  in writing on a form  acceptable  to us. We may require  advance  notice to allow us to calculate  the amount of 72(t)  withdrawals.  The  Surrender  Value of your Annuity must be at least  $20,000  before we will allow you to begin a program for withdrawals under Section 72(t).  The minimum amount for any such withdrawal is $100.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic  Withdrawal we allow to meet distribution  requirements under Sections 401, 403(b) or
408 of the Code.  Under the Code,  you may be required to begin  receiving  periodic  amounts from your  Annuity.  In such case,  we will allow you to make  Systematic  Withdrawals  in amounts that satisfy the minimum  distribution  rules under the Code.  We do not assess a CDSC on Minimum  Distributions  from your Annuity if you are required by law to take such Minimum  Distributions  from your
Annuity at the time it is taken.  However,  a CDSC may be  assessed  on that  portion of a  Systematic  Withdrawal  that is taken to satisfy the minimum  distribution  requirements in relation to other savings or investment  plans under other  qualified  retirement plans not maintained with American Skandia.

The  amount of the  required  Minimum  Distribution  for your  particular  situation  may  depend  on other  annuities,  savings  or investments.  We will only  calculate  the amount of your  required  Minimum  Distribution  based on the value of your  Annuity.  We require three (3) days advance  written notice to calculate and process the amount of your  payments.  You may elect to have Minimum
Distributions  paid out monthly,  quarterly,  semi-annually  or annually.  The $100 minimum that applies to  Systematic  Withdrawals does not apply to Minimum Distributions.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes.  During the  accumulation  period you can surrender your Annuity at any time.  Upon  surrender,  you will receive the Surrender
Value.  Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

For purposes of  calculating  the CDSC on  surrender,  the Purchase  Payments  being  withdrawn  may be greater than your  remaining
Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior  withdrawals under the
Free  Withdrawal  provision  or if your  Account  Value has  declined in value due to negative  market  performance.  We may apply a
Market Value Adjustment to any Fixed Allocations.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To  request  the  forms   necessary  to  surrender   your  Annuity,   call   1-800-766-4530   or  visit  our  Internet   Website  at
www.americanskandia.com.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?
Where  permitted by law, you may request to surrender  your Annuity prior to the Annuity Date without  application  of any CDSC upon occurrence  of a  medically-related  "Contingency  Event".  We may apply a Market Value  Adjustment  to any Fixed  Allocations.  The
amount payable will be your Account Value.

This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:
|X|      the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
|X|      if the Owner is one or more natural persons, all such Owners must also be alive at such time;
|X|      we must receive  satisfactory  proof of the Annuitant's  confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
|X|      this benefit is not available if the total Purchase  Payments  received exceed $500,000 for all annuities issued by us with this benefit where the same person is named as Annuitant.

For contracts issued before May 1, 1996 a "Contingency Event" occurs if the Annuitant is:
|X|      first confined in a "Medical Care Facility"  while your Annuity is in force and remains  confined for at least 90 days in a row; or
|X|      first diagnosed as having a "Fatal Illness" while your Annuity is in force.

For  contracts  issued on or after May 1,  1996,  and where  allowed  by law,  the  Annuitant  must have been named or any change of
Annuitant  must  have  been  accepted  by us,  prior  to  the  "Contingency  Event"  described  above  in  order  to  qualify  for a medically-related surrender.

The definitions of "Medical Care Facility" and "Fatal  Illness," as well as additional  terms and  conditions,  are provided in your
Annuity.  Specific details and definitions in relation to this benefit may differ in certain jurisdictions.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make annuity options available that provide fixed annuity payments,  variable  payments or adjustable  payments.  Fixed options  provide the same amount with each  payment.  Variable  options  generally  provide a payment which may increase or decrease depending on the investment  performance of the Sub-accounts.  However,  currently,  we also make a variable payment option that has a guarantee  feature.  Adjustable  options  provide a fixed payment that is periodically  adjusted based on current  interest rates.
We do not guarantee to make any annuity  payment  options  available in the future.  For additional  information on annuity  payment options you may request a Statement of Additional Information.

When you purchase an Annuity,  or at a later date,  you may choose an Annuity Date,  an annuity  option and the frequency of annuity payments.  You may change your  choices  before the Annuity  Date under the terms of your  contract.  A maximum  Annuity Date may be required  by law.  The Annuity  Date may depend on the  annuity  option you choose.  Certain  annuity  options may not be  available depending on the age of the Annuitant.

Certain of these annuity options may be available to  Beneficiaries  who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1
--------
Payments for Life:  Under this option,  income is payable  periodically  until the death of the "key life".  The "key life" (as used in this  section) is the person or persons  upon whose life annuity  payments are based.  No  additional  annuity  payments are made after the death of the key life.  Since no minimum  number of  payments is  guaranteed,  this  option  offers the largest  amount of periodic  payments of the life  contingent  annuity  options.  It is possible  that only one payment will be payable if the death of the key life occurs before the date the second  payment was due, and no other  payments nor death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 2
--------
Payments Based on Joint Lives:  Under this option,  income is payable  periodically  during the joint lifetime of two key lives, and thereafter  during the remaining  lifetime of the survivor,  ceasing with the last payment prior to the survivor's death. No minimum number of payments is  guaranteed  under this option.  It is possible  that only one payment will be payable if the death of all the key lives  occurs  before the date the second  payment was due,  and no other  payments  or death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 3
--------
Payments for Life with a Certain  Period:  Under this option,  income is payable  until the death of the key life.  However,  if the key life dies before the end of the period selected (5, 10 or 15 years),  the remaining  payments are paid to the Beneficiary  until the end of such period.  This Option is  currently  available on a fixed or variable  basis.  If you elect to receive  payments on a variable basis under this option,  you can request  partial or full surrender of the annuity and receive its then current cash value
(if any) subject to our rules.

Option 4
--------
Fixed Payments for a Certain  Period:  Under this option,  income is payable  periodically  for a specified  number of years. If the payee dies before the end of the specified  number of years,  the remaining  payments are paid to the  Beneficiary  until the end of such period.  Note that under this option,  payments are not based on any assumptions of life  expectancy.  Therefore,  that portion of the  Insurance  Charge  assessed  to cover the risk that key lives  outlive  our  expectations  provides  no  benefit to an Owner selecting this option.  Under this option, you cannot make a partial or full surrender of the annuity.

Option 5
--------
Variable  Payments for Life with a Cash Value:  Under this  option,  benefits  are payable  periodically  until the death of the key life.  Benefits may  increase or decrease  depending  on the  investment  performance  of the  Sub-accounts.  This option has a cash value that also varies with the  investment  performance  of the  Sub-account.  The cash value  provides a "cushion"  from  volatile investment  performance so that negative investment  performance does not automatically  result in a decrease in the annuity payment each month,  and positive  investment  performance does not  automatically  result in an increase in the annuity payment each month.
The cushion generally  "stabilizes"  monthly annuity payments.  Any cash value remaining on the death of the key life is paid to the
Beneficiary  in a lump sum or as periodic  payments.  Under this option,  you can request  partial or full  surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6
--------
Variable  Payments  for Life with a Cash Value and  Guarantee:  Under this  option,  benefits  are payable as described in Option 5;
except that,  while the key life is alive, the annuity payment will not be less than a guaranteed  amount,  which generally is equal
------
to the first annuity  payment.  We charge an additional  amount for this guarantee.  Under this option,  any cash value remaining on the death of the key life is paid to the  Beneficiary  in a lump sum or as periodic  payments.  Under this  option,  you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
Unless  prohibited  by law, we require that you elect either a life annuity or an annuity with a certain  period of at least 5 years if any CDSC would apply were you to surrender your Annuity on the Annuity Date.  Therefore,  making a purchase  payment within seven years of the Annuity  Date limits your  annuity  payment  options.  Certain  annuity  payment  options may not be  available if your
Annuity Date occurs during the period that a CDSC would apply.

If you have not provided us with your Annuity Date or annuity payment option in writing, then:
|X|      the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
|X|      the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)
If you choose to receive fixed annuity  payments,  you will receive equal  fixed-dollar  payments  throughout the period you select.
The amount of the fixed payment will vary  depending on the annuity  payment  option and payment  frequency  you select.  Generally, the first annuity  payment is determined by  multiplying  the Account  Value,  minus any state premium taxes that may apply,  by the factor  determined  from our table of annuity rates.  The table of annuity rates differs based on the type of annuity chosen and the frequency of payment  selected.  Our rates will not be less than our guaranteed  minimum rates.  These guaranteed  minimum rates are derived from the 1983a Individual  Annuity  Mortality Table with an assumed interest rate of 3% per annum.  Where required by law or regulation,  such annuity  table will have rates that do not differ  according to the gender of the key life.  Otherwise,  the rates will differ according to the gender of the key life.

Variable Annuity Payments
We offer three different  types of variable  annuity payment  options.  The first annuity payment will be calculated  based upon the assumed  investment  return  ("AIR").  You select the AIR before we start to make  annuity  payments.  You will not receive  annuity payments  until you choose an AIR. The remaining  annuity  payments will  fluctuate  based on the  performance  of the  Sub-accounts relative to the AIR, as well as, other  factors  described  below.  The greater the AIR, the greater the first  annuity  payment.  A higher  AIR may result in  smaller  potential  growth in the  annuity  payments.  A lower AIR  results  in a lower  initial  annuity payment.  Within payment options 1-3, if the  Sub-accounts  you choose perform exactly the same as the AIR, then subsequent  annuity payments  will be the same as the  first  annuity  payment.  If the  Sub-accounts  you  choose  perform  better  than the AIR,  then subsequent  annuity  payments will be higher than the first annuity  payment.  If the Sub-accounts you choose perform worse than the
AIR,  then  subsequent  annuity  payments  will be lower  than the  first.  Within  payment  options 5 and 6, the cash value for the
Annuitant  (while alive) and a variable  period of time during which  annuity  payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts  relative to the AIR; however,  subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

|X|      Variable Payments (Options 1-3)
         -----------------
         We calculate each annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units for each  Sub-account by the Unit Value of each  Sub-account  on the annuity  payment date. We determine the schedule of units  based on your  Account  Value  (minus any  premium  tax that  applies)  at the time you elect to begin  receiving annuity  payments.  The  schedule  of units will vary  based on the  annuity  payment  option  selected,  the length of any certain  period  (if  applicable),  the  Annuitant's  age and  gender  (if  annuity  payments  are due for the  life of the
         Annuitant) and the Unit Value of the  Sub-accounts  you initially  selected on the Issue Date. The calculation is performed for each Sub-account,  and the sum of the Sub-account  calculations  equals the amount of your annuity payment.  Other than to fund annuity  payments,  the number of units allocated to each Sub-account will not change unless you transfer among the
         Sub-accounts or make a withdrawal (if allowed).  You can select one of three AIRs for these options: 3%, 5% or 7%.

|X|      Stabilized Variable Payments (Option 5)
         ----------------------------
         This option provides  guaranteed  payments for life, a cash value for the Annuitant  (while alive) and a variable period of time during which  annuity  payments  will be made whether or not the  Annuitant is still alive.  We calculate  the initial
                                                                                                                             -------
         annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units by the Unit
         Values  determined on the  annuitization  date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable  benchmark rate,  meaning the AIR, and the annuity factors.  The annuity factors reflect our assumptions  regarding the costs we expect to bear in guaranteeing  payments for the lives of the Annuitant and will depend on the benchmark  rate, the annuitant's  attained age and gender (where  permitted).  Unlike variable  payments
         (described  above)  where each  payment  can vary based on  Sub-account  performance,  this  payment  option  cushions  the immediate  impact of  Sub-account  performance  by adjusting the length of the time during which  annuity  payments will be made whether or not the  Annuitant  is alive while  generally  maintaining  a level  annuity  payment  amount.  Sub-account performance that exceeds a benchmark rate will generally  extend this time period,  while  Sub-account  performance that is less than a benchmark  rate will  generally  shorten the period.  If the period  reaches  zero and the  Annuitant  is still alive,  Annuity  Payments  continue,  however,  the annuity payment amount will vary depending on Sub-account  performance, similar to conventional variable payments.  The AIR for this option is 4%.

|X|      Stabilized Variable Payments with a Guaranteed Minimum (Option 6)
         ------------------------------------------------------
         This option provides  guaranteed  payments for life in the same manner as Stabilized  Variable Payments  (described above).
         In addition to the  stabilization  feature,  this option also  guarantees that variable  annuity  payments will not be less than the initial annuity payment amount regardless of Sub-account performance.  The AIR for this option is 3%.

The variable  annuity payment options are described in greater detail in a separate  prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments
We may make an adjustable annuity payment option available.  Adjustable  annuity payments are calculated  similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving  annuity payments,  the annuity payment amount is adjusted upward or downward  depending on the rate we are currently  crediting to annuity  payments.  The  adjustment in the annuity  payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

The Annuity provides a Death Benefit during its  accumulation  period.  If the Annuity is owned by one or more natural persons,  the
Death  Benefit is payable  upon the first  death of an Owner.  If the  Annuity is owned by an entity,  the Death  Benefit is payable upon the Annuitant's  death, if there is no Contingent  Annuitant.  If a Contingent  Annuitant was designated before the Annuitant's death and the  Annuitant  dies,  then the  Contingent  Annuitant  becomes the Annuitant and a Death Benefit will not be paid at that time.  The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

Basic Death Benefit

The Annuity  provides a basic Death Benefit at no additional  charge.  The Insurance  Charge we deduct daily from your Account Value allocated to the  Sub-accounts  is used, in part,  to pay us for the risk we assume in providing  the basic Death Benefit  guarantee under the  Annuity.  The Annuity  also offers two  different  optional  Death  Benefits.  Either  benefit  can be  purchased  for an additional charge. The additional charge is deducted to compensate  American Skandia for providing  increased  insurance  protection under the optional Death  Benefits.  Notwithstanding  the additional  protection  provided  under the optional Death  Benefits,  the additional cost has the impact of reducing the net performance of the investment options.

The basic Death Benefit depends on the decedent's age on the date of death:

         If death occurs before the decedent's age 90:  The Death Benefit is the greater of:

|X|      The sum of all Purchase Payments less the sum of all withdrawals; and
|X|      The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

         If death occurs when the decedent is age 90 or older:  The Death Benefit is your Account Value.

OPTIONAL DEATH BENEFITS

Two  optional  Death  Benefits  are offered for  purchase  with your  Annuity to provide an enhanced  level of  protection  for your beneficiaries.

------------------------------------------------------------------------------------------------------------------------------------
Currently,  these  benefits  are only  offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date,  allow  existing  Annuity Owners to purchase  either of the optional  Death  Benefits  subject to our rules and any changes or restrictions  in the  benefits.  Certain  terms and  conditions  may differ if you  purchase  your  Annuity as part of an  exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.
------------------------------------------------------------------------------------------------------------------------------------

Enhanced Beneficiary Protection Optional Death Benefit
The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset  federal and state taxes  payable on any taxable  gains in your  Annuity at the time of your death.  Whether  this benefit is appropriate for you may depend on your particular  circumstances,  including other financial resources that may be available to your
Beneficiary to pay taxes on your Annuity  should you die during the  accumulation  period.  No benefit is payable if death occurs on or after the Annuity Date.

The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit  provides a benefit  that is payable in addition to the basic Death
Benefit.  If the Annuity has one Owner,  the Owner must be age 75 or less at the time the benefit is  purchased.  If the Annuity has joint Owners, the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.       the basic Death Benefit described above;

     PLUS

2.       40% of your "Growth" under the Annuity, as defined below.

"Growth" means the sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations,
 ------
minus the total of all Purchase Payments reduced by the sum of all proportional withdrawals.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal
 -------------------------
represented when withdrawn.

------------------------------------------------------------------------------------------------------------------------------------
The Enhanced  Beneficiary  Protection Optional Death Benefit is subject to a maximum of 100% of all Purchase Payments applied to the
Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The Enhanced  Beneficiary  Protection Optional Death Benefit described above is currently being offered in those jurisdictions where we have received  regulatory  approval.  Certain terms and  conditions may differ between  jurisdictions  once approved.  Please see
Appendix G for a description  of the Enhanced  Beneficiary  Protection  Optional Death Benefit  offered before  November 18, 2002 in those  jurisdictions  where we received  regulatory  approval.  Please  refer to the section  entitled  "Tax  Considerations"  for a discussion of special tax considerations for purchasers of this benefit.
------------------------------------------------------------------------------------------------------------------------------------

See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Highest Anniversary Value Death Benefit
If the Annuity has one Owner,  the Owner must be age 79 or less at the time Highest  Anniversary  Value  Optional  Death  Benefit is
purchased.  If the Annuity has joint  Owners,  the oldest  Owner must be age 79 or less.  If the Annuity is owned by an entity,  the
Annuitant must be age 79 or less.

Certain of the Portfolios offered as Sub-accounts under the Annuity are not available if you elect the Highest Anniversary Value
Death Benefit.

Key Terms Used with the Highest Anniversary Value Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest Anniversary Value equals the highest of all previous  "Anniversary  Value" less proportional  withdrawals since
             -------------------------
     such anniversary and plus any Purchase Payments since such anniversary.

|X|      The  Anniversary  Value is the Account  Value as of each  anniversary  of the Issue Date of the  Annuity.  The  Anniversary
              ------------------
     Value on the Issue Date is equal to your Purchase Payment.

|X|      Proportional  withdrawals  result in a  reduction  to the  Highest  Anniversary  Value by  reducing  such value in the same
         -------------------------
     proportion as the Account Value was reduced by the  withdrawal as of the date the  withdrawal  occurred.  For example,  if your
     Highest  Anniversary  Value is $125,000 and you  subsequently  withdraw  $10,000 at a time when your Account  Value is equal to
     $100,000 (a 10%  reduction),  when  calculating  the  optional  Death  Benefit we will reduce your  Highest  Anniversary  Value
     ($125,000) by 10% or $12,500.

Calculation of Highest Anniversary Value Death Benefit
The Highest Anniversary Value Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the basic Death Benefit described above; and
2.       the Highest Anniversary Value as of the Owner's date of death.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the basic Death Benefit described above; and
2.       the Highest  Anniversary  Value on the Death Benefit Target Date plus the sum of all Purchase  Payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

         The amount  determined by this calculation is increased by any Purchase  Payments  received after the Owner's date of death and decreased by any proportional withdrawals since such date.

------------------------------------------------------------------------------------------------------------------------------------
The Highest  Anniversary  Value Death  Benefit  described  above is currently  being  offered in those  jurisdictions  where we have received regulatory  approval.  Certain terms and conditions may differ between  jurisdictions once approved.  Please see Appendix G for a  description  of the  Guaranteed  Minimum Death  Benefit  offered  before  November 18, 2002 in those  jurisdictions  where we received regulatory approval.
------------------------------------------------------------------------------------------------------------------------------------

See Appendix C for examples of how the Highest Anniversary Value Death Benefit is calculated.

Annuities with joint Owners
For  Annuities  with Joint  Owners,  the Death  Benefit is  calculated as shown above except that the age of the oldest of the Joint
Owners is used to determine the Death Benefit  Target Date.  NOTE: If you and your spouse own the Annuity  jointly,  we will pay the
Death Benefit to the Beneficiary.  If the sole primary  Beneficiary is the surviving spouse,  then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is calculated as shown above except that the age of the Annuitant is used to determine  the Death  Benefit  Target  Date.  Payment of the Death  Benefit is based on the death of the  Annuitant  (or  Contingent
Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can terminate the Enhanced  Beneficiary  Protection  Optional Death Benefit and Highest Anniversary Value Optional Death Benefit
at any time.  Both optional  Death  Benefits will  terminate  automatically  on the Annuity Date. We may also terminate any optional
Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge equal to 0.25% per year,  respectively,  if you elect the Highest Anniversary Value Optional Death Benefit or the
Enhanced  Beneficiary  Protection  Optional Death Benefit.  If you elect both optional Death Benefits,  the total charge is equal to
0.50% per year.  We deduct the charge to  compensate  American  Skandia  for  providing  increased  insurance  protection  under the optional Death Benefit.  The additional annual charge is deducted daily against your Account Value allocated to the Sub-accounts.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

AMERICAN SKANDIA'S ANNUITY REWARDS

What is the Annuity Rewards benefit?
The Annuity  Rewards  benefit  offers  Owners the ability to capture  any market  gains since the Issue Date of their  Annuity as an enhancement  to their  current Death Benefit so their  Beneficiaries  will not receive less than the Annuity's  value as of the date the Owner elects the benefit.

Under the Annuity Rewards benefit, American Skandia guarantees that the Death Benefit will not be less than:

         your Account Value in the variable  investment  options plus the Interim Value in any Fixed Allocations as of the effective date of the Owner's election

         MINUS any proportional withdrawals* following the date of election
         -----

         PLUS any additional Purchase Payments applied to the Annuity following the date of election.
         ----

*    "Proportional  withdrawals" are determined by calculating the percentage of the Account Value that each withdrawal  represented when  withdrawn.  For example,  a withdrawal  of 50% of your  Account  Value would be treated as a 50%  reduction in the amount payable under the Death Benefit.

The Annuity  Rewards Death Benefit  enhancement  does not affect the  calculation  of the basic Death Benefit or any Optional  Death
Benefits  available  under the Annuity to the extent such benefit  provides for a change in the method of  calculation  based on the age of the  decedent as of the date of death.  For example,  if prior to age 90, the basic Death  Benefit is equal to the greater of
Purchase  Payments minus  proportional  withdrawals or the Account Value and, at age 90 and older is equal to the Account Value, the
Annuity  Rewards Death Benefit  enhancement  will only apply until age 90. If the Death Benefit  amount payable under your Annuity's basic Death  Benefit or any Optional  Death  Benefits you purchase is greater  than the  enhanced  Death  Benefit  under the Annuity
Rewards benefit on the date the Death Benefit is calculated, your Beneficiary will receive the higher amount.

Who is eligible for the Annuity Rewards benefit?
Owners can elect the Annuity  Rewards Death Benefit  enhancement  following the seventh  (7th)  anniversary  of the Annuity's  Issue
Date.  However,  the  election is subject to the  requirement  that their  Account  Value on the  election  date is greater than the amount  that would be payable to their  Beneficiary  under the Death  Benefit  provided  under the Annuity as of the  election  date
(including  any amounts  payable  under the Highest  Anniversary  Value Death  Benefit).  If an Owner is  ineligible  when he or she applies for the optional benefit,  the Owner can elect the Annuity Rewards Death Benefit  enhancement on any subsequent date if they otherwise  qualify.  The election  must occur before  annuity  payments  begin.  An Owner can only elect the Annuity  Rewards  Death
Benefit enhancement once.  There is no additional charge for electing the Annuity Rewards Death Benefit enhancement.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary
Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:
|X|      as a lump sum amount at any time within five (5) years of the date of death; or
|X|      as a series of annuity  payments  not  extending  beyond the life  expectancy  of the  Beneficiary  or over the life of the
         Beneficiary.  Payments under this option must begin within one year of the date of death.

Unless you have made an  election  prior to death  benefit  proceeds  becoming  due, a  Beneficiary  can elect to receive  the Death
Benefit  proceeds as a series of fixed annuity  payments  (annuity  payment options 1-4) or as a series of variable annuity payments
(annuity payment options 1-3 or 5 and 6).  See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity
You may name your  spouse as your  Beneficiary.  If you and your  spouse own the Annuity  jointly,  we assume that the sole  primary
Beneficiary will be the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative
Beneficiary  designation,  the spouse  Beneficiary may elect to assume  ownership of the Annuity instead of taking the Death Benefit payment.  Any Death Benefit  (including any optional Death  Benefits)  that would have been payable to the  Beneficiary  will become the new  Account  Value as of the date we receive due proof of death and any  required  proof of a spousal  relationship.  As of the date the  assumption is  effective,  the  surviving  spouse will have all the rights and benefits that would be available  under the
Annuity to a new  purchaser of the same  attained  age.  For purposes of  determining  any future  Death  Benefit for the  surviving spouse,  the new Account Value will be  considered as the initial  Purchase  Payment.  No CDSC will apply to the new Account  Value.
However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including any CDSC that may apply to the additional Purchase Payments.

See the section  entitled  "Managing  Your Annuity - Spousal  Contingent  Annuitant"  for a discussion of the treatment of a spousal
Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option
The Code  provides for  alternative  death benefit  payment  options when an Annuity is used as an IRA,  403(b) or other  "qualified investment" that requires Minimum  Distributions.  Upon the Owner's death under an IRA, 403(b) or other  "qualified  investment",  a
Beneficiary  may generally elect to continue the Annuity and receive  Minimum  Distributions  under the Annuity instead of receiving the death benefit in a single  payment.  The available  payment  options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

|X|      If death  occurs  before the date Minimum  Distributions  must begin under the Code,  the Death  Benefit can be paid out in either a lump  sum,  within  five  years  from the date of death,  or over the life or life  expectancy  of the  designated
         Beneficiary  (as long as payments begin by December 31st of the year following the year of death).  However,  if the spouse is the  Beneficiary,  the Death  Benefit can be paid out over the life or life  expectancy of the spouse with such payments beginning no earlier than December  31st of the year  following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

|X|      If death occurs  after the date  Minimum  Distributions  must begin under the Code,  the Death  Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum  Distribution  rules.  Until withdrawn, amounts in an IRA,  403(b) or other  "qualified  investment"  continue to be tax deferred.  Amounts  withdrawn each year,  including amounts  that are  required to be  withdrawn  under the Minimum  Distribution  rules,  are subject to tax. You may wish to consult a professional  tax advisor for tax advice as to your  particular  situation.  See the section  entitled "How are  Distributions  From
Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

|X|      the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.
|X|      the Account Value will be equal to any Death Benefit  (including  any optional  Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.
|X|      the Beneficiary may request  transfers among  Sub-accounts,  subject to the same limitations and restrictions  that applied to the Owner.  NOTE: The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.
|X|      no additional Purchase Payments can be applied to the Annuity.
|X|      the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.
|X|      the  Beneficiary  can request a withdrawal  of all or a portion of the Account Value at any time without  application  of a
              CDSC.
|X|      upon the death of the  Beneficiary,  any remaining  Account Value will be paid in a lump sum to the person(s)  named by the
              Beneficiary.
|X|      all amounts in the Annuity  must be paid out to the  Beneficiary  according  to the Minimum  Distribution  rules  described above.

Please contact American Skandia for additional  information on the  availability,  restrictions and limitations that will apply to a
Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?
Yes,  there are exceptions  that apply no matter how your Death Benefit is calculated.  There are exceptions to the Death Benefit if the  decedent  was not the Owner or  Annuitant  as of the Issue  Date and did not  become  the Owner or  Annuitant  due to the prior
Owner's or  Annuitant's  death.  Any Death Benefit  (including  either  optional Death Benefit) that applies will be suspended for a two-year  period from the date he or she first became Owner or Annuitant.  After the two-year  suspension  period is completed,  the
Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?
We  determine  the amount of the Death  Benefit as of the date we receive  "due  proof of  death",  any  instructions  we require to determine  the method of payment and any other  written  representations  we require to  determine  the proper  payment of the Death
Benefit to all  Beneficiaries.  "Due proof of death" may  include a certified  copy of a death  certificate,  a certified  copy of a decree of a court of competent  jurisdiction as to the finding of death or other  satisfactory  proof of death.  Upon our receipt of
"due proof of death" we  automatically  transfer the Death Benefit to the AST Money Market  Sub-account  until we further  determine the universe of eligible  Beneficiaries.  Once the universe of eligible  Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-accounts according to our rules.

Each  Beneficiary  must make an  election  as to the method  they wish to receive  their  portion  of the Death  Benefit.  Absent an election  of a  Death  Benefit  payment  method,  no  Death  Benefit  can  be  paid  to the  Beneficiary.  We  may  require  written acknowledgment  of all named  Beneficiaries  before we can pay the Death Benefit.  During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the accumulation  period,  the Annuity has an Account Value. The Account Value is determined  separately for each Sub-account allocation and for each Fixed  Allocation.  The Account Value is the sum of the values of each Sub-account  allocation and the value of each  Fixed  Allocation.  The  Account  Value  does not  reflect  any CDSC  that may apply to a  withdrawal  or  surrender.  When determining  the Account Value on any day other than a Fixed  Allocation's  Maturity  Date, the Account Value may include any Market
Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value  available to you on any day during the  accumulation  period.  The Surrender Value is equal to your Account Value minus any CDSC, the Annual  Maintenance Fee and the charge for any optional  benefits.  The Surrender
Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you  allocate  Account  Value  to a  Sub-account,  you are  purchasing  units  of the  Sub-account.  Each  Sub-account  invests exclusively  in  shares  of an  underlying  Portfolio.  The  value of the  Units  fluctuates  with the  market  fluctuations  of the
Portfolios.  The value of the Units  also  reflects  the daily  accrual  for the  Insurance  Charge and if you  elected  one or more optional  benefits  whose annual  charge is deducted  daily,  the  additional  charge made for such  benefits.  There may be several different  Unit Prices for each  Sub-account  to reflect the Insurance  Charge and the charges for any optional  benefits.  The Unit
Price for the Units you purchase will be based on the total  charges for the benefits  that apply to your  Annuity.  See the section entitled  "What Happens to My Units When There is a Change in Daily  Asset-Based  Charges?"  for a detailed  discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Each  Valuation  Day, we determine  the price for a Unit of each  Sub-account,  called the "Unit  Price." The Unit Price is used for determining  the value of  transactions  involving  Units of the  Sub-accounts.  We  determine  the number of Units  involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example
Assume you allocate  $5,000 to a Sub-account.  On the Valuation Day you make the allocation,  the Unit Price is $14.83.  Your $5,000 buys  337.154  Units of the  Sub-account.  Assume  that  later,  you wish to  transfer  $3,000  of your  Account  Value  out of that
Sub-account  and  into  another  Sub-account.  On the  Valuation  Day you  request  the  transfer,  the Unit  Price of the  original
Sub-account  has  increased to $16.79.  To transfer  $3,000,  we sell 178.677  Units at the current Unit Price,  leaving you 158.477
Units.  We then buy $3,000 of Units of the new  Sub-account  at the Unit Price of $17.83.  You would then have 168.255  Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee  Period,  we use the concept of an Interim  Value.  The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed  Allocation plus all interest  credited to a Fixed  Allocation as of the date  calculated.
The Interim  Value does not include the impact of any Market  Value  Adjustment.  If you made any  transfers or  withdrawals  from a
Fixed  Allocation,  the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were  withdrawn.  To determine  the Account Value of a Fixed  Allocation  on any day other than its Maturity  Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?
American Skandia is generally open to process  financial  transactions on those days that the New York Stock Exchange (NYSE) is open for  trading.  There  may be  circumstances  where  the NYSE  does not open on a  regularly  scheduled  date or time or closes at an earlier time than scheduled  (normally  4:00 p.m. EST).  Financial  transactions  requested  before the close of the NYSE which meet our requirements will be processed according to the value next determined  following the close of business.  Financial  transactions requested  on a  non-business  day or after the close of the NYSE will be  processed  based on the value next  computed  on the next business  day.  There may be  circumstances  when the  opening or closing  time of the NYSE is  different  than  other  major  stock exchanges,  such as NASDAQ or the  American  Stock  Exchange.  Under such  circumstances,  the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances  where the NYSE is open,  however,  due to inclement  weather,  natural  disaster or other  circumstances beyond  our  control,  our  offices  may  be  closed  or  our  business  processing  capabilities  may be  restricted.  Under  those circumstances,  your Account Value may fluctuate  based on changes in the Unit Values,  but you may not be able to transfer  Account
Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally  recognized  holidays:  New Year's Day, Martin Luther King, Jr. Day, Presidents' Day,
Good Friday,  Memorial Day,  Independence  Day,  Labor Day,  Thanksgiving,  and Christmas.  On those dates,  we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
|X|      trading on the NYSE is restricted;
|X|      an emergency exists making redemption or valuation of securities held in the separate account impractical; or
|X|      the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial  Purchase  Payments:  We are required to allocate  your initial  Purchase  Payment to the  Sub-accounts  within two (2) days after we receive  all of our  requirements  to issue the  Annuity.  If we do not have all the  required  information  to allow us to issue your  Annuity,  we may retain  the  Purchase  Payment  while we try to reach you or your  representative  to obtain all of our requirements.  If we are unable to obtain all of our  required  information  within  five (5) days,  we are  required  to return the
Purchase  Payment to you at that time,  unless you  specifically  consent to our retaining the Purchase  Payment while we gather the required  information.  Once we obtain the required  information,  we will invest the Purchase  Payment and issue the Annuity within two (2) days.  During any period that we are trying to obtain the required information, your money is not invested.

Additional  Purchase  Payments:  We will apply any  additional  Purchase  Payments on the Valuation Day that we receive the Purchase
Payment with satisfactory allocation instructions.

Scheduled  Transactions:  "Scheduled"  transactions  include  transfers  under  a  Dollar  Cost  Averaging,  rebalancing,  or  asset allocation program,  Systematic  Withdrawals,  Minimum Distributions or annuity payments.  Scheduled  transactions are processed and valued as of the date they are scheduled,  unless the scheduled day is not a Valuation Day. In that case,  the  transaction  will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled  Transactions:   "Unscheduled"  transactions  include  any  other  non-scheduled  transfers  and  requests  for  Partial
Withdrawals  or Free  Withdrawals  or  Surrenders.  Unscheduled  transactions  are  processed  and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Medically-related  Surrenders & Death  Benefits:  Medically-related  surrender  requests and Death Benefit claims require our review and evaluation before  processing.  We price such transactions as of the date we receive at our Office all supporting  documentation we require for such transactions and that are satisfactory to us.

Transactions in Rydex and ProFunds VP Sub-accounts:  Generally,  purchase or redemption orders or transfer requests must be received by us by no later than the close of the NYSE to be processed  on the current  Valuation  Day.  However,  any purchase or  redemption order or transfer  request  involving the Rydex or ProFunds VP  Sub-accounts  must be received by us no later than one hour prior to any announced  closing of the applicable  securities  exchange  (generally,  3:00 p.m.  Eastern time) to be processed on the current
Valuation  Day. The "cut-off"  time for such financial  transactions  involving a Rydex or ProFunds VP Sub-account  will be extended to 1/2hour prior to any announced  closing  (generally,  3:30 p.m. Eastern time) for transactions  submitted  electronically  through
American  Skandia's  Internet  website  (www.americanskandia.com).   You  cannot  request  a  transaction  involving  the  purchase, redemption  or transfer of Units in one of the Rydex or ProFunds VP  Sub-accounts  between the  applicable  "cut-off"  time and 4:00
p.m.  Transactions received after 4:00 p.m. will be treated as received by us on the next Valuation Day.

WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?

Termination of Optional  Benefits:  If you terminate the Guaranteed Return Option program or either Optional Death Benefit,  we will no longer  deduct the charge we apply to purchase  the  optional  benefit.  On the date the charge no longer  applies,  your Annuity will become subject to a different daily  asset-based  charge.  We will process a transaction  where your Account Value allocated to the Sub-accounts  will be used to purchase new Units of the Sub-accounts  that reflect the Insurance Charge and any optional benefit or program  still  elected,  but not the charge  for the  optional  benefit  or  program  that you  terminated.  The number of Units attributed  to your Annuity  will be decreased  and the Unit Price of each unit of the  Sub-accounts  in which you invested  will be increased.  The  adjustment in the number of Units and Unit Price will not affect your Account Value.  Beginning on that date,  your
Account  Value  will be  determined  based on the  change in the value of Units  that  reflect  the  Insurance  Charge and any other optional benefits that you have elected.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax  considerations  relating to this Annuity.  However,  since the tax laws are complex and tax consequences are affected by your individual  circumstances,  this summary of our interpretation of the relevant tax laws is not  intended  to be  fully  comprehensive  nor is it  intended  as tax  advice.  Therefore,  you  may  wish  to  consult  a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate  Accounts are taxed as part of American  Skandia.  American Skandia is taxed as a life insurance  company under Part I, subchapter  L of the Code.  No taxes are due on  interest,  dividends  and  short-term  or  long-term  capital  gains  earned by the
Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general.  Taxation of the Annuity will depend in large part on:

1.       whether the Annuity is used by:
|X|      a qualified  pension plan,  profit  sharing plan or other  retirement  arrangement  that is eligible for special  treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X|      an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.       whether the Owner is:
|X|      an individual person or persons; or
|X|      an entity including a corporation, trust or partnership.

Individual  Ownership:  If one or more  individuals own an Annuity,  the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity  until an amount is received (a  "distribution").  This is  commonly  referred to as "tax  deferral".  A distribution  can be in the form of a lump sum payment  including  payment of a Death Benefit,  or in annuity  payments under one of the annuity payment options.  Certain other transactions may qualify as a distribution and be subject to taxation.

Entity  Ownership:  If the Annuity is owned by an entity and is not a Qualified  Contract,  generally  the Owner of the Annuity must currently  include  any  increase in the value of the Annuity  during a tax year in its gross  income.  An  exception  from  current taxation  applies for annuities held by an employer with respect to a terminated  tax-qualified  retirement plan, a trust holding an annuity as an agent for a natural  person,  or by a decedent's  estate by reason of the death of the decedent.  A tax-exempt  entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions  Before  Annuitization:  Distributions  received before annuity  payments begin are generally  treated as coming first from "income on the contract" and then as a return of the  "investment  in the  contract".  The amount of any  distribution  that is treated  as receipt of  "income  on the  contract"  is  includible  in the  taxpayer's  gross  income and  taxable in the year it is received.  The amount of any  distribution  treated as a return of the  "investment  in the  contract"  is not  includible  in gross income.

|X|      "Income on the  contract" is calculated by  subtracting  the  taxpayer's  "investment  in the contract"  from the aggregate value of all "related contracts" (discussed below).
|X|      "Investment  in the  contract"  is equal to  total  purchase  payments  for all  "related  contracts"  minus  any  previous distributions  or portions of such  distributions  from such  "related  contracts"  that were not  includible  in gross income.
     "Investment  in the  contract"  may be affected by whether an annuity or any  "related  contract"  was  purchased  as part of a tax-free  exchange of life insurance,  endowment,  or annuity  contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions  After  Annuitization:  A portion of each  annuity  payment  received on or after the Annuity  Date will  generally be taxable.  The taxable  portion of each annuity  payment is determined by a formula which  establishes the ratio that the "investment in the contract"  bears to the total value of annuity  payments to be made.  This is called the  "exclusion  ratio." The  investment in the contract is excluded  from gross income.  Any portion of an annuity  payment  received that exceeds the exclusion  ratio will be entirely  includible  in gross  income.  The formula for  determining  the  exclusion  ratio  differs  between fixed and variable annuity  payments.  When annuity  payments  cease  because of the death of the person upon whose life  payments are based and, as of the date of death,  the  amount of  annuity  payments  excluded  from  taxable  income by the  exclusion  ratio  does not exceed the
"investment in the contract," then the remaining  portion of unrecovered  investment may be allowed as a deduction on the decedent's final income tax return.

Penalty Tax on  Distributions:  Generally,  any  distribution  from an annuity  not used in  conjunction  with a Qualified  Contract
(Qualified  Contracts are  discussed  below) is subject to a penalty  equal to 10% of the amount  includible  in gross income.  This penalty does not apply to certain distributions, including:
|X|      Distributions made on or after the taxpayer has attained age 591/2;
|X|      Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;
|X|      Distributions attributable to the taxpayer's becoming disabled within the meaning of Code section 72(m)(7);
|X|      Distributions  which are part of a series of  substantially  equal periodic  payments for the life (or life  expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer's designated beneficiary;
|X|      Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|      Payments under an immediate annuity as defined in the Code;
|X|      Distributions under a qualified funding asset under Code Section 130(d); or
|X|      Distributions  from an annuity  purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules  applicable to "related  contracts":  Contracts  issued by the same insurer to the same contract owner within the same calendar year (other than certain  contracts owned in connection with a tax-qualified  retirement  arrangement) are to be treated as one annuity contract when determining the taxation of distributions  before  annuitization.  We refer to these contracts as "related contracts."  In situations  involving  related  contracts we believe that the values under such  contracts and the investment in the contracts  will be added  together to determine the proper  taxation of a  distribution  from any one contract  described  under the section  "Distributions  before  Annuitization."  Generally,  distributions  will be  treated  as coming  first  from  income on the contract  until all of the  income on all such  related  contracts  is  withdrawn,  and then as a return  of the  investment  in the contract.  There is some uncertainty  regarding the manner in which the Internal  Revenue Service would view related  contracts when one or more  contracts are immediate  annuities or are contracts that have been  annuitized.  The Internal  Revenue  Service has not issued guidance  clarifying this issue as of the date of this Prospectus.  You are  particularly  cautioned to seek advice from your own tax advisor on this matter.

Special  concerns  regarding  "substantially  equal  periodic  payments":  (also  known as  "72(t)" or  "72(q)"  distributions)  Any modification to a program of  distributions  which are part of a series of substantially  equal periodic  payments that occur before the later of the taxpayer  reaching age 59 1/2or five (5) years from the first of such payments will result in the  requirement to pay the 10%  premature  distribution  penalty  that would have been due had the payments  been  treated as subject to the 10%  premature distribution  penalty in the years  received,  plus  interest.  This does not apply when the  modification  is by reason of death or disability.  American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate  annuities:  The Internal Revenue Service has ruled that the immediate annuity exception to the
10% penalty described above under "Penalty Tax on Distributions" for  "non-qualified"  immediate annuities as defined under the Code may not apply to annuity payments under a contract  recognized as an immediate  annuity under state insurance law obtained  pursuant to an exchange of a contract if: (a) purchase  payments for the exchanged  contract  were  contributed  or deemed to be  contributed more than one year  prior to the  annuity  starting  date  under the  immediate  annuity;  and (b) the  annuity  payments  under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free  exchanges under Section 1035:  Section 1035 of the Code permits certain tax-free exchanges of a life insurance,  annuity or endowment  contract for an annuity.  If an annuity is purchased  through a tax-free exchange of a life insurance,  annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions  other than as annuity payments will be considered to come:
|X|      First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;
|X|      Then,  from any "income on the  contract"  that is  attributable  to the  purchase  payments  made prior to August 14, 1982
       (including income on such original purchase payments after the exchange);
|X|      Then, from any remaining "income on the contract"; and
|X|      Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore,  to the extent a distribution is equal to or less than the remaining  investment in the contract made prior to August 14,
1982,  such amounts are not included in taxable  income.  Further,  distributions  received  that are  considered  to be a return of investment on the contract from purchase  payments made prior to August 14, 1982, such  distributions are not subject to the 10% tax penalty.  In all other respects,  the general  provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial  surrenders  may be treated in the same way as tax-free  1035  exchanges of entire  contracts,  therefore  avoiding  current taxation  of any gains in the  contract  as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals.  The IRS has  reserved  the right to treat  transactions it considers abusive as ineligible for this favorable partial 1035 exchange  treatment.  We do not know what transactions may be considered  abusive.  For example,  we do not know how the IRS may view early withdrawals or annuitizations after a  partial  exchange.  As of the  date of this  prospectus,  we will  treat a  partial  surrender  of this  type  involving  a non-qualified  annuity  contract as a "tax-free"  exchange  for future tax  reporting  purposes,  except to the extent that we, as a reporting and withholding agent,  believe that we would be expected to deem the transaction to be abusive.  However,  some insurance companies may not recognize  these partial  surrenders  as tax-free  exchanges and may report them as taxable  distributions  to the extent of any gain  distributed  as well as subjecting the taxable  portion of the  distribution  to the 10% IRS early  distribution penalty.  We  strongly  urge you to  discuss  any  transaction  of this  type  with  your tax  advisor  before  proceeding  with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial  exchange from a life insurance  contract is eligible for  non-recognition  treatment  under Section 1035 of the Code. We will continue to report a partial  surrender of a life insurance policy as subject to current  taxation to the extent of any gain.  In addition,  please be cautioned  that no specific  guidance has been provided as to the impact of such a transaction  on the remaining  life  insurance  policy,  particularly  as to the subsequent methods  to be used to test for  compliance  under  the Code for both the  definition  of life  insurance  and the  definition  of a modified endowment contract.

Special  Considerations  for  Purchasers of the Enhanced  Beneficiary  Protection  Optional  Death  Benefit:  As of the date of this
Prospectus,  it is our understanding  that the charges related to the optional Death Benefit are not subject to current taxation and we will not  report  them as such.  However,  the IRS could  take the  position  that  these  charges  should be  treated as partial withdrawals  subject to current  taxation to the extent of any gain and, if  applicable,  the 10% tax penalty.  We reserve the right to report charges for the optional Death Benefit as partial  withdrawals if we, as a reporting and withholding  agent,  believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding vehicle for various types of  tax-qualified  retirement  plans.  We have provided  summaries below of the  types of  tax-qualified  retirement  plans  with  which we may  issue an  Annuity.  These  summaries  provide  general information  about the tax rules and are not  intended to be  complete  discussions.  The tax rules  regarding  qualified  plans are complex.  These rules may include limitations on contributions and restrictions on distributions,  including  additional taxation of distributions  and  additional  penalties.  The  terms  and  conditions  of the  tax-qualified  retirement  plan  may  impose  other limitations  and  restrictions  that are in  addition  to the terms of the  Annuity.  The  application  of these  rules  depends  on individual  facts and  circumstances.  Before  purchasing an Annuity for use in a qualified  plan,  you should obtain  competent tax advice,  both as to the tax treatment and  suitability of such an investment.  American  Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Economic Growth and Tax Relief  Reconciliation  Act (EGTRRA):  Certain states do not conform to the pension  provisions  included in
EGTRRA.  We  recommend  that you consult with your tax advisor to  determine  the status of your state's  statutes as they relate to
EGTRRA and your tax qualified retirement plan.

Corporate  Pension and  Profit-sharing  Plans:  Annuities may be used to fund  employee  benefits of various  corporate  pension and profit-sharing  plans  established by corporate  employers  under Section 401(a) of the Code including  401(k) plans.  Contributions to such plans are not taxable to the employee until  distributions  are made from the retirement plan. The Code imposes  limitations on the amount that may be contributed  and the timing of  distributions.  The tax treatment of  distributions  is subject to special provisions of the Code, and also depends on the design of the specific  retirement plan.  There are also special  requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans:  Annuities  may also be used to fund  benefits of retirement  plans  established  by  self-employed  individuals  for themselves and their  employees.  These are commonly  known as "H.R. 10 Plans" or "Keogh Plans".  These plans are subject to most of the same types of limitations and  requirements as retirement  plans  established by corporations.  However,  the exact  limitations and requirements may differ from those for corporate plans.

Tax Sheltered  Annuities:  Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which  contributions may be  made  by  certain  qualifying  employers  such  as  public  schools  and  certain  charitable,  educational  and  scientific organizations  specified  in Section  501(c)(3)  for the  benefit of their  employees.  Such  contributions  are not  taxable to the employee  until  distributions  are made from the TSA.  The Code  imposes  limits on  contributions,  transfers  and  distributions.
Nondiscrimination requirements also apply.

Section 457 Plans:  Under Section 457 of the Code,  deferred  compensation  plans  established by governmental and certain other tax exempt  employers  for their  employees  may invest in annuity  contracts.  The Code limits  contributions  and  distributions,  and imposes  eligibility  requirements as well.  Contributions  are not taxable to employees until  distributed from the plan.  However, plan assets  remain the  property of the  employer  and are subject to the claims of the  employer's  general  creditors  until such assets are made available to participants or their beneficiaries.

Individual  Retirement  Arrangements  or "IRAs":  Section  408 of the Code allows  eligible  individuals  to maintain an  individual retirement  account  or  individual  retirement  annuity  ("IRA").  IRAs  are  subject  to  limitations  on the  amount  that may be contributed,  the  contributions  that may be deducted from taxable income,  the persons who may be eligible to establish an IRA and the time when  distributions  must commence.  Further,  an Annuity may be established  with "roll-over"  distributions  from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs:  A form of IRA is also  available  called a "Roth  IRA".  Contributions  to a Roth IRA are not tax  deductible.  However, distributions  from a Roth IRA are free from  Federal  income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first  contribution  was made or any conversion from a traditional  IRA was made and the  distribution is made
                                                                                                       ---
(a) once the taxpayer is age 59 1/2or older,  (b) upon the death or disability of the taxpayer,  or (c) for qualified  first-time home buyer expenses,  subject to certain  limitations.  Distributions  from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers  of IRAs and Roth  IRAs  will  receive a  special  disclosure  document,  which  describes  limitations  on  eligibility, contributions,  transferability  and  distributions.  It also  describes  the  conditions  under which  distributions  from IRAs and qualified  plans  may be  rolled  over or  transferred  into an IRA or  another  qualified  plan,  on a  tax-deferred  basis and the conditions  under which  distributions  from  traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs:  Eligible  employers  that meet  specified  criteria may  establish  Simplified  Employee  Pensions or SEP IRAs.  Employer
contributions  that may be made to employee SEP IRAs are larger than the amounts that may be  contributed  to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions  from  Qualified  Contracts are generally  taxed under  Section 72 of the Code.  Under these rules,  a portion of each distribution  may be excludable  from income.  The  excludable  amount is the proportion of a  distribution  representing  after-tax contributions.  Generally,  a 10% penalty tax applies to the taxable portion of a distribution from a Qualified  Contract made prior to age 59 1/2.  However, the 10% penalty tax does not apply when the distribution:
|X|      is part of a properly executed transfer to another IRA or another eligible qualified account;
|X|      is subsequent to the death or  disability  of the taxpayer (for this purpose  disability is as defined in Section  72(m)(7)
     of the Code);
|X|      is part of a series  of  substantially  equal  periodic  payments  to be paid not less  frequently  than  annually  for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
|X|      is subsequent to a separation from service after the taxpayer attains age 55*;
|X|      does not exceed the employee's allowable deduction in that tax year for medical care;
|X|      is made to an alternate payee pursuant to a qualified domestic relations order*;
|X|      is made pursuant to an IRS levy;
|X|      is made to pay qualified acquisition costs for a first time home purchase (IRA only);
|X|      is made to pay qualified higher education expenses (IRA only); and
|X|      is not more than the cost of your medical insurance (IRA only).

The exceptions above which are followed by an asterisk (*) do not apply to IRAs.  Certain other exceptions may be available.

Minimum  Distributions  after age 70 1/2: A participant's  interest in a Qualified Contract must generally be distributed,  or begin to be distributed, by the "required beginning date".  This is April 1st of the calendar year following the later of:
|X|      the calendar year in which the individual attains age 70 1/2; or
|X|      the calendar  year in which the  individual  retires from service with the employer  sponsoring  the plan.  The  retirement option is not available to IRAs.

The IRS has released Treasury  regulations  containing new Minimum  Distribution rules. For Minimum  Distributions  required in 2003 and later,  individuals  are  required  to use the rules  under the 2002 Final  Regulations.  The 2002 Final  Regulations  contain a provision  which  could  increase  the  amount of minimum  distributions  required  for  certain  individuals.  Under the 2002 Final
Regulations,  individuals  are required to include in their annuity  contract  value the actuarial  value of any other benefits that will be provided  under the annuity.  We and other annuity  providers  are currently  seeking  clarification  of this new rule.  You should consult your tax adviser to determine the impact of this rule on your Minimum Distributions.

Under the new Minimum  Distribution  rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten (10)  years  younger  than the  participant.  In that case,  the new rules  permit  the  participant  to utilize the actual life  expectancies of the participant  and the spouse.  In most cases,  the beneficiary may be changed during the participant's  lifetime with no affect on the Minimum  Distributions.  At death,  the  designated  Beneficiary  may  generally  take
Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount  distributed is less than the minimum  required  distribution for the year, the participant is subject to a 50% tax on the amount that was not properly  distributed.  Because of the many recent changes to the Minimum  Distribution  rules,  we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification:  Section  817(h) of the Code provides that a variable  annuity  contract,  in order to qualify as an annuity,  must have an "adequately  diversified"  segregated asset account (including  investments in a mutual fund by the segregated asset account of  insurance  companies).  If the  diversification  requirements  under the Code are not met and the  annuity is not  treated as an annuity,  the  taxpayer  will be subject to income tax on the annual gain in the  contract.  The Treasury  Department's  regulations prescribe the  diversification  requirements  for variable  annuity  contracts.  We expect the underlying  mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment  Options:  Transfers between investment  options are not subject to taxation.  The Treasury  Department may  promulgate  guidelines  under  which a variable  annuity  will not be treated as an annuity for tax  purposes  if persons  with ownership  rights have excessive  control over the  investments  underlying  such variable  annuity.  Such guidelines may or may not address the number of investment  options or the number of transfers  between  investment  options offered under a variable annuity.
It is not known whether such guidelines,  if in fact promulgated,  would have retroactive  effect. It is also not known what effect, if any, such guidelines may have on transfers  between the investment  options of the Annuity offered  pursuant to this  Prospectus.
We will take any action,  including  modifications to your Annuity or the  Sub-accounts,  required to comply with such guidelines if promulgated.

Federal  Income Tax  Withholding:  Section  3405 of the Code  provides  for  Federal  income  tax  withholding  on the  portion of a distribution  which is  includible  in the gross  income of the  recipient.  Amounts to be  withheld  depend  upon the nature of the distribution.  However,  under most  circumstances  a recipient  may elect not to have income  taxes  withheld or have income  taxes withheld at a different rate by filing a completed election form with us.

Certain  distributions,  known as  eligible  rollover  distributions,  from  Qualified  Contracts,  are  subject  to  automatic  20%
withholding for Federal income taxes. The following  distributions  are not eligible  rollover  distributions and not subject to 20%
withholding:
|X|      any portion of a distribution paid as a Minimum Distribution;
|X|      direct transfers to the trustee of another retirement plan;
|X|      distributions from an individual retirement account or individual retirement annuity;
|X|      distributions  made as  substantially  equal periodic  payments for the life or life  expectancy of the  participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;
|X|      distributions  that are part of a series of substantial  periodic  payments pursuant to Section 72(q) or 72(t) of the Code;
     and
|X|      certain other distributions where automatic 20% withholding may not apply.

Loans,  Assignments  and Pledges:  Any amount  received  directly or indirectly  as a loan from, or any  assignment or pledge of any portion of the value of, an annuity  before annuity  payments have begun is treated as a distribution  subject to taxation under the distribution  rules set forth  above.  Any gain in an annuity on or after the  assignment  or pledge of an entire  annuity and while such  assignment  or pledge  remains  in effect is  treated as  "income  on the  contract"  in the year in which it is  earned.  For annuities not issued as Qualified  Contracts,  the cost basis of the annuity is increased by the amount of any  assignment or pledge includible  in gross  income.  The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts:  The gift of an annuity to someone  other than the spouse of the owner (or former  spouse  incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax  Considerations:  You should obtain  competent tax advice with respect to possible  federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping  Transfers:  Under the Code  certain  taxes may be due when all or part of an  annuity is  transferred  to, or a death  benefit is paid to, an  individual  two or more  generations  younger than the  contract  holder.  These  generation-skipping transfers  generally  include those subject to federal estate or gift tax rules.  There is an aggregate $1.1 million  exemption from taxes for all such  transfers.  We may be required to determine  whether a  transaction  is a direct skip as defined in the Code and the amount of the  resulting  tax. We will  deduct from your  Annuity or from any  applicable  payment  treated as a direct skip any amount of tax we are required to pay.

Considerations  for Contingent  Annuitants:  There may be adverse tax consequences if a contingent  annuitant  succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor  qualifies  for preferred  treatment  under certain  sections of the Code.  In general,  the Code is designed  to prevent  indefinite  deferral  of tax.  Continuing  the benefit of tax  deferral by naming one or more contingent  annuitants  when the Annuity is owned by a  non-qualified  trust might be deemed an attempt to extend the tax deferral for an indefinite  period.  Therefore,  adverse tax treatment may depend on the terms of the trust, who is named as contingent  annuitant,  as well as the  particular  facts and  circumstances.  You should  consult your tax advisor  before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any  statements  and reports  required by applicable  law or  regulation  to you at your last known  address of record.  You should  therefore give us prompt notice of any address change.  We reserve the right, to the extent  permitted by law and subject to your prior  consent,  to provide  any  prospectus,  prospectus  supplements,  confirmations,  statements  and  reports  required  by applicable law or regulation to you through our Internet Website at  http://www.americanskandia.com  or any other electronic  means, including  diskettes or CD ROMs. We send a confirmation  statement to you each time a transaction  is made affecting  Account Value, such as making additional Purchase Payments,  transfers,  exchanges or withdrawals.  We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter.  We may confirm regularly  scheduled  transactions,  such as the Annual
Maintenance Fee, systematic withdrawals (including 72(t) payments and required minimum  distributions),  bank drafting,  dollar cost averaging,  and static  rebalancing,  in  quarterly  statements  instead  of  confirming  them  immediately.  You should  review the information in these statements  carefully.  You may request additional  reports.  We reserve the right to charge up to $50 for each such additional report.

Any errors or  corrections  on  transactions  for your  Annuity  must be  reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed  immediately,  we assume all transactions are accurate unless you notify us otherwise  within 30 days from the date you receive the  confirmation.  For  transactions  that are first confirmed on the quarterly  statement,  we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly  statement.  All transactions  confirmed  immediately or by quarterly statement are deemed conclusive after the applicable
30-day  period.  We may also send an annual report and a semi-annual  report  containing  applicable  financial  statements  for the
Separate Account and the Portfolios,  as of December 31 and June 30, respectively,  to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance  Corporation  ("American  Skandia") is a stock life insurance  company domiciled in Connecticut with licenses in all 50 states,  the District of Columbia and Puerto Rico.  American  Skandia is a  wholly-owned  subsidiary  of American
Skandia,  Inc.  ("ASI").  American Skandia markets its products to broker-dealers  and financial  planners through an internal field marketing staff. In addition,  American Skandia markets through and in conjunction  with financial  institutions  such as banks that are permitted directly, or through affiliates, to sell annuities.

American  Skandia is in the  business  of issuing  annuity  and life  insurance  products.  American  Skandia  currently  offers the following  products:  (a) flexible premium deferred  annuities and single premium fixed deferred  annuities that are registered with the SEC; (b) certain other fixed  deferred  annuities that are not  registered  with the SEC; (c) both fixed and variable  immediate adjustable annuities; and (d) a single premium variable life insurance policy that is registered with the SEC.

On December 20, 2002,  Skandia  Insurance  Company Ltd.  (publ),  an insurance  company  organized  under the laws of the Kingdom of
Sweden ("Skandia"),  and on that date, the ultimate parent company of American Skandia,  announced that it and Skandia U.S. Inc. had entered into a  definitive  Stock  Purchase  Agreement  with  Prudential  Financial,  Inc.,  a New Jersey  corporation  ("Prudential
Financial").  Under the terms of the Stock  Purchase  Agreement,  Prudential  Financial  will acquire  Skandia U.S. Inc., a Delaware corporation,  from Skandia.  Skandia U.S. Inc. is the sole  shareholder  of ASI,  which is the parent  company of American  Skandia.
The transaction is expected to close during the second quarter of 2003.

Prudential  Financial is a New Jersey  insurance  holding  company whose  subsidiary  companies serve  individual and  institutional customers  worldwide and include The Prudential  Insurance  Company of America,  one of the largest life insurance  companies in the
U.S. These companies offer a variety of products and services,  including life insurance,  property and casualty  insurance,  mutual funds, annuities,  pension and retirement related services and administration,  asset management,  securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.

No company  other than  American  Skandia has any legal  responsibility  to pay amounts  that it owes under its annuity and variable life  insurance  contracts.  However,  following the closing of the  acquisition,  Prudential  Financial  will exercise  significant influence over the operations and capital structure of American Skandia.

WHAT ARE SEPARATE ACCOUNTS?
The separate  accounts are where American  Skandia sets aside and invests the assets of some of our annuities.  In the  accumulation period,  assets  supporting  Account Values of the Annuities are held in a separate account  established under the laws of the State of Connecticut.  We are the legal owner of assets in the separate  accounts.  In the payout period,  assets supporting fixed annuity payments  and any  adjustable  annuity  payments we make  available  are held in our general  account.  Assets  supporting  variable annuity  payment  options  may be invested in our  separate  accounts.  Income,  gains and losses  from  assets  allocated  to these separate  accounts are credited to or charged against each such separate account without regard to other income,  gains or losses of
American Skandia or of any other of our separate  accounts.  These assets may only be charged with liabilities  which arise from the
Annuities  issued by American  Skandia.  The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts.  However, the obligations themselves are our general corporate obligations.

Separate Account B
During the accumulation  period, the assets supporting  obligations based on allocations to the variable investment options are held in  Sub-accounts  of American  Skandia Life  Assurance  Corporation  Variable  Account B, also referred to as "Separate  Account B".
Separate  Account B was  established by us pursuant to Connecticut  law on November 25, 1987.  Separate  Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

Separate  Account B consists  of  multiple  Sub-accounts.  Each  Sub-account  invests  only in a single  mutual  fund or mutual fund portfolio.  The name of each  Sub-account  generally  corresponds  to the name of the  underlying  Portfolio.  Each  Sub-account  in
Separate  Account B may have  several  different  Unit Prices to reflect  the  Insurance  Charge and the  charges  for any  optional benefits that are offered under this Annuity and other  annuities  issued by us through  Separate  Account B. Separate  Account B is registered with the SEC under the Investment  Company Act of 1940 ("Investment  Company Act") as a unit investment trust, which is a type of investment company.  The SEC does not supervise investment policies, management or practices of Separate Account B.

Prior to November 18, 2002,  Separate Account B was organized as a single separate account with six different  Sub-account  classes, each of which was registered as a distinct unit  investment  trust under the  Investment  Company Act.  Effective  November 18, 2002
each  Sub-account  class of Separate  Account B will be consolidated  into the unit investment trust formerly named American Skandia
Life Assurance  Corporation  Variable  Account B (Class 1  Sub-accounts),  which will  subsequently be renamed American Skandia Life
Assurance  Corporation  Variable  Account B. Each  Sub-account  of Separate  Account B will have multiple Unit Prices to reflect the daily charge  deducted for each  combination of the applicable  Insurance  Charge,  Distribution  Charge (when  applicable)  and the charge for each optional benefit offered under Annuity  contracts  funded through Separate Account B. The  consolidation of Separate
Account B will have no impact on Annuity Owners.

We reserve the right to make  changes to the  Sub-accounts  available  under the Annuity as we determine  appropriate.  We may offer new  Sub-accounts,  eliminate  Sub-accounts,  or combine  Sub-accounts  at our sole  discretion.  We may also close  Sub-accounts to additional  Purchase  Payments on existing Annuity  contracts or close  Sub-accounts  for Annuities  purchased on or after specified dates.  We may also substitute an underlying  mutual fund or portfolio of an underlying  mutual fund for another  underlying  mutual fund or  portfolio  of an  underlying  mutual fund,  subject to our receipt of any  exemptive  relief that we are required to obtain under the Investment Company Act.  We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on  allocations to the  Sub-accounts  will vary with the investment  performance of the underlying  mutual funds or fund  portfolios,  as  applicable.  We do not  guarantee  the  investment  results of any  Sub-account.  Your Account Value allocated  to the  Sub-accounts  may increase or  decrease.  You bear the entire  investment  risk.  There is no assurance  that the
Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D
During the  accumulation  period,  assets  supporting our obligations  based on Fixed  Allocations are held in American Skandia Life
Assurance  Corporation  Separate  Account D, also  referred to as  "Separate  Account D".  Such  obligations  are based on the fixed interest  rates we credit to Fixed  Allocations  and the terms of the Annuities.  These  obligations do not depend on the investment performance of the assets in Separate Account D.  Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate  Account D. The Fixed  Allocations  are  guaranteed  by our  general  account.  An Annuity  Owner who allocates a portion of their Account  Value to Separate  Account D does not  participate  in the  investment  gain or loss on assets maintained  in  Separate  Account  D. Such gain or loss  accrues  solely to us. We retain  the risk that the value of the  assets in
Separate  Account D may drop below the reserves and other  liabilities we must maintain.  Should the value of the assets in Separate
Account D drop below the reserve and other  liabilities we must maintain in relation to the annuities  supported by such assets,  we will transfer  assets from our general  account to Separate  Account D to make up the  difference.  We have the right to transfer to our  general  account any assets of Separate  Account D in excess of such  reserves  and other  liabilities.  We maintain  assets in
Separate Account D supporting a number of annuities we offer.

We  currently  employ  investment  managers  to manage the  assets  maintained  in  Separate  Account  D. Each  manager we employ is responsible  for  investment  management  of a different  portion of  Separate  Account D. From time to time  additional  investment managers  may be employed or  investment  managers may cease being  employed.  We are under no  obligation  to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest  according to specific  guidelines or strategies  except as may be required by Connecticut  and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying  mutual fund is registered as an open-end  management  investment  company under the Investment  Company Act. Shares of the underlying  mutual fund portfolios are sold to separate  accounts of life insurance  companies  offering variable annuity and variable life insurance products.  The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights
We are the legal owner of the shares of the underlying  mutual funds in which the  Sub-accounts  invest.  However,  under SEC rules, you have voting  rights in relation  to Account  Value  maintained  in the  Sub-accounts.  If an  underlying  mutual fund  portfolio requests a vote of  shareholders,  we will vote our shares based on  instructions  received from Owners with Account Value allocated to that  Sub-account.  Owners have the right to vote an amount equal to the number of shares  attributable  to their  contracts.  If we do not receive voting  instructions  in relation to certain  shares,  we will vote those shares in the same manner and proportion as the shares  for which we have  received  instructions.  We will  furnish  those  Owners who have  Account  Value  allocated  to a
Sub-account  whose  underlying  mutual fund portfolio has requested a "proxy" vote with proxy  materials and the necessary  forms to provide us with their voting  instructions.  Generally,  you will be asked to provide instructions for us to vote on matters such as changes in a  fundamental  investment  strategy,  adoption  of a new  investment  advisory  agreement,  or matters  relating  to the structure of the underlying mutual fund that require a vote of shareholders.

American  Skandia  Trust (the  "Trust") has obtained an  exemption  from the  Securities  and Exchange  Commission  that permits its investment adviser,  American Skandia Investment Services,  Incorporated ("ASISI"),  subject to approval by the Board of Trustees of the Trust, to change  sub-advisors  for a Portfolio and to enter into new sub-advisory  agreements,  without  obtaining  shareholder approval of the changes.  This exemption (which is similar to exemptions  granted to other  investment  companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient  supervision  and management of the  sub-advisors by ASISI and the  Trustees.  The Trust is  required,  under the terms of the  exemption,  to  provide  certain  information  to  shareholders following these types of changes.

Material Conflicts
It is possible that  differences  may occur between  companies  that offer shares of an  underlying  mutual fund  portfolio to their respective  separate  accounts  issuing  variable  annuities  and/or  variable life insurance  products.  Differences may also occur surrounding the offering of an underlying  mutual fund portfolio to variable life insurance  policies and variable annuity contracts that we offer.  Under certain  circumstances,  these  differences could be considered  "material  conflicts," in which case we would take  necessary  action to protect  persons with voting rights under our variable  annuity  contracts  and variable  life  insurance policies  against  persons  with  voting  rights  under other  insurance  companies'  variable  insurance  products.  If a "material conflict" were to arise between owners of variable  annuity  contracts and variable life  insurance  policies  issued by us we would take  necessary  action to treat such  persons  equitably  in  resolving  the  conflict.  "Material  conflicts"  could  arise due to differences  in voting  instructions  between  owners of variable  life  insurance  and  variable  annuity  contracts of the same or different companies.  We monitor any potential conflicts that may exist.

Service Fees Payable to American Skandia
American  Skandia or our  affiliates  have  entered  into  agreements  with the  investment  adviser or  distributor  of many of the underlying  Portfolios.  Under the terms of these agreements,  American Skandia provides  administrative and support services to the
Portfolios for which a fee is paid that is generally based on a percentage of the average assets  allocated to the Portfolios  under the Annuity.  Any fees payable  will be  consistent  with the services  rendered or the  expected  cost savings  resulting  from the arrangement.  These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia  Marketing,  Incorporated  ("ASM"),  a wholly-owned  subsidiary of American  Skandia,  Inc., is the distributor and principal  underwriter of the securities  offered  through this  prospectus.  ASM acts as the distributor of a number of annuity and life  insurance  products we offer and both American  Skandia Trust and American  Skandia  Advisor  Funds,  Inc., a family of retail mutual  funds.  ASM also acts as an  introducing  broker-dealer  through  which it receives a portion of  brokerage  commissions  in connection  with  purchases  and sales of securities  held by  portfolios of American  Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive,  Shelton,  Connecticut 06484. ASM is registered as broker-dealer  under the
Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous  basis.  ASM enters into  distribution  agreements with  independent  broker-dealers  who are registered  under the Exchange Act and with entities that may offer the Annuity but are exempt from  registration.  Applications for the Annuity are solicited by registered  representatives of those firms. Such  representatives  will also be our appointed insurance agents under state insurance law.  In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation  is paid to firms on sales of the Annuity  according  to one or more  schedules.  The  individual  representative  will receive a portion of the  compensation,  depending on the practice of the firm.  Compensation  is generally based on a percentage of
Purchase  Payments  made, up to a maximum of 7.0%.  Alternative  compensation  schedules are available  that provide a lower initial commission  plus ongoing  annual  compensation  based on all or a portion of Account  Value.  We may also provide  compensation  for providing  ongoing  service to you in relation to the Annuity.  Commissions and other  compensation  paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account.

In addition,  firms may receive  separate  compensation  or  reimbursement  for,  among other things,  training of sales  personnel, marketing or other services they provide to us or our affiliates.  We or ASM may enter into  compensation  arrangements with certain firms.  These  arrangements  will not be offered to all firms and the terms of such  arrangements may differ between firms. Any such compensation  will be paid by us or ASM and will not result in any additional  charge to you. To the extent  permitted by NASD rules and other  applicable laws and  regulations,  ASM may pay or allow other  promotional  incentives or payments in the form of cash or other compensation.

Advertising:  We may  advertise  certain  information  regarding  the  performance  of the  investment  options.  Details  on how we calculate  performance for the  Sub-accounts  are found in the Statement of Additional  Information.  This  information may help you review the performance of the investment  options and provide a basis for comparison with other  annuities.  This information may be less useful when  comparing  the  performance  of the  investment  options with other  savings or  investment  vehicles.  Such other investments  may not  provide  some of the  benefits  of  annuities,  or may not be  designed  for  long-term  investment  purposes.
Additionally  other savings or investment  vehicles may not be receive the  beneficial  tax treatment  given to annuities  under the
Code.

We may advertise the performance of the Portfolios in the form of "Standard" and  "Non-standard"  Total Returns  calculated for each
Sub-account.  "Standard Total Return" figures assume a hypothetical  initial  investment of $1,000 allocated to a Sub-account during the most recent,  one, five and ten year periods (or since the inception  date that the Portfolio has been offered as a Sub-account, if less).  "Standard Total Return" figures assume that the applicable  Insurance Charge and the Annual  Maintenance Fee are deducted and that the Annuity is  surrendered  at the end of the applicable  period,  meaning that any Contingent  Deferred Sales Charge that would apply upon surrender is also deducted.  "Non-standard  Total Return" figures include any performance  figures that do not meet the SEC's rules for Standard Total Returns.  Non-standard  Total Returns are calculated in the same manner as  standardized  returns except that the  figures  may not  reflect all fees and  charges.  In  particular,  they may assume no  surrender  at the end of the applicable  period so that the CDSC does not apply.  Standard  and  Non-standard  Total  Returns  will not  reflect  the  additional asset-based  charges that are deducted  when you elect any optional  benefits.  The  additional  cost  associated  with any optional benefits you elected will reduce your performance.  Non-standard Total Returns must be accompanied by Standard Total Returns.

Some of the  underlying  Portfolios  existed  prior to the  inception  of these  Sub-accounts.  Performance  quoted  in  advertising regarding  such  Sub-accounts  may indicate  periods during which the  Sub-accounts  have been in existence but prior to the initial offering of the Annuities,  or periods during which the underlying  Portfolios  have been in existence,  but the  Sub-accounts  have not. Such hypothetical  historical  performance is calculated using the same assumptions  employed in calculating actual performance since inception of the  Sub-accounts.  Hypothetical  historical  performance of the underlying  Portfolios prior to the existence of the Sub-accounts may only be presented as Non-standard Total Returns.

We may advertise the  performance  of money  market-type  Sub-accounts  using a measure of the "current and  effective  yield".  The current yield of a money  market-type  Sub-account  is  calculated  based upon the previous  seven-day  period ending on the date of calculation.  The effective yield of a money  market-type  Sub-account  reflects the  reinvestment of net income earned daily on the assets of such a  Sub-account.  The current  and  effective  yields  reflect the  Insurance  Charge and the charge for any  optional benefits (if  applicable)  deducted  against the  Sub-account.  In a low interest  rate  environment,  yields for money  market-type
Sub-accounts,  after  deduction of the Insurance  Charge,  and the charge for any optional  benefits (if applicable) may be negative even though the yield (before  deducting for such charges) is positive.  Current and effective  yield  information  will  fluctuate.
This information may not provide a basis for comparisons with deposits in banks or other  institutions  which pay a fixed yield over a stated period of time, or with investment  companies which do not serve as underlying  mutual funds for variable  annuities and/or do not have additional asset-based charges deducted for the insurance protection provided by the Annuity.

Performance  information on the Sub-accounts is based on past performance only and is not an indication or  representation of future performance.  Performance of the Sub-accounts is not fixed.  Actual  performance  will depend on the type,  quality and, for some of the  Sub-accounts,  the maturities of the investments held by the underlying  mutual funds or portfolios and upon prevailing  market conditions and the response of the underlying  mutual funds to such  conditions.  Actual  performance will also depend on changes in the expenses of the underlying  mutual funds or portfolios.  Such changes are reflected,  in turn, in the Sub-accounts  which invest in such  underlying  mutual  fund or  portfolio.  In  addition,  the total  amount of  asset-based  charges  assessed  against  each
Sub-account will affect performance.

The information we may advertise  regarding the Fixed  Allocations  may include the then current  interest rates we are crediting to new Fixed  Allocations.  Information  on  current  rates  will be as of the date  specified  in such  advertisement.  Rates  will be included in  advertisements  to the extent  permitted by law. Given that the actual rates  applicable to any Fixed Allocation are as of the date of any such Fixed  Allocation's  Guarantee  Period begins,  the rate credited to a Fixed  Allocation may be more or less than those quoted in an advertisement.

Advertisements  we distribute may also compare the  performance of our  Sub-accounts  with: (a) certain  unmanaged  market  indices, including but not limited to the Dow Jones Industrial  Average,  the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond
Index,  the Frank Russell  non-U.S.  Universal Mean, the Morgan Stanley  Capital  International  Index of Europe,  Asia and Far East
Funds, and the Morgan Stanley Capital  International World Index; and/or (b) other management  investment  companies with investment objectives  similar to the mutual fund or portfolio  underlying the  Sub-accounts  being compared.  This may include the performance ranking assigned by various publications,  including but not limited to the Wall Street Journal,  Forbes,  Fortune, Money, Barron's,
Business Week, USA Today and  statistical  services,  including but not limited to Lipper  Analytical  Services Mutual Funds Survey,
Lipper Annuity and Closed End Survey,  the Variable  Annuity Research Data Survey,  SEI, the Morningstar  Mutual Fund Sourcebook and
the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance  Corporation may advertise its rankings and/or ratings by independent  financial  ratings  services.
Such rankings may help you in evaluating  our ability to meet our  obligations in relation to Fixed  Allocations,  pay minimum death benefits,  pay annuity  payments or administer  Annuities.  Such rankings and ratings do not reflect or relate to the performance of
Separate Account B.

AVAILABLE INFORMATION
A Statement of  Additional  Information  is available  from us without  charge upon your  request.  This  Prospectus  is part of the registration  statement we filed with the SEC regarding this offering.  Additional  information on us and this offering is available in those  registration  statements and the exhibits  thereto.  You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference  Section,  450 Fifth Street N.W.,  Washington,  D.C., 20549. You may inspect and copy those  registration statements  and  exhibits  thereto at the SEC's  public  reference  facilities  at the above  address,  Room 1024,  and at the SEC's
Regional Offices,  The Woolworth Building,  233 Broadway,  New York, NY and 175 W. Jackson Boulevard,  Suite 900, Chicago, IL. These
documents,   as  well  as  documents  incorporated  by  reference,   may  also  be  obtained  through  the  SEC's  Internet  Website
(http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document  incorporated  by reference  into this  Prospectus is modified or  superseded  by a statement in this  Prospectus  or in a  later-filed  document,  such  statement is hereby deemed so modified or superseded and not part of this  Prospectus.  The Annual Report on Form 10-K for the year ended December 31, 2002  previously  filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents  incorporated  by reference in this  Prospectus,  including any exhibits to such documents which have been  specifically  incorporated by reference.  We will do so upon receipt of your written or oral request.

HOW TO CONTACT US
You can contact us by:
|X|      calling Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.
|X|      writing  to us via  regular  mail at  American  Skandia  -  Variable  Annuities,  P.O.  Box 7040,  Bridgeport,  Connecticut
       06601-7040 OR for express mail American  Skandia - Variable  Annuities,  One Corporate  Drive,  Shelton,  Connecticut  06484.
       NOTE:  Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
|X|      sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com
|X|      accessing information about your Annuity through our Internet Website at www.americanskandia.com

You can obtain account information  through Skandia's  Telephone  Automated Response System (STARS) and at  www.americanskandia.com, our  Internet  Website.  Our  Customer  Service  representatives  are also  available  during  business  hours to  provide  you with information  about your account.  You can request certain  transactions  through our telephone voice response  system,  our Internet
Website  or  through  a  customer  service  representative.  You  can  provide  authorization  for a  third  party,  including  your attorney-in-fact  acting  pursuant to a power of attorney or an  investment  professional,  to access your account  information  and perform certain  transactions on your account.  You will need to complete a form provided by us which identifies those  transactions that you wish to authorize via telephonic  and electronic  means and whether you wish to authorize a third party to perform any such transactions.  We require that you or your  representative  provide proper  identification  before performing  transactions over the telephone  or through our Internet  Website.  This may include a Personal  Identification  Number (PIN) that will be provided to you upon issue of your  Annuity or you may  establish  or change your PIN through  STARS and at  www.americanskandia.com,  our  Internet
Website.  Any third party that you  authorize  to perform  financial  transactions  on your  account will be assigned a PIN for your account.

Transactions  requested  via  telephone are recorded.  To the extent  permitted by law, we will not be  responsible  for any claims, loss,  liability or expense in connection with a transaction  requested by telephone or other  electronic  means if we acted on such transaction  instructions  after following  reasonable  procedures to identify those persons  authorized to perform  transactions on your  Annuity  using  verification  methods  which may  include a request  for your  Social  Security  number,  PIN or other form of electronic  identification.  We may be liable for losses due to  unauthorized  or fraudulent  instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic,  facsimile,  Internet or any other electronic  information or that we will be able to accept  transaction  instructions  via such means at all times.  Regular  and/or  express  mail will be the only means by which we will accept  transaction  instructions when telephonic,  facsimile,  Internet or any other electronic means are unavailable or delayed.  American  Skandia  reserves the right to limit,  restrict or  terminate  telephonic,  facsimile,  Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as  indemnification  for  liabilities  arising under the Securities Act of 1933 (the  "Securities  Act") may be permitted to directors,  officers or persons  controlling the registrant pursuant to the foregoing  provisions,  the registrant has been informed that in the opinion of the SEC such  indemnification  is against  public policy as expressed in the  Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this  Prospectus,  American  Skandia and its affiliates are not involved in any legal  proceedings  outside of the ordinary course of business.  American  Skandia and its affiliates are involved in pending and threatened  legal  proceedings in the normal course of its business,  however,  we do not anticipate that the outcome of any such legal  proceedings  will have a material adverse  affect on the  Separate  Account,  or American  Skandia's  ability to meet its  obligations  under the  Annuity,  or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|      American Skandia Life Assurance Corporation
|X|      American Skandia Life Assurance Corporation Variable Account B
|X|      American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|      Current and Effective Yield
|X|      Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|      How We Calculate the Market Value Adjustment

General Information
|X|      Voting Rights
|X|      Modification
|X|      Deferral of Transactions
|X|      Misstatement of Age or Sex
|X|      Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements
|X|      Appendix A - American Skandia Life Assurance Corporation Variable Account B

                                     APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA (dollars in thousands)

The following table summarizes information with respect to the operations of the Company:

                                                       For the Year Ended December 31,
                                      2002            2001            2000           1999           1998
                                      ----            ----            ----           ----           ----
STATEMENTS OF INCOME DATA
Revenues:
Annuity and life insurance       $    370,004     $    388,696   $    424,578    $    289,989   $    186,211
   charges and fees (a) (b)
Fee income (b)                         97,650          111,196        130,610          83,243         50,839
Net investment income                  19,632           20,126         18,595          11,477         11,130
Net realized capital (losses)
   gains and other revenues (e)        (7,438)           2,698          4,195           3,688          1,360
                                 -------------    ------------   ------------    ------------   ------------

Total revenues                   $    479,848     $    522,716   $    577,978    $    388,397   $    249,540
                                 ============     ============   ============    ============   ============

Benefits and Expenses:
Annuity and life insurance       $      3,391     $      1,955   $        751    $        612   $        558
benefits
Change in annuity and life
   insurance policy reserves            2,741          (39,898)        49,339            (671)         1,053
   (c)
Guaranteed minimum death
   benefit claims, net of              23,256           20,370          2,618           4,785              -
   hedge (b)
Return credited to contract             5,196            5,796          8,463          (1,639)        (8,930)
owners
Underwriting, acquisition and
   other insurance expenses           188,728          196,755        150,597         125,434         86,306
Amortization of deferred
   acquisition costs (b) (d)          510,059          224,047        184,616          83,861         86,628
Interest expense                       14,544           73,424         85,998          69,502         41,004
                                 ------------     ------------   ------------    ------------   ------------

Total benefits and expenses      $    747,915     $    482,449   $    482,382    $    281,884   $    206,619
                                 ============     ============   ============    ============   ============

Income tax (benefit) expense     $   (102,810)    $      7,168   $     30,779    $     30,344   $      8,154
                                 ============     ============   ============    ============   ============

Net (loss) income                $   (165,257)    $     33,099   $     64,817    $     76,169   $     34,767
                                 ============     ============   ============    ============   ============

STATEMENTS OF FINANCIAL
CONDITION DATA
Total assets (b)                 $ 23,708,585     $ 28,009,782   $ 31,702,705    $ 30,881,579   $ 18,848,273
                                 ============     ============   ============    ============   ============

Future fees payable to parent    $    708,249     $    799,472   $    934,410    $    576,034   $    368,978
                                 ============     ============   ============    ============   ============

Surplus notes                    $    110,000     $    144,000   $    159,000    $    179,000   $    193,000
                                 ============     ============   ============    ============   ============

Shareholder's equity             $    683,061     $    577,668   $    496,911    $    359,434   $    250,417
                                 ============     ============   ============    ============   ============

a.       On annuity and life insurance sales of $3,472,044, $3,834,167, $8,216,167, $6,862,968, and $4,159,662, during the years ended December 31, 2002, 2001, 2000, 1999, and 1998, respectively, with contract owner assets under management of $21,894,636,
     $26,017,847, $29,751,822, $29,396,693, and $17,854,761, as of December 31, 2002, 2001, 2000, 1999, and 1998, respectively.
b.       These items are significantly impacted by equity market volatility.
c.       For the year ended December 31, 2000, change in annuity and life insurance policy reserves reflected increases to those reserves for guaranteed minimum death benefit ("GMDB") exposure.  For the year ended December 31, 2001, the Company changed certain of its assumptions related to its GMDB exposure resulting in a benefit to operations.  See Results of Operations in
     Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") for a further discussion.
d.       During the year ended December 31, 2002, the Company recorded an acceleration of amortization of $206,000 against the deferred acquisition cost asset.  See the MD&A for a further discussion.
e.       Net realized capital (losses) gains and other revenues include $5,845 of net realized capital losses on sales of securities during 2002 and an other than temporary impairment charge of $3,769 recorded during 2002 on the Company's equity securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (dollars in thousands)

Management's  Discussion  and Analysis of Financial  Condition  and Results of  Operations  should be read in  conjunction  with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

 Results of Operations
 ---------------------

Annuity and life insurance sales were  $3,472,044,  $3,834,167 and $8,216,167,  in 2002, 2001 and 2000,  respectively.  The decrease in sales in 2002 and 2001 was  primarily  the result of the general  decline in sales in the  industry,  attributed in large part to the continued  uncertainty in the equity markets. In addition,  the Company believes uncertainty  regarding its future ownership has adversely  impacted  sales,  primarily  in the latter  part of 2002.  The  Company  announced,  in the first  quarter  of 2002,  its intention to focus on the growth of its core variable annuity business.

Average assets under management totaled  $23,637,559 in 2002,  $26,792,877 in 2001 and $31,581,902 in 2000,  representing a decrease of 12% and 15% in 2002 and 2001,  respectively,  due primarily to weak equity  markets.  The decrease in annuity and life  insurance charges and fees and fee income before  surrender  charge income and  reinsurance  was  consistent  with the decline in assets under management.  Surrender  charge income  increased in 2002 as compared to 2001.  This was caused by higher lapses when compared to the applicable  prior year periods,  and was primarily  attributable,  the Company  believes,  to concerns by contract  holders,  rating agencies and the Company's  distribution  channels,  surrounding  the  uncertainty  in the equity markets and its impact on variable annuity  companies  generally and, prior to the  announcement of the Acquisition,  uncertainty  concerning the Company's future (See
Liquidity and Capital Resources for rating agency actions).

Net realized  capital losses in 2002 were primarily  from $9,593 of losses on sales and $3,769 of  other-than-temporary  impairments of mutual fund  investments  that are held in support of a deferred  compensation  program for certain of the  Company's  employees.
The deferred  compensation  program losses were offset by net gains of $3,746 during 2002 on sales of fixed maturities.  Included in those net gains on sales of fixed maturities for 2002, was a realized loss of approximately  $1,236 on the sale of a WorldCom,  Inc.
bond. The net capital gains in 2001 related  primarily to sales of fixed maturity  investments,  were partially  offset by losses on securities in the fixed  maturity  portfolio.  The most  significant  loss was $2,636 related to Enron  securities.  In addition net realized  capital  losses  of $3,534 in 2001  were  incurred  due to sales of mutual  fund  holdings  in  support  of the  Company's non-qualified deferred compensation program.

The change in annuity and life insurance policy reserves  includes  changes in reserves related to annuity  contracts with mortality risks.  During 2001, the Company's  Guaranteed Minimum Death Benefit ("GMDB") reserve decreased $43,984,  as the result of an update of certain  reserve  assumptions as to risks inherent in the benefit.  Previous  assumptions  had been based on statutory  valuation principles as an approximation  for U.S. GAAP. In addition,  future  mortality rates were lowered in 2001 to reflect  favorable past experience.  However,  offsetting  the  resulting  increase in earnings  and equity as a result of changes in the GMDB  liability in
2001,  assumptions  related to GMDB claim  costs were also  updated in the  calculation  of the  deferred  acquisition  cost  asset, resulting in additional amortization of this asset.

The Company uses  derivative  instruments,  which  consist of equity  option  contracts for risk  management  purposes,  and not for trading or  speculation.  The Company hedges the economic GMDB exposure  associated  with equity market  fluctuations.  GMDB claims, net of hedge,  consist of GMDB claims offset by the mark to market and realized  capital  gain/loss  results of the Company's option contracts.  During 2002 and 2001,  the  fluctuations  in GMDB  claims,  net of hedge,  were  driven by an increase in hedge  related benefits of $19,776 and  $14,646,  respectively.  Hedge  related  benefits  were  partially  offset by  increases  in GMDB claims of
$22,662 and $32,398 during 2002 and 2001, respectively.

Return credited to contract owners consists  primarily of net investment  results from the Company's  fixed,  market value adjusted, separate account  investment  option and changes in the Company's  experience rated  reinsurance  receivables.  The decrease in 2002 was primarily due to increased net investment  results on the Company's fixed,  market value adjusted,  separate account  investment option.  As the equity markets decline,  movement from variable  investment  options to fixed investment  options,  primarily due to one of the  Company's  product  features,  has  increased  the assets  invested in the fixed  separate  account  investment  option.
Included in 2002 net investment results is $9,849 of realized and unrealized losses on certain  securities,  of which $5,427 related to  WorldCom,  Inc.  bonds.  The  increase  in net  investment  results  was  partially  offset by a decrease  in  experience  rated reinsurance  receivables  in 2002 due to unfavorable  experience on certain blocks of variable  annuity  business.  In 2001,  return credited to contract  owners  decreased  primarily  due to favorable  experience  on certain  blocks of variable  annuity  contracts increasing the experience rated reinsurance  receivable.  Partially  offsetting the 2001 decrease is net investment losses of $1,662 related to Enron securities.

Underwriting, acquisition and other insurance expenses for 2002, 2001 and 2000 were as follows:

                                                        2002              2001               2000
                                                        ----              ----               ----
Commissions and purchase credits                         $   287,612       $   248,187         $   430,743
General operating expenses                                   145,438           157,704             214,957
Acquisition costs deferred                                  (244,322)         (209,136)           (495,103)
                                                         -----------       -----------         -----------
Underwriting,   acquisition   and   other   insurance
     expenses                                            $   188,728       $   196,755         $   150,597
                                                         ===========       ===========         ===========

New products  launched,  as well as a larger  proportion of sales of products with higher  commissions as compared to 2001 led to an increase in  commissions  and purchase  credits  during  2002.  Lower sales and asset  levels led to a decrease in  commissions  and purchase credits during 2001.  Partially  offsetting this decline in 2001, the company launched a commission  promotion program that increased  commissions  as a percentage of new sales.  Commission  promotions in 2002 were  approximately  equivalent as compared to
2001.

General  operating  expenses  decreased  during  2002 and 2001 as a result of lower  sales-based  compensation,  as well as  expense reduction  programs  implemented during 2001 and continued strong expense  management in 2002.  Variable  compensation and long-term incentive plan expenses have decreased due to the slowdown in sales and the decline in the equity markets.

Amortization  of deferred  acquisition  costs  increased over the past two years, in general,  due to the further  depressed  equity markets in 2002 and 2001,  thereby  decreasing  expectations  of future gross profits and actual gross profits from asset based fees and  increased  expected and actual claim costs  associated  with minimum death benefit  guarantees.  During 2002,  the Company also performed a  recoverability  study and an analysis of its  short-term  assumptions  of future  gross  profits and  determined  those assumptions  of future  profits  to be  excessive.  This  analysis  resulted  in a current  year  acceleration  of  amortization  of
$206,000.  During 2002 and 2001,  the Company  also updated its future  estimated  gross  profits with respect to certain  mortality assumptions  reflecting  actual  experience and the decline in the equity markets  resulting in additional  increased  amortization.
See Note 2 of Notes to Consolidated Financial Statements for a further discussion on amortization of deferred acquisition costs.

Interest  expense  decreased during 2002 primarily due to lower interest expense related to the future fees payable to ASI liability
(See Note 8). Interest  expense on these  obligations is driven by the cash flows from the underlying  annuity  contracts  acting as collateral.  Due to the depressed  asset values of those annuity  contracts  driven by the decline in the equity  markets,  the cash flows, and therefore the interest  expense,  decreased from prior year levels.  Interest expense  decreased in 2001 as a result of a reduction in borrowing.

The Company's  income tax  (benefit)  expense  varies  directly with  increases or decreases in (loss) income from  operations.  The effective income tax rate varied from the corporate rate of 35% due primarily to the deduction for dividends received.

Total assets and  liabilities  decreased  $4,301,197 and  $4,406,590,  respectively,  from December 31, 2001.  This change  resulted primarily from the declining equity markets.

 Significant Accounting Policies
 -------------------------------

 Deferred Acquisition Costs

The costs of acquiring  new business,  which vary with and are primarily  related to new business  generated,  are deferred,  net of reinsurance.  These costs include  commissions,  purchase  credits,  costs of contract  issuance,  and certain selling expenses that vary with production.

The Company uses the  retrospective  deposit  method for  amortizing  deferred  acquisition  costs.  This method results in deferred acquisition  costs being  amortized in proportion to expected gross profits from surrender  charges and policy and asset based fees, net of  operating  and claim  costs.  The  deferred  acquisition  cost asset is  adjusted  retrospectively  and  prospectively  when estimates  of current and future  gross  profits to be realized  from a group of  products  are  revised.  Critical  assumptions  in estimating  gross profits  include those for  surrenders,  long-term fund growth rate,  expenses and death  benefits.  The long-term fund growth rate, in large part,  determines  the estimated  future asset levels on which the most  significant  revenues are based.
The Company's  long-term fund growth rate assumption is 8% (net of charges assessed  against the underlying  mutual fund, but before charges assessed at the separate  account and contract  level).  When current period actual asset growth is greater or less than the
Company's  long-term  expectation,  the Company adjusts the short-term asset growth rate to a level that will allow the Company,  in the short-term,  to resume the long-term asset growth rate  expectation.  The short-term asset growth rate is subject to constraints surrounding  actual market  conditions.  If the Company's  long-term fund growth rate assumption was 7% instead of 8%, the Company's deferred acquisition cost asset at December 31, 2002 would be reduced by $26,273.

 Future Fees Payable to ASI

In a series of  transactions  with ASI,  the Company  transferred  certain  rights to receive a portion of future fees and  contract charges expected to be realized on designated blocks of deferred annuity contracts.

The proceeds  from the  transfers  have been recorded as a liability and are being  amortized  over the remaining  surrender  charge period of the  designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

In connection with these  transactions,  ASI, through special purpose trusts,  issued  collateralized  notes in private  placements, which are secured by the rights to receive future fees and charges purchased from the Company.

Under the terms of the securitization  purchase  agreements,  the rights  transferred  provide for ASI to receive a percentage (60%,
80% or 100% depending on the underlying  commission  option) of future  mortality and expense charges and contingent  deferred sales charges,  after  reinsurance,  expected to be realized  over the  remaining  surrender  charge  period of the  designated  contracts
(generally  6 to 8 years).  The  liability  for future fees payable to ASI at the balance  sheet date is based on the  consideration received less principal  repayments  according to amortization  schedules that were developed at the inception of the  transactions.
If actual  mortality  and expense  charges and  contingent  deferred  sales  charges are less than those  projected  in the original amortization  schedules,  calculated on a transaction  by transaction  basis,  ASI has no recourse  against the Company.  As account values  associated  with the  designated  contracts  have  declined,  consistent  with the  overall  decline in the equity  markets, historical  mortality  and  expense  charges  have been lower than  expected  on certain  transactions  and it is likely that future mortality and expense  charges,  on those same  transactions,  will be lower than originally  projected.  As a result,  the ultimate cash flows  associated  with these  transactions  that will  transfer  to ASI may be lower than the current  carrying  amount of the liability.

The Company has determined,  using  assumptions for lapses,  mortality,  free  withdrawals and a long-term fund growth rate of 8% on the Company's assets under management, that the present value of future payments to ASI would be $429,773.

 Deferred Taxes

The Company  evaluates the necessity of recording a valuation  allowance against its deferred tax asset in accordance with Statement of Financial  Accounting  Standards No. 109,  Income Taxes ("SFAS 109"). In performing this  evaluation,  the Company  considers all available  evidence  in making  the  determination  as to  whether  it is more  likely  than not that  deferred  tax  assets are not realizable.  For the Company,  that evidence  includes:  cumulative  U.S. GAAP pre-tax  income in recent years past,  whether or not operating  losses have expired  unused in the past,  the length of  remaining  carryback or  carryforward  periods,  and net taxable income or loss  expectations  in early future years.  The net taxable  income or loss  projections  are based on profit  assumptions consistent with those used to amortize deferred acquisition costs (see above discussion on deferred acquisition costs).

As of December 31, 2002, the Company has  approximately  $361,000  gross  deferred tax assets  related  principally to net operating loss  carryforwards  that  expire  in 2016 and 2017 and  insurance  reserve  differences.  After  considering  the  impact  of gross reversing  temporary  liabilities of $323,000,  the Company  estimates that the Company will generate  sufficient  taxable income to fully utilize gross deferred tax assets within 2 years (prior to the expiration of the net operating losses).

 Liquidity and Capital Resources
 -------------------------------

The Company's liquidity requirements have generally been met by cash from insurance operations,  investment  activities,  borrowings from ASI, reinsurance, capital contributions and securitization transactions with ASI (see Note 8).

The  Company's  cash from  insurance  operations  is primarily  comprised of fees  generated  off of assets under  management,  less commission  expense on sales,  sales and marketing  expenses and other operating  expenses.  Fund  performance  driven by the equity markets  directly impact assets under management and therefore,  the fees the Company can generate off of those assets.  During 2002 and 2001, assets under management  declined  consistent with the equity market declines resulting in reductions in fee revenues.  In addition,  the  equity  markets  impact  sales  of  variable  annuities.  As sales  have  declined  in a  declining  equity  market, non-promotional  commission  expense  declined,  however,  in order to boost sales  levels,  the Company has offered  various  sales promotions increasing the use of cash for commission expense.

In order to fund the cash strain  generated from  acquisition  costs on current sales, the Company has relied on cash generated from its direct insurance  operations as well as reinsurance and securitization  transactions.  The Company has used modified coinsurance reinsurance  arrangements  whereby the  reinsurer  shares in the  experience  of a specified  book of  business.  These  reinsurance transactions  result in the Company  receiving  from the reinsurer an upfront  ceding  commission  on the book of business  ceded in exchange for the reinsurer  receiving , the future fees  generated from that book of business.  These  reinsurance  agreements  also mitigate the recoverability  risk associated with the payment of up-front  commissions and other acquisition costs.  Similarly,  the
Company has entered into securitization  transactions  whereby the Company issues to ASI, in exchange for cash, the right to receive future fees  generated  off of a specific  book of  business.  On April 12,  2002,  the Company  entered  into a new  securitization transaction  with ASI. This  transaction  covers  designated  blocks of business  issued from November 1, 2000 through  December 31,
2001.  The  estimated  present  value of the  transaction  at April 12,  2002,  using a discount  rate of 6.00%,  was  approximately
$101,713.

As of December 31, 2002, 2001 and 2000, the Company had short-term  borrowings of $10,000,  $10,000 and $10,000,  respectively,  and had  long-term  surplus notes  liabilities  of $110,000,  $144,000 and $159,000,  respectively.  During 2002,  the Company  borrowed
$263,091 and paid back $263,091  related to short-term  borrowing.  During 2002 and 2001, the Company  received  permission from the
State of Connecticut  Insurance Department to pay down surplus notes in the amount of $34,000 and $15,000,  respectively.  See Notes
14 and 15 of Notes  to  Consolidated  Financial  Statements  for  more  information  on  surplus  notes  and  short-term  borrowing, respectively.

As of December 31, 2002, 2001 and 2000,  shareholder's  equity totaled $683,061,  $577,668 and $496,911,  respectively.  The Company received capital  contributions  of $259,720 and $48,000 from ASI during 2002 and 2001,  respectively.  Of this,  $4,520 and $2,500, respectively,  was used to support its  investment in Skandia  Vida.  Net (loss)  income of  ($165,257)  and $33,099,  for the years ended December 31, 2002 and 2001, respectively, contributed to the respective changes in shareholder's equity in 2002 and 2001.

The National Association of Insurance  Commissioners  ("NAIC") requires insurance companies to report information  regarding minimum
Risk Based Capital ("RBC")  requirements.  These requirements are intended to allow insurance  regulators to identify companies that may need regulatory  attention.  The RBC model law requires that insurance  companies  apply various  factors to asset,  premium and reserve items,  all of which have inherent risks.  The formula  includes  components for asset risk,  insurance risk,  interest rate risk and business risk.  The Company has complied with the NAIC's RBC reporting  requirements  and has total  adjusted  capital well above required capital.

During 2002,  all of the major rating  agencies  reviewed the U.S. life  insurance  sector,  including  the Company.  Based on these reviews the rating  agencies  have  evolving  concerns  surrounding  the risk  profile of variable  annuity  companies  due to their significant  exposure  to equity  market  performance.  This  exposure  has  resulted,  and may  continue  to  result,  in  earnings volatility.  Based on the reviews made during 2002, the following ratings actions took place:

On May 8,  2002,  Fitch  Ratings  downgraded  the  Company's  "insurer  financial  strength"  rating to A+ from AA- with a  "stable"
outlook.

On September 19, 2002,  Fitch Ratings lowered the Company's  "insurer  financial  strength"  rating to A- from A+ with an "evolving"
outlook.

On September 27, 2002, A.M. Best Co. lowered the Company's "financial strength" rating to A- from A with negative implications.

On October 16, 2002,  Standard and Poor's lowered the Company's  "counter party credit" and "financial  strength" ratings to A- from
A+ with a negative outlook and removed the Company from Credit Watch.

Subsequent  to the  announcement  of the  Acquisition,  Standard  and  Poor's  placed  the  Company  on  CreditWatch  with  positive implications.

 Effects of Inflation
 --------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
-------

The Company believes that it is well positioned to retain and enhance its position as a leading  provider of financial  products for long-term  savings and retirement  purposes as well as to address the economic impact of premature death,  estate planning  concerns and supplemental  retirement  needs. The Company has renewed its focus on its core variable annuity  business,  offering  innovative long-term  savings and income products,  strengthening its wholesaling  efforts and providing  consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The  Gramm-Leach-Bliley  Act of 1999 (the Financial Services  Modernization Act) permits  affiliation among banks,  securities firms and insurance  companies.  This legislative change has created  opportunities for continued  consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various  other  legislative  initiatives  could impact the Company such as pension  reform and capital gains and estate tax changes.
These  include the  proposed  exclusion  from tax for  corporate  dividends,  potential  changes to the  deductibility  of dividends received from the Company's  separate accounts and newly proposed  tax-advantaged  savings programs.  Additional  pension reform may change current tax deferral rules and allow increased  contributions to retirement  plans,  which may lead to higher  investments in tax-deferred  products and create  growth  opportunities  for the Company.  A capital  gains tax  reduction  may cause  tax-deferred products to be less attractive to consumers, which could adversely impact the Company.

In addition,  NAIC  statutory  reserving  guidelines  and/or  interpretations  of those  guidelines  may change in the future.  Such changes may require the Company to modify, perhaps materially, its statutory-based reserves for variable annuity contracts.

 Forward Looking Information
 ---------------------------

The Private Securities  Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking  statements,  so long as those statements are identified as forward-looking,  and the statements are accompanied by meaningful  cautionary statements that identify  important  factors that could cause actual results to differ  materially  from those  discussed in the statement.  We want to take advantage of these safe harbor provisions.

Certain  information  contained in the  Management's  Discussion  and Analysis of Financial  Condition  and Results of Operations is
forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These  forward-looking  statements  rely on a number  of  assumptions  concerning  future  events,  and are  subject  to a number of significant  uncertainties  and results may differ  materially  from these  statements.  You should not put undue  reliance on these forward-looking  statements.  We disclaim any intention or obligation to update or revise forward-looking  statements,  whether as a result of new information, future events or otherwise.

 QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential  fluctuations in earnings and the fair value of certain of its assets and  liabilities,  as well as variations in expected cash flows due to changes in market  interest rates and equity prices.  The following  discussion  focuses on specific  exposures the Company has to interest rate and equity price risk and describes  strategies  used to manage these risks, and includes  "forward-looking  statements" that involve risk and uncertainties.  The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

 Interest Rate Risk
 ------------------

Fluctuations  in interest rates can  potentially  impact the Company's  profitability  and cash flows.  At December 31, 2002, 91% of assets held under  management  by the Company are in  non-guaranteed  Separate  Accounts for which the  Company's  interest rate and equity  market  exposure is not  significant,  as the contract  owner  assumes  substantially  all of the  investment  risk.  Of the remaining  9% of  assets,  the  interest  rate risk from  contracts  that  carry  interest  rate  exposure  is  managed  through  an asset/liability matching program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2002, the Company held fixed maturity  investments in its general  account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate  annuities,  fixed supplementary  contracts,  the fixed investment option offered in its variable life insurance  contracts,  and in support of the Company's target solvency  capital.  The
Company has a conservative  investment  philosophy with regard to these investments.  All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's  deferred  annuity  products  offer a fixed  investment  option which  subjects the Company to interest rate risk. The fixed option  guarantees a fixed rate of interest for a period of time  selected by the contract  owner.  Guarantee  period  options available range from one to ten years.  Withdrawal of funds,  or transfer of funds to variable  investment  options,  before the end of the guarantee  period subjects the contract owner to a market value  adjustment  ("MVA").  In the event of rising interest rates, which make the fixed  maturity  securities  underlying  the  guarantee  less  valuable,  the MVA could be negative.  In the event of declining  interest  rates,  which make the fixed maturity  securities  underlying  the guarantee  more  valuable,  the MVA could be positive.  The resulting  increase or decrease in the value of the fixed option,  from calculation of the MVA, should  substantially offset the increase or decrease in the market  value of the  securities  underlying  the  guarantee.  The Company  maintains  strict asset/liability  matching  to  enable  this  offset.  However,  the  Company  still  takes on the  default  risk for the  underlying securities,  the interest rate risk of  reinvestment  of interest  payments and the risk of failing to maintain the  asset/liability matching program with respect to duration and convexity.

Liabilities held in the Company's  guaranteed separate account as of December 31, 2002 totaled $1,828,048.  Assets,  primarily fixed income  investments,  supporting those liabilities had a fair value of $1,828,048.  The Company performed a sensitivity  analysis on these  interest-sensitive  liabilities and assets at December 31, 2002. The analysis showed that an immediate  decrease of 100 basis points in interest rates would result in a net increase in liabilities and the  corresponding  assets of  approximately  $69,150 and
$68,500,  respectively.  An analysis of a 100 basis point decline in interest  rates at December 31, 2001,  showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800 and $39,900, respectively.

 Equity Market Exposure
 ----------------------

The primary  equity market risk to the Company comes from the nature of the variable  annuity and variable life products sold by the
Company.  Various  fees and  charges  earned  are  substantially  derived  as a  percentage  of the  market  value of  assets  under management.  In a market decline,  this income will be reduced.  This could be further  compounded by customer  withdrawals,  net of applicable  surrender  charge  revenues,  partially  offset by transfers to the fixed option  discussed  above. A 10% decline in the market value of the assets under  management at December 31, 2002,  sustained  throughout  2003, would result in an approximate drop in related mortality and expense charges and annual fee income of $36,350.

Another  equity  market risk  exposure of the Company  relates to guaranteed  minimum  death  benefit  payments.  Declines in equity markets and,  correspondingly,  the  performance of the funds  underlying the Company's  products,  increase  exposure to guaranteed minimum death benefit  payments.  As discussed in Note 2D of the  consolidated  financial  statements,  the Company uses  derivative instruments to hedge against the risk of  significant  decreases in equity  markets.  Prior to the  implementation  of this program, the Company used reinsurance to mitigate this risk.

The Company has a portfolio of equity investments  consisting of mutual funds, which are held in support of a deferred  compensation program.  In the event of a decline in market values of underlying  securities,  the value of the portfolio  would decline;  however the accrued benefits payable under the related deferred compensation program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were  obtained  using  computer  models that take into  consideration  various assumptions  about the future.  Given the  uncertainty  of future  interest rate  movements,  volatility  in the equity  markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                                            AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                                                   Report of Independent Auditors

To the Board of Directors and Shareholder of
    American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated  statements of financial  condition of American  Skandia Life Assurance  Corporation (the "Company"
which is an indirect  wholly-owned  subsidiary of Skandia  Insurance Company Ltd.) as of December 31, 2002 and 2001, and the related consolidated  statements  of income,  shareholder's  equity and cash flows for each of the three years in the period ended  December
31, 2002. These  consolidated  financial  statements are the  responsibility of the Company's  management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing  standards  generally  accepted in the United States.  Those  standards  require that we plan and perform the audit to obtain  reasonable  assurance  about  whether the  financial  statements  are free of material misstatement.  An audit  includes  examining,  on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates made by management,  as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the consolidated  financial position of American  Skandia Life  Assurance  Corporation  at December  31, 2002 and 2001,  and the  consolidated  results of their operations  and their cash flows for each of the three years in the period ended  December 31, 2002, in conformity  with  accounting principles generally accepted in the United States.

As discussed in Note 2, in 2002 the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other
Intangible Assets.

As discussed in Note 2, effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133,
Accounting for Derivative Instruments and Hedging Activities.

/s/ Ernst & Young LLP

Hartford, Connecticut
February 3, 2003

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Financial Condition
                                                 (in thousands, except share data)

                                                                           As of December 31,
                                                                          2002            2001
                                                                          ----            ----
ASSETS
------
Investments:
   Fixed maturities - at fair value (amortized cost of $379,422
     and $356,882, respectively)                                     $       398,601 $       362,831
   Equity securities - at fair value (amortized cost of $52,017
     and $49,886, respectively)                                               51,769          45,083
   Derivative instruments - at fair value                                     10,370           5,525
   Policy loans                                                                7,559           6,559
                                                                     --------------- ---------------

     Total investments                                                       468,299         419,998

Cash and cash equivalents                                                     51,339               -
Accrued investment income                                                      4,196           4,737
Deferred acquisition costs                                                 1,117,544       1,383,281
Reinsurance receivable                                                         5,447           7,733
Receivable from affiliates                                                     3,961           3,283
Income tax receivable                                                              -          30,537
Deferred income taxes                                                         38,206               -
Fixed assets, at depreciated cost (accumulated depreciation of
$7,555 and $4,266, respectively)                                              12,132          17,752
Other assets                                                                 101,848         103,912
Separate account assets                                                   21,905,613      26,038,549
                                                                     --------------- ---------------

     Total assets                                                    $    23,708,585 $    28,009,782
                                                                     =============== ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
Liabilities:
Reserves for future policy and contract benefits                     $       149,349 $        91,126
Accounts payable and accrued expenses                                        133,543         192,952
Income tax payable                                                             6,547               -
Deferred income taxes                                                              -          54,980
Payable to affiliates                                                          2,223         101,035
Future fees payable to American Skandia, Inc. ("ASI")                        708,249         799,472
Short-term borrowing                                                          10,000          10,000
Surplus notes                                                                110,000         144,000
Separate account liabilities                                              21,905,613      26,038,549
                                                                     --------------- ---------------

     Total liabilities                                                    23,025,524      27,432,114
                                                                     --------------- ---------------

Commitments and contingent liabilities (Note 18)

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                      2,500           2,500
Additional paid-in capital                                                   595,049         335,329
Retained earnings                                                             73,821         239,078
Accumulated other comprehensive income                                        11,691             761
                                                                     --------------- ---------------

     Total shareholder's equity                                              683,061         577,668
                                                                     --------------- ---------------

     Total liabilities and shareholder's equity                      $    23,708,585 $    28,009,782
                                                                     =============== ===============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                                 Consolidated Statements of Income
                                                           (in thousands)

                                                                       For the Years Ended December 31,
                                                                      2002          2001           2000
                                                                      ----          ----           ----

REVENUES
--------

Annuity and life insurance charges and fees                       $    370,004  $    388,696  $    424,578
Fee income                                                              97,650       111,196       130,610
Net investment income                                                   19,632        20,126        18,595
Net realized capital (losses) gains                                     (9,614)          928          (688)
Other                                                                    2,176         1,770         4,883
                                                                  ------------  ------------  ------------

   Total revenues                                                      479,848       522,716       577,978
                                                                  ------------  ------------  ------------

EXPENSES
--------

Benefits:
   Annuity and life insurance benefits                                   3,391         1,955           751
   Change in annuity and life insurance policy reserves                  2,741       (39,898)       49,339
   Guaranteed minimum death benefit claims, net of hedge                23,256        20,370         2,618
   Return credited to contract owners                                    5,196         5,796         8,463
                                                                  ------------  ------------  ------------

     Total benefits                                                     34,584       (11,777)       61,171

Other:
   Underwriting, acquisition and other insurance
     expenses                                                          188,728       196,755       150,597
   Amortization of deferred acquisition costs                          510,059       224,047       184,616
   Interest expense                                                     14,544        73,424        85,998
                                                                  ------------  ------------  ------------

                                                                       713,331       494,226       421,211
                                                                  ------------  ------------  ------------

   Total benefits and expenses                                         747,915       482,449       482,382
                                                                  ------------  ------------  ------------

     (Loss) income from operations before income tax
(benefit) expense                                                     (268,067)       40,267        95,596

       Income tax (benefit) expense                                   (102,810)        7,168        30,779
                                                                  ------------  ------------  ------------

         Net (loss) income                                        $   (165,257) $     33,099  $     64,817
                                                                  ============  ============  ============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                          Consolidated Statements of Shareholder's Equity
                                                           (in thousands)

                                                                                    Accumulated Other
                                                                                  Comprehensive Income
                                                                               ----------------------------
                                                                               -------------- -------------
                                                      Additional                  Foreign      Unrealized
                                          Common        Paid in    Retained      Currency        Gains
                                            Stock       Capital     Earnings    Translation     (Losses)       Total
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
 As of December 31, 1999                      $2,500     $215,879    $141,162        $148          ($255)      $359,434
Net income                                                             64,817                                    64,817
Other comprehensive income:
   Unrealized capital gains                                                                          843            843
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                                      433            433
   Foreign currency translation                                                       (66)                          (66)
                                                                                                            ------------
                                                                                                            ------------
Other comprehensive income                                                                                        1,210
                                                                                                            ------------
                                                                                                            ------------
Comprehensive income                                                                                             66,027
Capital contributions                                      71,450                                                71,450
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
As of December 31, 2000                        2,500      287,329     205,979          82          1,021        496,911
Net income                                                             33,099                                    33,099
Other comprehensive loss:
   Unrealized capital losses                                                                        (261)          (261)
   Reclassification adjustment for
realized gains included in net
realized capital (losses) gains                                                                      (14)           (14)
   Foreign currency translation                                                       (67)                          (67)
                                                                                                            ------------
                                                                                                            ------------
Other comprehensive loss                                                                                           (342)
                                                                                                            ------------
                                                                                                            ------------
Comprehensive income                                                                                             32,757
Capital contributions                                      48,000                                                48,000
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
As of December 31, 2001                        2,500      335,329     239,078          15            746        577,668
Net loss                                                             (165,257)                                 (165,257)
Other comprehensive income:
   Unrealized capital gains                                                                       10,434         10,434
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                                    1,126          1,126
   Foreign currency translation                                                      (630)                         (630)
                                                                                                            ------------
                                                                                                            ------------
Other comprehensive income                                                                                       10,930
                                                                                                            ------------
                                                                                                            ------------
Comprehensive loss                                                                                             (154,327)
Capital contributions                                     259,720                                               259,720
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
As of December 31, 2002                       $2,500     $595,049     $73,821       $(615)       $12,306       $683,061

Unrealized  capital  gains  (losses)  is shown net of tax  expense  (benefit)  of $5,618,  ($140) and $454 for 2002,  2001 and 2000,
respectively.  Reclassification  adjustment for realized  losses (gains)  included in net realized  capital  (losses) gains is shown net of tax expense  (benefit) of $606, ($8) and $233 for 2002, 2001 and 2000,  respectively.  Foreign currency  translation is shown net of tax benefit of $339, $36 and $36 for 2002, 2001 and 2000, respectively.

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                               Consolidated Statements of Cash Flows
                                                           (in thousands)

                                                                         For the Years Ended December 31,
                                                                           2002        2001        2000
                                                                           ----        ----        ----
Cash flow from operating activities:
   Net (loss) income                                                    $ (165,257) $   33,099  $   64,817
   Adjustments to reconcile net (loss) income to net
     cash (used in) provided by operating activities:
     Amortization and depreciation                                          21,649      13,374       5,758
     Deferral of acquisition costs                                        (244,322)   (209,136)   (495,103)
     Amortization of deferred acquisition costs                            510,059     224,047     184,616
     Deferred tax (benefit) expense                                        (99,071)     46,215      60,023
     Change in unrealized (gains) losses on derivatives                     (5,149)      2,902      (2,936)
     Increase (decrease) in policy reserves                                  3,293     (38,742)     50,892
     (Decrease) increase in net receivable/payable to affiliates           (99,490)    103,496     (72,063)
     Change in net income tax receivable/payable                            37,084       4,083     (58,888)
     Increase in other assets                                               (9,546)    (12,105)    (65,119)
     Decrease (increase) in accrued investment income                          541         472      (1,155)
     Decrease (increase) in reinsurance receivable                           2,286      (1,849)        420
     (Decrease) increase in accounts payable and accrued
expenses                                                                   (59,409)     55,912     (21,550)
     Net realized capital (gains) losses on derivatives                    (26,654)    (14,929)      5,554
     Net realized capital losses (gains) on investments                      9,616        (928)        688
                                                                        ----------  ----------  ----------
       Net cash (used in) provided by operating activities                (124,370)    205,911    (344,046)
                                                                        ----------  ----------  ----------

Cash flow from investing activities:
     Purchase of fixed maturity investments                               (388,053)   (462,820)   (380,737)
     Proceeds from sale and maturity of fixed
       maturity investments                                                367,263     390,816     303,736
     Purchase of derivatives                                               (61,998)   (103,533)    (14,781)
     Proceeds from exercise or sale of derivative instruments               88,956     113,051       5,936
     Purchase of shares in equity securities and dividend
reinvestments                                                              (49,713)    (55,430)    (18,136)
     Proceeds from sale of shares in equity securities                      34,220      25,228       8,345
     Purchase of fixed assets                                               (2,423)    (10,773)     (7,348)
     Increase in policy loans                                               (1,000)     (2,813)     (2,476)
                                                                        ----------  ----------  ----------
       Net cash used in investing activities                               (12,748)   (106,274)   (105,461)
                                                                        ----------  ----------  ----------

Cash flow from financing activities:
     Capital contribution                                                  259,720      48,000      71,450
     Pay down of surplus notes                                             (34,000)    (15,000)    (20,000)
     (Decrease) increase in future fees payable to ASI, net                (91,223)   (137,355)    358,376
     Deposits to contract owner accounts                                   808,209      59,681     172,441
     Withdrawals from contract owner accounts                             (164,964)   (130,476)   (102,603)
     Change in contract owner accounts, net of investment earnings        (588,315)     62,875     (55,468)
                                                                        ----------  ----------  ----------
       Net cash provided by (used in) financing activities                 189,427    (112,275)    424,196
                                                                        ----------  ----------  ----------

       Net increase (decrease) in cash and cash equivalents                 52,309     (12,638)    (25,311)
       Change in foreign currency translation                                 (970)       (103)       (101)
       Cash and cash equivalents at beginning of period                          -      12,741      38,153
       Cash and cash equivalents at end of period                       $   51,339  $        -  $   12,741
                                                                        ==========  ==========  ==========
     Income taxes (received) paid                                       $  (40,823) $  (43,130) $   29,644
                                                                        ==========  ==========  ==========
     Interest paid                                                      $   23,967  $   56,831  $  114,394
                                                                        ==========  ==========   =========
                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                             Notes to Consolidated Financial Statements
                                                         December 31, 2002
                                                       (dollars in thousands)

1.       ORGANIZATION AND OPERATION

         American  Skandia  Life  Assurance  Corporation  ("ASLAC"  or the  "Company"),  with  its  principal  offices  in  Shelton,
         Connecticut,  is a wholly-owned  subsidiary of American  Skandia,  Inc.  ("ASI").  On December 19, 2002,  Skandia Insurance
         Company Ltd. (publ)  ("SICL"),  an insurance  company  organized under the laws of the Kingdom of Sweden,  and the ultimate parent company of the Company,  entered into a definitive purchase agreement with Prudential Financial,  Inc., a New Jersey corporation ("Prudential  Financial"),  whereby Prudential Financial will acquire the Company and certain of its affiliates
         (the  "Acquisition").  Consummation  of the  transaction is subject to various  closing  conditions,  including  regulatory approvals  and  approval of certain  matters by the board of directors  and  shareholders  of the mutual  funds  advised by
         American Skandia  Investment  Services,  Inc.  ("ASISI"),  a subsidiary of ASI. The transaction is expected to close during the second quarter of 2003.

         The  Company  develops  long-term  savings  and  retirement   products,   which  are  distributed  through  its  affiliated
         broker/dealer  company,  American Skandia Marketing,  Incorporated  ("ASM"). The Company currently issues term and variable universal life insurance and variable  deferred and immediate  annuities for individuals and groups in the United States of
         America and its territories.

         The Company has 99.9%  ownership  in Skandia  Vida,  S.A.  de C.V.  ("Skandia  Vida"),  which is a life  insurance  company domiciled in Mexico.  Skandia Vida had total  shareholder's  equity of $5,023 and $4,179 as of December 31, 2002, and 2001,
         respectively.  Skandia Vida has generated  net losses of $2,706,  $2,619 and $2,540 in 2002,  2001 and 2000,  respectively.
         As part of the  Acquisition,  it is expected  that the Company  will sell its  ownership  interest in Skandia Vida to SICL.
         The Company has filed for required  regulatory  approvals from the State of  Connecticut  and Mexico related to the sale of
         Skandia Vida.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Basis of Reporting
                  ------------------

                  The accompanying  consolidated  financial  statements have been prepared in conformity with accounting  principles generally  accepted in the United States ("U.S.  GAAP").  Skandia Vida has been  consolidated  in these  financial statements.  Intercompany  transactions  and balances between the Company and Skandia Vida have been eliminated in consolidation.

                  Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

         B.       New Accounting Standard
                  -----------------------

                  Effective January 1, 2001, the Company adopted Statement of Financial  Accounting  Standards No. 133,  "Accounting
                  for  Derivative  Instruments  and Hedging  Activities,"  as amended by SFAS 137 and SFAS 138  (collectively  "SFAS
                  133").  Derivative instruments held by the Company consist of equity put option contracts utilized to

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  manage  the  economic  risks  associated  with  guaranteed  minimum  death  benefits  ("GMDB").  These  derivative instruments are carried at fair value.  Realized and unrealized  gains and losses are reported in the Consolidated
                  Statements  of Income,  together  with GMDB claims  expense,  as a component of  Guaranteed  Minimum Death Benefit
                  Claims,  Net of Hedge.  The  adoption of SFAS No. 133 did not have a material  effect on the  Company's  financial statements.

                  Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20,  "Recognition of
                  Interest Income and Impairment on Purchased and Retained  Beneficial  Interests in Securitized  Financial Assets."
                  Under the  consensus,  investors  in certain  asset-backed  securities  are  required  to record  changes in their estimated  yield on a prospective  basis and to evaluate these  securities for an other than temporary  decline in value.  If the fair value of the  asset-backed  security has declined below its carrying amount and the decline is determined  to be other than  temporary,  the security is written  down to fair value.  The adoption of EITF Issue
                  99-20 did not have a significant effect on the Company's financial statements.

                  In July 2001,  the  Financial  Accounting  Standards  Board  ("FASB")  issued  Statement of  Financial  Accounting
                  Standards.  No. 142  "Accounting  for  Goodwill and  Intangible  Assets"  ("SFAS  142").  Under the new  standard, goodwill and intangible  assets deemed to have indefinite lives will no longer be amortized but will be subject to annual  impairment  tests in  accordance  with the new  standard.  Other  intangible  assets  will  continue to be amortized over their useful lives.

                  The Company applied the new rules on the accounting for goodwill and other intangible  assets in the first quarter of 2002.  The adoption of SFAS 142 did not have a significant impact on the Company's financial statements.

C.       Investments
         -----------

                  The Company has classified its fixed maturity investments as available-for-sale  and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

                  The Company has classified its equity securities held in support of a deferred  compensation plan (see Note 12) as available-for-sale.  Such  investments  are  carried  at fair value with  changes in  unrealized  gains and losses reported as a component of other comprehensive income.

                  Policy loans are carried at their unpaid principal balances.

                  Realized capital gains and losses on disposal of investments are determined by the specific identification method.

                  Other than temporary  impairment  charges are  determined  based on an analysis that is performed on a security by security basis and includes quantitative and qualitative factors.
                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

D.       Derivative Instruments
         ----------------------

                  The Company  uses  derivative  instruments,  which  consist of equity put option  contracts,  for risk  management purposes,  and not for trading or  speculation.  The Company  hedges the economic  GMDB exposure  associated  with equity  market  fluctuations.  As the equity  markets  decline,  the  Company's  exposure  to future  GMDB  claims increases.  Conversely,  as the equity markets  increase the Company's  exposure to future GMDB claims  decreases.
                  The claims exposure is reduced by the market value effect of the option contracts purchased.

                  Based on criteria  described in SFAS 133, the  Company's  fair value hedges do not qualify as  "effective"  hedges and, therefore, hedge accounting may not be applied.  Accordingly,  the derivative investments are carried at fair value with changes in unrealized  gains and losses being recorded in income as those changes occur.  As such, both realized and  unrealized  gains and losses are reported in the  Consolidated  Statements of Income,  together with
                  GMDB claims expense, as a component of Guaranteed Minimum Death Benefit Claims, Net of Hedge.

                  As of December 31, 2002 and 2001,  the  accumulated  difference  between  cost and market  value on the  Company's derivatives  was an  unrealized  gain of $1,434  and an  unrealized  loss of $3,715,  respectively.  The amount of realized and unrealized gains (losses) on the Company's  derivatives  recorded during the years ended December 31,
                  2002, 2001 and 2000 was $31,803, $12,027 and ($2,619), respectively.

E.       Cash Equivalents
         ----------------

                  The Company  considers all highly liquid time deposits,  commercial  paper and money market mutual funds purchased with a maturity date, at acquisition, of three months or less to be cash equivalents.

                  As of December 31, 2002, $50 of cash reflected on the Company's financial  statements was restricted in compliance with regulatory requirements.

         F.       State Insurance Licenses
                  ------------------------

                  Licenses to do business in all states have been  capitalized  and  reflected at the purchase  price of $6,000 less accumulated  amortization  of $2,038 at  December  31,  2002.  Due to the  adoption  of SFAS 142,  the cost of the licenses is no longer being  amortized  but is subjected to an annual  impairment  test.  As of December 31, 2002, the  Company  estimated  the fair  value of the  state  insurance  licenses  to be in excess  of book  value  and, therefore, no impairment charge was required.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         G.       Income Taxes
                  ------------

                  The Company is included in the  consolidated  federal  income tax return filed by Skandia  U.S.  Inc. and its U.S.
                  subsidiaries.  In accordance  with the tax sharing  agreement,  the federal  income tax provision is computed on a separate return basis as adjusted for  consolidated  items.  Pursuant to the terms of this agreement,  the Company has the right to recover the value of losses utilized by the  consolidated  group in the year of  utilization.  To the extent the Company  generates  income in future years,  the Company is entitled to offset future taxes on that income through the application of its loss carry forward generated in the current year.

                  Deferred income taxes reflect the net tax effects of temporary  differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

         H.       Recognition of Revenue and Contract Benefits
                  --------------------------------------------

                  Revenues for variable  deferred  annuity  contracts  consist of charges  against  contract owner account values or separate  accounts  for  mortality  and  expense  risks,  administration  fees,  surrender  charges  and an annual maintenance  fee per  contract.  Revenues  for  mortality  and expense risk  charges and  administration  fees are recognized as assessed  against the contract  holder.  Surrender  charge revenue is recognized  when the surrender charge is assessed  against the  contract  holder at the time of  surrender.  Annual  maintenance  fees are earned ratably throughout the year.

                  Benefit  reserves for the variable  investment  options on annuity  contracts  represent  the account value of the contracts and are included in the separate account liabilities.

                  Fee income from mutual fund organizations is recognized when assessed against assets under management.

                  Revenues for variable  immediate annuity and supplementary  contracts with life  contingencies  consist of certain charges  against  contract owner account values  including  mortality and expense risks and  administration  fees.
                  These charges and fees are recognized as revenue as assessed  against the contract  holder.  Benefit  reserves for variable  immediate  annuity  contracts  represent  the account  value of the  contracts  and are  included in the separate account liabilities.

                  Revenues for the market value adjusted fixed investment  option on annuity  contracts  consist of separate account investment  income reduced by amounts  credited to the contract  holder for interest.  This net spread is included in return  credited to contract  owners on the  consolidated  statements  of income.  Benefit  reserves  for these contracts represent the account value of the contracts plus a

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  market value  adjustment,  and are included in the general account reserve for future policy and contract benefits to the  extent in excess of the  separate  account  assets,  typically  for the  market  value  adjustment  at the reporting date.

                  Revenues for fixed immediate annuity and fixed supplementary  contracts without life contingencies  consist of net investment  income,  reported as a component of return credited to contract  owners.  Revenues for fixed immediate annuity contracts with life contingencies consist of single premium payments recognized as annuity  considerations when  received.  Benefit  reserves for these  contracts are based on applicable  actuarial  standards with assumed interest  rates that vary by issue year and are  included in the  general  account  reserve for future  policy and contract benefits.  Assumed interest rates ranged from 6.25% to 8.25% at December 31, 2002 and 2001.

                  Revenues for variable life  insurance  contracts  consist of charges  against  contract  owner  account  values or separate  accounts for mortality and expense risk fees,  administration  fees, cost of insurance  fees,  taxes and surrender  charges.  Certain  contracts also include charges  against  premium to pay state premium taxes.  All of these charges are recognized as revenue when assessed against the contract  holder.  Benefit reserves for variable life  insurance  contracts  represent the account value of the contracts and are included in the separate  account liabilities.

         I.       Deferred Acquisition Costs
                  --------------------------

                  The costs of acquiring new  business,  which vary with and are primarily  related to new business  generated,  are being  deferred,  net of  reinsurance.  These  costs  include  commissions,  purchase  credits,  costs of contract issuance, and certain selling expenses that vary with production.

                  The Company uses the retrospective  deposit method for amortizing deferred  acquisition costs. This method results in deferred acquisition costs being amortized in proportion to expected gross profits,  from surrender charges and policy and asset based fees,  net of operating and claim costs.  The deferred  acquisition  cost asset is adjusted retrospectively  and prospectively  when estimates of current and future gross profits to be realized from a group of products  are  revised.  Critical  assumptions  in  estimating  gross  profits  include  those for  surrenders, long-term  fund  growth  rate,  expenses  and death  benefits.  The  long-term  fund growth  rate,  in large part, determines  the  estimated  future asset levels on which the most  significant  revenues are based.  The Company's long-term  fund growth rate  assumption is 8% (net of charges  assessed  against the  underlying  mutual fund, but before charges assessed at the separate  account and contract  level).  When current period actual asset growth is greater or less than the Company's long-term expectation,  the Company adjusts the short-term asset growth rate to a level that will allow the Company,  in the short-term,  to resume the long-term  asset growth rate  expectation.
                  The short-term asset growth rate is subject to constraints surrounding actual market conditions.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Details of deferred acquisition costs and related amortization for the years ended December 31, are as follows:

                                                                 2002            2001            2000
                                                                 ----            ----            ----
                  Balance at beginning of year              $   1,383,281   $   1,398,192   $   1,087,705
                  Acquisition costs deferred during the
                       year                                       244,322         209,136         495,103
                  Acquisition costs amortized during the
                       year                                      (510,059)       (224,047)       (184,616)
                                                            -------------   -------------   -------------
                  Balance at end of year                    $   1,117,544   $   1,383,281   $   1,398,192
                                                            =============   =============   =============

                  As asset  growth  rates,  during  2002 and  2001,  have been far below the  Company's  long-term  assumption,  the adjustment to the short-term  asset growth rate had risen to a level,  before being capped,  that in  management's opinion was excessive in the current  market  environment.  Based on an analysis of those  short-term  rates,  the related estimates of future gross profits and an impairment study,  management of the Company  determined that the short-term  asset  growth  rate  should be reset to the  level of the  long-term  growth  rate  expectation  as of
                  September 30, 2002.  This resulted in an acceleration of amortization of approximately $206,000.

                  Throughout  the year,  the Company  also  updated  its future  estimated  gross  profits  with  respect to certain mortality  assumptions  reflecting actual experience and the decline in the equity markets resulting in additional increased amortization of approximately $72,000.

         J.       Reinsurance
                  -----------

                  The Company cedes reinsurance under modified  co-insurance  arrangements.  These reinsurance  arrangements provide additional  capacity  for growth in  supporting  the cash flow  strain  from the  Company's  variable  annuity and variable life insurance business.  The reinsurance is effected under quota share contracts.

                  At December 31, 2002 and 2001,  in accordance  with the  provisions of the modified  coinsurance  agreements,  the
                  Company accrued approximately $5,447 and $7,733,  respectively,  for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

         K.       Translation of Foreign Currency
                  -------------------------------

                  The  financial  position  and results of  operations  of Skandia  Vida are  measured  using local  currency as the functional  currency.  Assets and  liabilities  are  translated at the exchange  rate in effect at each  year-end.
                  Statements of income and changes in  shareholder's  equity  accounts are translated at the average rate prevailing during the year.  Translation  adjustments  arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         L.       Separate Accounts
                  -----------------

                  Assets and liabilities in separate  accounts are included as separate  captions in the consolidated  statements of financial  condition.  Separate  account  assets  consist  principally  of long term bonds,  investments in mutual funds,  short-term  securities  and  cash and cash  equivalents,  all of which  are  carried  at fair  value.  The investments  are managed  predominately  through  ASISI,  utilizing  various fund  managers as  sub-advisors.  The remaining  investments  are  managed  by  independent  investment  firms.  The  contract  holder has the option of directing  funds to a wide variety of investment  options,  most of which invest in mutual funds.  The  investment risk on the  variable  portion  of a  contract  is  borne by the  contract  holder.  Fixed  options  with  minimum guaranteed  interest rates are also  available.  The Company bears the credit risk associated with the investments that support these fixed options.

                  Included in Separate Account  liabilities are reserves of $1,828,048 and $1,092,944 at December 31, 2002 and 2001,
                  respectively,  relating to deferred annuity investment options for which the contract holder is guaranteed a fixed rate of  return.  These  reserves  are  calculated  using the  Commissioners  Annuity  Reserve  Valuation  Method.
                  Separate  Account assets of $1,828,048 and $1,092,944 at December 31, 2002 and 2001,  respectively,  consisting of fixed maturities, equity securities,  short-term securities, cash and cash equivalents, accrued investment income, accrued liabilities and amounts due to/from the General Account are held in support of these annuity  obligations, pursuant to state regulation.

                  Included in the general  account,  within  Reserves for Future Policy and Contract  Benefits,  is the market value adjustment associated with the guaranteed,  fixed rate investment options, assuming the market value adjustment at the reporting date.

                  Net investment  income (including net realized capital gains and losses) and interest credited to contract holders on separate account assets are not separately reflected in the Consolidated Statements of Income.

M.       Unearned Performance Credits
         ----------------------------

                  The Company  defers  certain  bonus  credits  applied to  contract  holder  deposits.  The credit is reported as a contract holder liability within separate account  liabilities and the deferred expense is reported as a component of other  assets.  As the contract  holder must keep the contract  in-force for 10 years to earn the bonus credit, the Company  amortizes  the  deferred  expense on a  straight-line  basis over 10 years.  If the  contract  holder surrenders the contract or the contract holder dies prior to the end of 10 years,  the bonus credit is returned to the  Company.  This  component  of the bonus  credit  is  amortized  in  proportion  to  expected  surrenders  and mortality.  As of December  31, 2002 and 2001,  the  unearned  performance  credit  asset was $83,288 and $89,234, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         N.       Estimates
                  ---------

                  The  preparation of financial  statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses during the reporting  period.  The more  significant  estimates and assumptions are related to deferred  acquisition costs and involve  estimates of future policy lapses,  investment returns and maintenance expenses.  Actual results could differ from those estimates.

3.       INVESTMENTS

         The  amortized  cost,  gross  unrealized  gains and losses and fair value of fixed  maturities  and  investments  in equity securities  as of December  31,  2002 and 2001 are shown  below.  All  securities  held at December  31, 2002 and 2001 were publicly traded.

         Investments in fixed maturities as of December 31, 2002 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized
                                                      Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations              $    270,969   $    15,658       $    (78)   $    286,549
         Obligations of state and political
           subdivisions                                    253             9             (1)            261
         Corporate securities                          108,200         3,631            (40)        111,791
                                                  ------------   -----------       --------    ------------
              Totals                              $    379,422   $    19,298       $   (119)   $    398,601
                                                  ============   ===========       ========    ============

         The amortized  cost and fair value of fixed  maturities,  by  contractual  maturity,  at December 31, 2002 are shown below.
         Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                                       Amortized
                                                          Cost      Fair Value
                                                          ----      ----------
         Due in one year or less                      $    12,793   $    12,884
         Due after one through five years                 165,574       171,830
         Due after five through ten years                 186,609       198,913
         Due after ten years                               14,446        14,974
                                                      -----------   -----------
           Total                                      $   379,422   $   398,601
                                                      ===========   ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

3.       INVESTMENTS (continued)

         Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized
                                                      Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations                 $198,136         $2,869          $(413)      $200,592
         Obligations of state and political
           subdivisions                                   252              8              -            260
         Corporate securities                         158,494          4,051           (566)       161,979
                                                   ----------        -------         ------     ----------
              Totals                                 $356,882         $6,928          $(979)      $362,831
                                                     ========         ======          =====       ========

         Proceeds from sales of fixed  maturities  during 2002,  2001 and 2000 were $367,213,  $386,816 and $302,632,  respectively.
         Proceeds from maturities during 2002, 2001 and 2000 were $50, $4,000 and $1,104, respectively.

         The cost, gross unrealized gains/losses and fair value of investments in equity securities at December 31 are shown below:

                                                           Gross          Gross
                                                        Unrealized     Unrealized        Fair
                                            Cost           Gains         Losses          Value
                                            ----           -----         ------          -----
         2002                             $ 52,017         $ 136        $    (384)     $ 51,769
         2001                             $  49,886        $ 122        $ (4,925)      $ 45,083

         Net realized  investment  gains  (losses),  determined on a specific  identification  basis,  were as follows for the years ended December 31:

                                                          2002          2001           2000
                                                          ----          ----           ----
         Fixed maturities:
           Gross gains                                $    8,213      $  8,849       $  1,002
           Gross losses                                   (4,468)       (4,387)        (3,450)

         Investment in equity securities:
           Gross gains                                        90           658          1,913
           Gross losses                                  (13,451)       (4,192)          (153)
                                                      ----------      --------       --------

              Totals                                  $   (9,616)     $    928       $   (688)
                                                      ==========      ========       ========

         During  2002,  the  Company  determined  that  certain  amounts  of its  investment  in equity  securities  were other than temporarily impaired and, accordingly, recorded a loss of $3,769.

         As of December  31, 2002,  the Company did not own any  investments  in fixed  maturity  securities  whose  carrying  value exceeded 10% of the Company's equity.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

3.       INVESTMENTS (continued)

         As of December 31, 2002, the following fixed maturities were restricted in compliance with regulatory requirements:

         Security                                                      Fair Value
         --------                                                      ----------
         U.S. Treasury Note, 6.25%, February 2003                           $4,345
         U.S. Treasury Note, 3.00%, November 2003                              183
         Puerto Rico Commonwealth, 4.60%, July 2004                            210
         Puerto Rico Commonwealth, 4.875%, July 2023                            52

4.       FAIR VALUES OF FINANCIAL INSTRUMENTS

         The methods and assumptions used to determine the fair value of financial instruments are as follows:

         Fair values of fixed  maturities with active markets are based on quoted market prices.  For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

         Fair values of equity securities are based on quoted market prices.

         The fair value of derivative instruments is determined based on the current value of the underlying index.

         The carrying  value of cash and cash  equivalents  (cost)  approximates  fair value due to the  short-term  nature of these investments.

         The carrying value of policy loans approximates fair value.

         Fair value of future fees payable to ASI are determined on a discounted  cash flow basis,  using best estimate  assumptions of lapses, mortality, free withdrawals and a long-term fund growth rate of 8% on the Company's assets under management.

         The  carrying  value of  short-term  borrowings  (cost)  approximates  fair  value  due to the  short-term  nature of these liabilities.

         Fair value of surplus notes are determined based on a discounted cash flow basis with a projected  payment of principal and all accrued interest at the maturity date (see Note 14 for payment restrictions).

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

4.       FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

         The fair values and carrying values of financial instruments at December 31, 2002 and 2001 are as follows:

                                                   December 31, 2002                December 31, 2001
                                                   -----------------                -----------------
                                             Fair Value     Carrying Value    Fair Value     Carrying Value
                                           -------------- ------------------ ------------- ------------------
                                           -------------- ------------------ ------------- ------------------
        Assets
        ------
        Fixed Maturities                         $398,601           $398,601      $362,831           $362,831
        Equity Securities                          51,769             51,769        45,083             45,083
        Derivative Instruments                     10,370             10,370         5,525              5,525
        Policy Loans                                7,559              7,559         6,559              6,559

        Liabilities
        -----------
        Future Fees Payable to ASI                429,773            708,249       546,357            799,472
        Short-term Borrowing                       10,000             10,000        10,000             10,000
        Surplus Notes and accrued
           interest of $29,230 and
           $25,829 in 2002 and 2001,
           respectively                           140,777            139,230       174,454            169,829

5.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31 were as follows:

                                                          2002          2001           2000
                                                          ----          ----           ----
         Fixed maturities                              $  18,015     $  18,788      $  13,502
         Cash and cash equivalents                         1,116           909          5,209
         Equity securities                                   809           622             99
         Policy loans                                        403           244             97
                                                      ----------    ----------     ----------
         Total investment income                          20,343        20,563         18,907
         Investment expenses                                (711)         (437)          (312)
                                                      ----------    ----------     ----------
         Net investment income                         $19,632       $  20,126      $  18,595
                                                       ========      ========= ==   =========

6.       INCOME TAXES

         The significant components of income tax expense for the years ended December 31 were as follows:

                                                            2002          2001         2000
                                                            ----          ----         ----
         Current tax benefit                            $    (3,739)   $  (39,047)  $   (29,244)
         Deferred tax expense, excluding operating
           loss carryforwards                                35,915        60,587        60,023
         Deferred tax benefit for operating and
           capital loss carryforwards                      (134,986)      (14,372)            -
                                                        -----------    ----------   -----------
              Total income tax (benefit) expense        $  (102,810)   $    7,168   $    30,779
                                                        ===========    ==========   ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES (continued)

         Deferred tax assets (liabilities) include the following at December 31:

                                                           2002          2001
                                                           ----          ----
         Deferred tax assets:
           GAAP to tax reserve differences             $   165,348   $   241,503
           Future fees payable to ASI                       21,475        63,240
           Deferred compensation                            20,603        20,520
           Net operating loss carry forward                147,360        14,372
           Other                                             6,530        17,276
                                                       -----------   -----------
              Total deferred tax assets                    361,316       356,911
                                                       -----------   -----------

         Deferred tax liabilities:
           Deferred acquisition costs, net                (312,933)     (404,758)
           Net unrealized gains on fixed
              maturity securities                           (6,713)       (2,082)
           Other                                            (3,464)       (5,051)
                                                       -----------   -----------
              Total deferred tax liabilities              (323,110)     (411,891)
                                                       -----------   -----------
                Net deferred tax asset (liability)     $    38,206   $   (54,980)
                                                       ===========   ===========

         In  accordance  with SFAS 109, the Company has  performed an analysis of its deferred tax assets to assess  recoverability.
         Looking at a variety of items,  most  notably,  the timing of the reversal of  temporary  items and future  taxable  income projections, the Company determined that no valuation allowance is needed.

         The income tax (benefit)  expense was different from the amount computed by applying the federal  statutory tax rate of 35%
         to pre-tax income from continuing operations as follows:

                                                                   2002            2001           2000
                                                                   ----            ----           ----
         (Loss) income before taxes
           Domestic                                           $   (265,361)   $   42,886      $   98,136
           Foreign                                                  (2,706)       (2,619)         (2,540)
                                                              ------------    ----------      ----------
           Total                                                  (268,067)       40,267          95,596
           Income tax rate                                              35%           35%             35%
                                                              -------------   -----------     -----------
         Tax (benefit) expense at federal statutory income
           tax rate                                                (93,823)       14,093          33,459

         Tax effect of:
           Dividend received deduction                             (12,250)       (8,400)         (7,350)
           Losses of foreign subsidiary                                947           917             889
           Meals and entertainment                                     603           603             841
           State income taxes                                            -           (62)           (524)
           Federal provision to return differences                     709          (177)          3,235
           Other                                                     1,004           194             229
                                                              ------------    ----------      ----------
              Income tax (benefit) expense                    $   (102,810)   $    7,168      $   30,779
                                                              ============    ==========      ==========

         The Company's net operating loss carry  forwards,  totaling  approximately  $421,029  (pre-tax) at December 31, 2002,  will expire in 2016 and 2017.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

7.       COST ALLOCATION AGREEMENTS WITH AFFILIATES

         Certain  operating costs (including rental of office space,  furniture,  and equipment) have been charged to the Company at cost by American Skandia Information Services and Technology  Corporation  ("ASIST"),  an affiliated company.  ASLAC signed a written service  agreement with ASIST for these services  executed and approved by the Connecticut  Insurance  Department in 1995.  This  agreement  automatically  continues in effect from year to year and may be  terminated by either party upon
         30 days written  notice.  The Company has also paid and charged  operating  costs to several of its  affiliates.  The total cost to the Company for these items was $8,177,  $6,179 and $13,974 in 2002, 2001 and 2000,  respectively.  Income received for these items was approximately $13,052, $13,166 and $11,186 in 2002, 2001 and 2000, respectively.

         Allocated  depreciation  expense  was  $7,440,  $8,764 and $9,073 in 2002,  2001 and 2000,  respectively.  Allocated  lease expense was $5,808,  $6,517 and $5,606 in 2002, 2001 and 2000,  respectively.  Allocated sub-lease rental income,  recorded as a reduction to lease  expense,  was $738,  $30 and $0 in 2002,  2001 and 2000,  respectively.  Assuming that the written service  agreement  between ASLAC and ASIST continues  indefinitely,  ASLAC's  allocated  future minimum lease payments and sub-lease receipts per year and in aggregate as of December 31, 2002 are as follows:

                                                                       Lease         Sub-Lease
                                                                       -----         ---------
                                  2003                            $     4,847      $     1,616
                                  2004                                  5,275            1,773
                                  2005                                  5,351            1,864
                                  2006                                  5,328            1,940
                                  2007                                  5,215            1,788
                                  2008 and thereafter                  19,629            7,380
                                                                  -----------      -----------
                                  Total                           $    45,645      $    16,361
                                                                  ===========      ===========

         Beginning in 1999, the Company was reimbursed by ASM for certain  distribution  related costs  associated with the sales of business through an investment firm where ASM serves as an introducing  broker dealer.  Under this agreement,  the expenses reimbursed  were  $8,255,  $6,610  and $6,064 in 2002,  2001 and 2000,  respectively.  As of  December  31,  2002 and 2001, amounts receivable under this agreement were approximately $458 and $639, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI

         In a series of  transactions  with ASI,  the  Company  transferred  certain  rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

         The proceeds from the transfers  have been recorded as a liability  and are being  amortized  over the remaining  surrender charge period of the  designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

         In connection  with these  transactions,  ASI,  through  special purpose  trusts,  issued  collateralized  notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of the securitization  purchase agreements,  the rights transferred provide for ASI to receive a percentage
         (60%, 80% or 100% depending on the underlying  commission  option) of future  mortality and expense  charges and contingent deferred  sales  charges,  after  reinsurance,  expected to be realized over the remaining  surrender  charge period of the designated  contracts  (generally 6 to 8 years).  The liability for future fees payable to ASI at the balance sheet date is based on the consideration  received less principal repayments  according to amortization  schedules that were developed at the inception of the  transactions.  If actual  mortality and expense  charges and  contingent  deferred  sales charges are less than those projected in the original  amortization  schedules,  calculated on a transaction by transaction  basis, ASI has no  recourse  against  the  Company.  As  account  values  associated  with the  designated  contracts  have  declined, consistent  with the overall  decline in the equity  markets,  current  mortality and expense  charges have been lower than expected on certain  transactions and it is likely that future mortality and expense charges,  on those same  transactions, will be lower than originally  projected.  As a result,  the ultimate cash flows  associated with these  transactions  that will transfer to ASI may be lower than the current carrying amount of the liability (see Note 4).

         On April 12, 2002, the Company  entered into a new  securitization  purchase  agreement with ASI. This  transaction  covers designated  blocks of business issued from November 1, 2000 through  December 31, 2001. The estimated  present value of the transaction at April 12, 2002, using a discount rate of 6.00%, was $101,713.

         Payments,  representing  fees and charges in the  aggregate  amount,  of $186,810,  $207,731 and $219,523  were made by the
         Company to ASI in 2002,  2001 and 2000,  respectively.  Related  interest  expense of $828,  $59,873  and  $70,667 has been included in the consolidated statements of income for 2002, 2001 and 2000, respectively.

         The  Commissioner of the State of Connecticut has approved the transfer of future fees and charges;  however,  in the event that the  Company  becomes  subject to an order of  liquidation  or  rehabilitation,  the  Commissioner  has the ability to restrict the payments due to ASI,  into a restricted  account,  under the Purchase  Agreement  subject to certain terms and conditions.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI (continued)

         The present values of the transactions as of the respective effective date were as follows:

                              Closing      Effective        Contract Issue        Discount       Present
           Transaction         Date          Date               Period              Rate          Value
           -----------         ----          ----               ------              ----          -----

             1996-1           12/17/96        9/1/96        1/1/94 - 6/30/96        7.5%          $50,221
             1997-1            7/23/97        6/1/97        3/1/96 - 4/30/97        7.5%           58,767
             1997-2           12/30/97       12/1/97        5/1/95 - 12/31/96       7.5%           77,552
             1997-3           12/30/97       12/1/97        5/1/96 - 10/31/97       7.5%           58,193
             1998-1            6/30/98        6/1/98        1/1/97 - 5/31/98        7.5%           61,180
             1998-2           11/10/98       10/1/98        5/1/97 - 8/31/98        7.0%           68,573
             1998-3           12/30/98       12/1/98        7/1/96 - 10/31/98       7.0%           40,128
             1999-1            6/23/99        6/1/99        4/1/94 - 4/30/99        7.5%          120,632
             1999-2           12/14/99       10/1/99       11/1/98 - 7/31/99        7.5%          145,078
             2000-1            3/22/00        2/1/00        8/1/99 - 1/31/00        7.5%          169,459
             2000-2            7/18/00        6/1/00        2/1/00 - 4/30/00        7.25%          92,399
             2000-3           12/28/00       12/1/00        5/1/00 - 10/31/00       7.25%         107,291
             2000-4           12/28/00       12/1/00        1/1/98 - 10/31/00       7.25%         107,139
             2002-1            4/12/02        3/1/02       11/1/00 - 12/31/01       6.00%         101,713

         Payments of future fees  payable to ASI,  according  to original  amortization  schedules,  as of December  31, 2002 are as follows:

                                          Year         Amount
                                          ----         ------

                                          2003      $   186,854
                                          2004          171,093
                                          2005          147,902
                                          2006          117,761
                                          2007           66,270
                                          2008           18,369
                                                    -----------
                                          Total     $   708,249
                                                    ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

9.       LEASES

         The Company  entered into an eleven year lease agreement for office space in Westminster,  Colorado,  effective  January 1,
         2001.  Lease expense for 2002 and 2001 was $2,583 and $1,602,  respectively.  Sub-lease  rental income was $227 in 2002 and
         $0 in 2001.  Future  minimum lease  payments and  sub-lease  receipts per year and in aggregate as of December 31, 2002 are as follows:

                                                                       Lease           Sub-Lease
                                                                       -----           ---------
                                   2003                          $    1,913         $      426
                                   2004                               1,982                455
                                   2005                               2,050                500
                                   2006                               2,050                533
                                   2007                               2,050                222
                                   2008 and thereafter                8,789                  0
                                                                 ----------         ----------
                                   Total                         $   18,834         $    2,136
                                                                 ==========         ==========

10.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory basis shareholder's equity was $279,957 and $226,780 at December 31, 2002 and 2001, respectively.

         The Company  incurred  statutory  basis net losses in 2002 of $192,474 due primarily to significant  declines in the equity markets,  increasing GMDB reserves calculated on a statutory basis.  Statutory basis net losses for 2001 were $121,957,  as compared to income of $11,550 in 2000.

         Under  various  state  insurance  laws,  the maximum  amount of dividends  that can be paid to  shareholders  without prior approval of the state  insurance  department  is subject to  restrictions  relating to statutory  surplus and net gain from operations.  For 2003, no amounts may be distributed without prior approval.

11.      STATUTORY ACCOUNTING PRACTICES

         The Company  prepares its statutory basis financial  statements in accordance with accounting  practices  prescribed by the
         State  of  Connecticut  Insurance  Department.  Prescribed  statutory  accounting  practices  include  publications  of the
         National  Association of Insurance  Commissioners  (NAIC),  as well as state laws,  regulations and general  administrative rules.

         The NAIC adopted the  Codification  of Statutory  Accounting  Principles  (Codification)  in March 1998. The effective date for  codification  was January 1, 2001. The Company's  state of domicile,  Connecticut,  has adopted  codification  and the
         Company has made the  necessary  changes in its  statutory  accounting  and  reporting  required  for  implementation.  The overall impact of adopting  codification in 2001 was a one-time,  cumulative change in accounting benefit recorded directly in statutory surplus of $12,047.

         In addition,  during 2001,  based on a  recommendation  from the State of  Connecticut  Insurance  Department,  the Company
         changed its statutory method of accounting for its

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

11.      STATUTORY ACCOUNTING PRACTICES (continued)

         liability  associated  with  securitized  variable  annuity  fees.  Under the new method of  accounting,  the liability for securitized  fees is  established  consistent  with the method of  accounting  for the liability  associated  with variable annuity fees ceded under  reinsurance  contracts.  This equates to the  statutory  liability  at any  valuation  date being equal to the  Commissioners  Annuity  Reserve  Valuation  Method (CARVM) offset related to the securitized  contracts.  The impact of this change in accounting,  representing  the difference in the liability  calculated under the old method versus the new  method as of January 1, 2001,  was  reported  as a  cumulative  effect of change in  accounting  benefit  recorded directly in statutory surplus of approximately $20,215.

         In 2001,  the Company,  in agreement  with the  Connecticut  Insurance  Department,  changed its reserving  methodology  to recognize free partial  withdrawals  and to reserve on a  "continuous"  rather than  "curtate"  basis.  The impact of these changes,  representing  the difference in reserves  calculated  under the new methods versus the old methods,  was recorded directly to surplus as changes in reserves on account of valuation  basis.  This resulted in an increase to the  unassigned deficit of approximately $40,511.

         Effective January 1, 2002, the Company adopted  Statement of Statutory  Accounting  Principles No. 82,  "Accounting for the
         Costs of Computer  Software  Developed or Obtained for Internal Use and Web Site  Development  Costs" ("SSAP 82").  SSAP 82
         requires the  capitalization  of certain costs incurred in connection with  developing or obtaining  internal use software.
         Prior to the adoption of SSAP 82, the Company  expensed all internal use software  related  costs as incurred.  The Company has  identified  and  capitalized  $5,935 of costs  associated  with  internal  use  software  as of January 1, 2002 and is amortizing the applicable  costs on a  straight-line  basis over a three year period.  The costs  capitalized as of January
         1, 2002 resulted in a direct increase to surplus.  Amortization expense for the year ended December 31, 2002 was $757.

12.      EMPLOYEE BENEFITS

         The Company has a 401(k) plan for which  substantially  all employees are eligible.  Under this plan, the Company  provides a 50% match on  employees'  contributions  up to 6% of an  employee's  salary  (for an  aggregate  match of up to 3% of the employee's  salary).  Additionally,  the Company may contribute  additional  amounts based on  profitability of the Company and  certain of its  affiliates.  Expenses  related to this  program in 2002,  2001 and 2000 were $719,  $2,738 and $3,734, respectively.  Company  contributions  to this plan on behalf of the  participants  were  $921,  $2,549 and $4,255 in 2002,
         2001 and 2000, respectively.

         The  Company  has a  deferred  compensation  plan,  which is  available  to the field  marketing  staff and  certain  other employees.  Expenses  related  to this  program  in 2002,  2001 and 2000 were  $3,522,  $1,615  and  $1,030,  respectively.
         Company  contributions  to this plan on behalf of the participants  were $5,271,  $1,678 and $2,134 in 2002, 2001 and 2000, respectively.

         The Company and certain  affiliates  cooperatively  have a  long-term  incentive  program  under which units are awarded to executive  officers and other  personnel.  The Company and certain  affiliates  also have a profit sharing  program,  which benefits all employees

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

12.      EMPLOYEE BENEFITS (continued)

         below the  officer  level.  These  programs  consist of  multiple  plans with new plans  instituted  each year.  Generally, participants  must remain  employed by the Company or its affiliates at the time such units are payable in order to receive any payments  under the programs.  The accrued  liability  representing  the value of these units was $7,083 and $13,645 as of December 31, 2002 and 2001,  respectively.  Expenses  (income)  related to these programs in 2002,  2001 and 2000,  were
         $1,471,  ($9,842) and $2,692,  respectively.  Payments under these programs were $8,033,  $8,377 and $13,697 in 2002,  2001 and 2000, respectively.

13.      FINANCIAL REINSURANCE

         The Company cedes insurance to other insurers in order to fund the cash strain  generated from commission  costs on current sales  and to limit its risk  exposure.  The  Company  uses  modified  coinsurance  reinsurance  arrangements  whereby  the reinsurer shares in the experience of a specified book of business.  These reinsurance  transactions  result in the Company receiving  from the  reinsurer an upfront  ceding  commission  on the book of business  ceded in exchange for the reinsurer receiving  in the  future,  the future  fees  generated  from that book of  business.  Such  transfer  does not relieve the
         Company of its primary  liability and, as such,  failure of reinsurers to honor their  obligation could result in losses to the Company.  The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

         The effect of reinsurance for the 2002, 2001 and 2000 was as follows:

        2002                                                            Gross          Ceded           Net
        ----                                                            -----          -----           ---
        Annuity and life insurance charges and fees                 $   406,272     $   (36,268)  $   370,004
        Return credited to contract owners                          $     5,221     $       (25)  $     5,196
        Underwriting, acquisition and other insurance
        expenses (deferal of acquisition costs)                     $   154,588     $    34,140   $   188,728
        Amortization of deferred acquisition costs                  $   542,945     $   (32,886)  $   510,059

        2001
        ----
        Annuity and life insurance charges and fees                 $   430,914     $   (42,218)  $   388,696
        Return credited to contract owners                          $     5,704     $        92   $     5,796
        Underwriting, acquisition and other insurance
        expenses (deferral of acquisition costs)                    $   163,677     $    33,078   $   196,755
        Amortization of deferred acquisition costs                  $   231,290     $    (7,243)  $   224,047

        2000
        ----
        Annuity and life insurance charges and fees                 $   473,318     $   (48,740)  $   424,578
        Return credited to contract owners                          $     8,540     $       (77)  $     8,463
        Underwriting, acquisition and other insurance
        expenses (deferral of acquisition costs)                    $   108,399     $    42,198   $   150,597
        Amortization of deferred acquisition costs                  $   205,174     $   (20,558)  $   184,616

         In December 2000, the Company entered into a modified  coinsurance  agreement with SICL covering  certain  contracts issued since January 1996.  The impact of this treaty to the

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

13.      FINANCIAL REINSURANCE (continued)

         Company was pre-tax (loss) income of ($4,137),  $8,394 and $23,341 in 2002,  2001 and 2000,  respectively.  At December 31,
         2002 and 2001, $675 and $1,137, respectively, was receivable from SICL under this agreement.

14.      SURPLUS NOTES

         The Company has issued  surplus notes to ASI in exchange for cash.  Surplus notes  outstanding  as of December 31, 2002 and
         2001, and interest expense for 2002, 2001 and 2000 were as follows:

                                                     Liability as of
                                                      December 31,                    Interest Expense
                                   Interest                                            For the Years
            Note Issue Date          Rate          2002          2001          2002         2001         2000
         ----------------------    ---------     ----------    ----------    ---------    ---------    ---------
         ----------------------    ---------     ----------

         February 18, 1994           7.28%               -             -             -            -          732
         March 28, 1994              7.90%               -             -             -            -          794
         September 30, 1994          9.13%               -             -             -        1,282        1,392
         December 19, 1995           7.52%               -        10,000           520          763          765
         December 20, 1995           7.49%               -        15,000           777        1,139        1,142
         December 22, 1995           7.47%               -         9,000           465          682          684
         June 28, 1996               8.41%          40,000        40,000         3,411        3,411        3,420
         December 30, 1996           8.03%          70,000        70,000         5,699        5,699        5,715
                                                 ----------    ----------    ---------    ---------    ---------
                                                 ----------    ----------    ---------    ---------    ---------

         Total                                    $110,000      $144,000       $10,872      $12,976      $14,644
                                                 ==========    ==========    =========    =========    =========

         On September 6, 2002,  surplus notes for $10,000,  dated December 19, 1995,  $15,000,  dated December 20, 1995, and $9,000, dated  December 22, 1995,  were repaid.  On December 3, 2001, a surplus note,  dated  September  30, 1994,  for $15,000 was repaid.  On December 27, 2000,  surplus  notes for $10,000,  dated  February 18, 1994,  and $10,000,  dated March 28, 1994, were repaid.  All surplus notes mature seven years from the issue date.

         Payment of interest and repayment of principal  for these notes is subject to certain  conditions  and require  approval by the  Insurance  Commissioner  of  the  State  of  Connecticut.  At  December  31,  2002  and  2001,  $29,230  and  $25,829,
         respectively, of accrued interest on surplus notes was not permitted for payment under these criteria.

15.      SHORT-TERM BORROWING

         The Company  had a $10,000  short-term  loan  payable to ASI at  December  31,  2002 and 2001 as part of a  revolving  loan agreement.  The loan had an interest  rate of 1.97% and  matured on January  13,  2003.  The loan was  subsequently  rolled over with a new interest  rate of 1.82% and a new maturity date of March 13, 2003.  The loan was further  extended to April
         30, 2003 and a new interest rate of 1.71%.  The total related  interest  expense to the Company was $271,  $522 and $687 in
         2002,  2001  and  2000,  respectively.  Accrued  interest  payable  was $10 and $113 as of  December  31,  2002  and  2001,
         respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

15.      SHORT-TERM BORROWING (continued)

         On January 3, 2002,  the Company  entered into a $150,000  credit  facility  with ASI. This credit  facility  terminates on
         December  31, 2005 and bears  interest at the offered  rate in the London  interbank  market  (LIBOR) plus 0.35 percent per annum for the  relevant  interest  period.  Interest  expense  related  to these  borrowings  was $2,243 for the year ended
         December 31, 2002.  As of December 31, 2002, no amount was outstanding under this credit facility.

16.      CONTRACT WITHDRAWAL PROVISIONS

                  Approximately  99% of the  Company's  separate  account  liabilities  are subject to  discretionary  withdrawal by contract  owners at market  value or with market  value  adjustment.  Separate  account  assets,  which are carried at fair value, are adequate to pay such  withdrawals,  which are generally  subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

17.      RESTRUCTURING CHARGES

         On March 22, 2001 and  December 3, 2001,  the  Company  announced  separate  plans to reduce  expenses to better  align its operating  infrastructure  with  the  current  investment  market  environment.  As part of the two  plans,  the  Company's workforce was reduced by approximately  140 positions and 115 positions,  respectively,  affecting  substantially all areas of the Company.  Estimated  pre-tax  severance  benefits of $8,500 have been charged  against  2001  operations  related to these  reductions.  These  charges  have  been  reported  in the  Consolidated  Statements  of  Income  as a  component  of
         Underwriting,  Acquisition  and Other  Insurance  Expenses.  As of December 31, 2002 and 2001, the remaining  restructuring liability, relating primarily to the December 3, 2001 plan, was $12 and $4,104, respectively.

18.      COMMITMENTS AND CONTINGENT LIABILITIES

         In recent years, a number of annuity  companies have been named as defendants in class action lawsuits  relating to the use of variable  annuities as funding  vehicles for tax- qualified  retirement  accounts.  The Company is currently a defendant in one such lawsuit.  A purported  class action  complaint was filed in the United States  District  Court for the Southern
         District of New York on December  12,  2002,  by Diane C. Donovan  against the Company and certain of its  affiliates  (the
         "Donovan  Complaint").  The  Donovan  Complaint  seeks  unspecified  compensatory  damages and  injunctive  relief from the
         Company  and  certain of its  affiliates.  The Donovan  Complaint  claims  that the  Company and certain of its  affiliates violated  federal  securities laws in marketing  variable  annuities.  This litigation is in the  preliminary  stages.  The
         Company believes this action is without merit, and intends to vigorously defend against this action.

         The  Company is also  involved  in other  lawsuits  arising,  for the most part,  in the  ordinary  course of its  business operations.  While the outcome of these other  lawsuits  cannot be  determined  at this time,  after  consideration  of the defenses  available  to the  Company,  applicable  insurance  coverage and any related  reserves  established,  these other lawsuits are not expected to result in liability for amounts material to the financial  condition of the Company,  although it may adversely affect results of operations in future periods.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

18.      COMMITMENTS AND CONTINGENT LIABILITIES (continued)

         As  discussed  previously,  on December  19,  2002,  SICL entered  into a  definitive  purchase  agreement  (the  "Purchase
         Agreement") to sell its ownership interest in the Company and certain affiliates to Prudential  Financial for approximately
         $1.265  billion.  The closing of this  transaction,  which is  conditioned  upon  certain  customary  regulatory  and other approvals and conditions, is expected in the second quarter of 2003.

         The purchase  price that was agreed to between SICL and  Prudential  Financial was based on a September 30, 2002  valuation of the Company and certain  affiliates.  As a result,  assuming the  transaction  closes,  the  economics of the  Company's business from  September 30, 2002 forward will inure to the benefit or detriment of Prudential  Financial.  Included in the
         Purchase Agreement,  SICL has agreed to indemnify  Prudential  Financial for certain liabilities that may arise relating to periods prior to September 30, 2002. These  liabilities  generally include market conduct  activities,  as well as contract and regulatory compliance (referred to as "Covered Liabilities").

         Related to the  indemnification  provisions  contained in the Purchase  Agreement,  SICL has signed, for the benefit of the
         Company,  an indemnity letter,  effective December 19, 2002, to make the Company whole for certain Covered Liabilities that come to  fruition  during  the period  beginning  December  19,  2002 and ending  with the close of the  transaction.  This indemnification  effectively  transfers  the risk  associated  with  those  Covered  Liabilities  from the  Company to SICL concurrent with the signing of the definitive purchase agreement rather than waiting until the transaction closes.

19.      SEGMENT REPORTING

         Assets under management and sales for products other than variable  annuities have not been  significant  enough to warrant full segment  disclosures as required by SFAS 131,  "Disclosures about Segments of an Enterprise and Related  Information,"
         and the Company does not  anticipate  that they will be so in the future due to changes in the Company's  strategy to focus on its core variable annuity business.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

20.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                                                                      Three Months Ended
                                                  ----------------------------------------------------------
                          2002                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance revenues*    $   118,797   $    126,614   $    115,931   $    108,488
        Net investment income                           4,965          4,714          5,128          4,825
        Net realized capital losses                    (1,840)        (1,584)        (2,327)        (3,863)
                                                  -----------   ------------   ------------   ------------
        Total revenues                                121,922        129,744        118,732        109,450
        Benefits and expenses*                        112,759        160,721        323,529        150,906
                                                  -----------   ------------   ------------   ------------
        Pre-tax net income (loss)                       9,163        (30,977)      (204,797)       (41,456)
        Income tax expense (benefit)                    1,703        (11,746)       (72,754)       (20,013)
                                                  -----------   ------------   ------------   ------------
        Net income (loss)                         $     7,460   $    (19,231)  $   (132,043)  $    (21,443)
                                                  ===========   ============   ============   ============

         *    For the quarters ended March 31, 2002 and June 30, 2002, the Company had  overstated  premiums ceded in revenues.  The above presentation  reflects an equal and offsetting  reclassification  of these amounts to benefits and expenses with no net income impact.

                                                                      Three Months Ended
                                                  ----------------------------------------------------------
                          2001                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance revenues***  $   130,885   $    128,465   $    122,708   $    119,604
        Net investment income**                         5,381          4,997          5,006          4,742
        Net realized capital gains (losses)             1,902            373            376         (1,723)
                                                  -----------   ------------   ------------   ------------
        Total revenues                                138,168        133,835        128,090        122,623
        Benefits and expenses**  ***                  122,729        110,444        123,307        125,969
                                                  -----------   ------------   ------------   ------------
        Pre-tax net income (loss)                      15,439         23,391          4,783         (3,346)
        Income tax expense (benefit)                    4,034          7,451           (480)        (3,837)
                                                  -----------   ------------   -------------  ------------
        Net income                                $    11,405   $     15,940   $      5,263   $        491
                                                  ===========   ============   ============   ============

         **   For the quarters  ended March 31, 2001,  June 30, 2001 and  September  30, 2001,  the Company had reported  investment
              performance   associated  with  its  derivatives  as  net  investment  income.  The  above  presentation   reflects  a
              reclassification of these amounts to benefits and expenses.
         ***  For the  quarters  ended  September  30, 2001 and  December 31, 2001,  the Company had  overstated  premiums  ceded in revenues.  The above presentation  reflects an equal and offsetting  reclassification of these amounts to benefits and expenses with no net income impact.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

20.      QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                                                                      Three Months Ended
                                                  ----------------------------------------------------------
                          2000                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance revenues     $    137,040  $    139,346   $   147,819    $    135,866
        Net investment income****                        4,343         4,625         4,619           5,008
        Net realized capital gains (losses)                729        (1,436)         (858)            877
        Total revenues                                 142,112       142,535       151,580         141,751
        Benefits and expenses****                      107,893       122,382       137,843         114,264
        Pre-tax net income                              34,219        20,153        13,737          27,487
        Income tax expense                              10,038         5,225         3,167          12,349
        Net income                                $     24,181  $     14,928   $    10,570    $     15,138
                                                  ============  ============   ===========    ============

         ****For the  quarters  ended March 31,  2000,  June 30, 2000,  September  30, 2000 and  December 31, 2000,  the Company had
              reported  investment  performance  associated with its derivatives as net investment  income.  The above  presentation reflects a reclassification of these amounts to benefits and expenses.

                               APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

Separate  Account B consists  of  multiple  Sub-accounts.  Each  Sub-account  invests  only in a single  mutual  fund or mutual fund portfolio.  All or some of these  Sub-accounts  are available as investment  options for other variable  annuities we offer pursuant to different prospectuses.

Unit Prices And Numbers Of Units:  The following table shows:  (a) the Unit Price,  as of the dates shown,  for Units in each of the
Sub-accounts of Separate Account B that are being offered pursuant to this Prospectus;  and (b) the number of Units  outstanding for each  such  Sub-account  as of the  dates  shown.  The year in which  operations  commenced  in each  such  Sub-account  is noted in parentheses.  To the extent a Sub-account  commenced  operations during a particular  calendar year, the Unit Price as of the end of the period reflects only the partial year results from the  commencement of operations  until December 31st of the applicable  year.
The  portfolios  in  which a  particular  Sub-account  invests  may or may not have  commenced  operations  prior  to the date  such
Sub-account  commenced  operations.  The initial offering price for each Sub-account was $10.00.  Unit Prices and Units are provided for Sub-accounts that commenced operations prior to January 1, 2003.

Beginning  November 18, 2002,  multiple Unit Prices will be calculated  for each  Sub-account  of Separate  Account B to reflect the daily charge  deducted for each  combination of the applicable  Insurance  Charge,  Distribution  Charge (when  applicable)  and the charge for each  optional  benefit  offered  under this  Annuity.  The Unit Prices below reflect the daily charges for each optional benefit offered between November 18, 2002 and December 31, 2002 only.

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Strong International Equity 1 (1989)
     With No Optional Benefits
     Unit Price                                          $19.53        24.28         31.88        43.99        27.18        22.95        19.70        18.23       16.80       16.60
     Number of Units                                 14,140,023   17,388,860    19,112,622   16,903,883   17,748,560   17,534,233   17,220,688   14,393,137  14,043,215   9,063,464
     With One Optional Benefit
     Unit Price                                           $8.56            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,569,506            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Value                                           $9.95            -             -            -            -            -            -            -           -           -
     Number of Units                                     90,759            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.95            -             -            -            -            -            -            -           -           -
     Number of Units                                      6,047            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST William Blair International Growth 2(1997)
     With No Optional Benefits
     Unit Price                                           $9.92        13.54         17.96        24.16        13.41        11.70            -            -           -           -
     Number of Units                                 29,062,215   40,507,419    57,327,711   61,117,418   43,711,763   21,405,891            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $9.72            -             -            -            -            -            -            -           -           -
     Number of Units                                    835,523            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.72            -             -            -            -            -            -            -           -           -
     Number of Units                                     78,368            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.71            -             -            -            -            -            -            -           -           -
     Number of Units                                      5,178            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST American Century International Growth 3
(1997)
     With No Optional Benefits
     Unit Price                                          $10.20        12.85         17.92        21.66        13.30        11.35            -            -           -           -
     Number of Units                                 31,813,722   37,487,425    17,007,352    6,855,601    5,670,336    2,857,188            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.52            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,252,674            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.69            -             -            -            -            -            -            -           -           -
     Number of Units                                    116,123            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.69            -             -            -            -            -            -            -           -           -
     Number of Units                                      1,896            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST DeAM International Equity 4 (1994)
     With No Optional Benefits
     Unit Price                                           $8.81        10.77         16.12        23.45        12.54        11.46        11.39        10.23           -           -
     Number of Units                                 10,185,535   13,627,264    16,245,805    8,818,599    9,207,623    9,988,104    9,922,698    2,601,283           -           -
     With One Optional Benefit
     Unit Price                                           $8.19            -             -            -            -            -            -            -           -           -
     Number of Units                                    269,995            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.79            -             -            -            -            -            -            -           -           -
     Number of Units                                     22,770            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST MFS Global Equity (1999)
     With No Optional Benefits
     Unit Price                                           $7.74         8.94         10.08        11.01            -            -            -            -           -           -
     Number of Units                                  5,878,055    5,806,567     2,803,013      116,756            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $9.04            -             -            -            -            -            -            -           -           -
     Number of Units                                    969,509            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.87            -             -            -            -            -            -            -           -           -
     Number of Units                                     32,306            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST PBHG Small-Cap Growth 5 (1994)
     With No Optional Benefits
     Unit Price                                          $12.83        19.84         21.51        42.08        17.64        17.28        16.54        13.97       10.69           -
     Number of Units                                 17,093,250   23,048,821    25,535,093   32,134,969   15,003,001   14,662,728   12,282,211    6,076,373   2,575,105           -
     With One Optional Benefit
     Unit Price                                           $6.92            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,970,250            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.48            -             -            -            -            -            -            -           -           -
     Number of Units                                     47,261            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.47            -             -            -            -            -            -            -           -           -
     Number of Units                                      6,595            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST DeAM Small-Cap Growth 6 (1999)
     With No Optional Benefits
     Unit Price                                           $6.13         8.46         11.98        15.37            -            -            -            -           -           -
     Number of Units                                 44,042,514   60,703,791    63,621,279   53,349,003            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.67            -             -            -            -            -            -            -           -           -
     Number of Units                                    639,695            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.71            -             -            -            -            -            -            -           -           -
     Number of Units                                     12,122            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.71            -             -            -            -            -            -            -           -           -
     Number of Units                                      1,728            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Federated Aggressive Growth (2000)
     With No Optional Benefits
     Unit Price                                           $4.96         7.10          9.08            -            -            -            -            -           -           -
     Number of Units                                  5,188,521    6,499,066       196,575            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.64            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,255,415            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.86            -             -            -            -            -            -            -           -           -
     Number of Units                                     63,097            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.86            -             -            -            -            -            -            -           -           -
     Number of Units                                      4,107            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Goldman Sachs Small-Cap Value 7 (1998)
     With No Optional Benefits
     Unit Price                                          $13.72        15.12         13.95        10.57         9.85            -            -            -           -           -
     Number of Units                                 20,004,839   26,220,860    15,193,053    6,597,544    4,081,870            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $9.26            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,492,775            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.09            -             -            -            -            -            -            -           -           -
     Number of Units                                        624            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Gabelli Small-Cap Value 8 (1997)
     With No Optional Benefits
     Unit Price                                          $12.58        14.08         13.35        11.11        11.20        12.70            -            -           -           -
     Number of Units                                 32,549,396   35,483,530    23,298,524   21,340,168   24,700,211   14,612,510            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $9.30            -             -            -            -            -            -            -           -           -
     Number of Units                                  6,141,523            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.08            -             -            -            -            -            -            -           -           -
     Number of Units                                    209,790            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $10.08            -             -            -            -            -            -            -           -           -
     Number of Units                                     17,411            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST DeAM Small-Cap Value 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.68            -             -            -            -            -            -            -           -           -
     Number of Units                                    581,833            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.66            -             -            -            -            -            -            -           -           -
     Number of Units                                    423,387            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.08            -             -            -            -            -            -            -           -           -
     Number of Units                                     11,686            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $10.08            -             -            -            -            -            -            -           -           -
     Number of Units                                      5,211            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Goldman Sachs Mid-Cap Growth 10 (2000)
     With No Optional Benefits
     Unit Price                                           $2.78         3.88          6.58            -            -            -            -            -           -           -
     Number of Units                                 16,748,577   17,045,776     9,426,102            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.97            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,273,118            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.87            -             -            -            -            -            -            -           -           -
     Number of Units                                     66,279            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.87            -             -            -            -            -            -            -           -           -
     Number of Units                                      2,488            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Neuberger Berman Mid-Cap Growth 11 (1994)
     With No Optional Benefits
     Unit Price                                          $12.86        18.95         25.90        28.58        19.15        16.10        13.99        12.20        9.94           -
     Number of Units                                 19,674,777   25,717,164    26,517,850   13,460,525   13,389,289   11,293,799    9,563,858    3,658,836     301,267           -
     With One Optional Benefit
     Unit Price                                           $7.41            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,175,250            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.51            -             -            -            -            -            -            -           -           -
     Number of Units                                     44,760            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.51            -             -            -            -            -            -            -           -           -
     Number of Units                                      1,311            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Neuberger Berman Mid-Cap Value 12 (1993)
     With No Optional Benefits
     Unit Price                                          $17.78        20.16         21.09        16.78        16.10        16.72        13.41        12.20        9.81       10.69
     Number of Units                                 37,524,187   47,298,313    44,558,699   37,864,586   16,410,121   11,745,440    9,062,152    8,642,186   7,177,232   5,390,887
     With One Optional Benefit
     Unit Price                                           $8.96            -             -            -            -            -            -            -           -           -
     Number of Units                                  5,118,558            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.98            -             -            -            -            -            -            -           -           -
     Number of Units                                    163,415            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.97            -             -            -            -            -            -            -           -           -
     Number of Units                                     10,745            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Alger All-Cap Growth (2000)
     With No Optional Benefits
     Unit Price                                           $3.51         5.54          6.74            -            -            -            -            -           -           -
     Number of Units                                 85,441,507  125,442,916    28,229,631            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $6.80            -             -            -            -            -            -            -           -           -
     Number of Units                                    658,419            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.36            -             -            -            -            -            -            -           -           -
     Number of Units                                      6,409            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.36            -             -            -            -            -            -            -           -           -
     Number of Units                                      3,466            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Gabelli All-Cap Value (2000)
     With No Optional Benefits
     Unit Price                                           $7.59         9.71         10.06            -            -            -            -            -           -           -
     Number of Units                                 11,924,124   14,934,570     1,273,094            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.17            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,200,225            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.04            -             -            -            -            -            -            -           -           -
     Number of Units                                     28,449            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $10.04            -             -            -            -            -            -            -           -           -
     Number of Units                                         88            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST T. Rowe Price Natural Resources (1995)
     With No Optional Benefits
     Unit Price                                          $18.36        19.71         19.86        15.88        12.57        14.46        14.19        11.01           -           -
     Number of Units                                  5,891,582    6,565,088     6,520,983    6,201,327    5,697,453    7,550,076    6,061,852      808,605           -           -
     With One Optional Benefit
     Unit Price                                           $9.59            -             -            -            -            -            -            -           -           -
     Number of Units                                    724,670            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.44            -             -            -            -            -            -            -           -           -
     Number of Units                                      7,378            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $10.44            -             -            -            -            -            -            -           -           -
     Number of Units                                      5,472            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Alliance Growth 13 (1996)
     With No Optional Benefits
     Unit Price                                           $9.94        14.61         17.38        20.44        15.48        12.33        10.89            -           -           -
     Number of Units                                 21,295,907   29,478,257    25,796,792   17,059,819   19,009,242   18,736,994    4,324,161            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.46            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,869,353            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.34            -             -            -            -            -            -            -           -           -
     Number of Units                                     31,105            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.34            -             -            -            -            -            -            -           -           -
     Number of Units                                      3,975            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST MFS Growth (1999)
     With No Optional Benefits
     Unit Price                                           $5.68         8.02         10.38        11.27            -            -            -            -           -           -
     Number of Units                                 85,193,279  117,716,242     7,515,486      409,467            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.58            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,930,432            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.47            -             -            -            -            -            -            -           -           -
     Number of Units                                    134,574            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.46            -             -            -            -            -            -            -           -           -
     Number of Units                                      2,437            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Marsico Capital Growth (1997)
     With No Optional Benefits
     Unit Price                                          $11.44        13.74         17.81        21.06        14.00        10.03            -            -           -           -
     Number of Units                                 81,046,482   85,895,802    94,627,691   78,684,943   40,757,449      714,309            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.32            -             -            -            -            -            -            -           -           -
     Number of Units                                 10,144,317            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.51            -             -            -            -            -            -            -           -           -
     Number of Units                                    457,013            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.51            -             -            -            -            -            -            -           -           -
     Number of Units                                     30,465            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Goldman Sachs Concentrated Growth 14 (1992)
     With No Optional Benefits
     Unit Price                                          $19.17        27.71         41.14        60.44        39.54        23.83        18.79        14.85       10.91       11.59
     Number of Units                                 56,016,467   84,116,221    99,250,773   94,850,623   80,631,598   62,486,302   46,779,164   28,662,737  22,354,170  13,603,637
     With One Optional Benefit
     Unit Price                                           $7.67            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,349,939            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.46            -             -            -            -            -            -            -           -           -
     Number of Units                                     41,632            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST DeAm Large-Cap Growth 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.67            -             -            -            -            -            -            -           -           -
     Number of Units                                    986,566            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.65            -             -            -            -            -            -            -           -           -
     Number of Units                                    207,816            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.64            -             -            -            -            -            -            -           -           -
     Number of Units                                      9,837            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.64            -             -            -            -            -            -            -           -           -
     Number of Units                                      3,697            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST DeAm Large-Cap Value 15 (2000)
     With No Optional Benefits
     Unit Price                                           $7.64         9.15          9.82            -            -            -            -            -           -           -
     Number of Units                                  4,621,831    4,575,558       586,058            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.66            -             -            -            -            -            -            -           -           -
     Number of Units                                    664,649            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.98            -             -            -            -            -            -            -           -           -
     Number of Units                                     18,250            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.97            -             -            -            -            -            -            -           -           -
     Number of Units                                      4,906            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Alliance/Bernstein Growth + Value (2001)
     With No Optional Benefits
     Unit Price                                           $7.12         9.63             -            -            -            -            -            -           -           -
     Number of Units                                  3,031,899    3,351,836             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.99            -             -            -            -            -            -            -           -           -
     Number of Units                                    965,912            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.79            -             -            -            -            -            -            -           -           -
     Number of Units                                     11,345            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.79            -             -            -            -            -            -            -           -           -
     Number of Units                                        704            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST AST Sanford Bernstein Core Value (2001)
     With No Optional Benefits
     Unit Price                                           $8.59        10.04             -            -            -            -            -            -           -           -
     Number of Units                                 15,239,844    4,207,869             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.76            -             -            -            -            -            -            -           -           -
     Number of Units                                  6,005,922            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.08            -             -            -            -            -            -            -           -           -
     Number of Units                                    386,259            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $10.08            -             -            -            -            -            -            -           -           -
     Number of Units                                     30,510            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Cohen & Steers Realty (1998)
     With No Optional Benefits
     Unit Price                                          $10.67        10.54         10.39         8.35         8.28            -            -            -           -           -
     Number of Units                                 14,017,528   12,268,426    11,891,188    6,224,365    3,771,461            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                          $10.08            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,563,486            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.33            -             -            -            -            -            -            -           -           -
     Number of Units                                     41,098            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $10.32            -             -            -            -            -            -            -           -           -
     Number of Units                                      6,429            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Sanford Bernstein Managed Index 500 16 (1998)
     With No Optional Benefits
     Unit Price                                           $9.41        12.03         13.55        15.08        12.61            -            -            -           -           -
     Number of Units                                 39,938,791   48,018,721    48,835,089   39,825,951   22,421,754            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.17            -             -            -            -            -            -            -           -           -
     Number of Units                                  3,662,406            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.81            -             -            -            -            -            -            -           -           -
     Number of Units                                     79,915            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.81            -             -            -            -            -            -            -           -           -
     Number of Units                                        383            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST American Century Income & Growth 17 (1997)
     With No Optional Benefits
     Unit Price                                          $10.16        12.86         14.24        16.19        13.35        12.06            -            -           -           -
     Number of Units                                 22,410,834   27,386,278    32,388,202   21,361,995   13,845,190    9,523,815            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.25            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,751,136            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.89            -             -            -            -            -            -            -           -           -
     Number of Units                                     36,829            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.89            -             -            -            -            -            -            -           -           -
     Number of Units                                      8,874            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Alliance Growth and Income 18 (1992)
     With No Optional Benefits
     Unit Price                                          $21.31        28.18         28.72        27.60        24.11        21.74        17.79        15.22       11.98       11.88
     Number of Units                                 49,030,576   63,123,316    53,536,296   52,766,579   47,979,349   42,197,002   28,937,085   18,411,759   7,479,449   4,058,228
     With One Optional Benefit
     Unit Price                                           $8.06            -             -            -            -            -            -            -           -           -
     Number of Units                                  6,667,373            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.83            -             -            -            -            -            -            -           -           -
     Number of Units                                    165,588            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.83            -             -            -            -            -            -            -           -           -
     Number of Units                                      6,100            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST MFS Growth with Income (1999)
     With No Optional Benefits
     Unit Price                                           $6.68         8.64         10.36        10.49            -            -            -            -           -           -
     Number of Units                                 11,173,177   11,896,688     6,937,627      741,323            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.09            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,053,007            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.71            -             -            -            -            -            -            -           -           -
     Number of Units                                     17,242            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.71            -             -            -            -            -            -            -           -           -
     Number of Units                                        538            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST INVESCO Capital Income 19 (1994)
     With No Optional Benefits
     Unit Price                                          $16.14        19.84         22.01        21.31        19.34        17.31        14.23        12.33        9.61           -
     Number of Units                                 37,055,825   48,595,962    50,171,495   46,660,160   40,994,187   33,420,274   23,592,226   13,883,712   6,633,333           -
     With One Optional Benefit
     Unit Price                                           $8.34            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,110,071            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.90            -             -            -            -            -            -            -           -           -
     Number of Units                                     30,714            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.90            -             -            -            -            -            -            -           -           -
     Number of Units                                      5,934            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST DeAM Global Allocation 20 (1993)
     With No Optional Benefits
     Unit Price                                          $14.50        17.39         19.98        21.19        17.78        15.98        13.70        12.49       10.34       10.47
     Number of Units                                 18,212,529   26,641,422    30,290,413   23,102,272   22,634,344   22,109,373   20,691,852   20,163,848  13,986,604   8,743,758
     With One Optional Benefit
     Unit Price                                           $8.71            -             -            -            -            -            -            -           -           -
     Number of Units                                    847,517            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.94            -             -            -            -            -            -            -           -           -
     Number of Units                                      3,088            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.93            -             -            -            -            -            -            -           -           -
     Number of Units                                         94            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST American Century Strategic Balanced (1997)
     With No Optional Benefits
     Unit Price                                          $12.01        13.50         14.23        14.90        13.37        11.18            -            -           -           -
     Number of Units                                 12,683,097   14,369,895    14,498,180   13,944,535    6,714,065    2,560,866            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $9.14            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,126,058            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.97            -             -            -            -            -            -            -           -           -
     Number of Units                                     15,835            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.97            -             -            -            -            -            -            -           -           -
     Number of Units                                      2,760            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST T. Rowe Price Asset Allocation (1994)
     With No Optional Benefits
     Unit Price                                          $16.13        18.15         19.33        19.70        18.12        15.53        13.30        11.92        9.80           -
     Number of Units                                 15,466,227   17,579,107    19,704,198   22,002,028   18,469,315   13,524,781    8,863,840    4,868,956   2,320,063           -
     With One Optional Benefit
     Unit Price                                           $9.09            -             -            -            -            -            -            -           -           -
     Number of Units                                    921,329            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.96            -             -            -            -            -            -            -           -           -
     Number of Units                                     21,928            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.96            -             -            -            -            -            -            -           -           -
     Number of Units                                        150            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST T. Rowe Price Global Bond 21 (1994)
     With No Optional Benefits
     Unit Price                                          $12.04        10.62         10.49        10.69        11.82        10.45        10.98        10.51        9.59           -
     Number of Units                                 14,576,376    9,668,062    11,219,503   12,533,037   12,007,692   12,089,872    8,667,712    4,186,695   1,562,364           -
     With One Optional Benefit
     Unit Price                                          $11.34            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,739,313            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.31            -             -            -            -            -            -            -           -           -
     Number of Units                                     36,822            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $10.31            -             -            -            -            -            -            -           -           -
     Number of Units                                      3,700            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Federated High Yield (1994)
     With No Optional Benefits
     Unit Price                                          $12.47        12.64         12.80        14.38        14.30        14.13        12.62        11.27        9.56           -
     Number of Units                                 38,477,793   39,130,467    36,914,825   41,588,401   40,170,144   29,663,242   15,460,522    6,915,158   2,106,791           -
     With One Optional Benefit
     Unit Price                                           $9.71            -             -            -            -            -            -            -           -           -
     Number of Units                                  5,592,940            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.26            -             -            -            -            -            -            -           -           -
     Number of Units                                     74,022            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $10.26            -             -            -            -            -            -            -           -           -
     Number of Units                                      6,524            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Lord Abbett Bond-Debenture (2000)
     With No Optional Benefits
     Unit Price                                          $10.18        10.28         10.12            -            -            -            -            -           -           -
     Number of Units                                 10,468,962    5,506,982       650,253            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $9.94            -             -            -            -            -            -            -           -           -
     Number of Units                                  4,146,530            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.23            -             -            -            -            -            -            -           -           -
     Number of Units                                    162,571            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $10.23            -             -            -            -            -            -            -           -           -
     Number of Units                                      7,474            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST DeAM Bond 9 (2002)
     With No Optional Benefits
     Unit Price                                          $10.67            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,487,730            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                          $10.65            -             -            -            -            -            -            -           -           -
     Number of Units                                    561,446            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.16            -             -            -            -            -            -            -           -           -
     Number of Units                                     12,055            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $10.15            -             -            -            -            -            -            -           -           -
     Number of Units                                        595            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST PIMCO Total Return Bond (1994)
     With No Optional Benefits
     Unit Price                                          $16.65        15.46         14.40        13.09        13.43        12.44        11.48        11.26        9.61           -
     Number of Units                                113,007,310   99,028,465    82,545,240   73,530,507   64,224,618   44,098,036   29,921,643   19,061,840   4,577,708           -
     With One Optional Benefit
     Unit Price                                          $10.57            -             -            -            -            -            -            -           -           -
     Number of Units                                 20,544,075            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.17            -             -            -            -            -            -            -           -           -
     Number of Units                                    604,147            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $10.17            -             -            -            -            -            -            -           -           -
     Number of Units                                     36,236            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST PIMCO Limited Maturity Bond (1995)
     With No Optional Benefits
     Unit Price                                          $14.26        13.61         12.79        11.96        11.73        11.26        10.62        10.37           -           -
     Number of Units                                 61,707,894   42,410,807    31,046,956   32,560,943   28,863,932   25,008,310   18,894,375   15,058,644           -           -
     With One Optional Benefit
     Unit Price                                          $10.34            -             -            -            -            -            -            -           -           -
     Number of Units                                 11,274,642            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.08            -             -            -            -            -            -            -           -           -
     Number of Units                                    215,314            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $10.08            -             -            -            -            -            -            -           -           -
     Number of Units                                     80,547            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Money Market (1992)
     With No Optional Benefits
     Unit Price                                          $13.23        13.24         12.94        12.38        12.00        11.57        11.16        10.77       10.35       10.12
     Number of Units                                163,759,511  184,612,059   172,493,206  187,609,708   75,855,442   66,869,998   42,435,169   30,564,442  27,491,389  11,422,783
     With One Optional Benefit
     Unit Price                                           $9.96            -             -            -            -            -            -            -           -           -
     Number of Units                                 36,255,772            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.99            -             -            -            -            -            -            -           -           -
     Number of Units                                    999,737            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.99            -             -            -            -            -            -            -           -           -
     Number of Units                                     70,899            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
The Montgomery Variable Series - MV Emerging
Markets (1996)
     With No Optional Benefits
     Unit Price                                           $5.79         6.50          7.09        10.06         6.19        10.05        10.25            -           -           -
     Number of Units                                 10,957,884   14,095,135    12,899,472   12,060,036   10,534,383   10,371,104    2,360,940            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.66            -             -            -            -            -            -            -           -           -
     Number of Units                                    283,466            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.93            -             -            -            -            -            -            -           -           -
     Number of Units                                     21,816            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.93            -             -            -            -            -            -            -           -           -
     Number of Units                                        442            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Wells Fargo Variable Trust - Equity Value (1998)
     With No Optional Benefits
     Unit Price                                           $6.61         8.83          9.56         9.17         9.53            -            -            -           -           -
     Number of Units                                  2,835,243    3,705,869     4,442,888    2,826,839    1,148,849            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $9.97            -             -            -            -            -            -            -           -           -
     Number of Units                                        900            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Wells Fargo Variable Trust - Equity Income (1999)
     With No Optional Benefits
     Unit Price                                           $7.46         9.37         10.05         9.96            -            -            -            -           -           -
     Number of Units                                  1,361,988    1,019,937       502,986      136,006            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.25            -             -            -            -            -            -            -           -           -
     Number of Units                                    196,720            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.90            -             -            -            -            -            -            -           -           -
     Number of Units                                     10,707            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.90            -             -            -            -            -            -            -           -           -
     Number of Units                                         91            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Rydex Variable Trust - Nova (1999)
     With No Optional Benefits
     Unit Price                                           $4.06         6.41          8.50        10.82            -            -            -            -           -           -
     Number of Units                                  2,629,551    3,990,618    14,799,352    5,474,129            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Rydex Variable Trust - Ursa (1999)
     With No Optional Benefits
     Unit Price                                          $14.45        12.05         10.62         9.28            -            -            -            -           -           -
     Number of Units                                    234,642      351,487     2,269,599    1,803,669            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Rydex Variable Trust - OTC (1999)
     With No Optional Benefits
     Unit Price                                           $4.01         6.65         10.40        17.07            -            -            -            -           -           -
     Number of Units                                 10,686,757   15,866,046    32,179,793   18,520,440            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $9.36            -             -            -            -            -            -            -           -           -
     Number of Units                                        186            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Dynamics (1999)
     With No Optional Benefits
     Unit Price                                           $6.03         8.98         13.23        13.91            -            -            -            -           -           -
     Number of Units                                  9,117,894   13,391,660    11,409,827    2,022,585            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.09            -             -            -            -            -            -            -           -           -
     Number of Units                                    543,762            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.70            -             -            -            -            -            -            -           -           -
     Number of Units                                     32,635            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.70            -             -            -            -            -            -            -           -           -
     Number of Units                                        576            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Technology (1999)
     With No Optional Benefits
     Unit Price                                           $3.49         6.66         12.48        16.52            -            -            -            -           -           -
     Number of Units                                 18,830,138   26,652,622    29,491,113    4,622,242            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $5.50            -             -            -            -            -            -            -           -           -
     Number of Units                                    293,307            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Health Sciences (1999)
     With No Optional Benefits
     Unit Price                                           $9.37        12.58         14.59        11.34            -            -            -            -           -           -
     Number of Units                                 11,475,199   17,419,141    19,381,405      786,518            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.00            -             -            -            -            -            -            -           -           -
     Number of Units                                    475,873            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.51            -             -            -            -            -            -            -           -           -
     Number of Units                                      5,444            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.51            -             -            -            -            -            -            -           -           -
     Number of Units                                        140            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Financial Services (1999)
     With No Optional Benefits
     Unit Price                                          $10.47        12.48         14.04        11.41            -            -            -            -           -           -
     Number of Units                                  7,556,596   11,612,048    14,091,636      759,104            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.76            -             -            -            -            -            -            -           -           -
     Number of Units                                    366,258            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.92            -             -            -            -            -            -            -           -           -
     Number of Units                                      1,897            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.92            -             -            -            -            -            -            -           -           -
     Number of Units                                        141            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Telecommunications (1999)
     With No Optional Benefits
     Unit Price                                           $2.43         5.01         11.05        15.17            -            -            -            -           -           -
     Number of Units                                  9,354,303   13,553,158    17,856,118    4,184,526            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $5.78            -             -            -            -            -            -            -           -           -
     Number of Units                                     94,004            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.43            -             -            -            -            -            -            -           -           -
     Number of Units                                        770            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.42            -             -            -            -            -            -            -           -           -
     Number of Units                                        454            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Evergreen VA - Global Leaders (1999)
     With No Optional Benefits
     Unit Price                                           $7.08         9.00         10.55        11.72            -            -            -            -           -           -
     Number of Units                                  1,442,329    1,520,376       887,758       23,101            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.15            -             -            -            -            -            -            -           -           -
     Number of Units                                    113,389            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.67            -             -            -            -            -            -            -           -           -
     Number of Units                                      3,669            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Evergreen VA - Special Equity (1999)
     With No Optional Benefits
     Unit Price                                           $7.16         9.98         11.01        12.19            -            -            -            -           -           -
     Number of Units                                  2,205,267    2,540,062     1,731,145      152,342            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.44            -             -            -            -            -            -            -           -           -
     Number of Units                                    127,728            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.85            -             -            -            -            -            -            -           -           -
     Number of Units                                     12,520            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.85            -             -            -            -            -            -            -           -           -
     Number of Units                                        533            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Evergreen VA - Omega (2000)
     With No Optional Benefits
     Unit Price                                           $4.93         6.71          7.98            -            -            -            -            -           -           -
     Number of Units                                  2,594,817    2,585,848     1,637,475            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.78            -             -            -            -            -            -            -           -           -
     Number of Units                                     39,943            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Europe 30 (1999)
     With No Optional Benefits
     Unit Price                                           $5.76         7.87         10.52        12.24            -            -            -            -           -           -
     Number of Units                                  2,550,567    5,711,763     2,327,562      273,963            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.93            -             -            -            -            -            -            -           -           -
     Number of Units                                    292,396            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.70            -             -            -            -            -            -            -           -           -
     Number of Units                                      2,625            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Asia 30 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.76            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,060,741            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.75            -             -            -            -            -            -            -           -           -
     Number of Units                                    281,993            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.86            -             -            -            -            -            -            -           -           -
     Number of Units                                      6,995            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Japan 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.25            -             -            -            -            -            -            -           -           -
     Number of Units                                    338,472            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.24            -             -            -            -            -            -            -           -           -
     Number of Units                                     65,845            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.21            -             -            -            -            -            -            -           -           -
     Number of Units                                        351            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Banks 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.58            -             -            -            -            -            -            -           -           -
     Number of Units                                    555,999            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.56            -             -            -            -            -            -            -           -           -
     Number of Units                                    101,136            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.13            -             -            -            -            -            -            -           -           -
     Number of Units                                      3,422            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Basic Materials 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.47            -             -            -            -            -            -            -           -           -
     Number of Units                                    361,568            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.46            -             -            -            -            -            -            -           -           -
     Number of Units                                     76,331            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.34            -             -            -            -            -            -            -           -           -
     Number of Units                                         12            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Biotechnology (2001)
     With No Optional Benefits
     Unit Price                                           $5.16         8.37             -            -            -            -            -            -           -           -
     Number of Units                                  2,412,670    5,093,235             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.09            -             -            -            -            -            -            -           -           -
     Number of Units                                    130,082            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Consumer Cyclical 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.26            -             -            -            -            -            -            -           -           -
     Number of Units                                    319,201            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.25            -             -            -            -            -            -            -           -           -
     Number of Units                                    128,022            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.37            -             -            -            -            -            -            -           -           -
     Number of Units                                      2,426            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Consumer Non-Cyclical 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.29            -             -            -            -            -            -            -           -           -
     Number of Units                                    406,966            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.28            -             -            -            -            -            -            -           -           -
     Number of Units                                    148,446            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.90            -             -            -            -            -            -            -           -           -
     Number of Units                                      2,303            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Energy (2001)
     With No Optional Benefits
     Unit Price                                           $7.51         9.19             -            -            -            -            -            -           -           -
     Number of Units                                  1,985,954    2,299,149             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.71            -             -            -            -            -            -            -           -           -
     Number of Units                                    299,833            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.12            -             -            -            -            -            -            -           -           -
     Number of Units                                      1,660            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Financial (2001)
     With No Optional Benefits
     Unit Price                                           $7.74         9.22             -            -            -            -            -            -           -           -
     Number of Units                                  1,086,464    2,154,106             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.85            -             -            -            -            -            -            -           -           -
     Number of Units                                    221,377            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.84            -             -            -            -            -            -            -           -           -
     Number of Units                                      2,066            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Healthcare (2001)
     With No Optional Benefits
     Unit Price                                           $7.13         9.35             -            -            -            -            -            -           -           -
     Number of Units                                  1,313,814    3,489,097             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.94            -             -            -            -            -            -            -           -           -
     Number of Units                                    388,508            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.59            -             -            -            -            -            -            -           -           -
     Number of Units                                      6,831            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Industrial 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.94            -             -            -            -            -            -            -           -           -
     Number of Units                                    126,611            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.93            -             -            -            -            -            -            -           -           -
     Number of Units                                     12,642            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Internet 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.58            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,982,656            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.57            -             -            -            -            -            -            -           -           -
     Number of Units                                    306,572            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Pharmaceuticals 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.57            -             -            -            -            -            -            -           -           -
     Number of Units                                    241,916            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.56            -             -            -            -            -            -            -           -           -
     Number of Units                                    136,599            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.63            -             -            -            -            -            -            -           -           -
     Number of Units                                      2,545            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Precious Metals 9 (2002)
     With No Optional Benefits
     Unit Price                                           $9.72            -             -            -            -            -            -            -           -           -
     Number of Units                                  3,992,389            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $9.70            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,175,651            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $11.30            -             -            -            -            -            -            -           -           -
     Number of Units                                     19,964            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Real Estate (2001)
     With No Optional Benefits
     Unit Price                                          $10.61        10.76             -            -            -            -            -            -           -           -
     Number of Units                                  1,489,153    3,592,834             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $9.86            -             -            -            -            -            -            -           -           -
     Number of Units                                    441,318            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.20            -             -            -            -            -            -            -           -           -
     Number of Units                                     12,789            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP -Semiconductor 9 (2002)
     With No Optional Benefits
     Unit Price                                           $5.14            -             -            -            -            -            -            -           -           -
     Number of Units                                    608,142            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $5.14            -             -            -            -            -            -            -           -           -
     Number of Units                                     93,241            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -

-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Technology (2001)
     With No Optional Benefits
     Unit Price                                           $3.46         5.91             -            -            -            -            -            -           -           -
     Number of Units                                  3,290,202    2,524,295             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $6.03            -             -            -            -            -            -            -           -           -
     Number of Units                                    254,131            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Telecommunications (2001)
     With No Optional Benefits
     Unit Price                                           $4.35         7.10             -            -            -            -            -            -           -           -
     Number of Units                                  3,082,428      583,065             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.15            -             -            -            -            -            -            -           -           -
     Number of Units                                    272,408            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.03            -             -            -            -            -            -            -           -           -
     Number of Units                                      3,642            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Utilities (2001)
     With No Optional Benefits
     Unit Price                                           $6.09         8.12             -            -            -            -            -            -           -           -
     Number of Units                                  3,391,766    1,589,344             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.83            -             -            -            -            -            -            -           -           -
     Number of Units                                    521,419            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.61            -             -            -            -            -            -            -           -           -
     Number of Units                                      8,871            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Bull 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.98            -             -            -            -            -            -            -           -           -
     Number of Units                                  6,296,621            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.97            -             -            -            -            -            -            -           -           -
     Number of Units                                    954,792            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.75            -             -            -            -            -            -            -           -           -
     Number of Units                                     10,297            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.75            -             -            -            -            -            -            -           -           -
     Number of Units                                        400            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Bear (2001)
     With No Optional Benefits
     Unit Price                                          $13.74        11.54             -            -            -            -            -            -           -           -
     Number of Units                                  4,011,499    3,059,897             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                          $11.38            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,532,543            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.13            -             -            -            -            -            -            -           -           -
     Number of Units                                     28,618            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $10.13            -             -            -            -            -            -            -           -           -
     Number of Units                                      1,514            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - UltraBull 22 (2001)
     With No Optional Benefits
     Unit Price                                           $4.71         7.47             -            -            -            -            -            -           -           -
     Number of Units                                  6,435,217    7,628,819             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $6.78            -             -            -            -            -            -            -           -           -
     Number of Units                                    297,435            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.61            -             -            -            -            -            -            -           -           -
     Number of Units                                        245            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - OTC (2001)
     With No Optional Benefits
     Unit Price                                           $3.49        $5.77             -            -            -            -            -            -           -           -
     Number of Units                                 18,242,013   11,681,189             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $6.45            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,346,852            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.36            -             -            -            -            -            -            -           -           -
     Number of Units                                     13,113            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Short OTC 9 (2002)
     With No Optional Benefits
     Unit Price                                          $11.02            -             -            -            -            -            -            -           -           -
     Number of Units                                    682,058            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                          $11.00            -             -            -            -            -            -            -           -           -
     Number of Units                                    433,181            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.43            -             -            -            -            -            -            -           -           -
     Number of Units                                     15,308            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - UltraOTC (1999)
     With No Optional Benefits
     Unit Price                                           $0.58         1.91          6.19        23.58            -            -            -            -           -           -
     Number of Units                                 70,200,723   50,124,696    17,597,528    2,906,024            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $3.53            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,003,123            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $8.70            -             -            -            -            -            -            -           -           -
     Number of Units                                        233            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Mid-Cap Value 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.68            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,089,843            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.66            -             -            -            -            -            -            -           -           -
     Number of Units                                    438,387            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.06            -             -            -            -            -            -            -           -           -
     Number of Units                                      4,777            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $10.06            -             -            -            -            -            -            -           -           -
     Number of Units                                      4,799            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Mid-Cap Growth 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.71            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,444,783            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.70            -             -            -            -            -            -            -           -           -
     Number of Units                                    439,054            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.82            -             -            -            -            -            -            -           -           -
     Number of Units                                      1,587            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                           $9.81            -             -            -            -            -            -            -           -           -
     Number of Units                                      1,583            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - UltraMid-Cap 9 (2002)
     With No Optional Benefits
     Unit Price                                           $5.72            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,276,660            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $5.71            -             -            -            -            -            -            -           -           -
     Number of Units                                    477,953            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.86            -             -            -            -            -            -            -           -           -
     Number of Units                                      1,673            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Small-Cap Value 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.10            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,908,617            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.09            -             -            -            -            -            -            -           -           -
     Number of Units                                    994,778            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.15            -             -            -            -            -            -            -           -           -
     Number of Units                                     19,019            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Small-Cap Growth 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.71            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,138,861            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.69            -             -            -            -            -            -            -           -           -
     Number of Units                                    772,260            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.91            -             -            -            -            -            -            -           -           -
     Number of Units                                     10,572            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - UltraSmall-Cap 23 (1999)
     With No Optional Benefits
     Unit Price                                           $4.73         8.37          9.18        11.96            -            -            -            -           -           -
     Number of Units                                  5,664,617   10,010,482     3,258,574      813,904            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $6.14            -             -            -            -            -            -            -           -           -
     Number of Units                                    212,085            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - U.S. Government Plus 9 (2002)
     With No Optional Benefits
     Unit Price                                          $11.58            -             -            -            -            -            -            -           -           -
     Number of Units                                  7,945,270            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                          $11.56            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,486,854            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                          $10.19            -             -            -            -            -            -            -           -           -
     Number of Units                                     22,148            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                          $10.19            -             -            -            -            -            -            -           -           -
     Number of Units                                        609            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Rising Rates Opportunity 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.03            -             -            -            -            -            -            -           -           -
     Number of Units                                    583,657            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.02            -             -            -            -            -            -            -           -           -
     Number of Units                                    165,792            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.69            -             -            -            -            -            -            -           -           -
     Number of Units                                      9,028            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
First Trust(R)10 Uncommon Values (2000)
     With No Optional Benefits
     Unit Price                                           $2.94         4.72          7.43            -            -            -            -            -           -           -
     Number of Units                                  1,716,102    2,255,266     2,690,435            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $6.80            -             -            -            -            -            -            -           -           -
     Number of Units                                     19,826            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Prudential - SP Jennison International Growth
(2001)
     With No Optional Benefits
     Unit Price                                           $5.62         7.39             -            -            -            -            -            -           -           -
     Number of Units                                    550,334      273,843             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.01            -             -            -            -            -            -            -           -           -
     Number of Units                                     89,806            -             -            -            -            -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                           $9.59            -             -            -            -            -            -            -           -           -
     Number of Units                                      5,196            -             -            -            -            -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

1.       Effective December 10, 2001, Strong Capital  Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to December 10,
     2001, A I M Capital  Management,  Inc.  served as  Sub-advisor  of the Portfolio,  then named "AST AIM  International  Equity."
     Between October 15, 1996 and May 3, 1999,  Putnam  Investment  Management,  Inc.  served as Sub-advisor of the Portfolio,  then named "AST Putnam  International  Equity."  Prior to October 15, 1996,  Seligman  Henderson  Co. served as  Sub-advisor  of the
     Portfolio, then named "Seligman Henderson International Equity Portfolio."
2.       Effective November 11, 2002,  William Blair & Company,  L.L.C.  became Sub-advisor of the Portfolio.  Prior to November 11,
     2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Overseas Growth."
3.       This  Portfolio  reflects the  addition of the net assets of the AST American  Century  International  Growth  Portfolio II
     ("Portfolio II") as a result of the merger between the Portfolio and Portfolio II.
4.       Effective  May 1, 2002,  Deutsche  Asset  Management,  Inc.  became  Sub-advisor  of the  Portfolio.  Prior to May 1, 2002,
     Founders Asset Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Founders  Passport." Prior to October
     15, 1996,  Seligman Henderson Co. served as Sub-advisor of the Portfolio,  then named "Seligman  Henderson  International Small
     Cap Portfolio."
5.       Effective  September 17, 2001, Pilgrim Baxter & Associates,  Ltd. became  Sub-advisor of the Portfolio.  Prior to September
     17, 2001, Janus Capital  Corporation served as Sub-advisor of the Portfolio,  then named "AST Janus Small-Cap Growth." Prior to
     December 31, 1998,  Founders  Asset  Management,  LLC served as  Sub-advisor of the  Portfolio,  then named  "Founders  Capital
     Appreciation Portfolio."
6.       Effective December 10, 2001,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to December 10,
     2001,  Zurich Scudder  Investments,  Inc.  served as Sub-advisor of the  Portfolio,  then named "AST Scudder  Small-Cap  Growth
     Portfolio".  Prior to May 1, 2001, the Portfolio was named "AST Kemper Small-Cap Growth Portfolio."
7.       Effective May 1, 2001,  Goldman Sachs Asset  Management  became  Sub-advisor of the Portfolio.  Prior to May 1, 2001, Lord,
     Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Small Cap Value."
8.       Effective  October 23, 2000,  GAMCO  Investors,  Inc.  became  Sub-advisor of the Portfolio.  Prior to October 23, 2000, T.
     Rowe Price  Associates,  Inc.  served as  Sub-advisor  of the  Portfolio,  then named "AST T. Rowe Price  Small  Company  Value
     Portfolio."
9.       These portfolios were first offered as Sub-accounts on May 1, 2002.
10.      Effective  November 11, 2002,  Goldman Sachs Asset Management  became  Sub-advisor of the Portfolio.  Prior to November 11,
     2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Mid-Cap Growth."
11.      Effective May 1, 1998,  Neuberger  Berman  Management,  Inc.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 1998,
     Berger Associates, Inc. served as Sub-advisor of the Portfolio, then named "Berger Capital Growth Portfolio."
12.      Effective May 1, 1998,  Neuberger  Berman  Management,  Inc.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 1998,
     Federated Investment Counseling served as Sub-advisor of the Portfolio, then named "Federated Utility Income Portfolio."
13.      Effective May 1, 2000,  Alliance Capital  Management,  L.P. became Sub-advisor of the Portfolio.  Between December 31, 1998 and May 1, 2000,  OppenheimerFunds,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Oppenheimer Large-Cap Growth
     Portfolio." Prior to December 31, 1998,  Robertson,  Stephens & Company  Investment  Management,  L.P. served as Sub-advisor of the Portfolio, then named "Robertson Stephens Value + Growth Portfolio."
14.      Effective  November 11, 2002,  Goldman Sachs Asset Management  became  Sub-advisor of the Portfolio.  Prior to November 11,
     2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST JanCap Growth."
15.      Effective May 1, 2002,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to May 1, 2002, Janus
     Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Strategic Value."
16.      Effective  May 1, 2000,  Sanford C.  Bernstein & Co.,  Inc.  became  Sub-advisor  of the  Portfolio.  Prior to May 1, 2000,
     Bankers Trust Company served as Sub-advisor of the Portfolio, then named "AST Bankers Trust Managed Index 500 Portfolio."
17.      Effective May 3, 1999, American Century Investment  Management,  Inc. became Sub-advisor of the Portfolio.  Between October
     15, 1996 and May 3, 1999, Putnam  Investment  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Putnam
     Value Growth & Income."
18.      Effective May 1, 2000,  Alliance  Capital  Management,  L.P.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 2000,
     Lord, Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Growth and Income Portfolio."
19.      Effective July 1, 2002, the AST INVESCO Equity Income portfolio changed its name to AST INVESCO Capital Income.
20.      Effective May 1, 2002,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to May 1, 2002, A I M
     Capital  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST AIM Balanced." Between October 15, 1996 and
     May 3, 1999,  Putnam  Investment  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Putnam  Balanced."
     Prior to October 15, 1996, Phoenix  Investment  Counsel,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Phoenix
     Balanced Asset Portfolio."
21.      Effective August 8, 2000, T. Rowe Price  International,  Inc. became  Sub-advisor of the Portfolio.  Effective May 1, 2000, the name of the  Portfolio  was changed to the "AST T. Rowe Price  Global  Bond".  Effective  May 1, 1996,  Rowe  Price-Fleming
     International,  Inc.  became  Sub-advisor of the Portfolio.  Prior to May 1, 1996,  Scudder,  Stevens & Clark,  Inc.  served as
     Sub-advisor of the Portfolio, then named "AST Scudder International Bond Portfolio."
22.      Effective  May 1, 2003,  the ProFunds VP Bull Plus  portfolio  changed its name to ProFund VP UltraBull to reflect a change in its investment objective.
23.      Prior to May 1, 2000,  ProFund VP UltraSmall-Cap  was named "ProFund VP Small Cap" and sought daily investment results that corresponded to the performance of the Russell 2000(R)Index.

                                        APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection  Optional Death Benefit is calculated.  Each example assumes that a $50,000  initial  Purchase  Payment is made. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account  Value is maintained in the variable  investment  options.  The formula for  determining  the Enhanced  Beneficiary
Protection Optional Death Benefit is as follows:

           Growth =               Account Value of variable             minus         Purchase Payments - proportional
                               investment options plus Interim
                                Value of Fixed Allocations (no
                                         MVA applies)                                           withdrawals

Example with market increase
Assume that the Owner has made no withdrawals  and that the Account Value has been  increasing due to positive  market  performance.
On the date we receive  due proof of death,  the  Account  Value is  $75,000.  The basic  Death  Benefit is  calculated  as Purchase
Payments minus proportional  withdrawals,  or Account Value, which ever is greater.  Therefore,  the basic Death Benefit is equal to
$75,000.  The Enhanced  Beneficiary  Protection  Optional Death Benefit is equal to the amount payable under the basic Death Benefit
($75,000) PLUS 40% of the "Growth" under the Annuity.

         Growth   =        $75,000 - [$50,000 - $0]
                  =        $25,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  =        $25,000 * 0.40
                  =        $10,000

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $85,000

Examples with market decline
Assume  that the  Owner  has made no  withdrawals  and that  the  Account  Value  has been  decreasing  due to  declines  in  market performance.  On the date we receive due proof of death,  the Account  Value is $45,000.  The basic Death  Benefit is  calculated as
Purchase Payments minus proportional  withdrawals,  or Account Value, which ever is greater.  Therefore,  the basic Death Benefit is equal to $50,000.  The Enhanced  Beneficiary  Protection Optional Death Benefit is equal to the amount payable under the basic Death
Benefit ($50,000) PLUS the "Growth" under the Annuity.

         Growth   =        $45,000 - [$50,000 - $0]
                  =        $-5,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  NO BENEFIT IS PAYABLE

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $50,000

In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

Example with market increase and withdrawals
Assume that the Account Value has been increasing due to positive  market  performance and the Owner made a withdrawal of $15,000 in
Annuity Year 5 when the Account  Value was $75,000.  On the date we receive due proof of death,  the Account  Value is $90,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals,  or Account Value,  which ever is greater.
Therefore,  the basic Death Benefit is equal to $90,000.  The Enhanced  Beneficiary  Protection  Optional  Death Benefit is equal to the amount payable under the basic Death Benefit ($90,000) PLUS 40% of the "Growth" under the Annuity.

         Growth   =        $90,000 - [$50,000 - ($50,000 * $15,000/$75,000)]
                  =        $90,000 - [$50,000 - $10,000]
                  =        $90,000 - $40,000
                  =        $50,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  =        $50,000 * 0.40
                  =        $20,000

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $110,000

Examples of Highest Anniversary Value Death Benefit Calculation
The  following  are examples of how the Highest  Anniversary  Value Death  Benefit is  calculated.  Each example  assumes an initial
Purchase  Payment of  $50,000.  Each  example  assumes  that there is one Owner who is age 70 on the Issue Date and that all Account
Value is maintained in the variable investment options.

Example with market increase and death before Death Benefit Target Date
Assume that the Owner's  Account Value has generally been  increasing  due to positive  market  performance  and that no withdrawals have been made.  On the date we receive due proof of death,  the Account Value is $75,000;  however,  the  Anniversary  Value on the
5th  anniversary  of the Issue Date was $90,000.  Assume as well that the Owner has died before the Death Benefit  Target Date.  The
Death Benefit is equal to the greater of the Highest  Anniversary  Value or the basic Death Benefit.  The Death Benefit would be the
Highest  Anniversary  Value  ($90,000)  because it is greater  than the amount  that would have been  payable  under the basic Death
Benefit ($75,000).

Example with withdrawals
Assume that the Account Value has been increasing due to positive  market  performance and the Owner made a withdrawal of $15,000 in
Annuity  Year 7 when the  Account  Value was  $75,000.  On the date we receive  due proof of death,  the  Account  Value is $80,000;
however,  the  Anniversary  Value on the 5th  anniversary  of the  Issue  Date was  $90,000.  Assume as well that the Owner has died before the Death  Benefit  Target  Date.  The Death  Benefit is equal to the greater of the Highest  Anniversary  Value or the basic
Death Benefit.

Highest Anniversary Value  = $90,000 - [$90,000 * $15,000/$75,000]
                                    = $90,000 - $18,000
                                    = $72,000

Basic Death Benefit                 = $80,000 - [$80,000 * $15,000/$75,000]
                                    = $80,000 - $16,000
                                    = $64,000

Example with death after Death Benefit Target Date
Assume that the Owner's Account Value has generally been  increasing due to positive market  performance and that no withdrawals had been made prior to the Death  Benefit  Target Date.  Further  assume that the Owner dies after the Death Benefit  Target Date,  when the Account Value is $75,000.  The Highest  Anniversary Value on the Death Benefit Target Date was $80,000;  however,  following the
Death  Benefit  Target  Date,  the Owner made a Purchase  Payment of $15,000 and had taken a  withdrawal  of $5,000 when the Account
Value was  $70,000.  The Death  Benefit is equal to the  greater of the  Highest  Anniversary  Value plus  Purchase  Payments  minus proportional withdrawals after the Death Benefit Target Date or the basic Death Benefit.

Highest Anniversary Value  = $80,000 + $15,000 - [$80,000 * $5,000/$70,000]
                                    = $80,000 + $15,000 - $5,714
                                    = $100,714

Basic Death Benefit                 = $75,000

                              APPENDIX D - SALE OF THE CONTRACTS TO RESIDENTS OF THE STATE OF NEW YORK

Some of the provisions of the Annuity are different for contracts offered to residents of the State of New York.

SUMMARY OF CONTRACT FEES AND EXPENSES

Contingent Deferred Sales Charge:

The CDSC schedule is as follows:

                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           YEARS                1      2      3      4      5     6      7     8+
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           CHARGE (%)          7.0    6.0    5.0    4.0    3.0   2.0    1.0     0
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

PURCHASING YOUR ANNUITY

Owner, Annuitant and Beneficiary Designations:  The designation of Contingent Participant is not allowed on the Annuity Date.

MANAGING YOUR ANNUITY

"May I Change the Owner, Annuitant and Beneficiary Designations?":  The following condition has been removed:
                                                                                                     -------
|X|      A new Annuitant subsequent to the Annuity Date if the annuity option selected includes a life contingency.

"May I Return the Annuity if I Change My Mind?":  The  "free-look"  period is within 21 days of receipt of the Annuity and within 10 days of receipt for IRAs.  The amount to be refunded is the Account  Value in the  Sub-accounts  plus the Interim Value of the Fixed
Allocations and for IRAs the amount to be refunded is the greater of Premium or Account Value.

MANAGING YOUR ACCOUNT VALUE

"Are There Restrictions or Charges on Transfers Between Investment Options?":

 A specific  authorization  form MUST be  completed  which  authorizes  us to accept  transfers  via phone or through  means such as electronic mail.

"Do You Offer  Dollar  Cost  Averaging?":  You must have a minimum  Account  Value of at least  $20,000  to enroll in a Dollar  Cost
Averaging program.

"Do You  Offer  any  Automatic  Rebalancing  Programs?":  You must have a minimum  Account  Value of at least  $20,000  to enroll in automatic rebalancing.

"How Does the Market Value Adjustment Work?":  The definitions changed in this section are as follows:

|X|      "J": is the  interest  rate for your class of annuities  being  credited to new Fixed  Allocations  with  Guarantee  Period durations  equal to the number of years  (rounded to the next higher integer when occurring on other than an anniversary of the beginning of the Fixed Allocation's Guarantee Period) remaining in the Fixed Allocation's Guarantee Period.

|X|      "N": is the number of months  (rounded to the next higher  integer when  occurring on other than a monthly  anniversary  of the beginning of the Guarantee Period) remaining in the Fixed Allocation's Guarantee Period.

"What  Happens When My Guarantee  Period  Matures?":  We will notify you of the Guarantee  Periods  available as of the date of such notice,  at least 45 days and not more than 60 days prior to the  Maturity  Date.  No MVA  applies  to any  amounts  allocated  to a particular Fixed  Allocation if you withdraw all or part of the Account Value in such Fixed  Allocation  within 30 days of maturity.
If you are age 55 or older you may invest in a Fixed Allocation with a Guarantee Period of five years or less.

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

This benefit was never available to residents of the State of New York.

ACCESS TO ACCOUNT VALUE

"How Much Can I Withdraw as a Free  Withdrawal?":  The Minimum  Distribution  provision is only available for annuities issued under
Section 403(b) of the IRS Code or for IRA's where Minimum  Distributions are required.  Minimum  Distributions are not available for any other contracts.

"What is a Medically-Related Surrender and How Do I Qualify?":  This section is deleted in its entirety.

"What Types of Annuity  Payment  Options are Available  Upon  Annuitization?":  The Annuity Date may not exceed the first day of the calendar month following the Annuitant's 90th birthday.  Additionally, the minimum annuity payment allowed is $20 per month.

DEATH BENEFIT

The Optional Death Benefits  described in the  Prospectus are not offered in the State of New York.  However,  effective as of March
12, 2001, the Highest  Anniversary  Value Optional Death Benefit  described  below is available to new purchasers of the Annuity who are residents of the State of New York.

If the Annuity has one Owner, the Owner must be age 80 or less at the time the Highest  Anniversary  Value Optional Death Benefit is
purchased.  If the Annuity has joint  Owners,  the oldest  Owner must be age 80 or less.  If the Annuity is owned by an entity,  the
Annuitant must be age 80 or less.

Key Terms Used with the Highest Anniversary Value Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest  Anniversary  Value  equals the highest of all  previous  "Anniversary  Values" on or before the earlier of the
             ---------------------------
     Owner's date of death and the "Death Benefit Target Date".

|X|      The Anniversary  Value is the Account Value as each anniversary of the Issue Date plus the sum of all Purchase  Payments on
             ------------------
     or after such anniversary less the sum of all "Proportional  Reductions"  since such anniversary.  The Anniversary Value on the
     Issue Date is equal to your Purchase Payment.

|X|      A  Proportional  Reduction is a reduction to the value being  measured  caused by a withdrawal,  equaling the percentage of
            -----------------------
     the  withdrawal  as compared to the Account  Value as of the date of the  withdrawal.  For example,  if your  Account  Value is
     $10,000 and you withdraw  $2,000 (a 20% reduction),  we will reduce both your  Anniversary  Value and the amount  determined by
     Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Highest Anniversary Value Death Benefit
The Highest Anniversary Value Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1.       the Account Value in the  Sub-accounts  plus the Interim Value of any Fixed  Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
2.       the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

         The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the Account  Value as of the date we receive in writing  "due proof of death" (an MVA may be  applicable  to amounts in any
              Fixed Allocations); and
2.       the Highest  Anniversary  Value on the Death Benefit Target Date plus the sum of all Purchase  Payments less the sum of all
              Proportional Reductions since the Death Benefit Target Date.

Charges for Highest Anniversary Value Death Benefit
If you purchase the Highest  Anniversary  Value Optional  Death  Benefit,  an annual charge of 0.15% is deducted from your Annuity's
Account  Value.  The charge will be based on the current Death Benefit under the Highest  Anniversary  Value  Optional Death Benefit
as of the date the charge is deducted  minus the Interim Value of any Fixed  Allocations.  The charge is deducted in addition to the
Insurance  Charge.  The charge is deducted in arrears on each  anniversary of the Issue Date of the Annuity or, if you terminate the
Optional Death Benefit or surrender your Annuity, on the date the termination or surrender is effective.

AMERICAN SKANDIA'S ANNUITY REWARDS

This benefit is not available to residents of the State of New York.

VALUING YOUR INVESTMENT

The following section is added:

Deferral of  Transactions:  If we defer a distribution  or transfer from any Fixed  Allocation or any fixed annuity payment for more than 10 days, we pay interest  using our then current  crediting  rate for this  purpose,  which is not less than 3% per year on the amount deferred.

GENERAL INFORMATION

Separate Account B: We reserve the right to add Sub-accounts,  eliminate  Sub-accounts,  to combine  Sub-accounts,  or to substitute underlying  mutual funds or portfolios  of  underlying  mutual  funds.  In addition to obtaining  prior  approval from the insurance department of our state of domicile  before making such a  substitution,  deletion or addition,  any such changes are subject to the approval of the Superintendent of Insurance for the State of New York.

                                                 APPENDIX E - PERFORMANCE ADVANTAGE

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

====================================================================================================================================
American Skandia's  Performance  Advantage was offered,  in those states where approved,  between May 15, 1999 and October 22, 2000.
The  description  below of the Performance  Advantage  benefit applies to those Contract Owners who purchased an Annuity during that time period when the Performance Advantage feature was offered.
====================================================================================================================================

GLOSSARY OF TERMS
When  determining  the Account  Value and  Surrender  Value of the Annuity,  both amounts will not include any Target Value  Credits
                       --------------      ----------------
(described below) that we are entitled to recover upon Surrender of your Annuity.

Do you provide any guarantees on my investment?
The Annuity  provides  variable  investment  options and fixed  investment  options.  Only the fixed  investment  options  provide a guaranteed  return on your  investment,  subject to certain terms and  conditions.  However,  your Annuity  includes a feature at no additional  cost that  provides  certain  benefits if your  Account  Value has not reached or exceeded a "target  value" on its 10th anniversary.  If, on the 10th  anniversary  of your  Annuity's  Issue Date,  your Account Value has not reached the target value (as defined below) you can choose either of the following benefits:

|X|      You may continue your Annuity  without  electing to receive  Annuity  payments and receive an annual credit to your Account
                                                                                                       ------
     Value  payable  until you begin  receiving  Annuity  payments.  The credit is equal to 0.25% of the  average of your  Annuity's
     Account Value for the preceding four complete  calendar  quarters.  This credit is applied to your investment  options pro-rata based on the allocation of your then current Account Value.

                                                                 OR

|X|      You may begin receiving  Annuity  payments within one year and accept a one-time credit to your Annuity equal to 10% of the net of the Account  Value on the 10th  anniversary  of its Issue Date minus the sum of all Purchase  Payments  allocated in the prior five years.  The annuity option you select must initially guarantee payments for not less than seven years.

Following the 10th  anniversary  of your  Annuity's  Issue Date, we will inform you if your Account Value did not meet or exceed the
Target  Value.  We will assume that you have elected to receive the annual  credit to your Account  Value  unless,  not less than 30 days  prior to the next  anniversary  of the  Annuity,  we receive at our home  office  your  election  to begin  receiving  Annuity payments.

Certain  provisions of this benefit and of the Target Value Credits  described below may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

What is the "Target Value" and how is it calculated?
The Target Value is a tool used to determine  whether you are eligible to elect either of the benefits  described  above. The Target
Value does not impact the Account Value  available if you surrender  your Annuity or make a partial  withdrawal  and does not impact the Death  Benefit  available to your  Beneficiary(ies).  The Target Value assumes a rate of return over ten (10) Annuity Years that will allow your initial  investment to double in value,  adjusted for any withdrawals  and/or additional  Purchase Payments you make during the 10 year period.  We calculate the "Target Value" as follows:

1.       Accumulate  the initial  Purchase  Payment at an annual  interest rate of 7.2% until the 10th  anniversary of the Annuity's
     Issue Date; plus
                 ----
2.       Accumulate  any  additional  Purchase  Payments at an annual  interest  rate of 7.2% from the date  applied  until the 10th anniversary of the Annuity's Issue Date; minus
                                              -----
3.       Each  "proportional  reduction"  resulting from any  withdrawal,  accumulating  at an annual interest rate of 7.2% from the date the  withdrawal is processed  until the 10th  anniversary  of the Annuity's  Issue Date. We determine  each  "proportional reduction"  by  determining  the  percentage  of your Account  Value then  withdrawn and reducing the Target Value by that same percentage.  We include  any  withdrawals  under  your  Annuity  in this  calculation,  as well as the charge we deduct for any optional benefits you elect under the Annuity, but not the charge we deduct for the Annual Maintenance Fee or the Transfer Fee.

Examples
1.       Assume you make an initial  Purchase  Payment of $10,000 and make no further  Purchase  Payments.  The Target  Value on the
     10th  anniversary of your Annuity's  Issue Date would be $20,042,  assuming no withdrawals  are made.  This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period.

2.       Assume you make an initial  Purchase Payment of $10,000 and make no further  Purchase  Payments.  Assume at the end of Year
     6, your  Account  Value has  increased  to $15,000 and you make a  withdrawal  of 10% or $1,500.  The Target  Value on the 10th anniversary  would be $18,722.  This is equal to $10,000  accumulating at an annual rate of 7.2% for the 10-year period,  minus the proportional reduction accumulating at an annual interest rate of 7.2%.

Can I restart the 10-year Target Value calculation?
Yes, you can elect to lock in the growth in your Annuity by  "restarting"  the 10-year period on any  anniversary of the Issue Date.
If you elect to restart the  calculation  period,  we will treat your Account  Value on the restart date as if it was your  Purchase
Payment  when  determining  if your  Annuity's  Account  Value meets or exceeds the Target  Value on the  appropriate  tenth  (10th)
anniversary.  You may elect to restart the calculation more than once, in which case, the 10-year  calculation  period will begin on the date of the last restart  date. We must receive your  election to restart the  calculation  at our home office not later than 30 days after each anniversary of the Issue Date.

What are Target Value Credits?
Target Value Credits are additional  amounts that we apply to your Account Value to increase the likelihood  that your Account Value will meet or exceed the Target Value.  We add Target Value  Credits to your Account Value at the time a Purchase  Payment is applied to your Annuity.  Only those Purchase  Payments made before the first  anniversary of the Issue Date of your Annuity are eligible to receive Target Value Credits.

The amount of the Target Value Credit is equal to 1.0% of each qualifying  Purchase  Payment.  Target Value Credits are only payable on  qualifying  Purchase  Payments  if the  Owner(s) of the Annuity  is(are)  less than age 81 on its Issue Date.  If the Annuity is owned by an entity,  the age  restriction  applies to the age of the Annuitant on the Issue Date. The Target Value Credit is payable from our general  account and is allocated  to the  investment  options in the same ratio that the  qualifying  Purchase  Payment is allocated.

Target Value Credits will not be available if you purchase your Annuity as part of an exchange,  replacement  or transfer,  in whole or in part, of an Annuity we issued that has the same or a similar benefit.

 ====================================================================================================================================
 The amount of any Target Value Credits are not immediately  vested and can be recovered by American Skandia under the circumstances and for the time periods  shown below.  If American  Skandia  exercises its right to recover the amount of any Target Value Credit, any investment gain on the Target Value Credit will not be taken back.
 1.       If you surrender your Annuity before the 10th anniversary of the Issue Date of the Annuity.
 2.       If you elect to begin receiving Annuity payments before the first anniversary of the Issue Date.
 3.       If a  person  on  whose  life we pay the  Death  Benefit  dies,  or if a  "contingency  event"  occurs  which  triggers  a medically-related surrender:
 |X|      within 12 months after the date a Target Value Credit was allocated to your Account Value; or
 |X|      within 10 years after the date a Target Value Credit was allocated to your Account Value if any owner was over age 70 on the Issue Date, or, if the Annuity was then owned by an entity, the Annuitant was over age 70 on the Issue Date.
 Following completion of the above time periods, the amount of any Target Value Credits are vested in the Owner.
 ====================================================================================================================================

                                         APPENDIX F - PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER

====================================================================================================================================
American Skandia's Plus40(TM)Optional Life Insurance Rider was offered, in those states where approved, between September 17, 2001 and May 1, 2003.  The description below of the Plus40(TM)benefit applies to those Contract Owners who purchased an Annuity during that time period and elected the Plus40(TM)benefit.
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
The life insurance  coverage  provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American  Skandia's  general account and is not subject to, or registered as a security under,  either the Securities Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)rider is included as an Appendix to this  Prospectus to help you  understand  the Rider and the  relationship  between the Rider and the value of your Annuity.  It is also included  because you can elect to pay for the Rider with taxable  withdrawals  from your Annuity.  The staff of the  Securities  and Exchange  Commission has not reviewed this  information.  However,  the  information  may be subject to certain  generally  applicable  provisions of the
Federal securities laws regarding accuracy and completeness.
------------------------------------------------------------------------------------------------------------------------------------

The income  tax-free life insurance  payable to your  Beneficiary(ies)  under the Plus40(TM)rider is equal to 40% of the Account Value of your  Annuity  as of the date we  receive  due proof of death,  subject  to certain  adjustments,  restrictions  and  limitations described below.

ELIGIBILITY
The Plus40(TM)rider may be purchased as a rider on your  Annuity.  The Rider must cover those  persons upon whose death the Annuity's death benefit  becomes payable - the Annuity's  owner or owners,  or the Annuitant (in the case of an entity owned Annuity).  If the
Annuity has two Owners,  the Rider's death  benefit is payable upon the first death of such  persons.  If the Annuity is owned by an entity, the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

The minimum  allowable  age to purchase the Plus40(TM)rider is 40; the maximum  allowable age is 75. If the Rider is purchased on two lives,  both persons must meet the age  eligibility  requirements.  The Plus40(TM)rider is not  available to purchasers  who use their
Annuity as a funding  vehicle for a Tax  Sheltered  Annuity (or 403(b)) or as a funding  vehicle for a qualified  plan under Section
401 of the Internal Revenue Code ("Code").

ADJUSTMENTS, RESTRICTIONS & LIMITATIONS
|X|      If you die during the first 24 months  following the  effective  date of the Plus40(TM)rider  (generally,  the Issue Date of your  Annuity),  the death  benefit will be limited to the amount of any charges paid for the Rider while it was in effect.
         While we will return the charges you have paid during the  applicable  period as the death benefit,  your  Beneficiary(ies)
         will receive no  additional  life  insurance  benefit from the Plus40(TM)rider if you die within 24 months of its  effective
                          ----------
         date.

|X|      If you make a Purchase  Payment  within 24 months  prior to the date of death,  the  Account  Value used to  determine  the amount of the death  benefit  will be reduced by the amount of such  Purchase  Payment(s).  If we reduce the death  benefit payable  under the Plus40(TM)rider based on this  provision,  we will return 50% of any charges  paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.

|X|      If we apply Credits to your Annuity based on Purchase  Payments,  such Credits are treated as Account Value for purposes of determining  the death  benefit  payable under the Plus40(TM)rider.  However,  if Credits were applied to Purchase  Payments made within 24 months  prior to the date of death,  the Account  Value used to  determine  the amount of the death  benefit will be reduced by the amount of such  Credits.  If we reduce the death  benefit  payable  under the Plus40(TM)rider based on this  provision,  we will  return 50% of any  charges  paid for the Rider  based on such  Credits as an  additional  amount included in the death benefit under the Rider.

|X|      If you become  terminally  ill (as  defined in the Rider)  and elect to  receive a portion  of the  Plus40(TM)rider's  death benefit  under the  Accelerated  Death Benefit  provision,  the amount that will be payable under the Rider upon your death will be reduced.  Please refer to the Accelerated Death Benefit provision described below.

|X|      If  charges  for the  Plus40(TM)rider are due and are  unpaid as of the date the death  benefit  is being  determined,  such charges will be deducted from the amount paid to your Beneficiary(ies).

|X|      If the age of any person  covered  under the Plus40(TM)rider is  misstated,  we will adjust any coverage  under the Rider to conform to the facts. For example,  if, due to the  misstatement,  we overcharged you for coverage under the Rider, we will add any  additional  charges  paid to the  amount  payable  to  your  Beneficiary(ies).  If,  due to the  misstatement,  we undercharged  you for coverage  under the Rider,  we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.

|X|      On or after an Owner reaches the expiry date of the Rider (the  anniversary  of the Annuity's  Issue Date on or immediately after the 95th  birthday),  coverage  will  terminate.  No charge will be made for an Owner  following  the expiry date. If there are two Owners,  the expiry date applies  separately  to each Owner;  therefore,  coverage may continue for one Owner and terminate as to the other Owner.

MAXIMUM BENEFIT
The Plus40(TM)rider is subject to a Maximum  Death  Benefit  Amount  based on the  Purchase  Payments  applied to your  Annuity.  The
Plus40(TM)rider may also be subject to a Per Life Maximum  Benefit  that is based on all amounts  paid under any annuity  contract we
                                                                                                             ---
issue to you under which you have elected the Plus40(TM)rider or similar life insurance coverage.

|X|      The Maximum  Death  Benefit  Amount is 100% of the Purchase  Payments  increasing  at 5% per year  following  the date each
             -------------------------------
         Purchase  Payment is applied to the  Annuity  until the date of death.  If  Purchase  Payments  are  applied to the Annuity within 24 months prior to the date of death,  the Maximum Death Benefit  Amount is decreased by the amount of such Purchase
         Payments.

|X|      The Per Life Maximum Benefit applies to Purchase  Payments  applied to any such annuity  contracts more than 24 months from
             ------------------------
         the date of death that  exceed  $1,000,000.  If you make  Purchase  Payments  in excess of  $1,000,000,  we will reduce the aggregate death benefit  payable under all Plus40(TM)riders,  or similar riders issued by us, based on the combined amount of
         Purchase  Payments in excess of $1,000,000  multiplied by 40%. If the Per Life Maximum Benefit applies,  we will reduce the amount  payable under each  applicable  Plus40(TM)rider on a pro-rata  basis.  If the Per Life Maximum  Benefit  applies upon your death,  we will return any excess  charges that you paid on the portion of your  Account  Value on which no benefit is payable.  The Per Life Maximum Benefit does not limit the amount of Purchase Payments that you may apply to your Annuity.

ACCELERATED DEATH BENEFIT PROVISION
If you become  terminally  ill,  you may request  that a portion of the death  benefit  payable  under the Plus40(TM)rider be prepaid instead of being paid to your  Beneficiary(ies)  upon your  death.  Subject to our  requirements  and where  allowed by law, we will make a one time, lump sum payment.  Our  requirements  include proof  satisfactory to us, in writing,  of terminal illness after the
Rider's Effective Date.

The maximum we will pay,  before any  reduction,  is the lesser of 50% of the Rider's  death  benefit or  $100,000.  If you elect to accelerate  payment of a portion of the death benefit under the Plus40(TM)rider,  the amount of the remaining death benefit is reduced by the prepaid amount  accumulating at an annualized  interest rate of 6.0%.  Eligibility for an accelerated  payout of a portion of your Plus40(TM)rider death benefit may be more restrictive than any  medically-related  surrender  provision that may be applicable to you under the Annuity.

CHARGES FOR THE PLUS40(TM)RIDER
The Plus40(TM)rider has a current  charge and a guaranteed  maximum  charge.  The current  charge for the Plus40(TM)rider is based on a percentage of your Account Value as of the anniversary of the Issue Date of your Annuity.  The applicable  percentages  differ based on the attained age,  last birthday of the Owner(s) or Annuitant (in the case of an entity owned  Annuity) as of the date the charge is due. We reserve the right to change the current charge,  at any time,  subject to regulatory  approval where  required.  If there are two Owners,  we calculate  the current  charge that  applies to each Owner  individually  and deduct the combined  amount as the charge for the Rider.  There is no charge  based on a person's  life after  coverage  expires as to that person.  However,  a charge will still apply to the second of two Owners (and  coverage  will  continue for such Owner) if such Owner has not reached the expiry date.

                                           Attained Age                  Percentage of
                                                                         Account Value
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 40-75                       .80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 76-80                       1.60%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 81-85                       3.20%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 86-90                       4.80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 91                         6.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 92                         7.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 93                         8.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 94                         9.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 95                        10.50%
                                   ------------------------------ ----------------------------

The charge for the Plus40(TM)rider may also be subject to a guaranteed  maximum  charge that will apply if the current  charge,  when applied to the Account  Value,  exceeds the  guaranteed  maximum  charge.  The  guaranteed  maximum  charge is based on a charge per
$1,000 of insurance.

We determine the charge for the Rider annually,  in arrears.  We deduct the charge:  (1) upon your death; (2) on each anniversary of the Issue  Date;  (3) on the date that you begin  receiving  annuity  payments;  (4) if you  surrender  your  Annuity  other  than a medically-related  surrender;  or (5) if you  choose to  terminate  the  Rider.  If the Rider  terminates  for any of the  preceding reasons on a date other than the  anniversary  of the  Annuity's  Issue  Date,  the charge will be  prorated.  During the first year after the  Annuity's  Issue Date,  the charge will be prorated  from the Issue Date.  In all  subsequent  years,  the charge will be prorated from the last anniversary of the Issue Date.

You can elect to pay the annual  charge  through a redemption  from your  Annuity's  Account Value or through funds other than those within the Annuity.  If you do not elect a method of payment,  we will  automatically  deduct the annual charge from your  Annuity's
Account Value.  The manner in which you elect to pay for the Rider may have tax implications.

|X|      If you elect to pay the charge through a redemption of your Annuity's  Account Value,  the withdrawal  will be treated as a taxable  distribution,  and will  generally  be  subject  to  ordinary  income  tax on the  amount of any  investment  gain withdrawn.  If you are under age 59 1/2,  the  distribution  may also be subject to a 10%  penalty on any gain  withdrawn,  in addition to  ordinary  income  taxes.  We first  deduct the amount of the charge  pro-rata  from the  Account  Value in the variable  investment  options.  We only  deduct the  charge  pro-rata  from the Fixed  Allocations  to the extent  there is insufficient Account Value in the variable investment options to pay the charge.

|X|      If you elect to pay the  charge  through  funds  other  than  those from your  Annuity,  we  require  that  payment be made electronically in U.S. currency through a U.S.  financial  institution.  If you elect to pay the charge through  electronic transfer  of funds and  payment  has not been  received  within 31 days from the due date,  we will  deduct the charge as a redemption from your Annuity, as described above.

TERMINATION
You can terminate  the Plus40(TM)rider at any time.  Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the Rider.  The Plus40(TM)rider will terminate  automatically  on the date your Account Value is applied to begin receiving annuity  payments,  on the date you  surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date.  We may also  terminate  the Plus40(TM)rider,  if  necessary,  to comply  with our  interpretation  of the Code and  applicable regulations.  Once terminated, you may not reinstate your coverage under the Plus40(TM)rider.

CHANGES IN ANNUITY DESIGNATIONS
Changes in  ownership  and  annuitant  designations  under the Annuity may result in changes in  eligibility  and charges  under the
Plus40(TM)rider.  These changes may include termination of the Rider.  Please refer to the Rider for specific details.

SPOUSAL ASSUMPTION
A spousal  beneficiary  may elect to assume  ownership  of the  Annuity  instead of taking the  Annuity's  Death  Benefit.  However, regardless  of whether a spousal  beneficiary  assumes  ownership of the Annuity,  the death benefit under the Plus40(TM)rider will be paid despite the fact that the Annuity  will  continue.  The spousal  beneficiary  can apply the death  benefit  proceeds  under the
Plus40(TM)rider to the Annuity as a new Purchase  Payment,  can purchase a new annuity  contract or use the death benefit proceeds for any other  purpose.  Certain  restrictions  may apply to an Annuity that is used as a qualified  investment.  Spousal  beneficiaries may also be eligible to purchase the Plus40(TM)rider,  in which case the Annuity's  Account  Value,  as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

TAX CONSIDERATION
The  Plus40(TM)rider  was  designed  to  qualify  as a life  insurance  contract  under  the  Code.  As life  insurance,  under  most circumstances, the Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.

If your Annuity is being used as an Individual  Retirement  Annuity (IRA),  we consider the Plus40(TM)rider to be outside of your IRA, since  premium for the Rider is paid for either with funds  outside of your Annuity or with  withdrawals  previously  subject to tax and any applicable tax penalty.

We believe  payments under the accelerated  payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free  payments.  To the extent  permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally  ill, or any other  applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

 APPENDIX G - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT AND THE GUARANTEED MINIMUM
                                                           DEATH BENEFIT

If you  purchased  your Annuity  before  November 18, 2002 and were not a resident of the State of New York,  the optional  Enhanced
Beneficiary Protection and Guaranteed Minimum Death Benefits are as follows:

Enhanced Beneficiary Protection Optional Death Benefit

The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset  federal and state taxes  payable on any taxable  gains in your  Annuity at the time of your death.  Whether  this benefit is appropriate for you may depend on your particular  circumstances,  including other financial resources that may be available to your
Beneficiary to pay taxes on your Annuity  should you die during the  accumulation  period.  No benefit is payable if death occurs on or after the Annuity Date.

The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit  provides a benefit  that is payable in addition to the basic Death
Benefit.  If the Annuity has one Owner,  the Owner must be age 75 or less at the time the benefit is  purchased.  If the Annuity has joint Owners, the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.       the basic Death Benefit described above

     PLUS

2.   50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal
 -------------------------
represented when withdrawn.

"Death  Benefit  Amount"  includes your Account Value and any amounts added to your Account Value under the basic Death Benefit when
------------------------
the Death Benefit is calculated.  Under the basic Death  Benefit,  amounts are added to your Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

------------------------------------------------------------------------------------------------------------------------------------
The Enhanced  Beneficiary  Protection  Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the
Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Please refer to the section  entitled "Tax  Considerations"  for a discussion of special tax  considerations  for purchasers of this benefit.
------------------------------------------------------------------------------------------------------------------------------------

NOTE:  You may not elect the Enhanced  Beneficiary  Protection  Optional  Death Benefit if you have elected any other Optional Death
Benefit.

Guaranteed Minimum Death Benefit
If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased.  If the
Annuity has joint Owners, the oldest Owner must be age 80 or less.  If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest  Anniversary  Value  equals the highest of all  previous  "Anniversary  Values" on or before the earlier of the
             ---------------------------
     Owner's date of death and the "Death Benefit Target Date".

|X|      The Anniversary  Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase  Payments
             ------------------
     on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

|X|      A  Proportional  Reduction is a reduction to the value being  measured  caused by a withdrawal,  equaling the percentage of
            -----------------------
     the  withdrawal  as compared to the Account  Value as of the date of the  withdrawal.  For example,  if your  Account  Value is
     $10,000 and you withdraw  $2,000 (a 20% reduction),  we will reduce both your  Anniversary  Value and the amount  determined by
     Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Guaranteed Minimum Death Benefit
The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1.       the Account Value in the  Sub-accounts  plus the Interim Value of any Fixed  Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
2.       the sum of all Purchase  Payments minus the sum of all  Proportional  Reductions,  each increasing  daily until the Owner's date of  death  at a rate of  5.0%,  subject  to a limit of 200% of the  difference  between  the sum of all  Purchase
              Payments and the sum of all withdrawals as of the Owner's date of death; and
3.       the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

         The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the Account  Value as of the date we receive in writing  "due proof of death" (an MVA may be  applicable  to amounts in any
              Fixed Allocations); and
2.       the greater of Item 2 & 3 above on the Death  Benefit  Target Date plus the sum of all  Purchase  Payments  less the sum of all Proportional Reductions since the Death Benefit Target Date.

Annuities with joint Owners
For  Annuities  with Joint  Owners,  the Death  Benefit is  calculated as shown above except that the age of the oldest of the Joint
Owners is used to determine the Death Benefit  Target Date.  NOTE: If you and your spouse own the Annuity  jointly,  we will pay the
Death Benefit to the Beneficiary.  If the sole primary  Beneficiary is the surviving spouse,  then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is calculated as shown above except that the age of the Annuitant is used to determine  the Death  Benefit  Target  Date.  Payment of the Death  Benefit is based on the death of the  Annuitant  (or  Contingent
Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can  terminate the Enhanced  Beneficiary  Protection  Optional  Death  Benefit and the  Guaranteed  Minimum Death Benefit at any
time. Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the benefit.  Both optional Death
Benefits  will  terminate  automatically  on the Annuity  Date.  We may also  terminate  any optional  Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge from your  Account  Value if you elect to purchase  either  optional  Death  Benefit.  The  Enhanced  Beneficiary
Protection  Death  Benefit  costs 0.25% of Account  Value.  The  Guaranteed  Minimum  Death Benefit costs 0.30% of the current Death
Benefit.  The charges for these death  benefits  are  deducted in arrears each Annuity  Year.  No charge  applies  after the Annuity
Date.  We deduct the charge:
1.       on each anniversary of the Issue Date;
2.       when Account Value is transferred to our general account prior to the Annuity Date;
3.       if you surrender your Annuity; and
4.       if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only).

If you  surrender  the  Annuity,  elect to begin  receiving  annuity  payments  or  terminate  the  benefit  on a date other than an anniversary  of the Issue  Date,  the charge  will be  prorated.  During the first year  after the Issue  Date,  the charge  will be prorated from the Issue Date.  In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first deduct the amount of the charge  pro-rata from the Account  Value in the variable  investment  options.  We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient  Account Value in the variable  investment options to pay the charge.  If your Annuity's  Account Value is insufficient to pay the charge,  we may deduct your remaining Account Value and terminate  your  Annuity.  We will notify you if your  Account  Value is  insufficient  to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

ADDITIONAL CALCULATIONS
-----------------------

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection  Optional Death Benefit is calculated.  Each example assumes that a $50,000 initial  Purchase  Payment is made and that no withdrawals are made prior to the Owner's death.  Each example assumes that  there is one Owner  who is age 50 on the Issue  Date and that all  Account  Value is  maintained  in the  variable  investment options.

Example with market increase
Assume that the Owner's Account Value has been increasing due to positive  market  performance.  On the date we receive due proof of death,  the Account Value is $75,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals, or Account  Value,  which ever is  greater.  Therefore,  the basic  Death  Benefit is equal to  $75,000.  The  Enhanced  Beneficiary
Protection  Optional  Death Benefit is equal to the amount  payable under the basic Death Benefit  ($75,000)  PLUS 50% of the "Death
Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $75,000
         Basic Death Benefit =      $75,000
         Death Benefit Amount =     $75,000 - $50,000 = $25,000

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $75,000 + $12,500 = $87,500

Examples with market decline
Assume that the Owner's  Account Value has been decreasing due to declines in market  performance.  On the date we receive due proof of death,  the  Account  Value is  $45,000.  The  basic  Death  Benefit  is  calculated  as  Purchase  Payments  minus  proportional withdrawals,  or Account  Value,  which ever is greater.  Therefore,  the basic  Death  Benefit is equal to  $50,000.  The  Enhanced
Beneficiary  Protection  Optional Death Benefit is equal to the amount  payable under the basic Death Benefit  ($50,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $40,000
         Basic Death Benefit =      $50,000
         Death Benefit Amount =     $50,000 - $50,000 = $0

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $50,000 + $0 = $50,000

In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

Examples of Guaranteed Minimum Death Benefit Calculation
The following are examples of how the Guaranteed  Minimum Death Benefit is calculated.  Each example  assumes that a $50,000 initial
Purchase  Payment is made and that no  withdrawals  are made prior to the Owner's  death.  Each  example  assumes  that there is one
Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example of market increase
Assume that the Owner's  Account Value has generally been  increasing  due to positive  market  performance.  On the date we receive due proof of death, the Account Value is $90,000.  The Highest  Anniversary Value at the end of any previous period is $72,000.  The
Death Benefit would be the Account Value  ($90,000)  because it is greater than the Highest  Anniversary  Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease
Assume that the Owner's Account Value generally  increased until the fifth  anniversary but generally has been decreasing  since the fifth  contract  anniversary.  On the date we receive due proof of death,  the Account  Value is  $48,000.  The Highest  Anniversary
Value at the end of any previous  period is $54,000.  The Death Benefit  would be the sum of prior  Purchase  Payments  increased by
5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease
Assume that the Owner's  Account Value  increased  significantly  during the first six years  following the Issue Date. On the sixth anniversary  date the Account  Value is  $90,000.  During the seventh  Annuity  Year,  the  Account  Value  increases  to as high as
$100,000 but then  subsequently  falls to $80,000 on the date we receive due proof of death.  The Death Benefit would be the Highest
Anniversary Value at the end of any previous period ($90,000),  which occurred on the sixth anniversary,  although the Account Value was higher  during the  subsequent  period.  The Account Value on the date we receive due proof of death  ($80,000) is lower,  as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

-------------------------------------------------------------------------------------------------------------------
                  PLEASE SEND ME A STATEMENT OF  ADDITIONAL  INFORMATION  THAT CONTAINS  FURTHER  DETAILS ABOUT THE
                  AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS ASAP2-PROS (05/2003).
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

                                       -------------------------------------------------------
                                                          (print your name)

                                       -------------------------------------------------------
                                                              (address)

                                       -------------------------------------------------------
                                                        (city/state/zip code)

Variable Annuity Issued by:                                                                  Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                                                                      AMERICAN SKANDIA
ASSURANCE CORPORATION                                                                               MARKETING, INCORPORATED
One Corporate Drive                                                                                     One Corporate Drive
Shelton, Connecticut 06484                                                                       Shelton, Connecticut 06484
Telephone: 1-800-766-4530                                                                           Telephone: 203-926-1888
http://www.americanskandia.com                                                               http://www.americanskandia.com

                                                         MAILING ADDRESSES:

                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                           P.O. Box 7040
                                                     Bridgeport, CT 06601-7040

                                                           EXPRESS MAIL:
                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                        One Corporate Drive
                                                         Shelton, CT 06484

                                                               NOTES

                                                               NOTES

                                                               NOTES

                                                                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                                                        One Corporate Drive, Shelton, Connecticut 06484

This Prospectus  describes the Evergreen  Skandia  Harvester  Variable  Annuity,  a flexible  premium  deferred annuity (the "Annuity")
offered by American  Skandia Life Assurance  Corporation  ("American  Skandia",  "we", "our" or "us"). The Annuity may be offered as an individual  annuity  contract or as an interest in a group annuity.  This  Prospectus  describes the important  features of the Annuity and what you should  consider  before  purchasing  the  Annuity.  We have also filed a  Statement  of  Additional  Information  that is available from us, without  charge,  upon your request.  The contents of the Statement of Additional  Information are described on page
47. The  Annuity or  certain of its  investment  options  and/or  features  may not be  available  in all  states.  Various  rights and benefits may differ  between states to meet  applicable  laws and/or  regulations.  Certain terms are  capitalized in this  Prospectus.
Those terms are either defined in the Glossary of Terms or in the context of the particular section.

=======================================================================================================================================
American  Skandia  offers  several  different  annuities  which your  investment  professional  may be authorized to offer to you. Each annuity has different  features and benefits that may be appropriate  for you based on your financial  situation,  your age and how you intend to use the annuity.  The different features and benefits include variations in death benefit  protection,  the ability to access your  annuity's  account  value and the  charges  that you will be subject  to if you choose to  surrender  the  annuity.  The fees and charges may also be different between each annuity.
=======================================================================================================================================

If you are purchasing the Annuity as a replacement  for existing  variable  annuity or variable life coverage,  you should consider any surrender or penalty  charges you may incur when replacing your existing  coverage and that this Annuity may be subject to a contingent deferred  sales charge if you elect to surrender  the Annuity or take a partial  withdrawal.  You should  consider  your need to access the Annuity's Account Value and whether the annuity's liquidity features will satisfy that need.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This  Annuity is  frequently  used for  retirement  planning  because it allows you to  accumulate  retirement  savings and also offers annuity  payment  options when you are ready to begin  receiving  income.  The Annuity also offers one or more death  benefits that can protect  your  retirement  savings  if you die  during a period of  declining  markets.  It may be used as an  investment  vehicle  for
"qualified"  investments,  including  an IRA,  SEP-IRA,  Roth  IRA or Tax  Sheltered  Annuity  (or  403(b)).  It may also be used as an investment  vehicle for  "non-qualified"  investments.  The Annuity allows you to invest your money in a number of variable  investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a  "non-qualified"  investment,  you generally are not taxed on any investment  gains the Annuity earns until you make a withdrawal or begin to receive annuity payments.  This feature,  referred to as  "tax-deferral",  can be beneficial to the growth of your  Account  Value  because  money that would  otherwise be needed to pay taxes on  investment  gains each year remains invested and can earn additional money.  However,  because the Annuity is designed for long-term  retirement savings, a 10% penalty tax may be applied on withdrawals  you make before you reach age 59 1/2.  Annuities  purchased as a  non-qualified  investment are not subject to the maximum  contribution  limits that may apply to a qualified  investment,  and are not subject to required minimum  distributions after age 701/2.

When an Annuity is purchased as a "qualified"  investment,  you should consider that the Annuity does not provide any tax advantages in addition to the  preferential  treatment  already  available  through your retirement plan under the Internal  Revenue Code. An Annuity may offer features and benefits in addition to providing tax deferral that other  investment  vehicles may not offer,  including  death benefit  protection for your  beneficiaries,  lifetime  income options,  and the ability to make transfers  between  numerous  variable investment  options  offered  under the  Annuity.  You should  consult  with your  investment  professional  as to whether  the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

---------------------------------------------------------------------------------------------------------------------------------------
These  annuities are NOT deposits or obligations  of, or issued,  guaranteed or endorsed by, any bank, are NOT insured or guaranteed by
First Union Bank, the U.S.  government,  the Federal  Deposit  Insurance  Corporation  (FDIC),  the Federal  Reserve Board or any other agency.  An investment in this annuity involves investment risks, including possible loss of value.
---------------------------------------------------------------------------------------------------------------------------------------
THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE  COMMISSION OR ANY STATE  SECURITIES  COMMISSION
NOR  HAS  THE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION  PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
REPRESENTATION  TO THE CONTRARY IS A CRIMINAL  OFFENSE.  PLEASE READ THIS  PROSPECTUS  AND THE CURRENT  PROSPECTUS  FOR THE  UNDERLYING
MUTUAL FUNDS.  KEEP THEM FOR FUTURE REFERENCE.
---------------------------------------------------------------------------------------------------------------------------------------
                                             FOR FURTHER INFORMATION CALL 1-800-766-4530.
Prospectus Dated: May 1, 2003                                                 Statement of Additional Information Dated: May 1, 2003
EVA-PROS- (05/2003)                                                                                                          EVAPROS

PLEASE SEE OUR PRIVACY POLICY ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

|X|      This  Annuity is a "flexible  premium  deferred  annuity."  It is called  "flexible  premium"  because  you have  considerable flexibility in the timing and amount of premium  payments.  Generally,  investors "defer" receiving annuity payments until after an accumulation period.
|X|      This Annuity  offers both variable and fixed  investment  options.  If you allocate your Account Value to variable  investment options, the value of your Annuity will vary daily to reflect the investment  performance of the underlying  investment options.
       Fixed  investment  options of different  durations are offered that are guaranteed by us, but may have a Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.
|X|      The Annuity  features two distinct phases - the  accumulation  period and the payout period.  During the  accumulation  period your Account Value is allocated to one or more  investment  options.  The variable  investment  options,  each a Sub-account  of
       American  Skandia Life Assurance  Corporation  Variable  Account B, invest in an underlying  mutual fund  portfolio.  Currently, portfolios of the following  underlying  mutual funds are being offered:  Evergreen  Variable  Annuity Trust,  American  Skandia
       Trust, INVESCO Variable Investment Funds, Inc. and Davis Variable Account Fund, Inc.
|X|      During the payout period,  commonly called  "annuitization,"  you can elect to receive annuity  payments (1) for life; (2) for life with a guaranteed  minimum number of payments;  (3) based on joint lives;  or (4) for a guaranteed  number of payments.  We currently make annuity payments available on a fixed or variable basis.
|X|      This Annuity offers a basic Death Benefit.
|X|      You are  allowed to  withdraw a limited  amount of money from your  Annuity on an annual  basis  without  any  charges.  Other product features allow you to access your Account Value as necessary, although a charge may apply.
|X|      Transfers  between  investment  options are tax-free.  Currently,  you may make twenty transfers each year free of charge.  We also offer several  programs that enable you to manage your Account Value as your  financial  needs and  investment  performance change.

HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity  through  licensed,  registered  investment  professionals.  You must complete an application  and submit a minimum initial  purchase  payment of $1,000.  We may allow you to make a lower initial purchase payment provided you establish a bank drafting program  under which  purchase  payments  received in the first  Annuity Year total at least  $1,000.  There is no age  restriction  to purchase the Annuity.  However, the basic Death Benefit provides greater protection for persons under age 90.

   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED

                                                           GLOSSARY OF TERMS

Many terms used  within this  Prospectus  are  described  within the text where they  appear.  The  description  of those terms are not repeated in this Glossary of Terms.

Account  Value:  The value of each  allocation to a Sub-account  or a Fixed  Allocation  prior to the Annuity Date,  plus any earnings, and/or less any losses,  distributions  and  charges.  The  Account  Value is  calculated  before we assess any  applicable  Contingent
Deferred Sales Charge  ("CDSC")  and/or any Annual  Maintenance  Fee. The Account Value is determined  separately for each  Sub-account and for each Fixed  Allocation,  and then totaled to determine  the Account  Value for your entire  Annuity.  The Account Value of each
Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Annuitization:  The  application  of Account  Value to one of the  available  annuity  options  for the  Annuitant  to begin  receiving periodic payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence.  A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed  Allocation:  An  allocation of Account  Value that is to be credited a fixed rate of interest for a specified  Guarantee  Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim  Value:  The value of a Fixed  Allocation on any date other than the Maturity  Date.  The Interim Value is equal to the initial value  allocated to the Fixed  Allocation  plus all  interest  credited to the Fixed  Allocation  as of the date  calculated,  less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market value  adjustment used in the  determination of Account Value of each Fixed Allocation on any day other than the Maturity
Date of such Fixed Allocation.

Owner:  With an Annuity  issued as an individual  annuity  contract,  the Owner is either an eligible  entity or person named as having ownership  rights in relation to the Annuity.  With an Annuity  issued as a  certificate  under a group annuity  contract,  the "Owner"
refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender  Value:  The value of your Annuity  available upon surrender prior to the Annuity Date. It equals the Account Value as of the date we price the surrender minus any applicable CDSC, Annual Maintenance Fee, Tax Charge and the charge for any optional benefits.

Unit:  A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation  Day:  Every day the New York Stock  Exchange is open for trading or any other day the  Securities  and  Exchange  Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and charges for the Annuity.  Some fees and charges are assessed  against your Annuity  while others are assessed  against  assets  allocated to the variable  investment  options.  The fees and charges that are assessed  against the Annuity include the Contingent  Deferred Sales Charge,  Transfer Fee,  Annual  Maintenance  Fee, and any charge for optional death benefits you elected.  The charges that are assessed against the variable  investment options are the Insurance Charge,  which is the combination of a mortality and expense risk charge, a charge for  administration  of the Annuity,  and any charge for the Guaranteed  Return Option if elected.  Each  underlying  mutual fund  portfolio  assesses a charge for  investment  management,  other expenses and with some mutual funds, a 12b-1 charge.  The prospectus for each underlying  mutual fund provides more detailed  information  about the expenses for the underlying  mutual funds.  Tax charges may vary by state and in certain  states,  a premium tax charge may be applicable.  All of these fees and charges are described in more detail within this Prospectus.

The following  table  provides a summary of the fees and charges you will incur if you surrender the Annuity or transfer  Account Value among investment options.  These fees and charges are described in more detail within this Prospectus.

----------------------------------------------------------------------------------------------------------------------------------------
                                                   YOUR TRANSACTION FEES AND CHARGES
---------------------------------------------------------------------------------------------------------------------------------------
                                                    (assessed against the Annuity)
----------------------------------------------------------------------------------------------------------------------------------------
---------------------------------- -----------------------------------------------------------------------------------------------------
           FEE/CHARGE                                                        Amount Deducted
---------------------------------- -----------------------------------------------------------------------------------------------------
----------------------------------
Contingent Deferred Sales Charge*                                                  7.5%
                                        The charge is a percentage of each applicable Purchase Payment deducted upon surrender or withdrawal. The period is measured from the date each Purchase Payment is allocated.
---------------------------------- -----------------------------------------------------------------------------------------------------
----------------------------------
Transfer Fee                                                                      $10.00
                                                           (Deducted after the 20th transfer each Annuity Year)
---------------------------------- -----------------------------------------------------------------------------------------------------

*    The following are the Contingent Deferred Sales Charges (as a percentage of each applicable Purchase Payment) upon surrender or withdrawal.

-------- ------ ------ ----- ------ ------ ----- -------
 Yr. 1   Yr. 2  Yr. 3  Yr.   Yr. 5  Yr. 6  Yr.   Yr. 8+
                        4                   7
-------- ------ ------ ----- ------ ------ ----- -------
-------- ------ ------ ----- ------ ------ ----- -------
 7.5%    7.0%   6.0%   5.0%  4.0%   3.0%   2.0%   0.0%
-------- ------ ------ ----- ------ ------ ----- -------

The  following  table  provides a summary of the  periodic  fees and charges you will incur while you own the  Annuity,  excluding  the underlying mutual fund Portfolio annual expenses.  These fees and charges are described in more detail within this Prospectus.

----------------------------------------------------------------------------------------------------------------------------------------
                                                    YOUR PERIODIC FEES AND CHARGES
----------------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------------
                                            ANNUAL FEES/CHARGES ASSESSED AGAINT THE ANNUITY
----------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------- ------------------------------------------------------------------
                             FEE/CHARGE                                                        Amount Deducted
--------------------------------------------------------------------- ------------------------------------------------------------------
--------------------------------------------------------------------- ------------------------------------------------------------------
Annual Maintenance Fee                                                              Smaller of $30 or 2% of Account Value
                                                                        (Assessed annually on the Annuity's anniversary date or upon surrender)
--------------------------------------------------------------------- ------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------------
                                               ANNUAL FEES/CHARGES OF THE SUB-ACCOUNTS*
                                 (as a percentage of the average daily net assets of the Sub-accounts)
--------------------------------------------------------------------- ------------------------------------------------------------------
                             FEE/CHARGE                                                        Amount Deducted
--------------------------------------------------------------------- ------------------------------------------------------------------
Mortality & Expense Risk Charge                                                                     1.25%
--------------------------------------------------------------------- ------------------------------------------------------------------
Administration Charge                                                                               0.15%
--------------------------------------------------------------------- ------------------------------------------------------------------
--------------------------------------------------------------------- ------------------------------------------------------------------
Total Annual Charges of the Sub-accounts**                                     1.40% per year of the value of each Sub-account
--------------------------------------------------------------------- ------------------------------------------------------------------
*    These charges are deducted daily and apply to Variable Investment Options only.
**   The  combination  of the Mortality and Expense Risk Charges and  Administration  Charge is referred to as the  "Insurance  Charge"
elsewhere in this Prospectus.

The following table provides a summary of the fees and charges you will incur if you elect the following optional benefit.  These fees and charges are described in more detail within this Prospectus.

----------------------------------------------------------------------------------------------------------------------------------------
                                                YOUR OPTIONAL BENEFIT FEES AND CHARGES
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------ ---------------------- ----------------------
                                    Optional Benefit                                       Optional Benefit Fee/  Total Annual Charge*
                                                                                                  Charge
------------------------------------------------------------------------------------------ ---------------------- ----------------------
------------------------------------------------------------------------------------------ ---------------------- ----------------------
GUARANTEED RETURN OPTION                                                                                                  1.65%
We offer a program  that  guarantees  a "return  of  premium"  at a future  date,  while     0.25% of average
allowing you to allocate all or a portion of your Account Value to the  Sub-accounts  of    daily net assets of
your choice.                                                                                 the Sub-accounts
------------------------------------------------------------------------------------------ ---------------------- ----------------------
----------------------------------------------------------------------------------------------------------------------------------------

Please  refer to the section of the  Prospectus  that  describes  each  optional  benefit for a complete  description  of the  benefit, including any restrictions or limitations that may apply.
----------------------------------------------------------------------------------------------------------------------------------------
*  The Total Annual Charge includes the Insurance Charge  assessed against the Annuity.

The  following  table  provides  the range  (minimum  and  maximum)  of the total  annual  expenses  for the  underlying  mutual  funds
("Portfolios")  as of December  31,  2002.  Each figure is stated as a  percentage  of the  underlying  Portfolio's  average  daily net assets.

----------------------------------------------------------------------------------------------------------------------------------------
                                               Total Annual Portfolio Operating Expenses
----------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------- -------------------------------------------- --------------------------------------------
                                                                 Minimum                                      Maximum
---------------------------------------------- -------------------------------------------- --------------------------------------------
---------------------------------------------- -------------------------------------------- --------------------------------------------
Total Portfolio Operating Expense                                 0.70%                                        1.39%
---------------------------------------------- -------------------------------------------- --------------------------------------------

The following are the investment  management fees, other expenses,  12b-1 fees (if applicable),  and the total annual expenses for each underlying  mutual  fund  ("Portfolio")  as of  December  31,  2002,  except as noted.  Each  figure is stated as a  percentage  of the underlying  Portfolio's  average daily net assets. For certain of the underlying  Portfolios,  a portion of the management fee is being waived and/or other  expenses are being  partially  reimbursed.  "N/A"  indicates  that no portion of the  management  fee and/or other expenses is being waived and/or  reimbursed.  The "Net Annual Portfolio  Operating  Expenses" reflect the combination of the underlying
Portfolio's  investment  management  fee,  other expenses and any 12b-1 fees,  net of any fee waivers and expense  reimbursements.  The following  expenses are deducted by the underlying  Portfolio  before it provides  American Skandia with the daily net asset value. Any footnotes  about  expenses  appear after the list of all the  Portfolios.  The  underlying  Portfolio  information  was provided by the underlying  mutual funds and has not been  independently  verified by us. See the prospectuses or statements of additional  information of the underlying  Portfolios for further details.  The current  prospectus and statement of additional  information for the underlying
Portfolios can be obtained by calling 1-800-766-4530.

---------------------------------------------------------------------------------------------------------------------------------------
                                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                               (as a percentage of the average net assets of the underlying Portfolios)
---------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Portfolio
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimburse-mentExpenses

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
Evergreen Variable Annuity Trust:
  Global Leaders                                       0.87%         0.31%           0.00%         1.18%         0.18%        1.00%
  Special Equity                                       0.92%         0.26%           0.00%         1.18%         0.15%        1.03%
  Small Cap Value                                      0.87%         0.26%           0.00%         1.13%         0.13%        1.00%
  Omega                                                0.52%         0.18%           0.00%         0.70%         0.00%        0.70%
  Capital Growth                                       0.80%         0.22%           0.00%         1.02%         0.00%        1.02%
  Blue Chip                                            0.80%         0.22%           0.00%         1.02%         0.00%        1.02%
  Equity Index                                         0.32%         0.35%           0.00%         0.67%         0.37%        0.30%
  Foundation                                           0.75%         0.16%           0.00%         0.91%         0.00%        0.91%
  Strategic Income                                     0.75%         0.16%           0.00%         0.91%         0.00%        0.91%

American Skandia Trust: 1
  AST Strong International Equity                     0.88%          0.21%          0.12%         1.21%         0.00%        1.21%
  AST MFS Growth                                      0.90%          0.18%          0.10%         1.18%         0.00%        1.18%
  AST Goldman Sachs Concentrated Growth 2             0.90%          0.15%          0.04%         1.09%         0.06%        1.03%
  AST MFS Growth with Income                          0.90%          0.28%          0.01%         1.19%         0.00%        1.19%
  AST Federated High Yield                            0.75%          0.19%          0.00%         0.94%         0.00%        0.94%
  AST Money Market                                    0.50%          0.13%          0.00%         0.63%         0.05%        0.58%

INVESCO Variable Investment Funds, Inc.:
  Dynamics                                             0.75%         0.37%           0.00%         1.12%         0.00%        1.12%
  Technology                                           0.75%         0.36%           0.00%         1.11%         0.00%        1.11%

Davis Variable Account Fund, Inc:
  Davis Value                                         0.75%          0.08%           0.00%         0.83%        0.00%        0.83%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

1        The  Investment  Manager of  American  Skandia  Trust (the  "Trust")  has agreed to  reimburse  and/or  waive fees for certain
     Portfolios until at least April 30, 2004. The caption "Total Annual Portfolio  Operating  Expenses"  reflects the Portfolios' fees and expenses before such waivers and  reimbursements,  while the caption "Net Annual Portfolio  Operating  Expenses"  reflects the effect of such waivers and  reimbursements.  The Trust adopted a Distribution Plan (the  "Distribution  Plan") under Rule 12b-1 of the Investment Company Act of 1940 to permit an affiliate of the Trust's  Investment  Manager to receive brokerage  commissions in connection  with purchases and sales of securities  held by Portfolios of the Trust,  and to use these  commissions to promote the sale of shares of such  Portfolios.  While the  brokerage  commission  rates and amounts  paid by the various  Portfolios  are not expected to increase as a result of the Distribution Plan, the staff of the Securities and Exchange  Commission takes the position that commission amounts received under the Distribution Plan should be reflected as distribution  expenses of the Portfolios.  The
     Distribution  Fee estimates are derived and annualized  from data regarding  commission  amounts  directed under the  Distribution
     Plan.  Although there are no maximum amounts  allowable,  actual commission amounts directed under the Distribution Plan will vary and the  amounts  directed  during the last full fiscal year of the Plan's  operations  may differ from the amounts  listed in the above chart.

EXPENSE EXAMPLES
These examples are designed to assist you in  understanding  the various  expenses you may incur with the Annuity over certain  periods of time based on specific  assumptions.  The  examples  reflect  the  Contingent  Deferred  Sales  Charges  (when  applicable),  Annual
Maintenance Fee (when  applicable),  Insurance  Charge,  and the maximum total annual portfolio  operating  expenses for the underlying
Portfolio  (shown  above),  as well as the charge for the  optional  benefit  that is offered  under the Annuity.  The  Securities  and
Exchange Commission ("SEC") requires these examples.

Below are examples  showing what you would pay in expenses at the end of the stated time periods for each  Sub-account had you invested
$10,000 in the Annuity and received a 5% annual return on assets and elected the optional benefit available.

The examples  shown assume that:  (a) you only  allocate  Account  Value to the  Sub-account  with the maximum  total annual  portfolio operating  expenses for the underlying  Portfolio  (shown above),  not to a Fixed  Allocation;  (b) the Insurance Charge is assessed as
1.40% per year; (c) the Annual  Maintenance  Fee (when  applicable) is reflected as an asset-based  charge based on an assumed  average contract  size;  (d) you make no  withdrawals  of Account  Value  during  the period  shown;  (e) you make no  transfers,  withdrawals, surrender or other  transactions  for which we charge a fee during the period shown;  (f) no tax charge applies;  (g) the maximum total annual  portfolio  operating  expenses for the underlying  Portfolio  (shown above) are reflected;  and (h) the charge for the optional benefit is reflected as a charge equal to 0.25% for the  Guaranteed  Return  Option.  Amounts  shown in the examples are rounded to the nearest dollar.

Expense Examples are provided as follows:  1.) if you surrender the Annuity at the end of the stated time period;  2.) if you annuitize at the end of the stated time period; and 3.) if you do not surrender your Annuity.

THE EXAMPLES ARE  ILLUSTRATIVE  ONLY - THEY SHOULD NOT BE  CONSIDERED A  REPRESENTATION  OF PAST OR FUTURE  EXPENSES OF THE  UNDERLYING
MUTUAL FUNDS OR THEIR  PORTFOLIOS - ACTUAL  EXPENSES WILL BE LESS THAN THOSE SHOWN IF YOU DO NOT ELECT THE OPTIONAL  BENEFIT  AVAILABLE
OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

If you surrender your contract at the end of the applicable time period:

            ----------------------------- --------------------------- --------------------------- --------------------------
                       1 year                      3 years                     5 years                    10 years
            ----------------------------- --------------------------- --------------------------- --------------------------
            ----------------------------- --------------------------- --------------------------- --------------------------
                        1069                         1574                        2051                       3446
            ----------------------------- --------------------------- --------------------------- --------------------------

If you annuitize at the end of the applicable time period:

            ----------------------------- --------------------------- --------------------------- --------------------------
                       1 year                      3 years                     5 years                    10 years
            ----------------------------- --------------------------- --------------------------- --------------------------
            ----------------------------- --------------------------- --------------------------- --------------------------
                        319                          974                         1651                       3446
            ----------------------------- --------------------------- --------------------------- --------------------------

If you do not surrender your contract:

            ----------------------------- --------------------------- --------------------------- --------------------------
                       1 year                      3 years                     5 years                    10 years
            ----------------------------- --------------------------- --------------------------- --------------------------
            ----------------------------- --------------------------- --------------------------- --------------------------
                        319                          974                         1651                       3446
            ----------------------------- --------------------------- --------------------------- --------------------------

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable  investment  option is a Sub-account of American  Skandia Life Assurance  Corporation  Variable  Account B (see "What are
Separate Accounts" for more detailed  information.) Each Sub-account  invests  exclusively in one Portfolio.  You should carefully read the  prospectus for any Portfolio in which you are  interested.  The following  chart  classifies  each of the Portfolios  based on our assessment of their  investment  style (as of the date of this  Prospectus).  The chart also provides a description of each Portfolio's investment  objective  (in  italics)  and a short,  summary  description  of their key  policies  to assist  you in  determining  which
Portfolios may be of interest to you. There is no guarantee that any underlying Portfolio will meet its investment objective.

The name of the  advisor/sub-advisor  for each Portfolio  appears next to the  description.  Those  Portfolios  whose name includes the prefix "AST" are  Portfolios of American  Skandia  Trust.  The  investment  manager for AST is American  Skandia  Investment  Services,
Incorporated,  an affiliated  company of American Skandia.  However,  a sub-advisor,  as noted below, is engaged to conduct  day-to-day investment decisions.

The Portfolios are not publicly traded mutual funds.  They are only available as investment  options in variable annuity  contracts and variable life insurance  policies issued by insurance  companies,  or in some cases, to  participants in certain  qualified  retirement plans.  However,  some of the  Portfolios  available as  Sub-accounts  under the Annuity are managed by the same  portfolio  advisor or sub-advisor  as a retail  mutual fund of the same or similar  name that the  Portfolio  may have been modeled  after at its  inception.
Certain  retail mutual funds may also have been modeled after a Portfolio.  While the  investment  objective and policies of the retail mutual funds and the Portfolios may be substantially  similar,  the actual  investments will differ to varying degrees.  Differences in the  performance  of the funds can be expected,  and in some cases could be  substantial.  You should not compare the  performance of a publicly  traded  mutual fund with the  performance  of any  similarly  named  Portfolio  offered as a  Sub-account.  Details about the investment  objectives,  policies,  risks,  costs and  management of the Portfolios  are found in the  prospectuses  for the underlying mutual  funds.  The current  prospectus  and statement of  additional  information  for the  underlying  Portfolios  can be obtained by calling 1-800-766-4530.

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  GLOBAL EQUITY     Evergreen VA Global Leaders:  seeks to provide  investors with long-term  capital  growth.  The
                    Portfolio  normally  invests as least 65% of its assets in a diversified  portfolio of U.S. and
                    non-U.S.   equity  securities  of  companies  located  in  the  world's  major   industrialized
                    countries.  The Portfolio  will invest in no less than three  countries,  which may include the
                    U.S.,  but may invest more than 25% of its assets in one country.  The  Portfolio  invests only   Evergreen Investment
                    in the best 100  companies,  which are  selected by the  Portfolio's  manager  based on as high   Management Company,
                    return on equity,  consistent  earnings growth,  established  market presence and industries or           LLC
                    sectors with significant growth prospects.
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP EQUITY   Evergreen VA Special Equity:  seeks capital  growth.  The Portfolio  normally  invests at least
                    80% of its assets in common  stocks of small  U.S.  companies  (i.e.,  companies  whose  market capitalizations  fall within the range of the Russell  2000(R)Index,  at the time of  purchase).
                    The remaining 20% of the  Portfolio's  assets may be represented by cash or invested in various   Evergreen Investment
                    cash  equivalents.  The Portfolio's  manager selects stocks of companies which it believes have   Management Company,
                    the potential for accelerated growth in earnings and price.                                               LLC
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP EQUITY   Evergreen VA Small Cap Value:  seeks capital growth.  The Portfolio  normally  invests at least
                    80% of its  assets in common  stocks of small  U.S.  companies  (i.e.  companies  whose  market capitalizations  fall within the range of the Russell  2000(R)Index,  at the time of  purchase).
                    The remaining 20% of the  Portfolio's  assets may be represented by cash or invested in various   Evergreen Investment
                    cash equivalents or common stocks of any market  capitalization.  The Portfolio's advisor seeks   Management Company,
                    to limit the  investment  risk of small  company  investing by seeking  stocks that trade below           LLC
                    what it considers their intrinsic value.
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    Evergreen VA Omega:  seeks long-term capital growth.  The Portfolio invests primarily in common stocks and  securities  convertible  into  common  stocks of U.S.  companies  across all market
                    capitalizations.  The  Portfolio's  managers  employ  a  growth  style  of  equity  management.   Evergreen Investment
                    "Growth" stocks are stocks of companies that the Portfolio's  managers believe have anticipated   Management Company,
                    earnings ranging from steady to accelerated growth.                                                       LLC
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP EQUITY   Evergreen VA Capital Growth:  seeks to provide long-term capital growth.  The Portfolio invests primarily in common  stocks.  The  Portfolio may also invest in preferred  stocks,  convertible preferred  stocks,  convertible  debentures,  and any other class or type of security which the
                    portfolio manager believes offers the potential for capital growth.  In selecting  investments,   Evergreen Investment
                    the investment adviser attempts to identify  securities it believes will provide capital growth   Management Company,
                    over the  intermediate  and  long-term  due to changes in the  financial  condition of issuers,  LLC/ Pilgrim Baxter &
                    changes in financial conditions generally, or other factors.                                        Associates, Ltd.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP EQUITY   Evergreen VA Blue Chip:  seeks  capital  growth with the  potential  for income.  The Portfolio normally  invests at least 80% of its assets in "blue  chip"  stocks.  Blue chip stocks are the common stocks of  well-established,  large U.S.  companies with a long history of  performance,
                    typically   recognizable   names   representing  a  broad  range  of  industries.   The  market
                    capitalization  of the stocks  selected  will be within the range tracked by the S&P 500 Index,
                    at the time of purchase.  The remaining 20% of the  Portfolio's  assets may be  represented  by   Evergreen Investment
                    cash or invested in other types of equity  securities,  various cash equivalents or represented   Management Company,
                    by cash. The Portfolio's  stock selection is based on a diversified  style of equity management           LLC
                    that allows it to invest in both growth- and value-oriented securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  S&P 500 INDEX     Evergreen VA Equity Index:  seeks investment  results that achieve price and yield  performance   Evergreen Investment
                    similar  to the  Standards  and  Poor's 500  Composite  Price  Index  ("S&P 500  Index")*.  The   Management Company,
                    Portfolio  invests  substantially all of its total assets in equity securities that represent a          LLC
                    composite of the S&P 500 Index.  The S&P 500 is an unmanaged  index of 500 common stocks chosen to reflect the  industries  of the U.S.  economy and is often  considered a proxy for the stock market in general.
                    *"Standard & Poor's(R),"  "S&P(R)," "S&P 500(R),"  "Standard & Poor's 500," and "500" are  trademarks of the  McGraw-Hill  Companies,  Inc. and have been  licensed  for use by Evergreen  Investment
                    Management  Company,  LLC.  The  Portfolio  is not  sponsored,  endorsed,  sold or  promoted by
                    Standard & Poor's and Standard & Poor's makes no  representation  regarding the advisability of investing in the Portfolio.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
BALANCED            Evergreen VA Foundation:  seeks capital growth and current income.  The Portfolio  invests in a combination of common stocks,  preferred stocks and securities  convertible or exchangeable for common  stocks of large U.S.  companies  (i.e.,  companies  whose market  capitalization  falls
                    within the range  tracked by the Russell 1000(R)Index,  at the time of  purchase).  Under normal   Evergreen Investment
                    circumstances,  the Portfolio will invest at least 25% of its assets in debt securities and the   Management Company,
                    remainder in equity securities.                                                                           LLC
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Evergreen VA Strategic  Income:  seeks high current  income from  interest on debt  securities.
                    Secondarily,  the Portfolio considers potential for growth of capital in selecting  securities.
                    The  Portfolio  intends  to  allocate  its  assets  principally  between  domestic  high-yield, high-risk  bonds and debt securities  (which may be denominated in U.S.  dollars or in non-U.S.
  INTER-NATIONAL    currencies) of foreign governments and foreign corporations.  In addition,  the Portfolio will,   Evergreen Investment
       BOND         from time to time,  allocate a portion of its assets to U.S. government  securities,  including   Management Company,
                    zero-coupon U.S. Treasury securities,  asset-backed securities,  mortgage-backed securities and           LLC
                    money  market  instruments.  This  allocation  will  be  made  on the  basis  of the  Portfolio manager's  assessment of global  opportunities for high income and high investment return. From time to time, the Portfolio may invest 100% of its assets in U.S. or foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST Strong  International  Equity: seeks long-term capital growth by investing in a diversified
    EQUITY          portfolio  of  international  equity  securities  the issuers of which are  considered  to have strong  earnings  momentum.  The  Portfolio  seeks to meet its  objective by  investing,  under normal  market  conditions,  at least 80% of its total  assets in a  diversified  portfolio  of equity  securities  of  companies  located or operating in  developed  non-U.S.  countries  and emerging  markets  of the  world.  The  Sub-advisor  intends  to  focus  on  companies  with an
                    above-average   potential  for  long-term  growth  and  attractive  relative  valuations.   The    Strong Capital
                    Sub-advisor selects companies based on five key factors: growth,  valuation,  management,  risk     Management, Inc.
                    and sentiment.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS  Growth:  seeks  long-term  capital  growth  and future  income.  Under  normal  market conditions,  the  Portfolio  invests  at least 80% of its total  assets  in common  stocks  and
                    related securities,  such as preferred stocks,  convertible securities and depositary receipts,      Massachusetts
 LARGE CAP GROWTH   of companies that the  Sub-advisor  believes offer better than average  prospects for long-term    Financial Services
                    growth.  The Sub-advisor seeks to purchase  securities of companies that it considers  well-run         Company
                    and  poised  for  growth.  The  Portfolio  may  invest up to 35% of its net  assets in  foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Goldman Sachs Concentrated  Growth (f/k/a AST JanCap Growth):  seeks growth of capital in a
                    manner  consistent  with  the  preservation  of  capital.   Realization  of  income  is  not  a
                    significant  investment  consideration and any income realized on the Portfolio's  investments, therefore,  will be  incidental to the  Portfolio's  objective.  The Portfolio  will pursue its
 LARGE CAP GROWTH   objective  by investing  primarily  in equity  securities  of  companies  that the  Sub-advisor   Goldman Sachs Asset
                    believes have  potential to achieve  capital  appreciation  over the  long-term.  The Portfolio        Management
                    seeks to achieve  its  investment  objective  by  investing,  under  normal  circumstances,  in approximately  30 - 45 companies  that are  considered by the  Sub-advisor to be positioned for long-term growth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Growth with  Income:  seeks long term growth of capital  with a secondary  objective to seek  reasonable  current  income.  Under normal market  conditions,  the Portfolio  invests at least 65% of its net assets in common stocks and related securities,  such as preferred stocks,
      GROWTH        convertible  securities  and  depositary  receipts.  The stocks in which the Portfolio  invests
       AND          generally  will pay  dividends.  While the Portfolio  may invest in companies of any size,  the
      INCOME        Portfolio  generally  focuses  on  companies  with  larger  market   capitalizations  that  the     Massachusetts
                    Sub-advisor  believes have  sustainable  growth  prospects and attractive  valuations  based on    Financial Services
                    current and  expected  earnings  or cash flow.  The  Portfolio  may invest up to 20% of its net         Company
                    assets in foreign securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 HIGH YIELD BOND    AST Federated  High Yield:  seeks high current  income by investing  primarily in a diversified portfolio of fixed income  securities.  The Portfolio will invest at least 80% of its assets in fixed  income  securities  rated BBB and below.  These  fixed  income  securities  may  include
                    preferred  stocks,   convertible  securities,   bonds,   debentures,   notes,  equipment  lease
                    certificates  and equipment trust  certificates.  A fund that invests  primarily in lower-rated
                    fixed  income  securities  will be subject to greater risk and share price  fluctuation  than a   Federated Investment
                    typical  fixed income fund,  and may be subject to an amount of risk that is  comparable  to or        Counseling
                    greater than many equity funds.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Money  Market:  seeks high  current  income and  maintain  high  levels of  liquidity.  The
                    Portfolio  attempts to  accomplish  its  objective by  maintaining  a  dollar-weighted  average      Wells Capital
   MONEY MARKET     maturity  of not  more  than 90 days  and by  investing  in  securities  which  have  effective     Management, Inc.
                    maturities of not more than 397 days.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    INVESCO Variable  Investment  Funds - Dynamics:  seek long-term  capital growth.  The Portfolio invests at least 65% of its assets in common  stocks of mid-sized  companies.  INVESCO  defines mid-sized  companies as companies  that are included in the Russell  Midcap Growth Index at the time of purchase,  or if not  included in that Index,  have market  capitalizations  of between
                    $2.5 billion and $15 billion at the time of purchase.  The core of the Portfolio's  investments   INVESCO Funds Group,
  MID-CAP EQUITY    are in securities of established  companies that are leaders in attractive  growth markets with           Inc.
                    a history of strong  returns.  The  remainder  of the  Portfolio is invested in  securities  of companies  that show  accelerating  growth,  driven by product  cycles,  favorable  industry or sector  conditions,  and other  factors  that  INVESCO  believes  will  lead to rapid  sales or earnings growth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    INVESCO Variable  Investment Funds - Technology:  seeks capital growth.  The Portfolio normally invests  80% of its net assets in the  equity  securities  and  equity-related  instruments  of companies  engaged in  technology-related  industries.  These include,  but are not limited to,
                    various applied technologies, hardware, software, semiconductors,  telecommunications equipment   INVESCO Funds Group,
      SECTOR        and services and service-related  companies in information  technology.  Many of these products           Inc.
                    and services are subject to rapid obsolescence,  which may lower market value of the securities of the  companies  in this  sector.  At any given time,  20% of the  Portfolio's  assets is not required to be invested in the sector.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP EQUITY   Davis Value:  seeks  long-term  growth of capital.  Under normal  circumstances  the  Portfolio      Davis Selected
                    invests  the  majority  of its assets in equity  securities  issued by  companies  with  market       Advisers, L.P.
                    capitalizations  of at least $10 billion  that the  advisor  believes  are of high  quality and whose shares are selling at attractive  prices.  The advisor  selects stocks with the intention of holding them for the long term.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

WHAT ARE THE FIXED INVESTMENT OPTIONS?
We offer fixed investment options of different  durations during the accumulation  period.  These "Fixed Allocations" earn a guaranteed fixed rate of interest  for a specified  period of time,  called the  "Guarantee  Period." In most states,  we offer Fixed  Allocations with  Guarantee  Periods  from 1 to 10 years.  We may also offer  special  purpose  Fixed  Allocations  for use with  certain  optional investment  programs.  We guarantee  the fixed rate for the entire  Guarantee  Period.  However,  if you  withdraw or transfer  Account
Value before the end of the Guarantee  Period,  we will adjust the value of your  withdrawal or transfer  based on a formula,  called a
"Market Value  Adjustment." The Market Value  Adjustment can either be positive or negative,  depending on the rates that are currently being  credited  on Fixed  Allocations.  Please  refer to the  section  entitled  "How does the Market  Value  Adjustment  Work?" for a description  of the  formula  along with  examples  of how it is  calculated.  You may  allocate  Account  Value to more than one Fixed
Allocation at a time.

Fixed  Allocations may not be available in all states.  Availability of Fixed  Allocations is subject to change and may differ by state and by the  annuity  product  you  purchase.  Please  call  American  Skandia at  1-800-766-4530  to  determine  availability  of Fixed
Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Contingent  Deferred Sales Charge:  We do not deduct a sales charge from Purchase  Payments you make to your Annuity.  However,  we may deduct a  Contingent  Deferred  Sales Charge or CDSC if you  surrender  your  Annuity or when you make a partial  withdrawal.  The CDSC reimburses us for expenses  related to sales and  distribution of the Annuity,  including  commissions,  marketing  materials and other promotional  expenses.  The CDSC is  calculated as a percentage of your Purchase  Payment  being  surrendered  or withdrawn  during the applicable  Annuity Year. For purposes of calculating  the CDSC, we consider the year following the date we receive a Purchase  Payment as Year 1. The amount of the CDSC  applicable  to each  Purchase  Payment  decreases  over time,  measured  from the date the  Purchase
Payment is applied.  The CDSC percentages are shown below.

                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           YEARS                1      2      3      4      5     6      7     8+
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           CHARGE (%)          7.5    7.0    6.0    5.0    4.0   3.0    2.0     0
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

Each  Purchase  Payment  has its own CDSC  period.  When you make a  withdrawal,  we assume that the oldest  Purchase  Payment is being withdrawn  first so that the lowest CDSC is deducted from the amount  withdrawn.  After seven (7) complete years from the date you make a Purchase Payment,  no CDSC will be assessed if you withdraw or surrender that Purchase Payment.  Under certain  circumstances you can withdraw a limited amount of Account Value without paying a CDSC.  This is referred to as a "Free  Withdrawal."  Free  Withdrawals  are not treated as a withdrawal  of Purchase  Payments for  purposes of  calculating  the CDSC on a  subsequent  withdrawal  or  surrender.
Withdrawals of amounts  greater than the maximum Free  Withdrawal  amount are treated as a withdrawal of Purchase  Payments and will be assessed a CDSC. For purposes of calculating  the CDSC on a surrender or a partial  withdrawal,  the Purchase  Payments being withdrawn may be greater than your remaining  Account Value or the amount of your  withdrawal  request.  This is most likely to occur if you have made prior  withdrawals  under the Free  Withdrawal  provision  or if your Account  Value has declined in value due to negative  market performance.

We may waive the CDSC under certain  medically-related  circumstances or when taking a Minimum  Distribution  from an Annuity purchased as a "qualified"  investment.  Free Withdrawals,  Medically-Related  Surrenders and Minimum Distributions are each explained more fully in the section entitled "Access to Your Account Value".

Exceptions to the Contingent Deferred Sales Charge
We do not apply the CDSC  provision  on  Annuities  owned by a member of the  designated  class,  including:  (a) any  parent  company, affiliate or subsidiary of ours; (b) an officer,  director,  employee,  retiree, sales representative,  or in the case of an affiliated broker-dealer,  registered  representative  of such company;  (c) a director,  officer or trustee of any underlying  mutual fund; (d) a director,  officer or employee of any investment manager,  sub-advisor,  transfer agent, custodian,  auditing,  legal or administrative services  provider  that is  providing  investment  management,  advisory,  transfer  agency,  custodianship,  auditing,  legal  and/or administrative  services to an underlying  mutual fund or any affiliate of such firm; (e) a director,  officer,  employee or registered representative  of a broker-dealer or insurance  agency that has a then current selling  agreement with us and/or with American Skandia
Marketing,  Incorporated;  (f) a director,  officer,  employee or authorized  representative of any firm providing us or our affiliates with regular legal, actuarial, auditing, underwriting,  claims, administrative,  computer support, marketing, office or other services;
(g) the then  current  spouse of any such  person  noted in (b) through  (f),  above;  (h) the parents of any such person  noted in (b)
through  (g),  above;  (i) the  child(ren)  or other legal  dependent  under the age of 21 of any such person  noted in (b) through (h)
above; and (j) the siblings of any such persons noted in (b) through (h) above.

You must  notify  us at the time you  apply for an  Annuity  if you are a member  of the  designated  class.  American  Skandia  is not responsible  for  monitoring  whether you qualify as a member of the designated  class.  If you fail to inform us that you qualify as a member of the designated class, your Annuity will not be eligible for this exception to the CDSC.

Transfer Fee:  Currently,  you may make twenty (20) free transfers between  investment options each Annuity Year. We will charge $10.00 for each  transfer  after the  twentieth in each Annuity Year.  We do not consider  transfers  made as part of a dollar cost  averaging program when we count the twenty free  transfers.  Transfers  made as part of a  rebalancing,  market timing or third party  investment advisory  service will be subject to the  twenty-transfer  limit.  However,  all transfers  made on the same day will be treated as one
(1)  transfer.  Renewals or transfers of Account Value from a Fixed  Allocation  at the end of its Guarantee  Period are not subject to the  Transfer Fee and are not counted  toward the twenty free  transfers.  We may reduce the number of free  transfers  allowable  each
Annuity Year (subject to a minimum of eight) without  charging a Transfer Fee unless you make use of electronic  means to transmit your transfer  requests.  We may eliminate the Transfer Fee for transfer  requests  transmitted  electronically  or through other means that reduce our processing costs.

Annual  Maintenance Fee: During the accumulation  period we deduct an Annual  Maintenance Fee. The Annual  Maintenance Fee is $30.00 or
2% of your Account Value invested in the variable  investment  options,  whichever is less.  This fee will be deducted  annually on the anniversary  of the Issue Date of your Annuity or, if you surrender  your Annuity  during the Annuity Year,  the fee is deducted at the time of surrender.  We may increase the Annual  Maintenance  Fee.  However,  any increase will only apply to Annuities issued after the date of the increase.

Tax  Charges:  Several  states  and some  municipalities  charge  premium  taxes or  similar  taxes.  The  amount of tax will vary from jurisdiction  to  jurisdiction  and is subject to change.  The tax charge  currently  ranges up to 3 1/2%.  We  generally  will deduct the amount of tax payable at the time the tax is  imposed,  but may also decide to deduct tax  charges  from each  Purchase  Payment at the time of a  withdrawal  or  surrender  of your Annuity or at the time you elect to begin  receiving  annuity  payments.  We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance  Charge:  We deduct an Insurance Charge daily against the average daily assets allocated to the  Sub-accounts.  The Insurance
Charge is the combination of the Mortality & Expense Risk Charge (1.25%) and the  Administration  Charge  (0.15%).  The total charge is equal to 1.40% on an annual  basis.  The  Insurance  Charge is intended to  compensate  American  Skandia for  providing  the insurance benefits under the Annuity,  including the Annuity's basic death benefit that provides  guaranteed  benefits to your beneficiaries even if the market declines and the risk that persons we guarantee  annuity  payments to will live longer than our  assumptions.  The charge also covers administrative costs associated with providing the Annuity benefits,  including  preparation of the contract,  confirmation statements,  annual account  statements and annual reports,  legal and accounting fees as well as various  related  expenses.  Finally, the charge covers the risk that our  assumptions  about the mortality  risks and expenses  under this Annuity are incorrect and that we have agreed not to increase  these  charges over time  despite our actual  costs.  We may  increase the portion of the total  Insurance
Charge that is deducted for  administrative  costs;  however,  any increase  will only apply to Annuities  issued after the date of the increase.

American  Skandia may make a profit on the  Insurance  Charge if, over time,  the actual cost of  providing  the  guaranteed  insurance obligations  under the  Annuity  are less than the amount we deduct  for the  Insurance  Charge.  To the extent we make a profit on the
Insurance Charge,  such profit may be used for any other corporate  purpose,  including payment of other expenses that American Skandia incurs in promoting, distributing, issuing and administering the Annuity.

The  Insurance  Charge  is not  deducted  against  assets  allocated  to a Fixed  Allocation.  However,  the  amount we credit to Fixed
Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.

Optional  Benefits:  If you elect to purchase the Guaranteed  Return Option,  we will deduct an additional charge on a daily basis from your Account Value  allocated to the  Sub-accounts.  The additional  charge is included in the daily  calculation of the Unit Price for each  Sub-account.  If you elect to purchase one or more optional  death  benefits,  we will deduct the annual charge from your Account
Value on the  anniversary of your Annuity's Issue Date.  Under certain  circumstances,  we may deduct a pro-rata  portion of the annual charge for any  optional  benefit.  The charge for each  optional  benefit is deducted in addition to the  Insurance  Charge due to the increased  insurance  risk  associated  with the  optional  benefit.  Please  refer  to the  section  entitled  "Death  Benefit"  for a description  of the charge for each Optional  Death  Benefit.  Please refer to the section  entitled  "Managing Your Account Value - Do you offer  programs  designed to guarantee a "return of premium" at a future date?" for a description  of the charge for the Guaranteed
Return Option.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?
We do not assess any charges  directly  against the  Portfolios.  However,  each  Portfolio  charges a total annual fee comprised of an investment  management fee,  operating  expenses and any distribution and service (12b-1) fees that may apply.  These fees are deducted daily by each  Portfolio  before it provides  American  Skandia  with the net asset value as of the close of  business  each day.  More detailed  information  about fees and charges can be found in the  prospectuses  for the  Portfolios.  Please  also see  "Service  Fees
Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fee or expenses are deducted  when  determining  the rate we credit to a Fixed  Allocation.  However,  for some of the same reasons that we deduct the Insurance  Charge  against  Account Value  allocated to the  Sub-accounts,  we also take into  consideration mortality,  expense,  administration,  profit and other factors in determining the interest rates we credit to Fixed  Allocations.  Any
CDSC or Tax Charge  applies to amounts that are taken from the variable  investment  options or the Fixed  Allocations.  A Market Value
Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?
In certain  states a tax is due if and when you exercise  your right to receive  periodic  annuity  payments.  The amount  payable will depend on the applicable  jurisdiction and on the annuity payment option you select.  If you select a fixed payment option,  the amount of each fixed  payment  will depend on the Account  Value of your Annuity when you elected to  annuitize.  There is no specific  charge deducted from these payments;  however,  the amount of each annuity payment reflects  assumptions about our insurance expenses.  If you select a  variable  payment  option  that we may offer,  then the amount of your  benefits  will  reflect  changes in the value of your
Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or  eliminate  certain  fees and  charges  or alter the manner in which the  particular  fee or charge is  deducted.  For example,  we may  reduce  the  amount of the CDSC or the  length of time it  applies,  reduce or  eliminate  the  amount of the  Annual
Maintenance Fee or reduce the portion of the total Insurance  Charge that is deducted as an  Administration  Charge.  Generally,  these types of  changes  will be based on a  reduction  to our  sales,  maintenance  or  administrative  expenses  due to the  nature  of the individual  or group  purchasing  the Annuity.  Some of the factors we might  consider in making such a decision  are: (a) the size and type of group;  (b) the number of Annuities  purchased by an Owner;  (c) the amount of Purchase  Payments or  likelihood  of additional
Purchase  Payments;  and/or (d) other  transactions where sales,  maintenance or administrative  expenses are likely to be reduced.  We will not discriminate  unfairly between Annuity  purchasers if and when we reduce the portion of the Insurance Charge attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial Purchase  Payment:  You must make a minimum initial Purchase Payment of $1,000.  However,  if you decide to make payments under a systematic  investment or "bank drafting"  program,  we will accept a lower initial Purchase Payment provided that,  within the first
Annuity Year, you make at least $1,000 in total Purchase Payments.

Where  allowed by law,  initial  Purchase  Payments in excess of  $1,000,000  require our approval  prior to  acceptance.  We may apply certain limitations and/or  restrictions on the Annuity as a condition of our acceptance,  including limiting the liquidity features or the Death Benefit protection provided under the Annuity,  limiting the right to make additional Purchase Payments,  changing the number of transfers  allowable under the Annuity or restricting the Sub-accounts  that are available.  Other limitations  and/or  restrictions may apply.

Except as noted below,  Purchase  Payments  must be  submitted  by check drawn on a U.S.  bank,  in U.S.  dollars,  and made payable to
American  Skandia.  Purchase  Payments  may  also  be  submitted  via  1035  exchange  or  direct  transfer  of  funds.  Under  certain circumstances,  Purchase  Payments may be  transmitted  to American  Skandia via wiring funds  through your  investment  professional's broker-dealer  firm.  Additional  Purchase  Payments may also be applied to your Annuity under an  arrangement  called "bank  drafting"
where you  authorize  us to  deduct  money  directly  from your bank  account.  We may  reject  any  payment  if it is  received  in an unacceptable form.  Our acceptance of a check is subject to our ability to collect funds.

Age Restrictions:  There is no age restriction to purchase the Annuity.  However,  the basic Death Benefit provides greater  protection for persons  under age 90. You should  consider your need to access your Account  Value and whether the  Annuity's  liquidity  features will  satisfy  that need.  If you take a  distribution  prior to age 591/2, you may be subject to a 10%  penalty in addition to ordinary income taxes on any gain. The  availability  of certain  optional  benefits may vary based on the age of the Owner on the Issue Date of the Annuity.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s), Annuitant and one or more
Beneficiaries for your Annuity.

|X|      Owner:  The  Owner(s)  holds all  rights  under the  Annuity.  You may name  more than one Owner in which  case all  ownership
         -----
       rights are held jointly.  However,  this Annuity does not provide a right of survivorship.  Refer to the Glossary of Terms for a complete description of the term "Owner."
|X|      Annuitant:  The  Annuitant  is the person we agree to make  annuity  payments  to and upon whose life we continue to make such
         ---------
       payments.  You must name an Annuitant who is a natural  person.  We do not accept a designation of joint  Annuitants  during the accumulation  period. Where allowed by law, you may name one or more Contingent  Annuitants.  A Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date.  Please refer to the discussion of  "Considerations  for Contingent
       Annuitants" in the Tax Considerations section of the Prospectus.
|X|      Beneficiary:  The  Beneficiary  is the person(s) or entity you name to receive the death  benefit.  If no beneficiary is named
         -----------
       the death benefit will be paid to you or your estate.

Your right to make certain  designations  may be limited if your Annuity is to be used as an IRA or other  "qualified"  investment that is given  beneficial  tax  treatment  under  the Code.  You  should  seek  competent  tax  advice on the  income,  estate  and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner,  Annuitant  and  Beneficiary  designations  by sending us a request in writing.  Where  allowed by law,  such changes will be subject to our acceptance.  Some of the changes we will not accept include, but are not limited to:
|X|      a new Owner  subsequent to the death of the Owner or the first of any joint Owners to die,  except where a  spouse-Beneficiary has become the Owner as a result of an Owner's death;
|X|      a new Annuitant subsequent to the Annuity Date;
|X|      for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
|X|      a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is co-owned by spouses,  we will assume that the sole primary  Beneficiary  is the  surviving  spouse unless you elect an alternative  Beneficiary  designation.  Unless  you elect an  alternative  Beneficiary  designation,  upon the death of either  spousal
Owner,  the  surviving  spouse may elect to assume  ownership of the Annuity  instead of taking the Death  Benefit  payment.  The Death
Benefit  that  would  have been  payable  will be the new  Account  Value of the  Annuity  as of the date of due proof of death and any required proof of a spousal  relationship.  As of the date the assumption is effective,  the surviving  spouse will have all the rights and benefits that would be available  under the Annuity to a new purchaser of the same  attained age. For purposes of  determining  any future Death Benefit for the  beneficiary  of the surviving  spouse,  the new Account Value will be considered as the initial  Purchase
Payment.  No CDSC  will  apply to the new  Account  Value.  However,  any  additional  Purchase  Payments  applied  after  the date the assumption is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the  surviving  spouse is named as a Contingent  Annuitant,  upon the death of the  Annuitant, the surviving  spouse will become the  Annuitant.  No Death Benefit is payable upon the death of the  Annuitant.  However,  the Account
Value of the Annuity as of the date of due proof of death of the Annuitant  (and any required proof of the spousal  relationship)  will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?
If after  purchasing  your  Annuity  you change  your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel  period.  This is often  referred to as a  "free-look."  Depending  on the state in which you purchased your Annuity and, in some states,  if you purchased the Annuity as a replacement  for a prior  contract,  the right to cancel period may be ten (10) days,  twenty-one  (21) days or longer,  measured from the time that you received  your  Annuity.  If you return your Annuity during the applicable  period,  we will refund your current  Account Value plus any tax charge  deducted.  This amount may be higher or lower than your  original  Purchase  Payment.  Where  required by law, we will return your  current  Account  Value or the amount of your initial  Purchase  Payment,  whichever  is greater.  The same rules may apply to an Annuity that is purchased as an IRA.
In any situation  where we are required to return the greater of your Purchase  Payment or Account Value,  we may allocate your Account
Value to the AST Money Market  Sub-account  during the right to cancel period and for a reasonable  additional  amount of time to allow for delivery of your Annuity.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The minimum amount that we accept as an additional  Purchase  Payment is $100 unless you participate in American  Skandia's  Systematic
Investment Plan or a periodic  purchase payment program.  We will allocate any additional  Purchase Payments you make according to your most recent allocation instructions, unless you request new allocations when you submit a new Purchase Payment.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make  additional  Purchase  Payments to your  Annuity by  authorizing  us to deduct money  directly  from your bank account and
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applying it to your  Annuity.  This type of program is often  called  "bank  drafting".  We call our bank  drafting  program  "American
Skandia's  Systematic  Investment Plan." Purchase Payments made through bank drafting may only be allocated to the variable  investment options when  applied.  Bank  drafting  allows you to invest in your  Annuity with a lower  initial  Purchase  Payment,  as long as you authorize  payments  that will  equal at least  $1,000  during  the first 12 months of your  Annuity.  We may  suspend  or cancel  bank drafting privileges if sufficient funds are not available from the applicable  financial  institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of qualified  investments.  If your employer sponsors such a program,  we may agree to accept  periodic  Purchase  Payments  through  a salary  reduction  program  as long as the  allocations  are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $1,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial  Purchase  Payment:  Once we accept your  application,  we invest your net Purchase  Payment in the  Annuity.  The net Purchase
Payment is your initial  Purchase  Payment  minus any tax charges  that may apply.  On your  application  we ask you to provide us with instructions  for allocating your Account Value.  You can allocate  Account Value to one or more variable  investment  options or Fixed
Allocations.

In those states where we are required to return your Purchase  Payment if you exercise  your right to return the Annuity,  we initially allocate all amounts that you choose to allocate to the variable  investment  options to the AST Money Market  Sub-account.  At the end of the right to cancel  period we will  reallocate  your Account Value  according to your most recent  allocation  instructions.  Where permitted by law, we will allocate your Purchase Payments according to your initial  instructions,  without  temporarily  allocating to the AST Money Market  Sub-account.  To do this,  we will ask that you execute our form called a "return  waiver" that  authorizes us to allocate your Purchase  Payment to your chosen  Sub-accounts  immediately.  If you submit the "return waiver" and then decide to return your  Annuity  during the right to cancel  period,  you will receive  your  current  Account  Value which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent  Purchase  Payments:  We will  allocate  any  additional  Purchase  Payments you make  according to your current  allocation instructions.  If any rebalancing or asset allocation  programs are in effect,  the allocation  should conform with such a program.  We assume  that your  current  allocation  instructions  are  valid  for  subsequent  Purchase  Payments  until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
During the accumulation  period you may transfer  Account Value between  investment  options.  Transfers are not subject to taxation on any gain.  We currently  limit the number of  Sub-accounts  you can invest in at any one time to twenty (20).  However,  you can invest in an unlimited  number of Fixed  Allocations.  We may require a minimum of $500 in each  Sub-account you allocate  Account Value to at the time of any  allocation or transfer.  If you request a transfer and, as a result of the transfer,  there would be less than $500 in the Sub-account,  we may transfer the remaining Account Value in the Sub-account pro rata to the other investment  options to which you transferred.

Currently,  we charge $10.00 for each transfer  after the twentieth  (20th) in each Annuity Year,  including  transfers made as part of any  rebalancing,  market timing,  asset  allocation or similar program which you have  authorized.  Transfers made as part of a dollar cost  averaging  program do not count  toward the twenty free  transfer  limit.  Renewals or  transfers  of Account  Value from a Fixed
Allocation  at the end of its  Guarantee  Period are not subject to the  transfer  charge.  We may reduce the number of free  transfers allowable  each Annuity Year (subject to a minimum of eight)  without  charging a Transfer Fee unless you make use of electronic  means to transmit your transfer  requests.  We may eliminate the Transfer Fee for transfer  requests  transmitted  electronically  or through other means that reduce our processing costs.

We reserve the right to limit the number of transfers  in any Annuity  Year for all  existing or new Owners.  We also reserve the right to limit the number of  transfers  in any Annuity  Year or to refuse any  transfer  request  for an Owner or certain  Owners if: (a) we believe that  excessive  trading or a specific  transfer  request or group of transfer  requests may have a detrimental  effect on Unit
Values or the share prices of the  Portfolios;  or (b) we are informed by one or more of the Portfolios that the purchase or redemption of  shares  must be  restricted  because  of  excessive  trading  or a  specific  transfer  or group of  transfers  is deemed to have a detrimental  effect on the share prices of affected  Portfolios.  Without  limiting the above, the most likely scenario where either of the above could occur would be if the  aggregate  amount of a trade or trades  represented a relatively  large  proportion of the total assets of a  particular  Portfolio.  Under such a  circumstance,  we will process  transfers  according to our rules then in effect and provide notice if the transfer request was denied.  If a transfer request is denied, a new transfer request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation  period.  Dollar Cost Averaging  allows you to  systematically  transfer an amount  each month from one  investment  option to one or more other  investment  options.  You can choose to transfer  earnings  only, principal plus earnings or a flat dollar amount.  Dollar Cost Averaging  allows you to invest  regularly each month,  regardless of the current unit value (or price) of the  Sub-account(s)  you invest in. This  enables you to purchase  more units when the market price is low and fewer units when the market price is high.  This may result in a lower  average cost of units over time.  However,  there is no guarantee  that  Dollar Cost  Averaging  will result in a profit or protect  against a loss in a declining  market.  We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable  investment  options or Fixed  Allocations.  Dollar Cost Averaging from Fixed  Allocations is subject to a number of rules that include, but are not limited to the following:
|X|      You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X|      You may only Dollar Cost Average  earnings or principal plus earnings.  If transferring  principal plus earnings,  the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X|      Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE:  When a Dollar  Cost  Averaging  program is  established  from a Fixed  Allocation,  the fixed rate of interest we credit to your
Account  Value is applied to a  declining  balance due to the  transfers  of Account  Value to the  Sub-accounts  during the  Guarantee
Period.  This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes.  During the  accumulation  period,  we offer  automatic  rebalancing  among the variable  investment  options you choose.  You can choose  to have your  Account  Value  rebalanced  quarterly,  semi-annually,  or  annually.  On the  appropriate  date,  your  variable investment  options are rebalanced to the allocation  percentages you request.  For example,  over time the performance of the variable investment  options  will  differ,  causing  your  percentage  allocations  to shift.  With  automatic  rebalancing,  we  transfer  the appropriate  amount  from the  "overweighted"  Sub-accounts  to the  "underweighted"  Sub-accounts  to return your  allocations  to the percentages  you  request.  If you request a transfer  from or into any  variable  investment  option  participating  in the  automatic rebalancing  program,  we will assume that you wish to change your rebalancing  percentages as well, and will automatically  adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum Account Value of at least $10,000 to enroll in automatic  rebalancing.  All  rebalancing  transfers made on the same day as part of an automatic  rebalancing  program are  considered as one transfer when counting the number of transfers  each year toward the maximum number of free transfers. We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
Yes. We offer two  different  programs for  investors  who wish to invest in the variable  investment  options but also wish to protect their  principal,  at least as of a specific  date in the  future.  You may not want to use either of these  programs  if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program
We offer a balanced  investment  program  where a portion of your Account  Value is allocated to a Fixed  Allocation  and the remaining
Account Value is allocated to the variable  investment  options that you select.  When you enroll in the Balanced  Investment  Program, you choose the  duration  that you wish the  program to last.  This  determines  the  duration  of the  Guarantee  Period for the Fixed
Allocation.  Based on the fixed rate for the  Guarantee  Period  chosen,  we calculate  the portion of your Account  Value that must be allocated to the Fixed Allocation to grow to a specific  "principal amount" (such as your initial Purchase  Payment).  We determine the amount  based on the rates then in effect for the  Guarantee  Period you  choose.  If you  continue  the  program  until the end of the
Guarantee  Period and make no withdrawals or transfers,  at the end of the Guarantee  Period,  the Fixed  Allocation will have grown to equal the  "principal  amount".  Withdrawals  or  transfers  from the Fixed  Allocation  before the end of the  Guarantee  Period  will terminate  the program and may be subject to a Market Value  Adjustment.  You can transfer the Account  Value that is not  allocated to the Fixed  Allocation  between any of the  Sub-accounts  available  under the  Annuity.  Account  Value you  allocate  to the  variable investment  options  is  subject  to market  fluctuations  and may  increase  or  decrease  in  value.  We do not  deduct a charge  for participating in the Balanced Investment Program.

         Example
         Assume you invest  $100,000.  You choose a 10-year program and allocate a portion of your Account Value to a Fixed  Allocation with a 10-year  Guarantee Period.  The rate for the 10-year  Guarantee Period is 5.33%*.  Based on the fixed interest rate for the Guarantee  Period chosen,  the factor is 0.594948 for  determining how much of your Account Value will be allocated to the
         Fixed  Allocation.  That means that  $59,495  will be  allocated  to the Fixed  Allocation  and the  remaining  Account  Value
         ($41,505)  will be  allocated to the variable  investment  options.  Assuming  that you do not make any  withdrawals  from the
         Fixed  Allocation,  it will grow to $100,000 at the end of the Guarantee  Period. Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

*        The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return Option (GRO)SM
We also offer a  seven-year  program  where we monitor your Account  Value daily and  systematically  transfer  amounts  between  Fixed
Allocations  and the variable  investment  options you choose.  American  Skandia  guarantees that at the end of the seventh (7th) year from  commencement  of the program (or any program  restart  date),  you will receive no less than your  Account  Value on the date you elected to  participate  in the program  ("commencement  value").  On the program  maturity  date,  if your Account  Value is below the commencement  value,  American Skandia will apply additional  amounts to your Annuity so that it is equal to commencement value or your
Account  Value on the date you elect to restart the program  duration.  Any amounts  added to your  Annuity  will be applied to the AST
Money  Market  Sub-account,  unless you provide us with  alternative  instructions.  We will  notify you of any  amounts  added to your
Annuity  under the program.  We do not  consider  amounts  added to your  Annuity to be  "investment  in the  contract"  for income tax purposes.

Account  Value is only  transferred  to and  maintained  in Fixed  Allocations  to the  extent we, in our sole  discretion,  deem it is
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necessary  to support our  guarantee  under the  program.  This differs  from the  Balanced  Investment  Program  where a set amount is allocated to a Fixed  Allocation  regardless of the  performance of the  underlying  Sub-accounts.  With the Guaranteed  Return Option, your Annuity is able to participate in the upside potential of the Sub-accounts  while only  transferring  amounts to Fixed Allocations to protect against  significant  market downturns.  NOTE: If a significant  amount of your Account Value is systematically  transferred to Fixed Allocations  during prolonged market declines,  less of your Account Value may be immediately  available to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each  business day we monitor the  performance  of your Account Value to determine  whether it is greater  than,  equal to or below our
"reallocation  trigger",  described  below.  Based on the performance of the  Sub-accounts in which you choose to allocate your Account
Value  relative to the  reallocation  trigger,  we may transfer  some or all of your Account Value to or from a Fixed  Allocation.  You have  complete  discretion  over the  allocation  of your Account  Value that remains  allocated  in the variable  investment  options.
However, we reserve the right to restrict certain Portfolios if you participate in the program.

|X|      Account Value greater than or equal to reallocation  trigger:  Your Account Value in the variable  investment  options remains allocated  according  to your most recent  instructions.  If a portion of Account  Value was  previously  allocated to a Fixed
         Allocation,  those amounts may be transferred from the Fixed Allocation and  re-allocated to the variable  investment  options pro-rata according to your current allocations.  A Market Value Adjustment will apply.

|X|      Account Value below reallocation  trigger:  A portion of your Account Value in the variable  investment options is transferred to a new Fixed Allocation.  These amounts are transferred on a pro-rata basis from the variable  investment  options.  The new
         Fixed Allocation will have a Guarantee  Period equal to the remaining  duration in the Guaranteed  Return Option.  The Account
         Value  applied to the new Fixed  Allocation  will be credited  with the fixed  interest rate then being applied to a new Fixed
         Allocation  of the next higher  yearly  duration.  The Account Value will remain  invested in the Fixed  Allocation  until the maturity date of the program  unless,  at an earlier  date,  your Account  Value is at or above the  reallocation  trigger and amounts  can be  transferred  to the  variable  investment  options (as  described  above)  while  maintaining  the  guarantee protection under the program.

American  Skandia uses an  allocation  mechanism  based on  assumptions  of expected and maximum  market  volatility  to determine  the reallocation  trigger.  The  allocation  mechanism is used to determine the allocation of Account Value between Fixed  Allocations  and the Sub-accounts you choose.  American  Skandia reserves the right to change the allocation  mechanism and the reallocation  trigger at its  discretion,  subject to regulatory  approval  where  required.  Any change to the  allocation  mechanism  and/or the  reallocation trigger will only apply to programs that begin after the change is effective.

Program Termination
The Guaranteed  Return Option will  terminate on its maturity  date. You can elect to participate in a new Guaranteed  Return Option or re-allocate  your  Account  Value at that time.  Upon  termination,  any  Account  Value  allocated  to the Fixed  Allocations  will be transferred to the AST Money Market Sub-account, unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option
This program is subject to certain rules and restrictions, including, but not limited to the following:
|X|      You may  terminate  the  Guaranteed  Return  Option at any  time.  American  Skandia  does not  provide  any  guarantees  upon termination of the program.
|X|      Withdrawals  from your  Annuity  while the  program  is in effect  will  reduce the  guaranteed  amount  under the  program in proportion  to your  Account  Value at the time of the  withdrawal.  Withdrawals  will be subject to all other  provisions  of the
     Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.
|X|      Additional  Purchase Payments applied to the Annuity while the program is in effect will only increase the amount  guaranteed;
     however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.
|X|      Annuity Owners cannot  transfer  Account Value to or from a Fixed  Allocation  while  participating  in the program and cannot participate in any dollar cost averaging program that transfers  Account Value from a Fixed Allocation to the variable  investment options.
|X|      Transfers  from Fixed  Allocations  will be subject to the Market Value  Adjustment  formula under the Annuity;  however,  the
     0.10%  "cushion"  feature of the formula will not apply. A Market Value  Adjustment may be either  positive or negative.  Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X|      Transfers from the  Sub-accounts to Fixed  Allocations or from Fixed  Allocations to the  Sub-accounts  under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X|      The Guaranteed  Return Option will terminate:  (a) upon the death of the Owner or the Annuitant (in an entity owned contract);
     and (b) as of the date Account Value is applied to begin annuity payments.
|X|      You can elect to  restart  the seven (7) year  program  duration  on any  anniversary  of the Issue Date of the  Annuity.  The
     Account Value on the date the restart is effective  will become the new  commencement  value.  You can only elect the program once per Annuity Year.

Charges under the Program
We deduct a charge  equal to 0.25% per year to  participate  in the  Guaranteed  Return  Option.  The annual  charge is deducted  daily against your Account  Value  allocated to the  Sub-accounts.  Account  Value  allocated to Fixed  Allocations  under the program is not subject to the charge.  The charge is  deducted  to  compensate  American  Skandia  for:  (a) the risk that your  Account  Value on the maturity date of the program is less than the amount guaranteed; and (b) administration of the program.

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     Effective  November 18, 2002,  American Skandia changed the manner in which the annual charge for the Guaranteed Return Option is deducted to the method  described  above.  The annual  charge for the  Guaranteed  Return Option for Owners who elected the benefit  between  May 1, 2001 and  November  15, 2002 and  subsequent  to November  19, 2002 in those  states  where the daily deduction of the charge has not been approved, is deducted annually,  in arrears,  according to the prospectus in effect as of the date the program was elected.  Owners who  terminate and then  re-elect the  Guaranteed  Return Option or elect to restart the Guaranteed Return Option at any time after November 18, 2002 will be subject to the charge method described above.
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MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?
Yes.  You may  authorize  your  investment  professional  to direct the  allocation  of your  Account  Value and to  request  financial transactions  between  investment  options while you are living,  subject to our rules. You must contact us immediately if and when you revoke such authority.  We will not be responsible for acting on instructions  from your investment  professional if you fail to inform us that such person's  authority has been revoked.  We may also suspend,  cancel or limit these  privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide administrative support to licensed,  registered investment  professionals or investment advisors who you authorize to make financial  transactions on your behalf.  These investment  professionals may be firms or persons who also are appointed by us as authorized  sellers of the Annuity.  However,  we do not offer advice about how to allocate your Account Value under any  circumstance.  Any  investment  professionals  you engage to provide  advice  and/or make  transfers  for you is not acting on our behalf.  We are not  responsible for any  recommendations  such investment  professionals  make, any market timing or asset  allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require  investment  professionals  or investment  advisors,  who are authorized by multiple  contract  owners to make financial transactions,  to enter into an  administrative  agreement with American  Skandia as a condition of our accepting  transactions on your behalf.  The  administrative  agreement may impose  limitations on the investment  professional's  or investment  advisor's  ability to request  financial  transactions on your behalf.  These  limitations  are intended to minimize the detrimental  impact of an investment professional  who is in a position to  transfer  large  amounts of money for  multiple  clients in a  particular  Portfolio  or type of portfolio or to comply with specific  restrictions or limitations  imposed by a Portfolio(s) on American  Skandia.  The  administrative agreement  may limit  the  available  investment  options,  require  advance  notice of large  transactions,  or impose  other  trading limitations on your investment  professional.  Your  investment  professional  will be informed of all such  restrictions on an ongoing basis.  We may also require that your  investment  professional  transmit  all  financial  transactions  using the  electronic  trading functionality  available  through our Internet  website  (www.americanskandia.com).  Limitations  that we may impose on your investment professional or investment advisor under the terms of the  administrative  agreement do not apply to financial  transactions  requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?

We credit  the fixed  interest  rate to the Fixed  Allocation  throughout  a set  period of time  called a  "Guarantee  Period."  Fixed
Allocations  currently are offered with Guarantee  Periods from 1 to 10 years.  We may make Fixed  Allocations  of different  durations available in the future,  including Fixed Allocations  offered  exclusively for use with certain optional  investment  programs.  Fixed
Allocations  may not be available in all states and may not always be available for all Guarantee  Periods  depending on market factors and other considerations.

The interest  rate credited to a Fixed  Allocation  is the rate in effect when the  Guarantee  Period begins and does not change during the Guarantee  Period.  The rates are an effective annual rate of interest.  We determine the interest rates for the various  Guarantee
Periods.  At the time that we confirm  your Fixed  Allocation,  we will  advise  you of the  interest  rate in effect and the date your
Fixed  Allocation  matures.  We may change the rates we credit new Fixed  Allocations at any time. Any change in interest rate does not affect  Fixed  Allocations  that  were in  effect  before  the date of the  change.  To  inquire  as to the  current  rates  for  Fixed
Allocations, please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:
|X|      when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X|      upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
|X|      when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent  permitted by law, we may  establish  different  interest  rates for Fixed  Allocations  offered to a class of Owners who choose to participate in various optional  investment programs we make available.  This may include,  but is not limited to, Owners who elect to use Fixed  Allocations  under a dollar  cost  averaging  program  (see "Do You Offer  Dollar Cost  Averaging?")  or a balanced investment  program (see "Do you offer  programs  designed to guarantee a "Return of Premium" at a future  date?").  The interest  rate credited to Fixed  Allocations  offered to this class of purchasers may be different than those offered to other  purchasers who choose the same Guarantee Period but who do not participate in an optional investment program.  Any such program is at our sole discretion.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific  formula for  determining  the fixed  interest rates for Fixed  Allocations.  Generally the interest rates we offer for Fixed  Allocations  will reflect the  investment  returns  available on the types of investments we make to support our fixed rate  guarantees.  These  investment  types may include  cash,  debt  securities  guaranteed by the United  States  government  and its agencies and  instrumentalities,  money market  instruments,  corporate debt obligations of different  durations,  private  placements, asset-backed  obligations  and municipal  bonds.  In  determining  rates we also  consider  factors such as the length of the Guarantee
Period for the Fixed  Allocation,  regulatory  and tax  requirements,  liquidity  of the markets for the type of  investments  we make, commissions,  administrative  and investment  expenses,  our insurance  risks in relation to the Fixed  Allocations,  general  economic trends and  competition.  Some of these  considerations  are similar to those we consider in determining  the Insurance  Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit  interest on a new Fixed  Allocation  in an existing  Annuity at a rate not less than the rate we are then  crediting to
Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The  interest  rate we  credit  for a  Fixed  Allocation  is  subject  to a  minimum.  Please  refer  to the  Statement  of  Additional
Information.  In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
If you transfer or withdraw Account Value from a Fixed Allocation  before the end of its Guarantee  Period, we will adjust the value of your investment  based on a formula,  called a "Market Value  Adjustment" or "MVA".  The Market Value  Adjustment  formula compares the interest  rates credited for Fixed  Allocations at the time you invested,  to interest rates being credited when you make a transfer or withdrawal.  The amount of any Market Value  Adjustment can be either  positive or negative,  depending on the rates that are currently being  credited on Fixed  Allocations.  In certain  states the amount of any Market Value  Adjustment may be limited under state law or regulation.  If your  Annuity is governed by the laws of that state,  any Market Value  Adjustment  that applies will be subject to our rules for complying with such law or regulation.

MVA Formula
The MVA formula is applied  separately to each Fixed  Allocation to determine the Account Value of the Fixed Allocation on a particular date.  The formula is as follows:

                                                      [(1+I) / (1+J+0.0010)]N/12

                                                                where:

                  I is the fixed  interest  rate we  guaranteed  to credit to the Fixed  Allocation as of its starting date;

                  J is the fixed  interest  rate for your class of annuities at the time of the  withdrawal  for a new
                                                                                                                   ---
                  Fixed  Allocation  with a Guarantee  Period equal to the remaining  number of years in your original
                  Guarantee Period;

                  N is the number of months remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/12.

If the transfer or  withdrawal  does not occur on the yearly or monthly  anniversary  of the  beginning of the Fixed  Allocation,  the numbers used in `J' and `N' will be rounded to the next highest integer.

MVA Examples
The following hypothetical examples show the effect of the MVA in determining Account Value.  Assume the following:
|X|      You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.
|X|      The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).
|X|      You make no  withdrawals  or transfers  until you decided to withdraw  the entire Fixed  Allocation  after  exactly  three (3)
         years, therefore 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA
Assume that at the time you request the withdrawal,  the fixed interest rate for a new Fixed  Allocation with a Guarantee  Period of 24 months is 3.5% (J = 3.5%).  Based on these assumptions, the MVA would be calculated as follows:

                                   MVA Factor = [(1+I)/(I+J+0.0010)]N/12 = [1.05/1.036]2 = 1.027210
                                                      Interim Value = $57,881.25
                                  Account Value after MVA = Interim Value X MVA Factor = $59,456.20.

Example of Negative MVA
Assume that at the time you request the withdrawal,  the fixed interest rate for a new Fixed  Allocation with a Guarantee  Period of 24 months is 6.0% (J = 6.0%).  Based on these assumptions, the MVA would be calculated as follows:

                                   MVA Factor = [(1+I)/(1+J+0.0010)]N/12 = [1.05/1.061)]2 = 0.979372
                                                      Interim Value = $57,881.25
                                  Account Value after MVA = Interim Value X MVA Factor = $56,687.28.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity  Date" for a Fixed  Allocation  is the last day of the  Guarantee  Period.  Before the Maturity  Date,  you may choose to renew the Fixed  Allocation  for a new Guarantee  Period of the same or different  length or you may transfer all or part of that Fixed
Allocation's  Account  Value to another  Fixed  Allocation  or to one or more  Sub-accounts.  We will  notify you before the end of the
Guarantee Period about the fixed interest rates that we are currently  crediting to all Fixed  Allocations that are being offered.  The rates being  credited to Fixed  Allocations  may change  before the  Maturity  Date.  We will not charge a MVA if you choose to renew a
Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

If you do not specify how you want a Fixed  Allocation to be allocated on its Maturity Date, it will be renewed for a Fixed  Allocation of the same duration if then available.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the  accumulation  period you can access your Account Value  through  Partial  Withdrawals,  Systematic  Withdrawals,  and where required for tax  purposes,  Minimum  Distributions.  You can also  surrender  your Annuity at any time. We may deduct a portion of the
Account Value being  withdrawn or  surrendered  as a CDSC. If you  surrender  your Annuity,  in addition to any CDSC, we may deduct the
Annual  Maintenance  Fee,  any Tax Charge  that  applies and the charge for any  optional  benefits.  We may also apply a Market  Value
Adjustment  to any Fixed  Allocations.  Certain  amounts  may be  available  to you each  Annuity  Year that are not subject to a CDSC.
These are  called  "Free  Withdrawals."  In  addition,  under  certain  circumstances,  we may waive the CDSC for  surrenders  made for qualified  medical reasons or for  withdrawals  made to satisfy Minimum  Distribution  requirements.  Unless you notify us differently, withdrawals  are taken pro-rata based on the Account Value in the investment  options at the time we receive your  withdrawal  request.
Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A distribution  during the  accumulation  period is deemed to come first from any "gain" in your Annuity and second as a return of your
"tax  basis",  if any.  Distributions  from your  Annuity  are  generally  subject to  ordinary  income  taxation  on the amount of any investment  gain unless the  distribution  qualifies as a non-taxable  exchange or transfer.  If you take a  distribution  prior to the taxpayer's  age 59 1/2, you may be subject to a 10% penalty in addition to ordinary  income  taxes on any gain.  You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the  annuitization  period,  a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment.  The Code and  regulations  have  "exclusionary  rules" that we use to determine  what portion of each annuity payment  should  be  treated  as a  return  of any tax  basis  you have in the  Annuity.  Once the tax  basis in the  Annuity  has been distributed,  the  remaining  annuity  payments  are  taxable as  ordinary  income.  The tax basis in the  Annuity  may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation period.

|X|      To meet liquidity  needs,  you can withdraw a limited amount from your Annuity during each of Annuity Years 1-7 without a CDSC being  applied.  We call this the "Free  Withdrawal"  amount.  The Free  Withdrawal  amount is not  available if you choose to surrender  your  Annuity.  Amounts  withdrawn  as a Free  Withdrawal  do not  reduce  the amount of CDSC that may apply upon a subsequent withdrawal or surrender of the Annuity.  The minimum Free Withdrawal you may request is $100.

|X|      You can also make  withdrawals  in excess of the Free  Withdrawal  amount.  We call this a  "Partial  Withdrawal."  The amount that you may withdraw  will depend on the  Annuity's  Surrender  Value.  The  Surrender  Value is equal to your Account  Value minus any CDSC,  the Annual  Maintenance  Fee,  the Tax  Charge,  any  charges  for  optional  benefits  and any Market  Value
         Adjustment that may apply to any Fixed  Allocations.  After any Partial  Withdrawal,  your Annuity must have a Surrender Value of at least  $1,000,  or we may treat the  Partial  Withdrawal  request  as a request to fully  surrender  your  Annuity.  The minimum Partial Withdrawal you may request is $100.

When we determine if a CDSC applies to Partial  Withdrawals and Systematic  Withdrawals,  we will first determine what, if any, amounts qualify as a Free  Withdrawal.  Those amounts are not subject to the CDSC.  Partial  Withdrawals  or Systematic  Withdrawals of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

You may request a withdrawal  for an exact dollar  amount after  deduction  of any CDSC that  applies  (called a "net  withdrawal")  or request a gross  withdrawal  from which we will deduct any CDSC that  applies,  resulting  in less money being  payable to you than the amount you  requested.  If you  request a net  withdrawal,  the amount  deducted  from your  Account  Value to pay the CDSC may also be subject to a CDSC.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To  request  the forms  necessary  to make a  withdrawal  from your  Annuity,  call  1-800-766-4530  or visit our  Internet  Website at
www.americanskandia.com.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?
The Free  Withdrawal  provision that applies to your Annuity  depends on its Issue Date and your residence  state.  We began offering a new Free  Withdrawal  provision in most states as of May 1, 1996. The Free Withdrawal  provision also varies  depending on whether your
Annuity is used as a funding  vehicle for a qualified  plan under  Section 401 of the Code. As of the date of this  Prospectus,  we are no longer offering the Annuity for use with Section 401 plans.

Annuities Issued on or after May 1, 1996
The maximum Free Withdrawal amount during any Annuity Year is the greater of:
1.       the "Growth" in the Annuity; or
2.       10% of Purchase  Payments that, as of the date of the withdrawal,  have been invested for less than the CDSC period (with your
     Annuity,  seven (7) years),  minus any prior Free Withdrawals,  or amounts deemed to come from Free  Withdrawals,  during the then current Annuity Year.
3.       The  "emergency  amount"  available  each Annuity Year minus any prior Free  Withdrawals  or amounts  deemed to come from Free
     Withdrawals.  The  "emergency  amount"  on the  Issue  Date is 10% of the  initial  Purchase  Payment.  At the  beginning  of each subsequent  Annuity Year,  the  "emergency  amount" is increased by 10% of all Purchase  Payments that have been invested for less than the CDSC period,  subject to a maximum of 50%.  During any Annuity Year,  the  "emergency  amount" is increased by 10% of all
     Purchase Payments applied during the Annuity Year.

Annuities Issued before May 1, 1996
The maximum Free Withdrawal amount during any Annuity Year is the greater of:
1.       the "Growth" in the Annuity; or
2.       10% of Purchase  Payments that, as of the date of the withdrawal,  have been invested for less than the CDSC period (with your
     Annuity,  seven (7) years),  minus any prior Free Withdrawals,  or amounts deemed to come from Free  Withdrawals,  during the then current Annuity Year.
3.       The "emergency  amount"  available each Annuity Year on or after Annuity Year 1 is 35% of all Purchase Payments that have been invested for less than the CDSC period (with your Annuity, seven (7) years) minus the sum of all prior withdrawals of any type.

Annuities used as funding vehicles for Section 401 Plans
The maximum Free Withdrawal amount during any Annuity Year is the same as above based on the Issue Date of the Annuity.  However,
Item (2) of each provision is as follows:

2.       20% of Purchase  Payments that, as of the date of the withdrawal,  have been invested for less than the CDSC period (with your
     Annuity,  seven (7) years),  minus any prior Free Withdrawals,  or amounts deemed to come from Free  Withdrawals,  during the then current Annuity Year.

Under each  provision  above,  "Growth"  equals the current  Account Value less all Purchase  Payments that have been invested for less than the CDSC period and have not been  previously  withdrawn.  "Growth"  does not include  any  additional  amounts we applied to your
Annuity based on your Purchase Payments.

NOTE: Free  withdrawals do not reduce the amount of any CDSC that would apply upon a partial  withdrawal or subsequent  surrender.  The minimum Free Withdrawal you may request is $100.  We may apply a Market Value Adjustment to any Fixed Allocations.

Examples
The following hypothetical examples assume that your Annuity was issued on or after May 1, 1996.

1.       Assume you make an initial  Purchase  Payment of $10,000  and make no  additional  Purchase  Payments.  Assume that in Annuity
     Year 3, due to positive  investment  performance,  your Account Value is $12,500.  If you have made no previous Free  Withdrawals, the maximum Free  Withdrawal  amount in Annuity Year 3 would be the greater of Growth  (Account  Value minus  Purchase  Payments =
     $2,500),  10% of Purchase Payments ($1,000) or 30% of Purchase Payments  ($3,000).  Your maximum Free Withdrawal amount in Annuity
     Year 3 would be $3,000.

2.       Assume you make an initial  Purchase  Payment of $10,000  and make no  additional  Purchase  Payments.  Assume that in Annuity
     Year 3, due to positive investment  performance,  your Account Value is $12,500.  Assume you choose to withdraw the Growth,  equal to $2,500 in Annuity Year 3. Assume  further that in Annuity Year 5, your Account  Value has  increased to $11,000 due to positive investment  performance.  The maximum Free Withdrawal amount in Annuity Year 5 would be the greater of Growth (Account Value minus
     Purchase  Payments = $1,000),  10% of  Purchase  Payments  ($1,000) or 50% of  Purchase  Payments  minus the sum of any prior Free
     Withdrawals ($5,000 - $2,500 = $2,500).

3.   Assume you make an initial Purchase Payment of $10,000 and make no additional  Purchase  Payments.  Assume that in Annuity Year 3, due to positive  investment  performance,  your Account Value is $12,500.  Assume you take the maximum Free  Withdrawal  amount in
     Annuity  Year 3 ($3,000) as  described  in Item 1 above.  Further  assume  that in Annuity  Year 4, you choose to  surrender  your
     Annuity.  Assume that your Account Value in Annuity Year 4 has increased to $10,500 due to positive investment  performance.  Upon surrender,  we will deduct a CDSC of 5% based on the number of years that your Purchase Payment has been invested times the amount of your Purchase Payment that has not been previously  withdrawn.  The amount of the previous Free Withdrawal was not subject to a
     CDSC when withdrawn.  Therefore, upon surrender, the amount of the entire Purchase Payment is subject to the CDSC (5.0% of $10,000
     = $500). You would receive $10,000 minus the Annual Maintenance Fee.

When we determine if a CDSC applies to Partial  Withdrawals and Systematic  Withdrawals,  we will first determine what, if any, amounts qualify as a Free  Withdrawal.  Those  amounts are not subject to the CDSC.  Partial  Withdrawal  or  Systematic  Withdrawal of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?
A CDSC may be  assessed  against a Partial  Withdrawal  during the  accumulation  period.  Whether a CDSC  applies and the amount to be charged  depends on whether  the  Partial  Withdrawal  exceeds  any Free  Withdrawal  amount  and, if so, the number of years that have elapsed since the Purchase Payment being withdrawn has been invested in the Annuity.

1.       If you request a Partial  Withdrawal  we determine if the amount you  requested  is available as a Free  Withdrawal  (in which case it would not be subject to a CDSC);
2.       If the amount requested exceeds the available Free Withdrawal amount:
|X|      First,  we withdraw the amount from Purchase  Payments  that have been invested for longer than the CDSC period,  if any (with your Annuity, seven (7) years);
|X|      Second,  we withdraw  the  remaining  amount from the  Purchase  Payments  that are still  subject to a CDSC.  We withdraw the
         "oldest" of your Purchase Payments first so that the lowest CDSC will apply to the amount withdrawn.

     Any CDSC will only apply to the amount withdrawn that exceeds the Free Withdrawal amount.

     For purposes of calculating  the CDSC on a partial  withdrawal,  the Purchase  Payments  being  withdrawn may be greater than your remaining  Account  Value or the  amount  of your  withdrawal  request.  This is most  likely  to occur  if you  have  made  prior withdrawals under the Free Withdrawal provision or if your Account Value has declined in value due to negative market performance.

3.       If the amount  requested  exceeds the amounts  available under Item #2 above, we withdraw the remaining  amount from any other
     Account Value.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Yes. We call these "Systematic  Withdrawals."  You can receive  Systematic  Withdrawals of earnings only,  principal plus earnings or a flat dollar amount.  Systematic  Withdrawals  may be subject to a CDSC. We will determine  whether a CDSC applies and the amount in the same way as we would for a Partial Withdrawal.

Systematic  Withdrawals can be made from Account Value allocated to the variable  investment options or Fixed  Allocations.  Generally,
Systematic  Withdrawals from Fixed Allocations are limited to earnings accrued after the program of Systematic  Withdrawals  begins, or payments of fixed dollar  amounts that do not exceed such  earnings.  Systematic  Withdrawals  are  available on a monthly,  quarterly, semi-annual  or annual  basis.  The  Surrender  Value of your  Annuity  must be at least  $20,000  before we will  allow you to begin a program of Systematic Withdrawals.

The minimum  amount for each  Systematic  Withdrawal  is $100.  If any  scheduled  Systematic  Withdrawal is for less than $100, we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled Systematic Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
Yes. If your Annuity is used as a funding vehicle for certain  retirement  plans that receive special tax treatment under Sections 401,
403(b) or 408 of the Code,  Section  72(t) of the Code may provide an exception to the 10% penalty tax on  distributions  made prior to age 59 1/2if you elect to receive  distributions as a series of "substantially  equal periodic  payments".  Distributions  received under this  provision in any Annuity Year that exceed the maximum  amount  available as a free  withdrawal  will be subject to a CDSC. We may apply a Market Value  Adjustment to any Fixed  Allocations.  To request a program that complies with Section 72(t), you must provide us with certain  required  information in writing on a form  acceptable to us. We may require  advance notice to allow us to calculate the amount of 72(t)  withdrawals.  The Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program for withdrawals under Section 72(t). The minimum amount for any such withdrawal is $100.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum  Distributions  are a type of Systematic  Withdrawal we allow to meet distribution  requirements  under Sections 401, 403(b) or
408 of the Code.  Under the Code,  you may be required to begin  receiving  periodic  amounts from your Annuity.  In such case, we will allow you to make  Systematic  Withdrawals  in amounts that satisfy the minimum  distribution  rules under the Code. We do not assess a
CDSC on Minimum  Distributions  from your Annuity if you are required by law to take such  Minimum  Distributions  from your Annuity at the time it is taken.  However,  a CDSC may be  assessed  on that  portion of a  Systematic  Withdrawal  that is taken to  satisfy  the minimum  distribution  requirements  in relation to other  savings or  investment  plans under  other  qualified  retirement  plans not maintained with American Skandia.

The amount of the required Minimum  Distribution for your particular  situation may depend on other annuities,  savings or investments.
We will only  calculate  the amount of your required  Minimum  Distribution  based on the value of your  Annuity.  We require three (3)
days advance  written notice to calculate and process the amount of your  payments.  You may elect to have Minimum  Distributions  paid out monthly,  quarterly,  semi-annually or annually.  The $100 minimum that applies to Systematic Withdrawals does not apply to Minimum
Distributions.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes.  During the  accumulation  period you can  surrender  your Annuity at any time.  Upon  surrender,  you will receive the  Surrender
Value.  Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

For purposes of calculating the CDSC on surrender,  the Purchase  Payments being  withdrawn may be greater than your remaining  Account
Value or the  amount  of your  withdrawal  request.  This is most  likely to occur if you have made  prior  withdrawals  under the Free
Withdrawal  provision or if your Account Value has declined in value due to negative  market  performance.  We may apply a Market Value
Adjustment to any Fixed Allocations.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To request the forms necessary to surrender your Annuity, call 1-800-766-4530 or visit our Internet Website at
www.americanskandia.com.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?
Where  permitted by law,  you may request to surrender  your  Annuity  prior to the Annuity Date without  application  of any CDSC upon occurrence of a  medically-related  "Contingency  Event". We may apply a Market Value Adjustment to any Fixed  Allocations.  The amount payable will be your Account Value.

This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:
|X|      the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
|X|      if the Owner is one or more natural persons, all such Owners must also be alive at such time;
|X|      we must receive  satisfactory  proof of the Annuitant's  confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
|X|      this benefit is not available if the total Purchase  Payments  received  exceed  $500,000 for all annuities  issued by us with this benefit where the same person is named as Annuitant.

For contracts issued before May 1, 1996 a "Contingency Event" occurs if the Annuitant is:
|X|      first  confined in a "Medical  Care  Facility"  while your Annuity is in force and remains  confined for at least 90 days in a row; or
|X|      first diagnosed as having a "Fatal Illness" while your Annuity is in force.

For contracts  issued on or after May 1, 1996,  and where allowed by law, the Annuitant must have been named or any change of Annuitant must have been accepted by us, prior to the "Contingency Event" described above in order to qualify for a medically-related surrender.

The  definitions  of "Medical Care  Facility" and "Fatal  Illness," as well as additional  terms and  conditions,  are provided in your
Annuity.  Specific details and definitions in relation to this benefit may differ in certain jurisdictions.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make annuity  options  available that provide fixed annuity  payments,  variable  payments or adjustable  payments.  Fixed options  provide the same  amount with each  payment.  Variable  options  generally  provide a payment  which may  increase or decrease depending on the investment  performance of the  Sub-accounts.  However,  currently,  we also make a variable payment option that has a guarantee  feature.  Adjustable  options provide a fixed payment that is periodically  adjusted based on current  interest rates. We do not guarantee to make any annuity payment options  available in the future.  For additional  information on annuity payment options you may request a Statement of Additional Information.

When you  purchase an Annuity,  or at a later date,  you may choose an Annuity  Date,  an annuity  option and the  frequency of annuity payments.  You may change  your  choices  before the  Annuity  Date under the terms of your  contract.  A maximum  Annuity  Date may be required  by law.  The  Annuity  Date may depend on the  annuity  option you  choose.  Certain  annuity  options  may not be  available depending on the age of the Annuitant.

Certain of these annuity  options may be available to  Beneficiaries  who choose to receive the Death  Benefit  proceeds as a series of payments instead of a lump sum payment.

Option 1
--------
Payments for Life:  Under this option,  income is payable  periodically  until the death of the "key life".  The "key life" (as used in this section) is the person or persons upon whose life annuity  payments are based. No additional  annuity  payments are made after the death of the key life.  Since no minimum number of payments is guaranteed,  this option offers the largest amount of periodic  payments of the life  contingent  annuity  options.  It is possible  that only one  payment  will be payable if the death of the key life occurs before the date the second  payment was due,  and no other  payments  nor death  benefits  would be payable.  This Option is  currently available on a fixed or variable basis.  Under this option, you cannot make a partial or full surrender of the annuity.

Option 2
--------
Payments  Based on Joint Lives:  Under this option,  income is payable  periodically  during the joint  lifetime of two key lives,  and thereafter  during the remaining  lifetime of the survivor,  ceasing with the last payment prior to the  survivor's  death.  No minimum number of payments is  guaranteed  under this option.  It is possible that only one payment will be payable if the death of all the key lives occurs  before the date the second  payment was due, and no other  payments or death  benefits  would be payable.  This Option is currently available on a fixed or variable basis.  Under this option, you cannot make a partial or full surrender of the annuity.

Option 3
--------
Payments for Life with a Certain  Period:  Under this option,  income is payable until the death of the key life.  However,  if the key life dies before the end of the period selected (5, 10 or 15 years),  the remaining  payments are paid to the Beneficiary until the end of such  period.  This Option is  currently  available  on a fixed or variable  basis.  If you elect to receive  payments on a variable basis under this  option,  you can request  partial or full  surrender  of the annuity and receive its then current cash value (if any)
subject to our rules.

Option 4
--------
Fixed Payments for a Certain Period:  Under this option,  income is payable  periodically for a specified number of years. If the payee dies  before the end of the  specified  number of years,  the  remaining  payments  are paid to the  Beneficiary  until the end of such period.  Note that under this option,  payments are not based on any  assumptions of life  expectancy.  Therefore,  that portion of the
Insurance  Charge  assessed to cover the risk that key lives outlive our  expectations  provides no benefit to an Owner  selecting this option.  Under this option, you cannot make a partial or full surrender of the annuity.

Option 5
--------
Variable Payments for Life with a Cash Value:  Under this option,  benefits are payable  periodically  until the death of the key life.
Benefits may increase or decrease  depending  on the  investment  performance  of the  Sub-accounts.  This option has a cash value that also  varies  with the  investment  performance  of the  Sub-account.  The cash value  provides a "cushion"  from  volatile  investment performance so that negative  investment  performance  does not  automatically  result in a decrease in the annuity payment each month, and positive  investment  performance  does not  automatically  result in an increase in the annuity  payment  each month.  The cushion generally  "stabilizes"  monthly annuity payments.  Any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic  payments.  Under this option,  you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6
--------
Variable  Payments for Life with a Cash Value and Guarantee:  Under this option,  benefits are payable as described in Option 5; except
                                                                                                                                 ------
that,  while the key life is alive,  the annuity  payment will not be less than a guaranteed  amount,  which  generally is equal to the first annuity  payment.  We charge an additional  amount for this guarantee.  Under this option,  any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic  payments.  Under this option,  you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
Unless  prohibited  by law, we require that you elect either a life annuity or an annuity with a certain  period of at least 5 years if any CDSC would apply were you to surrender your Annuity on the Annuity Date.  Therefore,  making a purchase  payment within seven years of the Annuity Date limits your annuity  payment  options.  Certain  annuity  payment options may not be available if your Annuity Date occurs during the period that a CDSC would apply.

If you have not provided us with your Annuity Date or annuity payment option in writing, then:
|X|      the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
|X|      the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)
If you choose to receive fixed annuity payments,  you will receive equal  fixed-dollar  payments  throughout the period you select. The amount of the fixed payment will vary depending on the annuity payment option and payment  frequency you select.  Generally,  the first annuity  payment is  determined  by  multiplying  the  Account  Value,  minus any state  premium  taxes  that may apply,  by the factor determined  from our table of annuity  rates.  The table of annuity rates differs based on the type of annuity chosen and the frequency of payment  selected.  Our rates will not be less than our guaranteed  minimum rates.  These guaranteed  minimum rates are derived from the 1983a  Individual  Annuity  Mortality  Table with an assumed  interest rate of 3% per annum.  Where  required by law or regulation, such  annuity  table will have  rates that do not differ  according  to the gender of the key life.  Otherwise,  the rates will  differ according to the gender of the key life.

Variable Annuity Payments
We offer three  different  types of variable  annuity  payment  options.  The first annuity  payment will be calculated  based upon the assumed  investment  return  ("AIR").  You  select the AIR  before we start to make  annuity  payments.  You will not  receive  annuity payments  until you choose an AIR.  The  remaining  annuity  payments  will  fluctuate  based on the  performance  of the  Sub-accounts relative to the AIR,  as well as,  other  factors  described  below.  The greater the AIR,  the greater the first  annuity  payment.  A higher AIR may result in smaller  potential  growth in the annuity  payments.  A lower AIR results in a lower initial annuity  payment.
Within payment options 1-3, if the Sub-accounts  you choose perform exactly the same as the AIR, then subsequent  annuity payments will be the same as the first  annuity  payment.  If the  Sub-accounts  you choose  perform  better than the AIR,  then  subsequent  annuity payments will be higher than the first annuity  payment.  If the  Sub-accounts  you choose perform worse than the AIR, then  subsequent annuity  payments will be lower than the first.  Within payment  options 5 and 6, the cash value for the Annuitant  (while alive) and a variable  period of time during which annuity  payments will be made whether or not the Annuitant is still alive are adjusted  based on the  performance of the  Sub-accounts  relative to the AIR;  however,  subsequent  annuity  payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

|X|      Variable Payments (Options 1-3)
         -----------------
         We calculate  each annuity  payment  amount by  multiplying  the number of units  scheduled to be redeemed under a schedule of units for each  Sub-account by the Unit Value of each  Sub-account  on the annuity  payment date. We determine the schedule of units  based on your  Account  Value  (minus any premium tax that  applies) at the time you elect to begin  receiving  annuity payments.  The schedule of units will vary based on the annuity  payment  option  selected,  the length of any certain  period
         (if  applicable),  the  Annuitant's  age and gender (if annuity  payments are due for the life of the  Annuitant) and the Unit
         Value of the Sub-accounts  you initially  selected on the Issue Date. The calculation is performed for each  Sub-account,  and the sum of the Sub-account  calculations equals the amount of your annuity payment.  Other than to fund annuity payments,  the number  of units  allocated  to each  Sub-account  will not  change  unless  you  transfer  among the  Sub-accounts  or make a withdrawal (if allowed).  You can select one of three AIRs for these options: 3%, 5% or 7%.

|X|      Stabilized Variable Payments (Option 5)
         ----------------------------
         This option  provides  guaranteed  payments for life, a cash value for the Annuitant  (while  alive) and a variable  period of time during which  annuity  payments  will be made  whether or not the  Annuitant  is still  alive.  We calculate  the initial
                                                                                                                                -------
         annuity  payment  amount by  multiplying  the number of units  scheduled to be redeemed  under a schedule of units by the Unit
         Values  determined on the  annuitization  date. The schedule of units is established  for each  Sub-account  you choose on the annuitization  date based on the applicable  benchmark  rate,  meaning the AIR, and the annuity  factors.  The annuity factors reflect our  assumptions  regarding  the costs we expect to bear in  guaranteeing  payments for the lives of the Annuitant and will depend on the benchmark  rate,  the  annuitant's  attained age and gender (where  permitted).  Unlike  variable  payments
         (described  above) where each payment can vary based on Sub-account  performance,  this payment option  cushions the immediate impact of Sub-account  performance  by adjusting the length of the time during which annuity  payments will be made whether or not the Annuitant is alive while generally  maintaining a level annuity payment amount.  Sub-account  performance that exceeds a benchmark rate will generally  extend this time period,  while  Sub-account  performance  that is less than a benchmark rate will generally  shorten the period.  If the period reaches zero and the Annuitant is still alive,  Annuity Payments  continue, however,  the annuity  payment  amount will vary  depending  on  Sub-account  performance,  similar to  conventional  variable payments.  The AIR for this option is 4%.

|X|      Stabilized Variable Payments with a Guaranteed Minimum (Option 6)
         ------------------------------------------------------
         This option provides  guaranteed  payments for life in the same manner as Stabilized  Variable Payments  (described above). In addition to the  stabilization  feature,  this option also guarantees that variable annuity payments will not be less than the initial annuity payment amount regardless of Sub-account performance.  The AIR for this option is 3%.

The variable  annuity  payment  options are described in greater detail in a separate  prospectus  which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments
We may make an adjustable  annuity payment option  available.  Adjustable  annuity  payments are calculated  similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving  annuity payments,  the annuity payment amount is adjusted upward or downward  depending on the rate we are currently  crediting to annuity payments.  The adjustment in the annuity payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

The Annuity  provides a Death Benefit  during its  accumulation  period.  If the Annuity is owned by one or more natural  persons,  the
Death  Benefit is payable  upon the first death of an Owner.  If the Annuity is owned by an entity,  the Death  Benefit is payable upon the Annuitant's  death, if there is no Contingent  Annuitant.  If a Contingent  Annuitant was designated  before the Annuitant's  death and the Annuitant  dies,  then the  Contingent  Annuitant  becomes the Annuitant and a Death Benefit will not be paid at that time. The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

Basic Death Benefit

The Annuity  provides a basic Death  Benefit at no  additional  charge.  The  Insurance  Charge we deduct daily from your Account Value allocated to the  Sub-accounts is used, in part, to pay us for the risk we assume in providing the basic Death Benefit  guarantee under the Annuity.  The Annuity also offers two  different  optional  Death  Benefits.  Either  benefit can be  purchased  for an  additional charge.  The additional  charge is deducted to compensate  American  Skandia for providing  increased  insurance  protection  under the optional Death Benefits.  Notwithstanding  the additional  protection  provided under the optional Death Benefits,  the additional cost has the impact of reducing the net performance of the investment options.

The basic Death Benefit depends on the decedent's age on the date of death:

         If death occurs before the decedent's age 90:  The Death Benefit is the greater of:

|X|      The sum of all Purchase Payments less the sum of all withdrawals; and
|X|      The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

         If death occurs when the decedent is age 90 or older:  The Death Benefit is your Account Value.

OPTIONAL DEATH BENEFITS

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American Skandia offered the Guaranteed  Minimum Death Benefit with a 7.2%  accumulation rate between February 14, 2000 and January 22,
2001 and a Guaranteed  Minimum Death Benefit with a 5.0%  accumulation  rate between  February 14, 2000 and November 15, 2002, in those jurisdictions  where we received  regulatory  approval.  Additionally,  American  Skandia offered the Enhanced  Beneficiary  Protection
Optional Death Benefit between May 1, 2001 and November 15, 2002, in those  jurisdictions where we received  regulatory  approval.  For
Annuity Owners who purchased any of these optional Death  Benefits  during the applicable  period,  the optional Death Benefits will be calculated as described  below.  These  optional  Death Benefits were only offered and must have been elected at the time you purchased your Annuity.
---------------------------------------------------------------------------------------------------------------------------------------

You can  purchase  either of two  optional  Death  Benefits  with your  Annuity to provide an  enhanced  level of  protection  for your beneficiaries.

NOTE:  You may not elect the Enhanced  Beneficiary  Protection  Optional  Death  Benefit if you have elected any other  Optional  Death
Benefit.

Enhanced Beneficiary Protection Optional Death Benefit
The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide  additional  amounts to your  Beneficiary that may be used to offset  federal and state taxes  payable on any  taxable  gains in your  Annuity at the time of your  death.  Whether  this  benefit is appropriate for you may depend on your  particular  circumstances,  including  other financial  resources that may be available to your
Beneficiary to pay taxes on your Annuity  should you die during the  accumulation  period.  No benefit is payable if death occurs on or after the Annuity Date.

The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit  provides a benefit  that is payable in  addition  to the basic  Death
Benefit.  If the  Annuity  has one Owner,  the Owner must be age 75 or less at the time the  benefit is  purchased.  If the Annuity has joint Owners, the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

---------------------------------------------------------------------------------------------------------------------------------------
The Enhanced  Beneficiary  Protection  Optional Death Benefit is being offered in those jurisdictions where we have received regulatory approval.  Certain terms and conditions  may differ between  jurisdictions  once  approved.  Please refer to the section  entitled "Tax
Considerations" for a discussion of special tax considerations for purchasers of this benefit.
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Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.       the basic Death Benefit described above;

     PLUS

2.       50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

"Proportional  withdrawals" are determined by calculating the percentage of your Account Value that each prior  withdrawal  represented
 -------------------------
when withdrawn.

"Death Benefit  Amount"  includes your Account Value and any amounts added to your Account Value under the basic Death Benefit when the
-----------------------
Death  Benefit is  calculated.  Under the basic Death  Benefit,  amounts are added to your Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

---------------------------------------------------------------------------------------------------------------------------------------
The Enhanced  Beneficiary  Protection  Optional  Death Benefit is subject to a maximum of 50% of all Purchase  Payments  applied to the
Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
---------------------------------------------------------------------------------------------------------------------------------------

See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Guaranteed Minimum Death Benefit
If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased.  If the Annuity has joint Owners, the oldest Owner must be age 80 or less.  If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest of
             -------------------------
     either joint Owner or the Annuitant, if entity owned.

|X|      The  Highest  Anniversary  Value  equals the  highest of all  previous  "Anniversary  Values" on or before the  earlier of the
              ---------------------------
     Owner's date of death and the "Death Benefit Target Date".

|X|      The Anniversary  Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase  Payments on
             ------------------
     or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

|X|      A  Proportional  Reduction is a reduction to the value being measured  caused by a withdrawal,  equaling the percentage of the
            -----------------------
     withdrawal as compared to the Account Value as of the date of the  withdrawal.  For example,  if your Account Value is $10,000 and you withdraw $2,000 (a 20% reduction),  we will reduce both your Anniversary  Value and the amount determined by Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Guaranteed Minimum Death Benefit
The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1.       the Account Value in the  Sub-accounts  plus the Interim Value of any Fixed  Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
2.       the sum of all Purchase  Payments minus the sum of all Proportional  Reductions,  each increasing daily until the Owner's date of death at a rate of 5.0%,  subject to a limit of 200% of the  difference  between the sum of all Purchase  Payments and the sum of all withdrawals as of the Owner's date of death; and
3.       the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

         The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the  Account  Value as of the date we  receive in writing  "due  proof of death" (an MVA may be  applicable  to amounts in any
              Fixed Allocations); and
2.       the greater of Item 2 & 3 above on the Death  Benefit  Target Date plus the sum of all Purchase  Payments  less the sum of all
              Proportional Reductions since the Death Benefit Target Date.

See Appendix C for examples of how the Guaranteed Minimum Death Benefit is calculated.

Annuities with joint Owners
For Annuities  with Joint Owners,  the Death Benefit is calculated as shown above except that the age of the oldest of the Joint Owners is used to  determine  the Death  Benefit  Target Date.  NOTE:  If you and your spouse own the Annuity  jointly,  we will pay the Death
Benefit to the  Beneficiary.  If the sole primary  Beneficiary is the surviving  spouse,  then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is  calculated  as shown above except that the age of the  Annuitant is used to determine  the  Death  Benefit  Target  Date.  Payment  of the Death  Benefit  is based on the death of the  Annuitant  (or  Contingent
Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can terminate the Enhanced  Beneficiary  Protection  Optional Death Benefit and the  Guaranteed  Minimum Death Benefit at any time.
Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the benefit.  Both optional Death Benefits will  terminate  automatically  on the Annuity Date. We may also  terminate any optional  Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge  from your  Account  Value if you  elect to  purchase  either  optional  Death  Benefit.  The  Enhanced  Beneficiary
Protection  Death  Benefit  costs 0.25% of Account  Value.  The  Guaranteed  Minimum  Death  Benefit  costs 0.30% of the current  Death
Benefit.  The charges for these death  benefits are deducted in arrears each Annuity  Year.  No charge  applies after the Annuity Date.
We deduct the charge:

1.       on each anniversary of the Issue Date;
2.       when Account Value is transferred to our general account prior to the Annuity Date;
3.       if you surrender your Annuity; and
4.       if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only).

If you surrender the Annuity,  elect to begin receiving  annuity  payments or terminate the benefit on a date other than an anniversary of the Issue  Date,  the charge will be  prorated.  During the first year after the Issue  Date,  the charge will be prorated  from the
Issue Date.  In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first  deduct the amount of the charge  pro-rata  from the Account  Value in the  variable  investment  options.  We only deduct the charge pro-rata from the Fixed  Allocations to the extent there is  insufficient  Account Value in the variable  investment  options to pay the charge.  If your Annuity's  Account Value is  insufficient  to pay the charge,  we may deduct your remaining  Account Value and terminate  your  Annuity.  We will  notify  you if your  Account  Value is  insufficient  to pay the  charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary
Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:
|X|      as a lump sum amount at any time within five (5) years of the date of death; or
|X|      as a series  of  annuity  payments  not  extending  beyond  the life  expectancy  of the  Beneficiary  or over the life of the
         Beneficiary.  Payments under this option must begin within one year of the date of death.

Unless you have made an election  prior to death benefit  proceeds  becoming due, a Beneficiary  can elect to receive the Death Benefit proceeds as a series of fixed annuity  payments  (annuity  payment options 1-4) or as a series of variable  annuity  payments  (annuity payment options 1-3 or 5 and 6).  See the section entitled "What Types of Annuity Options are Available. "

Spousal Beneficiary - Assumption of Annuity
You may name your  spouse as your  Beneficiary.  If you and your  spouse  own the  Annuity  jointly,  we assume  that the sole  primary
Beneficiary  will be the surviving  spouse unless you elect an  alternative  Beneficiary  designation.  Unless you elect an alternative
Beneficiary  designation,  the spouse  Beneficiary  may elect to assume  ownership of the Annuity  instead of taking the Death  Benefit payment.  Any Death Benefit  (including any optional Death  Benefits) that would have been payable to the  Beneficiary  will become the new Account  Value as of the date we receive due proof of death and any required  proof of a spousal  relationship.  As of the date the assumption is  effective,  the  surviving  spouse will have all the rights and benefits that would be available  under the Annuity to a new  purchaser of the same  attained  age. For purposes of  determining  any future Death  Benefit for the  surviving  spouse,  the new
Account  Value  will be  considered  as the  initial  Purchase  Payment.  No CDSC will apply to the new  Account  Value.  However,  any additional  Purchase  Payments  applied after the date the  assumption is effective  will be subject to all  provisions of the Annuity, including any CDSC that may apply to the additional Purchase Payments.

See the section  entitled  "Managing  Your  Annuity - Spousal  Contingent  Annuitant"  for a discussion  of the  treatment of a spousal
Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option
The Code  provides  for  alternative  death  benefit  payment  options  when an Annuity is used as an IRA,  403(b) or other  "qualified investment"  that requires  Minimum  Distributions.  Upon the Owner's death under an IRA,  403(b) or other  "qualified  investment",  a
Beneficiary may generally elect to continue the Annuity and receive  Minimum  Distributions  under the Annuity instead of receiving the death  benefit in a single  payment.  The available  payment  options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

|X|

     If death occurs  before the date Minimum  Distributions  must begin under the Code,  the Death Benefit can be paid out in either a lump sum,  within five years from the date of death,  or over the life or life  expectancy of the designated  Beneficiary  (as long as  payments  begin  by  December  31st of the  year  following  the  year  of  death).  However,  if the  spouse  is the
         Beneficiary,  the Death Benefit can be paid out over the life or life  expectancy  of the spouse with such payments  beginning no earlier  than  December  31st of the year  following  the year of death or December  31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

|X|      If death occurs after the date Minimum  Distributions  must begin under the Code,  the Death Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary  has the  flexibility to take out more each year than required under the Minimum  Distribution  rules.  Until  withdrawn, amounts in an IRA,  403(b) or other  "qualified  investment"  continue  to be tax  deferred.  Amounts  withdrawn  each year,  including amounts  that are  required  to be  withdrawn  under the Minimum  Distribution  rules,  are  subject to tax.  You may wish to consult a professional  tax  advisor for tax advice as to your  particular  situation.  See the  section  entitled  "How are  Distributions  From
Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

|X|      the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.
|X|      the Account Value will be equal to any Death Benefit  (including  any optional  Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.
|X|      the Beneficiary may request  transfers among  Sub-accounts,  subject to the same limitations and restrictions  that applied to the Owner.  NOTE: The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.
|X|      no additional Purchase Payments can be applied to the Annuity.
|X|      the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.
|X|      the Beneficiary can request a withdrawal of all or a portion of the Account Value at any time without application of a CDSC.
|X|      upon the death of the  Beneficiary,  any  remaining  Account  Value will be paid in a lump sum to the  person(s)  named by the
              Beneficiary.
|X|      all amounts in the Annuity must be paid out to the Beneficiary according to the Minimum Distribution rules described above.

Please contact American Skandia for additional information on the availability, restrictions and limitations that will apply to a
Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?
Yes, there are exceptions  that apply no matter how your Death Benefit is calculated.  There are exceptions to the Death Benefit if the decedent  was not the Owner or Annuitant  as of the Issue Date and did not become the Owner or  Annuitant  due to the prior  Owner's or
Annuitant's  death.  Any Death Benefit  (including  either optional Death Benefit) that applies will be suspended for a two-year period from the date he or she first became Owner or Annuitant.  After the two-year  suspension period is completed,  the Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?
We determine the amount of the Death Benefit as of the date we receive "due proof of death",  any  instructions we require to determine the method of payment and any other  written  representations  we require to determine  the proper  payment of the Death Benefit to all
Beneficiaries.  "Due proof of death" may include a certified  copy of a death  certificate,  a certified copy of a decree of a court of competent  jurisdiction as to the finding of death or other  satisfactory  proof of death.  Upon our receipt of "due proof of death" we automatically  transfer  the Death  Benefit to the AST Money Market  Sub-account  until we further  determine  the universe of eligible
Beneficiaries.  Once the universe of eligible  Beneficiaries  has been  determined  each eligible  Beneficiary  may allocate his or her eligible share of the Death Benefit to the Sub-accounts according to our rules.

Each  Beneficiary  must make an election as to the method they wish to receive their portion of the Death  Benefit.  Absent an election of a Death Benefit payment  method,  no Death Benefit can be paid to the  Beneficiary.  We may require  written  acknowledgment  of all named  Beneficiaries  before we can pay the Death  Benefit.  During the period  from the date of death  until we receive  all  required paper work, the amount of the Death Benefit may be subject to market fluctuations.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the  accumulation  period,  the Annuity has an Account Value.  The Account Value is determined  separately for each  Sub-account allocation and for each Fixed  Allocation.  The Account Value is the sum of the values of each Sub-account  allocation and the value of each Fixed  Allocation.  The Account  Value does not reflect any CDSC that may apply to a withdrawal  or  surrender.  When  determining the Account Value on any day other than a Fixed  Allocation's  Maturity Date, the Account Value may include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value  available to you on any day during the  accumulation  period.  The Surrender Value is equal to your Account Value minus any CDSC, the Annual  Maintenance Fee and the charge for any optional  benefits.  The Surrender Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you allocate Account Value to a Sub-account,  you are purchasing units of the Sub-account.  Each Sub-account  invests  exclusively in shares of an underlying  Portfolio.  The value of the Units  fluctuates with the market  fluctuations  of the Portfolios.  The value of the Units also  reflects the daily accrual for the Insurance  Charge and if you elected one or more optional  benefits  whose annual charge is  deducted  daily,  the  additional  charge  made for such  benefits.  There may be  several  different  Unit  Prices for each
Sub-account  to reflect the  Insurance  Charge and the charges for any  optional  benefits.  The Unit Price for the Units you  purchase will be based on the total  charges for the benefits  that apply to your Annuity.  See the section  entitled  "What Happens to My Units
When There is a Change in Daily  Asset-Based  Charges?"  for a detailed  discussion  of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Each  Valuation  Day, we  determine  the price for a Unit of each  Sub-account,  called the "Unit  Price.  " The Unit Price is used for determining  the  value of  transactions  involving  Units of the  Sub-accounts.  We  determine  the  number of Units  involved  in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example
Assume you allocate  $5,000 to a  Sub-account.  On the Valuation  Day you make the  allocation,  the Unit Price is $14.83.  Your $5,000 buys 337.154 Units of the  Sub-account.  Assume that later,  you wish to transfer $3,000 of your Account Value out of that  Sub-account and into  another  Sub-account.  On the  Valuation  Day you  request  the  transfer,  the Unit Price of the  original  Sub-account  has increased to $16.79.  To transfer  $3,000,  we sell 178.677  Units at the current Unit Price,  leaving you 158.477  Units.  We then buy
$3,000 of Units of the new Sub-account at the Unit Price of $17.83.  You would then have 168.255 Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee  Period,  we use the concept of an Interim  Value.  The Interim Value can be calculated on any day and is equal to the initial value  allocated to a Fixed  Allocation plus all interest  credited to a Fixed  Allocation as of the date  calculated.  The
Interim  Value does not include the impact of any Market  Value  Adjustment.  If you made any  transfers  or  withdrawals  from a Fixed
Allocation,  the Interim  Value will reflect the  withdrawal of those  amounts and any interest  credited to those amounts  before they were  withdrawn.  To  determine  the Account  Value of a Fixed  Allocation  on any day other than its  Maturity  Date,  we multiply the
Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?
American  Skandia is generally open to process  financial  transactions  on those days that the New York Stock Exchange  (NYSE) is open for trading.  There may be  circumstances  where the NYSE does not open on a regularly  scheduled  date or time or closes at an earlier time  than  scheduled  (normally  4:00 p.m.  EST).  Financial  transactions  requested  before  the  close of the NYSE  which  meet our requirements  will be  processed  according  to the value next  determined  following  the close of  business.  Financial  transactions requested  on a  non-business  day or after the close of the NYSE  will be  processed  based on the  value  next  computed  on the next business day. There may be  circumstances  when the opening or closing time of the NYSE is different than other major stock  exchanges, such as NASDAQ or the American Stock  Exchange.  Under such  circumstances,  the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances where the NYSE is open, however,  due to inclement weather,  natural disaster or other circumstances  beyond our control,  our offices may be closed or our business  processing  capabilities may be restricted.  Under those  circumstances,  your
Account  Value may  fluctuate  based on  changes in the Unit  Values,  but you may not be able to  transfer  Account  Value,  or make a purchase or redemption request.

The NYSE is closed on the following  nationally  recognized  holidays:  New Year's Day, Martin Luther King, Jr. Day,  Presidents'  Day,
Good Friday,  Memorial  Day,  Independence  Day,  Labor Day,  Thanksgiving,  and  Christmas.  On those  dates,  we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
|X|      trading on the NYSE is restricted;
|X|      an emergency exists making redemption or valuation of securities held in the separate account impractical; or
|X|      the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial Purchase  Payments:  We are required to allocate your initial  Purchase  Payment to the Sub-accounts  within two (2) days after we receive all of our  requirements  to issue the  Annuity.  If we do not have all the required  information  to allow us to issue your
Annuity,  we may retain the Purchase Payment while we try to reach you or your  representative  to obtain all of our  requirements.  If we are unable to obtain all of our required  information  within five (5) days,  we are required to return the Purchase  Payment to you at that time,  unless you  specifically  consent to our retaining the Purchase Payment while we gather the required  information.  Once we obtain the required  information,  we will invest the Purchase Payment and issue the Annuity within two (2) days.  During any period that we are trying to obtain the required information, your money is not invested.

Additional  Purchase  Payments:  We will apply any  additional  Purchase  Payments on the  Valuation  Day that we receive the  Purchase
Payment with satisfactory allocation instructions.

Scheduled  Transactions:  "Scheduled"  transactions include transfers under a Dollar Cost Averaging,  rebalancing,  or asset allocation program,  Systematic  Withdrawals,  Minimum  Distributions or annuity payments.  Scheduled  transactions are processed and valued as of the date they are  scheduled,  unless the scheduled day is not a Valuation  Day. In that case,  the  transaction  will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled  Transactions:  "Unscheduled"  transactions include any other non-scheduled  transfers and requests for Partial Withdrawals or Free  Withdrawals or Surrenders.  Unscheduled  transactions  are processed and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Medically-related  Surrenders & Death Benefits:  Medically-related  surrender  requests and Death Benefit claims require our review and evaluation  before  processing.  We price such  transactions  as of the date we receive at our Office all supporting  documentation  we require for such transactions and that are satisfactory to us.

WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?

Termination of Optional Benefit:  If you terminate the Guaranteed  Return Option program,  we will no longer deduct the charge we apply to purchase the optional  benefit.  On the date the charge no longer  applies,  your Annuity will become  subject to a different  daily asset-based  charge.  We will process a transaction  where your Account Value  allocated to the  Sub-accounts  will be used to purchase new Units of the  Sub-accounts  that reflect the Insurance  Charge,  but not the charge for the optional  program that you  terminated.
The number of Units  attributed  to your  Annuity will be decreased  and the Unit Price of each unit of the  Sub-accounts  in which you invested  will be increased.  The  adjustment  in the number of Units and Unit Price will not affect your Account  Value.  Beginning on that date, your Account Value will be determined based on the change in the value of Units that reflect the Insurance Charge.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following  is a brief  summary of some of the Federal tax  considerations  relating to this  Annuity.  However,  since the tax laws are complex and tax  consequences are affected by your individual  circumstances,  this summary of our  interpretation  of the relevant tax laws is not intended to be fully  comprehensive  nor is it intended as tax advice.  Therefore,  you may wish to consult a  professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate  Accounts are taxed as part of American  Skandia.  American  Skandia is taxed as a life  insurance  company  under Part I, subchapter L of the Code.  No taxes are due on interest,  dividends and  short-term  or long-term  capital gains earned by the Separate
Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general.  Taxation of the Annuity will depend in large part on:

1.       whether the Annuity is used by:
|X|      a qualified  pension plan,  profit sharing plan or other retirement  arrangement that is eligible for special  treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X|      an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.       whether the Owner is:
|X|      an individual person or persons; or
|X|      an entity including a corporation, trust or partnership.

Individual  Ownership:  If one or more  individuals own an Annuity,  the Owner of the Annuity is generally not taxed on any increase in the  value of the  Annuity  until an  amount is  received  (a  "distribution").  This is  commonly  referred  to as "tax  deferral".  A distribution  can be in the form of a lump sum payment  including  payment of a Death Benefit,  or in annuity payments under one of the annuity payment options.  Certain other transactions may qualify as a distribution and be subject to taxation.

Entity  Ownership:  If the  Annuity is owned by an entity and is not a Qualified  Contract,  generally  the Owner of the  Annuity  must currently  include any increase in the value of the Annuity during a tax year in its gross income.  An exception from current  taxation applies for annuities  held by an employer with respect to a terminated  tax-qualified  retirement  plan, a trust holding an annuity as an agent for a natural person,  or by a decedent's  estate by reason of the death of the decedent.  A tax-exempt entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions  Before  Annuitization:  Distributions  received before annuity payments begin are generally treated as coming first from
"income on the contract" and then as a return of the  "investment  in the  contract".  The amount of any  distribution  that is treated as receipt of "income on the  contract" is  includible  in the  taxpayer's  gross  income and taxable in the year it is  received.  The amount of any distribution treated as a return of the "investment in the contract" is not includible in gross income.

|X|      "Income on the contract" is calculated by  subtracting  the taxpayer's  "investment in the contract" from the aggregate  value of all "related contracts" (discussed below).
|X|      "Investment  in the  contract"  is  equal  to  total  purchase  payments  for  all  "related  contracts"  minus  any  previous distributions  or  portions  of such  distributions  from such  "related  contracts"  that were not  includible  in gross  income.
     "Investment  in the contract" may be affected by whether an annuity or any "related  contract" was purchased as part of a tax-free exchange of life insurance,  endowment,  or annuity contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions  After  Annuitization:  A portion of each  annuity  payment  received  on or after the  Annuity  Date will  generally  be taxable.  The taxable  portion of each annuity  payment is determined by a formula which  establishes the ratio that the "investment in the contract"  bears to the total value of annuity  payments to be made.  This is called the  "exclusion  ratio." The investment in the contract is excluded from gross income.  Any portion of an annuity  payment  received that exceeds the exclusion ratio will be entirely includible in gross income.  The formula for  determining  the exclusion  ratio differs  between fixed and variable  annuity  payments.
When annuity  payments  cease because of the death of the person upon whose life  payments are based and, as of the date of death,  the amount of annuity  payments  excluded from taxable income by the exclusion ratio does not exceed the "investment in the contract," then the remaining portion of unrecovered investment may be allowed as a deduction on the decedent's final income tax return.

Penalty  Tax on  Distributions:  Generally,  any  distribution  from an  annuity  not used in  conjunction  with a  Qualified  Contract
(Qualified  Contracts  are  discussed  below) is  subject to a penalty  equal to 10% of the amount  includible  in gross  income.  This penalty does not apply to certain distributions, including:
|X|      Distributions made on or after the taxpayer has attained age 591/2;
|X|      Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;
|X|      Distributions attributable to the taxpayer's becoming disabled within the meaning of Code section 72(m)(7);
|X|      Distributions  which are part of a series of  substantially  equal periodic  payments for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer's designated beneficiary;
|X|      Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|      Payments under an immediate annuity as defined in the Code;
|X|      Distributions under a qualified funding asset under Code Section 130(d); or
|X|      Distributions  from an annuity  purchased by an employer on the  termination  of a qualified  pension plan that is held by the employer until the employee separates from service.

Special  rules  applicable to "related  contracts":  Contracts  issued by the same insurer to the same  contract  owner within the same calendar year (other than certain contracts owned in connection with a tax-qualified  retirement  arrangement) are to be treated as one annuity  contract  when  determining  the  taxation of  distributions  before  annuitization.  We refer to these  contracts as "related contracts."  In  situations  involving  related  contracts we believe that the values under such  contracts  and the  investment in the contracts will be added together to determine the proper taxation of a distribution  from any one contract  described under the section
"Distributions before  Annuitization."  Generally,  distributions will be treated as coming first from income on the contract until all of the income on all such  related  contracts is  withdrawn,  and then as a return of the  investment  in the  contract.  There is some uncertainty  regarding the manner in which the Internal  Revenue  Service would view related  contracts  when one or more contracts are immediate  annuities or are contracts that have been annuitized.  The Internal Revenue Service has not issued guidance  clarifying this issue as of the date of this Prospectus.  You are particularly cautioned to seek advice from your own tax advisor on this matter.

Special concerns regarding  "substantially equal periodic payments":  (also known as "72(t)" or "72(q)" distributions) Any modification to a program of distributions  which are part of a series of substantially  equal periodic  payments that occur before the later of the taxpayer  reaching age 59 1/2or five (5) years from the first of such  payments will result in the  requirement  to pay the 10% premature distribution  penalty that would have been due had the payments  been treated as subject to the 10% premature  distribution  penalty in the years received,  plus interest.  This does not apply when the  modification is by reason of death or disability.  American  Skandia does not currently support a section 72(q) program.

Special concerns  regarding  immediate  annuities:  The Internal Revenue Service has ruled that the immediate  annuity exception to the
10% penalty  described above under "Penalty Tax on Distributions"  for  "non-qualified"  immediate  annuities as defined under the Code may not apply to annuity payments under a contract  recognized as an immediate  annuity under state insurance law obtained  pursuant to an exchange of a contract if: (a) purchase  payments for the  exchanged  contract were  contributed  or deemed to be  contributed  more than one year prior to the annuity  starting  date under the  immediate  annuity;  and (b) the  annuity  payments  under the  immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free  exchanges under Section 1035:  Section 1035 of the Code permits certain tax-free  exchanges of a life  insurance,  annuity or  endowment  contract  for an annuity.  If an annuity is  purchased  through a tax-free  exchange of a life insurance,  annuity or endowment  contract that was purchased  prior to August 14, 1982, then any  distributions  other than as annuity payments will be considered to come:
|X|      First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;
|X|      Then,  from any  "income on the  contract"  that is  attributable  to the  purchase  payments  made  prior to August 14,  1982
       (including income on such original purchase payments after the exchange);
|X|      Then, from any remaining "income on the contract"; and
|X|      Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore,  to the extent a  distribution  is equal to or less than the  remaining  investment in the contract made prior to August 14,
1982,  such  amounts are not  included  in taxable  income.  Further,  distributions  received  that are  considered  to be a return of investment on the contract from purchase  payments  made prior to August 14, 1982,  such  distributions  are not subject to the 10% tax penalty.  In all other respects,  the general  provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial  surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts,  therefore avoiding current taxation of any gains in the  contract as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals.  The IRS has  reserved the right to treat transactions it considers  abusive as ineligible for this favorable partial 1035 exchange  treatment.  We do not know what transactions may be  considered  abusive.  For example,  we do not know how the IRS may view early  withdrawals  or  annuitizations  after a partial exchange.  As of the date of this  prospectus,  we will  treat a partial  surrender  of this type  involving  a  non-qualified  annuity contract as a "tax-free"  exchange for future tax  reporting  purposes,  except to the extent that we, as a reporting  and  withholding agent,  believe that we would be expected to deem the transaction to be abusive.  However,  some insurance  companies may not recognize these partial  surrenders as tax-free  exchanges and may report them as taxable  distributions to the extent of any gain distributed as well as  subjecting  the taxable  portion of the  distribution  to the 10% IRS early  distribution  penalty.  We  strongly  urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

There is no guidance from the Internal  Revenue  Service as to whether a partial  exchange from a life  insurance  contract is eligible for  non-recognition  treatment  under  Section 1035 of the Code. We will  continue to report a partial  surrender of a life  insurance policy as subject to current  taxation to the extent of any gain. In addition,  please be cautioned that no specific  guidance has been provided as to the impact of such a transaction on the remaining life insurance  policy,  particularly as to the subsequent  methods to be used to test for compliance  under the Code for both the  definition of life  insurance and the  definition of a modified  endowment contract.

Special  Considerations  for  Purchasers  of the  Enhanced  Beneficiary  Protection  Optional  Death  Benefit:  As of the  date of this
Prospectus,  it is our understanding  that the charges related to the optional Death Benefit are not subject to current taxation and we will not report them as such.  However,  the IRS could take the position  that these charges  should be treated as partial  withdrawals subject  to  current  taxation  to the extent of any gain and,  if  applicable,  the 10% tax  penalty.  We reserve  the right to report charges for the optional Death Benefit as partial  withdrawals if we, as a reporting and  withholding  agent,  believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding  vehicle for various  types of  tax-qualified  retirement  plans.  We have  provided  summaries below of the types of tax-qualified  retirement plans with which we may issue an Annuity.  These summaries provide general  information about the tax rules and are not  intended to be complete  discussions.  The tax rules  regarding  qualified  plans are  complex.  These rules may include  limitations on contributions and restrictions on distributions,  including  additional taxation of distributions and additional  penalties.  The terms and conditions of the  tax-qualified  retirement plan may impose other  limitations and  restrictions that are in addition to the terms of the  Annuity.  The  application  of these rules  depends on  individual  facts and  circumstances.
Before  purchasing an Annuity for use in a qualified  plan,  you should obtain  competent tax advice,  both as to the tax treatment and suitability  of such an  investment.  American  Skandia  does not offer all of its  annuities  to all of these  types of  tax-qualified retirement plans.

Economic  Growth and Tax Relief  Reconciliation  Act  (EGTRRA):  Certain  states do not conform to the pension  provisions  included in
EGTRRA.  We  recommend  that you  consult  with your tax advisor to  determine  the status of your  state's  statutes as they relate to
EGTRRA and your tax qualified retirement plan.

Corporate  Pension  and  Profit-sharing  Plans:  Annuities  may be used to fund  employee  benefits  of various  corporate  pension and profit-sharing  plans  established by corporate  employers under Section 401(a) of the Code including  401(k) plans.  Contributions  to such plans are not taxable to the employee  until  distributions  are made from the retirement  plan.  The Code imposes  limitations on the  amount  that may be  contributed  and the  timing of  distributions.  The tax  treatment  of  distributions  is subject to special provisions of the Code,  and also depends on the design of the specific  retirement  plan.  There are also special  requirements  as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R.  10 Plans:  Annuities  may also be used to fund  benefits  of  retirement  plans  established  by  self-employed  individuals  for themselves  and their  employees.  These are commonly  known as "H.R.  10 Plans" or "Keogh  Plans".  These plans are subject to most of the same types of limitations and requirements as retirement  plans  established by corporations.  However,  the exact  limitations and requirements may differ from those for corporate plans.

Tax Sheltered  Annuities:  Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which contributions may be made by certain  qualifying  employers  such as public schools and certain  charitable,  educational  and  scientific  organizations specified  in Section  501(c)(3)  for the  benefit of their  employees.  Such  contributions  are not  taxable  to the  employee  until distributions  are made from the TSA.  The Code  imposes  limits  on  contributions,  transfers  and  distributions.  Nondiscrimination requirements also apply.

Section 457 Plans:  Under Section 457 of the Code,  deferred  compensation  plans  established  by  governmental  and certain other tax exempt employers for their employees may invest in annuity  contracts.  The Code limits  contributions and  distributions,  and imposes eligibility  requirements as well.  Contributions  are not taxable to employees until distributed from the plan.  However,  plan assets remain the  property of the  employer  and are subject to the claims of the  employer's  general  creditors  until such assets are made available to participants or their beneficiaries.

Individual  Retirement  Arrangements  or "IRAs":  Section  408 of the Code  allows  eligible  individuals  to  maintain  an  individual retirement  account or individual  retirement  annuity ("IRA").  IRAs are subject to limitations on the amount that may be contributed, the  contributions  that may be deducted  from  taxable  income,  the persons who may be eligible to establish an IRA and the time when distributions  must  commence.  Further,  an Annuity may be  established  with  "roll-over"  distributions  from certain  tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth  IRAs:  A form of IRA is also  available  called  a "Roth  IRA".  Contributions  to a Roth  IRA are not tax  deductible.  However, distributions  from a Roth IRA are free from  Federal  income  taxes and are not  subject to the 10%  penalty tax if five (5) tax years have passed since the first  contribution  was made or any conversion from a traditional IRA was made and the  distribution is made (a)
                                                                                                      ---
once the taxpayer is age 59 1/2or older,  (b) upon the death or disability of the taxpayer,  or (c) for qualified  first-time  home buyer expenses,  subject to certain  limitations.  Distributions  from a Roth IRA that are not  "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers  of IRAs  and  Roth  IRAs  will  receive  a  special  disclosure  document,  which  describes  limitations  on  eligibility, contributions,  transferability  and distributions.  It also describes the conditions under which distributions from IRAs and qualified plans may be rolled over or transferred into an IRA or another  qualified plan, on a tax-deferred  basis and the conditions under which distributions from traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs:  Eligible  employers  that  meet  specified  criteria  may  establish  Simplified  Employee  Pensions  or SEP IRAs.  Employer
contributions  that may be made to employee  SEP IRAs are larger than the amounts  that may be  contributed  to other IRAs,  and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions  from  Qualified  Contracts  are  generally  taxed under  Section 72 of the Code.  Under these  rules,  a portion of each distribution  may be  excludable  from income.  The  excludable  amount is the  proportion  of a  distribution  representing  after-tax contributions.  Generally,  a 10% penalty tax applies to the taxable portion of a distribution from a Qualified  Contract made prior to age 59 1/2.  However, the 10% penalty tax does not apply when the distribution:
|X|      is part of a properly executed transfer to another IRA or another eligible qualified account;
|X|      is subsequent to the death or  disability  of the taxpayer (for this purpose  disability is as defined in Section  72(m)(7) of the Code);
|X|      is part of a series of substantially  equal periodic  payments to be paid not less frequently than annually for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
|X|      is subsequent to a separation from service after the taxpayer attains age 55*;
|X|      does not exceed the employee's allowable deduction in that tax year for medical care;
|X|      is made to an alternate payee pursuant to a qualified domestic relations order*;
|X|      is made pursuant to an IRS levy;
|X|      is made to pay qualified acquisition costs for a first time home purchase (IRA only);
|X|      is made to pay qualified higher education expenses (IRA only); and
|X|      is not more than the cost of your medical insurance (IRA only).

The exceptions above which are followed by an asterisk (*) do not apply to IRAs.  Certain other exceptions may be available.

Minimum  Distributions  after age 70 1/2: A participant's  interest in a Qualified Contract must generally be distributed,  or begin to be distributed, by the "required beginning date".  This is April 1st of the calendar year following the later of:
|X|      the calendar year in which the individual attains age 70 1/2; or
|X|      the calendar year in which the individual  retires from service with the employer  sponsoring the plan. The retirement  option is not available to IRAs.

The IRS has released Treasury  regulations  containing new Minimum Distribution rules. For Minimum  Distributions  required in 2003 and later,  individuals  are required to use the rules under the 2002 Final  Regulations.  The 2002 Final  Regulations  contain a provision which  could  increase  the amount of  minimum  distributions  required  for  certain  individuals.  Under the 2002 Final  Regulations, individuals  are required to include in their annuity  contract  value the actuarial  value of any other benefits that will be provided under the annuity.  We and other annuity  providers are currently  seeking  clarification of this new rule. You should consult your tax adviser to determine the impact of this rule on your Minimum Distributions.

Under the new Minimum  Distribution  rules, a uniform life expectancy  table will be utilized by all  participants  except those with a spouse who is more than ten (10) years younger than the  participant.  In that case,  the new rules permit the  participant  to utilize the  actual  life  expectancies  of the  participant  and the  spouse.  In most  cases,  the  beneficiary  may be  changed  during  the participant's  lifetime with no affect on the Minimum  Distributions.  At death, the designated  Beneficiary may generally take Minimum
Distributions over his/her life expectancy or in a lump sum.

If the amount  distributed is less than the minimum required  distribution for the year, the participant is subject to a 50% tax on the amount  that was not  properly  distributed.  Because of the many  recent  changes  to the  Minimum  Distribution  rules,  we  strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification:  Section 817(h) of the Code provides that a variable annuity  contract,  in order to qualify as an annuity,  must have an "adequately  diversified"  segregated  asset account  (including  investments  in a mutual fund by the  segregated  asset account of insurance  companies).  If the  diversification  requirements  under the Code are not met and the annuity is not treated as an annuity, the taxpayer  will be subject to income tax on the annual gain in the contract.  The Treasury  Department's  regulations  prescribe the diversification  requirements for variable annuity contracts.  We expect the underlying mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment  Options:  Transfers between investment options are not subject to taxation.  The Treasury  Department may promulgate  guidelines  under which a variable  annuity will not be treated as an annuity for tax  purposes if persons  with  ownership rights have  excessive  control over the  investments  underlying  such variable  annuity.  Such  guidelines may or may not address the number of investment options or the number of transfers between  investment  options offered under a variable annuity.  It is not known whether such  guidelines,  if in fact  promulgated,  would have  retroactive  effect.  It is also not known what effect,  if any,  such guidelines may have on transfers  between the investment  options of the Annuity offered pursuant to this Prospectus.  We will take any action, including modifications to your Annuity or the Sub-accounts, required to comply with such guidelines if promulgated.

Federal Income Tax  Withholding:  Section 3405 of the Code provides for Federal income tax withholding on the portion of a distribution which is  includible  in the gross  income of the  recipient.  Amounts  to be  withheld  depend  upon the  nature of the  distribution.
However,  under most  circumstances  a  recipient  may elect not to have income  taxes  withheld  or have  income  taxes  withheld at a different rate by filing a completed election form with us.

Certain distributions,  known as eligible rollover  distributions,  from Qualified Contracts,  are subject to automatic 20% withholding for Federal income taxes.  The following distributions are not eligible rollover distributions and not subject to 20% withholding:
|X|      any portion of a distribution paid as a Minimum Distribution;
|X|      direct transfers to the trustee of another retirement plan;
|X|      distributions from an individual retirement account or individual retirement annuity;
|X|      distributions  made as  substantially  equal  periodic  payments for the life or life  expectancy  of the  participant  in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;
|X|      distributions that are part of a series of substantial periodic payments pursuant to Section 72(q) or 72(t) of the Code; and
|X|      certain other distributions where automatic 20% withholding may not apply.

Loans,  Assignments and Pledges:  Any amount received directly or indirectly as a loan from, or any assignment or pledge of any portion of the value  of, an  annuity  before  annuity  payments  have  begun is  treated  as a  distribution  subject  to  taxation  under the distribution  rules set forth above.  Any gain in an annuity on or after the  assignment or pledge of an entire  annuity and while such assignment  or pledge  remains in effect is treated as "income on the  contract" in the year in which it is earned.  For  annuities not issued as Qualified  Contracts,  the cost basis of the annuity is increased by the amount of any  assignment  or pledge  includible  in gross  income.  The cost basis is not affected by any  repayment of any loan for which the annuity is  collateral  or by payment of any interest thereon.

Gifts:  The gift of an annuity to someone other than the spouse of the owner (or former spouse  incident to a divorce) is treated,  for income tax purposes, as a distribution.

Estate and Gift Tax  Considerations:  You should obtain competent tax advice with respect to possible federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping  Transfers:  Under the Code certain taxes may be due when all or part of an annuity is  transferred  to, or a death benefit is paid to, an  individual  two or more  generations  younger than the contract  holder.  These  generation-skipping  transfers generally  include those subject to federal estate or gift tax rules.  There is an aggregate $1.1 million  exemption from taxes for all such  transfers.  We may be required to determine  whether a transaction  is a direct skip as defined in the Code and the amount of the resulting  tax. We will  deduct  from your  Annuity or from any  applicable  payment  treated as a direct skip any amount of tax we are required to pay.

Considerations for Contingent  Annuitants:  There may be adverse tax consequences if a contingent  annuitant succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred  treatment  under certain  sections of the Code.
In general,  the Code is designed to prevent indefinite  deferral of tax.  Continuing the benefit of tax deferral by naming one or more contingent  annuitants when the Annuity is owned by a non-qualified  trust might be deemed an attempt to extend the tax deferral for an indefinite  period.  Therefore,  adverse tax treatment may depend on the terms of the trust, who is named as contingent  annuitant,  as well as the  particular  facts and  circumstances.  You should  consult your tax advisor  before  naming a contingent  annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any  statements and reports  required by applicable  law or regulation to you at your last known address of record.  You should therefore  give us prompt  notice of any address  change.  We reserve  the right,  to the extent  permitted  by law and subject to your prior consent, to provide any prospectus, prospectus supplements,  confirmations,  statements and reports required by applicable law or regulation to you through our Internet Website at  http://www.americanskandia.com  or any other electronic means,  including  diskettes or CD ROMs.  We send a  confirmation  statement  to you each  time a  transaction  is made  affecting  Account  Value,  such as  making additional  Purchase  Payments,  transfers,  exchanges  or  withdrawals.  We also send  quarterly  statements  detailing  the  activity affecting your Annuity during the calendar quarter.  We may confirm regularly  scheduled  transactions,  such as the Annual Maintenance
Fee, systematic withdrawals (including 72(t) payments and required minimum distributions),  bank drafting,  dollar cost averaging,  and static  rebalancing,  in quarterly  statements  instead of confirming  them  immediately.  You should review the  information  in these statements carefully.  You may request additional reports.  We reserve the right to charge up to $50 for each such additional report.

Any errors or  corrections on  transactions  for your Annuity must be reported to us at our Office as soon as possible to assure proper accounting to your Annuity.  For  transactions  that are confirmed  immediately,  we assume all  transactions  are accurate  unless you notify us  otherwise  within 30 days from the date you receive the  confirmation.  For  transactions  that are first  confirmed  on the quarterly  statement,  we assume all  transactions  are  accurate  unless you  notify us within 30 days from the date you  receive  the quarterly  statement.  All  transactions  confirmed  immediately or by quarterly  statement are deemed  conclusive after the applicable
30-day  period.  We may also send an annual  report  and a  semi-annual  report  containing  applicable  financial  statements  for the
Separate  Account and the Portfolios,  as of December 31 and June 30,  respectively,  to Owners or, with your prior consent,  make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American  Skandia Life Assurance  Corporation  ("American  Skandia") is a stock life insurance  company  domiciled in Connecticut  with licenses in all 50 states,  the  District of Columbia  and Puerto  Rico.  American  Skandia is a  wholly-owned  subsidiary  of American
Skandia,  Inc.  ("ASI").  American  Skandia markets its products to  broker-dealers  and financial  planners  through an internal field marketing staff. In addition,  American Skandia markets through and in conjunction with financial  institutions  such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing annuity and life insurance  products.  American  Skandia  currently offers the following products:  (a) flexible  premium deferred  annuities and single premium fixed deferred  annuities that are registered with the SEC; (b)
certain  other fixed  deferred  annuities  that are not  registered  with the SEC;  (c) both fixed and  variable  immediate  adjustable annuities; and (d) a single premium variable life insurance policy that is registered with the SEC.

On December 20, 2002,  Skandia  Insurance  Company Ltd. (publ),  an insurance company organized under the laws of the Kingdom of Sweden
("Skandia"),  and on that date, the ultimate  parent company of American  Skandia,  announced that it and Skandia U.S. Inc. had entered into a definitive Stock Purchase Agreement with Prudential Financial,  Inc., a New Jersey corporation ("Prudential  Financial").  Under the terms of the Stock  Purchase  Agreement,  Prudential  Financial  will acquire  Skandia  U.S.  Inc.,  a Delaware  corporation,  from
Skandia.  Skandia U.S. Inc. is the sole  shareholder  of ASI,  which is the parent  company of American  Skandia.  The  transaction  is expected to close during the second quarter of 2003.

Prudential  Financial is a New Jersey  insurance  holding  company  whose  subsidiary  companies  serve  individual  and  institutional customers  worldwide and include The Prudential  Insurance Company of America,  one of the largest life insurance companies in the U.S.
These companies  offer a variety of products and services,  including life insurance,  property and casualty  insurance,  mutual funds, annuities,  pension and retirement  related services and  administration,  asset management,  securities  brokerage,  banking and trust services, real estate brokerage franchises, and relocation services.

No company other than  American  Skandia has any legal  responsibility  to pay amounts that it owes under its annuity and variable life insurance  contracts.  However,  following the closing of the acquisition,  Prudential  Financial will exercise  significant  influence over the operations and capital structure of American Skandia.

WHAT ARE SEPARATE ACCOUNTS?
The  separate  accounts are where  American  Skandia sets aside and invests the assets of some of our  annuities.  In the  accumulation period,  assets  supporting  Account Values of the Annuities are held in a separate account  established under the laws of the State of
Connecticut.  We are the legal  owner of assets in the  separate  accounts.  In the payout  period,  assets  supporting  fixed  annuity payments and any adjustable  annuity payments we make available are held in our general  account.  Assets  supporting  variable annuity payment options may be invested in our separate  accounts.  Income,  gains and losses from assets allocated to these separate  accounts are credited to or charged against each such separate  account without regard to other income,  gains or losses of American  Skandia or of any other of our separate  accounts.  These assets may only be charged with  liabilities  which arise from the  Annuities  issued by
American  Skandia.  The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment  performance of such Sub-accounts.  However, the obligations themselves are our general corporate obligations.

Separate Account B
During the accumulation  period, the assets supporting  obligations based on allocations to the variable investment options are held in
Sub-accounts of American  Skandia Life Assurance  Corporation  Variable  Account B, also referred to as "Separate  Account B". Separate
Account B was  established  by us pursuant to  Connecticut  law on November  25,  1987.  Separate  Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

Separate  Account B  consists  of  multiple  Sub-accounts.  Each  Sub-account  invests  only in a single  mutual  fund or  mutual  fund portfolio.  The name of each Sub-account generally  corresponds to the name of the underlying  Portfolio.  Each Sub-account in Separate
Account B may have several  different  Unit Prices to reflect the Insurance  Charge and the charges for any optional  benefits that are offered under this Annuity and other  annuities  issued by us through  Separate  Account B. Separate  Account B is registered  with the
SEC under the Investment  Company Act of 1940  ("Investment  Company Act") as a unit  investment  trust,  which is a type of investment company.  The SEC does not supervise investment policies, management or practices of Separate Account B.

Prior to November 18, 2002,  Separate  Account B was organized as a single  separate  account with six different  Sub-account  classes, each of which was registered as a distinct unit investment trust under the Investment  Company Act.  Effective  November 18, 2002, each
Sub-account  class of Separate  Account B will be  consolidated  into the unit  investment  trust formerly named American  Skandia Life
Assurance  Corporation  Variable Account B (Class 1 Sub-accounts),  which will  subsequently be renamed American Skandia Life Assurance
Corporation  Variable  Account B. Each  Sub-account  of Separate  Account B will have  multiple Unit Prices to reflect the daily charge deducted for each  combination  of the applicable  Insurance  Charge,  Distribution  Charge (when  applicable)  and the charge for each optional  benefit offered under Annuity  contracts  funded through  Separate  Account B. The  consolidation  of Separate Account B will have no impact on Annuity Owners.

We reserve the right to make changes to the  Sub-accounts  available  under the Annuity as we determine  appropriate.  We may offer new
Sub-accounts,  eliminate  Sub-accounts,  or combine  Sub-accounts at our sole discretion.  We may also close Sub-accounts to additional
Purchase  Payments on existing  Annuity  contracts or close  Sub-accounts  for Annuities  purchased on or after specified dates. We may also substitute an underlying  mutual fund or portfolio of an underlying  mutual fund for another  underlying  mutual fund or portfolio of an  underlying  mutual fund,  subject to our receipt of any  exemptive  relief that we are  required to obtain under the  Investment
Company Act.  We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on allocations to the Sub-accounts  will vary with the investment  performance of the underlying mutual funds or fund  portfolios,  as applicable.  We do not guarantee the investment  results of any  Sub-account.  Your Account Value allocated to the  Sub-accounts  may increase or decrease.  You bear the entire  investment  risk.  There is no assurance  that the Account  Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D
During the  accumulation  period,  assets  supporting our  obligations  based on Fixed  Allocations  are held in American  Skandia Life
Assurance  Corporation  Separate Account D, also referred to as "Separate  Account D". Such obligations are based on the fixed interest rates we credit to Fixed  Allocations  and the terms of the Annuities.  These  obligations do not depend on the investment  performance of the assets in Separate Account D.  Separate Account D was established by us pursuant to Connecticut law.

There are no units in  Separate  Account  D. The Fixed  Allocations  are  guaranteed  by our  general  account.  An  Annuity  Owner who allocates  a portion of their  Account  Value to  Separate  Account D does not  participate  in the  investment  gain or loss on assets maintained  in  Separate  Account  D. Such gain or loss  accrues  solely  to us.  We  retain  the risk that the value of the  assets in
Separate  Account D may drop below the  reserves and other  liabilities  we must  maintain.  Should the value of the assets in Separate
Account D drop below the reserve and other  liabilities  we must  maintain in relation to the  annuities  supported by such assets,  we will transfer  assets from our general account to Separate  Account D to make up the  difference.  We have the right to transfer to our general  account any assets of Separate  Account D in excess of such  reserves and other  liabilities.  We maintain  assets in Separate
Account D supporting a number of annuities we offer.

We currently employ  investment  managers to manage the assets  maintained in Separate Account D. Each manager we employ is responsible for  investment  management  of a different  portion of Separate  Account D. From time to time  additional  investment  managers may be employed or investment  managers may cease being  employed.  We are under no obligation to employ or continue to employ any  investment manager(s) and have sole discretion over the investment managers we retain.

We are not  obligated to invest  according to specific  guidelines  or strategies  except as may be required by  Connecticut  and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying  mutual fund is registered as an open-end  management  investment  company under the Investment  Company Act. Shares of the  underlying  mutual fund  portfolios  are sold to separate  accounts of life  insurance  companies  offering  variable  annuity and variable life insurance products.  The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights
We are the legal owner of the shares of the underlying  mutual funds in which the Sub-accounts  invest.  However,  under SEC rules, you have voting rights in relation to Account Value  maintained in the  Sub-accounts.  If an underlying  mutual fund  portfolio  requests a vote of  shareholders,  we will vote our shares  based on  instructions  received  from Owners with  Account  Value  allocated  to that
Sub-account.  Owners  have the right to vote an amount  equal to the number of shares  attributable  to their  contracts.  If we do not receive voting  instructions in relation to certain  shares,  we will vote those shares in the same manner and proportion as the shares for which we have  received  instructions.  We will furnish  those  Owners who have Account  Value  allocated  to a  Sub-account  whose underlying  mutual fund  portfolio has requested a "proxy" vote with proxy  materials and the necessary  forms to provide us with their voting  instructions.  Generally,  you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment  strategy,  adoption of a new investment advisory  agreement,  or matters relating to the structure of the underlying mutual fund that require a vote of shareholders.

American  Skandia  Trust (the  "Trust")  has  obtained an  exemption  from the  Securities  and  Exchange  Commission  that permits its investment adviser, American Skandia Investment Services,  Incorporated ("ASISI"),  subject to approval by the Board of Trustees of the
Trust, to change sub-advisors for a Portfolio and to enter into new sub-advisory  agreements,  without obtaining  shareholder  approval of the changes.  This exemption (which is similar to exemptions  granted to other investment  companies that are organized in a similar manner as the Trust) is  intended  to  facilitate  the  efficient  supervision  and  management  of the  sub-advisors  by ASISI and the
Trustees.  The Trust is required,  under the terms of the exemption,  to provide certain  information to  shareholders  following these types of changes.

Material Conflicts
It is possible  that  differences  may occur  between  companies  that offer  shares of an  underlying  mutual fund  portfolio to their respective  separate  accounts  issuing  variable  annuities  and/or  variable  life  insurance  products.  Differences  may also occur surrounding  the offering of an underlying  mutual fund portfolio to variable life insurance  policies and variable  annuity  contracts that we offer. Under certain  circumstances,  these differences could be considered  "material  conflicts," in which case we would take necessary  action to protect  persons with voting rights under our variable  annuity  contracts and variable  life  insurance  policies against persons with voting rights under other insurance  companies'  variable  insurance  products.  If a "material  conflict" were to arise between owners of variable  annuity  contracts and variable life insurance  policies issued by us we would take necessary  action to treat such persons equitably in resolving the conflict.  "Material  conflicts" could arise due to differences in voting instructions between  owners of  variable  life  insurance  and  variable  annuity  contracts  of the same or  different  companies.  We monitor any potential conflicts that may exist.

Service Fees Payable to American Skandia
American  Skandia or our affiliates have entered into  agreements with the investment  adviser or distributor of many of the underlying
Portfolios.  Under the terms of these agreements,  American Skandia provides  administrative and support services to the Portfolios for which a fee is paid that is generally based on a percentage of the average assets  allocated to the Portfolios  under the Annuity.  Any fees payable will be  consistent  with the  services  rendered or the expected  cost  savings  resulting  from the  arrangement.  These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American  Skandia  Marketing,  Incorporated  ("ASM"),  a wholly-owned  subsidiary of American  Skandia,  Inc., is the  distributor  and principal  underwriter of the securities  offered through this prospectus.  ASM acts as the distributor of a number of annuity and life insurance  products we offer and both  American  Skandia  Trust and American  Skandia  Advisor  Funds,  Inc., a family of retail mutual funds. ASM also acts as an introducing  broker-dealer  through which it receives a portion of brokerage  commissions in connection with purchases and sales of  securities  held by portfolios  of American  Skandia Trust which are offered as underlying  investment  options under the Annuity.

ASM's principal  business  address is One Corporate Drive,  Shelton,  Connecticut  06484. ASM is registered as broker-dealer  under the
Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The  Annuity is offered on a  continuous  basis.  ASM enters into  distribution  agreements  with  independent  broker-dealers  who are registered under the Exchange Act and with entities that may offer the Annuity but are exempt from  registration.  Applications for the
Annuity are solicited by registered  representatives of those firms. Such  representatives  will also be our appointed insurance agents under state insurance law.  In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation is paid to firms on sales of the Annuity according to one or more schedules.  The individual  representative  will receive a portion of the  compensation,  depending on the practice of the firm.  Compensation  is generally  based on a percentage  of Purchase
Payments  made, up to a maximum of 7.0%.  Alternative  compensation  schedules are  available  that provide a lower initial  commission plus ongoing annual  compensation  based on all or a portion of Account Value. We may also provide  compensation for providing  ongoing service to you in relation to the  Annuity.  Commissions  and other  compensation  paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account.

In addition,  firms may receive separate compensation or reimbursement for, among other things, training of sales personnel,  marketing or other  services  they provide to us or our  affiliates.  We or ASM may enter into  compensation  arrangements  with  certain  firms.
These  arrangements  will  not be  offered  to all  firms  and the  terms of such  arrangements  may  differ  between  firms.  Any such compensation  will be paid by us or ASM and will not result in any  additional  charge to you.  To the extent  permitted  by NASD rules and other applicable laws and regulations,  ASM may pay or allow other promotional  incentives or payments in the form of cash or other compensation.

Advertising:  We may advertise certain  information  regarding the performance of the investment  options.  Details on how we calculate performance  for the  Sub-accounts  are found in the  Statement of Additional  Information.  This  information  may help you review the performance of the investment  options and provide a basis for comparison  with other  annuities.  This  information may be less useful when comparing the  performance of the investment  options with other savings or investment  vehicles.  Such other  investments may not provide some of the benefits of annuities,  or may not be designed for long-term  investment  purposes.  Additionally  other savings or investment vehicles may not be receive the beneficial tax treatment given to annuities under the Code.

We may advertise the  performance  of the  Portfolios in the form of "Standard" and  "Non-standard"  Total Returns  calculated for each
Sub-account.  "Standard Total Return" figures assume a hypothetical  initial investment of $1,000 allocated to a Sub-account during the most recent,  one, five and ten year periods (or since the inception  date that the  Portfolio  has been offered as a  Sub-account,  if less).  "Standard Total Return"  figures assume that the applicable  Insurance  Charge and the Annual  Maintenance Fee are deducted and that the Annuity is  surrendered  at the end of the applicable  period,  meaning that any  Contingent  Deferred Sales Charge that would apply upon surrender is also deducted.  "Non-standard  Total Return" figures include any performance figures that do not meet the SEC's rules for Standard Total Returns.  Non-standard  Total Returns are  calculated in the same manner as  standardized  returns except that the figures may not reflect all fees and charges.  In particular,  they may assume no surrender at the end of the applicable  period so that the CDSC does not apply.  Standard and  Non-standard  Total Returns will not reflect the additional  asset-based  charges that are deducted when you elect any optional  benefits.  The  additional  cost  associated  with any optional  benefits you elected will reduce your performance.  Non-standard Total Returns must be accompanied by Standard Total Returns.

Some of the underlying  Portfolios existed prior to the inception of these  Sub-accounts.  Performance quoted in advertising  regarding such  Sub-accounts may indicate  periods during which the Sub-accounts  have been in existence but prior to the initial offering of the
Annuities,  or  periods  during  which  the  underlying  Portfolios  have  been in  existence,  but the  Sub-accounts  have  not.  Such hypothetical  historical  performance  is calculated  using the same  assumptions  employed in  calculating  actual  performance  since inception  of the  Sub-accounts.  Hypothetical  historical  performance  of the  underlying  Portfolios  prior to the  existence of the
Sub-accounts may only be presented as Non-standard Total Returns.

We may advertise the performance of money market-type  Sub-accounts  using a measure of the "current and effective yield".  The current yield of a money  market-type  Sub-account is calculated  based upon the previous  seven-day  period ending on the date of calculation.
The effective yield of a money  market-type  Sub-account  reflects the  reinvestment of net income earned daily on the assets of such a
Sub-account.  The current and effective  yields reflect the Insurance  Charge and the charge for any optional  benefits (if applicable)
deducted against the Sub-account.  In a low interest rate environment,  yields for money market-type  Sub-accounts,  after deduction of the  Insurance  Charge,  and the charge for any  optional  benefits  (if  applicable)  may be negative  even  though the yield  (before deducting for such charges) is positive.  Current and effective yield  information  will fluctuate.  This information may not provide a basis for  comparisons  with  deposits in banks or other  institutions  which pay a fixed yield over a stated  period of time,  or with investment  companies which do not serve as underlying  mutual funds for variable  annuities and/or do not have additional  asset-based charges deducted for the insurance protection provided by the Annuity.

Performance  information on the  Sub-accounts is based on past performance  only and is not an indication or  representation  of future performance.  Performance of the Sub-accounts is not fixed.  Actual  performance will depend on the type,  quality and, for some of the
Sub-accounts,  the  maturities  of the  investments  held by the  underlying  mutual funds or  portfolios  and upon  prevailing  market conditions and the response of the underlying  mutual funds to such conditions.  Actual  performance will also depend on changes in the expenses of the underlying mutual funds or portfolios.  Such changes are reflected,  in turn, in the Sub-accounts  which invest in such underlying  mutual fund or portfolio.  In addition,  the total amount of asset-based  charges  assessed  against each  Sub-account will affect performance.

The information we may advertise  regarding the Fixed  Allocations may include the then current  interest rates we are crediting to new
Fixed  Allocations.  Information  on current rates will be as of the date  specified in such  advertisement.  Rates will be included in advertisements  to the extent  permitted by law. Given that the actual rates  applicable to any Fixed  Allocation are as of the date of any such Fixed  Allocation's  Guarantee Period begins, the rate credited to a Fixed Allocation may be more or less than those quoted in an advertisement.

Advertisements  we distribute  may also compare the  performance  of our  Sub-accounts  with:  (a) certain  unmanaged  market  indices, including  but not limited to the Dow Jones  Industrial  Average,  the Standard & Poor's 500, the NASDAQ 100, the Shearson  Lehman Bond
Index, the Frank Russell non-U.S.  Universal Mean, the Morgan Stanley Capital  International  Index of Europe, Asia and Far East Funds,
and the Morgan Stanley Capital  International World Index; and/or (b) other management  investment companies with investment objectives similar to the mutual  fund or  portfolio  underlying  the  Sub-accounts  being  compared.  This may include  the  performance  ranking assigned by various publications,  including but not limited to the Wall Street Journal,  Forbes,  Fortune,  Money, Barron's,  Business
Week, USA Today and statistical  services,  including but not limited to Lipper Analytical Services Mutual Funds Survey, Lipper Annuity
and Closed End Survey,  the Variable  Annuity  Research Data Survey,  SEI, the  Morningstar  Mutual Fund Sourcebook and the Morningstar
Variable Annuity/Life Sourcebook.

American  Skandia Life Assurance  Corporation  may advertise its rankings  and/or ratings by independent  financial  ratings  services.
Such  rankings may help you in  evaluating  our ability to meet our  obligations  in relation to Fixed  Allocations,  pay minimum death benefits,  pay annuity  payments or  administer  Annuities.  Such rankings and ratings do not reflect or relate to the  performance  of
Separate Account B.

AVAILABLE INFORMATION
A  Statement  of  Additional  Information  is  available  from us without  charge upon your  request.  This  Prospectus  is part of the registration  statement we filed with the SEC regarding this offering.  Additional  information on us and this offering is available in those  registration  statements and the exhibits  thereto.  You may obtain copies of these  materials at the prescribed  rates from the
SEC's Public Reference Section, 450 Fifth Street N.W., Washington,  D.C., 20549. You may inspect and copy those registration statements and exhibits thereto at the SEC's public reference  facilities at the above address,  Room 1024, and at the SEC's Regional Offices, The
Woolworth  Building,  233 Broadway,  New York, NY and 175 W. Jackson  Boulevard,  Suite 900, Chicago,  IL. These documents,  as well as documents  incorporated  by  reference,  may  also be  obtained  through  the  SEC's  Internet  Website  (http://www.sec.gov)  for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document  incorporated  by reference  into this  Prospectus is modified or superseded by a statement in this  Prospectus or in a later-filed  document,  such statement is hereby deemed so modified or superseded and not part of this  Prospectus.  The Annual Report on Form 10-K for the year ended December 31, 2002 previously  filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents  incorporated by reference in this  Prospectus,  including any exhibits to such  documents  which have been  specifically  incorporated  by  reference.  We will do so upon receipt of your written or oral request.

HOW TO CONTACT US
You can contact us by:
|X|      calling Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.
|X|      writing to us via regular mail at American Skandia - Variable Annuities,  P.O. Box 7040,  Bridgeport,  Connecticut  06601-7040
       OR for express mail American Skandia - Variable  Annuities,  One Corporate Drive,  Shelton,  Connecticut 06484. NOTE: Failure to
       send mail to the proper address may result in a delay in our receiving and processing your request.
|X|      sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com
|X|      accessing information about your Annuity through our Internet Website at www.americanskandia.com

You can obtain account information through Skandia's  Telephone Automated Response System (STARS) and at  www.americanskandia.com,  our
Internet  Website.  Our Customer  Service  representatives  are also available  during  business hours to provide you with  information about your account.  You can request  certain  transactions  through our  telephone  voice  response  system,  our Internet  Website or through a customer service  representative.  You can provide authorization for a third party,  including your  attorney-in-fact  acting pursuant to a power of attorney or an investment  professional,  to access your account information and perform certain transactions on your  account.  You will need to complete a form  provided by us which  identifies  those  transactions  that you wish to authorize via telephonic  and  electronic  means and whether you wish to  authorize a third party to perform any such  transactions.  We require that you or your  representative  provide proper  identification  before performing  transactions over the telephone or through our Internet
Website.  This may include a Personal  Identification  Number  (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN through STARS and at  www.americanskandia.com,  our Internet  Website.  Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions  requested via telephone are recorded.  To the extent  permitted by law, we will not be responsible for any claims,  loss, liability  or  expense  in  connection  with a  transaction  requested  by  telephone  or  other  electronic  means if we acted on such transaction  instructions after following  reasonable  procedures to identify those persons authorized to perform  transactions on your
Annuity  using  verification  methods  which may include a request for your Social  Security  number,  PIN or other form of  electronic identification.  We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic,  facsimile,  Internet or any other electronic  information or that we will be able to accept  transaction  instructions  via such means at all times.  Regular and/or express mail will be the only means by which we will accept  transaction  instructions when telephonic,  facsimile,  Internet or any other electronic means are unavailable or delayed.
American  Skandia  reserves  the  right to limit,  restrict  or  terminate  telephonic,  facsimile,  Internet  or any other  electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as  indemnification  for  liabilities  arising  under the  Securities  Act of 1933 (the  "Securities  Act") may be permitted to directors,  officers or persons controlling the registrant pursuant to the foregoing provisions,  the registrant has been informed that in the  opinion  of the SEC such  indemnification  is  against  public  policy as  expressed  in the  Securities  Act and is  therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this  Prospectus,  American  Skandia and its  affiliates  are not  involved in any legal  proceedings  outside of the ordinary  course of business.  American  Skandia and its  affiliates are involved in pending and  threatened  legal  proceedings in the normal  course of its business,  however,  we do not  anticipate  that the outcome of any such legal  proceedings  will have a material adverse  affect  on the  Separate  Account,  or  American  Skandia's  ability  to meet its  obligations  under the  Annuity,  or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|      American Skandia Life Assurance Corporation
|X|      American Skandia Life Assurance Corporation Variable Account B
|X|      American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|      Current and Effective Yield
|X|      Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|      How We Calculate the Market Value Adjustment

General Information
|X|      Voting Rights
|X|      Modification
|X|      Deferral of Transactions
|X|      Misstatement of Age or Sex
|X|      Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements
|X|      Appendix A - American Skandia Life Assurance Corporation Variable Account B

                                       APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA (dollars in thousands)

The following table summarizes information with respect to the operations of the Company:

                                                       For the Year Ended December 31,
                                      2002            2001            2000           1999           1998
                                      ----            ----            ----           ----           ----
STATEMENTS OF INCOME DATA
Revenues:
Annuity and life insurance       $    370,004     $    388,696   $    424,578    $    289,989   $    186,211
   charges and fees (a) (b)
Fee income (b)                         97,650          111,196        130,610          83,243         50,839
Net investment income                  19,632           20,126         18,595          11,477         11,130
Net realized capital (losses)
   gains and other revenues (e)        (7,438)           2,698          4,195           3,688          1,360
                                 -------------    ------------   ------------    ------------   ------------

Total revenues                   $    479,848     $    522,716   $    577,978    $    388,397   $    249,540
                                 ============     ============   ============    ============   ============

Benefits and Expenses:
Annuity and life insurance       $      3,391     $      1,955   $        751    $        612   $        558
benefits
Change in annuity and life
   insurance policy reserves            2,741          (39,898)        49,339            (671)         1,053
   (c)
Guaranteed minimum death
   benefit claims, net of              23,256           20,370          2,618           4,785              -
   hedge (b)
Return credited to contract             5,196            5,796          8,463          (1,639)        (8,930)
owners
Underwriting, acquisition and
   other insurance expenses           188,728          196,755        150,597         125,434         86,306
Amortization of deferred
   acquisition costs (b) (d)          510,059          224,047        184,616          83,861         86,628
Interest expense                       14,544           73,424         85,998          69,502         41,004
                                 ------------     ------------   ------------    ------------   ------------

Total benefits and expenses      $    747,915     $    482,449   $    482,382    $    281,884   $    206,619
                                 ============     ============   ============    ============   ============

Income tax (benefit) expense     $   (102,810)    $      7,168   $     30,779    $     30,344   $      8,154
                                 ============     ============   ============    ============   ============

Net (loss) income                $   (165,257)    $     33,099   $     64,817    $     76,169   $     34,767
                                 ============     ============   ============    ============   ============

STATEMENTS OF FINANCIAL
CONDITION DATA
Total assets (b)                 $ 23,708,585     $ 28,009,782   $ 31,702,705    $ 30,881,579   $ 18,848,273
                                 ============     ============   ============    ============   ============

Future fees payable to parent    $    708,249     $    799,472   $    934,410    $    576,034   $    368,978
                                 ============     ============   ============    ============   ============

Surplus notes                    $    110,000     $    144,000   $    159,000    $    179,000   $    193,000
                                 ============     ============   ============    ============   ============

Shareholder's equity             $    683,061     $    577,668   $    496,911    $    359,434   $    250,417
                                 ============     ============   ============    ============   ============

a.       On annuity and life insurance sales of $3,472,044, $3,834,167, $8,216,167, $6,862,968, and $4,159,662, during the years ended December 31, 2002, 2001, 2000, 1999, and 1998, respectively, with contract owner assets under management of $21,894,636,
     $26,017,847, $29,751,822, $29,396,693, and $17,854,761, as of December 31, 2002, 2001, 2000, 1999, and 1998, respectively.
b.       These items are significantly impacted by equity market volatility.
c.       For the year ended December 31, 2000, change in annuity and life insurance policy reserves reflected increases to those reserves for guaranteed minimum death benefit ("GMDB") exposure.  For the year ended December 31, 2001, the Company changed certain of its assumptions related to its GMDB exposure resulting in a benefit to operations.  See Results of Operations in
     Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") for a further discussion.
d.       During the year ended December 31, 2002, the Company recorded an acceleration of amortization of $206,000 against the deferred acquisition cost asset.  See the MD&A for a further discussion.
e.       Net realized capital (losses) gains and other revenues include $5,845 of net realized capital losses on sales of securities during 2002 and an other than temporary impairment charge of $3,769 recorded during 2002 on the Company's equity securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (dollars in thousands)

Management's  Discussion  and  Analysis  of  Financial  Condition  and Results of  Operations  should be read in  conjunction  with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

 Results of Operations
 ---------------------

Annuity and life insurance sales were  $3,472,044,  $3,834,167 and $8,216,167,  in 2002, 2001 and 2000,  respectively.  The decrease in sales in 2002 and 2001 was  primarily  the result of the  general  decline in sales in the  industry,  attributed  in large part to the continued  uncertainty  in the equity  markets.  In addition,  the Company  believes  uncertainty  regarding  its future  ownership has adversely  impacted  sales,  primarily in the latter part of 2002. The Company  announced,  in the first quarter of 2002, its intention to focus on the growth of its core variable annuity business.

Average assets under management totaled  $23,637,559 in 2002,  $26,792,877 in 2001 and $31,581,902 in 2000,  representing a decrease of
12% and 15% in 2002 and 2001,  respectively,  due primarily to weak equity markets.  The decrease in annuity and life insurance charges and fees and fee income before  surrender  charge income and reinsurance  was consistent  with the decline in assets under  management.
Surrender  charge  income  increased  in 2002 as compared to 2001.  This was caused by higher  lapses when  compared to the  applicable prior year periods,  and was primarily  attributable,  the Company believes,  to concerns by contract holders,  rating agencies and the
Company's  distribution  channels,  surrounding  the  uncertainty  in the equity markets and its impact on variable  annuity  companies generally and, prior to the  announcement of the  Acquisition,  uncertainty  concerning the Company's future (See Liquidity and Capital
Resources for rating agency actions).

Net realized  capital losses in 2002 were primarily  from $9,593 of losses on sales and $3,769 of  other-than-temporary  impairments of mutual  fund  investments  that are held in support of a deferred  compensation  program for certain of the  Company's  employees.  The deferred  compensation  program losses were offset by net gains of $3,746 during 2002 on sales of fixed  maturities.  Included in those net gains on sales of fixed  maturities for 2002,  was a realized loss of  approximately  $1,236 on the sale of a WorldCom,  Inc. bond.
The net capital gains in 2001 related primarily to sales of fixed maturity  investments,  were partially offset by losses on securities in the fixed maturity  portfolio.  The most significant loss was $2,636 related to Enron  securities.  In addition net realized capital losses of $3,534 in 2001 were  incurred  due to sales of mutual  fund  holdings  in support  of the  Company's  non-qualified  deferred compensation program.

The change in annuity and life insurance  policy  reserves  includes  changes in reserves  related to annuity  contracts with mortality risks.  During 2001, the Company's  Guaranteed Minimum Death Benefit ("GMDB") reserve decreased $43,984,  as the result of an update of certain  reserve  assumptions  as to risks  inherent  in the  benefit.  Previous  assumptions  had been  based on  statutory  valuation principles as an  approximation  for U.S.  GAAP. In addition,  future  mortality  rates were lowered in 2001 to reflect  favorable past experience.  However,  offsetting  the resulting  increase in earnings and equity as a result of changes in the GMDB liability in 2001, assumptions  related to GMDB claim costs were also updated in the  calculation  of the deferred  acquisition  cost asset,  resulting in additional amortization of this asset.

The Company uses derivative  instruments,  which consist of equity option contracts for risk management  purposes,  and not for trading or  speculation.  The Company  hedges the economic  GMDB  exposure  associated  with equity market  fluctuations.  GMDB claims,  net of hedge,  consist of GMDB claims offset by the mark to market and realized capital  gain/loss  results of the Company's option contracts.
During 2002 and 2001, the  fluctuations in GMDB claims,  net of hedge,  were driven by an increase in hedge related benefits of $19,776 and $14,646,  respectively.  Hedge related  benefits were  partially  offset by increases in GMDB claims of $22,662 and $32,398  during
2002 and 2001, respectively.

Return  credited to contract  owners  consists  primarily of net investment  results from the Company's  fixed,  market value adjusted, separate account  investment  option and changes in the Company's  experience rated reinsurance  receivables.  The decrease in 2002 was primarily due to increased net investment  results on the Company's fixed,  market value adjusted,  separate account investment option.
As the equity markets  decline,  movement from variable  investment  options to fixed investment  options,  primarily due to one of the
Company's product features,  has increased the assets invested in the fixed separate account  investment  option.  Included in 2002 net investment  results is $9,849 of realized  and  unrealized  losses on certain  securities,  of which $5,427  related to WorldCom,  Inc.
bonds. The increase in net investment  results was partially offset by a decrease in experience rated  reinsurance  receivables in 2002 due to unfavorable  experience on certain blocks of variable annuity  business.  In 2001,  return credited to contract owners decreased primarily due to favorable  experience on certain blocks of variable  annuity  contracts  increasing the experience  rated  reinsurance receivable.  Partially offsetting the 2001 decrease is net investment losses of $1,662 related to Enron securities.

Underwriting, acquisition and other insurance expenses for 2002, 2001 and 2000 were as follows:

                                                        2002              2001               2000
                                                        ----              ----               ----
Commissions and purchase credits                         $   287,612       $   248,187         $   430,743
General operating expenses                                   145,438           157,704             214,957
Acquisition costs deferred                                  (244,322)         (209,136)           (495,103)
                                                         -----------       -----------         -----------
Underwriting,   acquisition   and   other   insurance
     expenses                                            $   188,728       $   196,755         $   150,597
                                                         ===========       ===========         ===========

New products  launched,  as well as a larger  proportion  of sales of products  with higher  commissions  as compared to 2001 led to an increase in commissions  and purchase  credits during 2002.  Lower sales and asset levels led to a decrease in commissions and purchase credits during 2001.  Partially  offsetting this decline in 2001, the company  launched a commission  promotion  program that increased commissions as a percentage of new sales.  Commission promotions in 2002 were approximately equivalent as compared to 2001.

General operating expenses decreased during 2002 and 2001 as a result of lower sales-based  compensation,  as well as expense reduction programs  implemented during 2001 and continued strong expense management in 2002.  Variable  compensation and long-term incentive plan expenses have decreased due to the slowdown in sales and the decline in the equity markets.

Amortization of deferred  acquisition costs increased over the past two years, in general,  due to the further depressed equity markets in 2002 and 2001,  thereby  decreasing  expectations  of future  gross  profits  and actual  gross  profits  from asset  based fees and increased  expected and actual claim costs  associated with minimum death benefit  guarantees.  During 2002, the Company also performed a  recoverability  study and an analysis of its  short-term  assumptions of future gross profits and  determined  those  assumptions of future profits to be excessive.  This analysis  resulted in a current year  acceleration of  amortization of $206,000.  During 2002 and
2001, the Company also updated its future  estimated  gross profits with respect to certain  mortality  assumptions  reflecting  actual experience and the decline in the equity markets resulting in additional  increased  amortization.  See Note 2 of Notes to Consolidated
Financial Statements for a further discussion on amortization of deferred acquisition costs.

Interest  expense  decreased  during 2002 primarily due to lower interest  expense  related to the future fees payable to ASI liability
(See Note 8).  Interest  expense on these  obligations  is driven by the cash flows from the  underlying  annuity  contracts  acting as collateral.  Due to the  depressed  asset  values of those  annuity  contracts  driven by the decline in the equity  markets,  the cash flows,  and therefore the interest  expense,  decreased  from prior year levels.  Interest  expense  decreased in 2001 as a result of a reduction in borrowing.

The  Company's  income tax  (benefit)  expense  varies  directly  with  increases or decreases in (loss)  income from  operations.  The effective income tax rate varied from the corporate rate of 35% due primarily to the deduction for dividends received.

Total assets and  liabilities  decreased  $4,301,197  and  $4,406,590,  respectively,  from  December 31,  2001.  This change  resulted primarily from the declining equity markets.

 Significant Accounting Policies
 -------------------------------

 Deferred Acquisition Costs

The costs of acquiring  new  business,  which vary with and are  primarily  related to new business  generated,  are  deferred,  net of reinsurance.  These costs include  commissions,  purchase credits,  costs of contract issuance,  and certain selling expenses that vary with production.

The Company  uses the  retrospective  deposit  method for  amortizing  deferred  acquisition  costs.  This  method  results in deferred acquisition  costs being amortized in proportion to expected gross profits from surrender  charges and policy and asset based fees, net of operating and claim costs.  The deferred  acquisition cost asset is adjusted  retrospectively  and  prospectively  when estimates of current and future  gross  profits to be realized  from a group of products are  revised.  Critical  assumptions  in  estimating  gross profits  include those for  surrenders,  long-term fund growth rate,  expenses and death  benefits.  The long-term fund growth rate, in large part,  determines the estimated  future asset levels on which the most significant  revenues are based.  The Company's  long-term fund growth rate  assumption is 8% (net of charges  assessed  against the underlying  mutual fund,  but before charges  assessed at the separate  account and  contract  level).  When current  period  actual  asset  growth is greater or less than the  Company's  long-term expectation,  the Company  adjusts the  short-term  asset growth rate to a level that will allow the  Company,  in the  short-term,  to resume the long-term  asset growth rate  expectation.  The short-term  asset growth rate is subject to constraints  surrounding  actual market  conditions.  If the Company's  long-term fund growth rate assumption was 7% instead of 8%, the Company's  deferred  acquisition cost asset at December 31, 2002 would be reduced by $26,273.

 Future Fees Payable to ASI

In a series of transactions with ASI, the Company  transferred  certain rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

The proceeds from the transfers have been recorded as a liability and are being  amortized over the remaining  surrender  charge period of the  designated  contracts  using the interest  method.  The Company did not  transfer the right to receive  future fees and charges after the expiration of the surrender charge period.

In connection with these transactions,  ASI, through special purpose trusts, issued  collateralized notes in private placements,  which are secured by the rights to receive future fees and charges purchased from the Company.

Under the terms of the securitization  purchase  agreements,  the rights transferred  provide for ASI to receive a percentage (60%, 80%
or 100% depending on the underlying  commission option) of future mortality and expense charges and contingent  deferred sales charges, after reinsurance,  expected to be realized over the remaining  surrender charge period of the designated  contracts  (generally 6 to 8 years).  The liability for future fees payable to ASI at the balance sheet date is based on the  consideration  received less principal repayments  according to  amortization  schedules that were  developed at the inception of the  transactions.  If actual  mortality and expense  charges  and  contingent  deferred  sales  charges  are less than those  projected  in the  original  amortization  schedules, calculated on a transaction by transaction  basis,  ASI has no recourse  against the Company.  As account  values  associated  with the designated  contracts  have declined,  consistent  with the overall  decline in the equity  markets,  historical  mortality and expense charges have been lower than expected on certain  transactions  and it is likely that future  mortality and expense  charges,  on those same  transactions,  will be lower than originally  projected.  As a result, the ultimate cash flows associated with these transactions that will transfer to ASI may be lower than the current carrying amount of the liability.

The Company has determined,  using  assumptions for lapses,  mortality,  free withdrawals and a long-term fund growth rate of 8% on the
Company's assets under management, that the present value of future payments to ASI would be $429,773.

 Deferred Taxes

The Company  evaluates the necessity of recording a valuation  allowance against its deferred tax asset in accordance with Statement of
Financial  Accounting  Standards  No. 109,  Income Taxes ("SFAS  109").  In  performing  this  evaluation,  the Company  considers  all available  evidence in making the  determination  as to whether it is more likely than not that deferred tax assets are not realizable.
For the Company,  that evidence  includes:  cumulative U.S. GAAP pre-tax income in recent years past,  whether or not operating  losses have  expired  unused in the past,  the  length  of  remaining  carryback  or  carryforward  periods,  and net  taxable  income or loss expectations in early future years.  The net taxable income or loss projections are based on profit  assumptions  consistent with those used to amortize deferred acquisition costs (see above discussion on deferred acquisition costs).

As of December 31, 2002, the Company has  approximately  $361,000  gross deferred tax assets related  principally to net operating loss carryforwards  that  expire in 2016 and 2017 and  insurance  reserve  differences.  After  considering  the  impact of gross  reversing temporary  liabilities of $323,000,  the Company  estimates that the Company will generate  sufficient  taxable income to fully utilize gross deferred tax assets within 2 years (prior to the expiration of the net operating losses).

 Liquidity and Capital Resources
 -------------------------------

The Company's  liquidity  requirements have generally been met by cash from insurance  operations,  investment  activities,  borrowings from ASI, reinsurance, capital contributions and securitization transactions with ASI (see Note 8).

The Company's cash from insurance  operations is primarily comprised of fees generated off of assets under management,  less commission expense on sales,  sales and marketing  expenses and other operating  expenses.  Fund performance driven by the equity markets directly impact assets under  management  and  therefore,  the fees the Company can generate off of those assets.  During 2002 and 2001,  assets under  management  declined  consistent  with the equity market  declines  resulting in reductions  in fee revenues.  In addition,  the equity markets impact sales of variable  annuities.  As sales have declined in a declining  equity market,  non-promotional  commission expense  declined,  however,  in order to boost sales levels,  the Company has offered various sales  promotions  increasing the use of cash for commission expense.

In order to fund the cash strain generated from  acquisition  costs on current sales, the Company has relied on cash generated from its direct  insurance  operations  as well as  reinsurance  and  securitization  transactions.  The Company has used  modified  coinsurance reinsurance  arrangements  whereby  the  reinsurer  shares  in the  experience  of a  specified  book of  business.  These  reinsurance transactions  result in the Company  receiving  from the  reinsurer  an upfront  ceding  commission  on the book of  business  ceded in exchange  for the  reinsurer  receiving , the future fees  generated  from that book of business.  These  reinsurance  agreements  also mitigate the  recoverability  risk associated with the payment of up-front  commissions and other  acquisition  costs.  Similarly,  the
Company has entered into  securitization  transactions  whereby the Company  issues to ASI, in exchange for cash,  the right to receive future  fees  generated  off of a  specific  book of  business.  On April 12,  2002,  the  Company  entered  into a new  securitization transaction with ASI. This  transaction  covers  designated  blocks of business issued from November 1, 2000 through December 31, 2001.
The estimated present value of the transaction at April 12, 2002, using a discount rate of 6.00%, was approximately $101,713.

As of December 31, 2002, 2001 and 2000, the Company had short-term borrowings of $10,000,  $10,000 and $10,000,  respectively,  and had long-term surplus notes liabilities of $110,000,  $144,000 and $159,000,  respectively.  During 2002, the Company borrowed $263,091 and paid back  $263,091  related  to  short-term  borrowing.  During  2002 and 2001,  the  Company  received  permission  from the State of
Connecticut  Insurance  Department  to pay down surplus notes in the amount of $34,000 and $15,000,  respectively.  See Notes 14 and 15 of Notes to Consolidated Financial Statements for more information on surplus notes and short-term borrowing, respectively.

As of December 31, 2002,  2001 and 2000,  shareholder's  equity  totaled  $683,061,  $577,668 and $496,911,  respectively.  The Company received  capital  contributions  of $259,720  and $48,000  from ASI during 2002 and 2001,  respectively.  Of this,  $4,520 and $2,500, respectively,  was used to support its  investment in Skandia Vida.  Net (loss) income of ($165,257)  and $33,099,  for the years ended
December 31, 2002 and 2001, respectively, contributed to the respective changes in shareholder's equity in 2002 and 2001.

The National  Association of Insurance  Commissioners  ("NAIC") requires insurance  companies to report  information  regarding minimum
Risk Based Capital ("RBC")  requirements.  These  requirements  are intended to allow insurance  regulators to identify  companies that may need  regulatory  attention.  The RBC model law requires  that  insurance  companies  apply various  factors to asset,  premium and reserve items,  all of which have inherent risks. The formula includes  components for asset risk,  insurance risk,  interest rate risk and business  risk.  The Company has complied  with the NAIC's RBC reporting  requirements  and has total  adjusted  capital well above required capital.

During 2002, all of the major rating agencies  reviewed the U.S. life insurance sector,  including the Company.  Based on these reviews the rating  agencies  have evolving  concerns  surrounding  the risk profile of variable  annuity  companies  due to their  significant exposure to equity market performance.  This exposure has resulted,  and may continue to result, in earnings  volatility.  Based on the reviews made during 2002, the following ratings actions took place:

On May 8, 2002, Fitch Ratings downgraded the Company's "insurer financial strength" rating to A+ from AA- with a "stable" outlook.

On September  19, 2002,  Fitch Ratings  lowered the  Company's  "insurer  financial  strength"  rating to A- from A+ with an "evolving"
outlook.

On September 27, 2002, A.M. Best Co. lowered the Company's "financial strength" rating to A- from A with negative implications.

On October 16, 2002,  Standard and Poor's lowered the Company's  "counter party credit" and "financial  strength" ratings to A- from A+
with a negative outlook and removed the Company from Credit Watch.

Subsequent to the announcement of the Acquisition, Standard and Poor's placed the Company on CreditWatch with positive implications.

 Effects of Inflation
 --------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
-------

The Company  believes  that it is well  positioned to retain and enhance its position as a leading  provider of financial  products for long-term  savings and retirement  purposes as well as to address the economic impact of premature death,  estate planning concerns and supplemental  retirement  needs.  The  Company  has  renewed  its focus on its core  variable  annuity  business,  offering  innovative long-term  savings and income  products,  strengthening  its wholesaling  efforts and providing  consistently  good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The  Gramm-Leach-Bliley  Act of 1999 (the Financial Services  Modernization Act) permits affiliation among banks,  securities firms and insurance  companies.  This  legislative  change has created  opportunities  for  continued  consolidation  in the  financial  services industry and increased competition as large companies offer a wide array of financial products and services.

Various  other  legislative  initiatives  could  impact the Company  such as pension  reform and capital  gains and estate tax changes.
These include the proposed  exclusion from tax for corporate  dividends,  potential changes to the deductibility of dividends  received from the  Company's  separate  accounts and newly  proposed  tax-advantaged  savings  programs.  Additional  pension  reform may change current  tax  deferral  rules  and allow  increased  contributions  to  retirement  plans,  which  may lead to  higher  investments  in tax-deferred  products and create growth  opportunities for the Company. A capital gains tax reduction may cause tax-deferred  products to be less attractive to consumers, which could adversely impact the Company.

In addition,  NAIC statutory  reserving  guidelines and/or  interpretations of those guidelines may change in the future.  Such changes may require the Company to modify, perhaps materially, its statutory-based reserves for variable annuity contracts.

 Forward Looking Information
 ---------------------------

The Private  Securities  Litigation  Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for  forward-looking  statements,  so long as those  statements are identified as  forward-looking,  and the statements are accompanied by meaningful  cautionary  statements that identify  important  factors that could cause actual results to differ  materially from those discussed in the statement.  We want to take advantage of these safe harbor provisions.

Certain  information  contained in the  Management's  Discussion  and  Analysis of Financial  Condition  and Results of  Operations  is
forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These forward-looking  statements rely on a number of assumptions  concerning future events, and are subject to a number of significant uncertainties  and results may differ  materially  from these  statements.  You should not put undue reliance on these  forward-looking statements.  We disclaim  any  intention  or  obligation  to update or revise  forward-looking  statements,  whether as a result of new information, future events or otherwise.

 QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential  fluctuations in earnings and the fair value of certain of its assets and  liabilities,  as well as variations in expected cash flows due to changes in market  interest  rates and equity  prices.  The  following  discussion  focuses on specific  exposures  the Company has to interest rate and equity price risk and describes  strategies  used to manage these risks,  and includes  "forward-looking  statements"  that involve  risk and  uncertainties.  The  discussion  is limited to  financial  instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

 Interest Rate Risk
 ------------------

Fluctuations in interest rates can potentially  impact the Company's  profitability and cash flows. At December 31, 2002, 91% of assets held under management by the Company are in non-guaranteed  Separate  Accounts for which the Company's  interest rate and equity market exposure is not  significant,  as the contract owner assumes  substantially  all of the investment risk. Of the remaining 9% of assets, the interest rate risk from contracts that carry interest rate exposure is managed through an  asset/liability  matching  program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2002,  the Company held fixed  maturity  investments  in its general  account that are sensitive to changes in interest rates.  These  securities are held in support of the Company's fixed immediate  annuities,  fixed  supplementary  contracts,  the fixed investment  option offered in its variable life insurance  contracts,  and in support of the Company's  target  solvency  capital.  The
Company has a conservative  investment  philosophy with regard to these  investments.  All  investments are investment  grade corporate securities, government agency or U.S. government securities.

The Company's  deferred annuity  products offer a fixed  investment  option which subjects the Company to interest rate risk. The fixed option  guarantees a fixed rate of interest for a period of time selected by the contract  owner.  Guarantee  period options  available range  from one to ten  years.  Withdrawal  of funds,  or  transfer  of funds to  variable  investment  options,  before the end of the guarantee period subjects the contract owner to a market value adjustment  ("MVA").  In the event of rising interest rates,  which make the fixed maturity  securities  underlying the guarantee less valuable,  the MVA could be negative.  In the event of declining interest rates,  which make the fixed maturity  securities  underlying the guarantee  more  valuable,  the MVA could be positive.  The resulting increase or decrease in the value of the fixed  option,  from  calculation  of the MVA,  should  substantially  offset the  increase or decrease in the market value of the securities  underlying the guarantee.  The Company  maintains  strict  asset/liability  matching to enable this offset.  However,  the Company  still takes on the default risk for the  underlying  securities,  the interest rate risk of reinvestment of interest  payments and the risk of failing to maintain the  asset/liability  matching  program with respect to duration and convexity.

Liabilities held in the Company's  guaranteed  separate  account as of December 31, 2002 totaled  $1,828,048.  Assets,  primarily fixed income  investments,  supporting  those  liabilities had a fair value of $1,828,048.  The Company  performed a sensitivity  analysis on these  interest-sensitive  liabilities  and assets at December 31, 2002.  The analysis  showed that an immediate  decrease of 100 basis points in interest  rates would result in a net increase in  liabilities  and the  corresponding  assets of  approximately  $69,150 and
$68,500,  respectively.  An analysis of a 100 basis point  decline in interest  rates at December  31,  2001,  showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800 and $39,900, respectively.

 Equity Market Exposure
 ----------------------

The primary  equity  market risk to the Company  comes from the nature of the variable  annuity and variable  life products sold by the
Company.  Various fees and charges  earned are  substantially  derived as a percentage of the market value of assets under  management.
In a market  decline,  this  income will be reduced.  This could be further  compounded  by  customer  withdrawals,  net of  applicable surrender  charge  revenues,  partially  offset by transfers to the fixed option  discussed above. A 10% decline in the market value of the assets under management at December 31, 2002,  sustained  throughout 2003, would result in an approximate drop in related mortality and expense charges and annual fee income of $36,350.

Another equity market risk exposure of the Company  relates to guaranteed  minimum death benefit  payments.  Declines in equity markets and,  correspondingly,  the performance of the funds underlying the Company's  products,  increase exposure to guaranteed minimum death benefit payments. As discussed in Note 2D of the consolidated  financial statements,  the Company uses derivative  instruments to hedge against  the risk of  significant  decreases  in  equity  markets.  Prior to the  implementation  of this  program,  the  Company  used reinsurance to mitigate this risk.

The Company has a portfolio of equity  investments  consisting  of mutual funds,  which are held in support of a deferred  compensation program.  In the event of a decline in market values of underlying  securities,  the value of the portfolio would decline;  however the accrued benefits payable under the related deferred compensation program would decline by a corresponding amount.

Estimates  of interest  rate risk and equity  price risk were  obtained  using  computer  models that take into  consideration  various assumptions  about the future.  Given the uncertainty of future interest rate movements,  volatility in the equity markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                                             AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                                                    Report of Independent Auditors

To the Board of Directors and Shareholder of
American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the  consolidated  statements of financial  condition of American  Skandia Life  Assurance  Corporation  (the "Company"
which is an indirect  wholly-owned  subsidiary of Skandia  Insurance  Company  Ltd.) as of December 31, 2002 and 2001,  and the related consolidated  statements of income,  shareholder's  equity and cash flows for each of the three years in the period ended  December 31,
2002. These consolidated  financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing  standards  generally  accepted in the United States.  Those standards require that we plan  and  perform  the  audit to  obtain  reasonable  assurance  about  whether  the  financial  statements  are  free of  material misstatement.  An audit  includes  examining,  on a test  basis,  evidence  supporting  the amounts and  disclosures  in the  financial statements.  An audit also includes assessing the accounting principles used and significant  estimates made by management,  as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly,  in all material  respects,  the  consolidated  financial position  of American  Skandia  Life  Assurance  Corporation  at December  31,  2002 and 2001,  and the  consolidated  results of their operations  and their cash flows for each of the three years in the period ended  December  31, 2002,  in  conformity  with  accounting principles generally accepted in the United States.

As discussed in Note 2, in 2002 the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other
Intangible Assets.

As discussed in Note 2, effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133,
Accounting for Derivative Instruments and Hedging Activities.

/s/ Ernst & Young LLP

Hartford, Connecticut
February 3, 2003

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                            Consolidated Statements of Financial Condition
                                                   (in thousands, except share data)

                                                                           As of December 31,
                                                                          2002            2001
                                                                          ----            ----
ASSETS
------
Investments:
   Fixed maturities - at fair value (amortized cost of $379,422
     and $356,882, respectively)                                     $       398,601 $       362,831
   Equity securities - at fair value (amortized cost of $52,017
     and $49,886, respectively)                                               51,769          45,083
   Derivative instruments - at fair value                                     10,370           5,525
   Policy loans                                                                7,559           6,559
                                                                     --------------- ---------------

     Total investments                                                       468,299         419,998

Cash and cash equivalents                                                     51,339               -
Accrued investment income                                                      4,196           4,737
Deferred acquisition costs                                                 1,117,544       1,383,281
Reinsurance receivable                                                         5,447           7,733
Receivable from affiliates                                                     3,961           3,283
Income tax receivable                                                              -          30,537
Deferred income taxes                                                         38,206               -
Fixed assets, at depreciated cost (accumulated depreciation of
$7,555 and $4,266, respectively)                                              12,132          17,752
Other assets                                                                 101,848         103,912
Separate account assets                                                   21,905,613      26,038,549
                                                                     --------------- ---------------

     Total assets                                                    $    23,708,585 $    28,009,782
                                                                     =============== ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
Liabilities:
Reserves for future policy and contract benefits                     $       149,349 $        91,126
Accounts payable and accrued expenses                                        133,543         192,952
Income tax payable                                                             6,547               -
Deferred income taxes                                                              -          54,980
Payable to affiliates                                                          2,223         101,035
Future fees payable to American Skandia, Inc. ("ASI")                        708,249         799,472
Short-term borrowing                                                          10,000          10,000
Surplus notes                                                                110,000         144,000
Separate account liabilities                                              21,905,613      26,038,549
                                                                     --------------- ---------------

     Total liabilities                                                    23,025,524      27,432,114
                                                                     --------------- ---------------

Commitments and contingent liabilities (Note 18)

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                      2,500           2,500
Additional paid-in capital                                                   595,049         335,329
Retained earnings                                                             73,821         239,078
Accumulated other comprehensive income                                        11,691             761
                                                                     --------------- ---------------

     Total shareholder's equity                                              683,061         577,668
                                                                     --------------- ---------------

     Total liabilities and shareholder's equity                      $    23,708,585 $    28,009,782
                                                                     =============== ===============

                                            See notes to consolidated financial statements.

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                                   Consolidated Statements of Income
                                                            (in thousands)

                                                                       For the Years Ended December 31,
                                                                      2002          2001           2000
                                                                      ----          ----           ----

REVENUES
--------

Annuity and life insurance charges and fees                       $    370,004  $    388,696  $    424,578
Fee income                                                              97,650       111,196       130,610
Net investment income                                                   19,632        20,126        18,595
Net realized capital (losses) gains                                     (9,614)          928          (688)
Other                                                                    2,176         1,770         4,883
                                                                  ------------  ------------  ------------

   Total revenues                                                      479,848       522,716       577,978
                                                                  ------------  ------------  ------------

EXPENSES
--------

Benefits:
   Annuity and life insurance benefits                                   3,391         1,955           751
   Change in annuity and life insurance policy reserves                  2,741       (39,898)       49,339
   Guaranteed minimum death benefit claims, net of hedge                23,256        20,370         2,618
   Return credited to contract owners                                    5,196         5,796         8,463
                                                                  ------------  ------------  ------------

     Total benefits                                                     34,584       (11,777)       61,171

Other:
   Underwriting, acquisition and other insurance
     expenses                                                          188,728       196,755       150,597
   Amortization of deferred acquisition costs                          510,059       224,047       184,616
   Interest expense                                                     14,544        73,424        85,998
                                                                  ------------  ------------  ------------

                                                                       713,331       494,226       421,211
                                                                  ------------  ------------  ------------

   Total benefits and expenses                                         747,915       482,449       482,382
                                                                  ------------  ------------  ------------

     (Loss) income from operations before income tax
(benefit) expense                                                     (268,067)       40,267        95,596

       Income tax (benefit) expense                                   (102,810)        7,168        30,779
                                                                  ------------  ------------  ------------

         Net (loss) income                                        $   (165,257) $     33,099  $     64,817
                                                                  ============  ============  ============

                                            See notes to consolidated financial statements.

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                            Consolidated Statements of Shareholder's Equity
                                                            (in thousands)

                                                                                    Accumulated Other
                                                                                  Comprehensive Income
                                                                               ----------------------------
                                                                               -------------- -------------
                                                      Additional                  Foreign      Unrealized
                                          Common        Paid in    Retained      Currency        Gains
                                            Stock       Capital     Earnings    Translation     (Losses)       Total
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
 As of December 31, 1999                      $2,500     $215,879    $141,162        $148          ($255)      $359,434
Net income                                                             64,817                                    64,817
Other comprehensive income:
   Unrealized capital gains                                                                          843            843
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                                      433            433
   Foreign currency translation                                                       (66)                          (66)
                                                                                                            ------------
                                                                                                            ------------
Other comprehensive income                                                                                        1,210
                                                                                                            ------------
                                                                                                            ------------
Comprehensive income                                                                                             66,027
Capital contributions                                      71,450                                                71,450
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
As of December 31, 2000                        2,500      287,329     205,979          82          1,021        496,911
Net income                                                             33,099                                    33,099
Other comprehensive loss:
   Unrealized capital losses                                                                        (261)          (261)
   Reclassification adjustment for
realized gains included in net
realized capital (losses) gains                                                                      (14)           (14)
   Foreign currency translation                                                       (67)                          (67)
                                                                                                            ------------
                                                                                                            ------------
Other comprehensive loss                                                                                           (342)
                                                                                                            ------------
                                                                                                            ------------
Comprehensive income                                                                                             32,757
Capital contributions                                      48,000                                                48,000
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
As of December 31, 2001                        2,500      335,329     239,078          15            746        577,668
Net loss                                                             (165,257)                                 (165,257)
Other comprehensive income:
   Unrealized capital gains                                                                       10,434         10,434
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                                    1,126          1,126
   Foreign currency translation                                                      (630)                         (630)
                                                                                                            ------------
                                                                                                            ------------
Other comprehensive income                                                                                       10,930
                                                                                                            ------------
                                                                                                            ------------
Comprehensive loss                                                                                             (154,327)
Capital contributions                                     259,720                                               259,720
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
As of December 31, 2002                       $2,500     $595,049     $73,821       $(615)       $12,306       $683,061

Unrealized  capital  gains  (losses)  is shown net of tax  expense  (benefit)  of  $5,618,  ($140)  and $454 for  2002,  2001 and 2000,
respectively.  Reclassification  adjustment for realized losses (gains)  included in net realized  capital  (losses) gains is shown net of tax expense  (benefit) of $606, ($8) and $233 for 2002, 2001 and 2000,  respectively.  Foreign currency  translation is shown net of tax benefit of $339, $36 and $36 for 2002, 2001 and 2000, respectively.

                                            See notes to consolidated financial statements.

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                                 Consolidated Statements of Cash Flows
                                                            (in thousands)

                                                                         For the Years Ended December 31,
                                                                           2002        2001        2000
                                                                           ----        ----        ----
Cash flow from operating activities:
   Net (loss) income                                                    $ (165,257) $   33,099  $   64,817
   Adjustments to reconcile net (loss) income to net
     cash (used in) provided by operating activities:
     Amortization and depreciation                                          21,649      13,374       5,758
     Deferral of acquisition costs                                        (244,322)   (209,136)   (495,103)
     Amortization of deferred acquisition costs                            510,059     224,047     184,616
     Deferred tax (benefit) expense                                        (99,071)     46,215      60,023
     Change in unrealized (gains) losses on derivatives                     (5,149)      2,902      (2,936)
     Increase (decrease) in policy reserves                                  3,293     (38,742)     50,892
     (Decrease) increase in net receivable/payable to affiliates           (99,490)    103,496     (72,063)
     Change in net income tax receivable/payable                            37,084       4,083     (58,888)
     Increase in other assets                                               (9,546)    (12,105)    (65,119)
     Decrease (increase) in accrued investment income                          541         472      (1,155)
     Decrease (increase) in reinsurance receivable                           2,286      (1,849)        420
     (Decrease) increase in accounts payable and accrued
expenses                                                                   (59,409)     55,912     (21,550)
     Net realized capital (gains) losses on derivatives                    (26,654)    (14,929)      5,554
     Net realized capital losses (gains) on investments                      9,616        (928)        688
                                                                        ----------  ----------  ----------
       Net cash (used in) provided by operating activities                (124,370)    205,911    (344,046)
                                                                        ----------  ----------  ----------

Cash flow from investing activities:
     Purchase of fixed maturity investments                               (388,053)   (462,820)   (380,737)
     Proceeds from sale and maturity of fixed
       maturity investments                                                367,263     390,816     303,736
     Purchase of derivatives                                               (61,998)   (103,533)    (14,781)
     Proceeds from exercise or sale of derivative instruments               88,956     113,051       5,936
     Purchase of shares in equity securities and dividend
reinvestments                                                              (49,713)    (55,430)    (18,136)
     Proceeds from sale of shares in equity securities                      34,220      25,228       8,345
     Purchase of fixed assets                                               (2,423)    (10,773)     (7,348)
     Increase in policy loans                                               (1,000)     (2,813)     (2,476)
                                                                        ----------  ----------  ----------
       Net cash used in investing activities                               (12,748)   (106,274)   (105,461)
                                                                        ----------  ----------  ----------

Cash flow from financing activities:
     Capital contribution                                                  259,720      48,000      71,450
     Pay down of surplus notes                                             (34,000)    (15,000)    (20,000)
     (Decrease) increase in future fees payable to ASI, net                (91,223)   (137,355)    358,376
     Deposits to contract owner accounts                                   808,209      59,681     172,441
     Withdrawals from contract owner accounts                             (164,964)   (130,476)   (102,603)
     Change in contract owner accounts, net of investment earnings        (588,315)     62,875     (55,468)
                                                                        ----------  ----------  ----------
       Net cash provided by (used in) financing activities                 189,427    (112,275)    424,196
                                                                        ----------  ----------  ----------

       Net increase (decrease) in cash and cash equivalents                 52,309     (12,638)    (25,311)
       Change in foreign currency translation                                 (970)       (103)       (101)
       Cash and cash equivalents at beginning of period                          -      12,741      38,153
       Cash and cash equivalents at end of period                       $   51,339  $        -  $   12,741
                                                                        ==========  ==========  ==========
     Income taxes (received) paid                                       $  (40,823) $  (43,130) $   29,644
                                                                        ==========  ==========  ==========
     Interest paid                                                      $   23,967  $   56,831  $  114,394
                                                                        ==========  ==========   =========
                                            See notes to consolidated financial statements.

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                              Notes to Consolidated Financial Statements
                                                           December 31, 2002
                                                        (dollars in thousands)

1.       ORGANIZATION AND OPERATION

         American Skandia Life Assurance  Corporation ("ASLAC" or the "Company"),  with its principal offices in Shelton,  Connecticut, is a wholly-owned  subsidiary of American Skandia,  Inc. ("ASI").  On December 19, 2002, Skandia Insurance Company Ltd. (publ)
         ("SICL"),  an insurance  company  organized  under the laws of the Kingdom of Sweden,  and the ultimate  parent company of the
         Company,  entered into a definitive purchase agreement with Prudential Financial,  Inc., a New Jersey corporation ("Prudential
         Financial"),  whereby  Prudential  Financial  will  acquire the Company and  certain of its  affiliates  (the  "Acquisition").
         Consummation of the  transaction is subject to various  closing  conditions,  including  regulatory  approvals and approval of certain  matters by the board of  directors  and  shareholders  of the mutual  funds  advised by American  Skandia  Investment
         Services, Inc. ("ASISI"), a subsidiary of ASI.  The transaction is expected to close during the second quarter of 2003.

         The Company develops long-term savings and retirement  products,  which are distributed  through its affiliated  broker/dealer company,  American Skandia  Marketing,  Incorporated  ("ASM").  The Company currently issues term and variable  universal life insurance and variable  deferred and immediate  annuities for  individuals  and groups in the United States of America and its territories.

         The Company has 99.9% ownership in Skandia Vida, S.A. de C.V.  ("Skandia  Vida"),  which is a life insurance company domiciled in  Mexico.  Skandia  Vida had  total  shareholder's  equity  of  $5,023  and  $4,179  as of  December  31,  2002,  and  2001,
         respectively.  Skandia Vida has generated net losses of $2,706,  $2,619 and $2,540 in 2002,  2001 and 2000,  respectively.  As part of the  Acquisition,  it is expected  that the Company  will sell its  ownership  interest in Skandia  Vida to SICL.  The
         Company has filed for required  regulatory  approvals from the State of Connecticut  and Mexico related to the sale of Skandia
         Vida.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Basis of Reporting
                  ------------------

                  The  accompanying  consolidated  financial  statements have been prepared in conformity  with  accounting  principles generally  accepted in the United  States  ("U.S.  GAAP").  Skandia  Vida has been  consolidated  in these  financial statements.  Intercompany  transactions  and balances  between the Company and Skandia Vida have been  eliminated  in consolidation.

                  Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

         B.       New Accounting Standard
                  -----------------------

                  Effective January 1, 2001, the Company adopted Statement of Financial  Accounting  Standards No. 133, "Accounting for
                  Derivative  Instruments  and Hedging  Activities,"  as amended by SFAS 137 and SFAS 138  (collectively  "SFAS  133").
                  Derivative instruments held by the Company consist of equity put option contracts utilized to

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  manage the economic risks associated with guaranteed  minimum death benefits ("GMDB").  These derivative  instruments are carried at fair value.  Realized and unrealized gains and losses are reported in the  Consolidated  Statements of
                  Income,  together with GMDB claims expense,  as a component of Guaranteed Minimum Death Benefit Claims, Net of Hedge.
                  The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements.

                  Effective  April 1, 2001, the Company  adopted the Emerging  Issues Task Force ("EITF") Issue 99-20,  "Recognition of
                  Interest  Income and  Impairment on Purchased and Retained  Beneficial  Interests in Securitized  Financial  Assets."
                  Under the consensus,  investors in certain asset-backed  securities are required to record changes in their estimated yield on a prospective  basis and to evaluate these  securities for an other than temporary  decline in value. If the fair value of the  asset-backed  security has declined below its carrying  amount and the decline is determined to be other than  temporary,  the security is written  down to fair value.  The adoption of EITF Issue 99-20 did not have a significant effect on the Company's financial statements.

                  In July 2001, the Financial Accounting  Standards Board ("FASB") issued Statement of Financial Accounting  Standards.
                  No. 142  "Accounting  for  Goodwill  and  Intangible  Assets"  ("SFAS  142").  Under the new  standard,  goodwill and intangible  assets  deemed to have  indefinite  lives  will no  longer be  amortized  but will be  subject  to annual impairment  tests in accordance  with the new standard.  Other  intangible  assets will continue to be amortized over their useful lives.

                  The Company applied the new rules on the accounting for goodwill and other intangible  assets in the first quarter of
                  2002.  The adoption of SFAS 142 did not have a significant impact on the Company's financial statements.

C.       Investments
         -----------

                  The Company has classified its fixed maturity  investments as  available-for-sale  and, as such,  they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

                  The Company has classified its equity  securities  held in support of a deferred  compensation  plan (see Note 12) as available-for-sale.  Such  investments are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

                  Policy loans are carried at their unpaid principal balances.

                  Realized capital gains and losses on disposal of investments are determined by the specific identification method.

                  Other than  temporary  impairment  charges are  determined  based on an analysis  that is  performed on a security by security basis and includes quantitative and qualitative factors.

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

D.       Derivative Instruments
         ----------------------

                  The Company uses derivative instruments,  which consist of equity put option contracts, for risk management purposes, and not for trading or  speculation.  The Company  hedges the economic  GMDB exposure  associated  with equity market fluctuations.  As the equity markets decline,  the Company's  exposure to future GMDB claims  increases.  Conversely, as the equity  markets  increase  the  Company's  exposure to future GMDB claims  decreases.  The claims  exposure is reduced by the market value effect of the option contracts purchased.

                  Based on criteria  described in SFAS 133, the Company's fair value hedges do not qualify as  "effective"  hedges and, therefore,  hedge accounting may not be applied.  Accordingly,  the derivative  investments are carried at fair value with changes in unrealized  gains and losses being recorded in income as those changes occur.  As such, both realized and  unrealized  gains and losses are reported in the  Consolidated  Statements of Income,  together with GMDB claims expense, as a component of Guaranteed Minimum Death Benefit Claims, Net of Hedge.

                  As of  December  31,  2002 and 2001,  the  accumulated  difference  between  cost and market  value on the  Company's derivatives was an unrealized gain of $1,434 and an unrealized loss of $3,715,  respectively.  The amount of realized and unrealized  gains (losses) on the Company's  derivatives  recorded during the years ended December 31, 2002, 2001 and 2000 was $31,803, $12,027 and ($2,619), respectively.

E.       Cash Equivalents
         ----------------

                  The Company considers all highly liquid time deposits,  commercial paper and money market mutual funds purchased with a maturity date, at acquisition, of three months or less to be cash equivalents.

                  As of December 31, 2002,  $50 of cash  reflected on the Company's  financial  statements was restricted in compliance with regulatory requirements.

         F.       State Insurance Licenses
                  ------------------------

                  Licenses to do business  in all states have been  capitalized  and  reflected  at the  purchase  price of $6,000 less accumulated  amortization  of $2,038 at December 31, 2002.  Due to the adoption of SFAS 142, the cost of the licenses is no longer being  amortized but is subjected to an annual  impairment  test.  As of December 31, 2002,  the Company estimated the fair value of the state insurance licenses to be in excess of book value and, therefore,  no impairment charge was required.

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         G.       Income Taxes
                  ------------

                  The Company is  included in the  consolidated  federal  income tax return  filed by Skandia  U.S.  Inc.  and its U.S.
                  subsidiaries.  In  accordance  with the tax sharing  agreement,  the federal  income tax  provision  is computed on a separate return basis as adjusted for consolidated  items.  Pursuant to the terms of this agreement,  the Company has the right to recover  the value of losses  utilized  by the  consolidated  group in the year of  utilization.  To the extent the Company  generates  income in future years,  the Company is entitled to offset future taxes on that income through the application of its loss carry forward generated in the current year.

                  Deferred  income taxes reflect the net tax effects of temporary  differences  between the carrying  amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

         H.       Recognition of Revenue and Contract Benefits
                  --------------------------------------------

                  Revenues for variable  deferred  annuity  contracts  consist of charges  against  contract  owner  account  values or separate accounts for mortality and expense risks,  administration  fees, surrender charges and an annual maintenance fee per  contract.  Revenues for  mortality  and expense  risk  charges and  administration  fees are  recognized  as assessed  against the contract  holder.  Surrender charge revenue is recognized when the surrender charge is assessed against the contract  holder at the time of surrender.  Annual  maintenance  fees are earned  ratably  throughout the year.

                  Benefit  reserves  for the  variable  investment  options on annuity  contracts  represent  the account  value of the contracts and are included in the separate account liabilities.

                  Fee income from mutual fund organizations is recognized when assessed against assets under management.

                  Revenues for variable  immediate  annuity and  supplementary  contracts  with life  contingencies  consist of certain charges against contract owner account values including  mortality and expense risks and  administration  fees. These charges and fees are recognized as revenue as assessed  against the contract  holder.  Benefit  reserves for variable immediate  annuity  contracts  represent the account value of the contracts and are included in the separate  account liabilities.

                  Revenues for the market value adjusted  fixed  investment  option on annuity  contracts  consist of separate  account investment  income reduced by amounts  credited to the contract  holder for interest.  This net spread is included in return credited to contract owners on the  consolidated  statements of income.  Benefit  reserves for these contracts represent the account value of the contracts plus a

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  market value  adjustment,  and are included in the general account reserve for future policy and contract benefits to the extent in excess of the separate account assets, typically for the market value adjustment at the reporting date.

                  Revenues for fixed immediate  annuity and fixed  supplementary  contracts without life  contingencies  consist of net investment  income,  reported as a component of return  credited to contract  owners.  Revenues  for fixed  immediate annuity contracts with life  contingencies  consist of single premium payments  recognized as annuity  considerations when  received.  Benefit  reserves for these  contracts  are based on  applicable  actuarial  standards  with assumed interest  rates that vary by issue  year and are  included  in the  general  account  reserve  for future  policy and contract benefits.  Assumed interest rates ranged from 6.25% to 8.25% at December 31, 2002 and 2001.

                  Revenues for variable life insurance  contracts  consist of charges against contract owner account values or separate accounts for  mortality  and expense risk fees,  administration  fees,  cost of insurance  fees,  taxes and surrender charges.  Certain  contracts also include charges  against  premium to pay state premium taxes.  All of these charges are recognized as revenue when assessed  against the contract  holder.  Benefit  reserves for variable life insurance contracts represent the account value of the contracts and are included in the separate account liabilities.

         I.       Deferred Acquisition Costs
                  --------------------------

                  The costs of acquiring new business,  which vary with and are primarily related to new business generated,  are being deferred,  net of reinsurance.  These costs include commissions,  purchase credits,  costs of contract issuance,  and certain selling expenses that vary with production.

                  The Company uses the retrospective  deposit method for amortizing deferred  acquisition costs. This method results in deferred  acquisition  costs being  amortized in proportion to expected  gross profits,  from  surrender  charges and policy and asset based fees,  net of operating  and claim  costs.  The  deferred  acquisition  cost asset is adjusted retrospectively  and prospectively  when estimates of current and future gross profits to be realized from a group of products are revised.  Critical assumptions in estimating gross profits include those for surrenders,  long-term fund growth rate,  expenses and death  benefits.  The long-term fund growth rate, in large part,  determines the estimated future asset  levels on which the most  significant  revenues are based.  The  Company's  long-term  fund growth rate assumption is 8% (net of charges  assessed  against the underlying  mutual fund,  but before charges  assessed at the separate account and contract  level).  When current period actual asset growth is greater or less than the Company's long-term  expectation,  the Company adjusts the short-term asset growth rate to a level that will allow the Company, in the  short-term,  to resume the  long-term  asset growth rate  expectation.  The  short-term  asset growth rate is subject to constraints surrounding actual market conditions.

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Details of deferred acquisition costs and related amortization for the years ended December 31, are as follows:

                                                                 2002            2001            2000
                                                                 ----            ----            ----
                  Balance at beginning of year              $   1,383,281   $   1,398,192   $   1,087,705
                  Acquisition costs deferred during the
                       year                                       244,322         209,136         495,103
                  Acquisition costs amortized during the
                       year                                      (510,059)       (224,047)       (184,616)
                                                            -------------   -------------   -------------
                  Balance at end of year                    $   1,117,544   $   1,383,281   $   1,398,192
                                                            =============   =============   =============

                  As asset growth rates, during 2002 and 2001, have been far below the Company's long-term  assumption,  the adjustment to the  short-term  asset growth rate had risen to a level,  before being capped,  that in  management's  opinion was excessive in the current market  environment.  Based on an analysis of those short-term  rates, the related estimates of future gross profits and an impairment  study,  management of the Company  determined  that the  short-term  asset growth rate should be reset to the level of the long-term  growth rate  expectation  as of September  30, 2002.  This resulted in an acceleration of amortization of approximately $206,000.

                  Throughout the year, the Company also updated its future  estimated  gross profits with respect to certain  mortality assumptions  reflecting  actual  experience and the decline in the equity markets  resulting in additional  increased amortization of approximately $72,000.

         J.       Reinsurance
                  -----------

                  The Company cedes reinsurance  under modified  co-insurance  arrangements.  These  reinsurance  arrangements  provide additional  capacity for growth in supporting the cash flow strain from the Company's  variable  annuity and variable life insurance business.  The reinsurance is effected under quota share contracts.

                  At December 31, 2002 and 2001, in accordance with the provisions of the modified coinsurance agreements,  the Company accrued approximately $5,447 and $7,733,  respectively,  for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

         K.       Translation of Foreign Currency
                  -------------------------------

                  The financial  position and results of operations of Skandia Vida are measured using local currency as the functional currency.  Assets and  liabilities  are  translated  at the exchange rate in effect at each  year-end.  Statements of income and changes in  shareholder's  equity accounts are translated at the average rate prevailing  during the year.
                  Translation  adjustments  arising  from the use of differing  exchange  rates from period to period are reported as a component of other comprehensive income.

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         L.       Separate Accounts
                  -----------------

                  Assets and  liabilities  in separate  accounts are included as separate  captions in the  consolidated  statements of financial  condition.  Separate account assets consist  principally of long term bonds,  investments in mutual funds, short-term  securities and cash and cash  equivalents,  all of which are carried at fair value.  The  investments are managed predominately through ASISI,  utilizing various fund managers as sub-advisors.  The remaining investments are managed by independent  investment  firms. The contract holder has the option of directing funds to a wide variety of investment  options,  most of which invest in mutual funds. The investment risk on the variable portion of a contract is borne by the contract  holder.  Fixed  options with minimum  guaranteed  interest  rates are also  available.  The
                  Company bears the credit risk associated with the investments that support these fixed options.

                  Included in Separate  Account  liabilities  are reserves of $1,828,048  and $1,092,944 at December 31, 2002 and 2001,
                  respectively,  relating to deferred  annuity  investment  options for which the contract holder is guaranteed a fixed rate of return.  These reserves are calculated using the Commissioners  Annuity Reserve  Valuation  Method.  Separate
                  Account  assets of  $1,828,048  and  $1,092,944  at December  31, 2002 and 2001,  respectively,  consisting  of fixed maturities, equity securities,  short-term securities, cash and cash equivalents,  accrued investment income, accrued liabilities  and amounts due to/from the General Account are held in support of these annuity  obligations,  pursuant to state regulation.

                  Included in the general  account,  within  Reserves  for Future  Policy and  Contract  Benefits,  is the market value adjustment  associated with the guaranteed,  fixed rate investment  options,  assuming the market value adjustment at the reporting date.

                  Net investment  income (including net realized capital gains and losses) and interest credited to contract holders on separate account assets are not separately reflected in the Consolidated Statements of Income.

M.       Unearned Performance Credits
         ----------------------------

                  The Company defers certain bonus credits  applied to contract holder  deposits.  The credit is reported as a contract holder  liability  within separate  account  liabilities and the deferred expense is reported as a component of other assets.  As the contract  holder must keep the contract  in-force for 10 years to earn the bonus credit,  the Company amortizes  the deferred  expense on a  straight-line  basis over 10 years.  If the  contract  holder  surrenders  the contract or the  contract  holder  dies prior to the end of 10 years,  the bonus  credit is returned to the  Company.
                  This component of the bonus credit is amortized in proportion to expected  surrenders  and mortality.  As of December
                  31, 2002 and 2001, the unearned performance credit asset was $83,288 and $89,234, respectively.

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         N.       Estimates
                  ---------

                  The  preparation of financial  statements in conformity  with U.S. GAAP requires that  management  make estimates and assumptions  that affect the reported  amount of assets and  liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses  during the  reporting  period.  The more  significant  estimates  and assumptions  are related to deferred  acquisition  costs and involve  estimates of future policy  lapses,  investment returns and maintenance expenses.  Actual results could differ from those estimates.

3.       INVESTMENTS

         The  amortized  cost,  gross  unrealized  gains and  losses  and fair  value of fixed  maturities  and  investments  in equity securities  as of  December  31,  2002 and 2001 are shown  below.  All  securities  held at  December  31,  2002 and 2001 were publicly traded.

         Investments in fixed maturities as of December 31, 2002 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized
                                                      Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations              $    270,969   $    15,658       $    (78)   $    286,549
         Obligations of state and political
           subdivisions                                    253             9             (1)            261
         Corporate securities                          108,200         3,631            (40)        111,791
                                                  ------------   -----------       --------    ------------
              Totals                              $    379,422   $    19,298       $   (119)   $    398,601
                                                  ============   ===========       ========    ============

         The  amortized  cost and fair value of fixed  maturities,  by  contractual  maturity,  at December  31, 2002 are shown  below.
         Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                                       Amortized
                                                          Cost      Fair Value
                                                          ----      ----------
         Due in one year or less                      $    12,793   $    12,884
         Due after one through five years                 165,574       171,830
         Due after five through ten years                 186,609       198,913
         Due after ten years                               14,446        14,974
                                                      -----------   -----------
           Total                                      $   379,422   $   398,601
                                                      ===========   ===========

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements (continued)

3.       INVESTMENTS (continued)

         Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized
                                                      Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations                 $198,136         $2,869          $(413)      $200,592
         Obligations of state and political
           subdivisions                                   252              8              -            260
         Corporate securities                         158,494          4,051           (566)       161,979
                                                   ----------        -------         ------     ----------
              Totals                                 $356,882         $6,928          $(979)      $362,831
                                                     ========         ======          =====       ========

         Proceeds  from sales of fixed  maturities  during 2002,  2001 and 2000 were  $367,213,  $386,816 and  $302,632,  respectively.
         Proceeds from maturities during 2002, 2001 and 2000 were $50, $4,000 and $1,104, respectively.

         The cost, gross unrealized gains/losses and fair value of investments in equity securities at December 31 are shown below:

                                                           Gross          Gross
                                                        Unrealized     Unrealized        Fair
                                            Cost           Gains         Losses          Value
                                            ----           -----         ------          -----
         2002                             $ 52,017         $ 136        $    (384)     $ 51,769
         2001                             $  49,886        $ 122        $ (4,925)      $ 45,083

         Net realized  investment gains (losses),  determined on a specific  identification  basis, were as follows for the years ended
         December 31:

                                                          2002          2001           2000
                                                          ----          ----           ----
         Fixed maturities:
           Gross gains                                $    8,213      $  8,849       $  1,002
           Gross losses                                   (4,468)       (4,387)        (3,450)

         Investment in equity securities:
           Gross gains                                        90           658          1,913
           Gross losses                                  (13,451)       (4,192)          (153)
                                                      ----------      --------       --------

              Totals                                  $   (9,616)     $    928       $   (688)
                                                      ==========      ========       ========

         During 2002, the Company  determined that certain amounts of its investment in equity  securities were other than  temporarily impaired and, accordingly, recorded a loss of $3,769.

         As of December 31, 2002, the Company did not own any  investments in fixed maturity  securities  whose carrying value exceeded
         10% of the Company's equity.

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements (continued)

3.       INVESTMENTS (continued)

         As of December 31, 2002, the following fixed maturities were restricted in compliance with regulatory requirements:

         Security                                                      Fair Value
         --------                                                      ----------
         U.S. Treasury Note, 6.25%, February 2003                           $4,345
         U.S. Treasury Note, 3.00%, November 2003                              183
         Puerto Rico Commonwealth, 4.60%, July 2004                            210
         Puerto Rico Commonwealth, 4.875%, July 2023                            52

4.       FAIR VALUES OF FINANCIAL INSTRUMENTS

         The methods and assumptions used to determine the fair value of financial instruments are as follows:

         Fair values of fixed  maturities  with active markets are based on quoted market prices.  For fixed  maturities  that trade in less active markets, fair values are obtained from an independent pricing service.

         Fair values of equity securities are based on quoted market prices.

         The fair value of derivative instruments is determined based on the current value of the underlying index.

         The  carrying  value of cash and cash  equivalents  (cost)  approximates  fair  value  due to the  short-term  nature of these investments.

         The carrying value of policy loans approximates fair value.

         Fair value of future fees payable to ASI are determined on a discounted  cash flow basis,  using best estimate  assumptions of lapses, mortality, free withdrawals and a long-term fund growth rate of 8% on the Company's assets under management.

         The carrying value of short-term borrowings (cost) approximates fair value due to the short-term nature of these liabilities.

         Fair value of surplus notes are  determined  based on a discounted  cash flow basis with a projected  payment of principal and all accrued interest at the maturity date (see Note 14 for payment restrictions).

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements (continued)

4.       FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

         The fair values and carrying values of financial instruments at December 31, 2002 and 2001 are as follows:

                                                   December 31, 2002                December 31, 2001
                                                   -----------------                -----------------
                                             Fair Value     Carrying Value    Fair Value     Carrying Value
                                           -------------- ------------------ ------------- ------------------
                                           -------------- ------------------ ------------- ------------------
        Assets
        ------
        Fixed Maturities                         $398,601           $398,601      $362,831           $362,831
        Equity Securities                          51,769             51,769        45,083             45,083
        Derivative Instruments                     10,370             10,370         5,525              5,525
        Policy Loans                                7,559              7,559         6,559              6,559

        Liabilities
        -----------
        Future Fees Payable to ASI                429,773            708,249       546,357            799,472
        Short-term Borrowing                       10,000             10,000        10,000             10,000
        Surplus Notes and accrued
           interest of $29,230 and
           $25,829 in 2002 and 2001,
           respectively                           140,777            139,230       174,454            169,829

5.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31 were as follows:

                                                          2002          2001           2000
                                                          ----          ----           ----
         Fixed maturities                              $  18,015     $  18,788      $  13,502
         Cash and cash equivalents                         1,116           909          5,209
         Equity securities                                   809           622             99
         Policy loans                                        403           244             97
                                                      ----------    ----------     ----------
         Total investment income                          20,343        20,563         18,907
         Investment expenses                                (711)         (437)          (312)
                                                      ----------    ----------     ----------
         Net investment income                         $19,632       $  20,126      $  18,595
                                                       ========      ========= ==   =========

6.       INCOME TAXES

         The significant components of income tax expense for the years ended December 31 were as follows:

                                                            2002          2001         2000
                                                            ----          ----         ----
         Current tax benefit                            $    (3,739)   $  (39,047)  $   (29,244)
         Deferred tax expense, excluding operating
           loss carryforwards                                35,915        60,587        60,023
         Deferred tax benefit for operating and
           capital loss carryforwards                      (134,986)      (14,372)            -
                                                        -----------    ----------   -----------
              Total income tax (benefit) expense        $  (102,810)   $    7,168   $    30,779
                                                        ===========    ==========   ===========

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                             Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES (continued)

         Deferred tax assets (liabilities) include the following at December 31:

                                                           2002          2001
                                                           ----          ----
         Deferred tax assets:
           GAAP to tax reserve differences             $   165,348   $   241,503
           Future fees payable to ASI                       21,475        63,240
           Deferred compensation                            20,603        20,520
           Net operating loss carry forward                147,360        14,372
           Other                                             6,530        17,276
                                                       -----------   -----------
              Total deferred tax assets                    361,316       356,911
                                                       -----------   -----------

         Deferred tax liabilities:
           Deferred acquisition costs, net                (312,933)     (404,758)
           Net unrealized gains on fixed
              maturity securities                           (6,713)       (2,082)
           Other                                            (3,464)       (5,051)
                                                       -----------   -----------
              Total deferred tax liabilities              (323,110)     (411,891)
                                                       -----------   -----------
                Net deferred tax asset (liability)     $    38,206   $   (54,980)
                                                       ===========   ===========

         In  accordance  with SFAS 109, the Company has  performed  an analysis of its  deferred  tax assets to assess  recoverability.
         Looking at a variety  of items,  most  notably,  the timing of the  reversal  of  temporary  items and future  taxable  income projections, the Company determined that no valuation allowance is needed.

         The income tax (benefit)  expense was different from the amount computed by applying the federal  statutory tax rate of 35% to pre-tax income from continuing operations as follows:

                                                                   2002            2001           2000
                                                                   ----            ----           ----
         (Loss) income before taxes
           Domestic                                           $   (265,361)   $   42,886      $   98,136
           Foreign                                                  (2,706)       (2,619)         (2,540)
                                                              ------------    ----------      ----------
           Total                                                  (268,067)       40,267          95,596
           Income tax rate                                              35%           35%             35%
                                                              -------------   -----------     -----------
         Tax (benefit) expense at federal statutory income
           tax rate                                                (93,823)       14,093          33,459

         Tax effect of:
           Dividend received deduction                             (12,250)       (8,400)         (7,350)
           Losses of foreign subsidiary                                947           917             889
           Meals and entertainment                                     603           603             841
           State income taxes                                            -           (62)           (524)
           Federal provision to return differences                     709          (177)          3,235
           Other                                                     1,004           194             229
                                                              ------------    ----------      ----------
              Income tax (benefit) expense                    $   (102,810)   $    7,168      $   30,779
                                                              ============    ==========      ==========

         The Company's net operating loss carry forwards,  totaling  approximately $421,029 (pre-tax) at December 31, 2002, will expire in 2016 and 2017.

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements (continued)

7.       COST ALLOCATION AGREEMENTS WITH AFFILIATES

         Certain  operating  costs  (including  rental of office space,  furniture,  and equipment) have been charged to the Company at cost by American Skandia Information  Services and Technology  Corporation  ("ASIST"),  an affiliated company.  ASLAC signed a written  service  agreement with ASIST for these services  executed and approved by the  Connecticut  Insurance  Department in
         1995.  This agreement  automatically  continues in effect from year to year and may be terminated by either party upon 30 days written notice.  The Company has also paid and charged  operating  costs to several of its  affiliates.  The total cost to the
         Company  for these items was  $8,177,  $6,179 and $13,974 in 2002,  2001 and 2000,  respectively.  Income  received  for these items was approximately $13,052, $13,166 and $11,186 in 2002, 2001 and 2000, respectively.

         Allocated  depreciation expense was $7,440,  $8,764 and $9,073 in 2002, 2001 and 2000,  respectively.  Allocated lease expense was  $5,808,  $6,517 and $5,606 in 2002,  2001 and 2000,  respectively.  Allocated  sub-lease  rental  income,  recorded  as a reduction to lease  expense,  was $738, $30 and $0 in 2002,  2001 and 2000,  respectively.  Assuming that the written  service agreement  between ASLAC and ASIST  continues  indefinitely,  ASLAC's  allocated  future  minimum lease payments and sub-lease receipts per year and in aggregate as of December 31, 2002 are as follows:

                                                                       Lease         Sub-Lease
                                                                       -----         ---------
                                  2003                            $     4,847      $     1,616
                                  2004                                  5,275            1,773
                                  2005                                  5,351            1,864
                                  2006                                  5,328            1,940
                                  2007                                  5,215            1,788
                                  2008 and thereafter                  19,629            7,380
                                                                  -----------      -----------
                                  Total                           $    45,645      $    16,361
                                                                  ===========      ===========

         Beginning in 1999,  the Company was  reimbursed by ASM for certain  distribution  related costs  associated  with the sales of business  through an investment  firm where ASM serves as an introducing  broker dealer.  Under this  agreement,  the expenses reimbursed were $8,255,  $6,610 and $6,064 in 2002,  2001 and 2000,  respectively.  As of December 31, 2002 and 2001,  amounts receivable under this agreement were approximately $458 and $639, respectively.

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI

         In a series of  transactions  with ASI,  the  Company  transferred  certain  rights to  receive a portion  of future  fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

         The proceeds  from the  transfers  have been recorded as a liability  and are being  amortized  over the  remaining  surrender charge  period of the  designated  contracts  using the  interest  method.  The Company did not  transfer the right to receive future fees and charges after the expiration of the surrender charge period.

         In  connection  with  these  transactions,  ASI,  through  special  purpose  trusts,  issued  collateralized  notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of the securitization  purchase  agreements,  the rights  transferred  provide for ASI to receive a percentage
         (60%,  80% or 100%  depending on the  underlying  commission  option) of future  mortality and expense  charges and contingent deferred  sales  charges,  after  reinsurance,  expected to be realized  over the  remaining  surrender  charge  period of the designated  contracts  (generally 6 to 8 years).  The  liability  for future fees payable to ASI at the balance  sheet date is based on the consideration  received less principal repayments according to amortization  schedules that were developed at the inception of the  transactions.  If actual  mortality and expense charges and contingent  deferred sales charges are less than those  projected in the original  amortization  schedules,  calculated  on a  transaction  by  transaction  basis,  ASI has no recourse against the Company.  As account values associated with the designated  contracts have declined,  consistent with the overall  decline in the equity  markets,  current  mortality  and  expense  charges  have been lower than  expected on certain transactions  and it is likely that future  mortality  and expense  charges,  on those same  transactions,  will be lower than originally  projected.  As a result,  the ultimate cash flows associated with these transactions that will transfer to ASI may be lower than the current carrying amount of the liability (see Note 4).

         On April 12, 2002,  the Company  entered into a new  securitization  purchase  agreement  with ASI.  This  transaction  covers designated  blocks of business  issued from November 1, 2000 through  December 31, 2001.  The  estimated  present value of the transaction at April 12, 2002, using a discount rate of 6.00%, was $101,713.

         Payments,  representing fees and charges in the aggregate amount, of $186,810,  $207,731 and $219,523 were made by the Company to ASI in 2002, 2001 and 2000,  respectively.  Related interest expense of $828,  $59,873 and $70,667 has been included in the consolidated statements of income for 2002, 2001 and 2000, respectively.

         The  Commissioner  of the State of  Connecticut  has approved the transfer of future fees and charges;  however,  in the event that the Company becomes subject to an order of liquidation or  rehabilitation,  the  Commissioner has the ability to restrict the payments due to ASI, into a restricted account, under the Purchase Agreement subject to certain terms and conditions.

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI (continued)

         The present values of the transactions as of the respective effective date were as follows:

                              Closing      Effective        Contract Issue        Discount       Present
           Transaction         Date          Date               Period              Rate          Value
           -----------         ----          ----               ------              ----          -----

             1996-1           12/17/96        9/1/96        1/1/94 - 6/30/96        7.5%          $50,221
             1997-1            7/23/97        6/1/97        3/1/96 - 4/30/97        7.5%           58,767
             1997-2           12/30/97       12/1/97        5/1/95 - 12/31/96       7.5%           77,552
             1997-3           12/30/97       12/1/97        5/1/96 - 10/31/97       7.5%           58,193
             1998-1            6/30/98        6/1/98        1/1/97 - 5/31/98        7.5%           61,180
             1998-2           11/10/98       10/1/98        5/1/97 - 8/31/98        7.0%           68,573
             1998-3           12/30/98       12/1/98        7/1/96 - 10/31/98       7.0%           40,128
             1999-1            6/23/99        6/1/99        4/1/94 - 4/30/99        7.5%          120,632
             1999-2           12/14/99       10/1/99       11/1/98 - 7/31/99        7.5%          145,078
             2000-1            3/22/00        2/1/00        8/1/99 - 1/31/00        7.5%          169,459
             2000-2            7/18/00        6/1/00        2/1/00 - 4/30/00        7.25%          92,399
             2000-3           12/28/00       12/1/00        5/1/00 - 10/31/00       7.25%         107,291
             2000-4           12/28/00       12/1/00        1/1/98 - 10/31/00       7.25%         107,139
             2002-1            4/12/02        3/1/02       11/1/00 - 12/31/01       6.00%         101,713

         Payments of future fees payable to ASI, according to original amortization schedules, as of December 31, 2002 are as follows:

                                          Year         Amount
                                          ----         ------

                                          2003      $   186,854
                                          2004          171,093
                                          2005          147,902
                                          2006          117,761
                                          2007           66,270
                                          2008           18,369
                                                    -----------
                                          Total     $   708,249
                                                    ===========

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements (continued)

9.       LEASES

         The Company  entered into an eleven year lease  agreement  for office space in  Westminster,  Colorado,  effective  January 1,
         2001.  Lease expense for 2002 and 2001 was $2,583 and $1,602,  respectively.  Sub-lease  rental income was $227 in 2002 and $0 in 2001.  Future  minimum  lease  payments  and  sub-lease  receipts  per year and in aggregate as of December 31, 2002 are as follows:

                                                                       Lease           Sub-Lease
                                                                       -----           ---------
                                   2003                          $    1,913         $      426
                                   2004                               1,982                455
                                   2005                               2,050                500
                                   2006                               2,050                533
                                   2007                               2,050                222
                                   2008 and thereafter                8,789                  0
                                                                 ----------         ----------
                                   Total                         $   18,834         $    2,136
                                                                 ==========         ==========

10.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory basis shareholder's equity was $279,957 and $226,780 at December 31, 2002 and 2001, respectively.

         The Company  incurred  statutory  basis net losses in 2002 of $192,474  due  primarily to  significant  declines in the equity markets,  increasing GMDB reserves  calculated on a statutory  basis.  Statutory  basis net losses for 2001 were $121,957,  as compared to income of $11,550 in 2000.

         Under various state insurance  laws, the maximum amount of dividends that can be paid to  shareholders  without prior approval of the state  insurance  department is subject to  restrictions  relating to statutory  surplus and net gain from  operations.
         For 2003, no amounts may be distributed without prior approval.

11.      STATUTORY ACCOUNTING PRACTICES

         The Company  prepares its statutory basis  financial  statements in accordance  with  accounting  practices  prescribed by the
         State of Connecticut  Insurance  Department.  Prescribed  statutory  accounting practices include publications of the National
         Association of Insurance Commissioners (NAIC), as well as state laws, regulations and general administrative rules.

         The NAIC adopted the  Codification of Statutory  Accounting  Principles  (Codification)  in March 1998. The effective date for codification  was January 1, 2001. The Company's  state of domicile,  Connecticut,  has adopted  codification  and the Company has made the necessary changes in its statutory  accounting and reporting required for  implementation.  The overall impact of adopting  codification in 2001 was a one-time,  cumulative change in accounting benefit recorded directly in statutory surplus of $12,047.

         In addition,  during 2001, based on a recommendation from the State of Connecticut Insurance  Department,  the Company changed its statutory method of accounting for its

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements (continued)

11.      STATUTORY ACCOUNTING PRACTICES (continued)

         liability  associated  with  securitized  variable  annuity  fees.  Under the new  method of  accounting,  the  liability  for securitized  fees is established  consistent with the method of accounting for the liability  associated with variable annuity fees ceded under  reinsurance  contracts.  This equates to the statutory  liability at any  valuation  date being equal to the
         Commissioners  Annuity  Reserve  Valuation  Method  (CARVM) offset related to the  securitized  contracts.  The impact of this change in accounting,  representing  the difference in the liability  calculated under the old method versus the new method as of January 1, 2001,  was  reported as a  cumulative  effect of change in  accounting  benefit  recorded  directly in statutory surplus of approximately $20,215.

         In 2001, the Company, in agreement with the Connecticut Insurance  Department,  changed its reserving methodology to recognize free  partial  withdrawals  and to reserve  on a  "continuous"  rather  than  "curtate"  basis.  The impact of these  changes, representing  the difference in reserves  calculated  under the new methods versus the old methods,  was recorded  directly to surplus as changes in reserves on account of  valuation  basis.  This  resulted  in an increase to the  unassigned  deficit of approximately $40,511.

         Effective  January 1, 2002, the Company  adopted  Statement of Statutory  Accounting  Principles No. 82,  "Accounting  for the
         Costs of Computer  Software  Developed  or Obtained  for Internal Use and Web Site  Development  Costs"  ("SSAP 82").  SSAP 82
         requires the  capitalization  of certain costs  incurred in  connection  with  developing or obtaining  internal use software.
         Prior to the adoption of SSAP 82, the Company  expensed all internal use software  related costs as incurred.  The Company has identified and capitalized  $5,935 of costs  associated with internal use software as of January 1, 2002 and is amortizing the applicable costs on a straight-line  basis over a three year period.  The costs  capitalized as of January 1, 2002 resulted in a direct increase to surplus.  Amortization expense for the year ended December 31, 2002 was $757.

12.      EMPLOYEE BENEFITS

         The Company has a 401(k) plan for which  substantially  all employees are eligible.  Under this plan,  the Company  provides a
         50% match on employees'  contributions up to 6% of an employee's  salary (for an aggregate match of up to 3% of the employee's salary).  Additionally,  the Company may contribute  additional  amounts based on  profitability of the Company and certain of its  affiliates.  Expenses  related  to this  program  in 2002,  2001 and 2000 were $719,  $2,738  and  $3,734,  respectively.
         Company  contributions  to this plan on behalf of the  participants  were  $921,  $2,549  and  $4,255 in 2002,  2001 and 2000, respectively.

         The Company has a deferred  compensation  plan,  which is available to the field marketing staff and certain other  employees.
         Expenses related to this program in 2002, 2001 and 2000 were $3,522,  $1,615 and $1,030,  respectively.  Company contributions to this plan on behalf of the participants were $5,271, $1,678 and $2,134 in 2002, 2001 and 2000, respectively.

         The  Company  and  certain  affiliates  cooperatively  have a  long-term  incentive  program  under which units are awarded to executive  officers  and other  personnel.  The Company and  certain  affiliates  also have a profit  sharing  program,  which benefits all employees

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements (continued)

12.      EMPLOYEE BENEFITS (continued)

         below the  officer  level.  These  programs  consist  of  multiple  plans  with new plans  instituted  each  year.  Generally, participants  must remain  employed by the  Company or its  affiliates  at the time such units are payable in order to receive any payments  under the programs.  The accrued  liability  representing  the value of these units was $7,083 and $13,645 as of
         December 31, 2002 and 2001,  respectively.  Expenses  (income)  related to these programs in 2002, 2001 and 2000, were $1,471,
         ($9,842) and $2,692,  respectively.  Payments  under these  programs were $8,033,  $8,377 and $13,697 in 2002,  2001 and 2000, respectively.

13.      FINANCIAL REINSURANCE

         The Company cedes  insurance to other  insurers in order to fund the cash strain  generated from  commission  costs on current sales and to limit its risk exposure.  The Company uses modified  coinsurance  reinsurance  arrangements whereby the reinsurer shares in the experience of a specified  book of business.  These  reinsurance  transactions  result in the Company  receiving from the reinsurer an upfront ceding  commission on the book of business ceded in exchange for the reinsurer  receiving in the future,  the future fees  generated  from that book of  business.  Such  transfer  does not relieve the Company of its primary liability and, as such,  failure of reinsurers to honor their  obligation  could result in losses to the Company.  The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

         The effect of reinsurance for the 2002, 2001 and 2000 was as follows:

        2002                                                            Gross          Ceded           Net
        ----                                                            -----          -----           ---
        Annuity and life insurance charges and fees                 $   406,272     $   (36,268)  $   370,004
        Return credited to contract owners                          $     5,221     $       (25)  $     5,196
        Underwriting, acquisition and other insurance
        expenses (deferal of acquisition costs)                     $   154,588     $    34,140   $   188,728
        Amortization of deferred acquisition costs                  $   542,945     $   (32,886)  $   510,059

        2001
        ----
        Annuity and life insurance charges and fees                 $   430,914     $   (42,218)  $   388,696
        Return credited to contract owners                          $     5,704     $        92   $     5,796
        Underwriting, acquisition and other insurance
        expenses (deferral of acquisition costs)                    $   163,677     $    33,078   $   196,755
        Amortization of deferred acquisition costs                  $   231,290     $    (7,243)  $   224,047

        2000
        ----
        Annuity and life insurance charges and fees                 $   473,318     $   (48,740)  $   424,578
        Return credited to contract owners                          $     8,540     $       (77)  $     8,463
        Underwriting, acquisition and other insurance
        expenses (deferral of acquisition costs)                    $   108,399     $    42,198   $   150,597
        Amortization of deferred acquisition costs                  $   205,174     $   (20,558)  $   184,616

         In December 2000,  the Company  entered into a modified  coinsurance  agreement with SICL covering  certain  contracts  issued since January 1996.  The impact of this treaty to the

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements (continued)

13.      FINANCIAL REINSURANCE (continued)

         Company was pre-tax  (loss)  income of  ($4,137),  $8,394 and $23,341 in 2002,  2001 and 2000,  respectively.  At December 31,
         2002 and 2001, $675 and $1,137, respectively, was receivable from SICL under this agreement.

14.      SURPLUS NOTES

         The Company has issued  surplus  notes to ASI in exchange  for cash.  Surplus  notes  outstanding  as of December 31, 2002 and
         2001, and interest expense for 2002, 2001 and 2000 were as follows:

                                                     Liability as of
                                                      December 31,                    Interest Expense
                                   Interest                                            For the Years
            Note Issue Date          Rate          2002          2001          2002         2001         2000
         ----------------------    ---------     ----------    ----------    ---------    ---------    ---------
         ----------------------    ---------     ----------

         February 18, 1994           7.28%               -             -             -            -          732
         March 28, 1994              7.90%               -             -             -            -          794
         September 30, 1994          9.13%               -             -             -        1,282        1,392
         December 19, 1995           7.52%               -        10,000           520          763          765
         December 20, 1995           7.49%               -        15,000           777        1,139        1,142
         December 22, 1995           7.47%               -         9,000           465          682          684
         June 28, 1996               8.41%          40,000        40,000         3,411        3,411        3,420
         December 30, 1996           8.03%          70,000        70,000         5,699        5,699        5,715
                                                 ----------    ----------    ---------    ---------    ---------
                                                 ----------    ----------    ---------    ---------    ---------

         Total                                    $110,000      $144,000       $10,872      $12,976      $14,644
                                                 ==========    ==========    =========    =========    =========

         On September 6, 2002,  surplus notes for $10,000,  dated  December 19, 1995,  $15,000,  dated  December 20, 1995,  and $9,000, dated  December 22,  1995,  were  repaid.  On December 3, 2001, a surplus  note,  dated  September  30, 1994,  for $15,000 was repaid.  On December 27, 2000,  surplus notes for $10,000,  dated February 18, 1994, and $10,000,  dated March 28, 1994,  were repaid.  All surplus notes mature seven years from the issue date.

         Payment of interest and repayment of principal for these notes is subject to certain  conditions  and require  approval by the
         Insurance  Commissioner  of the State of Connecticut.  At December 31, 2002 and 2001,  $29,230 and $25,829,  respectively,  of accrued interest on surplus notes was not permitted for payment under these criteria.

15.      SHORT-TERM BORROWING

         The  Company  had a  $10,000  short-term  loan  payable  to ASI at  December  31,  2002 and 2001 as part of a  revolving  loan agreement.  The loan had an interest  rate of 1.97% and matured on January 13,  2003.  The loan was  subsequently  rolled over with a new  interest  rate of 1.82% and a new  maturity  date of March 13,  2003.  The loan was further  extended to April 30,
         2003 and a new interest rate of 1.71%.  The total  related  interest  expense to the Company was $271,  $522 and $687 in 2002,
         2001 and 2000, respectively.  Accrued interest payable was $10 and $113 as of December 31, 2002 and 2001, respectively.

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements (continued)

15.      SHORT-TERM BORROWING (continued)

         On January 3, 2002,  the Company  entered  into a $150,000  credit  facility  with ASI.  This credit  facility  terminates  on
         December 31, 2005 and bears  interest at the offered rate in the London  interbank  market (LIBOR) plus 0.35 percent per annum for the relevant  interest  period.  Interest  expense related to these  borrowings was $2,243 for the year ended December 31,
         2002.  As of December 31, 2002, no amount was outstanding under this credit facility.

16.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately  99% of the Company's  separate account  liabilities are subject to discretionary  withdrawal by contract owners at market value or with market value  adjustment.  Separate  account assets,  which are carried at fair value, are adequate to pay such  withdrawals,  which are generally  subject to surrender  charges ranging from 10% to 1% for contracts held less than
         10 years.

17.      RESTRUCTURING CHARGES

         On March 22,  2001 and  December  3, 2001,  the  Company  announced  separate  plans to reduce  expenses  to better  align its operating  infrastructure  with the current investment market  environment.  As part of the two plans, the Company's workforce was  reduced by  approximately  140  positions  and 115  positions,  respectively,  affecting  substantially  all areas of the
         Company.  Estimated  pre-tax  severance  benefits  of $8,500  have been  charged  against  2001  operations  related  to these reductions.  These  charges  have been  reported in the  Consolidated  Statements  of Income as a component  of  Underwriting,
         Acquisition and Other Insurance Expenses. As of December 31, 2002 and 2001, the remaining  restructuring  liability,  relating primarily to the December 3, 2001 plan, was $12 and $4,104, respectively.

18.      COMMITMENTS AND CONTINGENT LIABILITIES

         In recent years, a number of annuity  companies have been named as defendants in class action lawsuits  relating to the use of variable  annuities as funding vehicles for tax- qualified  retirement  accounts.  The Company is currently a defendant in one such lawsuit.  A purported class action  complaint was filed in the United States District Court for the Southern  District of
         New York on  December  12,  2002,  by Diane C.  Donovan  against  the Company  and  certain of its  affiliates  (the  "Donovan
         Complaint").  The  Donovan  Complaint  seeks  unspecified  compensatory  damages  and  injunctive  relief from the Company and certain of its  affiliates.  The Donovan  Complaint  claims that the Company and certain of its  affiliates  violated  federal securities laws in marketing  variable  annuities.  This litigation is in the preliminary  stages.  The Company  believes this action is without merit, and intends to vigorously defend against this action.

         The  Company  is also  involved  in other  lawsuits  arising,  for the most  part,  in the  ordinary  course  of its  business operations.  While the  outcome of these  other  lawsuits  cannot be  determined  at this  time,  after  consideration  of the defenses available to the Company,  applicable insurance coverage and any related reserves  established,  these other lawsuits are not expected to result in  liability  for amounts  material to the  financial  condition  of the Company,  although it may adversely affect results of operations in future periods.

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements (continued)

18.      COMMITMENTS AND CONTINGENT LIABILITIES (continued)

         As discussed  previously,  on December 19, 2002, SICL entered into a definitive purchase agreement (the "Purchase  Agreement")
         to sell its  ownership  interest in the Company and certain  affiliates  to  Prudential  Financial  for  approximately  $1.265 billion.  The closing of this  transaction,  which is conditioned  upon certain  customary  regulatory and other approvals and conditions, is expected in the second quarter of 2003.

         The purchase  price that was agreed to between SICL and  Prudential  Financial was based on a September 30, 2002  valuation of the Company and certain  affiliates.  As a result,  assuming the transaction  closes,  the economics of the Company's business from  September  30, 2002 forward will inure to the benefit or detriment  of  Prudential  Financial.  Included in the Purchase
         Agreement,  SICL has agreed to indemnify  Prudential  Financial  for certain  liabilities  that may arise  relating to periods prior to  September  30,  2002.  These  liabilities  generally  include  market  conduct  activities,  as well as contract and regulatory compliance (referred to as "Covered Liabilities").

         Related to the  indemnification  provisions  contained  in the  Purchase  Agreement,  SICL has signed,  for the benefit of the
         Company,  an indemnity  letter,  effective  December 19, 2002, to make the Company whole for certain Covered  Liabilities that come to  fruition  during  the  period  beginning  December  19,  2002 and  ending  with the  close of the  transaction.  This indemnification  effectively  transfers the risk associated with those Covered Liabilities from the Company to SICL concurrent with the signing of the definitive purchase agreement rather than waiting until the transaction closes.

19.      SEGMENT REPORTING

         Assets under  management and sales for products  other than variable  annuities  have not been  significant  enough to warrant full segment disclosures as required by SFAS 131,  "Disclosures about Segments of an Enterprise and Related  Information," and
         the Company does not  anticipate  that they will be so in the future due to changes in the Company's  strategy to focus on its core variable annuity business.

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements (continued)

20.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                                                                      Three Months Ended
                                                  ----------------------------------------------------------
                          2002                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance revenues*    $   118,797   $    126,614   $    115,931   $    108,488
        Net investment income                           4,965          4,714          5,128          4,825
        Net realized capital losses                    (1,840)        (1,584)        (2,327)        (3,863)
                                                  -----------   ------------   ------------   ------------
        Total revenues                                121,922        129,744        118,732        109,450
        Benefits and expenses*                        112,759        160,721        323,529        150,906
                                                  -----------   ------------   ------------   ------------
        Pre-tax net income (loss)                       9,163        (30,977)      (204,797)       (41,456)
        Income tax expense (benefit)                    1,703        (11,746)       (72,754)       (20,013)
                                                  -----------   ------------   ------------   ------------
        Net income (loss)                         $     7,460   $    (19,231)  $   (132,043)  $    (21,443)
                                                  ===========   ============   ============   ============

         *        For the quarters ended March 31, 2002 and June 30, 2002, the Company had overstated  premiums ceded in revenues.  The above presentation  reflects an equal and offsetting  reclassification of these amounts to benefits and expenses with no net income impact.

                                                                      Three Months Ended
                                                  ----------------------------------------------------------
                          2001                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance revenues***  $   130,885   $    128,465   $    122,708   $    119,604
        Net investment income**                         5,381          4,997          5,006          4,742
        Net realized capital gains (losses)             1,902            373            376         (1,723)
                                                  -----------   ------------   ------------   ------------
        Total revenues                                138,168        133,835        128,090        122,623
        Benefits and expenses**  ***                  122,729        110,444        123,307        125,969
                                                  -----------   ------------   ------------   ------------
        Pre-tax net income (loss)                      15,439         23,391          4,783         (3,346)
        Income tax expense (benefit)                    4,034          7,451           (480)        (3,837)
                                                  -----------   ------------   -------------  ------------
        Net income                                $    11,405   $     15,940   $      5,263   $        491
                                                  ===========   ============   ============   ============

         **       For the quarters  ended March 31, 2001,  June 30, 2001 and  September 30, 2001,  the Company had reported  investment
                  performance   associated  with  its  derivatives  as  net  investment  income.  The  above  presentation  reflects  a reclassification of these amounts to benefits and expenses.
         ***      For the  quarters  ended  September  30, 2001 and December 31, 2001,  the Company had  overstated  premiums  ceded in revenues.  The above presentation reflects an equal and offsetting  reclassification of these amounts to benefits and expenses with no net income impact.

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements (continued)

20.      QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                                                                      Three Months Ended
                                                  ----------------------------------------------------------
                          2000                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance revenues     $    137,040  $    139,346   $   147,819    $    135,866
        Net investment income****                        4,343         4,625         4,619           5,008
        Net realized capital gains (losses)                729        (1,436)         (858)            877
        Total revenues                                 142,112       142,535       151,580         141,751
        Benefits and expenses****                      107,893       122,382       137,843         114,264
        Pre-tax net income                              34,219        20,153        13,737          27,487
        Income tax expense                              10,038         5,225         3,167          12,349
        Net income                                $     24,181  $     14,928   $    10,570    $     15,138
                                                  ============  ============   ===========    ============

         ****     For the quarters  ended March 31,  2000,  June 30, 2000,  September  30, 2000 and December 31, 2000,  the Company had
                  reported  investment  performance  associated with its derivatives as net investment  income.  The above presentation reflects a reclassification of these amounts to benefits and expenses.

                                 APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

Separate  Account B  consists  of  multiple  Sub-accounts.  Each  Sub-account  invests  only in a single  mutual  fund or  mutual  fund portfolio.  All or some of these  Sub-accounts  are available as investment  options for other variable  annuities we offer pursuant to different prospectuses.

Unit Prices And Numbers Of Units:  The  following  table shows:  (a) the Unit Price,  as of the dates  shown,  for Units in each of the
Sub-accounts of Separate  Account B that are being offered  pursuant to this  Prospectus;  and (b) the number of Units  outstanding for each  such  Sub-account  as of the  dates  shown.  The  year in  which  operations  commenced  in each  such  Sub-account  is  noted in parentheses.  To the extent a Sub-account  commenced  operations during a particular calendar year, the Unit Price as of the end of the period  reflects only the partial year results from the  commencement  of operations  until December 31st of the  applicable  year. The portfolios  in which a particular  Sub-account  invests may or may not have  commenced  operations  prior to the date such  Sub-account commenced  operations.  The  initial  offering  price  for each  Sub-account  was  $10.00.  Unit  Prices  and Units  are  provided  for
Sub-accounts that commenced operations prior to January 1, 2003.

Beginning  November 18, 2002,  multiple Unit Prices will be calculated for each  Sub-account of Separate Account B to reflect the daily charge deducted for each combination of the applicable  Insurance Charge,  Distribution Charge (when applicable) and the charge for the
Guaranteed  Return  Option  offered  under this  Annuity.  The Unit Prices below  reflect the daily  charges for the  optional  benefit offered between November 18, 2002 and December 31, 2002 only.

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Evergreen VA - Global Leaders (1999)
     With No Optional Benefits
     Unit Price                                           $7.08         9.00         10.55        11.72            -            -            -            -           -           -
     Number of Units                                  1,442,329    1,520,376       887,758       23,101            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.15            -             -            -            -            -            -            -           -           -
     Number of Units                                    113,389            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Evergreen VA - Special Equity (1999)
     With No Optional Benefits
     Unit Price                                           $7.16         9.98         11.01        12.19            -            -            -            -           -           -
     Number of Units                                  2,205,267    2,540,062     1,731,145      152,342            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.44            -             -            -            -            -            -            -           -           -
     Number of Units                                    127,728            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Evergreen VA - Small Cap Value (2000)
     With No Optional Benefits
     Unit Price                                          $12.28        14.25         12.24            -            -            -            -            -           -           -
     Number of Units                                    318,168      258,972        65,490            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Evergreen VA - Omega (2000)
     With No Optional Benefits
     Unit Price                                           $4.93         6.71          7.98            -            -            -            -            -           -           -
     Number of Units                                  2,594,817    2,585,848     1,637,475            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.78            -             -            -            -            -            -            -           -           -
     Number of Units                                     39,943            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Evergreen VA - Capital Growth (2000)
     With No Optional Benefits
     Unit Price                                           $8.10        10.60         12.35            -            -            -            -            -           -           -
     Number of Units                                    707,212      788,396       268,886            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Evergreen VA - Blue Chip (2000)
     With No Optional Benefits
     Unit Price                                           $5.68         7.39          8.99            -            -            -            -            -           -           -
     Number of Units                                    463,160      526,302       351,338            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.01            -             -            -            -            -            -            -           -           -
     Number of Units                                        148            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Evergreen VA - Equity Index (2000)
     With No Optional Benefits
     Unit Price                                           $6.29         8.22          9.47            -            -            -            -            -           -           -
     Number of Units                                    539,595      526,290       302,954            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Evergreen VA - Foundation (2000)
     With No Optional Benefits
     Unit Price                                           $7.75         8.70          9.65            -            -            -            -            -           -           -
     Number of Units                                    949,349    1,019,799       755,890            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Evergreen VA - Strategic Income (2000)
     With No Optional Benefits
     Unit Price                                          $11.72        10.29          9.83            -            -            -            -            -           -           -
     Number of Units                                    500,680      341,316       118,558            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Strong International Equity 1 (1989)
     With No Optional Benefits
     Unit Price                                          $19.53        24.28         31.88        43.99        27.18        22.95        19.70        18.23       16.80       16.60
     Number of Units                                 14,140,023   17,388,860    19,112,622   16,903,883   17,748,560   17,534,233   17,220,688   14,393,137  14,043,215   9,063,464
     With One Optional Benefit
     Unit Price                                           $8.56            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,569,506            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST MFS Growth (1999)
     With No Optional Benefits
     Unit Price                                           $5.68         8.02         10.38        11.27            -            -            -            -           -           -
     Number of Units                                 85,193,279  117,716,242     7,515,486      409,467            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.58            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,930,432            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Goldman Sachs Concentrated Growth 2 (1992)
     With No Optional Benefits
     Unit Price                                          $19.17        27.71         41.14        60.44        39.54        23.83        18.79        14.85       10.91       11.59
     Number of Units                                 56,016,467   84,116,221    99,250,773   94,850,623   80,631,598   62,486,302   46,779,164   28,662,737  22,354,170  13,603,637
     With One Optional Benefit
     Unit Price                                           $7.67            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,349,939            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST MFS Growth with Income (1999)
     With No Optional Benefits
     Unit Price                                           $6.68         8.64         10.36        10.49            -            -            -            -           -           -
     Number of Units                                 11,173,177   11,896,688     6,937,627      741,323            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.09            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,053,007            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Federated High Yield (1994)
     With No Optional Benefits
     Unit Price                                          $12.47        12.64         12.80        14.38        14.30        14.13        12.62        11.27        9.56           -
     Number of Units                                 38,477,793   39,130,467    36,914,825   41,588,401   40,170,144   29,663,242   15,460,522    6,915,158   2,106,791           -
     With One Optional Benefit
     Unit Price                                           $9.71            -             -            -            -            -            -            -           -           -
     Number of Units                                  5,592,940            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Money Market (1992)
     With No Optional Benefits
     Unit Price                                          $13.23        13.24         12.94        12.38        12.00        11.57        11.16        10.77       10.35       10.12
     Number of Units                                163,759,511  184,612,059   172,493,206  187,609,708   75,855,442   66,869,998   42,435,169   30,564,442  27,491,389  11,422,783
     With One Optional Benefit
     Unit Price                                           $9.96            -             -            -            -            -            -            -           -           -
     Number of Units                                 36,255,772            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Dynamics (1999)
     With No Optional Benefits
     Unit Price                                           $6.03         8.98         13.23        13.91            -            -            -            -           -           -
     Number of Units                                  9,117,894   13,391,660    11,409,827    2,022,585            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.09            -             -            -            -            -            -            -           -           -
     Number of Units                                    543,762            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Technology (1999)
     With No Optional Benefits
     Unit Price                                           $3.49         6.66         12.48        16.52            -            -            -            -           -           -
     Number of Units                                 18,830,138   26,652,622    29,491,113    4,622,242            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $5.50            -             -            -            -            -            -            -           -           -
     Number of Units                                    293,307            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Davis Variable Account Fund, Inc. - Value (2000)
     With No Optional Benefits
     Unit Price                                           $7.22         8.75         $9.94            -            -            -            -            -           -           -
     Number of Units                                    660,802      617,727       195,203            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                                            -             -            -            -            -            -            -           -           -
     Number of Units                                                       -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
1.   Effective December 10, 2001, Strong Capital  Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to December 10, 2001, A I M
     Capital Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST AIM International  Equity." Between October 15,
     1996 and May 3, 1999,  Putnam  Investment  Management,  Inc.  served as  Sub-advisor  of the  Portfolio,  then  named "AST  Putnam
     International  Equity." Prior to October 15, 1996,  Seligman  Henderson Co. served as  Sub-advisor  of the  Portfolio,  then named
     "Seligman Henderson International Equity Portfolio."
2.       Effective  November 11, 2002,  Goldman Sachs Asset  Management  became  Sub-advisor  of the  Portfolio.  Prior to November 11,
     2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST JanCap Growth."

                                          APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection  Optional  Death Benefit is  calculated.  Each example  assumes that a $50,000  initial  Purchase  Payment is made and that no withdrawals  are made prior to the Owner's death.  Each example  assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example with market increase
Assume that the Owner's  Account Value has been  increasing  due to positive  market  performance.  On the date we receive due proof of death, the Account Value is $75,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals,  or
Account Value,  which ever is greater.  Therefore,  the basic Death Benefit is equal to $75,000.  The Enhanced  Beneficiary  Protection
Optional  Death Benefit is equal to the amount payable under the basic Death Benefit  ($75,000) PLUS 50% of the "Death Benefit  Amount"
less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $75,000
         Basic Death Benefit =      $75,000
         Death Benefit Amount =     $75,000 - $50,000 = $25,000

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $75,000 + $12,500 = $87,500

Examples with market decline
Assume that the Owner's  Account Value has been decreasing due to declines in market  performance.  On the date we receive due proof of death, the Account Value is $45,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals,  or
Account Value,  which ever is greater.  Therefore,  the basic Death Benefit is equal to $50,000.  The Enhanced  Beneficiary  Protection
Optional  Death Benefit is equal to the amount payable under the basic Death Benefit  ($50,000) PLUS 50% of the "Death Benefit  Amount"
less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $40,000
         Basic Death Benefit =      $50,000
         Death Benefit Amount =     $50,000 - $50,000 = $0

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $50,000 + $0 = $50,000

         In this example you would receive no additional  benefit from purchasing the Enhanced  Beneficiary  Protection  Optional Death
         Benefit.

Examples of Guaranteed Minimum Death Benefit Calculation
The following are examples of how the  Guaranteed  Minimum Death Benefit is  calculated.  Each example  assumes that a $50,000  initial
Purchase  Payment is made and that no  withdrawals  are made prior to the Owner's death.  Each example  assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example of market increase
Assume that the Owner's  Account Value has generally been  increasing due to positive  market  performance.  On the date we receive due proof of death, the Account Value is $90,000.  The Highest  Anniversary  Value at the end of any previous period is $72,000.  The Death
Benefit would be the Account Value  ($90,000)  because it is greater than the Highest  Anniversary  Value ($72,000) or the sum of prior
Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease
Assume that the Owner's Account Value  generally  increased  until the fifth  anniversary  but generally has been decreasing  since the fifth contract  anniversary.  On the date we receive due proof of death, the Account Value is $48,000.  The Highest  Anniversary  Value
at the end of any  previous  period is  $54,000.  The Death  Benefit  would be the sum of prior  Purchase  Payments  increased  by 5.0%
annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease
Assume that the Owner's  Account  Value  increased  significantly  during the first six years  following  the Issue Date.  On the sixth anniversary  date the Account Value is $90,000.  During the seventh  Annuity Year,  the Account Value  increases to as high as $100,000 but then  subsequently  falls to $80,000 on the date we receive due proof of death. The Death Benefit would be the Highest  Anniversary
Value at the end of any previous  period  ($90,000),  which  occurred on the sixth  anniversary,  although the Account Value was higher during the  subsequent  period.  The Account Value on the date we receive due proof of death  ($80,000) is lower,  as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

                                                  APPENDIX D - PERFORMANCE ADVANTAGE

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

=======================================================================================================================================
American  Skandia's  Performance  Advantage was offered,  in those states where approved,  between May 15, 1999 and April 30, 2001. The description  below of the  Performance  Advantage  benefit  applies to those Contract  Owners who purchased an Annuity during that time period when the Performance Advantage feature was offered.
=======================================================================================================================================

GLOSSARY OF TERMS
When  determining  the Account  Value and  Surrender  Value of the Annuity,  both  amounts  will not include any Target  Value  Credits
                       --------------      ----------------
(described below) that we are entitled to recover upon Surrender of your Annuity.

Do you provide any guarantees on my investment?
The  Annuity  provides  variable  investment  options  and fixed  investment  options.  Only the  fixed  investment  options  provide a guaranteed  return on your  investment,  subject  to certain  terms and  conditions.  However,  your  Annuity  includes a feature at no additional  cost that  provides  certain  benefits  if your  Account  Value has not  reached or  exceeded a "target  value" on its 10th anniversary.  If, on the 10th  anniversary  of your  Annuity's  Issue Date,  your  Account  Value has not reached the target  value (as defined below) you can choose either of the following benefits:

|X|      You may continue  your  Annuity  without  electing to receive  Annuity  payments and receive an annual  credit to your Account
                                                                                                         ------
     Value payable until you begin receiving  Annuity  payments.  The credit is equal to 0.25% of the average of your Annuity's Account
     Value for the preceding four complete calendar  quarters.  This credit is applied to your investment options pro-rata based on the allocation of your then current Account Value.

                                                                  OR

|X|      You may begin  receiving  Annuity  payments  within one year and accept a one-time  credit to your Annuity equal to 10% of the net of the Account Value on the 10th anniversary of its Issue Date minus the sum of all Purchase  Payments  allocated in the prior five years.  The annuity option you select must initially guarantee payments for not less than seven years.

Following  the 10th  anniversary  of your  Annuity's  Issue Date,  we will inform you if your Account  Value did not meet or exceed the
Target Value.  We will assume that you have elected to receive the annual  credit to your Account  Value unless,  not less than 30 days prior to the next anniversary of the Annuity, we receive at our home office your election to begin receiving Annuity payments.

Certain  provisions of this benefit and of the Target Value Credits  described below may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

What is the "Target Value" and how is it calculated?
The Target Value is a tool used to determine  whether you are eligible to elect  either of the  benefits  described  above.  The Target
Value does not impact the Account Value  available if you surrender  your Annuity or make a partial  withdrawal and does not impact the
Death  Benefit  available to your  Beneficiary(ies).  The Target Value  assumes a rate of return over ten (10) Annuity  Years that will allow your initial  investment to double in value,  adjusted for any withdrawals  and/or  additional  Purchase Payments you make during the 10 year period.  We calculate the "Target Value" as follows:

1.       Accumulate the initial  Purchase  Payment at an annual interest rate of 7.2% until the 10th anniversary of the Annuity's Issue
     Date; plus
           ----
2.       Accumulate  any  additional  Purchase  Payments  at an  annual  interest  rate of 7.2%  from the date  applied  until the 10th anniversary of the Annuity's Issue Date; minus
                                              -----
3.       Each  "proportional  reduction"  resulting from any withdrawal,  accumulating at an annual interest rate of 7.2% from the date the withdrawal is processed  until the 10th  anniversary of the Annuity's Issue Date. We determine each  "proportional  reduction"
     by  determining  the  percentage of your Account Value then  withdrawn and reducing the Target Value by that same  percentage.  We include any  withdrawals  under your Annuity in this  calculation,  as well as the charge we deduct for any optional  benefits you elect under the Annuity, but not the charge we deduct for the Annual Maintenance Fee or the Transfer Fee.

Examples
1.       Assume you make an initial  Purchase Payment of $10,000 and make no further  Purchase  Payments.  The Target Value on the 10th anniversary  of your  Annuity's  Issue  Date  would be  $20,042,  assuming  no  withdrawals  are  made.  This is equal to  $10,000 accumulating at an annual rate of 7.2% for the 10-year period.

2.       Assume you make an initial  Purchase Payment of $10,000 and make no further  Purchase  Payments.  Assume at the end of Year 6, your Account Value has increased to $15,000 and you make a withdrawal of 10% or $1,500.  The Target Value on the 10th  anniversary would be $18,722.  This is equal to $10,000  accumulating at an annual rate of 7.2% for the 10-year period, minus the proportional reduction accumulating at an annual interest rate of 7.2%.

Can I restart the 10-year Target Value calculation?
Yes, you can elect to lock in the growth in your Annuity by  "restarting"  the 10-year period on any  anniversary of the Issue Date. If you elect to restart the calculation  period,  we will treat your Account Value on the restart date as if it was your Purchase  Payment when determining if your Annuity's  Account Value meets or exceeds the Target Value on the appropriate  tenth (10th)  anniversary.  You may elect to restart the calculation more than once, in which case, the 10-year  calculation  period will begin on the date of the last restart  date.  We must  receive  your  election  to  restart  the  calculation  at our home  office  not later than 30 days after each anniversary of the Issue Date.

What are Target Value Credits?
Target Value  Credits are  additional  amounts that we apply to your Account Value to increase the  likelihood  that your Account Value will meet or exceed the Target Value.  We add Target Value  Credits to your Account Value at the time a Purchase  Payment is applied to your  Annuity.  Only those  Purchase  Payments  made before the first  anniversary  of the Issue Date of your  Annuity are  eligible to receive Target Value Credits.

The amount of the Target Value Credit is equal to 1.0% of each qualifying  Purchase  Payment.  Target Value Credits are only payable on qualifying  Purchase  Payments if the Owner(s) of the Annuity  is(are)  less than age 81 on its Issue Date.  If the Annuity is owned by an entity,  the age  restriction  applies to the age of the  Annuitant  on the Issue Date.  The Target Value Credit is payable from our general account and is allocated to the investment options in the same ratio that the qualifying Purchase Payment is allocated.

Target Value Credits will not be available if you purchase your Annuity as part of an exchange,  replacement  or transfer,  in whole or in part, of an Annuity we issued that has the same or a similar benefit.

 ====================================================================================================================================
 The amount of any Target Value Credits are not immediately  vested and can be recovered by American Skandia under the circumstances and for the time periods  shown below.  If American  Skandia  exercises its right to recover the amount of any Target Value Credit, any investment gain on the Target Value Credit will not be taken back.
 1.       If you surrender your Annuity before the 10th anniversary of the Issue Date of the Annuity.
 2.       If you elect to begin receiving Annuity payments before the first anniversary of the Issue Date.
 3.       If a  person  on  whose  life we pay the  Death  Benefit  dies,  or if a  "contingency  event"  occurs  which  triggers  a medically-related surrender:
 |X|      within 12 months after the date a Target Value Credit was allocated to your Account Value; or
 |X|      within 10 years after the date a Target Value Credit was allocated to your Account Value if any owner was over age 70 on the Issue Date, or, if the Annuity was then owned by an entity, the Annuitant was over age 70 on the Issue Date.
 Following completion of the above time periods, the amount of any Target Value Credits are vested in the Owner.
 ====================================================================================================================================

                                                                 NOTES

                                                                 NOTES

----------------------------------------------------------------------------------------------------------------------
                  PLEASE SEND ME A STATEMENT  OF  ADDITIONAL  INFORMATION  THAT  CONTAINS  FURTHER  DETAILS  ABOUT THE
                  AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS EVA-PROS (05/2003).
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

                                        -------------------------------------------------------
                                                           (print your name)

                                        -------------------------------------------------------
                                                               (address)

                                        -------------------------------------------------------
                                                         (city/state/zip code)

Variable Annuity Issued by:Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                                                                 AMERICAN SKANDIA
ASSURANCE CORPORATION                                                                                 MARKETING, INCORPORATED
One Corporate Drive                                                                                   One Corporate Drive
Shelton, Connecticut 06484                                                                            Shelton, Connecticut 06484
Telephone: 1-800-766-4530                                                                             Telephone: 203-926-1888
http://www.americanskandia.com                                                                        http://www.americanskandia.com

                               MAILING ADDRESSES:

                     AMERICAN SKANDIA - VARIABLE ANNUITIES
                                 P.O. Box 7040
                           Bridgeport, CT 06601-7040

                                 EXPRESS MAIL:
                     AMERICAN SKANDIA - VARIABLE ANNUITIES
                              One Corporate Drive
                               Shelton, CT 06484

                                                                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                                                     One Corporate Drive, Shelton, Connecticut 06484

This Prospectus  describes  American Skandia Advisor PlanSM II Premier,  a flexible premium deferred annuity (the "Annuity") offered by  American  Skandia  Life  Assurance  Corporation  ("American  Skandia",  "we",  "our" or "us").  The Annuity may be offered as an individual  annuity contract or as an interest in a group annuity.  This Prospectus  describes the important features of the Annuity and what you should  consider  before  purchasing  the Annuity.  We have also filed a Statement of  Additional  Information  that is available from us,  without  charge,  upon your request.  The contents of the Statement of Additional  Information  are described on page 64. The Annuity or certain of its  investment  options and/or  features may not be available in all states.  Various rights and benefits may differ between  states to meet  applicable  laws and/or  regulations.  In particular,  please refer to Appendix D for a description  of certain  provisions  that apply to Annuities  sold to New York  residents.  Certain  terms are  capitalized  in this
Prospectus.  Those terms are either defined in the Glossary of Terms or in the context of the particular section.

====================================================================================================================================
American  Skandia offers several  different  annuities  which your investment  professional  may be authorized to offer to you. Each annuity has different  features and benefits that may be  appropriate  for you based on your financial  situation,  your age and how you intend to use the annuity.  The different features and benefits include variations in death benefit  protection,  the ability to access your  annuity's  account value and the charges that you will be subject to if you choose to surrender  the annuity.  The fees and charges may also be different between each annuity.
====================================================================================================================================

If you are purchasing the Annuity as a replacement  for existing  variable  annuity or variable life coverage,  you should  consider any  surrender or penalty  charges you may incur when  replacing  your  existing  coverage and that this Annuity may be subject to a contingent  deferred  sales charge if you elect to surrender  the Annuity or take a partial  withdrawal.  You should  consider  your need to access the Annuity's Account Value and whether the annuity's liquidity features will satisfy that need.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This Annuity is frequently  used for  retirement  planning  because it allows you to accumulate  retirement  savings and also offers annuity payment options when you are ready to begin  receiving  income.  The Annuity also offers one or more death benefits that can protect  your  retirement  savings if you die during a period of  declining  markets.  It may be used as an  investment  vehicle for
"qualified"  investments,  including an IRA,  SEP-IRA,  Roth IRA or Tax  Sheltered  Annuity (or  403(b)).  It may also be used as an investment  vehicle  for  "non-qualified"  investments.  The  Annuity  allows  you to  invest  your  money in a number  of  variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a  "non-qualified"  investment,  you  generally  are not taxed on any  investment  gains the Annuity earns until you make a  withdrawal  or begin to receive  annuity  payments.  This  feature,  referred to as  "tax-deferral",  can be beneficial to the growth of your Account Value  because money that would  otherwise be needed to pay taxes on investment  gains each year remains invested and can earn additional money.  However,  because the Annuity is designed for long-term  retirement savings, a
10%  penalty  tax may be  applied  on  withdrawals  you make  before  you  reach age 59 1/2.  Annuities  purchased  as a  non-qualified investment  are not subject to the maximum  contribution  limits  that may apply to a qualified  investment,  and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified"  investment,  you should consider that the Annuity does not provide any tax advantages in addition to the  preferential  treatment  already  available  through your  retirement  plan under the Internal  Revenue Code. An
Annuity may offer  features  and  benefits in addition to  providing  tax  deferral  that other  investment  vehicles may not offer, including  death benefit  protection for your  beneficiaries,  lifetime income  options,  and the ability to make transfers  between numerous  variable  investment  options  offered  under the Annuity.  You should  consult with your  investment  professional  as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.
------------------------------------------------------------------------------------------------------------------------------------
These  annuities are NOT deposits or obligations  of, or issued,  guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S.  government,  the Federal  Deposit  Insurance  Corporation  (FDIC),  the Federal  Reserve Board or any other agency.  An investment in this annuity involves investment risks, including possible loss of value.
------------------------------------------------------------------------------------------------------------------------------------

THESE  SECURITIES  HAVE NOT BEEN  APPROVED  OR  DISAPPROVED  BY THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES  COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION  TO THE CONTRARY IS A CRIMINAL  OFFENSE.  PLEASE READ THIS  PROSPECTUS AND THE CURRENT  PROSPECTUS FOR THE UNDERLYING
MUTUAL FUNDS.  KEEP THEM FOR FUTURE REFERENCE.
                                            FOR FURTHER INFORMATION CALL 1-800-752-6342.
Prospectus Dated: May 1, 2003                                                 Statement of Additional Information Dated: May 1, 2003
FUSI AS2-PROS- (05/2003)                                                                                               FUSI ASIIPROS
PLEASE SEE OUR PRIVACY POLICY ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

|X|      This Annuity is a "flexible  premium  deferred  annuity." It is called  "flexible  premium"  because you have  considerable flexibility in the timing and amount of premium  payments.  Generally,  investors  "defer"  receiving  annuity payments until after an accumulation period.
|X|      This  Annuity  offers  both  variable  and fixed  investment  options.  If you  allocate  your  Account  Value to  variable investment  options,  the value of your  Annuity  will vary daily to reflect the  investment  performance  of the  underlying investment  options.  Fixed investment  options of different  durations are offered that are guaranteed by us, but may have a
       Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.
|X|      The Annuity features two distinct phases - the accumulation  period and the payout period.  During the accumulation  period your Account Value is allocated to one or more investment options.  The variable  investment  options,  each a Sub-account of
       American Skandia Life Assurance  Corporation  Variable Account B, invest in an underlying  mutual fund portfolio.  Currently, portfolios of the following  underlying mutual funds are being offered:  American Skandia Trust,  Montgomery Variable Series,
       Wells Fargo Variable Trust, Rydex Variable Trust,  INVESCO Variable Investment Funds, Inc., Evergreen Variable Annuity Trust,
       ProFunds VP, First Defined Portfolio Fund LLC and The Prudential Series Fund, Inc.
|X|      During the payout period,  commonly called  "annuitization,"  you can elect to receive  annuity  payments (1) for life; (2)
       for life with a  guaranteed  minimum  number  of  payments;  (3)  based on joint  lives;  or (4) for a  guaranteed  number of payments.  We currently make annuity payments available on a fixed or variable basis.
|X|      This Annuity offers a basic Death Benefit.
|X|      You are allowed to withdraw a limited  amount of money from your  Annuity on an annual  basis  without any  charges.  Other product features allow you to access your Account Value as necessary, although a charge may apply.
|X|      Transfers  between  investment  options are tax-free.  Currently,  you may make twenty  transfers each year free of charge.
       We also  offer  several  programs  that  enable you to manage  your  Account  Value as your  financial  needs and  investment performance change.

HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through licensed,  registered  investment  professionals.  You must complete an application and submit a minimum initial  purchase  payment of $1,000.  We may allow you to make a lower  initial  purchase  payment  provided  you  establish a bank drafting  program  under  which  purchase  payments  received  in the first  Annuity  Year  total at least  $1,000.  There is no age restriction to purchase the Annuity.  However, the basic Death Benefit provides greater protection for persons under age 90.

   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED

                                                         GLOSSARY OF TERMS

Many terms used within this  Prospectus  are described  within the text where they appear.  The  description  of those terms are not repeated in this Glossary of Terms.

Account Value:  The value of each  allocation to a Sub-account or a Fixed  Allocation  prior to the Annuity Date, plus any earnings, and/or less any losses,  distributions  and charges.  The Account Value is  calculated  before we assess any  applicable  Contingent
Deferred Sales Charge ("CDSC") and/or any Annual  Maintenance  Fee. The Account Value is determined  separately for each Sub-account and for each Fixed  Allocation,  and then totaled to determine the Account Value for your entire Annuity.  The Account Value of each
Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Annuitization:  The  application  of Account Value to one of the  available  annuity  options for the  Annuitant to begin  receiving periodic payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence.  A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed  Allocation:  An allocation of Account Value that is to be credited a fixed rate of interest for a specified  Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim  Value:  The value of a Fixed  Allocation  on any date other  than the  Maturity  Date.  The  Interim  Value is equal to the initial value allocated to the Fixed Allocation plus all interest  credited to the Fixed Allocation as of the date calculated,  less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market  value  adjustment  used in the  determination  of Account  Value of each Fixed  Allocation  on any day other than the
Maturity Date of such Fixed Allocation.

Owner: With an Annuity issued as an individual  annuity  contract,  the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity.  With an Annuity issued as a certificate  under a group annuity  contract,  the "Owner"
refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender  Value:  The value of your Annuity  available upon surrender  prior to the Annuity Date. It equals the Account Value as of the date we price the  surrender  minus any  applicable  CDSC,  Annual  Maintenance  Fee, Tax Charge and the charge for any optional benefits.

Unit:  A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day:  Every day the New York Stock  Exchange is open for trading or any other day the  Securities and Exchange  Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and charges for the  Annuity.  Some fees and charges are assessed  against your Annuity  while others are assessed  against  assets  allocated  to the variable  investment  options.  The fees and charges that are assessed  against the
Annuity  include the  Contingent  Deferred Sales Charge,  Transfer Fee,  Annual  Maintenance  Fee, and any charge for optional death benefits you elected.  The charges that are assessed  against the variable  investment  options are the Insurance  Charge,  which is the  combination  of a mortality  and expense  risk  charge,  a charge for  administration  of the  Annuity,  and any charge for the
Guaranteed  Return Option if elected.  Each  underlying  mutual fund portfolio  assesses a charge for investment  management,  other expenses and with some mutual  funds,  a 12b-1  charge.  The  prospectus  for each  underlying  mutual fund  provides  more detailed information  about the expenses for the  underlying  mutual funds.  Tax charges may vary by state and in certain  states,  a premium tax charge may be applicable.  All of these fees and charges are described in more detail within this Prospectus.

The  following  table  provides a summary of the fees and charges you will incur if you  surrender  the Annuity or transfer  Account
Value among investment options.  These fees and charges are described in more detail within this Prospectus.

----------------------------------------------------------------------------------------------------------------------------------------
                                                   YOUR TRANSACTION FEES AND CHARGES
---------------------------------------------------------------------------------------------------------------------------------------
                                                    (assessed against the Annuity)
----------------------------------------------------------------------------------------------------------------------------------------
---------------------------------- -----------------------------------------------------------------------------------------------------
           FEE/CHARGE                                                        Amount Deducted
---------------------------------- -----------------------------------------------------------------------------------------------------
----------------------------------
Contingent Deferred Sales Charge*                                                  7.5%
                                        The charge is a percentage of each applicable Purchase Payment deducted upon surrender or withdrawal. The period is measured from the date each Purchase Payment is allocated.
---------------------------------- -----------------------------------------------------------------------------------------------------
----------------------------------
Transfer Fee                                                                      $10.00
                                                           (Deducted after the 20th transfer each Annuity Year)
---------------------------------- -----------------------------------------------------------------------------------------------------

*    The following are the Contingent Deferred Sales Charges (as a percentage of each applicable Purchase Payment) upon surrender or withdrawal.

-------- ------ ------ ----- ------ ------ ----- -------
 Yr. 1   Yr. 2  Yr. 3  Yr.   Yr. 5  Yr. 6  Yr.   Yr. 8+
                        4                   7
-------- ------ ------ ----- ------ ------ ----- -------
-------- ------ ------ ----- ------ ------ ----- -------
 7.5%    7.0%   6.0%   5.0%  4.0%   3.0%   2.0%   0.0%
-------- ------ ------ ----- ------ ------ ----- -------

The  following  table  provides a summary of the periodic  fees and charges you will incur while you own the Annuity,  excluding the underlying mutual fund Portfolio annual expenses.  These fees and charges are described in more detail within this Prospectus.

----------------------------------------------------------------------------------------------------------------------------------------
                                                    YOUR PERIODIC FEES AND CHARGES
----------------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------------
                                            ANNUAL FEES/CHARGES ASSESSED AGAINT THE ANNUITY
----------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------- ------------------------------------------------------------------
                             FEE/CHARGE                                                        Amount Deducted
--------------------------------------------------------------------- ------------------------------------------------------------------
--------------------------------------------------------------------- ------------------------------------------------------------------
Annual Maintenance Fee                                                              Smaller of $30 or 2% of Account Value
                                                                        (Assessed annually on the Annuity's anniversary date or upon surrender)
--------------------------------------------------------------------- ------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------------
                                               ANNUAL FEES/CHARGES OF THE SUB-ACCOUNTS*
                                 (as a percentage of the average daily net assets of the Sub-accounts)
--------------------------------------------------------------------- ------------------------------------------------------------------
                             FEE/CHARGE                                                        Amount Deducted
--------------------------------------------------------------------- ------------------------------------------------------------------
Mortality & Expense Risk Charge                                                                     1.25%
--------------------------------------------------------------------- ------------------------------------------------------------------
Administration Charge                                                                               0.15%
--------------------------------------------------------------------- ------------------------------------------------------------------
--------------------------------------------------------------------- ------------------------------------------------------------------
Total Annual Charges of the Sub-accounts**                                     1.40% per year of the value of each Sub-account
--------------------------------------------------------------------- ------------------------------------------------------------------
*    These charges are deducted daily and apply to Variable Investment Options only.
**   The combination of the Mortality and Expense Risk Charges and  Administration  Charge is referred to as the "Insurance  Charge"
elsewhere in this Prospectus.

The following table provides a summary of the fees and charges you will incur if you elect the following optional benefit.  These fees and charges are described in more detail within this Prospectus.

----------------------------------------------------------------------------------------------------------------------------------------
                                                YOUR OPTIONAL BENEFIT FEES AND CHARGES
----------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------ ---------------------- ----------------------
                                    Optional Benefit                                       Optional Benefit Fee/  Total Annual Charge*
                                                                                                  Charge
------------------------------------------------------------------------------------------ ---------------------- ----------------------
------------------------------------------------------------------------------------------ ---------------------- ----------------------
GUARANTEED RETURN OPTION                                                                                                  1.65%
We offer a program  that  guarantees  a "return  of  premium"  at a future  date,  while     0.25% of average
allowing you to allocate all or a portion of your Account Value to the  Sub-accounts  of    daily net assets of
your choice.                                                                                 the Sub-accounts
------------------------------------------------------------------------------------------ ---------------------- ----------------------
----------------------------------------------------------------------------------------------------------------------------------------

Please  refer to the section of the  Prospectus  that  describes  each  optional  benefit for a complete  description  of the  benefit, including any restrictions or limitations that may apply.
----------------------------------------------------------------------------------------------------------------------------------------
*  The Total Annual Charge includes the Insurance Charge  assessed against the Annuity.

The  following  table  provides  the range  (minimum  and maximum) of the total  annual  expenses  for the  underlying  mutual funds
("Portfolios")  as of December 31, 2002.  Each figure is stated as a percentage  of the  underlying  Portfolio's  average  daily net assets.

----------------------------------------------------------------------------------------------------------------------------------------
                                               Total Annual Portfolio Operating Expenses
----------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------- -------------------------------------------- --------------------------------------------
                                                                 Minimum                                      Maximum
---------------------------------------------- -------------------------------------------- --------------------------------------------
---------------------------------------------- -------------------------------------------- --------------------------------------------
Total Portfolio Operating Expense                                0.14% *                                       3.14%
---------------------------------------------- -------------------------------------------- --------------------------------------------
*    The minimum total annual  portfolio  operating  expenses are those of a Portfolio  that may invest in mutual funds,  which also charge their own operating expenses.  Thus, the total annual portfolio operating expenses may be higher than indicated.

The following are the investment  management  fees, other expenses,  12b-1 fees (if  applicable),  and the total annual expenses for each underlying  mutual fund  ("Portfolio") as of December 31, 2002,  except as noted.  Each figure is stated as a percentage of the underlying  Portfolio's  average daily net assets.  For certain of the  underlying  Portfolios,  a portion of the  management fee is being waived and/or other  expenses are being  partially  reimbursed.  "N/A"  indicates that no portion of the management fee and/or other expenses is being waived and/or  reimbursed.  The "Net Annual  Portfolio  Operating  Expenses"  reflect the combination of the underlying  Portfolio's  investment  management  fee,  other  expenses  and any  12b-1  fees,  net of any fee  waivers  and  expense reimbursements.  The  following  expenses are deducted by the  underlying  Portfolio  before it provides  American  Skandia with the daily net asset  value.  Any  footnotes  about  expenses  appear  after the list of all the  Portfolios.  The  underlying  Portfolio information  was provided by the underlying  mutual funds and has not been  independently  verified by us. See the  prospectuses  or statements of additional  information of the  underlying  Portfolios for further  details.  The current  prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-766-4530.

---------------------------------------------------------------------------------------------------------------------------------------
                                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                               (as a percentage of the average net assets of the underlying Portfolios)
---------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Portfolio
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimburse-mentExpenses

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
American Skandia Trust: 1
  AST Strong International Equity                     0.88%          0.21%          0.12%         1.21%         0.00%        1.21%
  AST William Blair International Growth              1.00%          0.23%          0.10%         1.33%         0.10%        1.23%
  AST American Century International Growth           1.00%          0.25%          0.00%         1.25%         0.00%        1.25%
  AST DeAM International Equity                       1.00%          0.44%          0.00%         1.44%         0.15%        1.29%
  AST MFS Global Equity                               1.00%          0.41%          0.00%         1.41%         0.00%        1.41%
  AST PBHG Small-Cap Growth                           0.90%          0.22%          0.11%         1.23%         0.00%        1.23%
  AST DeAM Small-Cap Growth                           0.95%          0.20%          0.00%         1.15%         0.15%        1.00%
  AST Federated Aggressive Growth                     0.95%          0.43%          0.00%         1.38%         0.03%        1.35%
  AST Goldman Sachs Small-Cap Value                   0.95%          0.21%          0.11%         1.27%         0.00%        1.27%
  AST Gabelli Small-Cap Value                         0.90%          0.19%          0.01%         1.10%         0.00%        1.10%
  AST DeAM Small-Cap Value                            0.95%          0.53%          0.00%         1.48%         0.33%        1.15%
  AST Goldman Sachs Mid-Cap Growth                    1.00%          0.26%          0.07%         1.33%         0.10%        1.23%
  AST Neuberger Berman Mid-Cap Growth                 0.90%          0.20%          0.06%         1.16%         0.00%        1.16%
  AST Neuberger Berman Mid-Cap Value                  0.90%          0.17%          0.09%         1.16%         0.00%        1.16%
  AST Alger All-Cap Growth                            0.95%          0.19%          0.15%         1.29%         0.00%        1.29%
  AST Gabelli All-Cap Value                           0.95%          0.24%          0.00%         1.19%         0.00%        1.19%
  AST T. Rowe Price Natural Resources                 0.90%          0.23%          0.03%         1.16%         0.00%        1.16%
  AST Alliance Growth                                 0.90%          0.20%          0.03%         1.13%         0.00%        1.13%
  AST MFS Growth                                      0.90%          0.18%          0.10%         1.18%         0.00%        1.18%
  AST Marsico Capital Growth                          0.90%          0.16%          0.04%         1.10%         0.01%        1.09%
  AST Goldman Sachs Concentrated Growth               0.90%          0.15%          0.04%         1.09%         0.06%        1.03%
  AST DeAM Large-Cap Growth                           0.85%          0.23%          0.00%         1.08%         0.10%        0.98%
  AST DeAM Large-Cap Value                            0.85%          0.24%          0.04%         1.13%         0.10%        1.03%
  AST Alliance/Bernstein Growth + Value               0.90%          0.23%          0.00%         1.13%         0.00%        1.13%
  AST Sanford Bernstein Core Value                    0.75%          0.25%          0.00%         1.00%         0.00%        1.00%
  AST Cohen & Steers Realty                           1.00%          0.23%          0.03%         1.26%         0.00%        1.26%
  AST Sanford Bernstein Managed Index 500             0.60%          0.16%          0.08%         0.84%         0.00%        0.84%
  AST American Century Income & Growth                0.75%          0.23%          0.00%         0.98%         0.00%        0.98%
  AST Alliance Growth and Income                      0.75%          0.15%          0.08%         0.98%         0.02%        0.96%
  AST MFS Growth with Income                          0.90%          0.28%          0.01%         1.19%         0.00%        1.19%
  AST INVESCO Capital Income                          0.75%          0.17%          0.03%         0.95%         0.00%        0.95%
  AST DeAM Global Allocation                          0.10%          0.04%          0.00%         0.14%         0.00%        0.14%
  AST American Century Strategic Balanced             0.85%          0.25%          0.00%         1.10%         0.00%        1.10%
  AST T. Rowe Price Asset Allocation                  0.85%          0.26%          0.00%         1.11%         0.00%        1.11%
  AST T. Rowe Price Global Bond                       0.80%          0.26%          0.00%         1.06%         0.00%        1.06%
  AST Federated High Yield                            0.75%          0.19%          0.00%         0.94%         0.00%        0.94%
  AST Lord Abbett Bond-Debenture                      0.80%          0.24%          0.00%         1.04%         0.00%        1.04%
  AST DeAM Bond                                       0.85%          0.23%          0.00%         1.08%         0.15%        0.93%
  AST PIMCO Total Return Bond                         0.65%          0.15%          0.00%         0.80%         0.02%        0.78%
  AST PIMCO Limited Maturity Bond                     0.65%          0.18%          0.00%         0.83%         0.00%        0.83%
  AST Money Market                                    0.50%          0.13%          0.00%         0.63%         0.05%        0.58%

Montgomery Variable Series:
  Emerging Markets                                    1.25%          0.43%           0.00%         1.68%        0.00%        1.68%

Wells Fargo Variable Trust:
  Equity Value                                        0.55%          0.48%          0.25%         1.28%         0.28%        1.00%
  Equity Income                                       0.55%          0.30%          0.25%         1.10%         0.10%        1.00%

Rydex Variable Trust:
  Nova                                                 0.75%         0.97%           0.00%         1.72%         0.00%        1.72%
  Ursa                                                 0.90%         0.89%           0.00%         1.79%         0.00%        1.79%
  OTC                                                  0.75%         0.99%           0.00%         1.74%         0.00%        1.74%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

---------------------------------------------------------------------------------------------------------------------------------------
                                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                               (as a percentage of the average net assets of the underlying Portfolios)
---------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Portfolio
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimburse-mentExpenses

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

INVESCO Variable Investment Funds, Inc.:
  Dynamics                                             0.75%         0.37%           0.00%         1.12%         0.00%        1.12%
  Technology                                           0.75%         0.36%           0.00%         1.11%         0.00%        1.11%
  Health Sciences                                      0.75%         0.32%           0.00%         1.07%         0.00%        1.07%
  Financial Services                                   0.75%         0.34%           0.00%         1.09%         0.00%        1.09%
  Telecommunications                                   0.75%         0.47%           0.00%         1.22%         0.00%        1.22%

Evergreen Variable Annuity Trust:
  Global Leaders                                       0.87%         0.31%           0.00%         1.18%         0.18%        1.00%
  Special Equity                                       0.92%         0.26%           0.00%         1.18%         0.15%        1.03%
  Omega                                                0.52%         0.18%           0.00%         0.70%         0.00%        0.70%

Evergreen Variable Annuity Trust:
  International Growth                                 0.66%         0.73%           0.00%         1.39%         0.39%        1.00%
  Global Leaders                                       0.87%         0.31%           0.00%         1.18%         0.18%        1.00%
  Special Equity                                       0.92%         0.26%           0.00%         1.18%         0.15%        1.03%
  Omega                                                0.52%         0.18%           0.00%         0.70%         0.00%        0.70%
  Capital Growth                                       0.80%         0.22%           0.00%         1.02%         0.00%        1.02%
  Blue Chip                                            0.61%         0.61%           0.00%         1.22%         0.24%        0.98%
  Equity Index                                         0.32%         0.35%           0.00%         0.67%         0.37%        0.30%
  Foundation                                           0.75%         0.16%           0.00%         0.91%         0.00%        0.91%

ProFund VP:
  Europe 30                                            0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Asia 30                                              0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Japan                                                0.75%         1.06%           0.25%         2.06%         0.08%        1.98%
  Banks                                                0.75%         1.11%           0.25%         2.11%         0.13%        1.98%
  Basic Materials                                      0.75%         1.21%           0.25%         2.21%         0.23%        1.98%
  Biotechnology                                        0.75%         1.16%           0.25%         2.16%         0.18%        1.98%
  Consumer Cyclical                                    0.75%         1.65%           0.25%         2.65%         0.67%        1.98%
  Consumer Non-Cyclical                                0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Energy                                               0.75%         1.16%           0.25%         2.16%         0.18%        1.98%
  Financial                                            0.75%         1.14%           0.25%         2.14%         0.16%        1.98%
  Healthcare                                           0.75%         1.14%           0.25%         2.14%         0.16%        1.98%
  Industrial                                           0.75%         1.65%           0.25%         2.65%         0.67%        1.98%
  Internet                                             0.75%         1.04%           0.25%         2.04%         0.06%        1.98%
  Pharmaceuticals                                      0.75%         1.12%           0.25%         2.12%         0.14%        1.98%
  Precious Metals                                      0.75%         0.98%           0.25%         1.98%          N/A         1.98%
  Real Estate                                          0.75%         1.13%           0.25%         2.13%         0.15%        1.98%
  Semiconductor                                        0.75%         1.33%           0.25%         2.33%         0.35%        1.98%
  Technology                                           0.75%         1.27%           0.25%         2.27%         0.29%        1.98%
  Telecommunications                                   0.75%         1.19%           0.25%         2.19%         0.21%        1.98%
  Utilities                                            0.75%         1.17%           0.25%         2.17%         0.19%        1.98%
  Bull                                                 0.75%         0.91%           0.25%         1.91%          N/A         1.91%
  Bear                                                 0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  UltraBull 2                                          0.75%         1.12%           0.25%         2.12%         0.27%        1.85%
  OTC                                                  0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Short OTC                                            0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  UltraOTC                                             0.75%         1.08%           0.25%         2.08%         0.13%        1.95%
  Mid-Cap Value                                        0.75%         1.25%           0.25%         2.25%         0.27%        1.98%
  Mid-Cap Growth                                       0.75%         1.22%           0.25%         2.22%         0.24%        1.98%
  UltraMid-Cap                                         0.75%         1.36%           0.25%         2.36%         0.38%        1.98%
  Small-Cap Value                                      0.75%         1.45%           0.25%         2.45%         0.47%        1.98%
  Small-Cap Growth                                     0.75%         1.20%           0.25%         2.20%         0.22%        1.98%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

---------------------------------------------------------------------------------------------------------------------------------------
                                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                               (as a percentage of the average net assets of the underlying Portfolios)
---------------------------------------------------------------------------------------------------------------------------------------
  UltraSmall-Cap                                       0.75%         1.15%           0.25%         2.15%         0.17%        1.98%
  U.S. Government Plus                                 0.50%         0.96%           0.25%         1.71%          N/A         1.71%
  Rising Rates Opportunity                             0.75%         1.13%           0.25%         2.13%         0.15%        1.98%

First Defined Portfolio Fund LLC:
  First Trust(R)10 Uncommon Values                     0.60%          2.29%          0.25%         3.14%         1.95%        1.37%

The Prudential Series Fund, Inc.:
SP Jennison International Growth                      0.85%          0.70%          0.25%         1.80%         0.16%        1.64%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

1        The  Investment  Manager of American  Skandia  Trust (the  "Trust") has agreed to  reimburse  and/or waive fees for certain
     Portfolios  until at least April 30, 2004. The caption "Total Annual  Portfolio  Operating  Expenses"  reflects the Portfolios'
     fees and expenses before such waivers and reimbursements,  while the caption "Net Annual Portfolio Operating Expenses" reflects the effect of such waivers and  reimbursements.  The Trust adopted a  Distribution  Plan (the  "Distribution  Plan") under Rule
     12b-1 of the  Investment  Company Act of 1940 to permit an affiliate  of the Trust's  Investment  Manager to receive  brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these  commissions to promote  the sale of shares of such  Portfolios.  While the  brokerage  commission  rates and  amounts  paid by the  various
     Portfolios  are not  expected  to increase as a result of the  Distribution  Plan,  the staff of the  Securities  and  Exchange
     Commission takes the position that commission  amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios.  The Distribution Fee estimates are derived and annualized from data regarding  commission  amounts directed under the Distribution  Plan.  Although there are no maximum amounts  allowable,  actual  commission  amounts directed under the Distribution  Plan will vary and the amounts  directed during the last full fiscal year of the Plan's  operations may differ from the amounts listed in the above chart.
2        Effective  May 1, 2003,  the ProFunds VP Bull Plus  portfolio  changed its name to ProFund VP UltraBull to reflect a change in its investment objective.

EXPENSE EXAMPLES
These  examples  are  designed to assist you in  understanding  the various  expenses  you may incur with the Annuity  over  certain periods of time based on specific  assumptions.  The examples  reflect the  Contingent  Deferred  Sales Charges  (when  applicable),
Annual  Maintenance Fee (when  applicable),  Insurance  Charge,  and the maximum total annual portfolio  operating  expenses for the underlying  Portfolio  (shown  above),  as well as the charges for the  optional  benefit  that is offered  under the  Annuity.  The
Securities and Exchange Commission ("SEC") requires these examples.

Below are  examples  showing  what you would pay in  expenses at the end of the stated time  periods  for each  Sub-account  had you invested $10,000 in the Annuity and received a 5% annual return on assets, and elected the optional benefit available.

The examples  shown assume that:  (a) you only allocate  Account Value to the  Sub-account  with the maximum total annual  portfolio operating expenses for the underlying  Portfolio (shown above),  not to a Fixed Allocation;  (b) the Insurance Charge is assessed as
1.40% per year; (c) the Annual  Maintenance Fee (when applicable) is reflected as an asset-based  charge based on an assumed average contract  size;  (d) you make no  withdrawals  of Account  Value during the period shown;  (e) you make no  transfers,  withdrawals, surrender  or other  transactions  for which we charge a fee during the period  shown;  (f) no tax charge  applies;  (g) the maximum total annual  portfolio  operating  expenses for the underlying  Portfolio  (shown above) are reflected;  and (h) the charge for the optional  benefit is  reflected as a charge  equal to 0.25% for the  Guaranteed  Return  Option.  Amounts  shown in the examples are rounded to the nearest dollar.

Expense  Examples  are  provided as follows:  1.) if you  surrender  the  Annuity at the end of the stated time  period;  2.) if you annuitize at the end of the stated time period; and 3.) if you do not surrender your Annuity.

THE EXAMPLES ARE  ILLUSTRATIVE  ONLY - THEY SHOULD NOT BE CONSIDERED A  REPRESENTATION  OF PAST OR FUTURE EXPENSES OF THE UNDERLYING
MUTUAL  FUNDS OR THEIR  PORTFOLIOS  - ACTUAL  EXPENSES  WILL BE LESS  THAN  THOSE  SHOWN IF YOU DO NOT ELECT  THE  OPTIONAL  BENEFIT
AVAILABLE OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

If you surrender your contract at the end of the applicable time period:

            ----------------------------- --------------------------- --------------------------- --------------------------
                       1 year                      3 years                     5 years                    10 years
            ----------------------------- --------------------------- --------------------------- --------------------------
            ----------------------------- --------------------------- --------------------------- --------------------------
                        1276                         2172                        3010                       5170
            ----------------------------- --------------------------- --------------------------- --------------------------

If you annuitize at the end of the applicable time period:

            ----------------------------- --------------------------- --------------------------- --------------------------
                       1 year                      3 years                     5 years                    10 years
            ----------------------------- --------------------------- --------------------------- --------------------------
            ----------------------------- --------------------------- --------------------------- --------------------------
                        526                          1572                        2610                       5170
            ----------------------------- --------------------------- --------------------------- --------------------------

If you do not surrender your contract:

            ----------------------------- --------------------------- --------------------------- --------------------------
                       1 year                      3 years                     5 years                    10 years
            ----------------------------- --------------------------- --------------------------- --------------------------
            ----------------------------- --------------------------- --------------------------- --------------------------
                        526                          1572                        2610                       5170
            ----------------------------- --------------------------- --------------------------- --------------------------

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable  investment option is a Sub-account of American Skandia Life Assurance  Corporation  Variable Account B (see "What are
Separate  Accounts" for more detailed  information.)  Each Sub-account  invests  exclusively in one Portfolio.  You should carefully read the prospectus for any Portfolio in which you are interested.  The following chart  classifies each of the Portfolios  based on our  assessment  of their  investment  style (as of the date of this  Prospectus).  The chart also  provides a  description  of each
Portfolio's  investment  objective (in italics) and a short,  summary description of their key policies to assist you in determining which  Portfolios  may be of  interest  to you.  There is no  guarantee  that any  underlying  Portfolio  will  meet its  investment objective.

The name of the  advisor/sub-advisor  for each Portfolio  appears next to the description.  Those Portfolios whose name includes the prefix "AST" are Portfolios of American  Skandia Trust.  The investment  manager for AST is American  Skandia  Investment  Services,
Incorporated,  an affiliated company of American Skandia.  However, a sub-advisor,  as noted below, is engaged to conduct day-to-day investment decisions.

The Portfolios are not publicly traded mutual funds.  They are only available as investment  options in variable  annuity  contracts and variable  life  insurance  policies  issued by insurance  companies,  or in some cases,  to  participants  in certain  qualified retirement  plans.  However,  some of the Portfolios  available as Sub-accounts  under the Annuity are managed by the same portfolio advisor or  sub-advisor  as a retail  mutual fund of the same or similar name that the  Portfolio may have been modeled after at its inception.  Certain retail mutual funds may also have been modeled after a Portfolio.  While the  investment  objective and policies of the retail  mutual  funds and the  Portfolios  may be  substantially  similar,  the  actual  investments  will  differ to varying degrees.  Differences  in the  performance  of the funds can be  expected,  and in some cases could be  substantial.  You should not compare the  performance  of a publicly  traded mutual fund with the  performance  of any  similarly  named  Portfolio  offered as a
Sub-account.  Details about the  investment  objectives,  policies,  risks,  costs and management of the Portfolios are found in the prospectuses  for the underlying  mutual funds.  The current  prospectus and statement of additional  information for the underlying
Portfolios can be obtained by calling 1-800-766-4530.

====================================================================================================================================
Effective  March 16, 2001,  the Nova,  Ursa and OTC  portfolios of Rydex  Variable  Trust will no longer be offered as  Sub-accounts under the  Annuity.  Owners of  Annuities  issued on or after March 16, 2001 will not be allowed to  allocate  Account  Value to the
Rydex Nova, Rydex Ursa or Rydex OTC  Sub-accounts.  Except as noted below,  Owners of Annuities issued before March 16, 2001, and/or their authorized  investment  professionals,  will no longer be able to allocate additional Account Value or make transfers into the
Rydex Nova, Rydex Ursa or Rydex OTC  Sub-accounts.  Annuity Owners and/or their  authorized  investment  professionals  who elect to transfer  Account Value out of the Rydex  Sub-accounts on or after March 16, 2001 will not be allowed to transfer Account Value into the Rydex Sub-accounts at a later date. Bank drafting,  dollar cost averaging,  asset allocation and rebalancing  programs that were effective  before  March 16, 2001 and  included  one or more of the Rydex  Sub-accounts  will be allowed to  continue.  However,  no changes involving the Rydex Sub-accounts may be made to such programs.
====================================================================================================================================

====================================================================================================================================
Effective  close of business June 28, 2002, the AST Goldman Sachs  Small-Cap  Value  portfolio is no longer offered as a Sub-account under the  Annuity,  except as noted below.  Annuity  contracts  with Account  Value  allocated to the AST Goldman  Sachs  Small-Cap
Value  Sub-account  on or before June 28, 2002 may continue to allocate  Account Value and make transfers into the AST Goldman Sachs
Small-Cap  Value  Sub-account,  including any bank drafting,  dollar cost  averaging,  asset  allocation and  rebalancing  programs.
Owners of Annuities  issued after June 28, 2002 will not be allowed to allocate  Account  Value to the AST Goldman  Sachs  Small-Cap
Value Sub-account.
====================================================================================================================================
====================================================================================================================================

====================================================================================================================================
====================================================================================================================================
The AST Goldman Sachs Small-Cap Value  Sub-account may be offered to new Owners at some future date;  however,  at the present time,
American Skandia has no intention to do so.
====================================================================================================================================

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST Strong  International  Equity: seeks long-term capital growth by investing in a diversified
       EQUITY       portfolio  of  international  equity  securities  the issuers of which are  considered  to have strong  earnings  momentum.  The  Portfolio  seeks to meet its  objective by  investing,  under normal  market  conditions,  at least 80% of its total  assets in a  diversified  portfolio  of equity  securities  of  companies  located or operating in  developed  non-U.S.  countries  and emerging  markets  of the  world.  The  Sub-advisor  intends  to  focus  on  companies  with an
                    above-average   potential  for  long-term  growth  and  attractive  relative  valuations.   The      Strong Capital
                    Sub-advisor selects companies based on five key factors: growth,  valuation,  management,  risk     Management, Inc.
                    and sentiment.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST William Blair  International  Growth (f/k/a AST Janus  Overseas  Growth):  seeks  long-term
     EQUITY         growth of capital.  The  Portfolio  pursues its  objective  primarily  through  investments  in equity  securities  of issuers  located  outside  the United  States.  The  Portfolio  normally invests at least 80% of its total assets in securities of issuers from at least five  different countries,  excluding the United States.  The Portfolio invests primarily in companies selected
                    for their growth  potential.  Securities are generally  selected  without regard to any defined     William Blair &
                    allocation among countries,  geographic regions or industry sectors, or other similar selection     Company, L.L.C.
                    procedure.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    AST American Century  International  Growth:  seeks capital growth.  The Portfolio will seek to
      EQUITY        achieve its investment  objective by investing  primarily in equity securities of international companies  that the  Sub-advisor  believes  will  increase  in value  over time.  Under  normal conditions,  the  Portfolio  will  invest at least 65% of its  assets in equity  securities  of issuers from at least three  countries  outside of the United States.  The  Sub-advisor  uses a growth  investment  strategy it developed  that looks for  companies  with earnings and revenue
                    growth.  The  Sub-advisor  will  consider  a  number  of other  factors  in  making  investment     American Century
                    selections,  including the prospects for relative  economic  growth among countries or regions,        Investment
                    economic and political  conditions,  expected inflation rates,  currency exchange  fluctuations     Management, Inc.
                    and tax considerations.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM  International  Equity:  seeks capital growth.  The Portfolio pursues its objective by investing  at least 80% of the value of its assets in the equity  securities  of  companies  in developed  non-U.S.  countries that are represented in the MSCI EAFE(R)Index. The target of this
  INTER-NATIONAL    Portfolio  is to track the  performance  of the MSCI  EAFE(R)Index  within  4% with a  standard      Deutsche Asset
      EQUITY        deviation  expected of +/- 4%. The  Sub-advisor  considers  a number of factors in  determining     Management, Inc.
                    whether to invest in a stock,  including  earnings growth rate,  analysts'  estimates of future earnings and industry-relative price multiples.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS Global Equity:  seeks capital growth.  Under normal circumstances the Portfolio invests
                    at least 80% of its assets in equity securities of U.S. and foreign issuers  (including issuers      Massachusetts
  GLOBAL EQUITY     in developing  countries).  The Portfolio  generally seeks to purchase  securities of companies    Financial Services
                    with relatively large market capitalizations relative to the market in which they are traded.           Company
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST PBHG  Small-Cap  Growth:  seeks  capital  growth.  The  Portfolio  pursues its objective by primarily  investing  at  least  80% of the  value  of its  assets  in  the  common  stocks  of
                    small-sized  companies,  whose market  capitalizations are similar to market capitalizations of     Pilgrim Baxter &
 SMALL CAP GROWTH   the  companies  in the  Russell  2000(R)Index at the time of the  Portfolio's  investment.  The     Associates, Ltd.
                    Sub-advisor  expects to focus primarily on those  securities  whose market  capitalizations  or annual revenues are less than $1billion at the time of purchase.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 SMALL CAP GROWTH   AST DeAM  Small-Cap  Growth:  seeks maximum  growth of  investors'  capital from a portfolio of growth  stocks of  smaller  companies.  The  Portfolio  pursues  its  objective,  under  normal circumstances,  by  primarily  investing  at  least  80%  of its  total  assets  in the  equity
                    securities  of  small-sized   companies  included  in  the  Russell  2000  Growth(R)Index.  The
                    Sub-advisor  employs  an  investment  strategy  designed  to  maintain  a  portfolio  of equity      Deutsche Asset
                    securities  which  approximates  the market risk of those  stocks  included in the Russell 2000     Management, Inc.
                    Growth(R)Index, but which attempts to outperform the Russell 2000 Growth(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
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                    AST Federated  Aggressive  Growth:  seeks capital growth.  The Portfolio pursues its investment objective by investing in the stocks of small  companies  that are traded on national  security
     SMALL CAP      exchanges,  NASDAQ stock  exchange and the  over-the-counter-market.  Small  companies  will be     Federated Investment
      GROWTH        defined as  companies  with market  capitalizations  similar to  companies  in the Russell 2000   Counseling/Federated
                    Index or the Standard & Poor's  Small Cap 600 Index.  Up to 25% of the  Portfolio's  net assets    Global Investment
                    may be invested in foreign securities, which are typically denominated in foreign currencies.       Management Corp.
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                    AST Goldman Sachs Small-Cap Value:  seeks long-term  capital  appreciation.  The Portfolio will seek its objective through  investments  primarily in equity securities that are believed to be undervalued in the marketplace.  The Portfolio  primarily seeks companies that are small-sized,
                    based on the value of their  outstanding  stock.  The  Portfolio  will  have a  non-fundamental   Goldman Sachs Asset
 SMALL CAP VALUE    policy to invest, under normal circumstances,  at least 80% of the value of its assets in small        Management
                    capitalization  companies.  The 80%  investment  requirement  applies at the time the Portfolio invests  its  assets.  The  Portfolio  generally  defines  small  capitalization  companies  as companies with a capitalization of $5 billion or less.
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 SMALL CAP VALUE    AST Gabelli Small-Cap Value:  seeks to provide long-term capital growth by investing  primarily in  small-capitalization  stocks  that  appear to be  undervalued.  The  Portfolio  will have a non-fundamental policy to invest, under normal circumstances,  at least 80% of the value of its assets in small capitalization  companies.  The 80% investment  requirement applies at the time the  Portfolio  invests  its assets.  The  Portfolio  generally  defines  small  capitalization companies as those with a capitalization  of $1.5 billion or less.  Reflecting a value approach
                    to  investing,  the Portfolio  will seek the stocks of companies  whose current stock prices do        GAMCO
                    not appear to adequately reflect their underlying value as measured by assets,  earnings,  cash     Investors, Inc.
                    flow or business franchises.
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 SMALL CAP VALUE    AST DeAM Small-Cap Value:  seeks maximum growth of investors'  capital.  The Portfolio  pursues its  objective,  under normal  market  conditions,  by primarily  investing at least 80% of its total assets in the equity  securities of small-sized  companies  included in the Russell 2000(R)
                    Value Index. The Sub-advisor  employs an investment  strategy  designed to maintain a portfolio      Deutsche Asset
                    of equity  securities  which  approximates  the market  risk of those  stocks  included  in the     Management, Inc.
                    Russell 2000(R)Value Index, but which attempts to outperform the Russell 2000(R)Value Index.
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  MID-CAP GROWTH    AST Goldman Sachs Mid-Cap  Growth (f/k/a AST Janus Mid-Cap  Growth):  seeks  long-term  capital growth.  The  Portfolio  pursues its  investment  objective,  by investing  primarily in equity securities selected for their growth potential,  and normally invests at least 80% of the value of its assets in medium capitalization  companies. For purposes of the Portfolio,  medium-sized companies  are those whose market  capitalizations  (measured at the time of  investment)  fall
                    within the range of  companies  in the  Standard & Poor's  MidCap  400 Index.  The  Sub-advisor       Goldman Sachs Asset
                    seeks  to  identify  individual  companies  with  earnings  growth  potential  that  may not be        Management
                    recognized by the market at large.
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  MID-CAP GROWTH    AST Neuberger  Berman Mid-Cap  Growth:  seeks capital growth.  Under normal market  conditions, the Portfolio  primarily invests at least 80% of its net assets in the common stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that fall within the range of the Russell Midcap(R)Index,  at the time of investment,  are considered
                    mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of     Neuberger Berman
                    large-cap companies as well as in small-cap  companies.  The Sub-advisor looks for fast-growing     Management Inc.
                    companies that are in new or rapidly evolving industries.
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      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MID-CAP VALUE    AST Neuberger Berman Mid-Cap Value: seeks capital growth.  Under normal market conditions,  the
                    Portfolio  primarily  invests at least 80% of its net  assets in the  common  stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that fall within the range of the Russell  Midcap(R)Index at the time of investment  are  considered mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of
                    large-cap  companies as well as in small-cap  companies.  Under the Portfolio's  value-oriented     Neuberger Berman
                    investment  approach,  the Sub-advisor looks for well-managed  companies whose stock prices are     Management Inc.
                    undervalued and that may rise in price before other investors realize their worth.
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      ALL-CAP       AST Alger All-Cap Growth:  seeks long-term  capital growth.  The Portfolio invests primarily in
       GROWTH       equity securities,  such as common or preferred stocks, that are listed on U.S. exchanges or in the  over-the-counter  market.  The Portfolio may invest in the equity  securities of companies
                    of all sizes,  and may emphasize  either  larger or smaller  companies at a given time based on         Fred Alger
                    the Sub-advisor's assessment of particular companies and market conditions.                         Management, Inc.
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                    AST Gabelli  All-Cap  Value:  seeks  capital  growth.  The  Portfolio  pursues its objective by investing primarily in readily marketable equity securities including common stocks,  preferred stocks and  securities  that may be converted at a later time into common stock.  The Portfolio
      ALL-CAP       may invest in the  securities  of companies of all sizes,  and may  emphasize  either larger or
       VALUE        smaller  companies  at a  given  time  based  on the  Sub-advisor's  assessment  of  particular  GAMCO Investors, Inc.
                    companies and market  conditions.  The Portfolio  focuses on companies that appear  underpriced relative  to their  private  market  value  ("PMV").  PMV is the  value  that  the  Portfolio's
                    Sub-advisor believes informed investors would be willing to pay for a company.
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                    AST T. Rowe Price Natural  Resources:  seeks  long-term  capital growth  primarily  through the common stocks of companies  that own or develop  natural  resources  (such as energy  products, precious  metals and forest  products)  and other basic  commodities.  The  Portfolio  normally invests  primarily (at least 80% of its total assets) in the common stocks of natural  resource
      SECTOR        companies whose earnings and tangible  assets could benefit from  accelerating  inflation.  The      T. Rowe Price
                    Portfolio looks for companies that have the ability to expand production,  to maintain superior     Associates, Inc.
                    exploration  programs  and  production   facilities,   and  the  potential  to  accumulate  new
                    resources.  At least 50% of Portfolio assets will be invested in U.S. securities,  up to 50% of total assets also may be invested in foreign securities.
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                    AST Alliance  Growth:  seeks long-term  capital growth.  The Portfolio  invests at least 80% of its total assets in the equity  securities of a limited  number of large,  carefully  selected, high-quality  U.S.  companies  that are judged  likely to  achieve  superior  earnings  growth.
 LARGE CAP GROWTH   Normally,  about 40-60  companies will be  represented in the Portfolio,  with the 25 companies     Alliance Capital
                    most  highly  regarded  by  the  Sub-advisor  usually  constituting  approximately  70%  of the     Management, L.P.
                    Portfolio's  net assets.  An emphasis is placed on identifying  companies  whose  substantially above average prospective earnings growth is not fully reflected in current market valuations.
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 LARGE CAP GROWTH   AST MFS  Growth:  seeks  long-term  capital  growth  and future  income.  Under  normal  market conditions,  the  Portfolio  invests  at least 80% of its total  assets  in common  stocks  and related securities,  such as preferred stocks,  convertible securities and depositary receipts,
                    of companies that the  Sub-advisor  believes offer better than average  prospects for long-term      Massachusetts
                    growth.  The Sub-advisor seeks to purchase  securities of companies that it considers  well-run    Financial Services
                    and  poised  for  growth.  The  Portfolio  may  invest up to 35% of its net  assets in  foreign         Company
                    securities.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP GROWTH   AST Marsico  Capital  Growth:  seeks capital  growth.  Income  realization is not an investment objective  and  any  income  realized  on  the  Portfolio's  investments,  therefore,  will  be incidental to the Portfolio's  objective.  The Portfolio will pursue its objective by investing primarily in common stocks of larger,  more  established  companies.  In selecting  investments for the Portfolio,  the Sub-advisor uses an approach that combines "top down" economic analysis with "bottom up" stock selection.  The "top down" approach identifies  sectors,  industries and
                    companies that should benefit from the trends the  Sub-advisor  has observed.  The  Sub-advisor     Marsico Capital
                    then looks for individual  companies with earnings growth  potential that may not be recognized     Management, LLC
                    by the market at large, a "bottom up" stock selection.
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                    AST Goldman Sachs Concentrated  Growth (f/k/a AST JanCap Growth):  seeks growth of capital in a
                    manner  consistent  with  the  preservation  of  capital.   Realization  of  income  is  not  a
                    significant  investment  consideration and any income realized on the Portfolio's  investments, therefore,  will be  incidental to the  Portfolio's  objective.  The Portfolio  will pursue its
 LARGE CAP GROWTH   objective  by investing  primarily  in equity  securities  of  companies  that the  Sub-advisor   Goldman Sachs Asset
                    believes have  potential to achieve  capital  appreciation  over the  long-term.  The Portfolio        Management
                    seeks to achieve  its  investment  objective  by  investing,  under  normal  circumstances,  in approximately  30 - 45 companies  that are  considered by the  Sub-advisor to be positioned for long-term growth.
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                    AST DeAM  Large-Cap  Growth:  seeks  maximum  growth of capital by  investing  primarily in the growth stocks of larger  companies.  The Portfolio  pursues its objective,  under normal market conditions,  by primarily  investing at least 80% of its total assets in the equity  securities
 LARGE CAP GROWTH   of large-sized  companies  included in the Russell 1000(R)Growth Index. The Sub-advisor  employs      Deutsche Asset
                    an  investment   strategy   designed  to  maintain  a  portfolio  of  equity  securities  which     Management, Inc.
                    approximates  the market risk of those stocks  included in the Russell 1000(R)Growth Index,  but which attempts to outperform the Russell 1000(R)Growth Index through active stock selection.
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                    AST DeAM Large-Cap Value (f/k/a AST Janus Strategic Value):  seeks maximum growth of capital by investing  primarily  in the value  stocks of  larger  companies.  The  Portfolio  pursues  its objective,  under normal market conditions, by primarily investing at least 80% of the value of
                    its assets in the equity  securities  of  large-sized  companies  included in the Russell 1000(R)    Deutsche Asset
  LARGE CAP VALUE   Value Index. The Sub-advisor  employs an investment  strategy  designed to maintain a portfolio     Management, Inc.
                    of equity  securities  which  approximates  the market  risk of those  stocks  included  in the
                    Russell  1000(R)Value Index,  but which  attempts to  outperform  the Russell  1000(R)Value Index through active stock selection.
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    LARGE CAP       AST Alliance/Bernstein  Growth + Value: seeks capital growth by investing  approximately 50% of
     BLEND          its assets in growth  stocks of large  companies and  approximately  50% of its assets in value stocks of large  companies.  The Portfolio will invest primarily in commons tocks of large U.S.
                    companies  included in the Russell  1000(R)Index (the "Russell  1000(R)").  The Russell 1000(R)is a
                    market  capitalization-weighted  index that measures the  performance of the 1,000 largest U.S.
                    companies.  Normally,  about 60-85  companies will be represented in the Portfolio,  with 25-35 companies  primarily from the Russell 1000(R)Growth Index constituting  approximately 50% of the
                    Portfolio's  net assets and 35-50  companies  primarily  from the  Russell  1000(R)Value  Index      Alliance Capital
                    constituting  the  remainder  of  the  Portfolio's  net  assets.   There  will  be  a  periodic     Management, L.P.
                    rebalancing  of each  segment's  assets  to take  account  of market  fluctuations  in order to maintain the approximately equal allocation.
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  LARGE CAP VALUE   AST Sanford  Bernstein Core Value:  seeks  long-term  capital growth by investing  primarily in common stocks.  The  Sub-advisor  expects that the majority of the  Portfolio's  assets will be invested in the common stocks of large  companies  that appear to be  undervalued.  Among other things, the Portfolio seeks to identify compelling buying opportunities  created when companies
                    are undervalued on the basis of investor  reactions to near-term problems or circumstances even    Sanford C. Bernstein
                    though their long-term  prospects  remain sound. The Sub-advisor  seeks to identify  individual        & Co., LLC
                    companies with earnings growth potential that may not be recognized by the market at large.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   REAL ESTATE      AST Cohen & Steers Realty:  seeks to maximize  total return  through  investment in real estate
      (REIT)        securities.  The  Portfolio  pursues  its  investment  objective  by  investing,  under  normal circumstances,  at least 80% of its net assets in  securities  of real  estate  issuers.  Under normal  circumstances,  the Portfolio will invest substantially all of its assets in the equity
                    securities of real estate companies,  i.e., a company that derives at least 50% of its revenues    Cohen & Steers
                    from the ownership,  construction,  financing, management or sale of real estate or that has at   Capital Management,
                    least  50% of its  assets in real  estate.  Real  estate  companies  may  include  real  estate           Inc.
                    investment trusts or REITs.
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                    AST Sanford Bernstein Managed Index 500: will invest, under normal circumstances,  at least 80%
                    of its net assets in  securities  included in the Standard & Poor's 500  Composite  Stock Price
                    Index  (the  "S&P(R)500 ").  The  Portfolio  seeks  to  outperform  the S&P 500  through  stock selection  resulting  in  different  weightings  of common  stocks  relative to the index.  The
                    Portfolio will invest  primarily in the common stocks of companies  included in the S&P 500. In seeking  to  outperform  the S&P  500,  the  Sub-advisor  starts  with a  portfolio  of  stocks
  MANAGED INDEX     representative  of the holdings of the index.  It then uses a set of  fundamental  quantitative   Sanford C. Bernstein
                    criteria  that are designed to indicate  whether a particular  stock will  predictably  perform        & Co., LLC
                    better or worse than the S&P 500. Based on these criteria,  the Sub-advisor  determines whether the  Portfolio  should  over-weight,  under-weight  or hold a  neutral  position  in the  stock relative  to the  proportion  of the S&P 500  that  the  stock  represents.  In  addition,  the
                    Sub-advisor  also  may  determine  that  based on the  quantitative  criteria,  certain  equity securities that are not included in the S&P 500 should be held by the Portfolio.
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                    AST American  Century Income & Growth:  seeks capital growth with current income as a secondary objective.  The Portfolio  invests  primarily in common stocks that offer potential for capital
      GROWTH        growth,  and may,  consistent  with its  investment  objective,  invest  in stocks  that  offer     American Century
       AND          potential for current income.  The  Sub-advisor  utilizes a quantitative  management  technique        Investment
      INCOME        with a goal of building an equity  portfolio  that  provides  better  returns  than the S&P 500     Management, Inc.
                    Index without taking on significant  additional risk and while  attempting to create a dividend yield that will be greater than the S&P 500 Index.
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                    AST Alliance Growth and Income:  seeks long-term  growth of capital and income while attempting to avoid excessive  fluctuations in market value. The Portfolio  normally will invest in common
      GROWTH        stocks  (and  securities   convertible  into  common  stocks).  The  Sub-advisor  will  take  a
       AND          value-oriented  approach,  in that it will  try to keep  the  Portfolio's  assets  invested  in     Alliance Capital
      INCOME        securities that are selling at reasonable  valuations in relation to their fundamental business     Management, L.P.
                    prospects.  The  stocks  that the  Portfolio  will  normally  invest in are  those of  seasoned companies.
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                    AST MFS Growth with  Income:  seeks long term growth of capital  with a secondary  objective to seek  reasonable  current  income.  Under normal market  conditions,  the Portfolio  invests at least 65% of its net assets in common stocks and related securities,  such as preferred stocks,
      GROWTH        convertible  securities  and  depositary  receipts.  The stocks in which the Portfolio  invests      Massachusetts
       AND          generally  will pay  dividends.  While the Portfolio  may invest in companies of any size,  the    Financial Services
      INCOME        Portfolio  generally  focuses  on  companies  with  larger  market   capitalizations  that  the         Company
                    Sub-advisor  believes have  sustainable  growth  prospects and attractive  valuations  based on current and  expected  earnings  or cash flow.  The  Portfolio  may invest up to 20% of its net assets in foreign securities.
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  EQUITY INCOME     AST INVESCO Capital Income (f/k/a AST INVESCO Equity Income):  seeks capital growth and current   INVESCO Funds Group,
                    income  while  following  sound  investment  practices.  The  Portfolio  seeks to  achieve  its          Inc.
                    objective by investing in  securities  that are expected to produce  relatively  high levels of income and consistent,  stable returns.  The Portfolio normally will invest at least 65% of its assets in  dividend-paying  common and preferred stocks of domestic and foreign issuers.  Up to
                    30% of the  Portfolio's  assets may be  invested in equity  securities  that do not pay regular dividends.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
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     BALANCED       AST DeAM Global  Allocation:  seeks a high level of total  return by  investing  primarily in a diversified  portfolio  of  mutual  funds.  The  Portfolio  seeks  to  achieve  its  investment objective  by  investing  in  several  other  AST  Portfolios  ("Underlying  Portfolios").  The
                    Portfolio intends its strategy of investing in combinations of Underlying  Portfolios to result in  investment  diversification  that an  investor  could  otherwise  achieve  only by  holding
                    numerous  investments.  The  Portfolio  is  expected  to be  invested  in  at  least  six  such      Deutsche Asset
                    Underlying  Portfolios at any time. It is expected that the  investment  objectives of such AST     Management, Inc.
                    Portfolios will be diversified.
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                    AST  American  Century  Strategic  Balanced:  seeks  capital  growth and  current  income.  The
                    Sub-advisor  intends  to  maintain  approximately  60%  of the  Portfolio's  assets  in  equity
                    securities and the remainder in bonds and other fixed income  securities.  Both the Portfolio's     American Century
     BALANCED       equity and fixed  income  investments  will  fluctuate  in value.  The equity  securities  will        Investment
                    fluctuate  depending on the  performance of the companies that issued them,  general market and     Management, Inc.
                    economic  conditions,  and investor  confidence.  The fixed income investments will be affected primarily by rising or falling interest rates and the credit quality of the issuers.
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ASSET ALLOCA-TION   AST T. Rowe Price Asset Allocation:  seeks a high level of total return by investing  primarily      T. Rowe Price
                    in a  diversified  portfolio  of fixed income and equity  securities.  The  Portfolio  normally    Associates, Inc.
                    invests  approximately  60% of its total  assets in equity  securities  and 40% in fixed income securities.  The Sub-advisor  concentrates common stock investments in larger, more established companies,  but the  Portfolio may include small and  medium-sized  companies  with good growth prospects.  The fixed income portion of the Portfolio will be allocated among  investment grade securities, high yield or "junk" bonds, foreign high quality debt securities and cash reserves.
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   GLOBAL BOND      AST T. Rowe Price Global  Bond:  seeks to provide  high  current  income and capital  growth by investing  in  high-quality  foreign and U.S.  dollar-denominated  bonds.  The  Portfolio  will invest at least 80% of its total  assets in all types of high  quality  bonds  including  those issued  or  guaranteed  by U.S.  or  foreign  governments  or  their  agencies  and by  foreign authorities,  provinces and  municipalities  as well as investment  grade  corporate  bonds and mortgage and  asset-backed  securities of U.S. and foreign  issuers.  The  Portfolio  generally invests in countries where the combination of fixed-income  returns and currency exchange rates appears attractive,  or, if the currency trend is unfavorable,  where the Sub-advisor  believes that the currency risk can be minimized  through  hedging.  The Portfolio may also invest up to
                    20% of its assets in the aggregate in below  investment-grade,  high-risk bonds ("junk bonds").      T. Rowe Price
                    In addition,  the  Portfolio may invest up to 30% of its assets in  mortgage-backed  (including   International, Inc.
                    derivatives,  such as collateralized mortgage obligations and stripped mortgage securities) and asset-backed securities.
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 HIGH YIELD BOND    AST Federated  High Yield:  seeks high current  income by investing  primarily in a diversified portfolio of fixed income  securities.  The Portfolio will invest at least 80% of its assets in fixed  income  securities  rated BBB and below.  These  fixed  income  securities  may  include
                    preferred  stocks,   convertible  securities,   bonds,   debentures,   notes,  equipment  lease
                    certificates  and equipment trust  certificates.  A fund that invests  primarily in lower-rated
                    fixed  income  securities  will be subject to greater risk and share price  fluctuation  than a     Federated Investment
                    typical  fixed income fund,  and may be subject to an amount of risk that is  comparable  to or        Counseling
                    greater than many equity funds.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST Lord Abbett  Bond-Debenture:  seeks high  current  income and the  opportunity  for capital  Lord, Abbett & Co. LLC appreciation  to produce a high total  return.  To pursue its  objective,  the  Portfolio  will invest,  under  normal  circumstances,  at least 80% of the value of its assets in fixed income securities and normally  invests  primarily in high yield and investment grade debt securities, securities  convertible  in common stock and  preferred  stocks.  The  Portfolio  may find good value in high yield  securities,  sometimes  called  "lower-rated  bonds" or "junk  bonds," and frequently  may have more than half of its assets  invested in those  securities.  At least 20%
                    of the  Portfolio's  assets  must be  invested  in any  combination  of  investment  grade debt securities,  U.S.  Government  securities  and cash  equivalents.  The  Portfolio may also make significant  investments  in  mortgage-backed  securities.  Although the  Portfolio  expects to maintain  a  weighted  average  maturity  in the  range of five to twelve  years,  there are no restrictions  on the overall  Portfolio or on individual  securities.  The Portfolio may invest up to 20% of its net assets in equity securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST DeAM Bond:  seeks a high level of income,  consistent  with the  preservation  of  capital.
                    Under  normal  circumstances,  the  Portfolio  invests  at least  80% of its  total  assets  in
                    intermediate-term  U.S.  Treasury,   corporate,   mortgage-backed  and  asset-backed,   taxable
       BOND         municipal and tax-exempt  municipal bonds. The Portfolio  invests primarily in investment grade      Deutsche Asset
                    fixed  income  securities  rated  within  the  top  three  rating  categories  of a  nationally     Management, Inc.
                    recognized  rating  organization.  Fixed  income  securities  may be issued by U.S. and foreign corporations or entities including banks and various government entities.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Total Return Bond:  seeks to maximize total return  consistent  with  preservation of capital  and  prudent  investment  management.  The  Portfolio  will  invest  in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
                    the  Portfolio  generally  will  vary  within a three-  to  six-year  time  frame  based on the    Pacific Investment
                    Sub-advisor's forecast for interest rates.                                                       Management Company LLC
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
       BOND         AST PIMCO Limited  Maturity Bond: seeks to maximize total return  consistent with  preservation of capital  and prudent  investment  management.  The  Portfolio  will invest in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
                    the  Portfolio  generally  will  vary  within  a one- to  three-year  time  frame  based on the    Pacific Investment
                    Sub-advisor's forecast for interest rates.                                                       Management Company LLC
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   MONEY MARKET     AST Money  Market:  seeks high  current  income and  maintain  high  levels of  liquidity.  The
                    Portfolio  attempts to  accomplish  its  objective by  maintaining  a  dollar-weighted  average
                    maturity  of not  more  than 90 days  and by  investing  in  securities  which  have  effective       Wells Capital
                    maturities of not more than 397 days.                                                               Management, Inc.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 EMERGING MARKETS   Montgomery  Variable Series - Emerging  Markets:  seeks long-term capital  appreciation,  under
                    normal  conditions  by investing at least 80% of its total assets in stocks of companies of any    Gartmore Global Asset
                    size based in the world's developing  economies.  Under normal market  conditions,  investments        Management
                    are  maintained  in at least six countries at all times and no more than 35% of total assets in  Trust/Gartmore Global
                    any single one of them.                                                                                 Partners
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP EQUITY   WFVT Equity Value:  seeks long-term  capital  appreciation and  above-average  dividend income.
                    The  Portfolio  pursues its  objective by  investing  primarily  in equity  securities  of U.S.
                    companies  with strong  return  potential  based on current  market  valuations.  Under  normal
                    circumstances,  the Portfolio  invests at least 80% of its assets in equity securities with the    Wells Fargo Funds
                    same  characteristics  as common stocks, and in preferred stocks,  warrants,  and securities of     Management, LLC
                    foreign companies through ADRs and similar investments.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  EQUITY INCOME     WFVT Equity Income:  seeks long-term capital  appreciation and  above-average  dividend income.
                    The  Portfolio  pursues its  objective  primarily by  investing in the common  stocks of large, domestic companies with  above-average  return potential based on current market valuations and
                    above-average  dividend income. Under normal market conditions,  the Portfolio invests at least    Wells Fargo Funds
                    80% of its total assets in income producing  equity  securities and in issues of companies with     Management, LLC
                    market capitalizations of $3 billion or more.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    Rydex Variable Trust - Nova: seeks to provide  investment results that match the performance of a specific  benchmark  on a daily  basis.  The  Portfolio's  current  benchmark  is 150% of the performance  of the S&P 500(R)Index  (the  "underlying  index").  If the  Portfolio  meets  its objective,  the value of the Portfolio's  shares will tend to increase on a daily basis by 150%
 STRATEGIC OR       of the value of any increase in the underlying  index.  When the value of the underlying  index
     TACTICAL       declines,  the value of the Portfolio's shares should also decrease on a daily basis by 150% of
   ALLOCA-TION      the value of any decrease in the underlying  index (e.g., if the underlying  index goes down by    Rydex Global Advisors
                    5%,  the  value  of the  Portfolio's  shares  should  go down by 7.5% on that  day).  Unlike  a  (f/k/a PADCO Advisors
                    traditional  index  fund,  as its  primary  investment  strategy,  the  Portfolio  invests to a        II, Inc.)
                    significant  extent in leveraged  instruments,  such as swap agreements,  futures contracts and options on securities, futures contracts, and stock indices, as well as equity securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                   Rydex Variable Trust - Ursa: seeks to provide investment results that will inversely  correlate to the performance of the S&P 500(R)Index (the "underlying  index").  If the Portfolio meets its objective,  the value of the  Portfolio's  shares will tend to increase  during  times when the value  of the  underlying  index is  decreasing.  When the  value  of the  underlying  index is increasing,  however,  the value of the Portfolio's  shares should decrease on a daily basis by
    STRATEGIC OR    an inversely  proportionate  amount (e.g., if the underlying  index goes up by 5%, the value of
     TACTICAL       the  Portfolio's  shares should go down by 5% on that day).  Unlike a  traditional  index fund,
   ALLOCA-TION      the Portfolio's  benchmark is to perform exactly  opposite the underlying  index,  and the Ursa   Rydex Global Advisors
                    Fund will not own the securities  included in the  underlying  index.  Instead,  as its primary  (f/k/a PADCO Advisors
                    investment  strategy,  the  Portfolio  invests  to a  significant  extent  in  short  sales  of        II, Inc.)
                    securities or futures  contracts and in options on  securities,  futures  contracts,  and stock indices.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Rydex Variable Trust - OTC: seeks to provide  investment results that correspond to a benchmark for  over-the-counter  securities.  The Portfolio's  current benchmark is the NASDAQ 100 Index(R)
                    (the "underlying  index").  If the Portfolio meets its objective,  the value of the Portfolio's shares  should  increase  on a daily  basis by the amount of any  increase  in the value of the
   STRATEGIC OR     underlying index.  However,  when the value of the underlying index declines,  the value of the  Rydex Global Advisors
     TACTICAL       Portfolio's  shares  should also  decrease  on a daily  basis by the amount of the  decrease in  (f/k/a PADCO Advisors
   ALLOCA-TION      value of the underlying  index.  The Portfolio  invests  principally in securities of companies        II, Inc.)
                    included in the underlying  index. It also may invest in other  instruments  whose  performance is  expected  to  correspond  to that of the  underlying  index,  and may engage in futures and options transactions and enter into swap agreements.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    INVESCO Variable  Investment  Funds - Dynamics:  seek long-term  capital growth.  The Portfolio   INVESCO Funds Group,
                    invests at least 65% of its assets in common  stocks of mid-sized  companies.  INVESCO  defines           Inc.
                    mid-sized  companies as companies  that are included in the Russell  Midcap Growth Index at the time of purchase,  or if not  included in that Index,  have market  capitalizations  of between
                    $2.5 billion and $15 billion at the time of purchase.  The core of the Portfolio's  investments are in securities of established  companies that are leaders in attractive  growth markets with a history of strong  returns.  The  remainder  of the  Portfolio is invested in  securities  of companies  that show  accelerating  growth,  driven by product  cycles,  favorable  industry or sector  conditions,  and other  factors  that  INVESCO  believes  will  lead to rapid  sales or earnings growth.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO Variable  Investment Funds - Technology:  seeks capital growth.  The Portfolio normally   INVESCO Funds Group,
                    invests  80% of its net assets in the  equity  securities  and  equity-related  instruments  of          Inc.
                    companies  engaged in  technology-related  industries.  These include,  but are not limited to, various applied technologies, hardware, software, semiconductors,  telecommunications equipment and services and service-related  companies in information  technology.  Many of these products and services are subject to rapid obsolescence,  which may lower market value of the securities of the  companies  in this  sector.  At any given time,  20% of the  Portfolio's  assets is not required to be invested in the sector.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds - Health  Sciences:  seeks capital  growth.  The Portfolio   INVESCO Funds Group,
                    normally  invests at least 80% of its net assets in the equity  securities  and  equity-related           Inc.
                    instrumentsof  companies that develop,  produce or distribute  products or services  related to health care. These companies  include,  but are not limited to, medical  equipment or supplies, pharmaceuticals,  biotechnology and healthcare  providers and service  companies.  At any given time, 20% of the Portfolio's assets is not required to be invested in the sector.
------------------- ------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO Variable  Investment Funds - Financial  Services:  seeks capital growth.  The Portfolio   INVESCO Funds Group,
                    normally  invests at least 80% of its net assets in the equity  securities  and  equity-related          Inc.
                    instruments of companies  involved in the financial  services sector.  These companies include, but are not  limited  to,  banks  (regional  and  money-centers),  insurance  companies  (life,
                    property  and  casualty,  and  multiline),   investment  and  miscellaneous  industries  (asset
                    managers,  brokerage  firms,  and  government-sponsored  agencies)  and  suppliers to financial services  companies.  At any given time,  20% of the  Portfolio's  assets is not required to be invested in the sector.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        INVESCO  Variable  Investment  Funds -  Telecommunications:  seeks  capital  growth and current   INVESCO Funds Group,
                    income.  The  Portfolio  normally  invests 80% of its net assets in the equity  securities  and           Inc.
                    equity-related  instruments  of  companies  engaged in the  design,  development,  manufacture, distribution,  or sale of  communications  services  and  equipment,  and  companies  that  are involved in supplying equipment or services to such companies.  The  telecommunications  sector
                    includes,   but  is  not  limited  to,  companies  that  offer  telephone  services,   wireless
                    communications,  satellite communications,  television and movie programming,  broadcasting and
                    Internet access. Many of these products and services are subject to rapid  obsolescence,  which may lower the market value of the  securities  of the  companies  in this sector.  At any given time, 20% of the Portfolio's assets is not required to be invested in the sector.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    Evergreen VA International  Growth:  seeks long-term  capital growth and,  secondarily,  modest
    EQUITY          income.  The Portfolio invests  primarily in equity securities issued by established,  quality,
                    non-U.S.  companies  located in countries with developed  markets,  but may purchase across all market  capitalizations.  The  Portfolio  normally  invests  at  least  65%  of its  assets  in
                    securities  of companies in at least three  different  countries  (other than the U.S.) and may   Evergreen Investment
                    invest in emerging markets and in securities of companies in the formerly  communist  countries   Management Company,
                    of Eastern Europe.  The Portfolio  invests in companies that are both growth  opportunities and           LLC
                    value opportunities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Evergreen VA Global Leaders:  seeks to provide  investors with long-term  capital  growth.  The
                    Portfolio  normally  invests as least 65% of its assets in a diversified  portfolio of U.S. and
                    non-U.S.   equity  securities  of  companies  located  in  the  world's  major   industrialized
                    countries.  The Portfolio  will invest in no less than three  countries,  which may include the   Evergreen Investment
  GLOBAL EQUITY     U.S.,  but may invest more than 25% of its assets in one country.  The  Portfolio  invests only   Management Company,
                    in the best 100  companies,  which are  selected by the  Portfolio's  manager  based on as high           LLC
                    return on equity,  consistent  earnings growth,  established  market presence and industries or sectors with significant growth prospects.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
-------------------
 SMALL CAP EQUITY   Evergreen VA Special Equity:  seeks capital  growth.  The Portfolio  normally  invests at least
                    80% of its assets in common  stocks of small  U.S.  companies  (i.e.,  companies  whose  market capitalizations  fall within the range of the Russell  2000(R)Index,  at the time of  purchase).
                    The remaining 20% of the  Portfolio's  assets may be represented by cash or invested in various    Evergreen Investment
                    cash  equivalents.  The Portfolio's  manager selects stocks of companies which it believes have   Management Company,
                    the potential for accelerated growth in earnings and price.                                               LLC
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  MID-CAP EQUITY    Evergreen VA Omega:  seeks long-term capital growth.  The Portfolio invests primarily in common stocks and  securities  convertible  into  common  stocks of U.S.  companies  across all market
                    capitalizations.  The  Portfolio's  managers  employ  a  growth  style  of  equity  management.   Evergreen Investment
                    "Growth" stocks are stocks of companies that the Portfolio's  managers believe have anticipated   Management Company,
                    earnings ranging from steady to accelerated growth.                                                       LLC
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 LARGE CAP EQUITY   Evergreen VA Capital Growth:  seeks to provide long-term capital growth.  The Portfolio invests primarily in common  stocks.  The  Portfolio may also invest in preferred  stocks,  convertible preferred  stocks,  convertible  debentures,  and any other class or type of security which the
                    portfolio manager believes offers the potential for capital growth.  In selecting  investments,   Evergreen Investment
                    the investment adviser attempts to identify  securities it believes will provide capital growth   Management Company,
                    over the  intermediate  and  long-term  due to changes in the  financial  condition of issuers,  LLC/ Pilgrim Baxter &
                    changes in financial conditions generally, or other factors.                                        Associates, Ltd.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Evergreen VA Blue Chip:  seeks  capital  growth with the  potential  for income.  The Portfolio normally  invests at least 80% of its assets in "blue  chip"  stocks.  Blue chip stocks are the common stocks of  well-established,  large U.S.  companies with a long history of  performance,
                    typically   recognizable   names   representing  a  broad  range  of  industries.   The  market   Evergreen Investment
 LARGE CAP EQUITY   capitalization  of the stocks  selected  will be within the range tracked by the S&P 500 Index,   Management Company,
                    at the time of purchase.  The remaining 20% of the  Portfolio's  assets may be  represented  by           LLC
                    cash or invested in other types of equity  securities,  various cash equivalents or represented by cash. The Portfolio's  stock selection is based on a diversified  style of equity management that allows it to invest in both growth- and value-oriented securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Evergreen VA Equity Index:  seeks investment  results that achieve price and yield  performance
                    similar  to the  Standards  and  Poor's 500  Composite  Price  Index  ("S&P 500  Index")*.  The   Evergreen Investment
                    Portfolio  invests  substantially all of its total assets in equity securities that represent a    Management Company,
                    composite of the S&P 500 Index.  The S&P 500 is an unmanaged  index of 500 common stocks chosen            LLC
   S&P 500 INDEX    to reflect the  industries  of the U.S.  economy and is often  considered a proxy for the stock market in general.
                    *"Standard & Poor's(R),"  "S&P(R)," "S&P 500(R),"  "Standard & Poor's 500," and "500" are  trademarks of the  McGraw-Hill  Companies,  Inc. and have been  licensed  for use by Evergreen  Investment
                    Management  Company,  LLC.  The  Portfolio  is not  sponsored,  endorsed,  sold or  promoted by
                    Standard & Poor's and Standard & Poor's makes no  representation  regarding the advisability of investing in the Portfolio.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Evergreen VA Foundation:  seeks capital growth and current income.  The Portfolio  invests in a combination of common stocks,  preferred stocks and securities  convertible or exchangeable for
                    common  stocks of large U.S.  companies  (i.e.,  companies  whose market  capitalization  falls   Evergreen Investment
BALANCED            within the range  tracked by the Russell 1000(R)Index,  at the time of  purchase).  Under normal   Management Company,
                    circumstances,  the Portfolio will invest at least 25% of its assets in debt securities and the           LLC
                    remainder in equity securities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Europe  30:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
 INTER-NATIONAL     correspond to the daily  performance of the ProFunds  Europe 30 Index.  The ProFunds  Europe 30
   EQUITY           Index,  created by ProFund  Advisors,  is composed of 30 companies whose principal  offices are located  in Europe  and whose  securities  are  traded on U.S.  exchanges  or on the  NASDAQ as depositary  receipts or ordinary  shares.  The  component  companies in the ProFunds  Europe 30
                    Index are  determined  annually  based upon their U.S.  dollar-traded  volume.  Their  relative weights are determined based on a modified market capitalization method.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    ProFund VP Asia 30: seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
    EQUITY          to the daily  performance  of the ProFunds Asia 30 Index.  The ProFunds Asia 30 Index,  created by ProFund Advisors,  is composed of 30 of the companies whose principal offices are located in the Asia/Pacific region,  excluding Japan, and whose securities are traded on U.S. exchanges or on the NASDAQ as  depository  receipts or  ordinary  shares.  The  component  companies  in the
                    ProFunds Asia 30 Index are  determined  annually  based upon their U.S.  dollar-traded  volume.
                    Their relative weights are determined based on the modified market capitalization method.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  INTER-NATIONAL    ProFund VP Japan: seeks daily investment results,  before fees and expenses, that correspond to   ProFund Advisors LLC
      EQUITY        the daily  performance  of the Nikkei 225 Stock  Average.  Since the  Japanese  markets are not open when  ProFund VP Japan  values its  shares,  ProFund VP Japan  determines  its  success in meeting this  investment  objective by comparing its daily return on a given day with the daily performance of related  futures  contracts  traded in the United  States.  The Nikkei 225 Stock
                    Average is a price-weighted  index of 225 large,  actively traded Japanese stocks traded on the
                    Tokyo Stock Exchange.  The Index is computed and distributed by the Nihon Keizai Shimbun.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Banks: seeks daily investment results,  before fees and expenses, that correspond to   ProFund Advisors LLC
                    the daily  performance  of the Dow Jones U.S.  Banks  Sector  Index.  The Dow Jones U.S.  Banks
                    Index measures the  performance of the banking  industry of the U.S.  equity market.  Component companies  include all  regional  and major U.S.  domiciled  international  banks,  savings and loans, savings banks,  thrifts,  building  associations and societies.  Investment and merchant banks are excluded.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Basic Materials:  seeks daily  investment  results,  before fees and expenses,  that correspond to the daily  performance of the Dow Jones U.S. Basic  Materials  Sector Index.  The
                    Dow Jones U.S. Basic  materials  Sector Index measures the  performance of the basic  materials
      SECTOR        economic sector of the U.S. equity market.  Component  companies are involved in the production   ProFund Advisors LLC
                    of aluminum,  commodity chemicals,  specialty chemicals,  forest products,  non-ferrous metals, paper products, precious metals and steel.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP  Biotechnology:  seeks daily  investment  results,  before fees and  expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Biotechnology  Index. The Dow Jones
                    U.S.  Biotechnology  Index measures the performance of the  biotechnology  industry of the U.S.
      SECTOR        equity  market.  Component  companies  include  those engaged in genetic  research,  and/or the   ProFund Advisors LLC
                    marketing  and  development  of  recombinant  DNA  products.  Makers  of  artificial  blood and contract biotechnology researchers are also included in the Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Consumer Cyclical:  seeks daily investment results,  before fees and expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Consumer Cyclical Sector Index. The
                    Dow Jones U.S.  Consumer  Cyclical  Sector  Index  measures  the  performance  of the  consumer
      SECTOR        cyclical  economic  sector of the U.S. equity market.  Component  companies  include  airlines,   ProFund Advisors LLC
                    auto manufacturers,  auto parts, tires, casinos,  consumer  electronics,  recreational products and services,  restaurants,  lodging, toys, home construction, home furnishings and appliances, footwear, clothing and fabrics.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Consumer  Non-Cyclical:  seeks daily investment  results,  before fees and expenses, that correspond to the daily  performance of the Dow Jones U.S.  Consumer  Non-Cyclical  Sector
                    Index. The Dow Jones U.S.  Consumer  Non-Cyclical  Sector Index measures the performance of the
      SECTOR        consumer  non-cyclical  economic sector of the U.S. equity market.  Component companies include   ProFund Advisors LLC
                    beverage  companies,  consumer service  companies,  durable and non-durable  household  product manufacturers, cosmetic companies, food products and agriculture and tobacco products.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Energy:  seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
                    to the daily  performance of the Dow Jones U.S. Energy Sector Index.  The Dow Jones U.S. Energy
                    Sector  Index  measures  the  performance  of the  energy  sector  of the U.S.  equity  market.
                    Component  companies include oil drilling  equipment and services,  coal, oil  companies-major, oil companies-secondary,  pipelines, liquid, solid or gaseous fossil fuel producers and service companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Financial:  seeks  daily  investment  results,  before  fees  and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the Dow Jones U.S.  Financial  Sector  Index.  The Dow
                    Jones U.S.  Financial Sector Index measures the performance of the financial  services economic sector of the U.S.  equity market.  Component  companies  include  regional  banks,  major U.S.
                    domiciled  international banks, full line, life, and property and casualty insurance companies, companies that invest,  directly or indirectly in real estate,  diversified financial companies such  as  Fannie  Mae,  credit  card  insurers,  check  cashing  companies,  mortgage  lenders, investment  advisers and securities  broker-dealers,  investment banks,  merchant banks, online brokers, publicly traded stock exchanges.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Healthcare:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Healthcare  Sector Index.  The Down
                    Jones U.S.  healthcare Sector Index measures the performance of the healthcare  economic sector of the U.S. equity market.  Component  companies  include health care providers,  biotechnology companies, medical supplies, advanced medical devices and pharmaceuticals.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Industrial:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the Dow Jones U.S.  Industrial  Sector Index.  The Dow
                    Jones U.S.  Industrial Sector Index measures the performance of the industrial  economic sector
                    of  the  U.S.  equity  market.   Component   companies   include  building   materials,   heavy
                    construction,  factory  equipment,  heavy machinery,  industrial  services,  pollution control,
                    containers  and  packaging,   industrial  diversified,   air  freight,  marine  transportation,
                    railroads,  trucking,  land-transportation  equipment,  shipbuilding,  transportation services, advanced industrial equipment, electric components and equipment, and aerospace.
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Internet:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to the daily  performance  of the Dow  Jones  U.S.  Internet  Index.  The Dow  Jones  Composite
                    Internet Index measures the  performance of stocks in the U.S. equity markets that generate the majority  of their  revenues  from the  Internet.  The  Index is  composed  of two  sub-groups:
                    Internet  Commerce - companies that derive the majority of their revenues from providing  goods and/or services through an open network,  such as a web site; and Internet Services - companies that derive the majority of their revenues from  providing  access to the Internet or providing services to people using the Internet.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Pharmaceuticals:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Pharmaceuticals  Sector Index.  The
                    Dow Jones U.S.  Pharmaceuticals Index measures the performance of the pharmaceuticals  industry of the U.S.  equity  market.  Component  companies  include  the  makers  of  prescription  and over-the-counter  drugs, such as aspirin, cold remedies,  birth control pills, and vaccines, as well as companies engaged in contract drug research..
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Precious Metals:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the  Philadelphia  Stock Exchange Gold & Silver Sector
                    Index.  The  Philadelphia  Stock Exchange Gold and Silver Sector Index measures the performance of the gold and  silver  mining  industry  of the global  equity  market.  Component  companies include  companies  involved in the mining and production of gold,  silver,  and other precious metals,  precious  stones and pearls.  The Index does not include  producers  of  commemorative medals and coins that are made of these metals.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Real  Estate:  seeks  daily  investment  results,  before  fees and  expenses,  that correspond to the daily  performance  of the Dow Jones U.S.  Real Estate  Index.  The Dow Jones
                    U.S. Real Estate Index measures the  performance of the real estate industry of the U.S. equity
                    market.   Component  companies  include  those  that  invest  directly  or  indirectly  through
      SECTOR        development,   management  or  ownership  of  shopping  malls,  apartment  buildings,   housing   ProFund Advisors LLC
                    developments  and, real estate  investment  trusts ("REITs") that invest in apartments,  office and  retail  properties.  REITs are  passive  investment  vehicles  that  invest  primarily  in income-producing real estate or real estate related loans or interests.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP  Semiconductor:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance of the Dow Jones U.S.  Semiconductor  Index. The Dow Jones
                    U.S.  Semiconductor  Index measures the performance of the  semiconductor  industry of the U.S.
                    equity market.  Component  companies are engaged in the production of semiconductors  and other integrated chips, as well as other related products such as circuit boards and motherboards.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund  VP  Technology:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the daily  performance  of the Dow Jones U.S.  Technology  Sector Index.  The Dow
                    Jones U.S.  Technology  Sector Index measures the  performance of the technology  sector of the
                    U.S.  equity  market.  Component  companies  include  those  involved in  computers  and office
                    equipment,  software,   communications  technology,   semiconductors,   diversified  technology
                    services and internet services.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
      SECTOR        ProFund VP Telecommunications:  seeks daily investment results,  before fees and expenses, that   ProFund Advisors LLC
                    correspond to the daily performance of the Dow Jones U.S.  Telecommunications Sector Index. The
                    Dow  Jones  U.S.   Telecommunications   Sector   Index   measures   the   performance   of  the
                    telecommunications  economic  sector of the U.S.  equity market.  Component  companies  include fixed line communications and wireless communications companies.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Utilities:  seeks  daily  investment  results,  before  fees  and  expenses,  that correspond to the daily  performance  of the Dow Jones U.S.  Utilities  Sector  Index.  The Dow
      SECTOR        Jones U.S.  Utilities Sector Index measures the performance of the utilities economic sector of   ProFund Advisors LLC
                    the U.S. equity market.  Component  companies  include  electric  utilities,  gas utilities and water utilities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
THE PROFUND VP PORTFOLIOS  DESCRIBED  BELOW ARE AVAILABLE AS  SUB-ACCOUNTS  TO ALL ANNUITY  OWNERS.  EACH  PORTFOLIO  PURSUES AN INVESTMENT
STRATEGY THAT SEEKS TO PROVIDE DAILY  INVESTMENT  RESULTS,  BEFORE FEES AND EXPENSES,  THAT MATCH A WIDELY  FOLLOWED  INDEX,  INCREASE BY A
SPECIFIED FACTOR RELATIVE TO THE INDEX,  MATCH THE INVERSE OF THE INDEX OR THE INVERSE OF THE INDEX MULTIPLIED BY A SPECIFIED  FACTOR.  THE
INVESTMENT  STRATEGY OF SOME OF THE PORTFOLIOS MAY MAGNIFY (BOTH POSITIVELY AND NEGATIVELY) THE DAILY INVESTMENT  RESULTS OF THE APPLICABLE
INDEX.  IT IS RECOMMENDED  THAT ONLY THOSE ANNUITY OWNERS WHO ENGAGE A FINANCIAL  ADVISOR TO ALLOCATE THEIR ACCOUNT VALUE USING A STRATEGIC
OR TACTICAL  ASSET  ALLOCATION  STRATEGY  INVEST IN THESE  PORTFOLIOS.  WE HAVE  ARRANGED THE  PORTFOLIOS  BASED ON THE INDEX ON WHICH IT'S
INVESTMENT STRATEGY IS BASED.
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The S&P 500 Index(R)is a widely used measure of large-cap  U.S. stock market  performance.  It includes a  representative  sample of leading companies in leading  industries.  Companies  are selected for inclusion in the Index by Standard & Poor's(R)for being U.S.  companies  with adequate liquidity, appropriate market capitalization financial viability and public float.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bull: seeks daily investment results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
     S&P 500        the daily performance of the S&P 500(R)Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bear: seeks daily investment results,  before fees and expenses,  that correspond to the inverse  (opposite) of the daily  performance of the S&P 500(R)Index.  If ProFund VP Bear is successful in meeting its objective,  its net asset value should gain  approximately  the same,
     S&P 500        on a  percentage  basis,  as any  decrease  in the S&P 500(R)Index when the Index  declines on a   ProFund Advisors LLC
                    given  day.  Conversely,  its  net  asset  value  should  lose  approximately  the  same,  on a percentage basis, as any increase in the Index when the Index rises on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
     S&P 500        ProFund VP UltraBull (f/k/a ProFund VP Bull Plus): seeks daily investment results,  before fees   ProFund Advisors LLC
                    and expenses,  that correspond to twice (200%) the daily  performance of the S&P 500(R)Index. If the ProFund VP UltraBull is  successful  in meeting its  objective,  its net asset value should gain  approximately  twice as much, on a percentage basis, as the S&P 500(R)Index when the Index rises on a given day.  Conversely,  its net asset  value  should  lose  approximately  twice as much,  on a percentage  basis,  as the Index when the Index  declines on a given day.  Prior to
                    May 1, 2003,  ProFund VP UltraBull was named "ProFund VP Bull Plus" and sought daily investment results that corresponded to one and one-half times the daily performance of the S&P 500(R)Index
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
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The NASDAQ-100 Index(R)is a market capitalization  weighted index that includes 100 of the largest domestic and international  non-financial companies listed on The NASDAQ Stock Market.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP OTC: seeks daily investment  results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
                    the daily  performance  of the NASDAQ-100  Index(R).  "OTC" in the name of ProFund VP OTC reflers to  securities  that do not  trade on a U.S.  securities  exchange,  as  registered  under  the
                    Securities Exchange Act of 1934.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund  VP  Short  OTC:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
                    correspond to the inverse  (opposite) of the daily  performance  of the NASDAQ-100  Index(R).  If
                    ProFund VP Short OTC is  successful in meeting its  objective,  its net asset value should gain approximately  the same, on a percentage  basis, as any decrease in the NASDAQ-100  Index(R)when the Index declines on a given day.  Conversely,  its net asset value should lose  approximately the same, on a percentage  basis,  as any increase in the Index when the Index rises on a given day.  "OTC" in the name of  ProFund VP Short OTC  refers to  securities  that do not trade on a
                    U.S. securities exchange, as registered under the Securities Exchange Act of 1934.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
    NASDAQ 100      ProFund VP UltraOTC:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
                    to twice  (200%) the daily  performance  of the NASDAQ- 100  Index(R).  If ProFund VP  UltraOTC is
                    successful in meeting its  objective,  its net asset value should gain  approximately  twice as much,  on a percentage  basis,  as the  NASDAQ-100  Index(R)when the Index rises on a given day.
                    Conversely,  its net asset  value  should lose  approximately  twice as much,  on a  percentage basis,  as the Index when the Index  declines  on a given day.  "OTC" in the name of ProFund VP
                    UltraOTC refers to securities that do not trade on a U.S.  securities  exchange,  as registered under the Securities Exchange Act of 1934.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P MidCap 400 Index(R)is a widely used  measure of  mid-sized  company  U.S.  stock  market  performance.  Companies  are  selected for inclusion  in the Index by  Standard & Poor's(R)for being U.S.  companies  with  adequate  liquidity,  appropriate  market  capitalization, financial viability and public float.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  S&P MIDCAP 400    ProFund VP Mid-Cap  Value:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond  to the  daily  performance  of the  S&P  MidCap  400/Barra  Value  Index(R).  The S&P
                    MidCap400/Barra  Value Index(R)is designed to differentiate  between fast growing  companies and slower  growing or  undervalued  companies.  Standard & Poor's and Barra  cooperate to employ a price-to-book value calculation whereby the market  capitalization of the S&P MidCap 400 Index(R)
                    is divided equally between growth and value.  The index is rebalanced twice per year.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Mid-Cap  Growth:  seeks daily  investment  results,  before fees and expenses,  that correspond to the daily  performance of the S&P MidCap 400/Barra Growth Index(R).  The S&P MidCap
                    400/Barra Growth Index(R)is designed to differentiate  between fast growing companies and slower
  S&P MIDCAP 400    growing  or  undervalued  companies.  Standard  &  Poor's  and  Barra  cooperate  to  employ  a   ProFund Advisors LLC
                    price-to-book value calculation whereby the market  capitalization of the S&P MidCap 400 Index(R)
                    is divided equally between growth and value.  The Index is rebalanced twice per year..
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
  S&P MIDCAP 400    ProFund VP  UltraMid-Cap:  seeks  daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
                    correspond to twice (200%) the daily  performance  of the S&P MidCap 400 Index(R).  If ProFund VP
                    UltraMid-Cap  is  successful  in  meeting  its  objective,  its net  asset  value  should  gain approximately  twice as much,  on a  percentage  basis,  as the S&P MidCap 400 Index(R)when the
                    Index rises on a given day.  Conversely,  its net asset value should lose  approximately  twice as much, on a percentage basis, as the Index when the Index declines on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The S&P SmallCap 600 Index(R)consists of 600 domestic  stocks chosen for market size,  liquidity,  and industry group  representation.  The
Index comprises stocks from the industrial, utility, financial, and transportation sectors.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Value:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P  SmallCap  600/Barra  Value  Index(R).  The S&P
                    SmallCap  600/Barra Value Index(R)is designed to  differentiate  between fast growing  companies and slower growing or undervalued  companies.  Standard & Poor's and Barra cooperate to employ a price-to-book  value  calculation  whereby the market  capitalization  of the S&P  SmallCap 600
                    Index(R)is divided equally between growth and value.  The Index is rebalanced twice per year.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
 S&P SMALLCAP 600   ProFund VP Small-Cap Growth:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to the daily  performance  of the S&P SmallCap  600/Barra  Growth  Index(R).  The S&P
                    SmallCap  600/Barra Growth Index(R)is designed to differentiate  between fast growing companies and slower growing or undervalued  companies.  Standard & Poor's and Barra  cooperate to employ a price-to-book  value calculation  whereby the market  capitalization-of  the S&P SmallCap 600
                    Index(R)is divided equally between growth and value.  The Index is rebalanced twice per year.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
The Russell 2000 Index(R)measures the performance of the 2,000 small companies in the Russell 3000 Index(R)representing  approximately 8% of the total market  capitalization  of the Russell 3000 Index(R),  which in turn  represents  approximately  98% of the investable  U.S. equity market.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
   RUSSELL 2000     ProFund VP  UltraSmall-Cap:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
                    correspond  to twice (200%) the daily  performance  of the Russell  2000(R)Index.  If ProFund VP
                    UltraSmall-Cap  is  successful  in meeting  its  objective,  its net asset  value  should  gain approximately  twice as much, on a percentage  basis, as the Russell 2000 Index(R)when the Index rises on a given day.  Conversely,  its net asset  value  should  lose  approximately  twice as much, on a percentage basis, as the Index when the Index declines on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 U.S. GOV'T BOND    ProFund VP U.S.  Government  Plus: seeks daily  investment  results,  before fees and expenses,   ProFund Advisors LLC
                    that  correspond  to one and  one-quarter  times  (125%) the daily  price  movement of the most recently  issued  30-year U.S.  Treasury  Bond ("Long  Bond").  In  accordance  with its stated
                    objective,  the net asset value of ProFund VP U.S. Government Plus generally should decrease as interest  rates  rise.  If  ProFund  VP U.S.  Government  Plus is  successful  in  meeting  its objective,  its net asset value should gain  approximately  one and one-quarter times (125%) as much,  on a  percentage  basis,  as any  daily  increase  in the  Long  Bond  on a  given  day.
                    Conversely,  its net asset value should lose  approximately one and one-quarter (125%) as much, on a percentage basis, as any daily decrease in the Long Bond on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
 U.S. GOV'T BOND    ProFund VP Rising Rates Opportunity:  seeks daily investment results, before fees and expenses,   ProFund Advisors LLC
                    that correspond to one and one-quarter  times (125%) the inverse  (opposite) of the daily price movement of the most recently  issued Long Bond. In accordance with its stated  objective,  the net asset value of ProFund VP rising Rates  Opportunity  generally  should decrease as interest rates fall. If ProFund VP Rising Rates  Opportunity  is  successful  in meeting its  objective, its net asset value should gain  approximately  one and one-quarter  times (125%) as much, on a percentage  basis, as any daily decrease in the Long Bond on a given day.  Conversely,  its net asset  value  should  lose  approximately  one and  one-quarter  times  (125%)  as  much,  on a percentage basis, as any daily increase in the Long Bond on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                                 ADVISOR/
                                                                                                                          SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------------

Each  portfolio of the First Defined  Portfolio Fund LLC invests in the securities of a relatively few number of issuers or in a particular sector of the economy.  Since the assets of each  portfolio are invested in a limited number of issuers or a limited sector of the economy, the net asset value of the portfolio may be more susceptible to a single adverse economic,  political or regulatory occurrence.  Certain of the  portfolios  may also be subject to  additional  market risk due to their  policy of  investing  based on an  investment  strategy  and generally not buying or selling  securities in response to market  fluctuations.  Each  portfolio's  relative lack of diversity and limited ongoing management may subject Owners to greater market risk than other portfolios.

The stock selection date for each of the strategy  Portfolios of the First Defined  Portfolio Fund LLC is on or about December 31st of each year. The holdings for each strategy  Portfolio  will be adjusted  annually on or about  December 31st in accordance  with the  Portfolio's investment  strategy.  At that time,  the  percentage  relationship  among the shares of each issuer held by the Portfolio is  established.
Through the next one-year  period that  percentage  will be  maintained  as closely as  practicable  when the  Portfolio  makes  subsequent purchases and sales of the securities.
--------------------------------------------------------------------------------------------------------------------------------------------
--------------------- ------------------------------------------------------------------------------------------------ ---------------------
     LARGE CAP        First Trust(R)10 Uncommon  Values:  seeks to provide  above-average  capital  appreciation.  The      First Trust
        BLEND         Portfolio  seeks to achieve its  objective  by  investing  primarily  in the ten common  stocks      Advisors L.P.
                      selected by the Investment  Policy Committee of Lehman Brothers Inc.  ("Lehman  Brothers") with the assistance of the Research  Department of Lehman  Brothers which, in their opinion have the greatest  potential for capital  appreciation  during the next year. The stocks included in the
                      Portfolio  are adjusted  annually on or about July 1st in  accordance  with the  selections  of
                      Lehman Brothers.
--------------------- ------------------------------------------------------------------------------------------------ ---------------------
                      ------------------------------------------------------------------------------------------------ ---------------------
                      The  Prudential  Series  Fund,  Inc.  - SP  Jennison  International  Growth:  seeks to  provide
                      long-term   growth  of  capital.   The   Portfolio   pursues  its  objective  by  investing  in
                      equity-related  securities of foreign  issuers that the  Sub-advisor  believes will increase in value over a period of years.  The  Portfolio  invests  primarily  in the common stock of large and  medium-sized  foreign  companies.  Under normal  circumstances,  the Portfolio  invests at
      INTER-          least 65% of its total  assets in common  stock of foreign  companies  operating or based in at
  NATIONAL EQUITY     least five different  countries.  The Portfolio  looks  primarily for stocks of companies whose       Prudential
                      earnings are growing at a faster rate than other companies and that have  above-average  growth    Investments LLC/
                      in earnings and cash flow, improving profitability,  strong balance sheets, management strength  Jennison Associates
                      and strong  market  share for its  products.  The  Portfolio  also tries to buy such  stocks at          LLC
                      attractive prices in relation to their growth prospects.
--------------------- ------------------------------------------------------------------------------------------------ ---------------------

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill  Companies,  Inc. and have been licensed for use by American Skandia Investment Services,  Incorporated.  The Portfolio is not sponsored,  endorsed,  sold or promoted by Standard & Poor's and  Standard & Poor's  makes no  representation  regarding  the  advisability  of investing in the
Portfolio.

The First Trust(R)10 Uncommon Values  portfolio is not sponsored or created by Lehman  Brothers,  Inc.  ("Lehman  Brothers").  Lehman
Brothers' only  relationship  to First Trust is the licensing of certain  trademarks  and trade names of Lehman  Brothers and of the
"10 Uncommon  Values" which is  determined,  composed and calculated by Lehman  Brothers  without regard to First Trust or the First
Trust(R)10 Uncommon Values portfolio.

Dow Jones has no  relationship  to the ProFunds VP, other than the  licensing of the Dow Jones sector  indices and its service marks for use in  connection  with the ProFunds VP. The ProFunds VP are not  sponsored,  endorsed,  sold, or promoted by Standard & Poor's or NASDAQ,  and neither  Standard & Poor's nor NASDAQ  makes any  representations  regarding  the  advisability  of investing in the
ProFunds VP.

WHAT ARE THE FIXED INVESTMENT OPTIONS?
We offer fixed  investment  options of  different  durations  during the  accumulation  period.  These  "Fixed  Allocations"  earn a guaranteed  fixed rate of interest for a specified  period of time,  called the "Guarantee  Period." In most states,  we offer Fixed
Allocations  with Guarantee  Periods from 1 to 10 years.  We may also offer special  purpose Fixed  Allocations for use with certain optional  investment  programs.  We guarantee the fixed rate for the entire Guarantee Period.  However,  if you withdraw or transfer
Account Value before the end of the Guarantee  Period,  we will adjust the value of your  withdrawal or transfer based on a formula, called a "Market Value  Adjustment."  The Market Value  Adjustment  can either be positive or negative,  depending on the rates that are currently  being  credited on Fixed  Allocations.  Please refer to the section  entitled  "How does the Market Value  Adjustment
Work?" for a description  of the formula along with examples of how it is  calculated.  You may allocate  Account Value to more than one Fixed Allocation at a time.

Fixed  Allocations  may not be available in all states.  Availability  of Fixed  Allocations  is subject to change and may differ by state and by the annuity product you purchase.  Please call American Skandia at  1-800-766-4530  to determine  availability of Fixed
Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

Contingent  Deferred  Sales Charge:  We do not deduct a sales charge from Purchase  Payments you make to your Annuity.  However,  we may deduct a Contingent  Deferred  Sales Charge or CDSC if you  surrender  your Annuity or when you make a partial  withdrawal.  The
CDSC reimburses us for expenses related to sales and distribution of the Annuity,  including  commissions,  marketing  materials and other  promotional  expenses.  The CDSC is calculated as a percentage of your Purchase Payment being surrendered or withdrawn during the applicable  Annuity Year.  For purposes of  calculating  the CDSC, we consider the year following the date we receive a Purchase
Payment as Year 1. The amount of the CDSC  applicable  to each  Purchase  Payment  decreases  over time,  measured from the date the
Purchase Payment is applied.  The CDSC percentages are shown below.

                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           YEARS                1      2      3      4      5     6      7     8+
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           CHARGE (%)          7.5    7.0    6.0    5.0    4.0   3.0    2.0     0
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

Each Purchase  Payment has its own CDSC period.  When you make a  withdrawal,  we assume that the oldest  Purchase  Payment is being withdrawn  first so that the lowest CDSC is deducted  from the amount  withdrawn.  After seven (7) complete  years from the date you make a Purchase Payment,  no CDSC will be assessed if you withdraw or surrender that Purchase Payment.  Under certain  circumstances you can  withdraw a limited  amount of Account  Value  without  paying a CDSC.  This is  referred  to as a "Free  Withdrawal."  Free
Withdrawals  are not treated as a withdrawal of Purchase  Payments for purposes of calculating  the CDSC on a subsequent  withdrawal or  surrender.  Withdrawals  of amounts  greater than the maximum  Free  Withdrawal  amount are treated as a withdrawal  of Purchase
Payments and will be assessed a CDSC.  For purposes of  calculating  the CDSC on a surrender or a partial  withdrawal,  the Purchase
Payments being  withdrawn may be greater than your remaining  Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior  withdrawals  under the Free  Withdrawal  provision or if your Account  Value has declined in value due to negative market performance.

We may  waive  the CDSC  under  certain  medically-related  circumstances  or when  taking a Minimum  Distribution  from an  Annuity purchased  as a  "qualified"  investment.  Free  Withdrawals,  Medically-Related  Surrenders  and  Minimum  Distributions  are  each explained more fully in the section entitled "Access to Your Account Value".

Exceptions to the Contingent Deferred Sales Charge
We do not apply the CDSC  provision on Annuities  owned by a member of the  designated  class,  including:  (a) any parent  company, affiliate  or  subsidiary  of  ours;  (b) an  officer,  director,  employee,  retiree,  sales  representative,  or in the case of an affiliated  broker-dealer,  registered  representative of such company; (c) a director,  officer or trustee of any underlying mutual fund; (d) a director,  officer or employee of any investment manager,  sub-advisor,  transfer agent, custodian,  auditing,  legal or administrative  services provider that is providing  investment  management,  advisory,  transfer agency,  custodianship,  auditing, legal and/or administrative services to an underlying mutual fund or any affiliate of such firm; (e) a director,  officer,  employee or registered  representative  of a broker-dealer or insurance agency that has a then current selling  agreement with us and/or with
American Skandia Marketing,  Incorporated;  (f) a director,  officer, employee or authorized representative of any firm providing us or our affiliates with regular legal,  actuarial,  auditing,  underwriting,  claims,  administrative,  computer support,  marketing, office or other  services;  (g) the then current spouse of any such person noted in (b) through (f),  above;  (h) the parents of any such person noted in (b) through (g),  above;  (i) the  child(ren) or other legal  dependent  under the age of 21 of any such person noted in (b) through (h) above; and (j) the siblings of any such persons noted in (b) through (h) above.

You must  notify us at the time you apply for an  Annuity  if you are a member of the  designated  class.  American  Skandia  is not responsible  for monitoring  whether you qualify as a member of the designated  class.  If you fail to inform us that you qualify as a member of the designated class, your Annuity will not be eligible for this exception to the CDSC.

Transfer  Fee:  Currently,  you may make twenty (20) free  transfers  between  investment  options each Annuity Year. We will charge
$10.00 for each  transfer  after the  twentieth in each Annuity  Year.  We do not consider  transfers  made as part of a dollar cost averaging  program when we count the twenty free  transfers.  Transfers made as part of a rebalancing,  market timing or third party investment  advisory  service will be subject to the  twenty-transfer  limit.  However,  all transfers  made on the same day will be treated as one (1)  transfer.  Renewals or transfers of Account Value from a Fixed  Allocation  at the end of its  Guarantee  Period
are not  subject  to the  Transfer  Fee and are not  counted  toward  the twenty  free  transfers.  We may reduce the number of free transfers  allowable  each  Annuity  Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of electronic  means to transmit  your  transfer  requests.  We may  eliminate  the  Transfer  Fee for  transfer  requests  transmitted electronically or through other means that reduce our processing costs.

Annual  Maintenance Fee: During the accumulation  period we deduct an Annual  Maintenance Fee. The Annual  Maintenance Fee is $30.00
or 2% of your Account Value invested in the variable  investment  options,  whichever is less. This fee will be deducted annually on the  anniversary  of the Issue Date of your Annuity or, if you surrender  your Annuity  during the Annuity Year, the fee is deducted at the time of surrender.  We may increase the Annual  Maintenance  Fee.  However,  any increase will only apply to Annuities issued after the date of the increase.

Tax  Charges:  Several  states and some  municipalities  charge  premium  taxes or similar  taxes.  The amount of tax will vary from jurisdiction  to  jurisdiction  and is subject to change.  The tax charge  currently  ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed,  but may also decide to deduct tax charges from each  Purchase  Payment at the time of a withdrawal  or surrender of your Annuity or at the time you elect to begin  receiving  annuity  payments.  We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance  Charge:  We deduct an  Insurance  Charge  daily  against the average  daily assets  allocated  to the  Sub-accounts.  The
Insurance  Charge is the  combination  of the Mortality & Expense Risk Charge (1.25%) and the  Administration  Charge  (0.15%).  The
total charge is equal to 1.40% on an annual basis.  The Insurance  Charge is intended to compensate  American  Skandia for providing the insurance  benefits under the Annuity,  including the Annuity's  basic death benefit that provides  guaranteed  benefits to your beneficiaries  even if the market  declines  and the risk that persons we  guarantee  annuity  payments to will live longer than our assumptions.  The charge also covers  administrative costs associated with providing the Annuity benefits,  including preparation of the contract,  confirmation  statements,  annual account statements and annual reports, legal and accounting fees as well as various related  expenses.  Finally,  the charge  covers the risk that our  assumptions  about the mortality  risks and expenses  under this
Annuity are  incorrect and that we have agreed not to increase  these  charges over time despite our actual  costs.  We may increase the portion of the total  Insurance  Charge that is deducted for  administrative  costs;  however,  any increase  will only apply to
Annuities issued after the date of the increase.

American  Skandia may make a profit on the Insurance  Charge if, over time,  the actual cost of providing the  guaranteed  insurance obligations  under the Annuity are less than the amount we deduct for the  Insurance  Charge.  To the extent we make a profit on the
Insurance  Charge,  such profit may be used for any other  corporate  purpose,  including  payment of other  expenses  that American
Skandia incurs in promoting, distributing, issuing and administering the Annuity.

The  Insurance  Charge is not deducted  against  assets  allocated  to a Fixed  Allocation.  However,  the amount we credit to Fixed
Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.

Optional  Benefits:  If you elect to purchase the  Guaranteed  Return Option,  we will deduct an additional  charge on a daily basis from your Account Value  allocated to the  Sub-accounts.  The  additional  charge is included in the daily  calculation  of the Unit
Price for each  Sub-account.  If you elect to purchase one or more optional  death  benefits,  we will deduct the annual charge from your Account Value on the anniversary of your Annuity's Issue Date.  Under certain  circumstances,  we may deduct a pro-rata portion of the annual  charge for any  optional  benefit.  The charge for each  optional  benefit is deducted  in addition to the  Insurance
Charge due to the increased  insurance risk associated with the benefits.  Please refer to the section  entitled "Death Benefit" for a description  of the charge for the Optional  Death Benefit.  Please refer to the section  entitled  "Managing Your Account Value -
Do you offer  programs  designed  to  guarantee a "return of premium"  at a future  date?" for a  description  of the charge for the
Guaranteed Return Option.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?
We do not assess any charges directly  against the Portfolios.  However,  each Portfolio  charges a total annual fee comprised of an investment  management  fee,  operating  expenses  and any  distribution  and service  (12b-1)  fees that may apply.  These fees are deducted  daily by each  Portfolio  before it provides  American  Skandia with the net asset value as of the close of business  each day.  More  detailed  information  about fees and  charges  can be found in the  prospectuses  for the  Portfolios.  Please also see
"Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fee or expenses are deducted when determining the rate we credit to a Fixed  Allocation.  However,  for some of the same reasons that we deduct the Insurance  Charge against Account Value allocated to the  Sub-accounts,  we also take into  consideration mortality,  expense,  administration,  profit and other factors in determining  the interest  rates we credit to Fixed  Allocations.
Any CDSC or Tax Charge applies to amounts that are taken from the variable  investment  options or the Fixed  Allocations.  A Market
Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?
In certain states a tax is due if and when you exercise your right to receive  periodic  annuity  payments.  The amount payable will depend on the applicable  jurisdiction  and on the annuity  payment  option you select.  If you select a fixed payment  option,  the amount of each fixed payment will depend on the Account  Value of your Annuity when you elected to  annuitize.  There is no specific charge  deducted  from these  payments;  however,  the amount of each  annuity  payment  reflects  assumptions  about our  insurance expenses.  If you select a variable  payment option that we may offer,  then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate  certain  fees and charges or alter the manner in which the  particular  fee or charge is  deducted.  For example,  we may  reduce  the  amount of the CDSC or the length of time it  applies,  reduce or  eliminate  the amount of the Annual
Maintenance  Fee or reduce the  portion of the total  Insurance  Charge that is deducted  as an  Administration  Charge.  Generally, these types of changes will be based on a reduction to our sales,  maintenance or  administrative  expenses due to the nature of the individual or group  purchasing  the Annuity.  Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities  purchased by an Owner;  (c) the amount of Purchase  Payments or likelihood of additional
Purchase Payments;  and/or (d) other transactions where sales,  maintenance or administrative  expenses are likely to be reduced. We will not discriminate  unfairly between Annuity  purchasers if and when we reduce the portion of the Insurance Charge  attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial  Purchase  Payment:  You must make a minimum initial  Purchase  Payment of $1,000.  However,  if you decide to make payments under a systematic  investment or "bank drafting"  program,  we will accept a lower initial Purchase  Payment provided that,  within the first Annuity Year, you make at least $1,000 in total Purchase Payments.

Where allowed by law,  initial  Purchase  Payments in excess of $1,000,000  require our approval prior to  acceptance.  We may apply certain limitations and/or  restrictions on the Annuity as a condition of our acceptance,  including limiting the liquidity features or the Death Benefit protection provided under the Annuity,  limiting the right to make additional  Purchase Payments,  changing the number of transfers  allowable  under the Annuity or restricting  the  Sub-accounts  that are available.  Other  limitations  and/or restrictions may apply.

Except as noted below,  Purchase  Payments  must be submitted by check drawn on a U.S.  bank, in U.S.  dollars,  and made payable to
American  Skandia.  Purchase  Payments  may also be  submitted  via 1035  exchange  or  direct  transfer  of  funds.  Under  certain circumstances,  Purchase  Payments may be transmitted to American  Skandia via wiring funds through your  investment  professional's broker-dealer  firm.  Additional  Purchase Payments may also be applied to your Annuity under an arrangement  called "bank drafting"
where you  authorize  us to deduct  money  directly  from your bank  account.  We may reject any  payment  if it is  received  in an unacceptable form.  Our acceptance of a check is subject to our ability to collect funds.

Age  Restrictions:  There is no age  restriction  to purchase  the  Annuity.  However,  the basic  Death  Benefit  provides  greater protection  for  persons  under age 90. You should  consider  your need to access  your  Account  Value and  whether  the  Annuity's liquidity  features  will satisfy that need.  If you take a  distribution  prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary  income  taxes on any gain.  The  availability  of certain  optional  benefits may vary based on the age of the
Owner on the Issue Date of the Annuity.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

|X|      Owner:  The  Owner(s)  holds all rights  under the  Annuity.  You may name more than one Owner in which case all  ownership
         -----
       rights are held  jointly.  However,  this  Annuity does not provide a right of  survivorship.  Refer to the Glossary of Terms for a complete description of the term "Owner."
|X|      Annuitant:  The  Annuitant is the person we agree to make annuity  payments to and upon whose life we continue to make such
         ---------
       payments.  You must name an Annuitant who is a natural  person.  We do not accept a designation  of joint  Annuitants  during the accumulation  period. Where allowed by law, you may name one or more Contingent  Annuitants.  A Contingent Annuitant will become the Annuitant if the Annuitant  dies before the Annuity Date.  Please refer to the discussion of  "Considerations  for
       Contingent Annuitants" in the Tax Considerations section of the Prospectus.
|X|      Beneficiary:  The  Beneficiary  is the  person(s) or entity you name to receive the death  benefit.  If no  beneficiary  is
         -----------
       named the death benefit will be paid to you or your estate.

Your right to make  certain  designations  may be limited if your  Annuity is to be used as an IRA or other  "qualified"  investment that is given  beneficial  tax treatment  under the Code.  You should seek  competent tax advice on the income,  estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner,  Annuitant and  Beneficiary  designations  by sending us a request in writing.  Where allowed by law, such changes will be subject to our acceptance.  Some of the changes we will not accept include, but are not limited to:
|X|      a new  Owner  subsequent  to  the  death  of the  Owner  or  the  first  of  any  joint  Owners  to  die,  except  where  a spouse-Beneficiary has become the Owner as a result of an Owner's death;
|X|      a new Annuitant subsequent to the Annuity Date;
|X|      for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
|X|      a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is co-owned by spouses,  we will assume that the sole primary  Beneficiary is the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative  Beneficiary  designation,  upon the death of either spousal
Owner,  the surviving  spouse may elect to assume  ownership of the Annuity instead of taking the Death Benefit  payment.  The Death
Benefit  that would have been  payable  will be the new  Account  Value of the  Annuity as of the date of due proof of death and any required  proof of a spousal  relationship.  As of the date the  assumption  is effective,  the  surviving  spouse will have all the rights and  benefits  that would be  available  under the Annuity to a new  purchaser  of the same  attained  age.  For  purposes of determining  any future Death Benefit for the beneficiary of the surviving  spouse,  the new Account Value will be considered as the initial Purchase  Payment.  No CDSC will apply to the new Account Value.  However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the surviving spouse is named as a Contingent  Annuitant,  upon the death of the Annuitant, the  surviving  spouse  will  become the  Annuitant.  No Death  Benefit is payable  upon the death of the  Annuitant.  However,  the
Account  Value  of the  Annuity  as of the  date of due  proof of death of the  Annuitant  (and any  required  proof of the  spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?
If after  purchasing  your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel  period.  This is often  referred  to as a  "free-look."  Depending  on the state in which you purchased your Annuity and, in some states,  if you purchased the Annuity as a replacement  for a prior  contract,  the right to cancel period may be ten (10) days,  twenty-one (21) days or longer,  measured from the time that you received your Annuity.  If you return your Annuity during the  applicable  period,  we will refund your current  Account Value plus any tax charge  deducted.  This amount may be higher or lower than your  original  Purchase  Payment.  Where  required by law, we will return your  current  Account
Value or the amount of your  initial  Purchase  Payment,  whichever  is  greater.  The same  rules may apply to an  Annuity  that is purchased as an IRA. In any situation  where we are required to return the greater of your  Purchase  Payment or Account  Value,  we may  allocate  your  Account  Value to the AST Money  Market  Sub-account  during the right to cancel  period  and for a  reasonable additional amount of time to allow for delivery of your Annuity.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The  minimum  amount  that we accept as an  additional  Purchase  Payment  is $100  unless you  participate  in  American  Skandia's
Systematic  Investment Plan or a periodic  purchase  payment  program.  We will allocate any additional  Purchase  Payments you make according to your most recent allocation instructions, unless you request new allocations when you submit a new Purchase Payment.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make  additional  Purchase  Payments to your Annuity by  authorizing  us to deduct money directly from your bank account and
              ----------
applying it to your  Annuity.  This type of program is often called "bank  drafting".  We call our bank drafting  program  "American
Skandia's  Systematic  Investment  Plan."  Purchase  Payments  made  through  bank  drafting  may only be  allocated to the variable investment  options when applied.  Bank  drafting  allows you to invest in your Annuity with a lower initial  Purchase  Payment,  as long as you  authorize  payments  that will equal at least  $1,000  during the first 12 months of your  Annuity.  We may  suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable  financial  institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of qualified  investments.  If your employer  sponsors such a program, we may agree to accept periodic  Purchase  Payments through a salary  reduction  program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $1,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase  Payment:  Once we accept your  application,  we invest your net Purchase Payment in the Annuity.  The net Purchase
Payment is your initial  Purchase  Payment minus any tax charges that may apply.  On your  application we ask you to provide us with instructions  for  allocating  your Account  Value.  You can allocate  Account Value to one or more variable  investment  options or
Fixed Allocations.

In those  states  where we are  required  to return your  Purchase  Payment if you  exercise  your right to return the  Annuity,  we initially  allocate  all  amounts  that  you  choose  to  allocate  to the  variable  investment  options  to the AST  Money  Market
Sub-account.  At the end of the  right to cancel  period  we will  reallocate  your  Account  Value  according  to your most  recent allocation  instructions.  Where permitted by law, we will allocate your Purchase Payments  according to your initial  instructions, without  temporarily  allocating  to the AST Money Market  Sub-account.  To do this,  we will ask that you execute our form called a
"return  waiver" that authorizes us to allocate your Purchase  Payment to your chosen  Sub-accounts  immediately.  If you submit the
"return  waiver" and then decide to return your Annuity  during the right to cancel  period,  you will receive your current  Account
Value which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent  Purchase  Payments:  We will allocate any additional  Purchase  Payments you make  according to your current  allocation instructions.  If any rebalancing or asset  allocation  programs are in effect,  the allocation  should conform with such a program.
We assume that your current  allocation  instructions  are valid for subsequent  Purchase  Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
During the accumulation period you may transfer Account Value between investment  options.  Transfers are not subject to taxation on any gain.  We  currently  limit the  number of  Sub-accounts  you can  invest in at any one time to twenty  (20).  However,  you can invest in an unlimited  number of Fixed  Allocations.  We may require a minimum of $500 in each  Sub-account  you  allocate  Account
Value to at the time of any  allocation  or transfer.  If you request a transfer  and, as a result of the  transfer,  there would be less than $500 in the Sub-account,  we may transfer the remaining  Account Value in the Sub-account pro rata to the other investment options to which you transferred.

We may  impose  specific  restrictions  on  financial  transactions  for  certain  Portfolios  based on the  Portfolio's  investment restrictions.  Currently,  any purchase,  redemption or transfer involving the Rydex or ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable  securities exchange (generally,  3:00 p.m. Eastern time)
to be processed on the current  Valuation Day. The "cut-off" time for such financial  transactions  involving a Rydex or ProFunds VP
Sub-account  will be  extended  to1/2hour prior to any  announced  closing  (generally,  3:30 p.m.  Eastern  time) for  transactions submitted electronically through American Skandia's Internet website (www.americanskandia.com).

Currently,  we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year,  including transfers made as part of any rebalancing,  market timing,  asset allocation or similar program which you have authorized.  Transfers made as part of a dollar cost  averaging  program do not count toward the twenty free  transfer  limit.  Renewals or transfers of Account  Value from a Fixed
Allocation at the end of its Guarantee  Period are not subject to the transfer  charge.  We may reduce the number of free  transfers allowable  each  Annuity Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of  electronic means to transmit your transfer  requests.  We may eliminate the Transfer Fee for transfer  requests  transmitted  electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of  transfers  in any Annuity  Year for all  existing  or new Owners.  We also  reserve the right to limit the number of  transfers in any Annuity  Year or to refuse any  transfer  request for an Owner or certain  Owners if:
(a) we believe that excessive  trading or a specific  transfer request or group of transfer  requests may have a detrimental  effect on Unit Values or the share prices of the  Portfolios;  or (b) we are informed by one or more of the Portfolios that the purchase or redemption  of shares must be  restricted  because of  excessive  trading or a specific  transfer or group of transfers is deemed to have a detrimental  effect on the share prices of affected  Portfolios.  Without  limiting the above, the most likely scenario where either of the above could occur would be if the aggregate  amount of a trade or trades  represented a relatively large proportion of the total assets of a particular  Portfolio.  Under such a circumstance,  we will process  transfers  according to our rules then in effect and provide  notice if the  transfer  request was denied.  If a transfer  request is denied,  a new  transfer  request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation  period.  Dollar Cost Averaging  allows you to  systematically  transfer an amount  each month from one  investment  option to one or more other  investment  options.  You can choose to  transfer  earnings only,  principal  plus  earnings  or a flat  dollar  amount.  Dollar  Cost  Averaging  allows you to invest  regularly  each  month, regardless  of the current unit value (or price) of the  Sub-account(s)  you invest in. This enables you to purchase more units when the market  price is low and fewer  units  when the market  price is high.  This may  result in a lower  average  cost of units over time.  However,  there is no guarantee that Dollar Cost  Averaging will result in a profit or protect  against a loss in a declining market.  We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable  investment  options or Fixed  Allocations.  Dollar Cost Averaging from Fixed  Allocations is subject to a number of rules that include, but are not limited to the following:
|X|      You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X|      You may only Dollar Cost Average  earnings or principal  plus  earnings.  If  transferring  principal  plus  earnings,  the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X|      Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE:  When a Dollar Cost Averaging  program is established  from a Fixed  Allocation,  the fixed rate of interest we credit to your
Account  Value is applied to a declining  balance due to the  transfers of Account  Value to the  Sub-accounts  during the Guarantee
Period.  This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

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American  Skandia may offer Fixed  Allocations  with Guarantee  Periods of 5 months or 11 months  exclusively  for use with a Dollar
Cost Averaging  program ("DCA Fixed  Allocations").  DCA Fixed  Allocations are designed to automatically  transfer Account Value in either 6 or 12 payments under a Dollar Cost  Averaging  program.  DCA Fixed  Allocations  may only be established  with your initial
Purchase  Payment or  additional  Purchase  Payments.  You may not transfer  existing  Account Value to a DCA Fixed  Allocation.  We reserve the right to terminate offering these special purpose Fixed Allocations at any time.
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Account  Value  allocated to the DCA Fixed  Allocation  will be  transferred  to the  Sub-accounts  you choose under the Dollar Cost
Averaging  program.  Dollar  Cost  Averaging  transfers  will  begin  on the day  following  the date the DCA  Fixed  Allocation  is established  and each month following until the entire  principal  amount plus earnings is transferred.  If you terminate the Dollar
Cost Averaging  program  before the entire  principal  amount plus earnings has been  transferred  to the  Sub-account(s),  you must transfer all remaining  Account Value to any other  investment  option.  Unless you provide  alternate  instructions at the time you terminate the Dollar Cost  Averaging  program,  Account Value will be  transferred  to the AST Money Market  Sub-account.  Transfers from Fixed Allocations as part of a Dollar Cost Averaging program are not subject to a Market Value  Adjustment.  However,  a Market
Value  Adjustment  will apply if you terminate the Dollar Cost Averaging  program before the entire  principal  amount plus earnings has been transferred to the Sub-account(s).

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes. During the accumulation  period,  we offer automatic  rebalancing  among the variable  investment  options you choose.  You can choose to have your Account  Value  rebalanced  quarterly,  semi-annually,  or annually.  On the  appropriate  date,  your  variable investment  options are  rebalanced  to the  allocation  percentages  you request.  For example,  over time the  performance  of the variable  investment  options will differ,  causing your percentage  allocations to shift. With automatic  rebalancing,  we transfer the appropriate amount from the "overweighted"  Sub-accounts to the  "underweighted"  Sub-accounts to return your allocations to the percentages  you request.  If you request a transfer  from or into any variable  investment  option  participating  in the automatic rebalancing  program,  we will assume that you wish to change your rebalancing  percentages as well, and will  automatically  adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum  Account Value of at least $10,000 to enroll in automatic  rebalancing.  All  rebalancing  transfers made on the same day as part of an automatic  rebalancing  program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers.  We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
Yes. We offer two different  programs for investors who wish to invest in the variable  investment  options but also wish to protect their  principal,  at least as of a specific date in the future.  You may not want to use either of these  programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program
We offer a balanced  investment  program where a portion of your Account Value is allocated to a Fixed  Allocation and the remaining
Account  Value is  allocated  to the  variable  investment  options  that you  select.  When you enroll in the  Balanced  Investment
Program,  you choose the duration that you wish the program to last.  This  determines the duration of the Guarantee  Period for the
Fixed  Allocation.  Based on the fixed rate for the  Guarantee  Period  chosen,  we calculate the portion of your Account Value that must be allocated to the Fixed  Allocation to grow to a specific  "principal  amount" (such as your initial  Purchase  Payment).  We determine  the amount based on the rates then in effect for the Guarantee  Period you choose.  If you continue the program until the end of the Guarantee  Period and make no withdrawals or transfers,  at the end of the Guarantee  Period,  the Fixed  Allocation will have grown to equal the  "principal  amount".  Withdrawals or transfers  from the Fixed  Allocation  before the end of the Guarantee
Period will  terminate the program and may be subject to a Market Value  Adjustment.  You can transfer the Account Value that is not allocated to the Fixed  Allocation  between any of the Sub-accounts  available under the Annuity.  Account Value you allocate to the variable  investment  options is subject to market  fluctuations  and may  increase or decrease in value.  We do not deduct a charge for participating in the Balanced Investment Program.

         Example
         Assume  you invest  $100,000.  You  choose a 10-year  program  and  allocate  a portion  of your  Account  Value to a Fixed
         Allocation  with a 10-year  Guarantee  Period.  The rate for the  10-year  Guarantee  Period is 5.33%*.  Based on the fixed interest rate for the Guarantee  Period chosen,  the factor is 0.594948 for determining how much of your Account Value will be  allocated  to the Fixed  Allocation.  That  means  that  $59,495  will be  allocated  to the Fixed  Allocation  and the remaining  Account Value  ($41,505)  will be allocated to the variable  investment  options.  Assuming that you do not make any  withdrawals  from the Fixed  Allocation,  it will grow to $100,000 at the end of the  Guarantee  Period.  Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

*        The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return Option (GRO)SM
We also offer a seven-year  program  where we monitor your Account Value daily and  systematically  transfer  amounts  between Fixed
Allocations and the variable  investment  options you choose.  American Skandia guarantees that at the end of the seventh (7th) year from  commencement  of the program (or any program  restart date),  you will receive no less than your Account Value on the date you elected to  participate  in the program  ("commencement  value").  On the program  maturity date, if your Account Value is below the commencement  value,  American  Skandia will apply additional  amounts to your Annuity so that it is equal to commencement  value or your  Account  Value on the date you elect to restart the program  duration.  Any amounts  added to your  Annuity will be applied to the AST Money Market Sub-account,  unless you provide us with alternative  instructions.  We will notify you of any amounts added to your Annuity  under the program.  We do not consider  amounts  added to your Annuity to be  "investment  in the contract" for income tax purposes.

Account Value is only  transferred  to and  maintained in Fixed  Allocations  to the extent we, in our sole  discretion,  deem it is
                 ----
necessary to support our  guarantee  under the program.  This differs  from the Balanced  Investment  Program  where a set amount is allocated to a Fixed Allocation  regardless of the performance of the underlying  Sub-accounts.  With the Guaranteed  Return Option, your  Annuity  is able to  participate  in the  upside  potential  of the  Sub-accounts  while  only  transferring  amounts to Fixed
Allocations  to  protect  against  significant  market  downturns.   NOTE:  If  a  significant  amount  of  your  Account  Value  is systematically  transferred to Fixed  Allocations  during prolonged  market declines,  less of your Account Value may be immediately available to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each business day we monitor the  performance of your Account Value to determine  whether it is greater than,  equal to or below our
"reallocation  trigger",  described  below.  Based on the  performance  of the  Sub-accounts  in which you choose to  allocate  your
Account  Value  relative  to the  reallocation  trigger,  we may  transfer  some or all of  your  Account  Value  to or from a Fixed
Allocation.  You have  complete  discretion  over the  allocation  of your  Account  Value that  remains  allocated  in the variable investment options.  However, we reserve the right to restrict certain Portfolios if you participate in the program.

|X|      Account  Value  greater than or equal to  reallocation  trigger:  Your Account  Value in the  variable  investment  options remains allocated  according to your most recent  instructions.  If a portion of Account Value was previously  allocated to a Fixed  Allocation,  those  amounts  may be  transferred  from the  Fixed  Allocation  and  re-allocated  to the  variable investment options pro-rata according to your current allocations.  A Market Value Adjustment will apply.

|X|      Account  Value  below  reallocation  trigger:  A portion  of your  Account  Value in the  variable  investment  options  is transferred to a new Fixed  Allocation.  These amounts are  transferred  on a pro-rata  basis from the variable  investment options.  The new Fixed  Allocation will have a Guarantee Period equal to the remaining  duration in the Guaranteed  Return
         Option.  The Account Value  applied to the new Fixed  Allocation  will be credited with the fixed  interest rate then being applied to a new Fixed  Allocation  of the next  higher  yearly  duration.  The Account  Value will remain  invested in the
         Fixed Allocation  until the maturity date of the program unless,  at an earlier date, your Account Value is at or above the reallocation  trigger and amounts can be  transferred  to the  variable  investment  options  (as  described  above)  while maintaining the guarantee protection under the program.

American  Skandia uses an allocation  mechanism  based on  assumptions  of expected and maximum  market  volatility to determine the reallocation  trigger.  The allocation  mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose.  American  Skandia reserves the right to change the allocation  mechanism and the reallocation  trigger at its discretion,  subject to regulatory  approval where required.  Any change to the allocation  mechanism and/or the reallocation trigger will only apply to programs that begin after the change is effective.

Program Termination
The Guaranteed  Return Option will  terminate on its maturity  date. You can elect to participate in a new Guaranteed  Return Option or re-allocate  your Account Value at that time.  Upon  termination,  any Account Value allocated to the Fixed  Allocations  will be transferred to the AST Money Market Sub-account, unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option
This program is subject to certain rules and restrictions, including, but not limited to the following:
|X|      You may  terminate  the  Guaranteed  Return  Option at any time.  American  Skandia  does not provide any  guarantees  upon termination of the program.
|X|      Withdrawals  from your  Annuity  while the  program is in effect  will reduce the  guaranteed  amount  under the program in proportion  to your Account Value at the time of the  withdrawal.  Withdrawals  will be subject to all other  provisions of the
     Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.
|X|      Additional  Purchase  Payments  applied  to the  Annuity  while the  program  is in effect  will only  increase  the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.
|X|      Annuity Owners cannot transfer Account Value to or from a Fixed  Allocation  while  participating in the program and cannot participate  in any dollar cost  averaging  program  that  transfers  Account  Value from a Fixed  Allocation  to the  variable investment options.
|X|      Transfers from Fixed  Allocations will be subject to the Market Value Adjustment  formula under the Annuity;  however,  the
     0.10%  "cushion"  feature of the  formula  will not apply.  A Market  Value  Adjustment  may be either  positive  or  negative.
     Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X|      Transfers from the Sub-accounts to Fixed Allocations or from Fixed  Allocations to the Sub-accounts  under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X|      The  Guaranteed  Return  Option  will  terminate:  (a) upon the death of the  Owner or the  Annuitant  (in an entity  owned contract); and (b) as of the date Account Value is applied to begin annuity payments.
|X|      You can elect to restart the seven (7) year  program  duration on any  anniversary  of the Issue Date of the  Annuity.  The
     Account  Value on the date the restart is  effective  will become the new  commencement  value.  You can only elect the program once per Annuity Year.

Charges under the Program
We deduct a charge equal to 0.25% per year to  participate  in the  Guaranteed  Return  Option.  The annual charge is deducted daily against your Account Value  allocated to the  Sub-accounts.  Account Value allocated to Fixed  Allocations  under the program is not subject to the charge.  The charge is deducted to  compensate  American  Skandia for:  (a) the risk that your  Account  Value on the maturity date of the program is less than the amount guaranteed; and (b) administration of the program.

--------------------------------------------------------------------------------------------------------------------------------
     Effective  November 18, 2002,  American  Skandia  changed the manner in which the annual charge for the  Guaranteed  Return
     Option is deducted  to the method  described  above.  The annual  charge for the  Guaranteed  Return  Option for Owners who elected the benefit  between May 1, 2001 and  November 15, 2002 and  subsequent  to November 19, 2002 in those states where the daily deduction of the charge has not been approved, is deducted annually,  in arrears,  according to the prospectus in effect as of the date the program was elected.  Owners who  terminate  and then  re-elect the  Guaranteed  Return Option or elect to restart the  Guaranteed  Return  Option at any time after  November 18, 2002 will be subject to the charge  method described above.
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MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?
Yes. You may  authorize  your  investment  professional  to direct the  allocation  of your Account  Value and to request  financial transactions  between  investment  options while you are living,  subject to our rules.  You must contact us immediately if and when you revoke such authority.  We will not be responsible for acting on instructions  from your investment  professional if you fail to inform us that such  person's  authority has been revoked.  We may also  suspend,  cancel or limit these  privileges at any time. We
w

We or an affiliate of ours may provide  administrative  support to  licensed,  registered  investment  professionals  or  investment advisors who you authorize to make financial  transactions on your behalf.  These investment  professionals  may be firms or persons who also are  appointed by us as  authorized  sellers of the  Annuity.  However,  we do not offer advice about how to allocate  your
Account Value under any  circumstance.  Any investment  professionals  you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any  recommendations  such investment  professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require  investment  professionals or investment  advisors,  who are authorized by multiple contract owners to make financial transactions,  to enter into an administrative  agreement with American Skandia as a condition of our accepting transactions on your behalf. The  administrative  agreement may impose  limitations on the investment  professional's or investment  advisor's ability to request financial  transactions on your behalf.  These limitations are intended to minimize the detrimental  impact of an investment professional  who is in a position to transfer  large  amounts of money for multiple  clients in a  particular  Portfolio or type of
portfolio  or  to  comply  with  specific   restrictions  or  limitations  imposed  by  a  Portfolio(s)  on  American  Skandia.  The administrative agreement may limit the available investment options,  require advance notice of large transactions,  or impose other trading limitations on your investment  professional.  Your investment  professional will be informed of all such restrictions on an ongoing  basis.  We may also require that your  investment  professional  transmit all financial  transactions  using the electronic trading  functionality  available  through our Internet  website  (www.americanskandia.com).  Limitations that we may impose on your investment  professional  or  investment  advisor  under  the  terms of the  administrative  agreement  do not  apply  to  financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?

We credit the fixed  interest  rate to the Fixed  Allocation  throughout  a set period of time called a  "Guarantee  Period."  Fixed
Allocations  currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed  Allocations of different  durations available in the future,  including Fixed Allocations offered exclusively for use with certain optional investment  programs.  Fixed
Allocations  may not be  available  in all states and may not always be  available  for all  Guarantee  Periods  depending on market factors and other considerations.

The interest rate credited to a Fixed  Allocation is the rate in effect when the Guarantee  Period begins and does not change during the  Guarantee  Period.  The rates are an  effective  annual rate of  interest.  We  determine  the  interest  rates for the various
Guarantee  Periods.  At the time that we confirm your Fixed  Allocation,  we will advise you of the interest  rate in effect and the date your Fixed  Allocation  matures.  We may change the rates we credit new Fixed  Allocations  at any time. Any change in interest rate does not affect Fixed  Allocations  that were in effect  before the date of the change.  To inquire as to the current rates for
Fixed Allocations, please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:
|X|      when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X|      upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
|X|      when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish  different  interest rates for Fixed  Allocations  offered to a class of Owners who choose to participate in various optional  investment  programs we make available.  This may include,  but is not limited to, Owners who elect to use Fixed  Allocations  under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment  program (see "Do you offer programs  designed to guarantee a "Return of Premium" at a future date?").  The interest rate credited to Fixed  Allocations  offered to this class of  purchasers  may be different  than those offered to other  purchasers  who choose the same Guarantee  Period but who do not  participate  in an optional  investment  program.  Any such program is at our sole discretion.

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American  Skandia may offer Fixed  Allocations  with Guarantee  Periods of 3 months or 6 months  exclusively for use as a short-term
Fixed  Allocation  ("Short-term  Fixed  Allocations").  Short-term  Fixed  Allocations  may only be  established  with your  initial
Purchase Payment or additional  Purchase  Payments.  You may not transfer  existing Account Value to a Short-term Fixed  Allocation.
We reserve the right to terminate offering these special purpose Fixed Allocations at any time.
------------------------------------------------------------------------------------------------------------------------------------

On the Maturity Date of the Short-term Fixed Allocation,  the Account Value will be transferred to the  Sub-account(s) you choose at the inception of the program.  If no  instructions  are provided,  such Account  Value will be  transferred  to the AST Money Market
Sub-account.  Short-term  Fixed  Allocations  may not be renewed on the Maturity  Date. If you surrender the Annuity or transfer any
Account Value from the Short-term Fixed Allocation to any other investment  option before the end of the Guarantee  Period, a Market
Value Adjustment will apply.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific  formula for determining the fixed interest rates for Fixed  Allocations.  Generally the interest rates we offer for Fixed  Allocations will reflect the investment  returns available on the types of investments we make to support our fixed rate  guarantees.  These  investment  types may include cash,  debt  securities  guaranteed by the United States  government and its agencies and  instrumentalities,  money market instruments,  corporate debt obligations of different durations,  private placements, asset-backed  obligations  and municipal  bonds. In determining  rates we also consider  factors such as the length of the Guarantee
Period for the Fixed  Allocation,  regulatory  and tax  requirements,  liquidity of the markets for the type of investments we make, commissions,  administrative and investment  expenses,  our insurance risks in relation to the Fixed  Allocations,  general economic trends and competition.  Some of these  considerations  are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed  Allocation in an existing  Annuity at a rate not less than the rate we are then crediting to
Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The  interest  rate we credit  for a Fixed  Allocation  is  subject  to a  minimum.  Please  refer to the  Statement  of  Additional
Information.  In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
If you transfer or withdraw Account Value from a Fixed Allocation  before the end of its Guarantee  Period, we will adjust the value of your investment based on a formula,  called a "Market Value  Adjustment" or "MVA".  The Market Value Adjustment  formula compares the interest  rates  credited for Fixed  Allocations  at the time you  invested,  to interest  rates being  credited when you make a transfer or withdrawal.  The amount of any Market Value  Adjustment can be either positive or negative,  depending on the rates that are currently  being  credited on Fixed  Allocations.  In certain  states the amount of any Market Value  Adjustment  may be limited under state law or  regulation.  If your  Annuity is governed by the laws of that state,  any Market Value  Adjustment  that applies will be subject to our rules for complying with such law or regulation.

MVA Formula
The MVA formula is applied  separately  to each Fixed  Allocation  to  determine  the  Account  Value of the Fixed  Allocation  on a
particular date.  The formula is as follows:

                                                     [(1+I) / (1+J+0.0010)]N/12

                                                               where:

                  I is the fixed  interest rate we guaranteed to credit to the Fixed  Allocation as of its starting date;

                  J is the fixed  interest  rate for your class of  annuities at the time of the  withdrawal  for a new Fixed  Allocation  with a Guarantee  Period  equal to the  remaining  number of years in your original Guarantee Period;

                  N is the number of months remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/12.

If the transfer or withdrawal  does not occur on the yearly or monthly  anniversary  of the beginning of the Fixed  Allocation,  the numbers used in `J' and `N' will be rounded to the next highest integer.

MVA Examples
The following hypothetical examples show the effect of the MVA in determining Account Value.  Assume the following:
|X|      You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.
|X|      The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).
|X|      You make no  withdrawals  or transfers  until you decided to withdraw the entire Fixed  Allocation  after exactly three (3)
         years, therefore 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA
Assume that at the time you request the withdrawal,  the fixed interest rate for a new Fixed  Allocation with a Guarantee  Period of
24 months is 3.5% (J = 3.5%).  Based on these assumptions, the MVA would be calculated as follows:

                                  MVA Factor = [(1+I)/(I+J+0.0010)]N/12 = [1.05/1.036]2 = 1.027210
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $59,456.20.

Example of Negative MVA
Assume that at the time you request the withdrawal,  the fixed interest rate for a new Fixed  Allocation with a Guarantee  Period of
24 months is 6.0% (J = 6.0%).  Based on these assumptions, the MVA would be calculated as follows:

                                 MVA Factor = [(1+I)/(1+J+0.0010)]N/12 = [1.05/1.061)]2 = 0.979372
                                                     Interim Value = $57,881.25
                                 Account Value after MVA = Interim Value X MVA Factor = $56,687.28.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity  Date" for a Fixed  Allocation is the last day of the Guarantee  Period.  Before the Maturity  Date, you may choose to renew the Fixed  Allocation  for a new  Guarantee  Period of the same or  different  length or you may  transfer all or part of that
Fixed Allocation's  Account Value to another Fixed Allocation or to one or more  Sub-accounts.  We will notify you before the end of the  Guarantee  Period  about the fixed  interest  rates that we are  currently  crediting to all Fixed  Allocations  that are being offered.  The rates  being  credited to Fixed  Allocations  may change  before the  Maturity  Date.  We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

If you do not  specify  how you want a Fixed  Allocation  to be  allocated  on its  Maturity  Date,  it will be renewed  for a Fixed
Allocation of the same duration if then available.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the accumulation  period you can access your Account Value through Partial  Withdrawals,  Systematic  Withdrawals,  and where required for tax  purposes,  Minimum  Distributions.  You can also  surrender  your Annuity at any time.  We may deduct a portion of the Account Value being  withdrawn or surrendered  as a CDSC. If you surrender your Annuity,  in addition to any CDSC, we may deduct the Annual  Maintenance  Fee,  any Tax Charge that  applies  and the charge for any  optional  benefits.  We may also apply a Market
Value  Adjustment  to any Fixed  Allocations.  Certain  amounts may be  available to you each Annuity Year that are not subject to a
CDSC.  These are called "Free  Withdrawals."  In addition,  under certain  circumstances,  we may waive the CDSC for surrenders made for  qualified  medical  reasons  or for  withdrawals  made to  satisfy  Minimum  Distribution  requirements.  Unless  you notify us differently,  withdrawals  are taken  pro-rata  based on the Account  Value in the  investment  options at the time we receive  your withdrawal request.  Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A  distribution  during the  accumulation  period is deemed to come first from any "gain" in your  Annuity and second as a return of your "tax basis",  if any.  Distributions  from your Annuity are generally  subject to ordinary income taxation on the amount of any investment gain unless the distribution  qualifies as a non-taxable  exchange or transfer.  If you take a distribution  prior to the taxpayer's  age 59 1/2, you may be subject to a 10% penalty in addition to ordinary  income taxes on any gain.  You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the  annuitization  period,  a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the  payment.  The Code and  regulations  have  "exclusionary  rules" that we use to  determine  what portion of each annuity  payment  should be  treated as a return of any tax basis you have in the  Annuity.  Once the tax basis in the  Annuity  has been distributed,  the remaining  annuity payments are taxable as ordinary income.  The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation period.

|X|      To meet  liquidity  needs,  you can withdraw a limited  amount from your Annuity during each of Annuity Years 1-7 without a
         CDSC  being  applied.  We call this the "Free  Withdrawal"  amount.  The Free  Withdrawal  amount is not  available  if you choose to surrender your Annuity.  Amounts  withdrawn as a Free  Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent withdrawal or surrender of the Annuity.  The minimum Free Withdrawal you may request is $100.

|X|      You can also make  withdrawals in excess of the Free Withdrawal  amount.  We call this a "Partial  Withdrawal."  The amount that you may withdraw  will depend on the Annuity's  Surrender  Value.  The Surrender  Value is equal to your Account Value minus any CDSC,  the Annual  Maintenance  Fee,  the Tax Charge,  any charges for  optional  benefits  and any Market  Value
         Adjustment  that may apply to any Fixed  Allocations.  After any Partial  Withdrawal,  your  Annuity  must have a Surrender
         Value of at least $1,000,  or we may treat the Partial  Withdrawal  request as a request to fully  surrender  your Annuity.
         The minimum Partial Withdrawal you may request is $100.

When we determine if a CDSC applies to Partial  Withdrawals  and  Systematic  Withdrawals,  we will first  determine  what,  if any, amounts  qualify as a Free  Withdrawal.  Those amounts are not subject to the CDSC.  Partial  Withdrawals or Systematic  Withdrawals
of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

You may request a withdrawal  for an exact dollar amount after  deduction of any CDSC that applies  (called a "net  withdrawal")  or request a gross  withdrawal  from which we will deduct any CDSC that applies,  resulting in less money being payable to you than the amount you  requested.  If you request a net  withdrawal,  the amount  deducted  from your Account Value to pay the CDSC may also be subject to a CDSC.

Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms  necessary  to make a withdrawal  from your  Annuity,  call  1-800-766-4530  or visit our  Internet  Website at
www.americanskandia.com.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?
The Free  Withdrawal  provision that applies to your Annuity  depends on its Issue Date and your residence  state. We began offering a new Free  Withdrawal  provision in most states as of May 1, 1996. The Free Withdrawal  provision also varies  depending on whether your Annuity is used as a funding  vehicle for a qualified  plan under Section 401 of the Code.  As of the date of this  Prospectus, we are no longer offering the Annuity for use with Section 401 plans.

Annuities Issued on or after May 1, 1996
The maximum Free Withdrawal amount during any Annuity Year is the greater of:
1.       the "Growth" in the Annuity; or
2.       10% of Purchase  Payments  that, as of the date of the  withdrawal,  have been invested for less than the CDSC period (with your Annuity, seven (7) years), minus any prior Free Withdrawals,  or amounts deemed to come from Free Withdrawals,  during the then current Annuity Year.
3.       The "emergency  amount"  available  each Annuity Year minus any prior Free  Withdrawals or amounts deemed to come from Free
     Withdrawals.  The  "emergency  amount" on the Issue Date is 10% of the  initial  Purchase  Payment.  At the  beginning  of each subsequent  Annuity Year, the "emergency  amount" is increased by 10% of all Purchase Payments that have been invested for less than the CDSC period,  subject to a maximum of 50%. During any Annuity Year, the "emergency  amount" is increased by 10% of all
     Purchase Payments applied during the Annuity Year.

Annuities Issued before May 1, 1996
The maximum Free Withdrawal amount during any Annuity Year is the greater of:
1.       the "Growth" in the Annuity; or
2.       10% of Purchase  Payments  that, as of the date of the  withdrawal,  have been invested for less than the CDSC period (with your Annuity, seven (7) years), minus any prior Free Withdrawals,  or amounts deemed to come from Free Withdrawals,  during the then current Annuity Year.
3.       The "emergency  amount"  available  each Annuity Year on or after Annuity Year 1 is 35% of all Purchase  Payments that have been invested for less than the CDSC period (with your Annuity,  seven (7) years) minus the sum of all prior withdrawals of any type.

Annuities used as funding vehicles for Section 401 Plans
The maximum Free Withdrawal amount during any Annuity Year is the same as above based on the Issue Date of the Annuity.  However,
Item (2) of each provision is as follows:

2.       20% of Purchase  Payments  that, as of the date of the  withdrawal,  have been invested for less than the CDSC period (with your Annuity, seven (7) years), minus any prior Free Withdrawals,  or amounts deemed to come from Free Withdrawals,  during the then current Annuity Year.

Under each provision  above,  "Growth" equals the current Account Value less all Purchase  Payments that have been invested for less than the CDSC period and have not been  previously  withdrawn.  "Growth" does not include any additional  amounts we applied to your
Annuity based on your Purchase Payments.

NOTE:  Free  withdrawals  do not reduce the amount of any CDSC that would apply upon a partial  withdrawal or subsequent  surrender.
The minimum Free Withdrawal you may request is $100.  We may apply a Market Value Adjustment to any Fixed Allocations.

Examples
The following hypothetical examples assume that your Annuity was issued on or after May 1, 1996.

1.       Assume you make an initial Purchase  Payment of $10,000 and make no additional  Purchase  Payments.  Assume that in Annuity
     Year 3, due to positive investment  performance,  your Account Value is $12,500. If you have made no previous Free Withdrawals, the maximum Free Withdrawal  amount in Annuity Year 3 would be the greater of Growth  (Account Value minus Purchase  Payments =
     $2,500),  10% of Purchase  Payments  ($1,000) or 30% of Purchase  Payments  ($3,000).  Your maximum Free  Withdrawal  amount in
     Annuity Year 3 would be $3,000.

2.       Assume you make an initial Purchase  Payment of $10,000 and make no additional  Purchase  Payments.  Assume that in Annuity
     Year 3, due to positive  investment  performance,  your  Account  Value is $12,500.  Assume you choose to withdraw  the Growth, equal to $2,500 in Annuity Year 3. Assume  further that in Annuity Year 5, your Account  Value has  increased to $11,000 due to positive investment  performance.  The maximum Free Withdrawal amount in Annuity Year 5 would be the greater of Growth (Account
     Value minus Purchase  Payments = $1,000),  10% of Purchase  Payments  ($1,000) or 50% of Purchase Payments minus the sum of any prior Free Withdrawals ($5,000 - $2,500 = $2,500).

3.   Assume you make an initial Purchase Payment of $10,000 and make no additional  Purchase  Payments.  Assume that in Annuity Year
     3, due to positive investment  performance,  your Account Value is $12,500.  Assume you take the maximum Free Withdrawal amount in Annuity Year 3 ($3,000) as described in Item 1 above.  Further  assume that in Annuity Year 4, you choose to surrender  your
     Annuity.  Assume that your Account  Value in Annuity Year 4 has  increased to $10,500 due to positive  investment  performance.
     Upon  surrender,  we will deduct a CDSC of 5% based on the number of years that your Purchase  Payment has been invested  times the amount of your Purchase Payment that has not been previously withdrawn.  The amount of the previous Free Withdrawal was not subject to a CDSC when withdrawn.  Therefore,  upon surrender, the amount of the entire Purchase Payment is subject to the CDSC
     (5.0% of $10,000 = $500). You would receive $10,000 minus the Annual Maintenance Fee.

When we determine if a CDSC applies to Partial  Withdrawals  and  Systematic  Withdrawals,  we will first  determine  what,  if any, amounts qualify as a Free  Withdrawal.  Those amounts are not subject to the CDSC.  Partial  Withdrawal or Systematic  Withdrawal of
amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?
A CDSC may be assessed  against a Partial  Withdrawal  during the accumulation  period.  Whether a CDSC applies and the amount to be charged  depends on whether the Partial  Withdrawal  exceeds  any Free  Withdrawal  amount and, if so, the number of years that have elapsed since the Purchase Payment being withdrawn has been invested in the Annuity.

1.       If you request a Partial  Withdrawal we determine if the amount you requested is available as a Free  Withdrawal  (in which case it would not be subject to a CDSC);

2.       If the amount requested exceeds the available Free Withdrawal amount:
|X|      First,  we withdraw the amount from  Purchase  Payments  that have been  invested  for longer than the CDSC period,  if any
         (with your Annuity, seven (7) years);
|X|      Second,  we withdraw the  remaining  amount from the Purchase  Payments  that are still  subject to a CDSC. We withdraw the
         "oldest" of your Purchase Payments first so that the lowest CDSC will apply to the amount withdrawn.

     Any CDSC will only apply to the amount withdrawn that exceeds the Free Withdrawal amount.

     For purposes of calculating the CDSC on a partial  withdrawal,  the Purchase  Payments being withdrawn may be greater than your remaining  Account  Value or the  amount of your  withdrawal  request.  This is most  likely  to occur if you have  made  prior withdrawals  under the Free  Withdrawal  provision  or if your  Account  Value has  declined  in value due to  negative  market performance.

3.   If the amount  requested  exceeds the amounts  available under Item #2 above,  we withdraw the remaining  amount from any other
     Account Value.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Yes. We call these "Systematic  Withdrawals." You can receive  Systematic  Withdrawals of earnings only,  principal plus earnings or a flat dollar  amount.  Systematic  Withdrawals  may be subject to a CDSC. We will  determine  whether a CDSC applies and the amount in the same way as we would for a Partial Withdrawal.

Systematic  Withdrawals  can be made  from  Account  Value  allocated  to the  variable  investment  options  or Fixed  Allocations.
Generally,  Systematic  Withdrawals  from Fixed  Allocations  are  limited  to  earnings  accrued  after the  program of  Systematic
Withdrawals  begins, or payments of fixed dollar amounts that do not exceed such earnings.  Systematic  Withdrawals are available on a monthly,  quarterly,  semi-annual  or annual basis.  The Surrender  Value of your Annuity must be at least $20,000  before we will allow you to begin a program of Systematic Withdrawals.

The minimum  amount for each  Systematic  Withdrawal is $100. If any scheduled  Systematic  Withdrawal is for less than $100, we may postpone  the  withdrawal  and add the  expected  amount to the amount  that is to be  withdrawn  on the next  scheduled  Systematic
Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
Yes. If your Annuity is used as a funding  vehicle for certain  retirement  plans that receive  special tax treatment under Sections
401,  403(b) or 408 of the Code,  Section  72(t) of the Code may provide an exception to the 10% penalty tax on  distributions  made prior to age 59 1/2if you elect to  receive  distributions  as a series of  "substantially  equal  periodic  payments".  Distributions received under this provision in any Annuity Year that exceed the maximum amount  available as a free  withdrawal will be subject to a CDSC. We may apply a Market Value  Adjustment  to any Fixed  Allocations.  To request a program that complies with Section  72(t), you must provide us with certain  required  information  in writing on a form  acceptable  to us. We may require  advance  notice to allow us to calculate the amount of 72(t)  withdrawals.  The Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program for withdrawals under Section 72(t). The minimum amount for any such withdrawal is $100.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic  Withdrawal we allow to meet distribution  requirements under Sections 401, 403(b) or
408 of the Code.  Under the Code,  you may be required to begin  receiving  periodic  amounts from your  Annuity.  In such case,  we will allow you to make  Systematic  Withdrawals  in amounts that satisfy the minimum  distribution  rules under the Code.  We do not assess a CDSC on Minimum  Distributions  from your Annuity if you are required by law to take such Minimum  Distributions  from your
Annuity at the time it is taken.  However,  a CDSC may be  assessed  on that  portion of a  Systematic  Withdrawal  that is taken to satisfy the minimum  distribution  requirements in relation to other savings or investment  plans under other  qualified  retirement plans not maintained with American Skandia.

The  amount of the  required  Minimum  Distribution  for your  particular  situation  may  depend  on other  annuities,  savings  or investments.  We will only  calculate  the amount of your  required  Minimum  Distribution  based on the value of your  Annuity.  We require three (3) days advance  written notice to calculate and process the amount of your  payments.  You may elect to have Minimum
Distributions  paid out monthly,  quarterly,  semi-annually  or annually.  The $100 minimum that applies to  Systematic  Withdrawals does not apply to Minimum Distributions.

You may also annuitize  your contract and begin  receiving  payments for the remainder of your life (or life  expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes.  During the  accumulation  period you can surrender your Annuity at any time.  Upon  surrender,  you will receive the Surrender
Value.  Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

For purposes of  calculating  the CDSC on  surrender,  the Purchase  Payments  being  withdrawn  may be greater than your  remaining
Account Value or the amount of your withdrawal  request.  This is most likely to occur if you have made prior  withdrawals under the
Free  Withdrawal  provision  or if your  Account  Value has  declined in value due to negative  market  performance.  We may apply a
Market Value Adjustment to any Fixed Allocations.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To  request  the  forms   necessary  to  surrender   your  Annuity,   call   1-800-766-4530   or  visit  our  Internet   Website  at
www.americanskandia.com.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?
Where  permitted by law, you may request to surrender  your Annuity prior to the Annuity Date without  application  of any CDSC upon occurrence  of a  medically-related  "Contingency  Event".  We may apply a Market Value  Adjustment  to any Fixed  Allocations.  The
amount payable will be your Account Value.

This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:
|X|      the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
|X|      if the Owner is one or more natural persons, all such Owners must also be alive at such time;
|X|      we must receive  satisfactory  proof of the Annuitant's  confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
|X|      this benefit is not available if the total Purchase  Payments  received exceed $500,000 for all annuities issued by us with this benefit where the same person is named as Annuitant.

For contracts issued before May 1, 1996 a "Contingency Event" occurs if the Annuitant is:
|X|      first confined in a "Medical Care Facility"  while your Annuity is in force and remains  confined for at least 90 days in a row; or
|X|      first diagnosed as having a "Fatal Illness" while your Annuity is in force.

For  contracts  issued on or after May 1,  1996,  and where  allowed  by law,  the  Annuitant  must have been named or any change of
Annuitant  must  have  been  accepted  by us,  prior  to  the  "Contingency  Event"  described  above  in  order  to  qualify  for a medically-related surrender.

The definitions of "Medical Care Facility" and "Fatal  Illness," as well as additional  terms and  conditions,  are provided in your
Annuity.  Specific details and definitions in relation to this benefit may differ in certain jurisdictions.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make annuity options available that provide fixed annuity payments,  variable  payments or adjustable  payments.  Fixed options  provide the same amount with each  payment.  Variable  options  generally  provide a payment which may increase or decrease depending on the investment  performance of the Sub-accounts.  However,  currently,  we also make a variable payment option that has a guarantee  feature.  Adjustable  options  provide a fixed payment that is periodically  adjusted based on current  interest rates.
We do not guarantee to make any annuity  payment  options  available in the future.  For additional  information on annuity  payment options you may request a Statement of Additional Information.

When you purchase an Annuity,  or at a later date,  you may choose an Annuity Date,  an annuity  option and the frequency of annuity payments.  You may change your  choices  before the Annuity  Date under the terms of your  contract.  A maximum  Annuity Date may be required  by law.  The Annuity  Date may depend on the  annuity  option you choose.  Certain  annuity  options may not be  available depending on the age of the Annuitant.

Certain of these annuity options may be available to  Beneficiaries  who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1
--------
Payments for Life:  Under this option,  income is payable  periodically  until the death of the "key life".  The "key life" (as used in this  section) is the person or persons  upon whose life annuity  payments are based.  No  additional  annuity  payments are made after the death of the key life.  Since no minimum  number of  payments is  guaranteed,  this  option  offers the largest  amount of periodic  payments of the life  contingent  annuity  options.  It is possible  that only one payment will be payable if the death of the key life occurs before the date the second  payment was due, and no other  payments nor death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 2
--------
Payments Based on Joint Lives:  Under this option,  income is payable  periodically  during the joint lifetime of two key lives, and thereafter  during the remaining  lifetime of the survivor,  ceasing with the last payment prior to the survivor's death. No minimum number of payments is  guaranteed  under this option.  It is possible  that only one payment will be payable if the death of all the key lives  occurs  before the date the second  payment was due,  and no other  payments  or death  benefits  would be payable.  This
Option is currently  available on a fixed or variable basis.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 3
--------
Payments for Life with a Certain  Period:  Under this option,  income is payable  until the death of the key life.  However,  if the key life dies before the end of the period selected (5, 10, or 15 years),  the remaining  payments are paid to the Beneficiary until the end of such period.  This Option is  currently  available on a fixed or variable  basis.  If you elect to receive  payments on a variable basis under this option,  you can request  partial or full surrender of the annuity and receive its then current cash value
(if any) subject to our rules.

Option 4
--------
Fixed Payments for a Certain  Period:  Under this option,  income is payable  periodically  for a specified  number of years. If the payee dies before the end of the specified  number of years,  the remaining  payments are paid to the  Beneficiary  until the end of such period.  Note that under this option,  payments are not based on any assumptions of life  expectancy.  Therefore,  that portion of the  Insurance  Charge  assessed  to cover the risk that key lives  outlive  our  expectations  provides  no  benefit to an Owner selecting this option.  Under this option, you cannot make a partial or full surrender of the annuity.

Option 5
--------
Variable  Payments for Life with a Cash Value:  Under this  option,  benefits  are payable  periodically  until the death of the key life.  Benefits may  increase or decrease  depending  on the  investment  performance  of the  Sub-accounts.  This option has a cash value that also varies with the  investment  performance  of the  Sub-account.  The cash value  provides a "cushion"  from  volatile investment  performance so that negative investment  performance does not automatically  result in a decrease in the annuity payment each month,  and positive  investment  performance does not  automatically  result in an increase in the annuity payment each month.
The cushion generally  "stabilizes"  monthly annuity payments.  Any cash value remaining on the death of the key life is paid to the
Beneficiary  in a lump sum or as periodic  payments.  Under this option,  you can request  partial or full  surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6
--------
Variable  Payments  for Life with a Cash Value and  Guarantee:  Under this  option,  benefits  are payable as described in Option 5;
except that,  while the key life is alive, the annuity payment will not be less than a guaranteed  amount,  which generally is equal
------
to the first annuity  payment.  We charge an additional  amount for this guarantee.  Under this option,  any cash value remaining on the death of the key life is paid to the  Beneficiary  in a lump sum or as periodic  payments.  Under this  option,  you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
Unless  prohibited  by law, we require that you elect either a life annuity or an annuity with a certain  period of at least 5 years if any CDSC would apply were you to surrender your Annuity on the Annuity Date.  Therefore,  making a purchase  payment within seven years of the Annuity  Date limits your  annuity  payment  options.  Certain  annuity  payment  options may not be  available if your
Annuity Date occurs during the period that a CDSC would apply.

If you have not provided us with your Annuity Date or annuity payment option in writing, then:
|X|      the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
|X|      the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)
If you choose to receive fixed annuity  payments,  you will receive equal  fixed-dollar  payments  throughout the period you select.
The amount of the fixed payment will vary  depending on the annuity  payment  option and payment  frequency  you select.  Generally, the first annuity  payment is determined by  multiplying  the Account  Value,  minus any state premium taxes that may apply,  by the factor  determined  from our table of annuity rates.  The table of annuity rates differs based on the type of annuity chosen and the frequency of payment  selected.  Our rates will not be less than our guaranteed  minimum rates.  These guaranteed  minimum rates are derived from the 1983a Individual  Annuity  Mortality Table with an assumed interest rate of 3% per annum.  Where required by law or regulation,  such annuity  table will have rates that do not differ  according to the gender of the key life.  Otherwise,  the rates will differ according to the gender of the key life.

Variable Annuity Payments
We offer three different  types of variable  annuity payment  options.  The first annuity payment will be calculated  based upon the assumed  investment  return  ("AIR").  You select the AIR before we start to make  annuity  payments.  You will not receive  annuity payments  until you choose an AIR. The remaining  annuity  payments will  fluctuate  based on the  performance  of the  Sub-accounts relative to the AIR, as well as, other  factors  described  below.  The greater the AIR, the greater the first  annuity  payment.  A higher  AIR may result in  smaller  potential  growth in the  annuity  payments.  A lower AIR  results  in a lower  initial  annuity payment.  Within payment options 1-3, if the  Sub-accounts  you choose perform exactly the same as the AIR, then subsequent  annuity payments  will be the same as the  first  annuity  payment.  If the  Sub-accounts  you  choose  perform  better  than the AIR,  then subsequent  annuity  payments will be higher than the first annuity  payment.  If the Sub-accounts you choose perform worse than the
AIR,  then  subsequent  annuity  payments  will be lower  than the  first.  Within  payment  options 5 and 6, the cash value for the
Annuitant  (while alive) and a variable  period of time during which  annuity  payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts  relative to the AIR; however,  subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

|X|      Variable Payments (Options 1-3)
         -----------------
         We calculate each annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units for each  Sub-account by the Unit Value of each  Sub-account  on the annuity  payment date. We determine the schedule of units  based on your  Account  Value  (minus any  premium  tax that  applies)  at the time you elect to begin  receiving annuity  payments.  The  schedule  of units will vary  based on the  annuity  payment  option  selected,  the length of any certain  period  (if  applicable),  the  Annuitant's  age and  gender  (if  annuity  payments  are due for the  life of the
         Annuitant) and the Unit Value of the  Sub-accounts  you initially  selected on the Issue Date. The calculation is performed for each Sub-account,  and the sum of the Sub-account  calculations  equals the amount of your annuity payment.  Other than to fund annuity  payments,  the number of units allocated to each Sub-account will not change unless you transfer among the
         Sub-accounts or make a withdrawal (if allowed).  You can select one of three AIRs for these options: 3%, 5% or 7%.

|X|      Stabilized Variable Payments (Option 5)
         ----------------------------
         This option provides  guaranteed  payments for life, a cash value for the Annuitant  (while alive) and a variable period of time during which  annuity  payments  will be made whether or not the  Annuitant is still alive.  We calculate  the initial
                                                                                                                             -------
         annuity  payment amount by multiplying  the number of units  scheduled to be redeemed under a schedule of units by the Unit
         Values  determined on the  annuitization  date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable  benchmark rate,  meaning the AIR, and the annuity factors.  The annuity factors reflect our assumptions  regarding the costs we expect to bear in guaranteeing  payments for the lives of the Annuitant and will depend on the benchmark  rate, the annuitant's  attained age and gender (where  permitted).  Unlike variable  payments
         (described  above)  where each  payment  can vary based on  Sub-account  performance,  this  payment  option  cushions  the immediate  impact of  Sub-account  performance  by adjusting the length of the time during which  annuity  payments will be made whether or not the  Annuitant  is alive while  generally  maintaining  a level  annuity  payment  amount.  Sub-account performance that exceeds a benchmark rate will generally  extend this time period,  while  Sub-account  performance that is less than a benchmark  rate will  generally  shorten the period.  If the period  reaches  zero and the  Annuitant  is still alive,  Annuity  Payments  continue,  however,  the annuity payment amount will vary depending on Sub-account  performance, similar to conventional variable payments.  The AIR for this option is 4%.

|X|      Stabilized Variable Payments with a Guaranteed Minimum (Option 6)
         ------------------------------------------------------
         This option provides  guaranteed  payments for life in the same manner as Stabilized  Variable Payments  (described above).
         In addition to the  stabilization  feature,  this option also  guarantees that variable  annuity  payments will not be less than the initial annuity payment amount regardless of Sub-account performance.  The AIR for this option is 3%.

The variable  annuity payment options are described in greater detail in a separate  prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments
We may make an adjustable annuity payment option available.  Adjustable  annuity payments are calculated  similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving  annuity payments,  the annuity payment amount is adjusted upward or downward  depending on the rate we are currently  crediting to annuity  payments.  The  adjustment in the annuity  payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

The Annuity provides a Death Benefit during its  accumulation  period.  If the Annuity is owned by one or more natural persons,  the
Death  Benefit is payable  upon the first  death of an Owner.  If the  Annuity is owned by an entity,  the Death  Benefit is payable upon the Annuitant's  death, if there is no Contingent  Annuitant.  If a Contingent  Annuitant was designated before the Annuitant's death and the  Annuitant  dies,  then the  Contingent  Annuitant  becomes the Annuitant and a Death Benefit will not be paid at that time.  The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

Basic Death Benefit

The Annuity  provides a basic Death Benefit at no additional  charge.  The Insurance  Charge we deduct daily from your Account Value allocated to the  Sub-accounts  is used, in part,  to pay us for the risk we assume in providing  the basic Death Benefit  guarantee under the  Annuity.  The Annuity  also offers two  different  optional  Death  Benefits.  Either  benefit  can be  purchased  for an additional charge. The additional charge is deducted to compensate  American Skandia for providing  increased  insurance  protection under the optional Death  Benefits.  Notwithstanding  the additional  protection  provided  under the optional Death  Benefits,  the additional cost has the impact of reducing the net performance of the investment options.

The basic Death Benefit depends on the decedent's age on the date of death:

         If death occurs before the decedent's age 90:  The Death Benefit is the greater of:

|X|      The sum of all Purchase Payments less the sum of all withdrawals; and
|X|      The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

         If death occurs when the decedent is age 90 or older:  The Death Benefit is your Account Value.

OPTIONAL DEATH BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
American  Skandia  offered the Guaranteed  Minimum Death Benefit with a 7.2%  accumulation  rate between May 1, 2000 and January 22,
2001 and a Guaranteed  Minimum  Death  Benefit  with a 5.0%  accumulation  rate between May 1, 2000 and November 15, 2002,  in those jurisdictions where we received regulatory  approval.  Additionally,  American Skandia offered the Enhanced  Beneficiary  Protection
Optional Death Benefit  between May 1, 2001 and November 15, 2002, in those  jurisdictions  where we received  regulatory  approval.
For Annuity  Owners who purchased any of these optional Death  Benefits  during the applicable  period,  the optional Death Benefits will be calculated as described  below.  These  optional Death Benefits were only offered and must have been elected at the time you purchased your Annuity.
------------------------------------------------------------------------------------------------------------------------------------

You can purchase  either of two  optional  Death  Benefits  with your Annuity to provide an enhanced  level of  protection  for your beneficiaries.

NOTE:  You may not elect the Enhanced  Beneficiary  Protection  Optional  Death Benefit if you have elected any other Optional Death
Benefit.

Enhanced Beneficiary Protection Optional Death Benefit
The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset  federal and state taxes  payable on any taxable  gains in your  Annuity at the time of your death.  Whether  this benefit is appropriate for you may depend on your particular  circumstances,  including other financial resources that may be available to your
Beneficiary to pay taxes on your Annuity  should you die during the  accumulation  period.  No benefit is payable if death occurs on or after the Annuity Date.

The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit  provides a benefit  that is payable in addition to the basic Death
Benefit.  If the Annuity has one Owner,  the Owner must be age 75 or less at the time the benefit is  purchased.  If the Annuity has joint Owners, the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

------------------------------------------------------------------------------------------------------------------------------------
The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit is being  offered  in those  jurisdictions  where we have  received regulatory  approval.  Certain terms and  conditions  may differ between  jurisdictions  once approved.  Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit.
------------------------------------------------------------------------------------------------------------------------------------

Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.       the basic Death Benefit described above

     PLUS

2.       50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

"Proportional  withdrawals"  are  determined  by  calculating  the  percentage  of your  Account  Value that each  prior  withdrawal
 -------------------------
represented when withdrawn.

"Death  Benefit  Amount"  includes your Account Value and any amounts added to your Account Value under the basic Death Benefit when
------------------------
the Death Benefit is calculated.  Under the basic Death  Benefit,  amounts are added to your Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

------------------------------------------------------------------------------------------------------------------------------------
The Enhanced  Beneficiary  Protection  Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the
Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
------------------------------------------------------------------------------------------------------------------------------------

See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Guaranteed Minimum Death Benefit
If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased.  If the
Annuity has joint Owners, the oldest Owner must be age 80 or less.  If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

|X|      The Death Benefit Target Date is the contract  anniversary  on or after the 80th birthday of the current Owner,  the oldest
             -------------------------
     of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest  Anniversary  Value  equals the highest of all  previous  "Anniversary  Values" on or before the earlier of the
             ---------------------------
     Owner's date of death and the "Death Benefit Target Date".

|X|      The Anniversary  Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase  Payments
             ------------------
     on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

|X|      A  Proportional  Reduction is a reduction to the value being  measured  caused by a withdrawal,  equaling the percentage of
            -----------------------
     the  withdrawal  as compared to the Account  Value as of the date of the  withdrawal.  For example,  if your  Account  Value is
     $10,000 and you withdraw  $2,000 (a 20% reduction),  we will reduce both your  Anniversary  Value and the amount  determined by
     Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Guaranteed Minimum Death Benefit
The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1.       the Account Value in the  Sub-accounts  plus the Interim Value of any Fixed  Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
2.       the sum of all Purchase  Payments minus the sum of all  Proportional  Reductions,  each increasing  daily until the Owner's date of  death  at a rate of  5.0%,  subject  to a limit of 200% of the  difference  between  the sum of all  Purchase
              Payments and the sum of all withdrawals as of the Owner's date of death; and
3.       the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

         The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the Account  Value as of the date we receive in writing  "due proof of death" (an MVA may be  applicable  to amounts in any
              Fixed Allocations); and
2.       the greater of Item 2 & 3 above on the Death  Benefit  Target Date plus the sum of all  Purchase  Payments  less the sum of all Proportional Reductions since the Death Benefit Target Date.

See Appendix C for examples of how the Guaranteed Minimum Death Benefit is calculated.

Annuities with joint Owners
For  Annuities  with Joint  Owners,  the Death  Benefit is  calculated as shown above except that the age of the oldest of the Joint
Owners is used to determine the Death Benefit  Target Date.  NOTE: If you and your spouse own the Annuity  jointly,  we will pay the
Death Benefit to the Beneficiary.  If the sole primary  Beneficiary is the surviving spouse,  then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is calculated as shown above except that the age of the Annuitant is used to determine  the Death  Benefit  Target  Date.  Payment of the Death  Benefit is based on the death of the  Annuitant  (or  Contingent
Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can  terminate the Enhanced  Beneficiary  Protection  Optional  Death  Benefit and the  Guaranteed  Minimum Death Benefit at any
time. Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the benefit.  Both optional Death
Benefits  will  terminate  automatically  on the Annuity  Date.  We may also  terminate  any optional  Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge from your  Account  Value if you elect to purchase  either  optional  Death  Benefit.  The  Enhanced  Beneficiary
Protection  Death  Benefit  costs 0.25% of Account  Value.  The  Guaranteed  Minimum  Death Benefit costs 0.30% of the current Death
Benefit.  The charges for these death  benefits  are  deducted in arrears each Annuity  Year.  No charge  applies  after the Annuity
Date.  We deduct the charge:

1.       on each anniversary of the Issue Date;
2.       when Account Value is transferred to our general account prior to the Annuity Date;
3.       if you surrender your Annuity; and
4.       if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only).

If you  surrender  the  Annuity,  elect to begin  receiving  annuity  payments  or  terminate  the  benefit  on a date other than an anniversary  of the Issue  Date,  the charge  will be  prorated.  During the first year  after the Issue  Date,  the charge  will be prorated from the Issue Date.  In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first deduct the amount of the charge  pro-rata from the Account  Value in the variable  investment  options.  We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient  Account Value in the variable  investment options to pay the charge.  If your Annuity's  Account Value is insufficient to pay the charge,  we may deduct your remaining Account Value and terminate  your  Annuity.  We will notify you if your  Account  Value is  insufficient  to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

AMERICAN SKANDIA'S ANNUITY REWARDS

What is the Annuity Rewards benefit?
The Annuity  Rewards  benefit  offers  Owners the ability to capture  any market  gains since the Issue Date of their  Annuity as an enhancement  to their  current Death Benefit so their  Beneficiaries  will not receive less than the Annuity's  value as of the date the Owner elects the benefit.  Under the Annuity Rewards  benefit,  American  Skandia  guarantees that the Death Benefit will not be less than:

         your Account Value in the variable  investment  options plus the Interim Value in any Fixed Allocations as of the effective date of the Owner's election

         MINUS any proportional withdrawals* following the date of election
         -----

         PLUS any additional Purchase Payments applied to the Annuity following the date of election.
         ----

*    "Proportional  withdrawals" are determined by calculating the percentage of the Account Value that each withdrawal  represented when  withdrawn.  For example,  a withdrawal  of 50% of your  Account  Value would be treated as a 50%  reduction in the amount payable under the Death Benefit.

The Annuity  Rewards Death Benefit  enhancement  does not affect the  calculation  of the basic Death Benefit or any Optional  Death
Benefits  available  under the Annuity to the extent such benefit  provides for a change in the method of  calculation  based on the age of the  decedent as of the date of death.  For example,  if prior to age 90, the basic Death  Benefit is equal to the greater of
Purchase  Payments minus  proportional  withdrawals or the Account Value and, at age 90 and older is equal to the Account Value, the
Annuity  Rewards Death Benefit  enhancement  will only apply until age 90. If the Death Benefit  amount payable under your Annuity's basic Death  Benefit or any Optional  Death  Benefits you purchase is greater  than the  enhanced  Death  Benefit  under the Annuity
Rewards  benefit on the date the Death Benefit is  calculated,  your  Beneficiary  will receive the higher  amount.  If your Annuity includes the Enhanced  Beneficiary  Protection Optional Death Benefit,  the enhanced Death Benefit under the Annuity Rewards program will be considered when calculating the amount due under the Enhanced Beneficiary Protection Optional Death Benefit.

Who is eligible for the Annuity Rewards benefit?
Owners can elect the Annuity  Rewards Death Benefit  enhancement  following the seventh  (7th)  anniversary  of the Annuity's  Issue
Date.  However,  the  election is subject to the  requirement  that their  Account  Value on the  election  date is greater than the amount  that would be payable to their  Beneficiary  under the Death  Benefit  provided  under the Annuity as of the  election  date
(including any Optional  Death  Benefits other than the Enhanced  Beneficiary  Protection  Optional Death  Benefit).  If an Owner is
ineligible when he or she applies for the optional  benefit,  the Owner can elect the Annuity  Rewards Death Benefit  enhancement on any  subsequent  date if they otherwise  qualify.  The election must occur before annuity  payments  begin.  An Owner can only elect the Annuity Rewards Death Benefit  enhancement  once.  There is no additional  charge for electing the Annuity Rewards Death Benefit enhancement.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary
Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:
|X|      as a lump sum amount at any time within five (5) years of the date of death; or
|X|      as a series of annuity  payments  not  extending  beyond the life  expectancy  of the  Beneficiary  or over the life of the
         Beneficiary.  Payments under this option must begin within one year of the date of death.

Unless you have made an  election  prior to death  benefit  proceeds  becoming  due, a  Beneficiary  can elect to receive  the Death
Benefit  proceeds as a series of fixed annuity  payments  (annuity  payment options 1-4) or as a series of variable annuity payments
(annuity payment options 1-3 or 5 and 6).  See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity
You may name your  spouse as your  Beneficiary.  If you and your  spouse own the Annuity  jointly,  we assume that the sole  primary
Beneficiary will be the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative
Beneficiary  designation,  the spouse  Beneficiary may elect to assume  ownership of the Annuity instead of taking the Death Benefit payment.  Any Death Benefit  (including any optional Death  Benefits)  that would have been payable to the  Beneficiary  will become the new  Account  Value as of the date we receive due proof of death and any  required  proof of a spousal  relationship.  As of the date the  assumption is  effective,  the  surviving  spouse will have all the rights and benefits that would be available  under the
Annuity to a new  purchaser of the same  attained  age.  For purposes of  determining  any future  Death  Benefit for the  surviving spouse,  the new Account Value will be  considered as the initial  Purchase  Payment.  No CDSC will apply to the new Account  Value.
However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity, including any CDSC that may apply to the additional Purchase Payments.

See the section  entitled  "Managing  Your Annuity - Spousal  Contingent  Annuitant"  for a discussion of the treatment of a spousal
Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option
The Code  provides for  alternative  death benefit  payment  options when an Annuity is used as an IRA,  403(b) or other  "qualified investment" that requires Minimum  Distributions.  Upon the Owner's death under an IRA, 403(b) or other  "qualified  investment",  a
Beneficiary  may generally elect to continue the Annuity and receive  Minimum  Distributions  under the Annuity instead of receiving the death benefit in a single  payment.  The available  payment  options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

|X|      If death  occurs  before the date Minimum  Distributions  must begin under the Code,  the Death  Benefit can be paid out in either a lump  sum,  within  five  years  from the date of death,  or over the life or life  expectancy  of the  designated
         Beneficiary  (as long as payments begin by December 31st of the year following the year of death).  However,  if the spouse is the  Beneficiary,  the Death  Benefit can be paid out over the life or life  expectancy of the spouse with such payments beginning no earlier than December  31st of the year  following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

|X|      If death occurs  after the date  Minimum  Distributions  must begin under the Code,  the Death  Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum  Distribution  rules.  Until withdrawn, amounts in an IRA,  403(b) or other  "qualified  investment"  continue to be tax deferred.  Amounts  withdrawn each year,  including amounts  that are  required to be  withdrawn  under the Minimum  Distribution  rules,  are subject to tax. You may wish to consult a professional  tax advisor for tax advice as to your  particular  situation.  See the section  entitled "How are  Distributions  From
Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

|X|      the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.
|X|      the Account Value will be equal to any Death Benefit  (including  any optional  Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.
|X|      the Beneficiary may request  transfers among  Sub-accounts,  subject to the same limitations and restrictions  that applied to the Owner.  NOTE:  The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.
|X|      no additional Purchase Payments can be applied to the Annuity.
|X|      the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.
|X|      the  Beneficiary  can request a withdrawal  of all or a portion of the Account Value at any time without  application  of a
              CDSC.
|X|      upon the death of the  Beneficiary,  any remaining  Account Value will be paid in a lump sum to the person(s)  named by the
              Beneficiary.
|X|      all amounts in the Annuity  must be paid out to the  Beneficiary  according  to the Minimum  Distribution  rules  described above.

Please contact American Skandia for additional  information on the  availability,  restrictions and limitations that will apply to a
Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?
Yes,  there are exceptions  that apply no matter how your Death Benefit is calculated.  There are exceptions to the Death Benefit if the  decedent  was not the Owner or  Annuitant  as of the Issue  Date and did not  become  the Owner or  Annuitant  due to the prior
Owner's or  Annuitant's  death.  Any Death Benefit  (including  either  optional Death Benefit) that applies will be suspended for a two-year  period from the date he or she first became Owner or Annuitant.  After the two-year  suspension  period is completed,  the
Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?
We  determine  the amount of the Death  Benefit as of the date we receive  "due  proof of  death",  any  instructions  we require to determine  the method of payment and any other  written  representations  we require to  determine  the proper  payment of the Death
Benefit to all  Beneficiaries.  "Due proof of death" may  include a certified  copy of a death  certificate,  a certified  copy of a decree of a court of competent  jurisdiction as to the finding of death or other  satisfactory  proof of death.  Upon our receipt of
"due proof of death" we  automatically  transfer the Death Benefit to the AST Money Market  Sub-account  until we further  determine the universe of eligible  Beneficiaries.  Once the universe of eligible  Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-accounts according to our rules.

Each  Beneficiary  must make an  election  as to the method  they wish to receive  their  portion  of the Death  Benefit.  Absent an election  of a  Death  Benefit  payment  method,  no  Death  Benefit  can  be  paid  to the  Beneficiary.  We  may  require  written acknowledgment  of all named  Beneficiaries  before we can pay the Death Benefit.  During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the accumulation  period,  the Annuity has an Account Value. The Account Value is determined  separately for each Sub-account allocation and for each Fixed  Allocation.  The Account Value is the sum of the values of each Sub-account  allocation and the value of each  Fixed  Allocation.  The  Account  Value  does not  reflect  any CDSC  that may apply to a  withdrawal  or  surrender.  When determining  the Account Value on any day other than a Fixed  Allocation's  Maturity  Date, the Account Value may include any Market
Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value  available to you on any day during the  accumulation  period.  The Surrender Value is equal to your Account Value minus any CDSC, the Annual  Maintenance Fee and the charge for any optional  benefits.  The Surrender
Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you  allocate  Account  Value  to a  Sub-account,  you are  purchasing  units  of the  Sub-account.  Each  Sub-account  invests exclusively  in  shares  of an  underlying  Portfolio.  The  value of the  Units  fluctuates  with the  market  fluctuations  of the
Portfolios.  The value of the Units  also  reflects  the daily  accrual  for the  Insurance  Charge and if you  elected  one or more optional  benefits  whose annual  charge is deducted  daily,  the  additional  charge made for such  benefits.  There may be several different  Unit Prices for each  Sub-account  to reflect the Insurance  Charge and the charges for any optional  benefits.  The Unit
Price for the Units you purchase will be based on the total  charges for the benefits  that apply to your  Annuity.  See the section entitled  "What Happens to My Units When There is a Change in Daily  Asset-Based  Charges?"  for a detailed  discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Each  Valuation  Day, we determine  the price for a Unit of each  Sub-account,  called the "Unit  Price." The Unit Price is used for determining  the value of  transactions  involving  Units of the  Sub-accounts.  We  determine  the number of Units  involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example
Assume you allocate  $5,000 to a Sub-account.  On the Valuation Day you make the allocation,  the Unit Price is $14.83.  Your $5,000 buys  337.154  Units of the  Sub-account.  Assume  that  later,  you wish to  transfer  $3,000  of your  Account  Value  out of that
Sub-account  and  into  another  Sub-account.  On the  Valuation  Day you  request  the  transfer,  the Unit  Price of the  original
Sub-account  has  increased to $16.79.  To transfer  $3,000,  we sell 178.677  Units at the current Unit Price,  leaving you 158.477
Units.  We then buy $3,000 of Units of the new  Sub-account  at the Unit Price of $17.83.  You would then have 168.255  Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee  Period,  we use the concept of an Interim  Value.  The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed  Allocation plus all interest  credited to a Fixed  Allocation as of the date  calculated.
The Interim  Value does not include the impact of any Market  Value  Adjustment.  If you made any  transfers or  withdrawals  from a
Fixed  Allocation,  the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were  withdrawn.  To determine  the Account Value of a Fixed  Allocation  on any day other than its Maturity  Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?
American Skandia is generally open to process  financial  transactions on those days that the New York Stock Exchange (NYSE) is open for  trading.  There  may be  circumstances  where  the NYSE  does not open on a  regularly  scheduled  date or time or closes at an earlier time than scheduled  (normally  4:00 p.m. EST).  Financial  transactions  requested  before the close of the NYSE which meet our requirements will be processed according to the value next determined  following the close of business.  Financial  transactions requested  on a  non-business  day or after the close of the NYSE will be  processed  based on the value next  computed  on the next business  day.  There may be  circumstances  when the  opening or closing  time of the NYSE is  different  than  other  major  stock exchanges,  such as NASDAQ or the  American  Stock  Exchange.  Under such  circumstances,  the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances  where the NYSE is open,  however,  due to inclement  weather,  natural  disaster or other  circumstances beyond  our  control,  our  offices  may  be  closed  or  our  business  processing  capabilities  may be  restricted.  Under  those circumstances,  your Account Value may fluctuate  based on changes in the Unit Values,  but you may not be able to transfer  Account
Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally  recognized  holidays:  New Year's Day, Martin Luther King, Jr. Day, Presidents' Day,
Good Friday,  Memorial Day,  Independence  Day,  Labor Day,  Thanksgiving,  and Christmas.  On those dates,  we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
|X|      trading on the NYSE is restricted;
|X|      an emergency exists making redemption or valuation of securities held in the separate account impractical; or
|X|      the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial  Purchase  Payments:  We are required to allocate  your initial  Purchase  Payment to the  Sub-accounts  within two (2) days after we receive  all of our  requirements  to issue the  Annuity.  If we do not have all the  required  information  to allow us to issue your  Annuity,  we may retain  the  Purchase  Payment  while we try to reach you or your  representative  to obtain all of our requirements.  If we are unable to obtain all of our  required  information  within  five (5) days,  we are  required  to return the
Purchase  Payment to you at that time,  unless you  specifically  consent to our retaining the Purchase  Payment while we gather the required  information.  Once we obtain the required  information,  we will invest the Purchase  Payment and issue the Annuity within two (2) days.  During any period that we are trying to obtain the required information, your money is not invested.

Additional  Purchase  Payments:  We will apply any  additional  Purchase  Payments on the Valuation Day that we receive the Purchase
Payment with satisfactory allocation instructions.

Scheduled  Transactions:  "Scheduled"  transactions  include  transfers  under  a  Dollar  Cost  Averaging,  rebalancing,  or  asset allocation program,  Systematic  Withdrawals,  Minimum Distributions or annuity payments.  Scheduled  transactions are processed and valued as of the date they are scheduled,  unless the scheduled day is not a Valuation Day. In that case,  the  transaction  will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled  Transactions:   "Unscheduled"  transactions  include  any  other  non-scheduled  transfers  and  requests  for  Partial
Withdrawals  or Free  Withdrawals  or  Surrenders.  Unscheduled  transactions  are  processed  and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Medically-related  Surrenders & Death  Benefits:  Medically-related  surrender  requests and Death Benefit claims require our review and evaluation before  processing.  We price such transactions as of the date we receive at our Office all supporting  documentation we require for such transactions and that are satisfactory to us.

Transactions in Rydex and ProFunds VP Sub-accounts:  Generally,  purchase or redemption orders or transfer requests must be received by us by no later than the close of the NYSE to be processed  on the current  Valuation  Day.  However,  any purchase or  redemption order or transfer  request  involving the Rydex or ProFunds VP  Sub-accounts  must be received by us no later than one hour prior to any announced  closing of the applicable  securities  exchange  (generally,  3:00 p.m.  Eastern time) to be processed on the current
Valuation  Day. The "cut-off"  time for such financial  transactions  involving a Rydex or ProFunds VP Sub-account  will be extended to 1/2hour prior to any announced  closing  (generally,  3:30 p.m. Eastern time) for transactions  submitted  electronically  through
American  Skandia's  Internet  website  (www.americanskandia.com).   You  cannot  request  a  transaction  involving  the  purchase, redemption  or transfer of Units in one of the Rydex or ProFunds VP  Sub-accounts  between the  applicable  "cut-off"  time and 4:00
p.m.  Transactions received after 4:00 p.m. will be treated as received by us on the next Valuation Day.

WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?

Termination of Optional  Benefit:  If you terminate the  Guaranteed  Return Option  program,  we will no longer deduct the charge we apply to purchase the optional  benefit.  On the date the charge no longer applies,  your Annuity will become subject to a different daily  asset-based  charge.  We will process a transaction  where your Account Value allocated to the  Sub-accounts  will be used to purchase new Units of the  Sub-accounts  that reflect the  Insurance  Charge,  but not the charge for the optional  program that you terminated.  The number of Units  attributed to your Annuity will be decreased  and the Unit Price of each unit of the  Sub-accounts in which you  invested  will be  increased.  The  adjustment  in the number of Units and Unit Price  will not  affect  your  Account
Value.  Beginning on that date,  your Account  Value will be  determined  based on the change in the value of Units that reflect the
Insurance Charge.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax  considerations  relating to this Annuity.  However,  since the tax laws are complex and tax consequences are affected by your individual  circumstances,  this summary of our interpretation of the relevant tax laws is not  intended  to be  fully  comprehensive  nor is it  intended  as tax  advice.  Therefore,  you  may  wish  to  consult  a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate  Accounts are taxed as part of American  Skandia.  American Skandia is taxed as a life insurance  company under Part I, subchapter  L of the Code.  No taxes are due on  interest,  dividends  and  short-term  or  long-term  capital  gains  earned by the
Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general.  Taxation of the Annuity will depend in large part on:

1.       whether the Annuity is used by:
|X|      a qualified  pension plan,  profit  sharing plan or other  retirement  arrangement  that is eligible for special  treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X|      an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.       whether the Owner is:
|X|      an individual person or persons; or
|X|      an entity including a corporation, trust or partnership.

Individual  Ownership:  If one or more  individuals own an Annuity,  the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity  until an amount is received (a  "distribution").  This is  commonly  referred to as "tax  deferral".  A distribution  can be in the form of a lump sum payment  including  payment of a Death Benefit,  or in annuity  payments under one of the annuity payment options.  Certain other transactions may qualify as a distribution and be subject to taxation.

Entity  Ownership:  If the Annuity is owned by an entity and is not a Qualified  Contract,  generally  the Owner of the Annuity must currently  include  any  increase in the value of the Annuity  during a tax year in its gross  income.  An  exception  from  current taxation  applies for annuities held by an employer with respect to a terminated  tax-qualified  retirement plan, a trust holding an annuity as an agent for a natural  person,  or by a decedent's  estate by reason of the death of the decedent.  A tax-exempt  entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions  Before  Annuitization:  Distributions  received before annuity  payments begin are generally  treated as coming first from "income on the contract" and then as a return of the  "investment  in the  contract".  The amount of any  distribution  that is treated  as receipt of  "income  on the  contract"  is  includible  in the  taxpayer's  gross  income and  taxable in the year it is received.  The amount of any  distribution  treated as a return of the  "investment  in the  contract"  is not  includible  in gross income.

|X|      "Income on the  contract" is calculated by  subtracting  the  taxpayer's  "investment  in the contract"  from the aggregate value of all "related contracts" (discussed below).
|X|      "Investment  in the  contract"  is equal to  total  purchase  payments  for all  "related  contracts"  minus  any  previous distributions  or portions of such  distributions  from such  "related  contracts"  that were not  includible  in gross income.
     "Investment  in the  contract"  may be affected by whether an annuity or any  "related  contract"  was  purchased  as part of a tax-free  exchange of life insurance,  endowment,  or annuity  contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions  After  Annuitization:  A portion of each  annuity  payment  received on or after the Annuity  Date will  generally be taxable.  The taxable  portion of each annuity  payment is determined by a formula which  establishes the ratio that the "investment in the contract"  bears to the total value of annuity  payments to be made.  This is called the  "exclusion  ratio." The  investment in the contract is excluded  from gross income.  Any portion of an annuity  payment  received that exceeds the exclusion  ratio will be entirely  includible  in gross  income.  The formula for  determining  the  exclusion  ratio  differs  between fixed and variable annuity  payments.  When annuity  payments  cease  because of the death of the person upon whose life  payments are based and, as of the date of death,  the  amount of  annuity  payments  excluded  from  taxable  income by the  exclusion  ratio  does not exceed the
"investment in the contract," then the remaining  portion of unrecovered  investment may be allowed as a deduction on the decedent's final income tax return.

Penalty Tax on  Distributions:  Generally,  any  distribution  from an annuity  not used in  conjunction  with a Qualified  Contract
(Qualified  Contracts are  discussed  below) is subject to a penalty  equal to 10% of the amount  includible  in gross income.  This penalty does not apply to certain distributions, including:
|X|      Distributions made on or after the taxpayer has attained age 591/2;
|X|      Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;
|X|      Distributions attributable to the taxpayer's becoming disabled within the meaning of Code section 72(m)(7);
|X|      Distributions  which are part of a series of  substantially  equal periodic  payments for the life (or life  expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer's designated beneficiary;
|X|      Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|      Payments under an immediate annuity as defined in the Code;
|X|      Distributions under a qualified funding asset under Code Section 130(d); or
|X|      Distributions  from an annuity  purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules  applicable to "related  contracts":  Contracts  issued by the same insurer to the same contract owner within the same calendar year (other than certain  contracts owned in connection with a tax-qualified  retirement  arrangement) are to be treated as one annuity contract when determining the taxation of distributions  before  annuitization.  We refer to these contracts as "related contracts."  In situations  involving  related  contracts we believe that the values under such  contracts and the investment in the contracts  will be added  together to determine the proper  taxation of a  distribution  from any one contract  described  under the section  "Distributions  before  Annuitization."  Generally,  distributions  will be  treated  as coming  first  from  income on the contract  until all of the  income on all such  related  contracts  is  withdrawn,  and then as a return  of the  investment  in the contract.  There is some uncertainty  regarding the manner in which the Internal  Revenue Service would view related  contracts when one or more  contracts are immediate  annuities or are contracts that have been  annuitized.  The Internal  Revenue  Service has not issued guidance  clarifying this issue as of the date of this Prospectus.  You are  particularly  cautioned to seek advice from your own tax advisor on this matter.

Special  concerns  regarding  "substantially  equal  periodic  payments":  (also  known as  "72(t)" or  "72(q)"  distributions)  Any modification to a program of  distributions  which are part of a series of substantially  equal periodic  payments that occur before the later of the taxpayer  reaching age 59 1/2or five (5) years from the first of such payments will result in the  requirement to pay the 10%  premature  distribution  penalty  that would have been due had the payments  been  treated as subject to the 10%  premature distribution  penalty in the years  received,  plus  interest.  This does not apply when the  modification  is by reason of death or disability.  American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate  annuities:  The Internal Revenue Service has ruled that the immediate annuity exception to the
10% penalty described above under "Penalty Tax on Distributions" for  "non-qualified"  immediate annuities as defined under the Code may not apply to annuity payments under a contract  recognized as an immediate  annuity under state insurance law obtained  pursuant to an exchange of a contract if: (a) purchase  payments for the exchanged  contract  were  contributed  or deemed to be  contributed more than one year  prior to the  annuity  starting  date  under the  immediate  annuity;  and (b) the  annuity  payments  under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free  exchanges under Section 1035:  Section 1035 of the Code permits certain tax-free exchanges of a life insurance,  annuity or endowment  contract for an annuity.  If an annuity is purchased  through a tax-free exchange of a life insurance,  annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions  other than as annuity payments will be considered to come:
|X|      First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;
|X|      Then,  from any "income on the  contract"  that is  attributable  to the  purchase  payments  made prior to August 14, 1982
       (including income on such original purchase payments after the exchange);
|X|      Then, from any remaining "income on the contract"; and
|X|      Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore,  to the extent a distribution is equal to or less than the remaining  investment in the contract made prior to August 14,
1982,  such amounts are not included in taxable  income.  Further,  distributions  received  that are  considered  to be a return of investment on the contract from purchase  payments made prior to August 14, 1982, such  distributions are not subject to the 10% tax penalty.  In all other respects,  the general  provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial  surrenders  may be treated in the same way as tax-free  1035  exchanges of entire  contracts,  therefore  avoiding  current taxation  of any gains in the  contract  as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals.  The IRS has  reserved  the right to treat  transactions it considers abusive as ineligible for this favorable partial 1035 exchange  treatment.  We do not know what transactions may be considered  abusive.  For example,  we do not know how the IRS may view early withdrawals or annuitizations after a  partial  exchange.  As of the  date of this  prospectus,  we will  treat a  partial  surrender  of this  type  involving  a non-qualified  annuity  contract as a "tax-free"  exchange  for future tax  reporting  purposes,  except to the extent that we, as a reporting and withholding agent,  believe that we would be expected to deem the transaction to be abusive.  However,  some insurance companies may not recognize  these partial  surrenders  as tax-free  exchanges and may report them as taxable  distributions  to the extent of any gain  distributed  as well as subjecting the taxable  portion of the  distribution  to the 10% IRS early  distribution penalty.  We  strongly  urge you to  discuss  any  transaction  of this  type  with  your tax  advisor  before  proceeding  with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial  exchange from a life insurance  contract is eligible for  non-recognition  treatment  under Section 1035 of the Code. We will continue to report a partial  surrender of a life insurance policy as subject to current  taxation to the extent of any gain.  In addition,  please be cautioned  that no specific  guidance has been provided as to the impact of such a transaction  on the remaining  life  insurance  policy,  particularly  as to the subsequent methods  to be used to test for  compliance  under  the Code for both the  definition  of life  insurance  and the  definition  of a modified endowment contract.

Special  Considerations  for  Purchasers of the Enhanced  Beneficiary  Protection  Optional  Death  Benefit:  As of the date of this
Prospectus,  it is our understanding  that the charges related to the optional Death Benefit are not subject to current taxation and we will not  report  them as such.  However,  the IRS could  take the  position  that  these  charges  should be  treated as partial withdrawals  subject to current  taxation to the extent of any gain and, if  applicable,  the 10% tax penalty.  We reserve the right to report charges for the optional Death Benefit as partial  withdrawals if we, as a reporting and withholding  agent,  believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding vehicle for various types of  tax-qualified  retirement  plans.  We have provided  summaries below of the  types of  tax-qualified  retirement  plans  with  which we may  issue an  Annuity.  These  summaries  provide  general information  about the tax rules and are not  intended to be  complete  discussions.  The tax rules  regarding  qualified  plans are complex.  These rules may include limitations on contributions and restrictions on distributions,  including  additional taxation of distributions  and  additional  penalties.  The  terms  and  conditions  of the  tax-qualified  retirement  plan  may  impose  other limitations  and  restrictions  that are in  addition  to the terms of the  Annuity.  The  application  of these  rules  depends  on individual  facts and  circumstances.  Before  purchasing an Annuity for use in a qualified  plan,  you should obtain  competent tax advice,  both as to the tax treatment and  suitability of such an investment.  American  Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Economic Growth and Tax Relief  Reconciliation  Act (EGTRRA):  Certain states do not conform to the pension  provisions  included in
EGTRRA.  We  recommend  that you consult with your tax advisor to  determine  the status of your state's  statutes as they relate to
EGTRRA and your tax qualified retirement plan.

Corporate  Pension and  Profit-sharing  Plans:  Annuities may be used to fund  employee  benefits of various  corporate  pension and profit-sharing  plans  established by corporate  employers  under Section 401(a) of the Code including  401(k) plans.  Contributions to such plans are not taxable to the employee until  distributions  are made from the retirement plan. The Code imposes  limitations on the amount that may be contributed  and the timing of  distributions.  The tax treatment of  distributions  is subject to special provisions of the Code, and also depends on the design of the specific  retirement plan.  There are also special  requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans:  Annuities  may also be used to fund  benefits of retirement  plans  established  by  self-employed  individuals  for themselves and their  employees.  These are commonly  known as "H.R. 10 Plans" or "Keogh Plans".  These plans are subject to most of the same types of limitations and  requirements as retirement  plans  established by corporations.  However,  the exact  limitations and requirements may differ from those for corporate plans.

Tax Sheltered  Annuities:  Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which  contributions may be  made  by  certain  qualifying  employers  such  as  public  schools  and  certain  charitable,  educational  and  scientific organizations  specified  in Section  501(c)(3)  for the  benefit of their  employees.  Such  contributions  are not  taxable to the employee  until  distributions  are made from the TSA.  The Code  imposes  limits on  contributions,  transfers  and  distributions.
Nondiscrimination requirements also apply.

Section 457 Plans:  Under Section 457 of the Code,  deferred  compensation  plans  established by governmental and certain other tax exempt  employers  for their  employees  may invest in annuity  contracts.  The Code limits  contributions  and  distributions,  and imposes  eligibility  requirements as well.  Contributions  are not taxable to employees until  distributed from the plan.  However, plan assets  remain the  property of the  employer  and are subject to the claims of the  employer's  general  creditors  until such assets are made available to participants or their beneficiaries.

Individual  Retirement  Arrangements  or "IRAs":  Section  408 of the Code allows  eligible  individuals  to maintain an  individual retirement  account  or  individual  retirement  annuity  ("IRA").  IRAs  are  subject  to  limitations  on the  amount  that may be contributed,  the  contributions  that may be deducted from taxable income,  the persons who may be eligible to establish an IRA and the time when  distributions  must commence.  Further,  an Annuity may be established  with "roll-over"  distributions  from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs:  A form of IRA is also  available  called a "Roth  IRA".  Contributions  to a Roth IRA are not tax  deductible.  However, distributions  from a Roth IRA are free from  Federal  income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first  contribution  was made or any conversion from a traditional  IRA was made and the  distribution is made
                                                                                                       ---
(a) once the taxpayer is age 59 1/2or older,  (b) upon the death or disability of the taxpayer,  or (c) for qualified  first-time home buyer expenses,  subject to certain  limitations.  Distributions  from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers  of IRAs and Roth  IRAs  will  receive a  special  disclosure  document,  which  describes  limitations  on  eligibility, contributions,  transferability  and  distributions.  It also  describes  the  conditions  under which  distributions  from IRAs and qualified  plans  may be  rolled  over or  transferred  into an IRA or  another  qualified  plan,  on a  tax-deferred  basis and the conditions  under which  distributions  from  traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs:  Eligible  employers  that meet  specified  criteria may  establish  Simplified  Employee  Pensions or SEP IRAs.  Employer
contributions  that may be made to employee SEP IRAs are larger than the amounts that may be  contributed  to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions  from  Qualified  Contracts are generally  taxed under  Section 72 of the Code.  Under these rules,  a portion of each distribution  may be excludable  from income.  The  excludable  amount is the proportion of a  distribution  representing  after-tax contributions.  Generally,  a 10% penalty tax applies to the taxable portion of a distribution from a Qualified  Contract made prior to age 59 1/2.  However, the 10% penalty tax does not apply when the distribution:
|X|      is part of a properly executed transfer to another IRA or another eligible qualified account;
|X|      is subsequent to the death or  disability  of the taxpayer (for this purpose  disability is as defined in Section  72(m)(7)
     of the Code);
|X|      is part of a series  of  substantially  equal  periodic  payments  to be paid not less  frequently  than  annually  for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
|X|      is subsequent to a separation from service after the taxpayer attains age 55*;
|X|      does not exceed the employee's allowable deduction in that tax year for medical care;
|X|      is made to an alternate payee pursuant to a qualified domestic relations order*;
|X|      is made pursuant to an IRS levy;
|X|      is made to pay qualified acquisition costs for a first time home purchase (IRA only);
|X|      is made to pay qualified higher education expenses (IRA only); and
|X|      is not more than the cost of your medical insurance (IRA only).

The exceptions above which are followed by an asterisk (*) do not apply to IRAs.  Certain other exceptions may be available.

Minimum  Distributions  after age 70 1/2: A participant's  interest in a Qualified Contract must generally be distributed,  or begin to be distributed, by the "required beginning date".  This is April 1st of the calendar year following the later of:
|X|      the calendar year in which the individual attains age 70 1/2; or
|X|      the calendar  year in which the  individual  retires from service with the employer  sponsoring  the plan.  The  retirement option is not available to IRAs.

The IRS has released Treasury  regulations  containing new Minimum  Distribution rules. For Minimum  Distributions  required in 2003 and later,  individuals  are  required  to use the rules  under the 2002 Final  Regulations.  The 2002 Final  Regulations  contain a provision  which  could  increase  the  amount of minimum  distributions  required  for  certain  individuals.  Under the 2002 Final
Regulations,  individuals  are required to include in their annuity  contract  value the actuarial  value of any other benefits that will be provided  under the annuity.  We and other annuity  providers  are currently  seeking  clarification  of this new rule.  You should consult your tax adviser to determine the impact of this rule on your Minimum Distributions.

Under the new Minimum  Distribution  rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten (10)  years  younger  than the  participant.  In that case,  the new rules  permit  the  participant  to utilize the actual life  expectancies of the participant  and the spouse.  In most cases,  the beneficiary may be changed during the participant's  lifetime with no affect on the Minimum  Distributions.  At death,  the  designated  Beneficiary  may  generally  take
Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount  distributed is less than the minimum  required  distribution for the year, the participant is subject to a 50% tax on the amount that was not properly  distributed.  Because of the many recent changes to the Minimum  Distribution  rules,  we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification:  Section  817(h) of the Code provides that a variable  annuity  contract,  in order to qualify as an annuity,  must have an "adequately  diversified"  segregated asset account (including  investments in a mutual fund by the segregated asset account of  insurance  companies).  If the  diversification  requirements  under the Code are not met and the  annuity is not  treated as an annuity,  the  taxpayer  will be subject to income tax on the annual gain in the  contract.  The Treasury  Department's  regulations prescribe the  diversification  requirements  for variable  annuity  contracts.  We expect the underlying  mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment  Options:  Transfers between investment  options are not subject to taxation.  The Treasury  Department may  promulgate  guidelines  under  which a variable  annuity  will not be treated as an annuity for tax  purposes  if persons  with ownership  rights have excessive  control over the  investments  underlying  such variable  annuity.  Such guidelines may or may not address the number of investment  options or the number of transfers  between  investment  options offered under a variable annuity.
It is not known whether such guidelines,  if in fact promulgated,  would have retroactive  effect. It is also not known what effect, if any, such guidelines may have on transfers  between the investment  options of the Annuity offered  pursuant to this  Prospectus.
We will take any action,  including  modifications to your Annuity or the  Sub-accounts,  required to comply with such guidelines if promulgated.

Federal  Income Tax  Withholding:  Section  3405 of the Code  provides  for  Federal  income  tax  withholding  on the  portion of a distribution  which is  includible  in the gross  income of the  recipient.  Amounts to be  withheld  depend  upon the nature of the distribution.  However,  under most  circumstances  a recipient  may elect not to have income  taxes  withheld or have income  taxes withheld at a different rate by filing a completed election form with us.

Certain  distributions,  known as  eligible  rollover  distributions,  from  Qualified  Contracts,  are  subject  to  automatic  20%
withholding for Federal income taxes. The following  distributions  are not eligible  rollover  distributions and not subject to 20%
withholding:
|X|      any portion of a distribution paid as a Minimum Distribution;
|X|      direct transfers to the trustee of another retirement plan;
|X|      distributions from an individual retirement account or individual retirement annuity;
|X|      distributions  made as  substantially  equal periodic  payments for the life or life  expectancy of the  participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;
|X|      distributions  that are part of a series of substantial  periodic  payments pursuant to Section 72(q) or 72(t) of the Code;
     and
|X|      certain other distributions where automatic 20% withholding may not apply.

Loans,  Assignments  and Pledges:  Any amount  received  directly or indirectly  as a loan from, or any  assignment or pledge of any portion of the value of, an annuity  before annuity  payments have begun is treated as a distribution  subject to taxation under the distribution  rules set forth  above.  Any gain in an annuity on or after the  assignment  or pledge of an entire  annuity and while such  assignment  or pledge  remains  in effect is  treated as  "income  on the  contract"  in the year in which it is  earned.  For annuities not issued as Qualified  Contracts,  the cost basis of the annuity is increased by the amount of any  assignment or pledge includible  in gross  income.  The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts:  The gift of an annuity to someone  other than the spouse of the owner (or former  spouse  incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax  Considerations:  You should obtain  competent tax advice with respect to possible  federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping  Transfers:  Under the Code  certain  taxes may be due when all or part of an  annuity is  transferred  to, or a death  benefit is paid to, an  individual  two or more  generations  younger than the  contract  holder.  These  generation-skipping transfers  generally  include those subject to federal estate or gift tax rules.  There is an aggregate $1.1 million  exemption from taxes for all such  transfers.  We may be required to determine  whether a  transaction  is a direct skip as defined in the Code and the amount of the  resulting  tax. We will  deduct from your  Annuity or from any  applicable  payment  treated as a direct skip any amount of tax we are required to pay.

Considerations  for Contingent  Annuitants:  There may be adverse tax consequences if a contingent  annuitant  succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor  qualifies  for preferred  treatment  under certain  sections of the Code.  In general,  the Code is designed  to prevent  indefinite  deferral  of tax.  Continuing  the benefit of tax  deferral by naming one or more contingent  annuitants  when the Annuity is owned by a  non-qualified  trust might be deemed an attempt to extend the tax deferral for an indefinite  period.  Therefore,  adverse tax treatment may depend on the terms of the trust, who is named as contingent  annuitant,  as well as the  particular  facts and  circumstances.  You should  consult your tax advisor  before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any  statements  and reports  required by applicable  law or  regulation  to you at your last known  address of record.  You should  therefore give us prompt notice of any address change.  We reserve the right, to the extent  permitted by law and subject to your prior  consent,  to provide  any  prospectus,  prospectus  supplements,  confirmations,  statements  and  reports  required  by applicable law or regulation to you through our Internet Website at  http://www.americanskandia.com  or any other electronic  means, including  diskettes or CD ROMs. We send a confirmation  statement to you each time a transaction  is made affecting  Account Value, such as making additional Purchase Payments,  transfers,  exchanges or withdrawals.  We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter.  We may confirm regularly  scheduled  transactions,  such as the Annual
Maintenance Fee, systematic withdrawals (including 72(t) payments and required minimum  distributions),  bank drafting,  dollar cost averaging,  and static  rebalancing,  in  quarterly  statements  instead  of  confirming  them  immediately.  You should  review the information in these statements  carefully.  You may request additional  reports.  We reserve the right to charge up to $50 for each such additional report.

Any errors or  corrections  on  transactions  for your  Annuity  must be  reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed  immediately,  we assume all transactions are accurate unless you notify us otherwise  within 30 days from the date you receive the  confirmation.  For  transactions  that are first confirmed on the quarterly  statement,  we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly  statement.  All transactions  confirmed  immediately or by quarterly statement are deemed conclusive after the applicable
30-day  period.  We may also send an annual report and a semi-annual  report  containing  applicable  financial  statements  for the
Separate Account and the Portfolios,  as of December 31 and June 30, respectively,  to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance  Corporation  ("American  Skandia") is a stock life insurance  company domiciled in Connecticut with licenses in all 50 states,  the District of Columbia and Puerto Rico.  American  Skandia is a  wholly-owned  subsidiary  of American
Skandia,  Inc.  ("ASI").  American Skandia markets its products to broker-dealers  and financial  planners through an internal field marketing staff. In addition,  American Skandia markets through and in conjunction  with financial  institutions  such as banks that are permitted directly, or through affiliates, to sell annuities.

American  Skandia is in the  business  of issuing  annuity  and life  insurance  products.  American  Skandia  currently  offers the following  products:  (a) flexible premium deferred  annuities and single premium fixed deferred  annuities that are registered with the SEC; (b) certain other fixed  deferred  annuities that are not  registered  with the SEC; (c) both fixed and variable  immediate adjustable annuities; and (d) a single premium variable life insurance policy that is registered with the SEC.

On December 20, 2002,  Skandia  Insurance  Company Ltd.  (publ),  an insurance  company  organized  under the laws of the Kingdom of
Sweden ("Skandia"),  and on that date, the ultimate parent company of American Skandia,  announced that it and Skandia U.S. Inc. had entered into a  definitive  Stock  Purchase  Agreement  with  Prudential  Financial,  Inc.,  a New Jersey  corporation  ("Prudential
Financial").  Under the terms of the Stock  Purchase  Agreement,  Prudential  Financial  will acquire  Skandia U.S. Inc., a Delaware corporation,  from Skandia.  Skandia U.S. Inc. is the sole  shareholder  of ASI,  which is the parent  company of American  Skandia.
The transaction is expected to close during the second quarter of 2003.

Prudential  Financial is a New Jersey  insurance  holding  company whose  subsidiary  companies serve  individual and  institutional customers  worldwide and include The Prudential  Insurance  Company of America,  one of the largest life insurance  companies in the
U.S. These companies offer a variety of products and services,  including life insurance,  property and casualty  insurance,  mutual funds, annuities,  pension and retirement related services and administration,  asset management,  securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.

No company  other than  American  Skandia has any legal  responsibility  to pay amounts  that it owes under its annuity and variable life  insurance  contracts.  However,  following the closing of the  acquisition,  Prudential  Financial  will exercise  significant influence over the operations and capital structure of American Skandia.

WHAT ARE SEPARATE ACCOUNTS?
The separate  accounts are where American  Skandia sets aside and invests the assets of some of our annuities.  In the  accumulation period,  assets  supporting  Account Values of the Annuities are held in a separate account  established under the laws of the State of Connecticut.  We are the legal owner of assets in the separate  accounts.  In the payout period,  assets supporting fixed annuity payments  and any  adjustable  annuity  payments we make  available  are held in our general  account.  Assets  supporting  variable annuity  payment  options  may be invested in our  separate  accounts.  Income,  gains and losses  from  assets  allocated  to these separate  accounts are credited to or charged against each such separate account without regard to other income,  gains or losses of
American Skandia or of any other of our separate  accounts.  These assets may only be charged with liabilities  which arise from the
Annuities  issued by American  Skandia.  The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts.  However, the obligations themselves are our general corporate obligations.

Separate Account B
During the accumulation  period, the assets supporting  obligations based on allocations to the variable investment options are held in  Sub-accounts  of American  Skandia Life  Assurance  Corporation  Variable  Account B, also referred to as "Separate  Account B".
Separate  Account B was  established by us pursuant to Connecticut  law on November 25, 1987.  Separate  Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

Separate  Account B consists  of  multiple  Sub-accounts.  Each  Sub-account  invests  only in a single  mutual  fund or mutual fund portfolio.  The name of each  Sub-account  generally  corresponds  to the name of the  underlying  Portfolio.  Each  Sub-account  in
Separate  Account B may have  several  different  Unit Prices to reflect  the  Insurance  Charge and the  charges  for any  optional benefits that are offered under this Annuity and other  annuities  issued by us through  Separate  Account B. Separate  Account B is registered with the SEC under the Investment  Company Act of 1940 ("Investment  Company Act") as a unit investment trust, which is a type of investment company.  The SEC does not supervise investment policies, management or practices of Separate Account B.

Prior to November 18, 2002,  Separate Account B was organized as a single separate account with six different  Sub-account  classes, each of which was registered as a distinct unit  investment  trust under the Investment  Company Act.  Effective  November 18, 2002,
each  Sub-account  class of Separate  Account B will be consolidated  into the unit investment trust formerly named American Skandia
Life Assurance  Corporation  Variable  Account B (Class 1  Sub-accounts),  which will  subsequently be renamed American Skandia Life
Assurance  Corporation  Variable  Account B. Each  Sub-account  of Separate  Account B will have multiple Unit Prices to reflect the daily charge  deducted for each  combination of the applicable  Insurance  Charge,  Distribution  Charge (when  applicable)  and the charge for each optional benefit offered under Annuity  contracts  funded through Separate Account B. The  consolidation of Separate
Account B will have no impact on Annuity Owners.

We reserve the right to make  changes to the  Sub-accounts  available  under the Annuity as we determine  appropriate.  We may offer new  Sub-accounts,  eliminate  Sub-accounts,  or combine  Sub-accounts  at our sole  discretion.  We may also close  Sub-accounts to additional  Purchase  Payments on existing Annuity  contracts or close  Sub-accounts  for Annuities  purchased on or after specified dates.  We may also substitute an underlying  mutual fund or portfolio of an underlying  mutual fund for another  underlying  mutual fund or  portfolio  of an  underlying  mutual fund,  subject to our receipt of any  exemptive  relief that we are required to obtain under the Investment Company Act.  We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on  allocations to the  Sub-accounts  will vary with the investment  performance of the underlying  mutual funds or fund  portfolios,  as  applicable.  We do not  guarantee  the  investment  results of any  Sub-account.  Your Account Value allocated  to the  Sub-accounts  may increase or  decrease.  You bear the entire  investment  risk.  There is no assurance  that the
Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D
During the  accumulation  period,  assets  supporting our obligations  based on Fixed  Allocations are held in American Skandia Life
Assurance  Corporation  Separate  Account D, also  referred to as  "Separate  Account D".  Such  obligations  are based on the fixed interest  rates we credit to Fixed  Allocations  and the terms of the Annuities.  These  obligations do not depend on the investment performance of the assets in Separate Account D.  Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate  Account D. The Fixed  Allocations  are  guaranteed  by our  general  account.  An Annuity  Owner who allocates a portion of their Account  Value to Separate  Account D does not  participate  in the  investment  gain or loss on assets maintained  in  Separate  Account  D. Such gain or loss  accrues  solely to us. We retain  the risk that the value of the  assets in
Separate  Account D may drop below the reserves and other  liabilities we must maintain.  Should the value of the assets in Separate
Account D drop below the reserve and other  liabilities we must maintain in relation to the annuities  supported by such assets,  we will transfer  assets from our general  account to Separate  Account D to make up the  difference.  We have the right to transfer to our  general  account any assets of Separate  Account D in excess of such  reserves  and other  liabilities.  We maintain  assets in
Separate Account D supporting a number of annuities we offer.

We  currently  employ  investment  managers  to manage the  assets  maintained  in  Separate  Account  D. Each  manager we employ is responsible  for  investment  management  of a different  portion of  Separate  Account D. From time to time  additional  investment managers  may be employed or  investment  managers may cease being  employed.  We are under no  obligation  to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest  according to specific  guidelines or strategies  except as may be required by Connecticut  and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying  mutual fund is registered as an open-end  management  investment  company under the Investment  Company Act. Shares of the underlying  mutual fund portfolios are sold to separate  accounts of life insurance  companies  offering variable annuity and variable life insurance products.  The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights
We are the legal owner of the shares of the underlying  mutual funds in which the  Sub-accounts  invest.  However,  under SEC rules, you have voting  rights in relation  to Account  Value  maintained  in the  Sub-accounts.  If an  underlying  mutual fund  portfolio requests a vote of  shareholders,  we will vote our shares based on  instructions  received from Owners with Account Value allocated to that  Sub-account.  Owners have the right to vote an amount equal to the number of shares  attributable  to their  contracts.  If we do not receive voting  instructions  in relation to certain  shares,  we will vote those shares in the same manner and proportion as the shares  for which we have  received  instructions.  We will  furnish  those  Owners who have  Account  Value  allocated  to a
Sub-account  whose  underlying  mutual fund portfolio has requested a "proxy" vote with proxy  materials and the necessary  forms to provide us with their voting  instructions.  Generally,  you will be asked to provide instructions for us to vote on matters such as changes in a  fundamental  investment  strategy,  adoption  of a new  investment  advisory  agreement,  or matters  relating  to the structure of the underlying mutual fund that require a vote of shareholders.

American  Skandia  Trust (the  "Trust") has obtained an  exemption  from the  Securities  and Exchange  Commission  that permits its investment adviser,  American Skandia Investment Services,  Incorporated ("ASISI"),  subject to approval by the Board of Trustees of the Trust, to change  sub-advisors  for a Portfolio and to enter into new sub-advisory  agreements,  without  obtaining  shareholder approval of the changes.  This exemption (which is similar to exemptions  granted to other  investment  companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient  supervision  and management of the  sub-advisors by ASISI and the  Trustees.  The Trust is  required,  under the terms of the  exemption,  to  provide  certain  information  to  shareholders following these types of changes.

Material Conflicts
It is possible that  differences  may occur between  companies  that offer shares of an  underlying  mutual fund  portfolio to their respective  separate  accounts  issuing  variable  annuities  and/or  variable life insurance  products.  Differences may also occur surrounding the offering of an underlying  mutual fund portfolio to variable life insurance  policies and variable annuity contracts that we offer.  Under certain  circumstances,  these  differences could be considered  "material  conflicts," in which case we would take  necessary  action to protect  persons with voting rights under our variable  annuity  contracts  and variable  life  insurance policies  against  persons  with  voting  rights  under other  insurance  companies'  variable  insurance  products.  If a "material conflict" were to arise between owners of variable  annuity  contracts and variable life  insurance  policies  issued by us we would take  necessary  action to treat such  persons  equitably  in  resolving  the  conflict.  "Material  conflicts"  could  arise due to differences  in voting  instructions  between  owners of variable  life  insurance  and  variable  annuity  contracts of the same or different companies.  We monitor any potential conflicts that may exist.

Service Fees Payable to American Skandia
American  Skandia or our  affiliates  have  entered  into  agreements  with the  investment  adviser or  distributor  of many of the underlying  Portfolios.  Under the terms of these agreements,  American Skandia provides  administrative and support services to the
Portfolios for which a fee is paid that is generally based on a percentage of the average assets  allocated to the Portfolios  under the Annuity.  Any fees payable  will be  consistent  with the services  rendered or the  expected  cost savings  resulting  from the arrangement.  These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia  Marketing,  Incorporated  ("ASM"),  a wholly-owned  subsidiary of American  Skandia,  Inc., is the distributor and principal  underwriter of the securities  offered  through this  prospectus.  ASM acts as the distributor of a number of annuity and life  insurance  products we offer and both American  Skandia Trust and American  Skandia  Advisor  Funds,  Inc., a family of retail mutual  funds.  ASM also acts as an  introducing  broker-dealer  through  which it receives a portion of  brokerage  commissions  in connection  with  purchases  and sales of securities  held by  portfolios of American  Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive,  Shelton,  Connecticut 06484. ASM is registered as broker-dealer  under the
Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous  basis.  ASM enters into  distribution  agreements with  independent  broker-dealers  who are registered  under the Exchange Act and with entities that may offer the Annuity but are exempt from  registration.  Applications for the Annuity are solicited by registered  representatives of those firms. Such  representatives  will also be our appointed insurance agents under state insurance law.  In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation  is paid to firms on sales of the Annuity  according  to one or more  schedules.  The  individual  representative  will receive a portion of the  compensation,  depending on the practice of the firm.  Compensation  is generally based on a percentage of
Purchase  Payments  made, up to a maximum of 7.0%.  Alternative  compensation  schedules are available  that provide a lower initial commission  plus ongoing  annual  compensation  based on all or a portion of Account  Value.  We may also provide  compensation  for providing  ongoing  service to you in relation to the Annuity.  Commissions and other  compensation  paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account.

In addition,  firms may receive  separate  compensation  or  reimbursement  for,  among other things,  training of sales  personnel, marketing or other services they provide to us or our affiliates.  We or ASM may enter into  compensation  arrangements with certain firms.  These  arrangements  will not be offered to all firms and the terms of such  arrangements may differ between firms. Any such compensation  will be paid by us or ASM and will not result in any additional  charge to you. To the extent  permitted by NASD rules and other  applicable laws and  regulations,  ASM may pay or allow other  promotional  incentives or payments in the form of cash or other compensation.

Advertising:  We may  advertise  certain  information  regarding  the  performance  of the  investment  options.  Details  on how we calculate  performance for the  Sub-accounts  are found in the Statement of Additional  Information.  This  information may help you review the performance of the investment  options and provide a basis for comparison with other  annuities.  This information may be less useful when  comparing  the  performance  of the  investment  options with other  savings or  investment  vehicles.  Such other investments  may not  provide  some of the  benefits  of  annuities,  or may not be  designed  for  long-term  investment  purposes.
Additionally  other savings or investment  vehicles may not be receive the  beneficial  tax treatment  given to annuities  under the
Code.

We may advertise the performance of the Portfolios in the form of "Standard" and  "Non-standard"  Total Returns  calculated for each
Sub-account.  "Standard Total Return" figures assume a hypothetical  initial  investment of $1,000 allocated to a Sub-account during the most recent,  one, five and ten year periods (or since the inception  date that the Portfolio has been offered as a Sub-account, if less.  "Standard Total Return" figures assume that the applicable  Insurance  Charge and the Annual  Maintenance Fee are deducted and that the Annuity is  surrendered  at the end of the applicable  period,  meaning that any Contingent  Deferred Sales Charge that would apply upon surrender is also deducted.  "Non-standard  Total Return" figures include any performance  figures that do not meet the SEC's rules for Standard Total Returns.  Non-standard  Total Returns are calculated in the same manner as  standardized  returns except that the  figures  may not  reflect all fees and  charges.  In  particular,  they may assume no  surrender  at the end of the applicable  period so that the CDSC does not apply.  Standard  and  Non-standard  Total  Returns  will not  reflect  the  additional asset-based  charges that are deducted  when you elect any optional  benefits.  The  additional  cost  associated  with any optional benefits you elected will reduce your performance.  Non-standard Total Returns must be accompanied by Standard Total Returns.

Some of the  underlying  Portfolios  existed  prior to the  inception  of these  Sub-accounts.  Performance  quoted  in  advertising regarding  such  Sub-accounts  may indicate  periods during which the  Sub-accounts  have been in existence but prior to the initial offering of the Annuities,  or periods during which the underlying  Portfolios  have been in existence,  but the  Sub-accounts  have not. Such hypothetical  historical  performance is calculated using the same assumptions  employed in calculating actual performance since inception of the  Sub-accounts.  Hypothetical  historical  performance of the underlying  Portfolios prior to the existence of the Sub-accounts may only be presented as Non-standard Total Returns.

We may advertise the  performance  of money  market-type  Sub-accounts  using a measure of the "current and  effective  yield".  The current yield of a money  market-type  Sub-account  is  calculated  based upon the previous  seven-day  period ending on the date of calculation.  The effective yield of a money  market-type  Sub-account  reflects the  reinvestment of net income earned daily on the assets of such a  Sub-account.  The current  and  effective  yields  reflect the  Insurance  Charge and the charge for any  optional benefits (if  applicable)  deducted  against the  Sub-account.  In a low interest  rate  environment,  yields for money  market-type
Sub-accounts,  after  deduction of the Insurance  Charge,  and the charge for any optional  benefits (if applicable) may be negative even though the yield (before  deducting for such charges) is positive.  Current and effective  yield  information  will  fluctuate.
This information may not provide a basis for comparisons with deposits in banks or other  institutions  which pay a fixed yield over a stated period of time, or with investment  companies which do not serve as underlying  mutual funds for variable  annuities and/or do not have additional asset-based charges deducted for the insurance protection provided by the Annuity.

Performance  information on the Sub-accounts is based on past performance only and is not an indication or  representation of future performance.  Performance of the Sub-accounts is not fixed.  Actual  performance  will depend on the type,  quality and, for some of the  Sub-accounts,  the maturities of the investments held by the underlying  mutual funds or portfolios and upon prevailing  market conditions and the response of the underlying  mutual funds to such  conditions.  Actual  performance will also depend on changes in the expenses of the underlying  mutual funds or portfolios.  Such changes are reflected,  in turn, in the Sub-accounts  which invest in such  underlying  mutual  fund or  portfolio.  In  addition,  the total  amount of  asset-based  charges  assessed  against  each
Sub-account will affect performance.

The information we may advertise  regarding the Fixed  Allocations  may include the then current  interest rates we are crediting to new Fixed  Allocations.  Information  on  current  rates  will be as of the date  specified  in such  advertisement.  Rates  will be included in  advertisements  to the extent  permitted by law. Given that the actual rates  applicable to any Fixed Allocation are as of the date of any such Fixed  Allocation's  Guarantee  Period begins,  the rate credited to a Fixed  Allocation may be more or less than those quoted in an advertisement.

Advertisements  we distribute may also compare the  performance of our  Sub-accounts  with: (a) certain  unmanaged  market  indices, including but not limited to the Dow Jones Industrial  Average,  the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond
Index,  the Frank Russell  non-U.S.  Universal Mean, the Morgan Stanley  Capital  International  Index of Europe,  Asia and Far East
Funds, and the Morgan Stanley Capital  International World Index; and/or (b) other management  investment  companies with investment objectives  similar to the mutual fund or portfolio  underlying the  Sub-accounts  being compared.  This may include the performance ranking assigned by various publications,  including but not limited to the Wall Street Journal,  Forbes,  Fortune, Money, Barron's,
Business Week, USA Today and  statistical  services,  including but not limited to Lipper  Analytical  Services Mutual Funds Survey,
Lipper Annuity and Closed End Survey,  the Variable  Annuity Research Data Survey,  SEI, the Morningstar  Mutual Fund Sourcebook and
the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance  Corporation may advertise its rankings and/or ratings by independent  financial  ratings  services.
Such rankings may help you in evaluating  our ability to meet our  obligations in relation to Fixed  Allocations,  pay minimum death benefits,  pay annuity  payments or administer  Annuities.  Such rankings and ratings do not reflect or relate to the performance of
Separate Account B.

AVAILABLE INFORMATION
A Statement of  Additional  Information  is available  from us without  charge upon your  request.  This  Prospectus  is part of the registration  statement we filed with the SEC regarding this offering.  Additional  information on us and this offering is available in those  registration  statements and the exhibits  thereto.  You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference  Section,  450 Fifth Street N.W.,  Washington,  D.C., 20549. You may inspect and copy those  registration statements  and  exhibits  thereto at the SEC's  public  reference  facilities  at the above  address,  Room 1024,  and at the SEC's
Regional Offices,  The Woolworth Building,  233 Broadway,  New York, NY and 175 W. Jackson Boulevard,  Suite 900, Chicago, IL. These
documents,   as  well  as  documents  incorporated  by  reference,   may  also  be  obtained  through  the  SEC's  Internet  Website
(http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document  incorporated  by reference  into this  Prospectus is modified or  superseded  by a statement in this  Prospectus  or in a  later-filed  document,  such  statement is hereby deemed so modified or superseded and not part of this  Prospectus.  The Annual Report on Form 10-K for the year ended December 31, 2002  previously  filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents  incorporated  by reference in this  Prospectus,  including any exhibits to such documents which have been  specifically  incorporated by reference.  We will do so upon receipt of your written or oral request.

HOW TO CONTACT US
You can contact us by:
|X|      calling Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.
|X|      writing  to us via  regular  mail at  American  Skandia  -  Variable  Annuities,  P.O.  Box 7040,  Bridgeport,  Connecticut
       06601-7040 OR for express mail American  Skandia - Variable  Annuities,  One Corporate  Drive,  Shelton,  Connecticut  06484.
       NOTE:  Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
|X|      sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com
|X|      accessing information about your Annuity through our Internet Website at www.americanskandia.com

You can obtain account information  through Skandia's  Telephone  Automated Response System (STARS) and at  www.americanskandia.com, our  Internet  Website.  Our  Customer  Service  representatives  are also  available  during  business  hours to  provide  you with information  about your account.  You can request certain  transactions  through our telephone voice response  system,  our Internet
Website  or  through  a  customer  service  representative.  You  can  provide  authorization  for a  third  party,  including  your attorney-in-fact  acting  pursuant to a power of attorney or an  investment  professional,  to access your account  information  and perform certain  transactions on your account.  You will need to complete a form provided by us which identifies those  transactions that you wish to authorize via telephonic  and electronic  means and whether you wish to authorize a third party to perform any such transactions.  We require that you or your  representative  provide proper  identification  before performing  transactions over the telephone  or through our Internet  Website.  This may include a Personal  Identification  Number (PIN) that will be provided to you upon issue of your  Annuity or you may  establish  or change your PIN through  STARS and at  www.americanskandia.com,  our  Internet
Website.  Any third party that you  authorize  to perform  financial  transactions  on your  account will be assigned a PIN for your account.

Transactions  requested  via  telephone are recorded.  To the extent  permitted by law, we will not be  responsible  for any claims, loss,  liability or expense in connection with a transaction  requested by telephone or other  electronic  means if we acted on such transaction  instructions  after following  reasonable  procedures to identify those persons  authorized to perform  transactions on your  Annuity  using  verification  methods  which may  include a request  for your  Social  Security  number,  PIN or other form of electronic  identification.  We may be liable for losses due to  unauthorized  or fraudulent  instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic,  facsimile,  Internet or any other electronic  information or that we will be able to accept  transaction  instructions  via such means at all times.  Regular  and/or  express  mail will be the only means by which we will accept  transaction  instructions when telephonic,  facsimile,  Internet or any other electronic means are unavailable or delayed.  American  Skandia  reserves the right to limit,  restrict or  terminate  telephonic,  facsimile,  Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as  indemnification  for  liabilities  arising under the Securities Act of 1933 (the  "Securities  Act") may be permitted to directors,  officers or persons  controlling the registrant pursuant to the foregoing  provisions,  the registrant has been informed that in the opinion of the SEC such  indemnification  is against  public policy as expressed in the  Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this  Prospectus,  American  Skandia and its affiliates are not involved in any legal  proceedings  outside of the ordinary course of business.  American  Skandia and its affiliates are involved in pending and threatened  legal  proceedings in the normal course of its business,  however,  we do not anticipate that the outcome of any such legal  proceedings  will have a material adverse  affect on the  Separate  Account,  or American  Skandia's  ability to meet its  obligations  under the  Annuity,  or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|      American Skandia Life Assurance Corporation
|X|      American Skandia Life Assurance Corporation Variable Account B
|X|      American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|      Current and Effective Yield
|X|      Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|      How We Calculate the Market Value Adjustment

General Information
|X|      Voting Rights
|X|      Modification
|X|      Deferral of Transactions
|X|      Misstatement of Age or Sex
|X|      Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements
|X|      Appendix A - American Skandia Life Assurance Corporation Variable Account B

                                     APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA (dollars in thousands)

The following table summarizes information with respect to the operations of the Company:

                                                       For the Year Ended December 31,
                                      2002            2001            2000           1999           1998
                                      ----            ----            ----           ----           ----
STATEMENTS OF INCOME DATA
Revenues:
Annuity and life insurance       $    370,004     $    388,696   $    424,578    $    289,989   $    186,211
   charges and fees (a) (b)
Fee income (b)                         97,650          111,196        130,610          83,243         50,839
Net investment income                  19,632           20,126         18,595          11,477         11,130
Net realized capital (losses)
   gains and other revenues (e)        (7,438)           2,698          4,195           3,688          1,360
                                 -------------    ------------   ------------    ------------   ------------

Total revenues                   $    479,848     $    522,716   $    577,978    $    388,397   $    249,540
                                 ============     ============   ============    ============   ============

Benefits and Expenses:
Annuity and life insurance       $      3,391     $      1,955   $        751    $        612   $        558
benefits
Change in annuity and life
   insurance policy reserves            2,741          (39,898)        49,339            (671)         1,053
   (c)
Guaranteed minimum death
   benefit claims, net of              23,256           20,370          2,618           4,785              -
   hedge (b)
Return credited to contract             5,196            5,796          8,463          (1,639)        (8,930)
owners
Underwriting, acquisition and
   other insurance expenses           188,728          196,755        150,597         125,434         86,306
Amortization of deferred
   acquisition costs (b) (d)          510,059          224,047        184,616          83,861         86,628
Interest expense                       14,544           73,424         85,998          69,502         41,004
                                 ------------     ------------   ------------    ------------   ------------

Total benefits and expenses      $    747,915     $    482,449   $    482,382    $    281,884   $    206,619
                                 ============     ============   ============    ============   ============

Income tax (benefit) expense     $   (102,810)    $      7,168   $     30,779    $     30,344   $      8,154
                                 ============     ============   ============    ============   ============

Net (loss) income                $   (165,257)    $     33,099   $     64,817    $     76,169   $     34,767
                                 ============     ============   ============    ============   ============

STATEMENTS OF FINANCIAL
CONDITION DATA
Total assets (b)                 $ 23,708,585     $ 28,009,782   $ 31,702,705    $ 30,881,579   $ 18,848,273
                                 ============     ============   ============    ============   ============

Future fees payable to parent    $    708,249     $    799,472   $    934,410    $    576,034   $    368,978
                                 ============     ============   ============    ============   ============

Surplus notes                    $    110,000     $    144,000   $    159,000    $    179,000   $    193,000
                                 ============     ============   ============    ============   ============

Shareholder's equity             $    683,061     $    577,668   $    496,911    $    359,434   $    250,417
                                 ============     ============   ============    ============   ============

a.       On annuity and life insurance sales of $3,472,044, $3,834,167, $8,216,167, $6,862,968, and $4,159,662, during the years ended December 31, 2002, 2001, 2000, 1999, and 1998, respectively, with contract owner assets under management of $21,894,636,
     $26,017,847, $29,751,822, $29,396,693, and $17,854,761, as of December 31, 2002, 2001, 2000, 1999, and 1998, respectively.
b.       These items are significantly impacted by equity market volatility.
c.       For the year ended December 31, 2000, change in annuity and life insurance policy reserves reflected increases to those reserves for guaranteed minimum death benefit ("GMDB") exposure.  For the year ended December 31, 2001, the Company changed certain of its assumptions related to its GMDB exposure resulting in a benefit to operations.  See Results of Operations in
     Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") for a further discussion.
d.       During the year ended December 31, 2002, the Company recorded an acceleration of amortization of $206,000 against the deferred acquisition cost asset.  See the MD&A for a further discussion.
e.       Net realized capital (losses) gains and other revenues include $5,845 of net realized capital losses on sales of securities during 2002 and an other than temporary impairment charge of $3,769 recorded during 2002 on the Company's equity securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (dollars in thousands)

Management's  Discussion  and Analysis of Financial  Condition  and Results of  Operations  should be read in  conjunction  with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

 Results of Operations
 ---------------------

Annuity and life insurance sales were  $3,472,044,  $3,834,167 and $8,216,167,  in 2002, 2001 and 2000,  respectively.  The decrease in sales in 2002 and 2001 was  primarily  the result of the general  decline in sales in the  industry,  attributed in large part to the continued  uncertainty in the equity markets. In addition,  the Company believes uncertainty  regarding its future ownership has adversely  impacted  sales,  primarily  in the latter  part of 2002.  The  Company  announced,  in the first  quarter  of 2002,  its intention to focus on the growth of its core variable annuity business.

Average assets under management totaled  $23,637,559 in 2002,  $26,792,877 in 2001 and $31,581,902 in 2000,  representing a decrease of 12% and 15% in 2002 and 2001,  respectively,  due primarily to weak equity  markets.  The decrease in annuity and life  insurance charges and fees and fee income before  surrender  charge income and  reinsurance  was  consistent  with the decline in assets under management.  Surrender  charge income  increased in 2002 as compared to 2001.  This was caused by higher lapses when compared to the applicable  prior year periods,  and was primarily  attributable,  the Company  believes,  to concerns by contract  holders,  rating agencies and the Company's  distribution  channels,  surrounding  the  uncertainty  in the equity markets and its impact on variable annuity  companies  generally and, prior to the  announcement of the Acquisition,  uncertainty  concerning the Company's future (See
Liquidity and Capital Resources for rating agency actions).

Net realized  capital losses in 2002 were primarily  from $9,593 of losses on sales and $3,769 of  other-than-temporary  impairments of mutual fund  investments  that are held in support of a deferred  compensation  program for certain of the  Company's  employees.
The deferred  compensation  program losses were offset by net gains of $3,746 during 2002 on sales of fixed maturities.  Included in those net gains on sales of fixed maturities for 2002, was a realized loss of approximately  $1,236 on the sale of a WorldCom,  Inc.
bond. The net capital gains in 2001 related  primarily to sales of fixed maturity  investments,  were partially  offset by losses on securities in the fixed  maturity  portfolio.  The most  significant  loss was $2,636 related to Enron  securities.  In addition net realized  capital  losses  of $3,534 in 2001  were  incurred  due to sales of mutual  fund  holdings  in  support  of the  Company's non-qualified deferred compensation program.

The change in annuity and life insurance policy reserves  includes  changes in reserves related to annuity  contracts with mortality risks.  During 2001, the Company's  Guaranteed Minimum Death Benefit ("GMDB") reserve decreased $43,984,  as the result of an update of certain  reserve  assumptions as to risks inherent in the benefit.  Previous  assumptions  had been based on statutory  valuation principles as an approximation  for U.S. GAAP. In addition,  future  mortality rates were lowered in 2001 to reflect  favorable past experience.  However,  offsetting  the  resulting  increase in earnings  and equity as a result of changes in the GMDB  liability in
2001,  assumptions  related to GMDB claim  costs were also  updated in the  calculation  of the  deferred  acquisition  cost  asset, resulting in additional amortization of this asset.

The Company uses  derivative  instruments,  which  consist of equity  option  contracts for risk  management  purposes,  and not for trading or  speculation.  The Company hedges the economic GMDB exposure  associated  with equity market  fluctuations.  GMDB claims, net of hedge,  consist of GMDB claims offset by the mark to market and realized  capital  gain/loss  results of the Company's option contracts.  During 2002 and 2001,  the  fluctuations  in GMDB  claims,  net of hedge,  were  driven by an increase in hedge  related benefits of $19,776 and  $14,646,  respectively.  Hedge  related  benefits  were  partially  offset by  increases  in GMDB claims of
$22,662 and $32,398 during 2002 and 2001, respectively.

Return credited to contract owners consists  primarily of net investment  results from the Company's  fixed,  market value adjusted, separate account  investment  option and changes in the Company's  experience rated  reinsurance  receivables.  The decrease in 2002 was primarily due to increased net investment  results on the Company's fixed,  market value adjusted,  separate account  investment option.  As the equity markets decline,  movement from variable  investment  options to fixed investment  options,  primarily due to one of the  Company's  product  features,  has  increased  the assets  invested in the fixed  separate  account  investment  option.
Included in 2002 net investment results is $9,849 of realized and unrealized losses on certain  securities,  of which $5,427 related to  WorldCom,  Inc.  bonds.  The  increase  in net  investment  results  was  partially  offset by a decrease  in  experience  rated reinsurance  receivables  in 2002 due to unfavorable  experience on certain blocks of variable  annuity  business.  In 2001,  return credited to contract  owners  decreased  primarily  due to favorable  experience  on certain  blocks of variable  annuity  contracts increasing the experience rated reinsurance  receivable.  Partially  offsetting the 2001 decrease is net investment losses of $1,662 related to Enron securities.

 Underwriting, acquisition and other insurance expenses for 2002, 2001 and 2000 were as follows:

                                                        2002              2001               2000
                                                        ----              ----               ----
Commissions and purchase credits                         $   287,612       $   248,187         $   430,743
General operating expenses                                   145,438           157,704             214,957
Acquisition costs deferred                                  (244,322)         (209,136)           (495,103)
                                                         -----------       -----------         -----------
Underwriting,   acquisition   and   other   insurance
     expenses                                            $   188,728       $   196,755         $   150,597
                                                         ===========       ===========         ===========

New products  launched,  as well as a larger  proportion of sales of products with higher  commissions as compared to 2001 led to an increase in  commissions  and purchase  credits  during  2002.  Lower sales and asset  levels led to a decrease in  commissions  and purchase credits during 2001.  Partially  offsetting this decline in 2001, the company launched a commission  promotion program that increased  commissions  as a percentage of new sales.  Commission  promotions in 2002 were  approximately  equivalent as compared to
2001.

General  operating  expenses  decreased  during  2002 and 2001 as a result of lower  sales-based  compensation,  as well as  expense reduction  programs  implemented during 2001 and continued strong expense  management in 2002.  Variable  compensation and long-term incentive plan expenses have decreased due to the slowdown in sales and the decline in the equity markets.

Amortization  of deferred  acquisition  costs  increased over the past two years, in general,  due to the further  depressed  equity markets in 2002 and 2001,  thereby  decreasing  expectations  of future gross profits and actual gross profits from asset based fees and  increased  expected and actual claim costs  associated  with minimum death benefit  guarantees.  During 2002,  the Company also performed a  recoverability  study and an analysis of its  short-term  assumptions  of future  gross  profits and  determined  those assumptions  of future  profits  to be  excessive.  This  analysis  resulted  in a current  year  acceleration  of  amortization  of
$206,000.  During 2002 and 2001,  the Company  also updated its future  estimated  gross  profits with respect to certain  mortality assumptions  reflecting  actual  experience and the decline in the equity markets  resulting in additional  increased  amortization.
See Note 2 of Notes to Consolidated Financial Statements for a further discussion on amortization of deferred acquisition costs.

Interest  expense  decreased during 2002 primarily due to lower interest expense related to the future fees payable to ASI liability
(See Note 8). Interest  expense on these  obligations is driven by the cash flows from the underlying  annuity  contracts  acting as collateral.  Due to the depressed  asset values of those annuity  contracts  driven by the decline in the equity  markets,  the cash flows, and therefore the interest  expense,  decreased from prior year levels.  Interest expense  decreased in 2001 as a result of a reduction in borrowing.

The Company's  income tax  (benefit)  expense  varies  directly with  increases or decreases in (loss) income from  operations.  The effective income tax rate varied from the corporate rate of 35% due primarily to the deduction for dividends received.

Total assets and  liabilities  decreased  $4,301,197 and  $4,406,590,  respectively,  from December 31, 2001.  This change  resulted primarily from the declining equity markets.

 Significant Accounting Policies
 -------------------------------

 Deferred Acquisition Costs

The costs of acquiring  new business,  which vary with and are primarily  related to new business  generated,  are deferred,  net of reinsurance.  These costs include  commissions,  purchase  credits,  costs of contract  issuance,  and certain selling expenses that vary with production.

The Company uses the  retrospective  deposit  method for  amortizing  deferred  acquisition  costs.  This method results in deferred acquisition  costs being  amortized in proportion to expected gross profits from surrender  charges and policy and asset based fees, net of  operating  and claim  costs.  The  deferred  acquisition  cost asset is  adjusted  retrospectively  and  prospectively  when estimates  of current and future  gross  profits to be realized  from a group of  products  are  revised.  Critical  assumptions  in estimating  gross profits  include those for  surrenders,  long-term fund growth rate,  expenses and death  benefits.  The long-term fund growth rate, in large part,  determines  the estimated  future asset levels on which the most  significant  revenues are based.
The Company's  long-term fund growth rate assumption is 8% (net of charges assessed  against the underlying  mutual fund, but before charges assessed at the separate  account and contract  level).  When current period actual asset growth is greater or less than the
Company's  long-term  expectation,  the Company adjusts the short-term asset growth rate to a level that will allow the Company,  in the short-term,  to resume the long-term asset growth rate  expectation.  The short-term asset growth rate is subject to constraints surrounding  actual market  conditions.  If the Company's  long-term fund growth rate assumption was 7% instead of 8%, the Company's deferred acquisition cost asset at December 31, 2002 would be reduced by $26,273.

 Future Fees Payable to ASI

In a series of  transactions  with ASI,  the Company  transferred  certain  rights to receive a portion of future fees and  contract charges expected to be realized on designated blocks of deferred annuity contracts.

The proceeds  from the  transfers  have been recorded as a liability and are being  amortized  over the remaining  surrender  charge period of the  designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

In connection with these  transactions,  ASI, through special purpose trusts,  issued  collateralized  notes in private  placements, which are secured by the rights to receive future fees and charges purchased from the Company.

Under the terms of the securitization  purchase  agreements,  the rights  transferred  provide for ASI to receive a percentage (60%,
80% or 100% depending on the underlying  commission  option) of future  mortality and expense charges and contingent  deferred sales charges,  after  reinsurance,  expected to be realized  over the  remaining  surrender  charge  period of the  designated  contracts
(generally  6 to 8 years).  The  liability  for future fees payable to ASI at the balance  sheet date is based on the  consideration received less principal  repayments  according to amortization  schedules that were developed at the inception of the  transactions.
If actual  mortality  and expense  charges and  contingent  deferred  sales  charges are less than those  projected  in the original amortization  schedules,  calculated on a transaction  by transaction  basis,  ASI has no recourse  against the Company.  As account values  associated  with the  designated  contracts  have  declined,  consistent  with the  overall  decline in the equity  markets, historical  mortality  and  expense  charges  have been lower than  expected  on certain  transactions  and it is likely that future mortality and expense  charges,  on those same  transactions,  will be lower than originally  projected.  As a result,  the ultimate cash flows  associated  with these  transactions  that will  transfer  to ASI may be lower than the current  carrying  amount of the liability.

The Company has determined,  using  assumptions for lapses,  mortality,  free  withdrawals and a long-term fund growth rate of 8% on the Company's assets under management, that the present value of future payments to ASI would be $429,773.

 Deferred Taxes

The Company  evaluates the necessity of recording a valuation  allowance against its deferred tax asset in accordance with Statement of Financial  Accounting  Standards No. 109,  Income Taxes ("SFAS 109"). In performing this  evaluation,  the Company  considers all available  evidence  in making  the  determination  as to  whether  it is more  likely  than not that  deferred  tax  assets are not realizable.  For the Company,  that evidence  includes:  cumulative  U.S. GAAP pre-tax  income in recent years past,  whether or not operating  losses have expired  unused in the past,  the length of  remaining  carryback or  carryforward  periods,  and net taxable income or loss  expectations  in early future years.  The net taxable  income or loss  projections  are based on profit  assumptions consistent with those used to amortize deferred acquisition costs (see above discussion on deferred acquisition costs).

As of December 31, 2002, the Company has  approximately  $361,000  gross  deferred tax assets  related  principally to net operating loss  carryforwards  that  expire  in 2016 and 2017 and  insurance  reserve  differences.  After  considering  the  impact  of gross reversing  temporary  liabilities of $323,000,  the Company  estimates that the Company will generate  sufficient  taxable income to fully utilize gross deferred tax assets within 2 years (prior to the expiration of the net operating losses).

 Liquidity and Capital Resources
 -------------------------------

The Company's liquidity requirements have generally been met by cash from insurance operations,  investment  activities,  borrowings from ASI, reinsurance, capital contributions and securitization transactions with ASI (see Note 8).

The  Company's  cash from  insurance  operations  is primarily  comprised of fees  generated  off of assets under  management,  less commission  expense on sales,  sales and marketing  expenses and other operating  expenses.  Fund  performance  driven by the equity markets  directly impact assets under management and therefore,  the fees the Company can generate off of those assets.  During 2002 and 2001, assets under management  declined  consistent with the equity market declines resulting in reductions in fee revenues.  In addition,  the  equity  markets  impact  sales  of  variable  annuities.  As sales  have  declined  in a  declining  equity  market, non-promotional  commission  expense  declined,  however,  in order to boost sales  levels,  the Company has offered  various  sales promotions increasing the use of cash for commission expense.

In order to fund the cash strain  generated from  acquisition  costs on current sales, the Company has relied on cash generated from its direct insurance  operations as well as reinsurance and securitization  transactions.  The Company has used modified coinsurance reinsurance  arrangements  whereby the  reinsurer  shares in the  experience  of a specified  book of  business.  These  reinsurance transactions  result in the Company  receiving  from the reinsurer an upfront  ceding  commission  on the book of business  ceded in exchange for the reinsurer  receiving , the future fees  generated from that book of business.  These  reinsurance  agreements  also mitigate the recoverability  risk associated with the payment of up-front  commissions and other acquisition costs.  Similarly,  the
Company has entered into securitization  transactions  whereby the Company issues to ASI, in exchange for cash, the right to receive future fees  generated  off of a specific  book of  business.  On April 12,  2002,  the Company  entered  into a new  securitization transaction  with ASI. This  transaction  covers  designated  blocks of business  issued from November 1, 2000 through  December 31,
2001.  The  estimated  present  value of the  transaction  at April 12,  2002,  using a discount  rate of 6.00%,  was  approximately
$101,713.

As of December 31, 2002, 2001 and 2000, the Company had short-term  borrowings of $10,000,  $10,000 and $10,000,  respectively,  and had  long-term  surplus notes  liabilities  of $110,000,  $144,000 and $159,000,  respectively.  During 2002,  the Company  borrowed
$263,091 and paid back $263,091  related to short-term  borrowing.  During 2002 and 2001, the Company  received  permission from the
State of Connecticut  Insurance Department to pay down surplus notes in the amount of $34,000 and $15,000,  respectively.  See Notes
14 and 15 of Notes  to  Consolidated  Financial  Statements  for  more  information  on  surplus  notes  and  short-term  borrowing, respectively.

As of December 31, 2002, 2001 and 2000,  shareholder's  equity totaled $683,061,  $577,668 and $496,911,  respectively.  The Company received capital  contributions  of $259,720 and $48,000 from ASI during 2002 and 2001,  respectively.  Of this,  $4,520 and $2,500, respectively,  was used to support its  investment in Skandia  Vida.  Net (loss)  income of  ($165,257)  and $33,099,  for the years ended December 31, 2002 and 2001, respectively, contributed to the respective changes in shareholder's equity in 2002 and 2001.

The National Association of Insurance  Commissioners  ("NAIC") requires insurance companies to report information  regarding minimum
Risk Based Capital ("RBC")  requirements.  These requirements are intended to allow insurance  regulators to identify companies that may need regulatory  attention.  The RBC model law requires that insurance  companies  apply various  factors to asset,  premium and reserve items,  all of which have inherent risks.  The formula  includes  components for asset risk,  insurance risk,  interest rate risk and business risk.  The Company has complied with the NAIC's RBC reporting  requirements  and has total  adjusted  capital well above required capital.

During 2002,  all of the major rating  agencies  reviewed the U.S. life  insurance  sector,  including  the Company.  Based on these reviews the rating  agencies  have  evolving  concerns  surrounding  the risk  profile of variable  annuity  companies  due to their significant  exposure  to equity  market  performance.  This  exposure  has  resulted,  and may  continue  to  result,  in  earnings volatility.  Based on the reviews made during 2002, the following ratings actions took place:

On May 8,  2002,  Fitch  Ratings  downgraded  the  Company's  "insurer  financial  strength"  rating to A+ from AA- with a  "stable"
outlook.

On September 19, 2002,  Fitch Ratings lowered the Company's  "insurer  financial  strength"  rating to A- from A+ with an "evolving"
outlook.

On September 27, 2002, A.M. Best Co. lowered the Company's "financial strength" rating to A- from A with negative implications.

On October 16, 2002,  Standard and Poor's lowered the Company's  "counter party credit" and "financial  strength" ratings to A- from
A+ with a negative outlook and removed the Company from Credit Watch.

Subsequent  to the  announcement  of the  Acquisition,  Standard  and  Poor's  placed  the  Company  on  CreditWatch  with  positive implications.

 Effects of Inflation
 --------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
-------

The Company believes that it is well positioned to retain and enhance its position as a leading  provider of financial  products for long-term  savings and retirement  purposes as well as to address the economic impact of premature death,  estate planning  concerns and supplemental  retirement  needs. The Company has renewed its focus on its core variable annuity  business,  offering  innovative long-term  savings and income products,  strengthening its wholesaling  efforts and providing  consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The  Gramm-Leach-Bliley  Act of 1999 (the Financial Services  Modernization Act) permits  affiliation among banks,  securities firms and insurance  companies.  This legislative change has created  opportunities for continued  consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various  other  legislative  initiatives  could impact the Company such as pension  reform and capital gains and estate tax changes.
These  include the  proposed  exclusion  from tax for  corporate  dividends,  potential  changes to the  deductibility  of dividends received from the Company's  separate accounts and newly proposed  tax-advantaged  savings programs.  Additional  pension reform may change current tax deferral rules and allow increased  contributions to retirement  plans,  which may lead to higher  investments in tax-deferred  products and create  growth  opportunities  for the Company.  A capital  gains tax  reduction  may cause  tax-deferred products to be less attractive to consumers, which could adversely impact the Company.

In addition,  NAIC  statutory  reserving  guidelines  and/or  interpretations  of those  guidelines  may change in the future.  Such changes may require the Company to modify, perhaps materially, its statutory-based reserves for variable annuity contracts.

 Forward Looking Information
 ---------------------------

The Private Securities  Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking  statements,  so long as those statements are identified as forward-looking,  and the statements are accompanied by meaningful  cautionary statements that identify  important  factors that could cause actual results to differ  materially  from those  discussed in the statement.  We want to take advantage of these safe harbor provisions.

Certain  information  contained in the  Management's  Discussion  and Analysis of Financial  Condition  and Results of Operations is
forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These  forward-looking  statements  rely on a number  of  assumptions  concerning  future  events,  and are  subject  to a number of significant  uncertainties  and results may differ  materially  from these  statements.  You should not put undue  reliance on these forward-looking  statements.  We disclaim any intention or obligation to update or revise forward-looking  statements,  whether as a result of new information, future events or otherwise.

 QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential  fluctuations in earnings and the fair value of certain of its assets and  liabilities,  as well as variations in expected cash flows due to changes in market  interest rates and equity prices.  The following  discussion  focuses on specific  exposures the Company has to interest rate and equity price risk and describes  strategies  used to manage these risks, and includes  "forward-looking  statements" that involve risk and uncertainties.  The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

 Interest Rate Risk
 ------------------

Fluctuations  in interest rates can  potentially  impact the Company's  profitability  and cash flows.  At December 31, 2002, 91% of assets held under  management  by the Company are in  non-guaranteed  Separate  Accounts for which the  Company's  interest rate and equity  market  exposure is not  significant,  as the contract  owner  assumes  substantially  all of the  investment  risk.  Of the remaining  9% of  assets,  the  interest  rate risk from  contracts  that  carry  interest  rate  exposure  is  managed  through  an asset/liability matching program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2002, the Company held fixed maturity  investments in its general  account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate  annuities,  fixed supplementary  contracts,  the fixed investment option offered in its variable life insurance  contracts,  and in support of the Company's target solvency  capital.  The
Company has a conservative  investment  philosophy with regard to these investments.  All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's  deferred  annuity  products  offer a fixed  investment  option which  subjects the Company to interest rate risk. The fixed option  guarantees a fixed rate of interest for a period of time  selected by the contract  owner.  Guarantee  period  options available range from one to ten years.  Withdrawal of funds,  or transfer of funds to variable  investment  options,  before the end of the guarantee  period subjects the contract owner to a market value  adjustment  ("MVA").  In the event of rising interest rates, which make the fixed  maturity  securities  underlying  the  guarantee  less  valuable,  the MVA could be negative.  In the event of declining  interest  rates,  which make the fixed maturity  securities  underlying  the guarantee  more  valuable,  the MVA could be positive.  The resulting  increase or decrease in the value of the fixed option,  from calculation of the MVA, should  substantially offset the increase or decrease in the market  value of the  securities  underlying  the  guarantee.  The Company  maintains  strict asset/liability  matching  to  enable  this  offset.  However,  the  Company  still  takes on the  default  risk for the  underlying securities,  the interest rate risk of  reinvestment  of interest  payments and the risk of failing to maintain the  asset/liability matching program with respect to duration and convexity.

Liabilities held in the Company's  guaranteed separate account as of December 31, 2002 totaled $1,828,048.  Assets,  primarily fixed income  investments,  supporting those liabilities had a fair value of $1,828,048.  The Company performed a sensitivity  analysis on these  interest-sensitive  liabilities and assets at December 31, 2002. The analysis showed that an immediate  decrease of 100 basis points in interest rates would result in a net increase in liabilities and the  corresponding  assets of  approximately  $69,150 and
$68,500,  respectively.  An analysis of a 100 basis point decline in interest  rates at December 31, 2001,  showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800 and $39,900, respectively.

 Equity Market Exposure
 ----------------------

The primary  equity market risk to the Company comes from the nature of the variable  annuity and variable life products sold by the
Company.  Various  fees and  charges  earned  are  substantially  derived  as a  percentage  of the  market  value of  assets  under management.  In a market decline,  this income will be reduced.  This could be further  compounded by customer  withdrawals,  net of applicable  surrender  charge  revenues,  partially  offset by transfers to the fixed option  discussed  above. A 10% decline in the market value of the assets under  management at December 31, 2002,  sustained  throughout  2003, would result in an approximate drop in related mortality and expense charges and annual fee income of $36,350.

Another  equity  market risk  exposure of the Company  relates to guaranteed  minimum  death  benefit  payments.  Declines in equity markets and,  correspondingly,  the  performance of the funds  underlying the Company's  products,  increase  exposure to guaranteed minimum death benefit  payments.  As discussed in Note 2D of the  consolidated  financial  statements,  the Company uses  derivative instruments to hedge against the risk of  significant  decreases in equity  markets.  Prior to the  implementation  of this program, the Company used reinsurance to mitigate this risk.

The Company has a portfolio of equity investments  consisting of mutual funds, which are held in support of a deferred  compensation program.  In the event of a decline in market values of underlying  securities,  the value of the portfolio  would decline;  however the accrued benefits payable under the related deferred compensation program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were  obtained  using  computer  models that take into  consideration  various assumptions  about the future.  Given the  uncertainty  of future  interest rate  movements,  volatility  in the equity  markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                                            AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                                                   Report of Independent Auditors

To the Board of Directors and Shareholder of
    American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated  statements of financial  condition of American  Skandia Life Assurance  Corporation (the "Company"
which is an indirect  wholly-owned  subsidiary of Skandia  Insurance Company Ltd.) as of December 31, 2002 and 2001, and the related consolidated  statements  of income,  shareholder's  equity and cash flows for each of the three years in the period ended  December
31, 2002. These  consolidated  financial  statements are the  responsibility of the Company's  management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing  standards  generally  accepted in the United States.  Those  standards  require that we plan and perform the audit to obtain  reasonable  assurance  about  whether the  financial  statements  are free of material misstatement.  An audit  includes  examining,  on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates made by management,  as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the consolidated  financial position of American  Skandia Life  Assurance  Corporation  at December  31, 2002 and 2001,  and the  consolidated  results of their operations  and their cash flows for each of the three years in the period ended  December 31, 2002, in conformity  with  accounting principles generally accepted in the United States.

As discussed in Note 2, in 2002 the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other
Intangible Assets.

As discussed in Note 2, effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133,
Accounting for Derivative Instruments and Hedging Activities.

/s/ Ernst & Young LLP

Hartford, Connecticut
February 3, 2003

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Financial Condition
                                                 (in thousands, except share data)

                                                                           As of December 31,
                                                                          2002            2001
                                                                          ----            ----
ASSETS
------
Investments:
   Fixed maturities - at fair value (amortized cost of $379,422
     and $356,882, respectively)                                     $       398,601 $       362,831
   Equity securities - at fair value (amortized cost of $52,017
     and $49,886, respectively)                                               51,769          45,083
   Derivative instruments - at fair value                                     10,370           5,525
   Policy loans                                                                7,559           6,559
                                                                     --------------- ---------------

     Total investments                                                       468,299         419,998

Cash and cash equivalents                                                     51,339               -
Accrued investment income                                                      4,196           4,737
Deferred acquisition costs                                                 1,117,544       1,383,281
Reinsurance receivable                                                         5,447           7,733
Receivable from affiliates                                                     3,961           3,283
Income tax receivable                                                              -          30,537
Deferred income taxes                                                         38,206               -
Fixed assets, at depreciated cost (accumulated depreciation of
$7,555 and $4,266, respectively)                                              12,132          17,752
Other assets                                                                 101,848         103,912
Separate account assets                                                   21,905,613      26,038,549
                                                                     --------------- ---------------

     Total assets                                                    $    23,708,585 $    28,009,782
                                                                     =============== ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
Liabilities:
Reserves for future policy and contract benefits                     $       149,349 $        91,126
Accounts payable and accrued expenses                                        133,543         192,952
Income tax payable                                                             6,547               -
Deferred income taxes                                                              -          54,980
Payable to affiliates                                                          2,223         101,035
Future fees payable to American Skandia, Inc. ("ASI")                        708,249         799,472
Short-term borrowing                                                          10,000          10,000
Surplus notes                                                                110,000         144,000
Separate account liabilities                                              21,905,613      26,038,549
                                                                     --------------- ---------------

     Total liabilities                                                    23,025,524      27,432,114
                                                                     --------------- ---------------

Commitments and contingent liabilities (Note 18)

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                      2,500           2,500
Additional paid-in capital                                                   595,049         335,329
Retained earnings                                                             73,821         239,078
Accumulated other comprehensive income                                        11,691             761
                                                                     --------------- ---------------

     Total shareholder's equity                                              683,061         577,668
                                                                     --------------- ---------------

     Total liabilities and shareholder's equity                      $    23,708,585 $    28,009,782
                                                                     =============== ===============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                                 Consolidated Statements of Income
                                                           (in thousands)

                                                                       For the Years Ended December 31,
                                                                      2002          2001           2000
                                                                      ----          ----           ----

REVENUES
--------

Annuity and life insurance charges and fees                       $    370,004  $    388,696  $    424,578
Fee income                                                              97,650       111,196       130,610
Net investment income                                                   19,632        20,126        18,595
Net realized capital (losses) gains                                     (9,614)          928          (688)
Other                                                                    2,176         1,770         4,883
                                                                  ------------  ------------  ------------

   Total revenues                                                      479,848       522,716       577,978
                                                                  ------------  ------------  ------------

EXPENSES
--------

Benefits:
   Annuity and life insurance benefits                                   3,391         1,955           751
   Change in annuity and life insurance policy reserves                  2,741       (39,898)       49,339
   Guaranteed minimum death benefit claims, net of hedge                23,256        20,370         2,618
   Return credited to contract owners                                    5,196         5,796         8,463
                                                                  ------------  ------------  ------------

     Total benefits                                                     34,584       (11,777)       61,171

Other:
   Underwriting, acquisition and other insurance
     expenses                                                          188,728       196,755       150,597
   Amortization of deferred acquisition costs                          510,059       224,047       184,616
   Interest expense                                                     14,544        73,424        85,998
                                                                  ------------  ------------  ------------

                                                                       713,331       494,226       421,211
                                                                  ------------  ------------  ------------

   Total benefits and expenses                                         747,915       482,449       482,382
                                                                  ------------  ------------  ------------

     (Loss) income from operations before income tax
(benefit) expense                                                     (268,067)       40,267        95,596

       Income tax (benefit) expense                                   (102,810)        7,168        30,779
                                                                  ------------  ------------  ------------

         Net (loss) income                                        $   (165,257) $     33,099  $     64,817
                                                                  ============  ============  ============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                          Consolidated Statements of Shareholder's Equity
                                                           (in thousands)

                                                                                    Accumulated Other
                                                                                  Comprehensive Income
                                                                               ----------------------------
                                                                               -------------- -------------
                                                      Additional                  Foreign      Unrealized
                                          Common        Paid in    Retained      Currency        Gains
                                            Stock       Capital     Earnings    Translation     (Losses)       Total
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
 As of December 31, 1999                      $2,500     $215,879    $141,162        $148          ($255)      $359,434
Net income                                                             64,817                                    64,817
Other comprehensive income:
   Unrealized capital gains                                                                          843            843
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                                      433            433
   Foreign currency translation                                                       (66)                          (66)
                                                                                                            ------------
                                                                                                            ------------
Other comprehensive income                                                                                        1,210
                                                                                                            ------------
                                                                                                            ------------
Comprehensive income                                                                                             66,027
Capital contributions                                      71,450                                                71,450
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
As of December 31, 2000                        2,500      287,329     205,979          82          1,021        496,911
Net income                                                             33,099                                    33,099
Other comprehensive loss:
   Unrealized capital losses                                                                        (261)          (261)
   Reclassification adjustment for
realized gains included in net
realized capital (losses) gains                                                                      (14)           (14)
   Foreign currency translation                                                       (67)                          (67)
                                                                                                            ------------
                                                                                                            ------------
Other comprehensive loss                                                                                           (342)
                                                                                                            ------------
                                                                                                            ------------
Comprehensive income                                                                                             32,757
Capital contributions                                      48,000                                                48,000
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
As of December 31, 2001                        2,500      335,329     239,078          15            746        577,668
Net loss                                                             (165,257)                                 (165,257)
Other comprehensive income:
   Unrealized capital gains                                                                       10,434         10,434
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                                    1,126          1,126
   Foreign currency translation                                                      (630)                         (630)
                                                                                                            ------------
                                                                                                            ------------
Other comprehensive income                                                                                       10,930
                                                                                                            ------------
                                                                                                            ------------
Comprehensive loss                                                                                             (154,327)
Capital contributions                                     259,720                                               259,720
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
As of December 31, 2002                       $2,500     $595,049     $73,821       $(615)       $12,306       $683,061

Unrealized  capital  gains  (losses)  is shown net of tax  expense  (benefit)  of $5,618,  ($140) and $454 for 2002,  2001 and 2000,
respectively.  Reclassification  adjustment for realized  losses (gains)  included in net realized  capital  (losses) gains is shown net of tax expense  (benefit) of $606, ($8) and $233 for 2002, 2001 and 2000,  respectively.  Foreign currency  translation is shown net of tax benefit of $339, $36 and $36 for 2002, 2001 and 2000, respectively.

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                               Consolidated Statements of Cash Flows
                                                           (in thousands)

                                                                         For the Years Ended December 31,
                                                                           2002        2001        2000
                                                                           ----        ----        ----
Cash flow from operating activities:
   Net (loss) income                                                    $ (165,257) $   33,099  $   64,817
   Adjustments to reconcile net (loss) income to net
     cash (used in) provided by operating activities:
     Amortization and depreciation                                          21,649      13,374       5,758
     Deferral of acquisition costs                                        (244,322)   (209,136)   (495,103)
     Amortization of deferred acquisition costs                            510,059     224,047     184,616
     Deferred tax (benefit) expense                                        (99,071)     46,215      60,023
     Change in unrealized (gains) losses on derivatives                     (5,149)      2,902      (2,936)
     Increase (decrease) in policy reserves                                  3,293     (38,742)     50,892
     (Decrease) increase in net receivable/payable to affiliates           (99,490)    103,496     (72,063)
     Change in net income tax receivable/payable                            37,084       4,083     (58,888)
     Increase in other assets                                               (9,546)    (12,105)    (65,119)
     Decrease (increase) in accrued investment income                          541         472      (1,155)
     Decrease (increase) in reinsurance receivable                           2,286      (1,849)        420
     (Decrease) increase in accounts payable and accrued
expenses                                                                   (59,409)     55,912     (21,550)
     Net realized capital (gains) losses on derivatives                    (26,654)    (14,929)      5,554
     Net realized capital losses (gains) on investments                      9,616        (928)        688
                                                                        ----------  ----------  ----------
       Net cash (used in) provided by operating activities                (124,370)    205,911    (344,046)
                                                                        ----------  ----------  ----------

Cash flow from investing activities:
     Purchase of fixed maturity investments                               (388,053)   (462,820)   (380,737)
     Proceeds from sale and maturity of fixed
       maturity investments                                                367,263     390,816     303,736
     Purchase of derivatives                                               (61,998)   (103,533)    (14,781)
     Proceeds from exercise or sale of derivative instruments               88,956     113,051       5,936
     Purchase of shares in equity securities and dividend
reinvestments                                                              (49,713)    (55,430)    (18,136)
     Proceeds from sale of shares in equity securities                      34,220      25,228       8,345
     Purchase of fixed assets                                               (2,423)    (10,773)     (7,348)
     Increase in policy loans                                               (1,000)     (2,813)     (2,476)
                                                                        ----------  ----------  ----------
       Net cash used in investing activities                               (12,748)   (106,274)   (105,461)
                                                                        ----------  ----------  ----------

Cash flow from financing activities:
     Capital contribution                                                  259,720      48,000      71,450
     Pay down of surplus notes                                             (34,000)    (15,000)    (20,000)
     (Decrease) increase in future fees payable to ASI, net                (91,223)   (137,355)    358,376
     Deposits to contract owner accounts                                   808,209      59,681     172,441
     Withdrawals from contract owner accounts                             (164,964)   (130,476)   (102,603)
     Change in contract owner accounts, net of investment earnings        (588,315)     62,875     (55,468)
                                                                        ----------  ----------  ----------
       Net cash provided by (used in) financing activities                 189,427    (112,275)    424,196
                                                                        ----------  ----------  ----------

       Net increase (decrease) in cash and cash equivalents                 52,309     (12,638)    (25,311)
       Change in foreign currency translation                                 (970)       (103)       (101)
       Cash and cash equivalents at beginning of period                          -      12,741      38,153
       Cash and cash equivalents at end of period                       $   51,339  $        -  $   12,741
                                                                        ==========  ==========  ==========
     Income taxes (received) paid                                       $  (40,823) $  (43,130) $   29,644
                                                                        ==========  ==========  ==========
     Interest paid                                                      $   23,967  $   56,831  $  114,394
                                                                        ==========  ==========   =========
                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                             Notes to Consolidated Financial Statements
                                                         December 31, 2002
                                                       (dollars in thousands)

1.       ORGANIZATION AND OPERATION

         American  Skandia  Life  Assurance  Corporation  ("ASLAC"  or the  "Company"),  with  its  principal  offices  in  Shelton,
         Connecticut,  is a wholly-owned  subsidiary of American  Skandia,  Inc.  ("ASI").  On December 19, 2002,  Skandia Insurance
         Company Ltd. (publ)  ("SICL"),  an insurance  company  organized under the laws of the Kingdom of Sweden,  and the ultimate parent company of the Company,  entered into a definitive purchase agreement with Prudential Financial,  Inc., a New Jersey corporation ("Prudential  Financial"),  whereby Prudential Financial will acquire the Company and certain of its affiliates
         (the  "Acquisition").  Consummation  of the  transaction is subject to various  closing  conditions,  including  regulatory approvals  and  approval of certain  matters by the board of directors  and  shareholders  of the mutual  funds  advised by
         American Skandia  Investment  Services,  Inc.  ("ASISI"),  a subsidiary of ASI. The transaction is expected to close during the second quarter of 2003.

         The  Company  develops  long-term  savings  and  retirement   products,   which  are  distributed  through  its  affiliated
         broker/dealer  company,  American Skandia Marketing,  Incorporated  ("ASM"). The Company currently issues term and variable universal life insurance and variable  deferred and immediate  annuities for individuals and groups in the United States of
         America and its territories.

         The Company has 99.9%  ownership  in Skandia  Vida,  S.A.  de C.V.  ("Skandia  Vida"),  which is a life  insurance  company domiciled in Mexico.  Skandia Vida had total  shareholder's  equity of $5,023 and $4,179 as of December 31, 2002, and 2001,
         respectively.  Skandia Vida has generated  net losses of $2,706,  $2,619 and $2,540 in 2002,  2001 and 2000,  respectively.
         As part of the  Acquisition,  it is expected  that the Company  will sell its  ownership  interest in Skandia Vida to SICL.
         The Company has filed for required  regulatory  approvals from the State of  Connecticut  and Mexico related to the sale of
         Skandia Vida.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Basis of Reporting
                  ------------------

                  The accompanying  consolidated  financial  statements have been prepared in conformity with accounting  principles generally  accepted in the United States ("U.S.  GAAP").  Skandia Vida has been  consolidated  in these  financial statements.  Intercompany  transactions  and balances between the Company and Skandia Vida have been eliminated in consolidation.

                  Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

         B.       New Accounting Standard
                  -----------------------

                  Effective January 1, 2001, the Company adopted Statement of Financial  Accounting  Standards No. 133,  "Accounting
                  for  Derivative  Instruments  and Hedging  Activities,"  as amended by SFAS 137 and SFAS 138  (collectively  "SFAS
                  133").  Derivative instruments held by the Company consist of equity put option contracts utilized to

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  manage  the  economic  risks  associated  with  guaranteed  minimum  death  benefits  ("GMDB").  These  derivative instruments are carried at fair value.  Realized and unrealized  gains and losses are reported in the Consolidated
                  Statements  of Income,  together  with GMDB claims  expense,  as a component of  Guaranteed  Minimum Death Benefit
                  Claims,  Net of Hedge.  The  adoption of SFAS No. 133 did not have a material  effect on the  Company's  financial statements.

                  Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20,  "Recognition of
                  Interest Income and Impairment on Purchased and Retained  Beneficial  Interests in Securitized  Financial Assets."
                  Under the  consensus,  investors  in certain  asset-backed  securities  are  required  to record  changes in their estimated  yield on a prospective  basis and to evaluate these  securities for an other than temporary  decline in value.  If the fair value of the  asset-backed  security has declined below its carrying amount and the decline is determined  to be other than  temporary,  the security is written  down to fair value.  The adoption of EITF Issue
                  99-20 did not have a significant effect on the Company's financial statements.

                  In July 2001,  the  Financial  Accounting  Standards  Board  ("FASB")  issued  Statement of  Financial  Accounting
                  Standards.  No. 142  "Accounting  for  Goodwill and  Intangible  Assets"  ("SFAS  142").  Under the new  standard, goodwill and intangible  assets deemed to have indefinite lives will no longer be amortized but will be subject to annual  impairment  tests in  accordance  with the new  standard.  Other  intangible  assets  will  continue to be amortized over their useful lives.

                  The Company applied the new rules on the accounting for goodwill and other intangible  assets in the first quarter of 2002.  The adoption of SFAS 142 did not have a significant impact on the Company's financial statements.

C.       Investments
         -----------

                  The Company has classified its fixed maturity investments as available-for-sale  and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

                  The Company has classified its equity securities held in support of a deferred  compensation plan (see Note 12) as available-for-sale.  Such  investments  are  carried  at fair value with  changes in  unrealized  gains and losses reported as a component of other comprehensive income.

                  Policy loans are carried at their unpaid principal balances.

                  Realized capital gains and losses on disposal of investments are determined by the specific identification method.

                  Other than temporary  impairment  charges are  determined  based on an analysis that is performed on a security by security basis and includes quantitative and qualitative factors.
                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

D.       Derivative Instruments
         ----------------------

                  The Company  uses  derivative  instruments,  which  consist of equity put option  contracts,  for risk  management purposes,  and not for trading or  speculation.  The Company  hedges the economic  GMDB exposure  associated  with equity  market  fluctuations.  As the equity  markets  decline,  the  Company's  exposure  to future  GMDB  claims increases.  Conversely,  as the equity markets  increase the Company's  exposure to future GMDB claims  decreases.
                  The claims exposure is reduced by the market value effect of the option contracts purchased.

                  Based on criteria  described in SFAS 133, the  Company's  fair value hedges do not qualify as  "effective"  hedges and, therefore, hedge accounting may not be applied.  Accordingly,  the derivative investments are carried at fair value with changes in unrealized  gains and losses being recorded in income as those changes occur.  As such, both realized and  unrealized  gains and losses are reported in the  Consolidated  Statements of Income,  together with
                  GMDB claims expense, as a component of Guaranteed Minimum Death Benefit Claims, Net of Hedge.

                  As of December 31, 2002 and 2001,  the  accumulated  difference  between  cost and market  value on the  Company's derivatives  was an  unrealized  gain of $1,434  and an  unrealized  loss of $3,715,  respectively.  The amount of realized and unrealized gains (losses) on the Company's  derivatives  recorded during the years ended December 31,
                  2002, 2001 and 2000 was $31,803, $12,027 and ($2,619), respectively.

E.       Cash Equivalents
         ----------------

                  The Company  considers all highly liquid time deposits,  commercial  paper and money market mutual funds purchased with a maturity date, at acquisition, of three months or less to be cash equivalents.

                  As of December 31, 2002, $50 of cash reflected on the Company's financial  statements was restricted in compliance with regulatory requirements.

         F.       State Insurance Licenses
                  ------------------------

                  Licenses to do business in all states have been  capitalized  and  reflected at the purchase  price of $6,000 less accumulated  amortization  of $2,038 at  December  31,  2002.  Due to the  adoption  of SFAS 142,  the cost of the licenses is no longer being  amortized  but is subjected to an annual  impairment  test.  As of December 31, 2002, the  Company  estimated  the fair  value of the  state  insurance  licenses  to be in excess  of book  value  and, therefore, no impairment charge was required.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         G.       Income Taxes
                  ------------

                  The Company is included in the  consolidated  federal  income tax return filed by Skandia  U.S.  Inc. and its U.S.
                  subsidiaries.  In accordance  with the tax sharing  agreement,  the federal  income tax provision is computed on a separate return basis as adjusted for  consolidated  items.  Pursuant to the terms of this agreement,  the Company has the right to recover the value of losses utilized by the  consolidated  group in the year of  utilization.  To the extent the Company  generates  income in future years,  the Company is entitled to offset future taxes on that income through the application of its loss carry forward generated in the current year.

                  Deferred income taxes reflect the net tax effects of temporary  differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

         H.       Recognition of Revenue and Contract Benefits
                  --------------------------------------------

                  Revenues for variable  deferred  annuity  contracts  consist of charges  against  contract owner account values or separate  accounts  for  mortality  and  expense  risks,  administration  fees,  surrender  charges  and an annual maintenance  fee per  contract.  Revenues  for  mortality  and expense risk  charges and  administration  fees are recognized as assessed  against the contract  holder.  Surrender  charge revenue is recognized  when the surrender charge is assessed  against the  contract  holder at the time of  surrender.  Annual  maintenance  fees are earned ratably throughout the year.

                  Benefit  reserves for the variable  investment  options on annuity  contracts  represent  the account value of the contracts and are included in the separate account liabilities.

                  Fee income from mutual fund organizations is recognized when assessed against assets under management.

                  Revenues for variable  immediate annuity and supplementary  contracts with life  contingencies  consist of certain charges  against  contract owner account values  including  mortality and expense risks and  administration  fees.
                  These charges and fees are recognized as revenue as assessed  against the contract  holder.  Benefit  reserves for variable  immediate  annuity  contracts  represent  the account  value of the  contracts  and are  included in the separate account liabilities.

                  Revenues for the market value adjusted fixed investment  option on annuity  contracts  consist of separate account investment  income reduced by amounts  credited to the contract  holder for interest.  This net spread is included in return  credited to contract  owners on the  consolidated  statements  of income.  Benefit  reserves  for these contracts represent the account value of the contracts plus a

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  market value  adjustment,  and are included in the general account reserve for future policy and contract benefits to the  extent in excess of the  separate  account  assets,  typically  for the  market  value  adjustment  at the reporting date.

                  Revenues for fixed immediate annuity and fixed supplementary  contracts without life contingencies  consist of net investment  income,  reported as a component of return credited to contract  owners.  Revenues for fixed immediate annuity contracts with life contingencies consist of single premium payments recognized as annuity  considerations when  received.  Benefit  reserves for these  contracts are based on applicable  actuarial  standards with assumed interest  rates that vary by issue year and are  included in the  general  account  reserve for future  policy and contract benefits.  Assumed interest rates ranged from 6.25% to 8.25% at December 31, 2002 and 2001.

                  Revenues for variable life  insurance  contracts  consist of charges  against  contract  owner  account  values or separate  accounts for mortality and expense risk fees,  administration  fees, cost of insurance  fees,  taxes and surrender  charges.  Certain  contracts also include charges  against  premium to pay state premium taxes.  All of these charges are recognized as revenue when assessed against the contract  holder.  Benefit reserves for variable life  insurance  contracts  represent the account value of the contracts and are included in the separate  account liabilities.

         I.       Deferred Acquisition Costs
                  --------------------------

                  The costs of acquiring new  business,  which vary with and are primarily  related to new business  generated,  are being  deferred,  net of  reinsurance.  These  costs  include  commissions,  purchase  credits,  costs of contract issuance, and certain selling expenses that vary with production.

                  The Company uses the retrospective  deposit method for amortizing deferred  acquisition costs. This method results in deferred acquisition costs being amortized in proportion to expected gross profits,  from surrender charges and policy and asset based fees,  net of operating and claim costs.  The deferred  acquisition  cost asset is adjusted retrospectively  and prospectively  when estimates of current and future gross profits to be realized from a group of products  are  revised.  Critical  assumptions  in  estimating  gross  profits  include  those for  surrenders, long-term  fund  growth  rate,  expenses  and death  benefits.  The  long-term  fund growth  rate,  in large part, determines  the  estimated  future asset levels on which the most  significant  revenues are based.  The Company's long-term  fund growth rate  assumption is 8% (net of charges  assessed  against the  underlying  mutual fund, but before charges assessed at the separate  account and contract  level).  When current period actual asset growth is greater or less than the Company's long-term expectation,  the Company adjusts the short-term asset growth rate to a level that will allow the Company,  in the short-term,  to resume the long-term  asset growth rate  expectation.
                  The short-term asset growth rate is subject to constraints surrounding actual market conditions.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Details of deferred acquisition costs and related amortization for the years ended December 31, are as follows:

                                                                 2002            2001            2000
                                                                 ----            ----            ----
                  Balance at beginning of year              $   1,383,281   $   1,398,192   $   1,087,705
                  Acquisition costs deferred during the
                       year                                       244,322         209,136         495,103
                  Acquisition costs amortized during the
                       year                                      (510,059)       (224,047)       (184,616)
                                                            -------------   -------------   -------------
                  Balance at end of year                    $   1,117,544   $   1,383,281   $   1,398,192
                                                            =============   =============   =============

                  As asset  growth  rates,  during  2002 and  2001,  have been far below the  Company's  long-term  assumption,  the adjustment to the short-term  asset growth rate had risen to a level,  before being capped,  that in  management's opinion was excessive in the current  market  environment.  Based on an analysis of those  short-term  rates,  the related estimates of future gross profits and an impairment study,  management of the Company  determined that the short-term  asset  growth  rate  should be reset to the  level of the  long-term  growth  rate  expectation  as of
                  September 30, 2002.  This resulted in an acceleration of amortization of approximately $206,000.

                  Throughout  the year,  the Company  also  updated  its future  estimated  gross  profits  with  respect to certain mortality  assumptions  reflecting actual experience and the decline in the equity markets resulting in additional increased amortization of approximately $72,000.

         J.       Reinsurance
                  -----------

                  The Company cedes reinsurance under modified  co-insurance  arrangements.  These reinsurance  arrangements provide additional  capacity  for growth in  supporting  the cash flow  strain  from the  Company's  variable  annuity and variable life insurance business.  The reinsurance is effected under quota share contracts.

                  At December 31, 2002 and 2001,  in accordance  with the  provisions of the modified  coinsurance  agreements,  the
                  Company accrued approximately $5,447 and $7,733,  respectively,  for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

         K.       Translation of Foreign Currency
                  -------------------------------

                  The  financial  position  and results of  operations  of Skandia  Vida are  measured  using local  currency as the functional  currency.  Assets and  liabilities  are  translated at the exchange  rate in effect at each  year-end.
                  Statements of income and changes in  shareholder's  equity  accounts are translated at the average rate prevailing during the year.  Translation  adjustments  arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         L.       Separate Accounts
                  -----------------

                  Assets and liabilities in separate  accounts are included as separate  captions in the consolidated  statements of financial  condition.  Separate  account  assets  consist  principally  of long term bonds,  investments in mutual funds,  short-term  securities  and  cash and cash  equivalents,  all of which  are  carried  at fair  value.  The investments  are managed  predominately  through  ASISI,  utilizing  various fund  managers as  sub-advisors.  The remaining  investments  are  managed  by  independent  investment  firms.  The  contract  holder has the option of directing  funds to a wide variety of investment  options,  most of which invest in mutual funds.  The  investment risk on the  variable  portion  of a  contract  is  borne by the  contract  holder.  Fixed  options  with  minimum guaranteed  interest rates are also  available.  The Company bears the credit risk associated with the investments that support these fixed options.

                  Included in Separate Account  liabilities are reserves of $1,828,048 and $1,092,944 at December 31, 2002 and 2001,
                  respectively,  relating to deferred annuity investment options for which the contract holder is guaranteed a fixed rate of  return.  These  reserves  are  calculated  using the  Commissioners  Annuity  Reserve  Valuation  Method.
                  Separate  Account assets of $1,828,048 and $1,092,944 at December 31, 2002 and 2001,  respectively,  consisting of fixed maturities, equity securities,  short-term securities, cash and cash equivalents, accrued investment income, accrued liabilities and amounts due to/from the General Account are held in support of these annuity  obligations, pursuant to state regulation.

                  Included in the general  account,  within  Reserves for Future Policy and Contract  Benefits,  is the market value adjustment associated with the guaranteed,  fixed rate investment options, assuming the market value adjustment at the reporting date.

                  Net investment  income (including net realized capital gains and losses) and interest credited to contract holders on separate account assets are not separately reflected in the Consolidated Statements of Income.

M.       Unearned Performance Credits
         ----------------------------

                  The Company  defers  certain  bonus  credits  applied to  contract  holder  deposits.  The credit is reported as a contract holder liability within separate account  liabilities and the deferred expense is reported as a component of other  assets.  As the contract  holder must keep the contract  in-force for 10 years to earn the bonus credit, the Company  amortizes  the  deferred  expense on a  straight-line  basis over 10 years.  If the  contract  holder surrenders the contract or the contract holder dies prior to the end of 10 years,  the bonus credit is returned to the  Company.  This  component  of the bonus  credit  is  amortized  in  proportion  to  expected  surrenders  and mortality.  As of December  31, 2002 and 2001,  the  unearned  performance  credit  asset was $83,288 and $89,234, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         N.       Estimates
                  ---------

                  The  preparation of financial  statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses during the reporting  period.  The more  significant  estimates and assumptions are related to deferred  acquisition costs and involve  estimates of future policy lapses,  investment returns and maintenance expenses.  Actual results could differ from those estimates.

3.       INVESTMENTS

         The  amortized  cost,  gross  unrealized  gains and losses and fair value of fixed  maturities  and  investments  in equity securities  as of December  31,  2002 and 2001 are shown  below.  All  securities  held at December  31, 2002 and 2001 were publicly traded.

         Investments in fixed maturities as of December 31, 2002 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized
                                                      Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations              $    270,969   $    15,658       $    (78)   $    286,549
         Obligations of state and political
           subdivisions                                    253             9             (1)            261
         Corporate securities                          108,200         3,631            (40)        111,791
                                                  ------------   -----------       --------    ------------
              Totals                              $    379,422   $    19,298       $   (119)   $    398,601
                                                  ============   ===========       ========    ============

         The amortized  cost and fair value of fixed  maturities,  by  contractual  maturity,  at December 31, 2002 are shown below.
         Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                                       Amortized
                                                          Cost      Fair Value
                                                          ----      ----------
         Due in one year or less                      $    12,793   $    12,884
         Due after one through five years                 165,574       171,830
         Due after five through ten years                 186,609       198,913
         Due after ten years                               14,446        14,974
                                                      -----------   -----------
           Total                                      $   379,422   $   398,601
                                                      ===========   ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

3.       INVESTMENTS (continued)

         Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized
                                                      Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations                 $198,136         $2,869          $(413)      $200,592
         Obligations of state and political
           subdivisions                                   252              8              -            260
         Corporate securities                         158,494          4,051           (566)       161,979
                                                   ----------        -------         ------     ----------
              Totals                                 $356,882         $6,928          $(979)      $362,831
                                                     ========         ======          =====       ========

         Proceeds from sales of fixed maturities during 2002, 2001 and 2000 were $367,213, $386,816 and $302,632, respectively.
         Proceeds from maturities during 2002, 2001 and 2000 were $50, $4,000 and $1,104, respectively.

         The cost, gross unrealized gains/losses and fair value of investments in equity securities at December 31 are shown below:

                                                           Gross          Gross
                                                        Unrealized     Unrealized        Fair
                                            Cost           Gains         Losses          Value
                                            ----           -----         ------          -----
         2002                             $ 52,017         $ 136        $    (384)     $ 51,769
         2001                             $  49,886        $ 122        $ (4,925)      $ 45,083

         Net realized  investment  gains  (losses),  determined on a specific  identification  basis,  were as follows for the years ended December 31:

                                                          2002          2001           2000
                                                          ----          ----           ----
         Fixed maturities:
           Gross gains                                $    8,213      $  8,849       $  1,002
           Gross losses                                   (4,468)       (4,387)        (3,450)

         Investment in equity securities:
           Gross gains                                        90           658          1,913
           Gross losses                                  (13,451)       (4,192)          (153)
                                                      ----------      --------       --------

              Totals                                  $   (9,616)     $    928       $   (688)
                                                      ==========      ========       ========

         During  2002,  the  Company  determined  that  certain  amounts  of its  investment  in equity  securities  were other than temporarily impaired and, accordingly, recorded a loss of $3,769.

         As of December  31, 2002,  the Company did not own any  investments  in fixed  maturity  securities  whose  carrying  value exceeded 10% of the Company's equity.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

3.       INVESTMENTS (continued)

         As of December 31, 2002, the following fixed maturities were restricted in compliance with regulatory requirements:

         Security                                                      Fair Value
         --------                                                      ----------
         U.S. Treasury Note, 6.25%, February 2003                           $4,345
         U.S. Treasury Note, 3.00%, November 2003                              183
         Puerto Rico Commonwealth, 4.60%, July 2004                            210
         Puerto Rico Commonwealth, 4.875%, July 2023                            52

4.       FAIR VALUES OF FINANCIAL INSTRUMENTS

         The methods and assumptions used to determine the fair value of financial instruments are as follows:

         Fair values of fixed  maturities  with active markets are based on quoted market prices.  For fixed  maturities  that trade in less active markets, fair values are obtained from an independent pricing service.

         Fair values of equity securities are based on quoted market prices.

         The fair value of derivative instruments is determined based on the current value of the underlying index.

         The carrying  value of cash and cash  equivalents  (cost)  approximates  fair value due to the  short-term  nature of these investments.

         The carrying value of policy loans approximates fair value.

         Fair value of future fees payable to ASI are determined on a discounted  cash flow basis,  using best estimate  assumptions of lapses, mortality, free withdrawals and a long-term fund growth rate of 8% on the Company's assets under management.

         The  carrying  value of  short-term  borrowings  (cost)  approximates  fair  value  due to the  short-term  nature of these liabilities.

         Fair value of surplus  notes are  determined  based on a discounted  cash flow basis with a projected  payment of principal and all accrued interest at the maturity date (see Note 14 for payment restrictions).

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

4.       FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

         The fair values and carrying values of financial instruments at December 31, 2002 and 2001 are as follows:

                                                   December 31, 2002                December 31, 2001
                                                   -----------------                -----------------
                                             Fair Value     Carrying Value    Fair Value     Carrying Value
                                           -------------- ------------------ ------------- ------------------
                                           -------------- ------------------ ------------- ------------------
        Assets
        ------
        Fixed Maturities                         $398,601           $398,601      $362,831           $362,831
        Equity Securities                          51,769             51,769        45,083             45,083
        Derivative Instruments                     10,370             10,370         5,525              5,525
        Policy Loans                                7,559              7,559         6,559              6,559

        Liabilities
        -----------
        Future Fees Payable to ASI                429,773            708,249       546,357            799,472
        Short-term Borrowing                       10,000             10,000        10,000             10,000
        Surplus Notes and accrued
           interest of $29,230 and
           $25,829 in 2002 and 2001,
           respectively                           140,777            139,230       174,454            169,829

5.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31 were as follows:

                                                          2002          2001           2000
                                                          ----          ----           ----
         Fixed maturities                              $  18,015     $  18,788      $  13,502
         Cash and cash equivalents                         1,116           909          5,209
         Equity securities                                   809           622             99
         Policy loans                                        403           244             97
                                                      ----------    ----------     ----------
         Total investment income                          20,343        20,563         18,907
         Investment expenses                                (711)         (437)          (312)
                                                      ----------    ----------     ----------
         Net investment income                         $19,632       $  20,126      $  18,595
                                                       ========      ========= ==   =========

6.       INCOME TAXES

         The significant components of income tax expense for the years ended December 31 were as follows:

                                                            2002          2001         2000
                                                            ----          ----         ----
         Current tax benefit                            $    (3,739)   $  (39,047)  $   (29,244)
         Deferred tax expense, excluding operating
           loss carryforwards                                35,915        60,587        60,023
         Deferred tax benefit for operating and
           capital loss carryforwards                      (134,986)      (14,372)            -
                                                        -----------    ----------   -----------
              Total income tax (benefit) expense        $  (102,810)   $    7,168   $    30,779
                                                        ===========    ==========   ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES (continued)

         Deferred tax assets (liabilities) include the following at December 31:

                                                           2002          2001
                                                           ----          ----
         Deferred tax assets:
           GAAP to tax reserve differences             $   165,348   $   241,503
           Future fees payable to ASI                       21,475        63,240
           Deferred compensation                            20,603        20,520
           Net operating loss carry forward                147,360        14,372
           Other                                             6,530        17,276
                                                       -----------   -----------
              Total deferred tax assets                    361,316       356,911
                                                       -----------   -----------

         Deferred tax liabilities:
           Deferred acquisition costs, net                (312,933)     (404,758)
           Net unrealized gains on fixed
              maturity securities                           (6,713)       (2,082)
           Other                                            (3,464)       (5,051)
                                                       -----------   -----------
              Total deferred tax liabilities              (323,110)     (411,891)
                                                       -----------   -----------
                Net deferred tax asset (liability)     $    38,206   $   (54,980)
                                                       ===========   ===========

         In  accordance  with SFAS 109, the Company has  performed an analysis of its deferred tax assets to assess  recoverability.
         Looking at a variety of items,  most  notably,  the timing of the reversal of  temporary  items and future  taxable  income projections, the Company determined that no valuation allowance is needed.

         The income tax (benefit)  expense was different from the amount computed by applying the federal  statutory tax rate of 35%
         to pre-tax income from continuing operations as follows:

                                                                   2002            2001           2000
                                                                   ----            ----           ----
         (Loss) income before taxes
           Domestic                                           $   (265,361)   $   42,886      $   98,136
           Foreign                                                  (2,706)       (2,619)         (2,540)
                                                              ------------    ----------      ----------
           Total                                                  (268,067)       40,267          95,596
           Income tax rate                                              35%           35%             35%
                                                              -------------   -----------     -----------
         Tax (benefit) expense at federal statutory income
           tax rate                                                (93,823)       14,093          33,459

         Tax effect of:
           Dividend received deduction                             (12,250)       (8,400)         (7,350)
           Losses of foreign subsidiary                                947           917             889
           Meals and entertainment                                     603           603             841
           State income taxes                                            -           (62)           (524)
           Federal provision to return differences                     709          (177)          3,235
           Other                                                     1,004           194             229
                                                              ------------    ----------      ----------
              Income tax (benefit) expense                    $   (102,810)   $    7,168      $   30,779
                                                              ============    ==========      ==========

         The Company's net operating loss carry  forwards,  totaling  approximately  $421,029  (pre-tax) at December 31, 2002,  will expire in 2016 and 2017.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

7.       COST ALLOCATION AGREEMENTS WITH AFFILIATES

         Certain  operating costs (including rental of office space,  furniture,  and equipment) have been charged to the Company at cost by American Skandia Information Services and Technology  Corporation  ("ASIST"),  an affiliated company.  ASLAC signed a written service  agreement with ASIST for these services  executed and approved by the Connecticut  Insurance  Department in 1995.  This  agreement  automatically  continues in effect from year to year and may be  terminated by either party upon
         30 days written  notice.  The Company has also paid and charged  operating  costs to several of its  affiliates.  The total cost to the Company for these items was $8,177,  $6,179 and $13,974 in 2002, 2001 and 2000,  respectively.  Income received for these items was approximately $13,052, $13,166 and $11,186 in 2002, 2001 and 2000, respectively.

         Allocated  depreciation  expense  was  $7,440,  $8,764 and $9,073 in 2002,  2001 and 2000,  respectively.  Allocated  lease expense was $5,808,  $6,517 and $5,606 in 2002, 2001 and 2000,  respectively.  Allocated sub-lease rental income,  recorded as a reduction to lease  expense,  was $738,  $30 and $0 in 2002,  2001 and 2000,  respectively.  Assuming that the written service  agreement  between ASLAC and ASIST continues  indefinitely,  ASLAC's  allocated  future minimum lease payments and sub-lease receipts per year and in aggregate as of December 31, 2002 are as follows:

                                                                       Lease         Sub-Lease
                                                                       -----         ---------
                                  2003                            $     4,847      $     1,616
                                  2004                                  5,275            1,773
                                  2005                                  5,351            1,864
                                  2006                                  5,328            1,940
                                  2007                                  5,215            1,788
                                  2008 and thereafter                  19,629            7,380
                                                                  -----------      -----------
                                  Total                           $    45,645      $    16,361
                                                                  ===========      ===========

         Beginning in 1999, the Company was reimbursed by ASM for certain  distribution  related costs  associated with the sales of business through an investment firm where ASM serves as an introducing  broker dealer.  Under this agreement,  the expenses reimbursed  were  $8,255,  $6,610  and $6,064 in 2002,  2001 and 2000,  respectively.  As of  December  31,  2002 and 2001, amounts receivable under this agreement were approximately $458 and $639, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI

         In a series of  transactions  with ASI,  the  Company  transferred  certain  rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

         The proceeds from the transfers  have been recorded as a liability  and are being  amortized  over the remaining  surrender charge period of the  designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

         In connection  with these  transactions,  ASI,  through  special purpose  trusts,  issued  collateralized  notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of the securitization  purchase agreements,  the rights transferred provide for ASI to receive a percentage
         (60%, 80% or 100% depending on the underlying  commission  option) of future  mortality and expense  charges and contingent deferred  sales  charges,  after  reinsurance,  expected to be realized over the remaining  surrender  charge period of the designated  contracts  (generally 6 to 8 years).  The liability for future fees payable to ASI at the balance sheet date is based on the consideration  received less principal repayments  according to amortization  schedules that were developed at the inception of the  transactions.  If actual  mortality and expense  charges and  contingent  deferred  sales charges are less than those projected in the original  amortization  schedules,  calculated on a transaction by transaction  basis, ASI has no  recourse  against  the  Company.  As  account  values  associated  with the  designated  contracts  have  declined, consistent  with the overall  decline in the equity  markets,  current  mortality and expense  charges have been lower than expected on certain  transactions and it is likely that future mortality and expense charges,  on those same  transactions, will be lower than originally  projected.  As a result,  the ultimate cash flows  associated with these  transactions  that will transfer to ASI may be lower than the current carrying amount of the liability (see Note 4).

         On April 12, 2002, the Company  entered into a new  securitization  purchase  agreement with ASI. This  transaction  covers designated  blocks of business issued from November 1, 2000 through  December 31, 2001. The estimated  present value of the transaction at April 12, 2002, using a discount rate of 6.00%, was $101,713.

         Payments,  representing  fees and charges in the  aggregate  amount,  of $186,810,  $207,731 and $219,523  were made by the
         Company to ASI in 2002,  2001 and 2000,  respectively.  Related  interest  expense of $828,  $59,873  and  $70,667 has been included in the consolidated statements of income for 2002, 2001 and 2000, respectively.

         The  Commissioner of the State of Connecticut has approved the transfer of future fees and charges;  however,  in the event that the  Company  becomes  subject to an order of  liquidation  or  rehabilitation,  the  Commissioner  has the ability to restrict the payments due to ASI,  into a restricted  account,  under the Purchase  Agreement  subject to certain terms and conditions.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI (continued)

         The present values of the transactions as of the respective effective date were as follows:

                              Closing      Effective        Contract Issue        Discount       Present
           Transaction         Date          Date               Period              Rate          Value
           -----------         ----          ----               ------              ----          -----

             1996-1           12/17/96        9/1/96        1/1/94 - 6/30/96        7.5%          $50,221
             1997-1            7/23/97        6/1/97        3/1/96 - 4/30/97        7.5%           58,767
             1997-2           12/30/97       12/1/97        5/1/95 - 12/31/96       7.5%           77,552
             1997-3           12/30/97       12/1/97        5/1/96 - 10/31/97       7.5%           58,193
             1998-1            6/30/98        6/1/98        1/1/97 - 5/31/98        7.5%           61,180
             1998-2           11/10/98       10/1/98        5/1/97 - 8/31/98        7.0%           68,573
             1998-3           12/30/98       12/1/98        7/1/96 - 10/31/98       7.0%           40,128
             1999-1            6/23/99        6/1/99        4/1/94 - 4/30/99        7.5%          120,632
             1999-2           12/14/99       10/1/99       11/1/98 - 7/31/99        7.5%          145,078
             2000-1            3/22/00        2/1/00        8/1/99 - 1/31/00        7.5%          169,459
             2000-2            7/18/00        6/1/00        2/1/00 - 4/30/00        7.25%          92,399
             2000-3           12/28/00       12/1/00        5/1/00 - 10/31/00       7.25%         107,291
             2000-4           12/28/00       12/1/00        1/1/98 - 10/31/00       7.25%         107,139
             2002-1            4/12/02        3/1/02       11/1/00 - 12/31/01       6.00%         101,713

         Payments of future fees  payable to ASI,  according  to original  amortization  schedules,  as of December  31, 2002 are as follows:

                                          Year         Amount
                                          ----         ------

                                          2003      $   186,854
                                          2004          171,093
                                          2005          147,902
                                          2006          117,761
                                          2007           66,270
                                          2008           18,369
                                                    -----------
                                          Total     $   708,249
                                                    ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

9.       LEASES

         The Company  entered into an eleven year lease agreement for office space in Westminster,  Colorado,  effective  January 1,
         2001.  Lease expense for 2002 and 2001 was $2,583 and $1,602,  respectively.  Sub-lease  rental income was $227 in 2002 and
         $0 in 2001.  Future  minimum lease  payments and  sub-lease  receipts per year and in aggregate as of December 31, 2002 are as follows:

                                                                       Lease           Sub-Lease
                                                                       -----           ---------
                                   2003                          $    1,913         $      426
                                   2004                               1,982                455
                                   2005                               2,050                500
                                   2006                               2,050                533
                                   2007                               2,050                222
                                   2008 and thereafter                8,789                  0
                                                                 ----------         ----------
                                   Total                         $   18,834         $    2,136
                                                                 ==========         ==========

10.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory basis shareholder's equity was $279,957 and $226,780 at December 31, 2002 and 2001, respectively.

         The Company  incurred  statutory  basis net losses in 2002 of $192,474 due primarily to significant  declines in the equity markets,  increasing GMDB reserves calculated on a statutory basis.  Statutory basis net losses for 2001 were $121,957,  as compared to income of $11,550 in 2000.

         Under  various  state  insurance  laws,  the maximum  amount of dividends  that can be paid to  shareholders  without prior approval of the state  insurance  department  is subject to  restrictions  relating to statutory  surplus and net gain from operations.  For 2003, no amounts may be distributed without prior approval.

11.      STATUTORY ACCOUNTING PRACTICES

         The Company  prepares its statutory basis financial  statements in accordance with accounting  practices  prescribed by the
         State  of  Connecticut  Insurance  Department.  Prescribed  statutory  accounting  practices  include  publications  of the
         National  Association of Insurance  Commissioners  (NAIC),  as well as state laws,  regulations and general  administrative rules.

         The NAIC adopted the  Codification  of Statutory  Accounting  Principles  (Codification)  in March 1998. The effective date for  codification  was January 1, 2001. The Company's  state of domicile,  Connecticut,  has adopted  codification  and the
         Company has made the  necessary  changes in its  statutory  accounting  and  reporting  required  for  implementation.  The overall impact of adopting  codification in 2001 was a one-time,  cumulative change in accounting benefit recorded directly in statutory surplus of $12,047.

         In addition,  during 2001,  based on a  recommendation  from the State of  Connecticut  Insurance  Department,  the Company
         changed its statutory method of accounting for its

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

11.      STATUTORY ACCOUNTING PRACTICES (continued)

         liability  associated  with  securitized  variable  annuity  fees.  Under the new method of  accounting,  the liability for securitized  fees is  established  consistent  with the method of  accounting  for the liability  associated  with variable annuity fees ceded under  reinsurance  contracts.  This equates to the  statutory  liability  at any  valuation  date being equal to the  Commissioners  Annuity  Reserve  Valuation  Method (CARVM) offset related to the securitized  contracts.  The impact of this change in accounting,  representing  the difference in the liability  calculated under the old method versus the new  method as of January 1, 2001,  was  reported  as a  cumulative  effect of change in  accounting  benefit  recorded directly in statutory surplus of approximately $20,215.

         In 2001,  the Company,  in agreement  with the  Connecticut  Insurance  Department,  changed its reserving  methodology  to recognize free partial  withdrawals  and to reserve on a  "continuous"  rather than  "curtate"  basis.  The impact of these changes,  representing  the difference in reserves  calculated  under the new methods versus the old methods,  was recorded directly to surplus as changes in reserves on account of valuation  basis.  This resulted in an increase to the  unassigned deficit of approximately $40,511.

         Effective January 1, 2002, the Company adopted  Statement of Statutory  Accounting  Principles No. 82,  "Accounting for the
         Costs of Computer  Software  Developed or Obtained for Internal Use and Web Site  Development  Costs" ("SSAP 82").  SSAP 82
         requires the  capitalization  of certain costs incurred in connection with  developing or obtaining  internal use software.
         Prior to the adoption of SSAP 82, the Company  expensed all internal use software  related  costs as incurred.  The Company has  identified  and  capitalized  $5,935 of costs  associated  with  internal  use  software  as of January 1, 2002 and is amortizing the applicable  costs on a  straight-line  basis over a three year period.  The costs  capitalized as of January
         1, 2002 resulted in a direct increase to surplus.  Amortization expense for the year ended December 31, 2002 was $757.

12.      EMPLOYEE BENEFITS

         The Company has a 401(k) plan for which  substantially  all employees are eligible.  Under this plan, the Company  provides a 50% match on  employees'  contributions  up to 6% of an  employee's  salary  (for an  aggregate  match of up to 3% of the employee's  salary).  Additionally,  the Company may contribute  additional  amounts based on  profitability of the Company and  certain of its  affiliates.  Expenses  related to this  program in 2002,  2001 and 2000 were $719,  $2,738 and $3,734, respectively.  Company  contributions  to this plan on behalf of the  participants  were  $921,  $2,549 and $4,255 in 2002,
         2001 and 2000, respectively.

         The  Company  has a  deferred  compensation  plan,  which is  available  to the field  marketing  staff and  certain  other employees.  Expenses  related  to this  program  in 2002,  2001 and 2000 were  $3,522,  $1,615  and  $1,030,  respectively.
         Company  contributions  to this plan on behalf of the participants  were $5,271,  $1,678 and $2,134 in 2002, 2001 and 2000, respectively.

         The Company and certain  affiliates  cooperatively  have a  long-term  incentive  program  under which units are awarded to executive  officers and other  personnel.  The Company and certain  affiliates  also have a profit sharing  program,  which benefits all employees

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

12.      EMPLOYEE BENEFITS (continued)

         below the  officer  level.  These  programs  consist of  multiple  plans with new plans  instituted  each year.  Generally, participants  must remain  employed by the Company or its affiliates at the time such units are payable in order to receive any payments  under the programs.  The accrued  liability  representing  the value of these units was $7,083 and $13,645 as of December 31, 2002 and 2001,  respectively.  Expenses  (income)  related to these programs in 2002,  2001 and 2000,  were
         $1,471,  ($9,842) and $2,692,  respectively.  Payments under these programs were $8,033,  $8,377 and $13,697 in 2002,  2001 and 2000, respectively.

13.      FINANCIAL REINSURANCE

The Company cedes insurance to other insurers in order to fund the cash strain generated from commission costs on current sales and to limit its risk exposure.  The Company uses modified coinsurance reinsurance arrangements whereby the reinsurer shares in the experience of a specified book of business.  These reinsurance transactions result in the Company receiving from the reinsurer an upfront ceding commission on the book of business ceded in exchange for the reinsurer receiving in the future, the future fees generated from that book of business.  Such transfer does not relieve the Company of its primary liability and, as such, failure of reinsurers to honor their obligation could result in losses to the Company.  The
         Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

         The effect of reinsurance for the 2002, 2001 and 2000 was as follows:

        2002                                                            Gross          Ceded           Net
        ----                                                            -----          -----           ---
        Annuity and life insurance charges and fees                 $   406,272     $   (36,268)  $   370,004
        Return credited to contract owners                          $     5,221     $       (25)  $     5,196
        Underwriting, acquisition and other insurance
        expenses (deferal of acquisition costs)                     $   154,588     $    34,140   $   188,728
        Amortization of deferred acquisition costs                  $   542,945     $   (32,886)  $   510,059

        2001
        ----
        Annuity and life insurance charges and fees                 $   430,914     $   (42,218)  $   388,696
        Return credited to contract owners                          $     5,704     $        92   $     5,796
        Underwriting, acquisition and other insurance
        expenses (deferral of acquisition costs)                    $   163,677     $    33,078   $   196,755
        Amortization of deferred acquisition costs                  $   231,290     $    (7,243)  $   224,047

        2000
        ----
        Annuity and life insurance charges and fees                 $   473,318     $   (48,740)  $   424,578
        Return credited to contract owners                          $     8,540     $       (77)  $     8,463
        Underwriting, acquisition and other insurance
        expenses (deferral of acquisition costs)                    $   108,399     $    42,198   $   150,597
        Amortization of deferred acquisition costs                  $   205,174     $   (20,558)  $   184,616

         In December 2000, the Company entered into a modified  coinsurance  agreement with SICL covering  certain  contracts issued since January 1996.  The impact of this treaty to the

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

13.      FINANCIAL REINSURANCE (continued)

         Company was pre-tax (loss) income of ($4,137),  $8,394 and $23,341 in 2002,  2001 and 2000,  respectively.  At December 31,
         2002 and 2001, $675 and $1,137, respectively, was receivable from SICL under this agreement.

14.      SURPLUS NOTES

         The Company has issued  surplus notes to ASI in exchange for cash.  Surplus notes  outstanding  as of December 31, 2002 and
         2001, and interest expense for 2002, 2001 and 2000 were as follows:

                                                     Liability as of
                                                      December 31,                    Interest Expense
                                   Interest                                            For the Years
            Note Issue Date          Rate          2002          2001          2002         2001         2000
         ----------------------    ---------     ----------    ----------    ---------    ---------    ---------
         ----------------------    ---------     ----------

         February 18, 1994           7.28%               -             -             -            -          732
         March 28, 1994              7.90%               -             -             -            -          794
         September 30, 1994          9.13%               -             -             -        1,282        1,392
         December 19, 1995           7.52%               -        10,000           520          763          765
         December 20, 1995           7.49%               -        15,000           777        1,139        1,142
         December 22, 1995           7.47%               -         9,000           465          682          684
         June 28, 1996               8.41%          40,000        40,000         3,411        3,411        3,420
         December 30, 1996           8.03%          70,000        70,000         5,699        5,699        5,715
                                                 ----------    ----------    ---------    ---------    ---------
                                                 ----------    ----------    ---------    ---------    ---------

         Total                                    $110,000      $144,000       $10,872      $12,976      $14,644
                                                 ==========    ==========    =========    =========    =========

         On September 6, 2002,  surplus notes for $10,000,  dated December 19, 1995,  $15,000,  dated December 20, 1995, and $9,000, dated  December 22, 1995,  were repaid.  On December 3, 2001, a surplus note,  dated  September  30, 1994,  for $15,000 was repaid.  On December 27, 2000,  surplus  notes for $10,000,  dated  February 18, 1994,  and $10,000,  dated March 28, 1994, were repaid.  All surplus notes mature seven years from the issue date.

         Payment of interest and repayment of principal  for these notes is subject to certain  conditions  and require  approval by the  Insurance  Commissioner  of  the  State  of  Connecticut.  At  December  31,  2002  and  2001,  $29,230  and  $25,829,
         respectively, of accrued interest on surplus notes was not permitted for payment under these criteria.

15.      SHORT-TERM BORROWING

         The Company  had a $10,000  short-term  loan  payable to ASI at  December  31,  2002 and 2001 as part of a  revolving  loan agreement.  The loan had an interest  rate of 1.97% and  matured on January  13,  2003.  The loan was  subsequently  rolled over with a new interest  rate of 1.82% and a new maturity date of March 13, 2003.  The loan was further  extended to April
         30, 2003 and a new interest rate of 1.71%.  The total related  interest  expense to the Company was $271,  $522 and $687 in
         2002,  2001  and  2000,  respectively.  Accrued  interest  payable  was $10 and $113 as of  December  31,  2002  and  2001,
         respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

15.      SHORT-TERM BORROWING (continued)

         On January 3, 2002,  the Company  entered into a $150,000  credit  facility  with ASI. This credit  facility  terminates on
         December  31, 2005 and bears  interest at the offered  rate in the London  interbank  market  (LIBOR) plus 0.35 percent per annum for the  relevant  interest  period.  Interest  expense  related  to these  borrowings  was $2,243 for the year ended
         December 31, 2002.  As of December 31, 2002, no amount was outstanding under this credit facility.

16.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately  99% of the  Company's  separate  account  liabilities  are subject to  discretionary  withdrawal by contract owners at market value or with market value  adjustment.  Separate  account  assets,  which are carried at fair value,  are adequate to pay such  withdrawals,  which are generally  subject to surrender  charges ranging from 10% to 1% for contracts held less than 10 years.

17.      RESTRUCTURING CHARGES

         On March 22, 2001 and  December 3, 2001,  the  Company  announced  separate  plans to reduce  expenses to better  align its operating  infrastructure  with  the  current  investment  market  environment.  As part of the two  plans,  the  Company's workforce was reduced by approximately  140 positions and 115 positions,  respectively,  affecting  substantially all areas of the Company.  Estimated  pre-tax  severance  benefits of $8,500 have been charged  against  2001  operations  related to these  reductions.  These  charges  have  been  reported  in the  Consolidated  Statements  of  Income  as a  component  of
         Underwriting,  Acquisition  and Other  Insurance  Expenses.  As of December 31, 2002 and 2001, the remaining  restructuring liability, relating primarily to the December 3, 2001 plan, was $12 and $4,104, respectively.

18.      COMMITMENTS AND CONTINGENT LIABILITIES

         In recent years, a number of annuity  companies have been named as defendants in class action lawsuits  relating to the use of variable  annuities as funding  vehicles for tax- qualified  retirement  accounts.  The Company is currently a defendant in one such lawsuit.  A purported  class action  complaint was filed in the United States  District  Court for the Southern
         District of New York on December  12,  2002,  by Diane C. Donovan  against the Company and certain of its  affiliates  (the
         "Donovan  Complaint").  The  Donovan  Complaint  seeks  unspecified  compensatory  damages and  injunctive  relief from the
         Company  and  certain of its  affiliates.  The Donovan  Complaint  claims  that the  Company and certain of its  affiliates violated  federal  securities laws in marketing  variable  annuities.  This litigation is in the  preliminary  stages.  The
         Company believes this action is without merit, and intends to vigorously defend against this action.

         The  Company is also  involved  in other  lawsuits  arising,  for the most part,  in the  ordinary  course of its  business operations.  While the outcome of these other  lawsuits  cannot be  determined  at this time,  after  consideration  of the defenses  available  to the  Company,  applicable  insurance  coverage and any related  reserves  established,  these other lawsuits are not expected to result in liability for amounts material to the financial  condition of the Company,  although it may adversely affect results of operations in future periods.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

18.      COMMITMENTS AND CONTINGENT LIABILITIES (continued)

         As  discussed  previously,  on December  19,  2002,  SICL entered  into a  definitive  purchase  agreement  (the  "Purchase
         Agreement") to sell its ownership interest in the Company and certain affiliates to Prudential  Financial for approximately
         $1.265  billion.  The closing of this  transaction,  which is  conditioned  upon  certain  customary  regulatory  and other approvals and conditions, is expected in the second quarter of 2003.

         The purchase  price that was agreed to between SICL and  Prudential  Financial was based on a September 30, 2002  valuation of the Company and certain  affiliates.  As a result,  assuming the  transaction  closes,  the  economics of the  Company's business from  September 30, 2002 forward will inure to the benefit or detriment of Prudential  Financial.  Included in the
         Purchase Agreement,  SICL has agreed to indemnify  Prudential  Financial for certain liabilities that may arise relating to periods prior to September 30, 2002. These  liabilities  generally include market conduct  activities,  as well as contract and regulatory compliance (referred to as "Covered Liabilities").

         Related to the  indemnification  provisions  contained in the Purchase  Agreement,  SICL has signed, for the benefit of the
         Company,  an indemnity letter,  effective December 19, 2002, to make the Company whole for certain Covered Liabilities that come to  fruition  during  the period  beginning  December  19,  2002 and ending  with the close of the  transaction.  This indemnification  effectively  transfers  the risk  associated  with  those  Covered  Liabilities  from the  Company to SICL concurrent with the signing of the definitive purchase agreement rather than waiting until the transaction closes.

19.      SEGMENT REPORTING

         Assets under management and sales for products other than variable  annuities have not been  significant  enough to warrant full segment  disclosures as required by SFAS 131,  "Disclosures about Segments of an Enterprise and Related  Information,"
         and the Company does not  anticipate  that they will be so in the future due to changes in the Company's  strategy to focus on its core variable annuity business.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

20.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                                                                      Three Months Ended
                                                  ----------------------------------------------------------
                          2002                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance revenues*    $   118,797   $    126,614   $    115,931   $    108,488
        Net investment income                           4,965          4,714          5,128          4,825
        Net realized capital losses                    (1,840)        (1,584)        (2,327)        (3,863)
                                                  -----------   ------------   ------------   ------------
        Total revenues                                121,922        129,744        118,732        109,450
        Benefits and expenses*                        112,759        160,721        323,529        150,906
                                                  -----------   ------------   ------------   ------------
        Pre-tax net income (loss)                       9,163        (30,977)      (204,797)       (41,456)
        Income tax expense (benefit)                    1,703        (11,746)       (72,754)       (20,013)
                                                  -----------   ------------   ------------   ------------
        Net income (loss)                         $     7,460   $    (19,231)  $   (132,043)  $    (21,443)
                                                  ===========   ============   ============   ============

         *    For the quarters ended March 31, 2002 and June 30, 2002, the Company had  overstated  premiums ceded in revenues.  The above presentation  reflects an equal and offsetting  reclassification  of these amounts to benefits and expenses with no net income impact.

                                                                      Three Months Ended
                                                  ----------------------------------------------------------
                          2001                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance revenues***  $   130,885   $    128,465   $    122,708   $    119,604
        Net investment income**                         5,381          4,997          5,006          4,742
        Net realized capital gains (losses)             1,902            373            376         (1,723)
                                                  -----------   ------------   ------------   ------------
        Total revenues                                138,168        133,835        128,090        122,623
        Benefits and expenses**  ***                  122,729        110,444        123,307        125,969
                                                  -----------   ------------   ------------   ------------
        Pre-tax net income (loss)                      15,439         23,391          4,783         (3,346)
        Income tax expense (benefit)                    4,034          7,451           (480)        (3,837)
                                                  -----------   ------------   -------------  ------------
        Net income                                $    11,405   $     15,940   $      5,263   $        491
                                                  ===========   ============   ============   ============

         **   For the quarters  ended March 31, 2001,  June 30, 2001 and  September  30, 2001,  the Company had reported  investment
              performance   associated  with  its  derivatives  as  net  investment  income.  The  above  presentation   reflects  a
              reclassification of these amounts to benefits and expenses.
         ***  For the  quarters  ended  September  30, 2001 and  December 31, 2001,  the Company had  overstated  premiums  ceded in revenues.  The above presentation  reflects an equal and offsetting  reclassification of these amounts to benefits and expenses with no net income impact.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

20.      QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                                                                      Three Months Ended
                                                  ----------------------------------------------------------
                          2000                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance revenues     $    137,040  $    139,346   $   147,819    $    135,866
        Net investment income****                        4,343         4,625         4,619           5,008
        Net realized capital gains (losses)                729        (1,436)         (858)            877
        Total revenues                                 142,112       142,535       151,580         141,751
        Benefits and expenses****                      107,893       122,382       137,843         114,264
        Pre-tax net income                              34,219        20,153        13,737          27,487
        Income tax expense                              10,038         5,225         3,167          12,349
        Net income                                $     24,181  $     14,928   $    10,570    $     15,138
                                                  ============  ============   ===========    ============

         ****For the  quarters  ended March 31,  2000,  June 30, 2000,  September  30, 2000 and  December 31, 2000,  the Company had
              reported  investment  performance  associated with its derivatives as net investment  income.  The above  presentation reflects a reclassification of these amounts to benefits and expenses.

                               APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

Separate  Account B consists  of  multiple  Sub-accounts.  Each  Sub-account  invests  only in a single  mutual  fund or mutual fund portfolio.  All or some of these  Sub-accounts  are available as investment  options for other variable  annuities we offer pursuant to different prospectuses.

Unit Prices And Numbers Of Units:  The following table shows:  (a) the Unit Price,  as of the dates shown,  for Units in each of the
Sub-accounts of Separate Account B that are being offered pursuant to this Prospectus;  and (b) the number of Units  outstanding for each  such  Sub-account  as of the  dates  shown.  The year in which  operations  commenced  in each  such  Sub-account  is noted in parentheses.  To the extent a Sub-account  commenced  operations during a particular  calendar year, the Unit Price as of the end of the period reflects only the partial year results from the  commencement of operations  until December 31st of the applicable  year.
The  portfolios  in  which a  particular  Sub-account  invests  may or may not have  commenced  operations  prior  to the date  such
Sub-account  commenced  operations.  The initial offering price for each Sub-account was $10.00.  Unit Prices and Units are provided for Sub-accounts that commenced operations prior to January 1, 2003.

Beginning  November 18, 2002,  multiple Unit Prices will be calculated  for each  Sub-account  of Separate  Account B to reflect the daily charge  deducted for each  combination of the applicable  Insurance  Charge,  Distribution  Charge (when  applicable)  and the charge for the  Guaranteed  Return  Option  offered  under this  Annuity.  The Unit Prices below  reflect the daily  charges for the optional benefit offered between November 18, 2002 and December 31, 2002 only.

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Strong International Equity 1 (1989)
     With No Optional Benefits
     Unit Price                                          $19.53        24.28         31.88        43.99        27.18        22.95        19.70        18.23       16.80       16.60
     Number of Units                                 14,140,023   17,388,860    19,112,622   16,903,883   17,748,560   17,534,233   17,220,688   14,393,137  14,043,215   9,063,464
     With One Optional Benefit
     Unit Price                                           $8.56            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,569,506            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST William Blair International Growth 2(1997)
     With No Optional Benefits
     Unit Price                                           $9.92        13.54         17.96        24.16        13.41        11.70            -            -           -           -
     Number of Units                                 29,062,215   40,507,419    57,327,711   61,117,418   43,711,763   21,405,891            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $9.72            -             -            -            -            -            -            -           -           -
     Number of Units                                    835,523            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST American Century International Growth 3
(1997)
     With No Optional Benefits
     Unit Price                                          $10.20        12.85         17.92        21.66        13.30        11.35            -            -           -           -
     Number of Units                                 31,813,722   37,487,425    17,007,352    6,855,601    5,670,336    2,857,188            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.52            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,252,674            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST DeAM International Equity 4 (1994)
     With No Optional Benefits
     Unit Price                                           $8.81        10.77         16.12        23.45        12.54        11.46        11.39        10.23           -           -
     Number of Units                                 10,185,535   13,627,264    16,245,805    8,818,599    9,207,623    9,988,104    9,922,698    2,601,283           -           -
     With One Optional Benefit
     Unit Price                                           $8.19            -             -            -            -            -            -            -           -           -
     Number of Units                                    269,995            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST MFS Global Equity (1999)
     With No Optional Benefits
     Unit Price                                           $7.74         8.94         10.08        11.01            -            -            -            -           -           -
     Number of Units                                  5,878,055    5,806,567     2,803,013      116,756            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $9.04            -             -            -            -            -            -            -           -           -
     Number of Units                                    969,509            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST PBHG Small-Cap Growth 5 (1994)
     With No Optional Benefits
     Unit Price                                          $12.83        19.84         21.51        42.08        17.64        17.28        16.54        13.97       10.69           -
     Number of Units                                 17,093,250   23,048,821    25,535,093   32,134,969   15,003,001   14,662,728   12,282,211    6,076,373   2,575,105           -
     With One Optional Benefit
     Unit Price                                           $6.92            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,970,250            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST DeAM Small-Cap Growth 6 (1999)
     With No Optional Benefits
     Unit Price                                           $6.13         8.46         11.98        15.37            -            -            -            -           -           -
     Number of Units                                 44,042,514   60,703,791    63,621,279   53,349,003            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.67            -             -            -            -            -            -            -           -           -
     Number of Units                                    639,695            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Federated Aggressive Growth (2000)
     With No Optional Benefits
     Unit Price                                           $4.96         7.10          9.08            -            -            -            -            -           -           -
     Number of Units                                  5,188,521    6,499,066       196,575            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.64            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,255,415            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Goldman Sachs Small-Cap Value 7 (1998)
     With No Optional Benefits
     Unit Price                                          $13.72        15.12         13.95        10.57         9.85            -            -            -           -           -
     Number of Units                                 20,004,839   26,220,860    15,193,053    6,597,544    4,081,870            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $9.26            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,492,775            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Gabelli Small-Cap Value 8 (1997)
     With No Optional Benefits
     Unit Price                                          $12.58        14.08         13.35        11.11        11.20        12.70            -            -           -           -
     Number of Units                                 32,549,396   35,483,530    23,298,524   21,340,168   24,700,211   14,612,510            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $9.30            -             -            -            -            -            -            -           -           -
     Number of Units                                  6,141,523            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST DeAM Small-Cap Value 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.68            -             -            -            -            -            -            -           -           -
     Number of Units                                    581,833            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.66            -             -            -            -            -            -            -           -           -
     Number of Units                                    423,387            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Goldman Sachs Mid-Cap Growth 10 (2000)
     With No Optional Benefits
     Unit Price                                           $2.78         3.88          6.58            -            -            -            -            -           -           -
     Number of Units                                 16,748,577   17,045,776     9,426,102            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.97            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,273,118            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Neuberger Berman Mid-Cap Growth 11 (1994)
     With No Optional Benefits
     Unit Price                                          $12.86        18.95         25.90        28.58        19.15        16.10        13.99        12.20        9.94           -
     Number of Units                                 19,674,777   25,717,164    26,517,850   13,460,525   13,389,289   11,293,799    9,563,858    3,658,836     301,267           -
     With One Optional Benefit
     Unit Price                                           $7.41            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,175,250            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Neuberger Berman Mid-Cap Value 12 (1993)
     With No Optional Benefits
     Unit Price                                          $17.78        20.16         21.09        16.78        16.10        16.72        13.41        12.20        9.81       10.69
     Number of Units                                 37,524,187   47,298,313    44,558,699   37,864,586   16,410,121   11,745,440    9,062,152    8,642,186   7,177,232   5,390,887
     With One Optional Benefit
     Unit Price                                           $8.96            -             -            -            -            -            -            -           -           -
     Number of Units                                  5,118,558            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Alger All-Cap Growth (2000)
     With No Optional Benefits
     Unit Price                                           $3.51         5.54          6.74            -            -            -            -            -           -           -
     Number of Units                                 85,441,507  125,442,916    28,229,631            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $6.80            -             -            -            -            -            -            -           -           -
     Number of Units                                    658,419            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Gabelli All-Cap Value (2000)
     With No Optional Benefits
     Unit Price                                           $7.59         9.71         10.06            -            -            -            -            -           -           -
     Number of Units                                 11,924,124   14,934,570     1,273,094            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.17            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,200,225            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST T. Rowe Price Natural Resources (1995)
     With No Optional Benefits
     Unit Price                                          $18.36        19.71         19.86        15.88        12.57        14.46        14.19        11.01           -           -
     Number of Units                                  5,891,582    6,565,088     6,520,983    6,201,327    5,697,453    7,550,076    6,061,852      808,605           -           -
     With One Optional Benefit
     Unit Price                                           $9.59            -             -            -            -            -            -            -           -           -
     Number of Units                                    724,670            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Alliance Growth 13 (1996)
     With No Optional Benefits
     Unit Price                                           $9.94        14.61         17.38        20.44        15.48        12.33        10.89            -           -           -
     Number of Units                                 21,295,907   29,478,257    25,796,792   17,059,819   19,009,242   18,736,994    4,324,161            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.46            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,869,353            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST MFS Growth (1999)
     With No Optional Benefits
     Unit Price                                           $5.68         8.02         10.38        11.27            -            -            -            -           -           -
     Number of Units                                 85,193,279  117,716,242     7,515,486      409,467            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.58            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,930,432            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Marsico Capital Growth (1997)
     With No Optional Benefits
     Unit Price                                          $11.44        13.74         17.81        21.06        14.00        10.03            -            -           -           -
     Number of Units                                 81,046,482   85,895,802    94,627,691   78,684,943   40,757,449      714,309            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.32            -             -            -            -            -            -            -           -           -
     Number of Units                                 10,144,317            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Goldman Sachs Concentrated Growth 14 (1992)
     With No Optional Benefits
     Unit Price                                          $19.17        27.71         41.14        60.44        39.54        23.83        18.79        14.85       10.91       11.59
     Number of Units                                 56,016,467   84,116,221    99,250,773   94,850,623   80,631,598   62,486,302   46,779,164   28,662,737  22,354,170  13,603,637
     With One Optional Benefit
     Unit Price                                           $7.67            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,349,939            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST DeAm Large-Cap Growth 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.67            -             -            -            -            -            -            -           -           -
     Number of Units                                    986,566            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.65            -             -            -            -            -            -            -           -           -
     Number of Units                                    207,816            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST DeAm Large-Cap Value 15 (2000)
     With No Optional Benefits
     Unit Price                                           $7.64         9.15          9.82            -            -            -            -            -           -           -
     Number of Units                                  4,621,831    4,575,558       586,058            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.66            -             -            -            -            -            -            -           -           -
     Number of Units                                    664,649            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Alliance/Bernstein Growth + Value (2001)
     With No Optional Benefits
     Unit Price                                           $7.12         9.63             -            -            -            -            -            -           -           -
     Number of Units                                  3,031,899    3,351,836             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.99            -             -            -            -            -            -            -           -           -
     Number of Units                                    965,912            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST AST Sanford Bernstein Core Value (2001)
     With No Optional Benefits
     Unit Price                                           $8.59        10.04             -            -            -            -            -            -           -           -
     Number of Units                                 15,239,844    4,207,869             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.76            -             -            -            -            -            -            -           -           -
     Number of Units                                  6,005,922            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Cohen & Steers Realty (1998)
     With No Optional Benefits
     Unit Price                                          $10.67        10.54         10.39         8.35         8.28            -            -            -           -           -
     Number of Units                                 14,017,528   12,268,426    11,891,188    6,224,365    3,771,461            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                          $10.08            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,563,486            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Sanford Bernstein Managed Index 500 16 (1998)
     With No Optional Benefits
     Unit Price                                           $9.41        12.03         13.55        15.08        12.61            -            -            -           -           -
     Number of Units                                 39,938,791   48,018,721    48,835,089   39,825,951   22,421,754            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.17            -             -            -            -            -            -            -           -           -
     Number of Units                                  3,662,406            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST American Century Income & Growth 17 (1997)
     With No Optional Benefits
     Unit Price                                          $10.16        12.86         14.24        16.19        13.35        12.06            -            -           -           -
     Number of Units                                 22,410,834   27,386,278    32,388,202   21,361,995   13,845,190    9,523,815            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.25            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,751,136            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Alliance Growth and Income 18 (1992)
     With No Optional Benefits
     Unit Price                                          $21.31        28.18         28.72        27.60        24.11        21.74        17.79        15.22       11.98       11.88
     Number of Units                                 49,030,576   63,123,316    53,536,296   52,766,579   47,979,349   42,197,002   28,937,085   18,411,759   7,479,449   4,058,228
     With One Optional Benefit
     Unit Price                                           $8.06            -             -            -            -            -            -            -           -           -
     Number of Units                                  6,667,373            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST MFS Growth with Income (1999)
     With No Optional Benefits
     Unit Price                                           $6.68         8.64         10.36        10.49            -            -            -            -           -           -
     Number of Units                                 11,173,177   11,896,688     6,937,627      741,323            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.09            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,053,007            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST INVESCO Capital Income 19 (1994)
     With No Optional Benefits
     Unit Price                                          $16.14        19.84         22.01        21.31        19.34        17.31        14.23        12.33        9.61           -
     Number of Units                                 37,055,825   48,595,962    50,171,495   46,660,160   40,994,187   33,420,274   23,592,226   13,883,712   6,633,333           -
     With One Optional Benefit
     Unit Price                                           $8.34            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,110,071            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST DeAM Global Allocation 20 (1993)
     With No Optional Benefits
     Unit Price                                          $14.50        17.39         19.98        21.19        17.78        15.98        13.70        12.49       10.34       10.47
     Number of Units                                 18,212,529   26,641,422    30,290,413   23,102,272   22,634,344   22,109,373   20,691,852   20,163,848  13,986,604   8,743,758
     With One Optional Benefit
     Unit Price                                           $8.71            -             -            -            -            -            -            -           -           -
     Number of Units                                    847,517            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST American Century Strategic Balanced (1997)
     With No Optional Benefits
     Unit Price                                          $12.01        13.50         14.23        14.90        13.37        11.18            -            -           -           -
     Number of Units                                 12,683,097   14,369,895    14,498,180   13,944,535    6,714,065    2,560,866            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $9.14            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,126,058            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST T. Rowe Price Asset Allocation (1994)
     With No Optional Benefits
     Unit Price                                          $16.13        18.15         19.33        19.70        18.12        15.53        13.30        11.92        9.80           -
     Number of Units                                 15,466,227   17,579,107    19,704,198   22,002,028   18,469,315   13,524,781    8,863,840    4,868,956   2,320,063           -
     With One Optional Benefit
     Unit Price                                           $9.09            -             -            -            -            -            -            -           -           -
     Number of Units                                    921,329            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST T. Rowe Price Global Bond 21 (1994)
     With No Optional Benefits
     Unit Price                                          $12.04        10.62         10.49        10.69        11.82        10.45        10.98        10.51        9.59           -
     Number of Units                                 14,576,376    9,668,062    11,219,503   12,533,037   12,007,692   12,089,872    8,667,712    4,186,695   1,562,364           -
     With One Optional Benefit
     Unit Price                                          $11.34            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,739,313            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Federated High Yield (1994)
     With No Optional Benefits
     Unit Price                                          $12.47        12.64         12.80        14.38        14.30        14.13        12.62        11.27        9.56           -
     Number of Units                                 38,477,793   39,130,467    36,914,825   41,588,401   40,170,144   29,663,242   15,460,522    6,915,158   2,106,791           -
     With One Optional Benefit
     Unit Price                                           $9.71            -             -            -            -            -            -            -           -           -
     Number of Units                                  5,592,940            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Lord Abbett Bond-Debenture (2000)
     With No Optional Benefits
     Unit Price                                          $10.18        10.28         10.12            -            -            -            -            -           -           -
     Number of Units                                 10,468,962    5,506,982       650,253            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $9.94            -             -            -            -            -            -            -           -           -
     Number of Units                                  4,146,530            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST DeAM Bond 9 (2002)
     With No Optional Benefits
     Unit Price                                          $10.67            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,487,730            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                          $10.65            -             -            -            -            -            -            -           -           -
     Number of Units                                    561,446            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST PIMCO Total Return Bond (1994)
     With No Optional Benefits
     Unit Price                                          $16.65        15.46         14.40        13.09        13.43        12.44        11.48        11.26        9.61           -
     Number of Units                                113,007,310   99,028,465    82,545,240   73,530,507   64,224,618   44,098,036   29,921,643   19,061,840   4,577,708           -
     With One Optional Benefit
     Unit Price                                          $10.57            -             -            -            -            -            -            -           -           -
     Number of Units                                 20,544,075            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST PIMCO Limited Maturity Bond (1995)
     With No Optional Benefits
     Unit Price                                          $14.26        13.61         12.79        11.96        11.73        11.26        10.62        10.37           -           -
     Number of Units                                 61,707,894   42,410,807    31,046,956   32,560,943   28,863,932   25,008,310   18,894,375   15,058,644           -           -
     With One Optional Benefit
     Unit Price                                          $10.34            -             -            -            -            -            -            -           -           -
     Number of Units                                 11,274,642            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
AST Money Market (1992)
     With No Optional Benefits
     Unit Price                                          $13.23        13.24         12.94        12.38        12.00        11.57        11.16        10.77       10.35       10.12
     Number of Units                                163,759,511  184,612,059   172,493,206  187,609,708   75,855,442   66,869,998   42,435,169   30,564,442  27,491,389  11,422,783
     With One Optional Benefit
     Unit Price                                           $9.96            -             -            -            -            -            -            -           -           -
     Number of Units                                 36,255,772            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
The Montgomery Variable Series - MV Emerging
Markets (1996)
     With No Optional Benefits
     Unit Price                                           $5.79         6.50          7.09        10.06         6.19        10.05        10.25            -           -           -
     Number of Units                                 10,957,884   14,095,135    12,899,472   12,060,036   10,534,383   10,371,104    2,360,940            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.66            -             -            -            -            -            -            -           -           -
     Number of Units                                    283,466            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Wells Fargo Variable Trust - Equity Value (1998)
     With No Optional Benefits
     Unit Price                                           $6.61         8.83          9.56         9.17         9.53            -            -            -           -           -
     Number of Units                                  2,835,243    3,705,869     4,442,888    2,826,839    1,148,849            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $9.97            -             -            -            -            -            -            -           -           -
     Number of Units                                        900            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Wells Fargo Variable Trust - Equity Income (1999)
     With No Optional Benefits
     Unit Price                                           $7.46         9.37         10.05         9.96            -            -            -            -           -           -
     Number of Units                                  1,361,988    1,019,937       502,986      136,006            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.25            -             -            -            -            -            -            -           -           -
     Number of Units                                    196,720            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Rydex Variable Trust - Nova (1999)
     With No Optional Benefits
     Unit Price                                           $4.06         6.41          8.50        10.82            -            -            -            -           -           -
     Number of Units                                  2,629,551    3,990,618    14,799,352    5,474,129            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Rydex Variable Trust - Ursa (1999)
     With No Optional Benefits
     Unit Price                                          $14.45        12.05         10.62         9.28            -            -            -            -           -           -
     Number of Units                                    234,642      351,487     2,269,599    1,803,669            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Rydex Variable Trust - OTC (1999)
     With No Optional Benefits
     Unit Price                                           $4.01         6.65         10.40        17.07            -            -            -            -           -           -
     Number of Units                                 10,686,757   15,866,046    32,179,793   18,520,440            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $9.36            -             -            -            -            -            -            -           -           -
     Number of Units                                        186            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Dynamics (1999)
     With No Optional Benefits
     Unit Price                                           $6.03         8.98         13.23        13.91            -            -            -            -           -           -
     Number of Units                                  9,117,894   13,391,660    11,409,827    2,022,585            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.09            -             -            -            -            -            -            -           -           -
     Number of Units                                    543,762            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Technology (1999)
     With No Optional Benefits
     Unit Price                                           $3.49         6.66         12.48        16.52            -            -            -            -           -           -
     Number of Units                                 18,830,138   26,652,622    29,491,113    4,622,242            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $5.50            -             -            -            -            -            -            -           -           -
     Number of Units                                    293,307            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Health Sciences (1999)
     With No Optional Benefits
     Unit Price                                           $9.37        12.58         14.59        11.34            -            -            -            -           -           -
     Number of Units                                 11,475,199   17,419,141    19,381,405      786,518            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.00            -             -            -            -            -            -            -           -           -
     Number of Units                                    475,873            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Financial Services (1999)
     With No Optional Benefits
     Unit Price                                          $10.47        12.48         14.04        11.41            -            -            -            -           -           -
     Number of Units                                  7,556,596   11,612,048    14,091,636      759,104            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.76            -             -            -            -            -            -            -           -           -
     Number of Units                                    366,258            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Telecommunications (1999)
     With No Optional Benefits
     Unit Price                                           $2.43         5.01         11.05        15.17            -            -            -            -           -           -
     Number of Units                                  9,354,303   13,553,158    17,856,118    4,184,526            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $5.78            -             -            -            -            -            -            -           -           -
     Number of Units                                     94,004            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Evergreen VA - International Growth 22 (2000)
     With No Optional Benefits
     Unit Price                                           $8.21         9.30          8.70            -            -            -            -            -           -           -
     Number of Units                                     45,975       45,358        57,408            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Evergreen VA - Global Leaders (1999)
     With No Optional Benefits
     Unit Price                                           $7.08         9.00         10.55        11.72            -            -            -            -           -           -
     Number of Units                                  1,442,329    1,520,376       887,758       23,101            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.15            -             -            -            -            -            -            -           -           -
     Number of Units                                    113,389            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Evergreen VA - Special Equity (1999)
     With No Optional Benefits
     Unit Price                                           $7.16         9.98         11.01        12.19            -            -            -            -           -           -
     Number of Units                                  2,205,267    2,540,062     1,731,145      152,342            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.44            -             -            -            -            -            -            -           -           -
     Number of Units                                    127,728            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Evergreen VA - Omega (2000)
     With No Optional Benefits
     Unit Price                                           $4.93         6.71          7.98            -            -            -            -            -           -           -
     Number of Units                                  2,594,817    2,585,848     1,637,475            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.78            -             -            -            -            -            -            -           -           -
     Number of Units                                     39,943            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Evergreen VA - Capital Growth (2000)
     With No Optional Benefits
     Unit Price                                           $8.10        10.60         12.35            -            -            -            -            -           -           -
     Number of Units                                    707,212      788,396       268,886            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Evergreen VA - Blue Chip (2000)
     With No Optional Benefits
     Unit Price                                           $5.68         7.39          8.99            -            -            -            -            -           -           -
     Number of Units                                    463,160      526,302       351,338            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.01            -             -            -            -            -            -            -           -           -
     Number of Units                                        148            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Evergreen VA - Equity Index (2000)
     With No Optional Benefits
     Unit Price                                           $6.29         8.22          9.47            -            -            -            -            -           -           -
     Number of Units                                    539,595      526,290       302,954            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Evergreen VA - Foundation (2000)
     With No Optional Benefits
     Unit Price                                           $7.75         8.70          9.65            -            -            -            -            -           -           -
     Number of Units                                    949,349    1,019,799       755,890            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -            -            -            -           -           -
     Number of Units                                          -            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Europe 30 (1999)
     With No Optional Benefits
     Unit Price                                           $5.76         7.87         10.52        12.24            -            -            -            -           -           -
     Number of Units                                  2,550,567    5,711,763     2,327,562      273,963            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.93            -             -            -            -            -            -            -           -           -
     Number of Units                                    292,396            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Asia 30 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.76            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,060,741            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.75            -             -            -            -            -            -            -           -           -
     Number of Units                                    281,993            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Japan 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.25            -             -            -            -            -            -            -           -           -
     Number of Units                                    338,472            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.24            -             -            -            -            -            -            -           -           -
     Number of Units                                     65,845            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Banks 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.58            -             -            -            -            -            -            -           -           -
     Number of Units                                    555,999            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.56            -             -            -            -            -            -            -           -           -
     Number of Units                                    101,136            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Basic Materials 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.47            -             -            -            -            -            -            -           -           -
     Number of Units                                    361,568            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.46            -             -            -            -            -            -            -           -           -
     Number of Units                                     76,331            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Biotechnology 21 (2001)
     With No Optional Benefits
     Unit Price                                           $5.16         8.37             -            -            -            -            -            -           -           -
     Number of Units                                  2,412,670    5,093,235             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.09            -             -            -            -            -            -            -           -           -
     Number of Units                                    130,082            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Consumer Cyclical 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.26            -             -            -            -            -            -            -           -           -
     Number of Units                                    319,201            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.25            -             -            -            -            -            -            -           -           -
     Number of Units                                    128,022            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Consumer Non-Cyclical 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.29            -             -            -            -            -            -            -           -           -
     Number of Units                                    406,966            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.28            -             -            -            -            -            -            -           -           -
     Number of Units                                    148,446            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Energy 21 (2001)
     With No Optional Benefits
     Unit Price                                           $7.51         9.19             -            -            -            -            -            -           -           -
     Number of Units                                  1,985,954    2,299,149             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.71            -             -            -            -            -            -            -           -           -
     Number of Units                                    299,833            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Financial 21 (2001)
     With No Optional Benefits
     Unit Price                                           $7.74         9.22             -            -            -            -            -            -           -           -
     Number of Units                                  1,086,464    2,154,106             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.85            -             -            -            -            -            -            -           -           -
     Number of Units                                    221,377            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Healthcare 21 (2001)
     With No Optional Benefits
     Unit Price                                           $7.13         9.35             -            -            -            -            -            -           -           -
     Number of Units                                  1,313,814    3,489,097             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.94            -             -            -            -            -            -            -           -           -
     Number of Units                                    388,508            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Industrial 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.94            -             -            -            -            -            -            -           -           -
     Number of Units                                    126,611            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.93            -             -            -            -            -            -            -           -           -
     Number of Units                                     12,642            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Internet 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.58            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,982,656            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.57            -             -            -            -            -            -            -           -           -
     Number of Units                                    306,572            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Pharmaceuticals 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.57            -             -            -            -            -            -            -           -           -
     Number of Units                                    241,916            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.56            -             -            -            -            -            -            -           -           -
     Number of Units                                    136,599            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Precious Metals 9 (2002)
     With No Optional Benefits
     Unit Price                                           $9.72            -             -            -            -            -            -            -           -           -
     Number of Units                                  3,992,389            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $9.70            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,175,651            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Real Estate (2001)
     With No Optional Benefits
     Unit Price                                          $10.61        10.76             -            -            -            -            -            -           -           -
     Number of Units                                  1,489,153    3,592,834             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $9.86            -             -            -            -            -            -            -           -           -
     Number of Units                                    441,318            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP -Semiconductor 9 (2002)
     With No Optional Benefits
     Unit Price                                           $5.14            -             -            -            -            -            -            -           -           -
     Number of Units                                    608,142            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $5.14            -             -            -            -            -            -            -           -           -
     Number of Units                                     93,241            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Technology (2001)
     With No Optional Benefits
     Unit Price                                           $3.46         5.91             -            -            -            -            -            -           -           -
     Number of Units                                  3,290,202    2,524,295             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $6.03            -             -            -            -            -            -            -           -           -
     Number of Units                                    254,131            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Telecommunications (2001)
     With No Optional Benefits
     Unit Price                                           $4.35         7.10             -            -            -            -            -            -           -           -
     Number of Units                                  3,082,428      583,065             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.15            -             -            -            -            -            -            -           -           -
     Number of Units                                    272,408            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Utilities 21 (2001)
     With No Optional Benefits
     Unit Price                                                         8.12             -            -            -            -            -            -           -           -
     Number of Units                                               1,589,344             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                                            -             -            -            -            -            -            -           -           -
     Number of Units                                                       -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Bull 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.98            -             -            -            -            -            -            -           -           -
     Number of Units                                  6,296,621            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.97            -             -            -            -            -            -            -           -           -
     Number of Units                                    954,792            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Bear 21 (2001)
     With No Optional Benefits
     Unit Price                                                        11.54             -            -            -            -            -            -           -           -
     Number of Units                                               3,059,897             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                                            -             -            -            -            -            -            -           -           -
     Number of Units                                                       -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - UltraBull 23 (2001)
     With No Optional Benefits
     Unit Price                                           $4.71         7.47             -            -            -            -            -            -           -           -
     Number of Units                                  6,435,217    7,628,819             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $6.78            -             -            -            -            -            -            -           -           -
     Number of Units                                    297,435            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - OTC (2001)
     With No Optional Benefits
     Unit Price                                           $3.49         5.77             -            -            -            -            -            -           -           -
     Number of Units                                 18,242,013   11,681,189             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $6.45            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,346,852            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Short OTC 9 (2002)
     With No Optional Benefits
     Unit Price                                          $11.02            -             -            -            -            -            -            -           -           -
     Number of Units                                    682,058            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                          $11.00            -             -            -            -            -            -            -           -           -
     Number of Units                                    433,181            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - UltraOTC (1999)
     With No Optional Benefits
     Unit Price                                           $0.58         1.91          6.19        23.58            -            -            -            -           -           -
     Number of Units                                 70,200,723   50,124,696    17,597,528    2,906,024            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $3.53            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,003,123            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Mid-Cap Value 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.68            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,089,843            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.66            -             -            -            -            -            -            -           -           -
     Number of Units                                    438,387            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Mid-Cap Growth 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.71            -             -            -            -            -            -            -           -           -
     Number of Units                                  1,444,783            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.70            -             -            -            -            -            -            -           -           -
     Number of Units                                    439,054            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - UltraMid-Cap 9 (2002)
     With No Optional Benefits
     Unit Price                                           $5.72            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,276,660            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $5.71            -             -            -            -            -            -            -           -           -
     Number of Units                                    477,953            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Small-Cap Growth 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.71            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,138,861            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.69            -             -            -            -            -            -            -           -           -
     Number of Units                                    772,260            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Small-Cap Value 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.10            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,908,617            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $7.09            -             -            -            -            -            -            -           -           -
     Number of Units                                    994,778            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - UltraSmall-Cap 24 (1999)
     With No Optional Benefits
     Unit Price                                           $4.73         8.37          9.18        11.96            -            -            -            -           -           -
     Number of Units                                  5,664,617   10,010,482     3,258,574      813,904            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $6.14            -             -            -            -            -            -            -           -           -
     Number of Units                                    212,085            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - U.S. Government Plus 9 (2002)
     With No Optional Benefits
     Unit Price                                          $11.58            -             -            -            -            -            -            -           -           -
     Number of Units                                  7,945,270            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                          $11.56            -             -            -            -            -            -            -           -           -
     Number of Units                                  2,486,854            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
ProFund VP - Rising Rates Opportunity 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.03            -             -            -            -            -            -            -           -           -
     Number of Units                                    583,657            -             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.02            -             -            -            -            -            -            -           -           -
     Number of Units                                    165,792            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
First Trust(R)10 Uncommon Values (2000)
     With No Optional Benefits
     Unit Price                                           $2.94         4.72          7.43            -            -            -            -            -           -           -
     Number of Units                                  1,716,102    2,255,266     2,690,435            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $6.80            -             -            -            -            -            -            -           -           -
     Number of Units                                     19,826            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

                                                                                                          Year Ended December 31,
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Sub-account                                            2002         2001          2000         1999         1998         1997         1996         1995         1994        1993
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------
Prudential - SP Jennison International Growth
(2001)
     With No Optional Benefits
     Unit Price                                           $5.62         7.39             -            -            -            -            -            -           -           -
     Number of Units                                    550,334      273,843             -            -            -            -            -            -           -           -
     With One Optional Benefit
     Unit Price                                           $8.01            -             -            -            -            -            -            -           -           -
     Number of Units                                     89,806            -             -            -            -            -            -            -           -           -
-------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------ ------------ ------------ ----------- -----------

1.       Effective December 10, 2001, Strong Capital  Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to December 10,
     2001, A I M Capital  Management,  Inc.  served as  Sub-advisor  of the Portfolio,  then named "AST AIM  International  Equity."
     Between October 15, 1996 and May 3, 1999,  Putnam  Investment  Management,  Inc.  served as Sub-advisor of the Portfolio,  then named "AST Putnam  International  Equity."  Prior to October 15, 1996,  Seligman  Henderson  Co. served as  Sub-advisor  of the
     Portfolio, then named "Seligman Henderson International Equity Portfolio."
2.       Effective November 11, 2002,  William Blair & Company,  L.L.C.  became Sub-advisor of the Portfolio.  Prior to November 11,
     2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Overseas Growth."
3.       This  Portfolio  reflects the  addition of the net assets of the AST American  Century  International  Growth  Portfolio II
     ("Portfolio  II") as a result of the merger  between the Portfolio and Portfolio II.  Effective May 1, 2000,  American  Century
     Investment Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 2000, Rowe Price-Fleming  International,  Inc.
     served as Sub-advisor of the Portfolio, then named "AST T. Rowe Price International Equity Portfolio."
4.       Effective  May 1, 2002,  Deutsche  Asset  Management,  Inc.  became  Sub-advisor  of the  Portfolio.  Prior to May 1, 2002,
     Founders Asset Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Founders  Passport." Prior to October
     15, 1996,  Seligman Henderson Co. served as Sub-advisor of the Portfolio,  then named "Seligman  Henderson  International Small
     Cap Portfolio."
5.       Effective  September 17, 2001 Pilgrim Baxter & Associates,  Ltd.  became  Sub-advisor of the Portfolio.  Prior to September
     17, 2001, Janus Capital  Corporation served as Sub-advisor of the Portfolio,  then named "AST Janus Small-Cap Growth." Prior to
     December 31, 1998,  Founders  Asset  Management,  LLC served as  Sub-advisor of the  Portfolio,  then named  "Founders  Capital
     Appreciation Portfolio."
6.       Effective December 10, 2001,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to December 10,
     2001,  Zurich Scudder  Investments,  Inc.  served as Sub-advisor of the  Portfolio,  then named "AST Scudder  Small-Cap  Growth
     Portfolio".  Prior to May 1, 2001 the Portfolio was named "AST Kemper Small-Cap Growth Portfolio."
7.       Effective May 1, 2001,  Goldman Sachs Asset  Management  became  Sub-advisor of the Portfolio.  Prior to May 1, 2001, Lord,
     Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Small Cap Value."
8.       Effective  October 23, 2000,  GAMCO  Investors,  Inc.  became  Sub-advisor of the Portfolio.  Prior to October 23, 2000, T.
     Rowe Price  Associates,  Inc.  served as  Sub-advisor  of the  Portfolio,  then named "AST T. Rowe Price  Small  Company  Value
     Portfolio."
9.       These portfolios were first offered as Sub-accounts on May 1, 2002.
10.      Effective  November 11, 2002,  Goldman Sachs Asset management  became  Sub-advisor of the Portfolio.  Prior to November 11,
     2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Mid-Cap Growth."
11.      Effective May 1, 1998,  Neuberger  Berman  Management,  Inc.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 1998,
     Berger Associates, Inc. served as Sub-advisor of the Portfolio, then named "Berger Capital Growth Portfolio."
12.      Effective May 1, 1998,  Neuberger  Berman  Management,  Inc.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 1998,
     Federated Investment Counseling served as Sub-advisor of the Portfolio, then named "Federated Utility Income Portfolio."
13.      Effective May 1, 2000,  Alliance Capital  Management,  L.P. became Sub-advisor of the Portfolio.  Between December 31, 1998 and May 1, 2000,  OppenheimerFunds,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Oppenheimer Large-Cap Growth
     Portfolio." Prior to December 31, 1998,  Robertson,  Stephens & Company  Investment  Management,  L.P. served as Sub-advisor of the Portfolio, then named "Robertson Stephens Value + Growth Portfolio."
14.      Effective  November 11, 2002,  Goldman Sachs Asset Management  became  Sub-advisor of the Portfolio.  Prior to November 11,
     2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST JanCap Growth."
15.      Effective May 1, 2002,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to May 1, 2002, Janus
     Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Strategic Value."
16.      Effective  May 1, 2000,  Sanford C.  Bernstein & Co.,  Inc.  became  Sub-advisor  of the  Portfolio.  Prior to May 1, 2000,
     Bankers Trust Company served as Sub-advisor of the Portfolio, then named "AST Bankers Trust Managed Index 500 Portfolio."
17.      Effective May 3, 1999, American Century Investment  Management,  Inc. became Sub-advisor of the Portfolio.  Between October
     15, 1996 and May 3, 1999, Putnam  Investment  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Putnam
     Value Growth & Income."
18.      Effective May 1, 2000,  Alliance  Capital  Management,  L.P.  became  Sub-advisor of the  Portfolio.  Prior to May 1, 2000,
     Lord, Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Growth and Income Portfolio."
19.      Effective July 1, 2002, the AST INVESCO Equity Income portfolio changed its name to AST INVESCO Capital Income.
20.      Effective May 1, 2002,  Deutsche Asset Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to May 1, 2002, A I M
     Capital  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST AIM Balanced." Between October 15, 1996 and
     May 3, 1999,  Putnam  Investment  Management,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Putnam  Balanced."
     Prior to October 15, 1996, Phoenix  Investment  Counsel,  Inc. served as Sub-advisor of the Portfolio,  then named "AST Phoenix
     Balanced Asset Portfolio."
21.      Effective August 8, 2000, T. Rowe Price  International,  Inc. became  Sub-advisor of the Portfolio.  Effective May 1, 2000, the name of the  Portfolio  was changed to the "AST T. Rowe Price  Global  Bond".  Effective  May 1, 1996,  Rowe  Price-Fleming
     International,  Inc.  became  Sub-advisor of the Portfolio.  Prior to May 1, 1996,  Scudder,  Stevens & Clark,  Inc.  served as
     Sub-advisor of the Portfolio, then named "AST Scudder International Bond Portfolio."
22.      This  Portfolio was first offered as a Sub-account  on August 1, 2001. On August 3, 2001,  pursuant to a shareholder  vote, the  Perpetual  International  portfolio of the  Evergreen  Variable  Annuity  Trust was merged with the  International  Growth portfolio.  The Evergreen VA Perpetual International portfolio no longer exists.
23.      Effective  May 1, 2003,  the ProFunds VP Bull Plus  portfolio  changed its name to ProFund VP UltraBull to reflect a change in its investment objective.
24.      Effective  August 1, 2001,  Prior to May 1, 2000,  ProFund VP  UltraSmall-Cap  was named  "ProFund VP Small Cap" and sought daily investment results that corresponded to the performance of the Russell 2000(R)Index.

                                        APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection  Optional Death Benefit is calculated.  Each example assumes that a $50,000 initial  Purchase  Payment is made and that no withdrawals are made prior to the Owner's death.  Each example assumes that  there is one Owner  who is age 50 on the Issue  Date and that all  Account  Value is  maintained  in the  variable  investment options.

Example with market increase
Assume that the Owner's Account Value has been increasing due to positive  market  performance.  On the date we receive due proof of death,  the Account Value is $75,000.  The basic Death Benefit is calculated as Purchase  Payments minus  proportional  withdrawals, or Account  Value,  which ever is  greater.  Therefore,  the basic  Death  Benefit is equal to  $75,000.  The  Enhanced  Beneficiary
Protection  Optional  Death Benefit is equal to the amount  payable under the basic Death Benefit  ($75,000)  PLUS 50% of the "Death
Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $75,000
         Basic Death Benefit =      $75,000
         Death Benefit Amount =     $75,000 - $50,000 = $25,000

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $75,000 + $12,500 = $87,500

Examples with market decline
Assume that the Owner's  Account Value has been decreasing due to declines in market  performance.  On the date we receive due proof of death,  the  Account  Value is  $45,000.  The  basic  Death  Benefit  is  calculated  as  Purchase  Payments  minus  proportional withdrawals,  or Account  Value,  which ever is greater.  Therefore,  the basic  Death  Benefit is equal to  $50,000.  The  Enhanced
Beneficiary  Protection  Optional Death Benefit is equal to the amount  payable under the basic Death Benefit  ($50,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $40,000
         Basic Death Benefit =      $50,000
         Death Benefit Amount =     $50,000 - $50,000 = $0

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $50,000 + $0 = $50,000

In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

Examples of Guaranteed Minimum Death Benefit Calculation
The following are examples of how the Guaranteed  Minimum Death Benefit is calculated.  Each example  assumes that a $50,000 initial
Purchase  Payment is made and that no  withdrawals  are made prior to the Owner's  death.  Each  example  assumes  that there is one
Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example of market increase
Assume that the Owner's  Account Value has generally been  increasing  due to positive  market  performance.  On the date we receive due proof of death, the Account Value is $90,000.  The Highest  Anniversary Value at the end of any previous period is $72,000.  The
Death Benefit would be the Account Value  ($90,000)  because it is greater than the Highest  Anniversary  Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease
Assume that the Owner's Account Value generally  increased until the fifth  anniversary but generally has been decreasing  since the fifth  contract  anniversary.  On the date we receive due proof of death,  the Account  Value is  $48,000.  The Highest  Anniversary
Value at the end of any previous  period is $54,000.  The Death Benefit  would be the sum of prior  Purchase  Payments  increased by
5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease
Assume that the Owner's  Account Value  increased  significantly  during the first six years  following the Issue Date. On the sixth anniversary  date the Account  Value is  $90,000.  During the seventh  Annuity  Year,  the  Account  Value  increases  to as high as
$100,000 but then  subsequently  falls to $80,000 on the date we receive due proof of death.  The Death Benefit would be the Highest
Anniversary Value at the end of any previous period ($90,000),  which occurred on the sixth anniversary,  although the Account Value was higher  during the  subsequent  period.  The Account Value on the date we receive due proof of death  ($80,000) is lower,  as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

                              APPENDIX D - SALE OF THE CONTRACTS TO RESIDENTS OF THE STATE OF NEW YORK

Some of the provisions of the Annuity are different for contracts offered to residents of the State of New York.

SUMMARY OF CONTRACT FEES AND EXPENSES

Contingent Deferred Sales Charge:

The CDSC schedule is as follows:

                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           YEARS                1      2      3      4      5     6      7     8+
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

                           CHARGE (%)          7.0    6.0    5.0    4.0    3.0   2.0    1.0     0
                           ------------------ ------- ----- ------ ------ ------ ----- ------ ------

PURCHASING YOUR ANNUITY

Owner, Annuitant and Beneficiary Designations:  The designation of Contingent Participant is not allowed on the Annuity Date.

MANAGING YOUR ANNUITY

"May I Change the Owner, Annuitant and Beneficiary Designations?":  The following condition has been removed:
                                                                                                     -------
|X|      A new Annuitant subsequent to the Annuity Date if the annuity option selected includes a life contingency.

"May I Return the Annuity if I Change My Mind?":  The  "free-look"  period is within 21 days of receipt of the Annuity and within 10 days of receipt for IRAs.  The amount to be refunded is the Account  Value in the  Sub-accounts  plus the Interim Value of the Fixed
Allocations and for IRAs the amount to be refunded is the greater of Premium or Account Value.

MANAGING YOUR ACCOUNT VALUE

"Are There Restrictions or Charges on Transfers Between Investment Options?":

 A specific  authorization  form MUST be  completed  which  authorizes  us to accept  transfers  via phone or through  means such as electronic mail.

"Do You Offer  Dollar  Cost  Averaging?":  You must have a minimum  Account  Value of at least  $20,000  to enroll in a Dollar  Cost
Averaging program.

"Do You  Offer  any  Automatic  Rebalancing  Programs?":  You must have a minimum  Account  Value of at least  $20,000  to enroll in automatic rebalancing.

"How Does the Market Value Adjustment Work?":  The definitions changed in this section are as follows:

|X|      "J": is the  interest  rate for your class of annuities  being  credited to new Fixed  Allocations  with  Guarantee  Period durations  equal to the number of years  (rounded to the next higher integer when occurring on other than an anniversary of the beginning of the Fixed Allocation's Guarantee Period) remaining in the Fixed Allocation's Guarantee Period.

|X|      "N": is the number of months  (rounded to the next higher  integer when  occurring on other than a monthly  anniversary  of the beginning of the Guarantee Period) remaining in the Fixed Allocation's Guarantee Period.

"What  Happens When My Guarantee  Period  Matures?":  We will notify you of the Guarantee  Periods  available as of the date of such notice,  at least 45 days and not more than 60 days prior to the  Maturity  Date.  No MVA  applies  to any  amounts  allocated  to a particular Fixed  Allocation if you withdraw all or part of the Account Value in such Fixed  Allocation  within 30 days of maturity.
If you are age 55 or older you may invest in a Fixed Allocation with a Guarantee Period of less than five years.

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

This benefit was never available to residents of the State of New York.

ACCESS TO ACCOUNT VALUE

"How Much Can I Withdraw as a Free  Withdrawal?":  The Minimum  Distribution  provision is only available for annuities issued under
Section 403(b) of the IRS Code or for IRA's where Minimum  Distributions are required.  Minimum  Distributions are not available for any other contracts.

"What is a Medically-Related Surrender and How Do I Qualify?":  This section is deleted in its entirety.

"What Types of Annuity  Payment  Options are Available  Upon  Annuitization?":  The Annuity Date may not exceed the first day of the calendar month following the Annuitant's 90th birthday.  Additionally, the minimum annuity payment allowed is $20 per month.

DEATH BENEFIT

The Optional Death Benefits described in the Prospectus are not offered in the State of New York.

AMERICAN SKANDIA'S ANNUITY REWARDS

This benefit is not available to residents of the State of New York.

VALUING YOUR INVESTMENT

The following section is added:

Deferral of  Transactions:  If we defer a distribution  or transfer from any Fixed  Allocation or any fixed annuity payment for more than 10 days, we pay interest  using our then current  crediting  rate for this  purpose,  which is not less than 3% per year on the amount deferred.

GENERAL INFORMATION

Separate Account B: We reserve the right to add Sub-accounts,  eliminate  Sub-accounts,  to combine  Sub-accounts,  or to substitute underlying  mutual funds or portfolios  of  underlying  mutual  funds.  In addition to obtaining  prior  approval from the insurance department of our state of domicile  before making such a  substitution,  deletion or addition,  any such changes are subject to the approval of the Superintendent of Insurance for the State of New York.

                                                 APPENDIX E - PERFORMANCE ADVANTAGE

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

====================================================================================================================================
American Skandia's  Performance  Advantage was offered,  in those states where approved,  between May 15, 1999 and October 22, 2000.
The  description  below of the Performance  Advantage  benefit applies to those Contract Owners who purchased an Annuity during that time period when the Performance Advantage feature was offered.
====================================================================================================================================

GLOSSARY OF TERMS
When  determining  the Account  Value and  Surrender  Value of the Annuity,  both amounts will not include any Target Value  Credits
                       --------------      ----------------
(described below) that we are entitled to recover upon Surrender of your Annuity.

Do you provide any guarantees on my investment?
The Annuity  provides  variable  investment  options and fixed  investment  options.  Only the fixed  investment  options  provide a guaranteed  return on your  investment,  subject to certain terms and  conditions.  However,  your Annuity  includes a feature at no additional  cost that  provides  certain  benefits if your  Account  Value has not reached or exceeded a "target  value" on its 10th anniversary.  If, on the 10th  anniversary  of your  Annuity's  Issue Date,  your Account Value has not reached the target value (as defined below) you can choose either of the following benefits:

|X|      You may continue your Annuity  without  electing to receive  Annuity  payments and receive an annual credit to your Account
                                                                                                       ------
     Value  payable  until you begin  receiving  Annuity  payments.  The credit is equal to 0.25% of the  average of your  Annuity's
     Account Value for the preceding four complete  calendar  quarters.  This credit is applied to your investment  options pro-rata based on the allocation of your then current Account Value.

                                                                 OR

|X|      You may begin receiving  Annuity  payments within one year and accept a one-time credit to your Annuity equal to 10% of the net of the Account  Value on the 10th  anniversary  of its Issue Date minus the sum of all Purchase  Payments  allocated in the prior five years.  The annuity option you select must initially guarantee payments for not less than seven years.

Following the 10th  anniversary  of your  Annuity's  Issue Date, we will inform you if your Account Value did not meet or exceed the
Target  Value.  We will assume that you have elected to receive the annual  credit to your Account  Value  unless,  not less than 30 days  prior to the next  anniversary  of the  Annuity,  we receive at our home  office  your  election  to begin  receiving  Annuity payments.

Certain  provisions of this benefit and of the Target Value Credits  described below may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

What is the "Target Value" and how is it calculated?
The Target Value is a tool used to determine  whether you are eligible to elect either of the benefits  described  above. The Target
Value does not impact the Account Value  available if you surrender  your Annuity or make a partial  withdrawal  and does not impact the Death  Benefit  available to your  Beneficiary(ies).  The Target Value assumes a rate of return over ten (10) Annuity Years that will allow your initial  investment to double in value,  adjusted for any withdrawals  and/or additional  Purchase Payments you make during the 10 year period.  We calculate the "Target Value" as follows:

1.       Accumulate  the initial  Purchase  Payment at an annual  interest rate of 7.2% until the 10th  anniversary of the Annuity's
     Issue Date; plus
                 ----
2.       Accumulate  any  additional  Purchase  Payments at an annual  interest  rate of 7.2% from the date  applied  until the 10th anniversary of the Annuity's Issue Date; minus
                                              -----
3.       Each  "proportional  reduction"  resulting from any  withdrawal,  accumulating  at an annual interest rate of 7.2% from the date the  withdrawal is processed  until the 10th  anniversary  of the Annuity's  Issue Date. We determine  each  "proportional reduction"  by  determining  the  percentage  of your Account  Value then  withdrawn and reducing the Target Value by that same percentage.  We include  any  withdrawals  under  your  Annuity  in this  calculation,  as well as the charge we deduct for any optional benefits you elect under the Annuity, but not the charge we deduct for the Annual Maintenance Fee or the Transfer Fee.

Examples
1.       Assume you make an initial  Purchase  Payment of $10,000 and make no further  Purchase  Payments.  The Target  Value on the
     10th  anniversary of your Annuity's  Issue Date would be $20,042,  assuming no withdrawals  are made.  This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period.

2.       Assume you make an initial  Purchase Payment of $10,000 and make no further  Purchase  Payments.  Assume at the end of Year
     6, your  Account  Value has  increased  to $15,000 and you make a  withdrawal  of 10% or $1,500.  The Target  Value on the 10th anniversary  would be $18,722.  This is equal to $10,000  accumulating at an annual rate of 7.2% for the 10-year period,  minus the proportional reduction accumulating at an annual interest rate of 7.2%.

Can I restart the 10-year Target Value calculation?
Yes, you can elect to lock in the growth in your Annuity by  "restarting"  the 10-year period on any  anniversary of the Issue Date.
If you elect to restart the  calculation  period,  we will treat your Account  Value on the restart date as if it was your  Purchase
Payment  when  determining  if your  Annuity's  Account  Value meets or exceeds the Target  Value on the  appropriate  tenth  (10th)
anniversary.  You may elect to restart the calculation more than once, in which case, the 10-year  calculation  period will begin on the date of the last restart  date. We must receive your  election to restart the  calculation  at our home office not later than 30 days after each anniversary of the Issue Date.

What are Target Value Credits?
Target Value Credits are additional  amounts that we apply to your Account Value to increase the likelihood  that your Account Value will meet or exceed the Target Value.  We add Target Value  Credits to your Account Value at the time a Purchase  Payment is applied to your Annuity.  Only those Purchase  Payments made before the first  anniversary of the Issue Date of your Annuity are eligible to receive Target Value Credits.

The amount of the Target Value Credit is equal to 1.0% of each qualifying  Purchase  Payment.  Target Value Credits are only payable on  qualifying  Purchase  Payments  if the  Owner(s) of the Annuity  is(are)  less than age 81 on its Issue Date.  If the Annuity is owned by an entity,  the age  restriction  applies to the age of the Annuitant on the Issue Date. The Target Value Credit is payable from our general  account and is allocated  to the  investment  options in the same ratio that the  qualifying  Purchase  Payment is allocated.

Target Value Credits will not be available if you purchase your Annuity as part of an exchange,  replacement  or transfer,  in whole or in part, of an Annuity we issued that has the same or a similar benefit.

 ====================================================================================================================================
 The amount of any Target Value Credits are not immediately  vested and can be recovered by American Skandia under the circumstances and for the time periods  shown below.  If American  Skandia  exercises its right to recover the amount of any Target Value Credit, any investment gain on the Target Value Credit will not be taken back.
 1.       If you surrender your Annuity before the 10th anniversary of the Issue Date of the Annuity.
 2.       If you elect to begin receiving Annuity payments before the first anniversary of the Issue Date.
 3.       If a  person  on  whose  life we pay the  Death  Benefit  dies,  or if a  "contingency  event"  occurs  which  triggers  a medically-related surrender:
 |X|      within 12 months after the date a Target Value Credit was allocated to your Account Value; or
 |X|      within 10 years after the date a Target Value Credit was allocated to your Account Value if any owner was over age 70 on the Issue Date, or, if the Annuity was then owned by an entity, the Annuitant was over age 70 on the Issue Date.
 Following completion of the above time periods, the amount of any Target Value Credits are vested in the Owner.
 ====================================================================================================================================

                                         APPENDIX F - PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER

====================================================================================================================================
American Skandia's Plus40(TM)Optional Life Insurance Rider was offered, in those states where approved, between September 17, 2001 and May 1, 2003.  The description below of the Plus40(TM)benefit applies to those Contract Owners who purchased an Annuity during that time period and elected the Plus40(TM)benefit.
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
The life insurance  coverage  provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American  Skandia's  general account and is not subject to, or registered as a security under,  either the Securities Act of 1933 or the Investment  Company Act of 1940.  Information  about the Plus40(TM)rider is included as an Appendix to this  Prospectus to help you  understand  the Rider and the  relationship  between the Rider and the value of your Annuity.  It is also included  because you can elect to pay for the Rider with taxable  withdrawals  from your Annuity.  The staff of the  Securities  and Exchange  Commission has not reviewed this  information.  However,  the  information  may be subject to certain  generally  applicable  provisions of the
Federal securities laws regarding accuracy and completeness.
------------------------------------------------------------------------------------------------------------------------------------

The income  tax-free life insurance  payable to your  Beneficiary(ies)  under the Plus40(TM)rider is equal to 40% of the Account Value of your  Annuity  as of the date we  receive  due proof of death,  subject  to certain  adjustments,  restrictions  and  limitations described below.

ELIGIBILITY
The Plus40(TM)rider may be purchased as a rider on your  Annuity.  The Rider must cover those  persons upon whose death the Annuity's death benefit  becomes payable - the Annuity's  owner or owners,  or the Annuitant (in the case of an entity owned Annuity).  If the
Annuity has two Owners,  the Rider's death  benefit is payable upon the first death of such  persons.  If the Annuity is owned by an entity, the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

The minimum  allowable  age to purchase the Plus40(TM)rider is 40; the maximum  allowable age is 75. If the Rider is purchased on two lives,  both persons must meet the age  eligibility  requirements.  The Plus40(TM)rider is not  available to purchasers  who use their
Annuity as a funding  vehicle for a Tax  Sheltered  Annuity (or 403(b)) or as a funding  vehicle for a qualified  plan under Section
401 of the Internal Revenue Code ("Code").

ADJUSTMENTS, RESTRICTIONS & LIMITATIONS
|X|      If you die during the first 24 months  following the  effective  date of the Plus40(TM)rider  (generally,  the Issue Date of your  Annuity),  the death  benefit will be limited to the amount of any charges paid for the Rider while it was in effect.
         While we will return the charges you have paid during the  applicable  period as the death benefit,  your  Beneficiary(ies)
         will receive no  additional  life  insurance  benefit from the Plus40(TM)rider if you die within 24 months of its  effective
                          ----------
         date.

|X|      If you make a Purchase  Payment  within 24 months  prior to the date of death,  the  Account  Value used to  determine  the amount of the death  benefit  will be reduced by the amount of such  Purchase  Payment(s).  If we reduce the death  benefit payable  under the Plus40(TM)rider based on this  provision,  we will return 50% of any charges  paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.

|X|      If we apply Credits to your Annuity based on Purchase  Payments,  such Credits are treated as Account Value for purposes of determining  the death  benefit  payable under the Plus40(TM)rider.  However,  if Credits were applied to Purchase  Payments made within 24 months  prior to the date of death,  the Account  Value used to  determine  the amount of the death  benefit will be reduced by the amount of such  Credits.  If we reduce the death  benefit  payable  under the Plus40(TM)rider based on this  provision,  we will  return 50% of any  charges  paid for the Rider  based on such  Credits as an  additional  amount included in the death benefit under the Rider.

|X|      If you become  terminally  ill (as  defined in the Rider)  and elect to  receive a portion  of the  Plus40(TM)rider's  death benefit  under the  Accelerated  Death Benefit  provision,  the amount that will be payable under the Rider upon your death will be reduced.  Please refer to the Accelerated Death Benefit provision described below.

|X|      If  charges  for the  Plus40(TM)rider are due and are  unpaid as of the date the death  benefit  is being  determined,  such charges will be deducted from the amount paid to your Beneficiary(ies).

|X|      If the age of any person  covered  under the Plus40(TM)rider is  misstated,  we will adjust any coverage  under the Rider to conform to the facts. For example,  if, due to the  misstatement,  we overcharged you for coverage under the Rider, we will add any  additional  charges  paid to the  amount  payable  to  your  Beneficiary(ies).  If,  due to the  misstatement,  we undercharged  you for coverage  under the Rider,  we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.

|X|      On or after an Owner reaches the expiry date of the Rider (the  anniversary  of the Annuity's  Issue Date on or immediately after the 95th  birthday),  coverage  will  terminate.  No charge will be made for an Owner  following  the expiry date. If there are two Owners,  the expiry date applies  separately  to each Owner;  therefore,  coverage may continue for one Owner and terminate as to the other Owner.

MAXIMUM BENEFIT
The Plus40(TM)rider is subject to a Maximum  Death  Benefit  Amount  based on the  Purchase  Payments  applied to your  Annuity.  The
Plus40(TM)rider may also be subject to a Per Life Maximum  Benefit  that is based on all amounts  paid under any annuity  contract we
                                                                                                             ---
issue to you under which you have elected the Plus40(TM)rider or similar life insurance coverage.

|X|      The Maximum  Death  Benefit  Amount is 100% of the Purchase  Payments  increasing  at 5% per year  following  the date each
             -------------------------------
         Purchase  Payment is applied to the  Annuity  until the date of death.  If  Purchase  Payments  are  applied to the Annuity within 24 months prior to the date of death,  the Maximum Death Benefit  Amount is decreased by the amount of such Purchase
         Payments.

|X|      The Per Life Maximum Benefit applies to Purchase  Payments  applied to any such annuity  contracts more than 24 months from
             ------------------------
         the date of death that  exceed  $1,000,000.  If you make  Purchase  Payments  in excess of  $1,000,000,  we will reduce the aggregate death benefit  payable under all Plus40(TM)riders,  or similar riders issued by us, based on the combined amount of
         Purchase  Payments in excess of $1,000,000  multiplied by 40%. If the Per Life Maximum Benefit applies,  we will reduce the amount  payable under each  applicable  Plus40(TM)rider on a pro-rata  basis.  If the Per Life Maximum  Benefit  applies upon your death,  we will return any excess  charges that you paid on the portion of your  Account  Value on which no benefit is payable.  The Per Life Maximum Benefit does not limit the amount of Purchase Payments that you may apply to your Annuity.

ACCELERATED DEATH BENEFIT PROVISION
If you become  terminally  ill,  you may request  that a portion of the death  benefit  payable  under the Plus40(TM)rider be prepaid instead of being paid to your  Beneficiary(ies)  upon your  death.  Subject to our  requirements  and where  allowed by law, we will make a one time, lump sum payment.  Our  requirements  include proof  satisfactory to us, in writing,  of terminal illness after the
Rider's Effective Date.

The maximum we will pay,  before any  reduction,  is the lesser of 50% of the Rider's  death  benefit or  $100,000.  If you elect to accelerate  payment of a portion of the death benefit under the Plus40(TM)rider,  the amount of the remaining death benefit is reduced by the prepaid amount  accumulating at an annualized  interest rate of 6.0%.  Eligibility for an accelerated  payout of a portion of your Plus40(TM)rider death benefit may be more restrictive than any  medically-related  surrender  provision that may be applicable to you under the Annuity.

CHARGES FOR THE PLUS40(TM)RIDER
The Plus40(TM)rider has a current  charge and a guaranteed  maximum  charge.  The current  charge for the Plus40(TM)rider is based on a percentage of your Account Value as of the anniversary of the Issue Date of your Annuity.  The applicable  percentages  differ based on the attained age,  last birthday of the Owner(s) or Annuitant (in the case of an entity owned  Annuity) as of the date the charge is due. We reserve the right to change the current charge,  at any time,  subject to regulatory  approval where  required.  If there are two Owners,  we calculate  the current  charge that  applies to each Owner  individually  and deduct the combined  amount as the charge for the Rider.  There is no charge  based on a person's  life after  coverage  expires as to that person.  However,  a charge will still apply to the second of two Owners (and  coverage  will  continue for such Owner) if such Owner has not reached the expiry date.

                                           Attained Age                  Percentage of
                                                                         Account Value
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 40-75                       .80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 76-80                       1.60%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 81-85                       3.20%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                             Age 86-90                       4.80%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 91                         6.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 92                         7.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 93                         8.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 94                         9.50%
                                   ------------------------------ ----------------------------
                                   ------------------------------ ----------------------------
                                              Age 95                        10.50%
                                   ------------------------------ ----------------------------

The charge for the Plus40(TM)rider may also be subject to a guaranteed  maximum  charge that will apply if the current  charge,  when applied to the Account  Value,  exceeds the  guaranteed  maximum  charge.  The  guaranteed  maximum  charge is based on a charge per
$1,000 of insurance.

We determine the charge for the Rider annually,  in arrears.  We deduct the charge:  (1) upon your death; (2) on each anniversary of the Issue  Date;  (3) on the date that you begin  receiving  annuity  payments;  (4) if you  surrender  your  Annuity  other  than a medically-related  surrender;  or (5) if you  choose to  terminate  the  Rider.  If the Rider  terminates  for any of the  preceding reasons on a date other than the  anniversary  of the  Annuity's  Issue  Date,  the charge will be  prorated.  During the first year after the  Annuity's  Issue Date,  the charge will be prorated  from the Issue Date.  In all  subsequent  years,  the charge will be prorated from the last anniversary of the Issue Date.

You can elect to pay the annual  charge  through a redemption  from your  Annuity's  Account Value or through funds other than those within the Annuity.  If you do not elect a method of payment,  we will  automatically  deduct the annual charge from your  Annuity's
Account Value.  The manner in which you elect to pay for the Rider may have tax implications.

|X|      If you elect to pay the charge through a redemption of your Annuity's  Account Value,  the withdrawal  will be treated as a taxable  distribution,  and will  generally  be  subject  to  ordinary  income  tax on the  amount of any  investment  gain withdrawn.  If you are under age 59 1/2,  the  distribution  may also be subject to a 10%  penalty on any gain  withdrawn,  in addition to  ordinary  income  taxes.  We first  deduct the amount of the charge  pro-rata  from the  Account  Value in the variable  investment  options.  We only  deduct the  charge  pro-rata  from the Fixed  Allocations  to the extent  there is insufficient Account Value in the variable investment options to pay the charge.

|X|      If you elect to pay the  charge  through  funds  other  than  those from your  Annuity,  we  require  that  payment be made electronically in U.S. currency through a U.S.  financial  institution.  If you elect to pay the charge through  electronic transfer  of funds and  payment  has not been  received  within 31 days from the due date,  we will  deduct the charge as a redemption from your Annuity, as described above.

TERMINATION
You can terminate  the Plus40(TM)rider at any time.  Upon  termination,  you will be required to pay a pro-rata  portion of the annual charge for the Rider.  The Plus40(TM)rider will terminate  automatically  on the date your Account Value is applied to begin receiving annuity  payments,  on the date you  surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date.  We may also  terminate  the Plus40(TM)rider,  if  necessary,  to comply  with our  interpretation  of the Code and  applicable regulations.  Once terminated, you may not reinstate your coverage under the Plus40(TM)rider.

CHANGES IN ANNUITY DESIGNATIONS
Changes in  ownership  and  annuitant  designations  under the Annuity may result in changes in  eligibility  and charges  under the
Plus40(TM)rider.  These changes may include termination of the Rider.  Please refer to the Rider for specific details.

SPOUSAL ASSUMPTION
A spousal  beneficiary  may elect to assume  ownership  of the  Annuity  instead of taking the  Annuity's  Death  Benefit.  However, regardless  of whether a spousal  beneficiary  assumes  ownership of the Annuity,  the death benefit under the Plus40(TM)rider will be paid despite the fact that the Annuity  will  continue.  The spousal  beneficiary  can apply the death  benefit  proceeds  under the
Plus40(TM)rider to the Annuity as a new Purchase  Payment,  can purchase a new annuity  contract or use the death benefit proceeds for any other  purpose.  Certain  restrictions  may apply to an Annuity that is used as a qualified  investment.  Spousal  beneficiaries may also be eligible to purchase the Plus40(TM)rider,  in which case the Annuity's  Account  Value,  as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

TAX CONSIDERATION
The  Plus40(TM)rider  was  designed  to  qualify  as a life  insurance  contract  under  the  Code.  As life  insurance,  under  most circumstances, the Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.

If your Annuity is being used as an Individual  Retirement  Annuity (IRA),  we consider the Plus40(TM)rider to be outside of your IRA, since  premium for the Rider is paid for either with funds  outside of your Annuity or with  withdrawals  previously  subject to tax and any applicable tax penalty.

We believe  payments under the accelerated  payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free  payments.  To the extent  permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally  ill, or any other  applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

-------------------------------------------------------------------------------------------------------------------
                  PLEASE SEND ME A STATEMENT OF  ADDITIONAL  INFORMATION  THAT CONTAINS  FURTHER  DETAILS ABOUT THE
                  AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS FUSI AS2-PROS (05/2003).
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

                                       -------------------------------------------------------
                                                          (print your name)

                                       -------------------------------------------------------
                                                              (address)

                                       -------------------------------------------------------
                                                        (city/state/zip code)

Variable Annuity Issued by:                                                                  Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                                                                      AMERICAN SKANDIA
ASSURANCE CORPORATION                                                                               MARKETING, INCORPORATED
One Corporate Drive                                                                                     One Corporate Drive
Shelton, Connecticut 06484                                                                       Shelton, Connecticut 06484
Telephone: 1-800-766-4530                                                                           Telephone: 203-926-1888
http://www.americanskandia.com                                                               http://www.americanskandia.com

                                                         MAILING ADDRESSES:

                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                           P.O. Box 7040
                                                     Bridgeport, CT 06601-7040

                                                           EXPRESS MAIL:
                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                        One Corporate Drive
                                                         Shelton, CT 06484

as2

                                                              PART II

                                               INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution:  Not Applicable.

Item 15.  Indemnification  of Directors and Officers:  Under Section 33-320a of the  Connecticut  General  Statutes,  the Registrant
must indemnify a director or officer  against  judgments,  fines,  penalties,  amounts paid in settlement  and  reasonable  expenses including  attorneys'  fees,  for actions  brought or threatened to be brought  against him in his capacity as a director or officer when certain  disinterested  parties determine that he acted in good faith and in a manner he reasonably  believed to be in the best interests of the Registrant.  In any criminal  action or proceeding,  it also must be determined that the director or officer had no reason to believe his conduct was  unlawful.  The director or officer must also be  indemnified  when he is successful on the merits in the  defense of a  proceeding  or in  circumstances  where a court  determines  that he is fairly and  reasonable  entitled to be indemnified,  and the court approves the amount.  In shareholder  derivative suits, the director or officer must be finally adjudged not to have  breached  this duty to the  Registrant  or a court must  determine  that he is fairly  and  reasonably  entitled  to be indemnified  and must approve the amount.  In a claim based upon the  director's or officer's  purchase or sale of the  Registrants'
securities,  the director or officer may obtain  indemnification  only if a court determines that, in view of all the circumstances, he is fairly and  reasonably  entitled  to be  indemnified  and then for such amount as the court  shall  determine.  The By-Laws of
American  Skandia  Life  Assurance  Corporation  ("ASLAC")  also provide  directors  and  officers  with rights of  indemnification, consistent with Connecticut Law.

The foregoing statements are subject to the provisions of Section 33-320a.

Directors  and  officers of ASLAC and  American  Skandia  Marketing,  Inc.  ("ASM") can also be  indemnified  pursuant to  indemnity agreements  between each director and officer and American  Skandia,  Inc., a corporation  organized  under the laws of the state of
Delaware.  The  provisions of the  indemnity  agreement  are governed by Section 45 of the General  Corporation  Law of the State of
Delaware.

The  directors  and officers of ASLAC and ASM are covered under a directors and officers  liability  insurance  policy.  Such policy will  reimburse  ASLAC or ASM, as  applicable,  for any payments that it shall make to directors  and officers  pursuant to law and, subject to certain exclusions  contained in the policy,  will pay any other costs,  charges and expenses,  settlements and judgments arising  from any  proceeding  involving  any  director  or officer of ASLAC or ASM,  as  applicable,  in his or her past or present capacity as such.

Item 16.  Exhibits:

         Exhibits                                                                                     Page

1        Underwriting agreement incorporated by reference to Post Effective Amendment No. 1 to Registration Statement No. 333-25733, filed via EDGAR March 2, 1998.

2        Plan of acquisition, reorganization, arrangement, liquidation or succession        Not applicable

3        Articles of incorporation and by-laws incorporated by reference to Post-Effective
         Amendment No. 6 to Registration Statement No. 33-87010, filed via EDGAR March 2, 1998.

4        Instruments defining the rights of security holders,  including  indentures,  incorporated by reference to
         Post-Effective Amendment No. 3 to Registration Statement No. 33-87010, filed via EDGAR April 25, 1996.

5        Opinion re legality                                                     (included as Exhibit 23b)

6 - 9                                                                                       Not applicable

10       Material contracts (Investment Management Agreement):

         (a)      Agreement with Alliance Capital Management L.P. incorporated by reference to Post-Effective No.
                  3 to Registration Statement No. 33-53596, filed via EDGAR April 26, 2002.

         (b)      Agreement with Blackrock Financial Management, Inc. incorporated by reference to Post-Effective
                  No. 3 to Registration Statement No. 33-53596, filed via EDGAR April 26, 2002.

11 - 22                                                                                     Not applicable

23a      Consent of Ernst & Young LLP                                                       FILED HEREWITH

23b      Opinion & Consent of Counsel                                                       FILED HEREWITH

24       Power of Attorney:
a)       Directors,  Lincoln R. Collins and Thomas M.  Mazzaferro,  incorporated by reference to  Post-Effective  Amendment No. 1 to this Registration Statement No. 333-53596, filed via EDGAR January 18, 2001.
b)       President and Chief  Executive  Officer,  Wade A. Dokken,  incorporated by reference to  Post-Effective  Amendment No. 6 to
                  Registration Statement No. 333-38119, filed via EDGAR July 25, 2001.
c)       Director  Robert G. Whitcher  incorporated  by reference to  Pre-Effective  Amendment No. 1 to  Registration  Statement No.
                  333-68714, filed via EDGAR November 9, 2001.

25 - 28                                                                                     Not applicable
------------------------------------------------------------------------------------------------------------------------------------

An index to the financial statement schedules is omitted because it is not required or is not applicable.

Item 17.  Undertakings:  The undersigned Registrant hereby undertakes:

(1)      To file,  during  any  period in which  offers or sales are being  made,  post-effective  amendments  to this  registration statement:

         (i)  To include any prospectus required by section 10 (a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events  arising after the effective date of the  registration  statement (or the most recent  post-effective  amendment thereof) which,  individually or in the aggregate,  represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any  material  information  with  respect to the plan of  distribution  not  previously  disclosed  in the registration statement or any material change to such information in the registration statement.

(2)      That, for the purpose of determining  any liability under the Securities Act of 1933,  each such  post-effective  amendment shall be deemed to be a new registration  statement relating the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from  registration by means of a  post-effective  amendment any of the securities  being  registered which remain unsold at the termination of the offering.

(4)      The undersigned  Registrant  hereby  undertakes that, for purposes of determining any liability under the Securities Act of
1933, each filing of the  Registrant's  annual report  pursuant to section 13(a) or section 15(d) of the Securities  Exchange Act of
1934 (and,  where  applicable,  each filing of an employee  benefit plan's annual report pursuant to section 15(d) of the Securities
Exchange Act of 1934) that is  incorporated  by reference in the  registration  statement  shall be deemed to be a new  registration statement  relating to the securities  offered  therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)      Insofar as  indemnification  for  liabilities  arising  under the  Securities  Act of 1933 may be permitted  to  directors, officers and  controlling  persons of the Registrant  pursuant to the foregoing  provisions,  or otherwise,  the Registrant has been advised that in the opinion of the Securities and Exchange  Commission  such  indemnification  is against public policy as expressed in the Act and is, therefore,  unenforceable.  In the event that a claim for  indemnification  against such liabilities  (other than the payment by the Registrant of expenses  incurred or paid by a director,  officer or  controlling  person of the Registrant in the successful  defense of any action,  suit or proceeding) is asserted by such  director,  officer or controlling  person in connection with the  securities  being  registered,  the Registrant  will,  unless in the opinion of its counsel the matter has been settled by controlling  precedent,  submit to a court of appropriate  jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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LEGAL EXPERTS:  The Counsel of American  Skandia Life Assurance  Corporation has passed on the legal matters with respect to Federal laws and regulations applicable to the issue and sale of the Annuities and with respect to Connecticut law.

                                                              Exhibits

         Exhibit 23a       Consent of Ernst & Young LLP                               FILED HEREWITH

         Exhibit 23b       Opinion and Consent of Counsel                             FILED HEREWITH

                                                              SIGNATURES

Pursuant to the  requirements  of the Securities Act of 1933, the Registrant  certifies that it has reasonable  grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this  registration  statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on the 28th day of April , 2003.

                                              AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                              Registrant

By:_______________________________________                                                  Attest:________________________
/s/Kathleen A. Chapman, Corporate Secretary                                                          /s/Scott K. Richardson

Pursuant to the  requirements  of the  Securities  Act of 1933,  this  Registration  Statement  has been signed below by the  following persons in the capacities and on the date indicated.

              Signature                                     Title                              Date
                                                (Principal Executive Officer)

          Wade A. Dokken**                  President and Chief Executive Officer         April 28, 2003
           Wade A. Dokken

                                     (Principal Financial Officer and Principal Accounting Officer)

         __________________                 Vice President, Corporate Treasurer           April 28, 2003
        /s/Carl A. Cavaliere                       and Business Controller

         __________________                     Executive Vice President,                 April 28, 2003
       /s/Thomas M. Mazzaferro                     Chief Financial Officer

                                                          (Board of Directors)

      Lincoln R. Collins*                          Thomas M. Mazzaferro*               Robert G. Whitcher***
      Lincoln R. Collins                            Thomas M. Mazzaferro                Robert G. Whitcher

                                    *By:  _____________________________
                                          /s/Kathleen A. Chapman

     *Pursuant to Powers of Attorney previously filed with Post-Effective Amendment No. 1 to Registration Statement No. 333-53596.
          **Pursuant to Power of Attorney filed with Post-Effective Amendment No. 6 to Registration Statement No. 333-38119.
          ***Pursuant to Power of Attorney filed with Pre-Effective Amendment No. 1 to Registration Statement No. 333-68714.